FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207677-02

PROSPECTUS

$940,137,000 (Approximate)

GS Mortgage Securities Trust 2016-GS3

(Central Index Key Number 0001682405)

as Issuing Entity

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

as Depositor

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

as Sponsor and Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates, Series 2016-GS3

GS Mortgage Securities Corporation II is offering certain classes of the Commercial Mortgage Pass-Through Certificates, 2016-GS3 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D, Class X-D, Class E, Class F, Class G, Class WM-A, Class X-WM, Class WM-B and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named GS Mortgage Securities Trust 2016-GS3. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payment on the pooled certificates, and one subordinate interest in a commercial mortgage loan, which is generally the sole source of payment on the non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th day is not a business day, the next business day), commencing in October 2016. The rated final distribution date for the offered certificates is October 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$28,475,000		1.429%	Fixed	February 2021
Class A-2	$77,052,000		2.484%	Fixed	February 2021
Class A-3	$265,000,000		2.592%	Fixed	August 2026
Class A-4	$320,243,000		2.850%	Fixed	September 2026
Class A-AB	$57,066,000		2.777%	Fixed	February 2026
Class X-A	$841,316,000	(3)	1.285%	Variable IO(4)	September 2026
Class X-B	$53,417,000	(3)	0.605%	Variable IO(4)	September 2026
Class A-S(5)	$93,480,000	(6)	3.143%	Fixed	September 2026
Class B(5)	$53,417,000	(6)	3.395%	Fixed(7)	September 2026
Class PEZ(5)	$192,301,000	(6)	(8)	(8)	September 2026
Class C(5)	$45,404,000	(6)	4.000%	Variable(9)	September 2026

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 55 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsor, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. GS Mortgage Securities Corporation II will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Goldman, Sachs & Co., Academy Securities, Inc., Citigroup Global Markets Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Goldman, Sachs & Co. is acting as lead manager and sole bookrunner. Academy Securities, Inc., Citigroup Global Markets Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 30, 2016.

We expect to receive from this offering approximately 111.0% of the initial aggregate principal balance of the offered certificates, plus accrued interest from September 1, 2016, before deducting expenses payable by us.

Goldman, Sachs & Co.
Lead Manager and Sole Bookrunner

Academy Securities	Citigroup	Drexel Hamilton

Co-Managers

September 23, 2016

GS MORTGAGE SECURITIES TRUST 2016-GS3

Commercial Mortgage Pass-Through Certificates, Series 2016-GS3

Kansas
1 property
$8,800,000
0.8% of total
Illinois
7 properties
$99,038,206
9.3% of total
Minnesota
1 property
$1,771,207
0.2% of total
Indiana
1 property
$680,464
0.1% of total
Michigan
5 properties
$18,612,780
1.7% of total
Ohio
3 properties
$4,643,165
0.4% of total
Pennsylvania
2 properties
$21,861,531
2.0% of total
New York
3 properties
$107,741,187
10.1% of total
Oregon
1 property
$30,000,000
2.8% of total
Nevada
1 property
$9,488,608
0.9% of total
California
81 properties
$181,879,139
17.0% of total
New Jersey
1 property
$1,380,941
0.1% of total
West Virginia
1 property
$50,000,000
4.7% of total
North Carolina
4 properties
$48,410,027
4.5% of total
South Carolina
2 properties
$3,638,480
0.3% of total
Georgia
4 properties
$9,290,395
0.9% of total
Florida
6 properties
$76,542,187
7.2% of total
Kentucky
3 properties
$38,609,611
3.6% of total
Tennessee
4 properties
$114,350,291
10.7% of total
Alabama
3 properties
$30,295,500
2.8% of total
Missouri
1 property
$870,594
0.1% of total
Texas
13 properties
$138,336,575
12.9% of total
Colorado
3 properties
$66,153,563
6.2% of total
Arizona
1 property
$5,944,052
0.6% of total
Mortgaged Properties by Property Type
Mixed Use 1.5%
Multifamily 11.8%
Industrial 13.7%
Hospitality 14.3%
Office 26.0%
Retail 32.7%
Percent of
Initial Pool Balance
>10.0% – 17.0%
>5.0% – 10.0%
>1.0% – 5.0%
0.1% – 1.0%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(10)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(11)	Principal Window(11)
Offered Certificates
Class A-1	$28,475,000		30.000%(10)	1.429%	Fixed	February 2021	2.54	10/16 – 02/21
Class A-2	$77,052,000		30.000%(10)	2.484%	Fixed	February 2021	4.36	02/21 – 02/21
Class A-3	$265,000,000		30.000%(10)	2.592%	Fixed	August 2026	9.62	02/26 – 08/26
Class A-4	$320,243,000		30.000%(10)	2.850%	Fixed	September 2026	9.90	08/26 – 09/26
Class A-AB	$57,066,000		30.000%(10)	2.777%	Fixed	February 2026	6.95	02/21 – 02/26
Class X-A	$841,316,000	(3)	NAP	1.285%	Variable IO(4)	September 2026	NAP	NAP
Class X-B	$53,417,000	(3)	NAP	0.605%	Variable IO(4)	September 2026	NAP	NAP
Class A-S(5)	$93,480,000	(6)	21.250%	3.143%	Fixed	September 2026	9.94	09/26– 09/26
Class B(5)	$53,417,000	(6)	16.250%	3.395%	Fixed(7)	September 2026	9.94	09/26 – 09/26
Class PEZ(5)	$192,301,000	(6)	12.000%(10)	(8)	(8)	September 2026	9.94	09/26 – 09/26
Class C(5)	$45,404,000	(6)	12.000%(10)	4.000%	Variable(9)	September 2026	9.94	09/26 – 09/26

Non-Offered Pooled Certificates
Class D	$53,417,000		7.000%	2.620%	Fixed	September 2026	9.94	09/26– 09/26
Class X-D	$53,417,000	(3)	NAP	1.380%	Variable IO(4)	September 2026	NAP	NAP
Class E	$24,038,000		4.750%	4.000%	Variable(9)	October 2026	9.97	09/26 – 10/26
Class F	$10,683,000		3.750%	4.000%	Variable(9)	October 2026	10.03	10/26 – 10/26
Class G	$40,063,502		0.000%	4.000%	Variable(9)	October 2026	10.03	10/26 – 10/26
Class R(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

Non-Offered Loan-Specific Certificates
Class WM-A(13)	$24,346,000			3.601%	Variable(14)	September 2026	9.94	09/26– 09/26
Class X-WM(13)	$54,208,000	(3)		0.000%	(4)	September 2026	NAP	NAP
Class WM-B(13)	$29,862,000			3.601%	Variable(14)	September 2026	9.94	09/26– 09/26

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The Class X-A, Class X-B, Class X-D and Class X-WM certificates, sometimes collectively referred to as the “Class X certificates”, will not have certificate balances and will not be entitled to receive distributions of principal (other than the payment of $100 on the first distribution date in respect of the Class X-WM certificates, which will be deemed a payment of principal on the principal balance of the Class X-WM certificates for federal income tax purposes). Interest will accrue on the Class X-A, Class X-B, Class X-D and Class X-WM certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of each Class X certificate will be equal to the aggregate certificate balance of the related class(es) of certificates and/or trust component(s) (the “related Class X class/component”) indicated below:

Class	Related Class X Class/Component
Class X-A	Class A-1, Class A-2, Class, A-3, Class A-4, Class A-AB certificates and Class A-S trust component
Class X-B	Class B trust component
Class X-D	Class D certificates
Class X-WM	Class WM-A and Class WM-B certificates

(4)	The pass-through rate of each Class X certificate (other than the Class X-WM certificates) for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the related certificate(s) or trust component(s) (or the weighted average thereof if more than one) for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”. The pass-through rate of the Class X-WM certificates for each distribution date will equal the excess, if any, of (a) the net mortgage interest rate on the trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class WM-A and Class WM-B certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

(5)	The Class A-S, Class B and Class C certificates may be exchanged for the Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(6)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding certificate balances on the closing date of $93,480,000, $53,417,000 and $45,404,000, respectively. The Class A-S, Class B and Class C certificates and the Class PEZ certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding certificate balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate balance of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date, if any.

(7)	The pass-through rate of the Class B certificates for each distribution date will be a per annum rate equal to the lesser of (x) a fixed rate (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table and (y) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(9)	The pass-through rates of the Class C, Class E, Class F and Class G certificates for each distribution date will, in the case of each such class, be a per annum rate (described in the table as “Variable”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, are represented in the aggregate. The initial credit support percentages for the Class C and Class PEZ certificates are equal to the initial credit support percentage of the underlying Class C trust component. The approximate initial credit support percentage for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G certificates (together with the Class X-A, Class X-B and Class X-D certificates, the “pooled certificates”) does not include the subordination provided by the subordinate companion loans related to the 540 West Madison mortgage loan. The Class WM-A, Class X-WM and Class WM-B certificates (the “loan-specific certificates”) will not provide credit support to any other class of certificates except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the 540 West Madison mortgage loan.

(11)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or the trust subordinate companion loan and that there are no extensions or forbearances of maturity dates of the mortgage loans or the trust subordinate companion loan.

(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of three separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(13)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan, which is included as an asset of the issuing entity but not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan” in this prospectus.

(14)	For any distribution date, the pass-through rates of the Class WM-A and Class WM-B certificates will, in the case of each such class, be a per annum rate equal to the net interest rate (described in the table as “Variable”) on the trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30 day months) as of its due date in the month preceding the month in which the related distribution date occurs.

The Class D, Class X-D, Class E, Class F, Class G, Class R, Class WM-A, Class X-WM and Class WM-B certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	19
Risk Factors	55
The Certificates May Not Be a Suitable Investment for You	55
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	55
Risks Related to Market Conditions and Other External Factors	55
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	55
Other Events May Affect the Value and Liquidity of Your Investment	56
Risks Relating to the Mortgage Loans	56
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	56
Risks of Commercial and Multifamily Lending Generally	57
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	58
Retail Properties Have Special Risks	62
Multifamily Properties Have Special Risks	64
Office Properties Have Special Risks	66
Hospitality Properties Have Special Risks	67
Risks Relating to Affiliation with a Franchise or Hotel Management Company	69
Industrial Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	71
Condominium Ownership May Limit Use and Improvements	71
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	72
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	73
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	74
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	75
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	76
Risks Related to Zoning Non-Compliance and Use Restrictions	78
Risks Relating to Inspections of Properties	79
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	79
Insurance May Not Be Available or Adequate	79
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	82
Terrorism Insurance May Not Be Available for All Mortgaged Properties	82
Risks Associated with Blanket Insurance Policies or Self-Insurance	84
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	84
Limited Information Causes Uncertainty	84
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	85
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	86
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	86

Static Pool Data Would Not Be Indicative of the Performance of this Pool	87
Appraisals May Not Reflect Current or Future Market Value of Each Property	87
Seasoned Mortgage Loans Present Additional Risk of Repayment	89
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	89
The Borrower’s Form of Entity May Cause Special Risks	89
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	91
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	92
Other Financings or Ability To Incur Other Indebtedness Entails Risk	93
Tenancies-in-Common May Hinder Recovery	94
Risks Relating to Enforceability of Cross-Collateralization	94
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	95
Risks Associated with One Action Rules	95
State Law Limitations on Assignments of Leases and Rents May Entail Risks	95
Various Other Laws Could Affect the Exercise of Lender’s Rights	96
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	96
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	96
Risks Related to Ground Leases and Other Leasehold Interests	98
Increases in Real Estate Taxes May Reduce Available Funds	99
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in
Lieu of Foreclosure and Reduce Net Proceeds	99
Risks Related to Conflicts of Interest	100
Interests and Incentives of the Originators, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests	100
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	101
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	102
Potential Conflicts of Interest of the Master Servicer and the Special Servicers	103
Potential Conflicts of Interest of the Operating Advisor	105
Potential Conflicts of Interest of the Asset Representations Reviewer	106
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	106
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	109
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	110
Other Potential Conflicts of Interest May Affect Your Investment	111
Other Risks Relating to the Certificates	111
The Certificates Are Limited Obligations	111
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	112
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	112
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	115

Your Yield May Be Affected by Defaults, Prepayments and Other Factors	117
There Are Risks Relating to the Exchangeable Certificates	121
Subordination of the Subordinated Pooled Certificates and Class PEZ Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates and Class PEZ Certificates	121
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	122
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	122
Risks Relating to Modifications of the Mortgage Loans	127
The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	128
Risks Relating to Interest on Advances and Special Servicing Compensation	128
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	128
Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA	129
The Requirement of a Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	130
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	130
Book-Entry Securities May Delay Receipt of Payment and Reports
and Limit Liquidity and Your Ability to Pledge Certificates	131
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	131
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	131
Tax Considerations Relating to Foreclosure	131
Description of the Mortgage Pool	133
General	133
Certain Calculations and Definitions	134
Definitions	135
Mortgage Pool Characteristics	143
Overview	143
Property Types	144
Mortgage Loan Concentrations	148
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	149
Geographic Concentrations	150
Mortgaged Properties With Limited Prior Operating History	151
Tenancies-in-Common	151
Condominium Interests	151
Fee & Leasehold Estates; Ground Leases	152
Environmental Considerations	152
Redevelopment, Renovation and Expansion	154
Assessments of Property Value and Condition	156
Appraisals	156
Engineering Reports	156
Zoning and Building Code Compliance and Condemnation	156
Litigation and Other Considerations	156
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	158
Loan Purpose	158
Default History, Bankruptcy Issues and Other Proceedings	159
Tenant Issues	160
Tenant Concentrations	160
Lease Expirations and Terminations	161
Purchase Options and Rights of First Refusal	167
Affiliated Leases	167
Insurance Considerations	168
Use Restrictions	168
Appraised Value	168
Non-Recourse Carveout Limitations	169

Real Estate and Other Tax Considerations	170
Delinquency Information	170
Certain Terms of the Mortgage Loans	170
Amortization of Principal	170
Due Dates; Mortgage Rates; Calculations of Interest	171
Prepayment Protections and Certain Involuntary Prepayments	171
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	173
Defeasance; Collateral Substitution	173
Partial Releases	174
Escrows	178
Mortgaged Property Accounts	178
Exceptions to Underwriting Guidelines	179
Additional Indebtedness	179
General	179
Whole Loans	180
Mezzanine Indebtedness	180
Preferred Equity	182
Other Unsecured Indebtedness	183
The Whole Loans	184
General	184
10 Hudson Yards Whole Loan	187
540 West Madison Whole Loan	197
U.S. Industrial Portfolio Whole Loan	207
The Falls Whole Loan	211
Hamilton Place Whole Loan	216
Panorama Corporate Center Whole Loan	220
Veritas Multifamily Pool 1 Whole Loan	224
Embassy Suites Portland Airport Whole Loan	228
The Residence Inn and SpringHill Suites North Shore Whole Loan	232
Veritas Multifamily Pool 2 Whole Loan	236
Additional Information	245
Transaction Parties	246
The Sponsor and Mortgage Loan Seller	246
Goldman Sachs Mortgage Company	246
Compensation of the Sponsor	248
The Originators	249
Overview	249
Origination and Underwriting Process	249
The Depositor	255
The Issuing Entity	255
The Trustee and Certificate Administrator	256
The Master Servicer	258
The Special Servicers	261
Rialto Capital Advisors, LLC	261
Trimont Real Estate Advisors, LLC	264
General	265
The Operating Advisor and Asset Representations Reviewer	265
Description of the Certificates	267
General	267
Exchanges of Exchangeable Certificates	270
Exchanges	270
Procedures	271
Distributions	272
Method, Timing and Amount	272
Available Funds	272
Priority of Distributions	275
Pass-Through Rates	279
Interest Distribution Amount	281
Principal Distribution Amount	282
Certain Calculations with Respect to Individual Mortgage Loans	283
Application Priority of Mortgage Loan Collections or Whole Loan Collections	284
Allocation of Yield Maintenance Charges and Prepayment Premiums	286
Assumed Final Distribution Date; Rated Final Distribution Date	288
Prepayment Interest Shortfalls	288
Subordination; Allocation of Realized Losses	290
Reports to Certificateholders; Certain Available Information	293
Certificate Administrator Reports	293
Information Available Electronically	298
Voting Rights	302
Delivery, Form, Transfer and Denomination	303
Book-Entry Registration	303
Definitive Certificates	306
Certificateholder Communication	306
Access to Certificateholders’ Names and Addresses	306
Requests to Communicate	306
List of Certificateholders	307
Description of the Mortgage Loan Purchase Agreement	307
General	307
Dispute Resolution Provisions	316
Asset Review Obligations	316
Pooling and Servicing Agreement	317
General	317
Assignment of the Mortgage Loans	317
Servicing Standard	318
Subservicing	319
Advances	320
P&I Advances	320
Property Protection Advances	321
Nonrecoverable Advances	322
Recovery of Advances	323

Accounts	325
Withdrawals from the Collection Account	327
Servicing and Other Compensation and Payment of Expenses	329
General	329
Master Servicing Compensation	334
Special Servicing Compensation	336
Disclosable Special Servicer Fees	340
Certificate Administrator and Trustee Compensation	341
Operating Advisor Compensation	341
Asset Representations Reviewer Compensation	342
CREFC® Intellectual Property Royalty License Fee	342
Appraisal Reduction Amounts	343
Maintenance of Insurance	349
Modifications, Waivers and Amendments	352
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	356
Inspections	357
Collection of Operating Information	358
Special Servicing Transfer Event	358
Asset Status Report	360
Realization Upon Mortgage Loans	363
Sale of Defaulted Loans and REO Properties	365
The Directing Holder	368
General	368
Major Decisions	371
Asset Status Report	373
Replacement of Special Servicer	373
Control Termination Event and Consultation Termination Event	374
Servicing Override	377
Rights of Holders of Companion Loans	377
Limitation on Liability of Directing Holder	378
The Operating Advisor	379
General	379
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	379
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	380
Recommendation of the Replacement of a Special Servicer	382
Eligibility of Operating Advisor	382
Other Obligations of Operating Advisor	383
Delegation of Operating Advisor’s Duties	384
Termination of the Operating Advisor With Cause	384
Rights Upon Operating Advisor Termination Event	385
Waiver of Operating Advisor Termination Event	385
Termination of the Operating Advisor Without Cause	385
Resignation of the Operating Advisor	386
Operating Advisor Compensation	386
The Asset Representations Reviewer	387
Asset Review	387
Eligibility of Asset Representations Reviewer	391
Other Obligations of Asset Representations Reviewer	392
Delegation of Asset Representations Reviewer’s Duties	392
Assignment of Asset Representations Reviewer’s Rights and Obligations	393
Asset Representations Reviewer Termination Events	393
Rights Upon Asset Representations Reviewer Termination Event	394
Termination of the Asset Representations Reviewer Without Cause	394
Resignation of Asset Representations Reviewer	394
Asset Representations Reviewer Compensation	395
Replacement of a Special Servicer Without Cause	395
Termination of Master Servicer and Special Servicers for Cause	399
Servicer Termination Events	399
Rights Upon Servicer Termination Event	401
Waiver of Servicer Termination Event	402
Resignation of a Master Servicer or Special Servicer	402
Limitation on Liability; Indemnification	403
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	405
Dispute Resolution Provisions	406
Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder	406
Repurchase Request Delivered by a Party to the PSA	407
Resolution of a Repurchase Request	407

Mediation and Arbitration Provisions	409
Servicing of the Non-Serviced Mortgage Loans	411
Servicing of the 10 Hudson Yards Mortgage Loan	411
Servicing of the Panorama Corporate Center Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan	412
Servicing of the Veritas Multifamily Pool 1 Whole Loan	415
Rating Agency Confirmations	417
Evidence as to Compliance	418
Limitation on Rights of Certificateholders to Institute a Proceeding	420
Termination; Retirement of Certificates	420
Amendment	421
Resignation and Removal of the Trustee and the Certificate Administrator	423
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	425
Certain Legal Aspects of Mortgage Loans	425
California	425
Texas	426
Tennessee	426
New York	427
General	427
Types of Mortgage Instruments	427
Leases and Rents	428
Personalty	428
Foreclosure	428
General	428
Foreclosure Procedures Vary from State to State	429
Judicial Foreclosure	429
Equitable and Other Limitations on Enforceability of Certain Provisions	429
Nonjudicial Foreclosure/Power of Sale	429
Public Sale	430
Rights of Redemption	431
Anti-Deficiency Legislation	431
Leasehold Considerations	432
Cooperative Shares	432
Bankruptcy Laws	432
Environmental Considerations	438
General	438
Superlien Laws	438
CERCLA	438
Certain Other Federal and State Laws	438
Additional Considerations	439
Due-on-Sale and Due-on-Encumbrance Provisions	439
Subordinate Financing	440
Default Interest and Limitations on Prepayments	440
Applicability of Usury Laws	440
Americans with Disabilities Act	440
Servicemembers Civil Relief Act	441
Anti-Money Laundering, Economic Sanctions and Bribery	441
Potential Forfeiture of Assets	441
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	442
Pending Legal Proceedings Involving Transaction Parties	443
Use of Proceeds	443
Yield, Prepayment and Maturity Considerations	443
Yield Considerations	443
General	443
Rate and Timing of Principal Payments	443
Losses and Shortfalls	445
Certain Relevant Factors Affecting Loan Payments and Defaults	445
Delay in Payment of Distributions	446
Yield on the Certificates with Notional Amounts	446
Weighted Average Life	447
Pre-Tax Yield to Maturity Tables	453
Material Federal Income Tax Considerations	458
General	458
Qualification as a REMIC	459
Status of Offered Certificates	460
Taxation of Regular Interests	461
General	461
Original Issue Discount	461
Acquisition Premium	463
Market Discount	463
Premium	464
Election To Treat All Interest Under the Constant Yield Method	464
Treatment of Losses	465
Yield Maintenance Charge and Prepayment Premiums	466
Sale or Exchange of Regular Interests	466
Taxation of Exchangeable Certificates	466
Alternative Characterization	467
Taxation of Exchange	467
Taxes That May Be Imposed on a REMIC	468
Prohibited Transactions	468

Contributions to a REMIC After the Startup Day	468
Net Income from Foreclosure Property	468
Bipartisan Budget Act of 2015	469
Taxation of Certain Foreign Investors	469
FATCA	470
Backup Withholding	470
Information Reporting	470
3.8% Medicare Tax on “Net Investment Income”	471
Reporting Requirements	471
Certain State and Local Tax Considerations	472
Method of Distribution (Underwriter)	472
Incorporation of Certain Information by Reference	474
Where You Can Find More Information	474
Financial Information	474
Certain ERISA Considerations	475
General	475
Plan Asset Regulations	475
Administrative Exemptions	476
Insurance Company General Accounts	477
Legal Investment	478
Legal Matters	479
Ratings	479
Index of Defined Terms	482

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	MORTGAGE POOL INFORMATION
ANNEX A-3	DESCRIPTION OF THE TOP 15 MORTGAGE LOANS
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 19 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 55 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 482 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or applicable special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT,

PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA” ) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A

PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES

IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor”.

Issuing Entity	GS Mortgage Securities Trust 2016-GS3, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsor	The sponsor of this transaction is Goldman Sachs Mortgage Company, a New York limited partnership.

The sponsor is sometimes also referred to in this prospectus as the “mortgage loan seller”.

The sponsor originated, co-originated or acquired and will transfer to the depositor all of the mortgage loans and the trust subordinate companion loan.

See “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table titled “Non-Serviced Whole Loan” under “The Mortgage Pool—The Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table). The principal servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the servicing shift securitization date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole

Loans—The Falls Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loan” under “The Mortgage Pool—The Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	Rialto Capital Advisors, LLC is expected to act as the special servicer under the pooling and servicing agreement with respect to the mortgage loans (other than any non-serviced mortgage loan (except in the case of the Veritas Multifamily Pool 2 mortgage loan for which Rialto Capital Advisors, LLC was appointed the special servicer) and the 540 West Madison mortgage loan), representing 71.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and the related companion loans. Trimont Real Estate Advisors, LLC is expected to act as the special servicer under the pooling and servicing agreement with respect to the 540 West Madison mortgage loan, representing 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and the related companion loans.

Rialto Capital Advisors, LLC and Trimont Real Estate Advisors, LLC will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loans other than with respect to any non-serviced whole loan set forth in the table titled “Non-Serviced Whole Loan” under “The Mortgage Pool—The Whole Loans” below. Rialto Capital Advisors, LLC and Trimont Real Estate Advisors, LLC, in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain major decisions and special servicer decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Rialto Capital Advisors, LLC is located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. The principal servicing office of Trimont Real Estate Advisors, LLC is located at One Alliance Center, 3500 Lenox Road, Suite G1, Atlanta, Georgia 30326. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

Prior to the servicing shift securitization date, the servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Falls Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

If the applicable special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan, referred to in this prospectus as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause”.

Rialto Capital Advisors, LLC is expected to be appointed as a special servicer by RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC), which is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan and the 540 West Madison whole loan). See “Pooling and Servicing Agreement—The Directing Holder”.

The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loan” under “—The Mortgage Pool—The Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.

Trustee	Wells Fargo Bank, National Association, a national banking association will act as trustee. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, and its telephone number is 410-884-2000. Following the transfer of the mortgage loans and the trust subordinate companion loan to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and any related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to any servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loan” under “The Mortgage Pool—The Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loan” under “The Mortgage Pool—The Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to (i) any non-serviced mortgage loan or any related REO property or (ii) any servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and receipt of notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any excluded loan), as further described in this prospectus. The directing holder (other than with respect to any servicing shift whole loan and (prior to the continuation of a trust subordinate companion loan control termination event) the 540 West Madison whole loan) will generally be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (or, with respect to the 540 West Madison whole loan, prior to the continuation of a trust subordinate companion loan control termination event, the 540 West Madison controlling class representative or the holder of the majority of the 540 West Madison controlling class certificates (by certificate balance)), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof. See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a controlling class representative or to exercise any of the rights of the holder of the majority of the controlling class certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative.

It is anticipated that RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to be the initial directing holder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan, (iii) the 540 West Madison mortgage loan and (iv) any excluded loan).

With respect to the servicing shift whole loan identified as The Falls on Annex A-1, the holder of The Falls controlling companion loan identified as note A-1, will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related co-lender agreement. From and after the servicing shift securitization date, the directing holder of the servicing shift whole loan is expected to be the directing holder (or its equivalent) under the related servicing shift pooling and servicing agreement. The directing holder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans––The Falls Whole Loan”.

With respect to the 540 West Madison whole loan, the initial directing holder will be the holder of the related subordinate companion loan identified as note C, who will be entitled to exercise the rights of the holder of the non-trust subordinate companion loan under the related co-lender agreement. After the occurrence and continuation of a non-trust subordinate companion loan control termination event and prior to the continuation of a trust subordinate companion loan control termination event described under “The Pooling and Servicing Agreement—The Directing Holder”, the directing holder for the 540 West Madison whole loan will be the 540 West Madison controlling class certificateholder (or its representative) selected by a majority of the 540 West Madison controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The 540 West Madison controlling class will be the most subordinate class of the Class WM-A and Class WM-B certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of a trust subordinate companion loan control termination event, the loan-specific certificates will no longer be permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class representative will be the directing holder for the 540 West Madison whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan”.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—The Whole Loans” below is the initial directing holder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the

Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holders of the Loan-Specific
Certificates	One (1) mortgage loan identified as “540 West Madison” on Annex A-1, representing approximately 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by such trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of such loan-specific certificates. Initially, the directing holder for the 540 West Madison whole loan will be the holder of the non-trust subordinate companion loan. After the occurrence and continuation of a non-trust subordinate companion loan control termination event and prior to the continuation of a trust subordinate companion loan control termination event described under “The Pooling and Servicing Agreement—The Directing Holder”, the 540 West Madison controlling class representative appointed by the holders of more than 50% of the Class WM-B certificates will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement on behalf of the holders of the loan-specific certificates, as the beneficial owner of such certificates. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan”.

Certain Affiliations and Relationships	The originators, the sponsor, the underwriters, and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and whole loan, the due date in September 2016 for that mortgage loan or whole loan (or, in the case of any mortgage loan or whole loan that has its first due date in October 2016 (or after), the date that would have been its due date in September 2016 under the terms of that mortgage loan or whole loan if a monthly payment were scheduled to be due in that month).

With respect to 5 mortgage loans and the trust subordinate companion loan secured by the Mortgaged Properties identified as 540 West Madison, Middletown Commons, Strong Station, Crossings of Hoover and Vestavia Commons on Annex A-1, representing approximately 14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the initial due date will be in November 2016. In addition, with respect to the mortgage loan identified as Shoppes at Rio Grande on Annex A-1, representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, while the initial due date will be in October 2016, the borrower is only required to pay 29 days of interest from the origination date of September 7, 2016. Therefore, the mortgage loan seller will remit to the depositor on the closing date a payment in an amount equal to 30 days (or, with respect to Shoppes at Rio Grande, 1 day) of interest at the related net mortgage rate on the aggregate principal balance as of the cut-off date of each of the related mortgage loans and the trust subordinate companion loan. The aggregate amount of those deposits will be delivered to the certificate administrator on the Closing Date for deposit into the distribution account and will be included in funds available for distribution to certificateholders on the Distribution Date in October 2016.

Closing Date	On or about September 30, 2016.

Distribution Date	The fourth (4th) business day following each determination date. The first distribution date will be in October 2016.

Determination Date	The sixth (6th) day of each month or, if the sixth (6th) day is not a business day, then the business day immediately following such sixth (6th) day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan or the trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or the trust subordinate companion loan, as applicable, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or the trust subordinate companion loan, as applicable, in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans or the trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	February 2021
Class A-2	February 2021
Class A-3	August 2026
Class A-4	September 2026
Class A-AB	February 2026
Class X-A	September 2026
Class X-B	September 2026
Class A-S	September 2026
Class B	September 2026
Class PEZ	September 2026
Class C	September 2026

The rated final distribution date will be the distribution date in October 2049.

Transaction Overview

On the closing date, the sponsor will sell the mortgage loans and the trust subordinate companion loan to the depositor, which will in turn deposit the mortgage loans and the trust subordinate companion loan into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)	Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only the loan-specific certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-GS3:

	•	Class A-1
	•	Class A-2
	•	Class A-3
	•	Class A-4
	•	Class A-AB
	•	Class X-A
	•	Class X-B
	•	Class A-S
	•	Class B
	•	Class PEZ
	•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D, Class X-D, Class E, Class F, Class G, Class WM-A, Class X-WM, Class WM-B and Class R. The certificates, other than the loan-specific certificates and the Class R certificates, are referred to in this prospectus as the pooled certificates.

The 540 West Madison mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loan will be available to make distributions in respect of each class of certificates other than the loan-specific certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates. The non-trust subordinate companion loan will not be an asset of the issuing entity.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$28,475,000
Class A-2	$77,052,000
Class A-3	$265,000,000
Class A-4	$320,243,000
Class A-AB	$57,066,000	(1)
Class X-A	$841,316,000	(2)
Class X-B	$53,417,000	(2)
Class A-S	$93,480,000	(3)
Class B	$53,417,000	(3)
Class PEZ	$192,301,000	(3)
Class C	$45,404,000	(3)

(1)	The Class A-AB certificates have a certain priority with respect to reducing the certificate balance of those certificates to their scheduled principal balance, as described in this prospectus.

(2)	Notional amount.

(3)	The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of the Class PEZ certificates. The initial certificate balance of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, which is the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange. The actual certificate balance of any class of Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate balance of that class and may be zero. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date, if any.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class A-1	1.429	%(1)
Class A-2	2.484	%(1)
Class A-3	2.592	%(1)
Class A-4	2.850	%(1)
Class A-AB	2.777	%(1)
Class X-A	1.285	%(2)
Class X-B	0.605	%(2)
Class A-S	3.143	%(1)
Class B	3.395	%(3)
Class PEZ	(4)
Class C	4.000	%(5)

(1)	The pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates for each distribution date will each be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite such class in the table above.

(2)	The pass-through rate of the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B trust component for that distribution date.

(3)	The pass-through rate of the Class B certificates for each distribution date will be a per annum rate equal to the lesser of (x) a fixed rate at the pass-through rate set forth opposite such class in the table above and (y) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(4)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(5)	The pass-through rate of the Class C certificates for each distribution date will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Exchangeable Certificates	If you own Class PEZ certificates, you will be able to exchange them for a proportionate interest in the Class A-S, Class B and Class C certificates (collectively with the Class PEZ certificates, sometimes referred to in this prospectus as “exchangeable certificates”), and if you own Class A-S, Class B and Class C certificates you will be able to exchange them for a proportionate interest in the Class PEZ certificates. You can exchange your Class PEZ certificates or Class A-S, Class B and Class C certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged for them if those certificates were outstanding and held by certificateholders. Any such allocation of principal and interest between the exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus. See “Description of the Certificates—Exchanges of Exchangeable Certificates” for a description of the exchange procedures relating to the exchangeable certificates. See also “Risk Factors—Other Risks Relating to the Certificates—There Are Risks Relating to the Exchangeable Certificates”.

C. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates (other than the Class PEZ certificates), the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

D. Servicing and
Administration Fees	The master servicer and each special servicer are entitled to a servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.07250%.

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans as to which a special servicing transfer event has occurred (including any related REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicers will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the applicable special servicer). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal (or such higher rate as would result in a workout fee equal to $25,000) and (2) such lower rate as would result in a workout fee of $1,000,000.

A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the applicable special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the applicable special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) such lower rate as would result in a liquidation fee of $1,000,000; provided, however, that, except as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, no liquidation fee will be less than $25,000.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans will be paid by the master servicer out of the servicing fee described above.

The master servicer and each special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan, REO loan (including any non-serviced mortgage loan) and the trust subordinate companion loan at a per annum rate equal to 0.00562%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, trust subordinate companion loan and REO loan (including any non-serviced mortgage loan, but not any other companion loan) at a per annum rate equal to 0.00192%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00047%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related master servicer and/or sub-servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any subservicing fee) at a rate equal to a per annum rate set forth in the table below, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
10 Hudson Yards	0.00125%	0.25%
Panorama Corporate Center	0.01250%	0.25%
Veritas Multifamily Pool 1	0.00125%	0.25%
Residence Inn and SpringHill Suites North Shore	0.0025%	0.25%
Veritas Multifamily Pool 2	0.0025%	0.25%

(1)	Does not reflect The Falls mortgage loan. After the securitization of the related controlling companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

	(A)	to the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex E to this prospectus for the relevant distribution date;

	(B)	to the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

	(C)	to the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to the Class A-AB certificates until their certificate balance has been reduced to zero, without regard to the Class A-AB scheduled principal balance, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above;

However, if the certificate balances of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed losses on the mortgage loans previously allocated to each such class, plus interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to that trust component (and, therefore, those certificates), together with interest;

Fifth, to the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to that trust component (and, therefore, those certificates), together with interest;

Sixth, to the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to that trust component (and, therefore, those certificates), together with interest;

Seventh, to the non-offered certificates (other than the loan-specific certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions”.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement with respect to the 540 West Madison whole loan, and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the loan-specific certificates and the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of the related certificate balances of the Class A-S, Class B and Class C trust components).

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date (other than the loan-specific certificates) can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Yield maintenance charges received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates pursuant to the related co-lender agreement, and will not be allocated to the other classes of certificates.

D. Subordination, Allocation of

Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2016-GS3 certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of pooled certificates or trust component will reduce the related certificate balance of that class or trust component. Although no principal payments or mortgage loan losses will be allocated to the Class R, Class X-A, Class X-B or Class X-D certificates, principal payments or mortgage loan losses will reduce the notional amount of the Class X-A certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class B trust component), the Class X-D certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class D certificates), and, therefore, the amount of interest they accrue.

*	Class X-A and Class X-B certificates are interest only.

**	Reflects a trust component. Distributions and mortgage loan losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate balance of such trust component as described in “Description of the Certificates—Distributions” in this prospectus.

***	Other than the Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of the trust subordinate companion loan to the 540 West Madison mortgage loan, as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan” in this prospectus.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled certificates (other than the Class X-A, Class X-B or Class X-D certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on the trust subordinate companion loan allocated to a class of loan-specific certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B trust component. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-WM certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class WM-A and Class WM-B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or the applicable percentage interest of the relevant underlying trust component(s)) with interest at the pass-through rate on those offered certificates (or underlying trust component(s)) in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates or trust components with the lowest payment priorities:

•	shortfalls resulting from the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates and the loan-specific certificates) or trust components entitled to interest (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and, in some cases, one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related subordinate companion loan(s) (and, in the case of the 540 West Madison subordinate companion loans, first in respect of the non-trust subordinate companion loan, and then in respect of the trust subordinate companion loan, which will in turn reduce distributions in respect of the loan-specific certificates), and then, result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—Application of Payments” and “Yield, Prepayment and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (including any portion of a REO loan related to the trust subordinate companion loan, but excluding any portion of a REO loan related to any other companion loan), and the trust subordinate companion loan, in each case, unless the master servicer, the trustee or the applicable special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or the trust subordinate companion loan, as applicable). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the trust subordinate companion loan.

None of the master servicer, special servicers or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

•	maintain the lien on the related mortgaged property; and/or

•	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the master servicer will be required to reimburse such special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicers or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or the trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 34 fixed rate commercial mortgage loans and the trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 152 commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,068,338,503. The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $54,208,000.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 34 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”. With respect to the 540 West Madison whole loan set forth below, there are two subordinate companion loans identified as note B and note C, and the mortgage loan seller will transfer only the subordinate companion loan identified as note B (referred to in this prospectus as the “trust subordinate companion loan”) to the depositor. The 540 West Madison subordinate companion loan identified as note C (referred to in this prospectus as the “non-trust subordinate companion loan”) will not be part of the issuing entity.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
10 Hudson Yards(3)	$87,500,000	8.2%	$620,600,000	$191,900,000	32.9%	41.9%	4.18x	3.29x
540 West Madison(3)	$87,000,000	8.1%	$75,292,000	$162,708,000(4)	25.9%	51.8%	5.34x	2.16x
U.S. Industrial Portfolio	$85,000,000	8.0%	$222,640,000	$0	67.5%	67.5%	2.08x	2.08x
The Falls	$70,000,000	6.6%	$80,000,000	$0	49.2%	49.2%	3.36x	3.36x
Hamilton Place	$64,735,708	6.1%	$41,829,226	$0	46.4%	46.4%	2.09x	2.09x
Panorama Corporate Center	$58,500,000	5.5%	$74,500,000	$0	69.6%	69.6%	1.91x	1.91x
Veritas Multifamily Pool 1	$55,250,000	5.2%	$175,000,000	$249,750,000	24.9%	52.0%	3.72x	1.78x
Embassy Suites Portland Airport	$30,000,000	2.8%	$27,620,000	$0	67.0%	67.0%	2.13x	2.13x
Residence Inn and SpringHill Suites North Shore(5)	$21,861,531	2.0%	$46,704,181	$0	68.6%	68.6%	1.57x	1.57x
Veritas Multifamily Pool 2	$21,000,000	2.0%	$55,000,000	$20,000,000	39.9%	50.4%	2.92x	1.96x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan(s).

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan(s).

(3)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are calculated based on the respective “hypothetical as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(4)	The outstanding principal balance of the trust subordinate companion loan as of the cut-off date is approximately $54,208,000, and the outstanding principal balance of the non-trust subordinate companion loan as of the cut-off date is approximately $108,500,000.

(5)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are calculated based on the aggregate “as-is” appraised value plus the estimated cost of a property improvement plan. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The 540 West Madison whole loan, the U.S. Industrial Portfolio whole loan, the Hamilton Place whole loan and the Embassy Suites Portland Airport whole loan will be serviced by the master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, any related companion loan is referred to in this prospectus as a “serviced companion loan”, any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”, and any related subordinate companion loan is referred to in this prospectus as a “serviced subordinate companion loan”.

The Falls whole loan, a “servicing shift whole loan”, will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the related servicing shift whole loan will be a “serviced whole loan”. On and after the related servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate servicing agreement identified below relating to a related companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Transaction/ Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Directing Certificate- holder	Operating Advisor	Asset Representations Reviewer
10 Hudson Yards	HY 2016-10HY	8.2%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	(2)	N/A	N/A
Panorama Corporate Center	GSMS 2016-GS2	5.5%	Midland Loan Services, a Division of PNC Bank, National Association	Torchlight Loan Services, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Torchlight Investors, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Veritas Multifamily Pool 1	GSMS 2016-RENT	5.2%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	N/A	N/A	N/A
Residence Inn and SpringHill Suites North Shore	GSMS 2016-GS2	2.0%	Midland Loan Services, a Division of PNC Bank, National Association	Torchlight Loan Services, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Torchlight Investors, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Veritas Multifamily Pool 2	GSMS 2016-GS2	2.0%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	(3)	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC

(1)	Does not reflect The Falls mortgage loan. On and after the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan and the related whole loan will be a non-serviced whole loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	As described under “Description of the Mortgage Pool—The Whole Loans—10 Hudson Yards Whole Loan”.

(3)	As described under “Description of the Mortgage Pool—The Whole Loans—Veritas Multifamily Pool 2 Whole Loan”, the holder of the related subordinate companion loan will be the initial controlling noteholder of the Veritas Multifamily Pool 2 whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a due date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,068,338,503
Number of mortgage loans	34
Number of Mortgaged Properties	152
Range of Cut-off Date Balances	$3,736,275 to $87,500,000
Average Cut-off Date Balance	$31,421,721
Range of Mortgage Loan Rates(3)	2.9833% to 5.3050%
Weighted Average Mortgage Rate(3)	4.0217%
Range of original terms to maturity	60 months to 121 months
Weighted average original term to maturity	116 months
Range of remaining terms to maturity	53 months to 121 months
Weighted average remaining term to maturity	114 months
Range of original amortization terms(4)(5)	300 months to 360 months
Weighted average original amortization term(4)(5)	356 months
Range of remaining amortization terms(4)(5)	298 months to 360 months
Weighted average remaining amortization term(4)(5)	356 months
Range of Cut-off Date LTV Ratios (3)(6)	24.9% to 75.0%
Weighted average Cut-Off Date LTV Ratio (3)(6)	55.7%
Range of Maturity Date LTV Ratios(3)(7)	24.2% to 69.6%
Weighted average Maturity Date LTV Ratio(3)(7)	48.8%
Range of UW NCF DSCR(3)(8)(9)	1.35x to 5.34x
Weighted average UW NCF DSCR(3)(8)(9)	2.49x
Range of UW NOI Debt Yield(3)(10)	7.4% to 20.0%
Weighted average UW NOI Debt Yield(3)(10)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	40.7%
Partial Interest-Only Balloon	30.4%
Full-Term Amortizing Balloon(4)(5)	28.9%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to each mortgage loan that is part of a whole loan, the related pari passu companion loan(s) (but not any related subordinate companion loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(4)	Does not include mortgage loans that pay interest-only until their maturity dates.

(5)	Does not include one mortgage loan, representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which requires monthly principal payments of $125,000.

(6)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to 4 mortgage loans, representing approximately 16.7% of the initial pool balance, the respective Cut-off Date LTV Ratios were calculated using (i) an hypothetical “as-is” appraised value assuming completion of remaining contractual obligations, (ii) an “as-is” appraised value plus related property improvement plan (“PIP”) costs or (iii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 56.4%.

(7)	With respect to eight mortgage loans (one of which is secured by a portfolio of mortgaged properties), representing approximately 33.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity

Date LTV Ratios were calculated using an “as stabilized” Appraised Value instead of the related “as-is” Appraised Value. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 50.7%.

(8)	With respect to one mortgage loan, representing approximately 8.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the UW NCF DSCR was calculated based on a monthly principal payment of $125,000 plus the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related accrual period for the first 12 months following the closing date.

(9)	With respect to one mortgage loan, representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the UW NCF DSCR was calculated using the cut-off-date principal balance of such mortgage loan less a reserve taken at origination. The weighted average UW NCF DSCR for the mortgage pool without making this adjustment is 2.49x.

(10)	With respect to one mortgage loan, representing approximately 3.0% of the initial pool balance, the UW NOI Debt Yield was calculated using the cut-off-date principal balance of a mortgage loan less a reserve taken at origination. The weighted average UW NOI Debt Yield for the mortgage pool without making this adjustment is 11.8%.

All but one of the mortgage loans accrue interest on an actual/360 basis. One mortgage loan accrues interest on a 30/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

None of the mortgage loans (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related mortgaged property, which prior loan was in default at the time of refinancing or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO property.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on

Projections of Future Income	With respect to 7 of the mortgaged properties, representing approximately 19.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed within 12 calendar months prior to the cut-off date, in a lease-up period or the subject of a major renovation that was completed and, therefore, the related mortgaged property has no prior operating history or the mortgage loan seller did not take the limited operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the borrower or any affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool”.

Certain Variances from

Underwriting Standards	One (1) mortgage loan, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, varies from the underwriting guidelines described under “Transaction Parties—The Sponsor and Mortgage Loan Seller”. See “Transaction Parties—The Originators—Exceptions to GSMC’s Disclosed Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Markit Group Limited and Thomson Reuters Corporation;

•	The certificate administrator’s website initially located at www.ctslink.com; and

•	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates including the loan-specific certificates (other than the Class R certificates) for the mortgage loans and the trust subordinate companion loan held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or the trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the mortgage loan seller with respect to the mortgage loan or the trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or the trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or the trust subordinate companion loan, as applicable, or mortgaged property or causes the mortgage loan or the trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the

Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreement”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or defaulted serviced whole loans and/or related REO property and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan) and/or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the applicable special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the exchangeable certificates) as three separate REMICs (the “trust subordinate companion loan REMIC”, the “lower-tier REMIC” and the “upper-tier REMIC” and each, a “trust REMIC”) for federal income tax purposes.

In addition, the portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the exchangeable certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

•	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on your offered certificates using the accrual method of accounting.

•	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsor make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Another issue for retail properties is that additional competing retail properties may be built in the areas where a retail mortgaged property is located and consumers may choose to shop at the newer retail property. These and other issues may cause affected retail stores to close, which may include anchor stores or shadow anchors for a mortgaged property.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the presence of competing properties and residential developments in the local market;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	outstanding building code violations or tenant complaints at the property;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

•	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenant;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

•	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the quality of hospitality property management;

•	the presence or construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality, industrial and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, Tennessee, New York, Illinois, Florida and Colorado. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Article 13A of the Constitution of the State of California, commonly known as Proposition 13 (“Proposition 13”), restricts California municipalities from increasing the assessed value of real property to a maximum of two percent annually except under certain circumstances involving completion of new construction or change of ownership. Consequently, a reassessment may be required (i) in connection with any sale of a property, including a sale in foreclosure or (ii) if Proposition 13 were amended or repealed in a manner allowing for ongoing reassessments of properties. Whenever there is a change in control or a change in ownership of a legal entity, the person or legal entity acquiring ownership control or the legal entity that has undergone a change in ownership is required to file a Statement of Change in Control and Ownership of Legal Entities (BOE-100-B) (a “Form BOE-100-B”) with the State of California Board of Equalization. In May 2016, the related borrowers filed a Form BOE-100-B relating to the change in ownership in December 2011 of the legal entities that owned the mortgaged properties identified on

Annex A-1 to this prospectus as 645 Stockton Street, 950 Franklin Street, 1340-1390 Taylor Street, 2677 Larkin Street, 1290 20th Avenue, 78 Buchanan Street, 1870 Pacific Avenue, 500 Stanyan Street, 1401 Jones Street, 2075 Market Street, 235 Church Street and 252-258 Church Street, which partially secure the Veritas Multifamily Pool 1 whole loan and represent approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The filing by the borrowers of Form BOE-100-B may trigger a reassessment of one or more of those mortgaged properties. Such a reassessment may result in an increase in the real estate tax liability of the related borrowers and, as a result, may negatively impact net operating income at the related mortgaged properties. In addition, such reassessment may be retroactive, resulting in charges for past due taxes, penalties and accrued interest.

The borrowers have entered into a side letter, pursuant to which they are required to (i) pay any and all taxes, penalties and accrued interest charged by any governmental authority that result from any resulting reassessment of such mortgaged properties, and (ii) reserve $6,000,000 with the lender in connection with any such charges. We cannot assure you that such charges will not exceed the amount reserved.

See “Annex A-3—Description of the Top 15 Mortgage Loans—Veritas Multifamily Pool 1”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the applicable special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation number (40) in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

See “Transaction Parties—The Originators—Origination and Underwriting Process—Environmental Report” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for any additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, lab space, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and applicable special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water related causes;

•	earth movement, including earthquakes, landslides, sinkholes and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•	in a case where terrorism coverage is included under a policy, if the terrorist attack is for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained

We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the applicable special servicer may not enforce such default or cause the borrower to obtain such insurance if the applicable special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the applicable special servicer will be required to maintain such terrorism insurance coverage if the applicable special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, with respect to 82 mortgaged properties, collectively representing approximately 19.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all of the mortgaged properties are located in a state with a high degree of seismic activity. Seismic reports were prepared for each of the mortgaged properties and no mortgaged property has a seismic expected loss (SEL) greater than 19%. The aggregate portfolio SEL for the Veritas Multifamily Pool 1 mortgaged properties is 15% and the aggregate portfolio SEL for the Veritas Multifamily Pool 2 mortgaged properties is 17%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation number 16 in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of the Top 15 Mortgage Loans” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsor’s access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections use in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain

Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or property protection advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsor has conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreement” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Originators—Origination and Underwriting Process”.

A description of the review conducted by the sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsor and Mortgage Loan Seller—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”.

The representations and warranties made by the sponsor may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreement”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—Origination and Underwriting Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Certain of the mortgage loans are seasoned mortgage loans. For example, with respect to the mortgage loans identified on Annex A-1 to this prospectus as Panorama Corporate Center, Veritas Multifamily Pool 1, Residence Inn and SpringHill Suites North Shore and Veritas Multifamily Pool 2, collectively representing approximately 14.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loans were originated between 6 and 7 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

•	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

•	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

•	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

•	the physical condition of the mortgaged properties or improvements may have changed since origination; and

•	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since the mortgage loans were originated.

In addition, any seasoned mortgage loan may not satisfy all of the sponsor’s underwriting standards. See “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan and any non-serviced mortgage loan (other than the trust subordinate companion loan) are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not presently require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

None of the sponsor, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the applicable special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or a special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation number 36 in “Annex D-1—Mortgage Loan Seller Representation and Warranties” and the representation exceptions identified in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsor and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsor originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsor will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, the sponsor and one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsor and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsor and its affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsor and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsor and/or its affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsor and its affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsor and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsor or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsor and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsor and its affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsor may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsor, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsor, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsor and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsor prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of The Falls whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the servicing shift securitization date. At that time, the servicing and administration of the servicing shift whole loan will shift to the master servicer and special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related co-lender agreement. Neither the closing date of such securitization nor the identity of such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of such servicing shift pooling and servicing agreement except to the extent of compliance with certain requirements set forth in the related co-lender agreement. Moreover, the directing holder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the directing holder in this transaction. See “Description of the Mortgage Pool––The Whole Loans—The Falls Whole Loan”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor, an originator, and the current holder of the 540 West Madison pari passu companion loan, the U.S. Industrial Portfolio pari passu companion loans, the Hamilton Place pari passu companion loan, the Residence Inn and SpringHill Suites North Shore pari passu companion loan and the Embassy Suites Portland Airport pari passu companion loan and the current holder of the mezzanine loan related to the 540 West Madison whole loan. See “Transaction Parties—The Sponsor and Mortgage Loan Seller”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, master servicer, sub-servicer, each special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, a special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the GSMS 2016-GS3 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan seller will determine who will service mortgage loans that the mortgage loan seller originates in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the applicable special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or such special servicer enforces breaches of representations and warranties against the mortgage loan seller. This may pose inherent conflicts for the master servicer or the such special servicer.

The applicable special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace the applicable special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

RREF III Debt AIV, LP or another affiliate of one of the special servicers is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan and the 540 West Madison whole loan). Rialto Capital Advisors, LLC, one of the expected special servicers for this transaction is an affiliate of (a) the entity or entities that are expected to purchase the Class E, Class F and Class G certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be the initial directing holder with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan and the 540 West Madison whole loan). Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan and the 540 West Madison mortgage loan) and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence on the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the Veritas Multifamily Pool 2 whole loan, which is serviced under the pooling and servicing agreement governing the GSMS 2016-GS2 transaction.

Although the master servicer and the applicable special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the applicable special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Pursuant to an interim servicing agreement between Goldman Sachs Mortgage Company and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Pursuant to an interim servicing agreement between Goldman Sachs Mortgage Company and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan and any servicing shift mortgage loan) and the trust subordinate companion loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsor, the mortgage loan seller, the originators, the certificate administrator, the trustee, the master servicer, the special servicers or the directing holder, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsor, the mortgage loan seller, the originators, the certificate administrator, the trustee, the master servicer, any special servicer or the directing holder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC) will be the initial directing holder (other than with respect to any non-serviced mortgage loan and the 540 West Madison mortgage loan). The applicable special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any excluded loan and any servicing shift whole loan), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

With respect to the 540 West Madison mortgage loan, such mortgage loan, the related pari passu companion loan and the related subordinate companion loans will each be serviced pursuant to the pooling and servicing agreement related to this transaction, and each of the 540 West Madison mortgage loan and the trust subordinate companion loan will be assets in the trust fund. The initial directing holder for the 540 West Madison whole loan will be the holder of the non-trust subordinate companion loan. During the continuation of a non-trust subordinate companion loan control termination event (but for so long as no trust subordinate companion loan control termination event is continuing), the directing holder for the 540 West Madison whole loan will be the 540 West Madison controlling class certificateholder (or its representative) selected by a majority of the 540 West Madison controlling class certificateholders (by certificate balance, as certificated by the certificate registrar from time to time). The 540 West Madison controlling class will be the most subordinate class of the Class WM-A and Class WM-B certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a trust subordinate companion loan control termination event, the directing holder for the 540 West Madison whole loan will be the controlling class representative. The directing holder for the 540 West Madison whole loan will have the right to consent to certain material decisions and actions made with respect to the 540 West Madison whole loan and (ii) replace the special servicer with respect to the 540 West Madison whole loan, with or without cause. The applicable special servicer may, at the direction of the related directing holder (which will initially be the holder of the non-trust subordinate companion loan) take actions with respect to the 540 West Madison whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan” in this prospectus.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan and any servicing shift whole loan) or the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing holder (or equivalent entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the servicing agreement under which it is expected to be serviced.

Whole Loan	Transaction / Servicing Agreement	Controlling Noteholder	Initial Controlling Class Representative / Directing Holder
10 Hudson Yards	HY 2016-10HY	HY 2016-10HY	(1)
540 West Madison	GSMS 2016-GS3	(2)	(2)
U.S. Industrial Portfolio	GSMS 2016-GS3	GSMS 2016-GS3	RREF III Debt AIV, LP
The Falls(3)	GSMS 2016-GS3	(3)	(3)
Hamilton Place	GSMS 2016-GS3	GSMS 2016-GS3	RREF III Debt AIV, LP
Panorama Corporate Center	GSMS 2016-GS2	GSMS 2016-GS2	Torchlight Investors, LLC(4)
Veritas Multifamily Pool 1	GSMS 2016-RENT	GSMS 2016-RENT	(5)
Embassy Suites Portland Airport	GSMS 2016-GS3	GSMS 2016-GS3	RREF III Debt AIV, LP
Residence Inn and SpringHill Suites North Shore	GSMS 2016-GS2	GSMS 2016-GS2	Torchlight Investors, LLC(4)
Veritas Multifamily Pool 2	GSMS 2016-GS2	(6)	(7)

(1)	As of the closing date of the HY 2016-10HY securitization, no initial directing holder was appointed. If at any time no directing holder is appointed, each initial consulting holder (if and for so long as it is a controlling class certificateholder under the HY 2016-10HY securitization) will have non-binding consultation rights during a subordinate control period or a subordinate consultation period with respect to any major decisions and other matters as to which a directing holder would have had consent, direction or non-binding consultation rights, as applicable. We cannot assure you that a directing holder will not be appointed in the future.

(2)	The initial directing holder for the 540 West Madison whole loan is expected to be Samsung SRA U.S. Office Mezzanine Professional Investment Type Private Real Estate Fund No.1, or an affiliate, the holder of the non-trust subordinate companion loan. During the continuation of a non-trust subordinate companion loan control termination event (but for so long as no trust subordinate companion loan control termination event is continuing), the directing holder for the 540 West Madison whole loan will be the 540 West Madison controlling class certificateholder (or its representative) selected by a majority of the 540 West Madison controlling class certificateholders (by certificate balance, as certificated by the certificate registrar from time to time). The 540 West Madison controlling class will be the most subordinate class of the Class WM-A and Class WM-B certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a trust subordinate companion loan control termination event, the directing holder for the 540 West Madison whole loan will be the controlling class representative.

(3)	The servicing of the servicing shift whole loan will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the servicing shift whole loan is UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, or an affiliate, as holder of the related controlling companion loan. On and after the related servicing shift securitization date, the controlling noteholder of the related servicing shift whole loan is expected to be the controlling class representative or other directing certificateholder (or equivalent) under such securitization.

(4)	Or one of its managed funds.

(5)	The controlling class representative of the GSMS 2016-RENT securitization at any time is the certificateholder or representative designated by at least a majority of the voting rights of the most subordinate class of the class E and class F certificates of such securitization that has an outstanding certificate balance as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. However, as of the closing of the GSMS 2016-RENT securitization, the initial holder of the majority of the class F certificates waived its right to act as, appoint and exercise any right of, a controlling class representative for the GSMS 2016-RENT securitization.

(6)	The initial controlling noteholder for the Veritas Multifamily Pool 2 whole loan is the holder of the Veritas Multifamily Pool 2 subordinate companion loan. If the outstanding principal amount of the Veritas Multifamily Pool 2 subordinate companion as notionally reduced by any appraisal reduction amounts or realized losses allocated to such subordinate companion loan is less than 25% of the initial principal amount of such subordinate companion loan less any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Veritas Multifamily Pool 2 subordinate companion loan on the Veritas Multifamily Pool 2 subordinate companion loan after the date of creation of the Veritas Multifamily Pool 2 subordinate companion loan, the controlling noteholder will be the controlling class representative. At all other times the controlling noteholder for the Veritas Multifamily Pool 2 whole loan will be the holder of the Veritas Multifamily Pool 2 subordinate companion loan. The initial controlling noteholder for the Veritas Multifamily Pool 2 whole loan is Forethought Life Insurance Company.

(7)	As described under “Description of the Mortgage Pool—The Whole Loans—Veritas Multifamily Pool 2 Whole Loan”, the holder of the related subordinate companion loan will be the initial controlling noteholder of the Veritas Multifamily Pool 2 whole loan.

The applicable special servicer, upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan and any servicing shift whole loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the servicing shift securitization date, the special servicer may be replaced by the holders of the related controlling companion loans at any time, for cause or without cause.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, after the applicable servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to any non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of any non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (or, with respect to the 540 West Madison whole loan prior to the continuation of a trust subordinate companion loan control termination event, the 540 West Madison controlling class representative or the holder of the majority of the 540 West Madison controlling class certificates (by certificate balance)) (any such loan referred to in this prospectus as an “excluded loan”), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

RREF III Debt AIV, LP or another affiliate of one of the special servicers is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan and the 540 West Madison whole loan). Rialto Capital Advisors, LLC, one of the expected special servicers for this transaction is an affiliate of (a) the entity or entities that are expected to purchase the Class E, Class F and Class G certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be the initial directing holder with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan and the 540 West Madison whole loan). Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan and the 540 West Madison mortgage loan) and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence on the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the Veritas Multifamily Pool 2 whole loan, which is serviced under the pooling and servicing agreement governing the GSMS 2016-GS2 transaction.

The applicable special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F and Class G certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsor was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan and the 540 West Madison mortgage loan) and serviced whole loans (other than the 540 West Madison whole loan). The directing holder will have certain rights to direct and consult with each special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related co-lender agreement. See “Pooling and Servicing Agreement—The Directing Holder”, “Description of the Mortgage Pool—The Whole Loans—10 Hudson Yards Whole Loan—The Falls Whole Loan —Consultation and Control”, “—Panorama Corporate Center Whole Loan —Consultation and Control”, “—Veritas Multifamily Pool 1 Whole Loan —Consultation and Control”, “—Consultation and Control”, “—Residence Inn and SpringHill Suites North Shore Whole Loan—Consultation and Control” and “—Veritas Multifamily Pool 2 Whole Loan—Consultation and Control”.

RREF III Debt AIV, LP or another affiliate of one of the special servicers is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan and the 540 West Madison whole loan). Rialto Capital Advisors, LLC, one of the expected special servicers for this transaction is an affiliate of (a) the entity or entities that are expected to purchase the Class E, Class F and Class G certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be the initial directing holder with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan and the 540 West Madison whole loan). Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan and the 540 West Madison mortgage loan) and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence on the mortgage loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the Veritas Multifamily Pool 2 whole loan, which is serviced under the pooling and servicing agreement governing the GSMS 2016-GS2 transaction.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan), under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of any non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether a special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the 540 West Madison controlling class representative, a 540 West Madison controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsor, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of pooled certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the pooled certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you than an active secondary market for the certificates will develop. more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsor, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets

(including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or if you buy the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or holders of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount other than a Class X certificate and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the master servicer’s or applicable special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the applicable special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the applicable special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the applicable special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if the sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan (other than the trust subordinate companion loan) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B, Class X-D and Class X-WM certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreement” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal (other than the payment of $100 on the first distribution date in respect of the Class X-WM certificates, which will be deemed a payment of principal on the principal balance of the Class X-WM certificates for federal income tax purposes) but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class or classes of certificates and/or the trust components, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificate(s) and/or the trust component(s).

Interest-Only Class of Certificates	Related Class X Class/Component
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A- AB certificates and the Class A-S trust component
Class X-B	Class B trust component
Class X-D	Class D certificates
Class X-WM	Class WM-A and Class WM-B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B, Class X-D and/or Class X-WM certificates. Investors in the Class X-A, Class X-B, Class X-D and Class X-WM certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (in the case of the Class X-A, Class X-B and Class X-D certificates) and the trust subordinate companion loan (in the case of the Class X-WM certificates) could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B and Class X-D certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. The yield to maturity of the Class X-WM certificates may be adversely affected by the prepayment of the trust subordinate companion loan. See “Yield, Prepayment and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of any non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B and Class C trust components to the extent of their percentage interest in such trust component. See “Description of the Certificates—Distributions”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

•	At the time of a proposed exchange, a certificateholder must own the Class A-S, Class B and Class C certificates in the requisite exchangeable proportion to make the desired exchange (as described under “Description of the Certificates—Exchanges of Exchangeable Certificates”).

•	A certificateholder that does not own the Class A-S, Class B and Class C certificates in the requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents an exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

•	Exchanges will no longer be permitted following the date when the then-current principal balance of any of the Class A-S, Class B and Class C trust components (and, correspondingly, to the extent evidencing an interest in the Class A-S, Class B and Class C trust components, the Class A-S, Class B, Class PEZ or Class C certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

•	Certificates may only be held in authorized denominations.

Subordination of the Subordinated Pooled Certificates and Class PEZ Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates and Class PEZ Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F and Class G certificates, and the Class PEZ certificates in respect of its various trust components, to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation or trust components.

If you acquire Class A-S, Class B, Class C or Class PEZ certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates. The Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S and Class PEZ certificates) will likewise be protected by the subordination of the Class B and Class C trust components and the Class D, Class X-D, Class E, Class F and Class G certificates. The Class B trust component (and, correspondingly, to the extent evidencing an interest in the Class B trust component, the Class B and Class PEZ certificates) will likewise be protected by the subordination of the Class C trust component and the Class D, Class X-D, Class E, Class F and Class G certificates. The Class C trust component (and, correspondingly, to the extent evidencing an interest in the Class C trust component, the Class C and

Class PEZ certificates) will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F and Class G certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default.

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default, any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan and the subordinate companion loan on a pro rata basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by the subordinate companion loans (including the loan-specific certificates related to the trust subordinate companion loan).

See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan” and “—Veritas Multifamily Pool 2 Whole Loan”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the applicable special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and any related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the applicable special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of any non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholder; Certain Available Information” in this prospectus.

The Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

The directing holder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, a servicing shift mortgage loan or any excluded loan) and the right to replace the applicable special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing holder will lose the consent rights and the right to replace the applicable special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing holder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

These actions and decisions with respect to which the directing holder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than a servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the applicable special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of such controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan or a servicing shift whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event has occurred and is continuing and by the applicable special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the applicable special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder and the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan)

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)    may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or the directing holder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or a servicing shift whole loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan) for the benefit of the holders of any related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender taking into account the subordinate nature of a subordinate companion loan). We cannot assure you that any actions taken by the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift whole loan or any related REO property. In addition, with respect to a servicing shift mortgage loan, in the event that the related controlling companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing holder will have the right to terminate and replace the applicable special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event that relates to any Mortgage Loan (but for so long as no control termination event is continuing with respect to the 540 West Madison Whole Loan), the applicable special servicer (other than with respect to the 540 West Madison whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B and Class C trust components as a single “class” for such purpose of the certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 75% of a quorum of the pooled certificateholders (which is the holders of pooled certificates evidencing at least 75% of the pooled voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B and Class C trust components as a single “class” for such purpose) or (ii) evidencing more than 50% of each class of “pooled non-reduced certificates” (each class of pooled certificates (other than the Class X-A, Class X-B and Class X-D certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose.

After the occurrence and during the continuance of a control termination event that relates to any Mortgage Loan (and for so long as a control termination event is continuing with respect to the 540 West Madison Whole Loan), the applicable special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B and Class C trust components as a single “class” for such purpose of the certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B and Class C trust components as a single “class” for such purpose) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B and Class X-D certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to any non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to the trust subordinate companion loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan” and “Description of the Mortgage Pool—The Whole Loans—Veritas Multifamily Pool 2”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (other than the trust subordinate companion loan) or mezzanine debt holds pursuant to the related intercreditor agreement or co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement or co-lender agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as property protection advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

The sponsor is the sole warranting party in respect of the mortgage loans. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as the sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsor will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsor may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the Trust REMICs to fail to qualify as REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreement”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or each special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or applicable special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or the applicable special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or the applicable special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or the applicable special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or the applicable special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or applicable special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or the applicable special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor. However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by the sponsor was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to the sponsor. In January 2011, the former acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

The Requirement of a Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the applicable special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the applicable special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the applicable special servicer, as described in this prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC, the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 34 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $1,068,338,503 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan. The “Cut-off Date” means with respect to each Mortgage Loan and the Trust Subordinate Companion Loan, the related Due Date in September 2016, or with respect to any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date in October 2016 (or after), the date that would otherwise have been the related Due Date in September 2016.

Ten (10) of the Mortgage Loans, representing approximately 54.4% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus. Each Mortgage Loan and any related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the 540 West Madison Whole Loan, there are two Subordinate Companion Loans relating to the 540 West Madison Mortgage Loan, (i) the Subordinate Companion Loan identified as Note B which will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $54,208,000 and (ii) the Subordinate Companion Loan identified as Note C which will not be included in the issuing entity (the “Non-Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $108,500,000. Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class WM-A, Class X-WM and Class WM-B certificates (the “Loan-Specific Certificates”).

Of the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity:

•	Thirty-one (31) Mortgage Loans (such Mortgage Loans and the Trust Subordinate Companion Loan, together with the GS CRE Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 88.2% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”); provided, however, that the 10 Hudson Yards Whole Loan, which includes a Mortgage Loan representing approximately 8.2% of the Initial Pool Balance, was co-originated by GSMC and Deutsche Bank AG, New York Branch, a branch of Deutsche Bank AG, a German bank, authorized by the New York Department of Financial Services (“DBNY”), and The Falls Whole Loan, which includes a Mortgage Loan representing approximately 6.6% of the Initial Pool Balance, was co-originated by GSMC and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, a Swiss financial services company (“UBS AG”); and

•	Three (3) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 11.8% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”).

GSMC and GS CRE are referred to in this prospectus as the “Originators”. The GS CRE Mortgage Loans were originated for sale to GSMC. GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan seller and the mortgage loan seller will sell the Mortgage Loans and the Trust Subordinate Companion Loan to the depositor, which will in turn sell the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity.

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, and as to which Goldman Sachs Mortgage Company will act as mortgage loan seller, is part of a whole loan that was co-originated by GSMC and DBNY. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, and as to which Goldman Sachs Mortgage Company will act as mortgage loan seller, is part of a whole loan that was co-originated by GSMC and UBS AG.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans and Whole Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan or Whole Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan or Whole Loan, and not against the related borrower’s other assets. The Mortgage Loans and Whole Loans are not insured or guaranteed by the sponsor, the mortgage loan seller or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans and Whole Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan or Whole Loans.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on the September 30, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by the sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of September 2016 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in October 2016 (or after), the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of September 2016); provided that with respect to each Mortgage Loan with a partial interest only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 8.0% of the Initial Pool Balance, the Annual Debt Service reflects the aggregate monthly debt service payments during the initial 12 months following the Closing Date of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the Mortgage Loan during the related interest accrual period. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan unless expressly stated otherwise).

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with Member of the Appraisal Institute (“MAI”) standards. With respect to each Mortgaged Property, the Appraised Value set forth on Annex A-1 to this prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this prospectus, and is in each case as determined by an appraisal made not more than 10 months prior to the origination date of the related Mortgage Loan or Whole Loan as described under “Appraisal Date” on Annex A-1 to this prospectus. The appraisals for certain of the Mortgaged Properties may state an “as stabilized,” “as complete,” “as repaired,” “hypothetical,” “prospective as-is,” “value upon completion”, or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assumes that certain events will occur with respect to the re-tenanting, construction, renovation or repairs or other repositioning of the Mortgaged Property, and such “as stabilized” or other similar values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. With respect to a Mortgage Loan secured by the portfolio of Mortgaged Properties, the Appraised Value represents the “as is”, “as complete” or “as stabilized” value for the portfolio of Mortgaged Properties as a collective whole, which may be higher than the aggregate of the “as is” “as complete” or as stabilized” appraised value of the individual Mortgaged Properties. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the

“as stabilized” appraised value for the related Mortgaged Property. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. We make no representation that any Appraised Value presented in this prospectus would approximate either the value of that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of Mortgaged Property as described under the definition of “LTV Ratio at Maturity”.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, the Appraised Value was based on a “hypothetical market value assuming contractual obligations & remaining costs are expended” of $2.15 billion as of July 1, 2016, which assumes the remaining obligations and costs of approximately $108.6 million, consisting of approximately $50.1 million in hard/direct costs, $5.7 million in project contingency, $29.1 million in tenant improvements and $14.7 million in soft/indirect costs are expended. In addition, the Mortgaged Property had an “as-is” appraised value of $2.05 billion as of July 1, 2016 and a “prospective market value upon stabilization” of $2.32 billion as of July 1, 2019. The market value opinion reported above includes $190,000,000 attributable to the tax savings via the PILOT program. The “prospective market value upon stabilization” assumes stabilized occupancy by July 1, 2019 following the “burn-off” of rental concessions.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 8.0% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value, inclusive of an approximately 8% portfolio premium, of $456,000,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $422,640,000.

•	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 1, representing approximately 5.2% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value, inclusive of an approximately 6.6% portfolio premium, of $923,275,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $865,880,000.

•	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 2, representing approximately 2.0% of the Initial Pool Balance, the Appraised Value, inclusive of an approximately 6.7% portfolio premium, of $190,335,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $178,440,000.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise;

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 540 West Madison, representing approximately 8.1% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated based on the “hypothetical as-is” appraised value of $627,000,000 which assumes remaining contractual obligations and costs of approximately $41,200,000 are expended, of which approximately $40,600,000 was reserved in connection with the origination of the Mortgage Loan. The Cut-off Date LTV Ratio calculated using solely the “as-is” appraised value of the Mortgaged Property of $591,000,000 is 27.5%.

•	with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Embassy Suites Raleigh-Durham Research Triangle, representing approximately 3.5% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated using the “hypothetical as-is” appraised value of $56,000,000, which assumes the completion of a PIP for which $10,500,000 was reserved in connection with the origination of the Mortgage Loan. The Cut-off Date LTV Ratio calculated based on the “as-is” appraised value of $46,800,000 is 80.2%.

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at Rio Grande, representing approximately 3.0% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated net of an earnout reserve of $1,000,000. The Cut-off Date LTV Ratio calculated inclusive of the earnout reserve is 74.6%.

•	with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Residence Inn and SpringHill Suites North Shore, representing approximately 2.0% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated using the “as-is” appraised value of $96,250,000 plus related PIP costs of $3,770,000. Approximately 110% of the value of the PIP was reserved in connection with the origination of the Mortgage Loan. The Cut-off Date LTV Ratio calculated using solely the “as-is” appraised value of the Mortgaged Property is 71.2%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise; and

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at Rio Grande, representing approximately 3.0% of the Initial Pool Balance, the Debt Yield on Underwritten NCF is calculated net of an earnout reserve of $1,000,000. The Debt Yield on Underwritten NCF calculated inclusive of the earnout reserve is 8.0%.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise; and

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at Rio Grande, representing approximately 3.0% of the Initial Pool Balance, the Debt Yield on Underwritten NOI is calculated net of an earnout reserve of $1,000,000. The Debt Yield on Underwritten NOI calculated inclusive of the earnout reserve is 8.9%.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise; and

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at Rio Grande, representing approximately 3.0% of the Initial Pool Balance, the Underwritten NCF DSCR was calculated using the Cut-off-Date principal balance of the Mortgage Loan less an earnout reserve. The Underwritten NCF DSCR for the Mortgage Loan calculated inclusive of the earnout reserve is 1.31x.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Irvine, representing approximately 5.1% of the Initial Pool Balance, the related property manager established an operating account (and the borrower has pledged its rights in such account to the lender) pursuant to the management agreement into which all of the foregoing amounts are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees and any reserves required under the management agreement, and the manager will otherwise have unrestricted access to funds in the operating account to the extent and for the purposes set forth in the management agreement until the management agreement has been terminated. However, the Mortgage Loan documents prohibit the borrower from withdrawing or transferring money from such operating account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Irvine, representing approximately 5.1% of the Initial Pool Balance, see the description of the related lockbox account under the definition of “Hard Lockbox” above.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

•	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance at maturity of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise;

•	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
10 Hudson Yards	8.2%	30.5%	$2,320,000,000	32.9%	$2,150,000,000
540 West Madison	8.1%	24.2%	$672,000,000	27.5%	$591,000,000
Hilton Irvine	5.1%	48.4%	$91,900,000	54.2%	$82,000,000
Embassy Suites Raleigh-Durham Research Triangle	3.5%	53.2%	$61,300,000	69.7%	$46,800,000
Shoppes at Rio Grande	3.0%	57.9%	$46,800,000	62.3%	$43,550,000
Embassy Suites Portland Airport	2.8%	48.6%	$102,500,000	57.9%	$86,000,000
Residence Inn and SpringHill Suites North Shore	2.0%	55.5%	$103,250,000	59.5%	$96,250,000
Capitol Plaza Hotel Topeka	0.8%	35.6%	$21,600,000	43.4%	$17,700,000

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms, beds or pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available

Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

The “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the mortgage loan seller has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the mortgage loan seller, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the mortgage loan seller and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 14 months past the Cut-off Date (or, in the case of one Mortgaged Property, up to 20 years), in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the mortgage loan seller; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental properties, the mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the mortgage loan seller included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,068,338,503
Number of mortgage loans	34
Number of Mortgaged Properties	152
Range of Cut-off Date Balances	$3,736,275 to $87,500,000
Average Cut-off Date Balance	$31,421,721
Range of Mortgage Loan Rates(3)	2.9833% to 5.3050%
Weighted Average Mortgage Rate(3)	4.0217%
Range of original terms to maturity	60 months to 121 months
Weighted average original term to maturity	116 months
Range of remaining terms to maturity	53 months to 121 months
Weighted average remaining term to maturity	114 months
Range of original amortization terms(4)(5)	300 months to 360 months
Weighted average original amortization term(4)(5)	356 months
Range of remaining amortization terms(4)(5)	298 months to 360 months
Weighted average remaining amortization term(4)(5)	356 months
Range of Cut-off Date LTV Ratios (3)(6)	24.9% to 75.0%
Weighted average Cut-off Date LTV Ratio (3)(6)	55.7%
Range of Maturity Date LTV Ratios (3)(7)	24.2% to 69.6%
Weighted average Maturity Date LTV Ratio (3)(7)	48.8%
Range of UW NCF DSCR(3)(8)(9)	1.35x to 5.34x
Weighted average UW NCF DSCR(3)(8)(9)	2.49x
Range of UW NOI Debt Yield(3)(10)	7.4% to 20.0%
Weighted average UW NOI Debt Yield(3)(10)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	40.7%
Partial Interest-Only Balloon	30.4%
Full-Term Amortizing Balloon(4)(5)	28.9%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to each Mortgage Loan that is part of a Whole Loan, the related Pari Passu Companion Loan(s) (but not any related Subordinate Companion Loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(4)	Does not include Mortgage Loans that pay interest-only until their maturity dates.

(5)	Does not include one Mortgage Loan, representing approximately 8.0% of the Initial Pool Balance, which requires monthly principal payments of $125,000.

(6)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” Appraised Value (which in certain cases may reflect a portfolio premium valuation). With respect to 4 Mortgage Loans, representing approximately 16.7% of the Initial Pool Balance, the respective Cut-off Date LTV Ratios were calculated using (i) an hypothetical “as-is” Appraised Value assuming completion of remaining contractual obligations, (ii) an “as-is” appraised value plus related property improvement plan (“PIP”) costs or (iii) the Cut-off Date Principal Balance of a Mortgage Loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 56.4%.

(7)	With respect to eight Mortgage Loans (one of which is secured by a portfolio of mortgaged properties), representing approximately 33.7% of the Initial Pool Balance, the respective Maturity Date LTV Ratios were calculated using an “as stabilized” Appraised Value instead of the related “as-is” Appraised Value. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 50.7%.

(8)	With respect to one Mortgage Loan, representing approximately 8.0% of the Initial Pool Balance, the UW NCF DSCR was calculated based on a monthly principal payment of $125,000 plus the amount of interest accrued on the outstanding principal balance of the Mortgage Loan during the related accrual period for the first 12 months following the Closing Date.

(9)	With respect to one mortgage loan, representing approximately 3.0% of the Initial Pool Balance, the UW NCF DSCR was calculated using the cut-off date principal balance of such Mortgage Loan less a reserve taken at origination. The weighted average UW NCF DSCR for the Mortgage Pool without making this adjustment is 2.49x.

(10)	With respect to one Mortgage Loan, representing approximately 3.0% of the Initial Pool Balance, the UW NOI Debt Yield was calculated using the cut-off-date principal balance of a mortgage loan less a reserve taken at origination. The weighted average UW NOI Debt Yield for the Mortgage Pool without making this adjustment is 11.8%.

The issuing entity will include 7 Mortgage Loans, representing approximately 23.5% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	18	$348,985,745	32.7%
Anchored	12	248,714,452	23.3
Super Regional Mall	1	64,735,708	6.1
Single Tenant Retail	1	18,500,000	1.7
Unanchored	2	8,968,188	0.8
Shadow Anchored	2	8,067,399	0.8
Office	5	$277,271,226	26.0%
CBD	3	181,771,226	17.0
General Suburban	2	95,500,000	8.9
Hospitality	6	$153,181,531	14.3%
Full Service	4	131,320,000	12.3
Limited Service	1	11,842,209	1.1
Extended Stay	1	10,019,322	0.9
Industrial	46	$146,650,000	13.7%
Warehouse/distribution	12	65,136,283	6.1
Manufacturing	17	38,111,978	3.6
Flex	13	24,272,545	2.3
Warehouse	4	19,129,195	1.8
Multifamily	76	$126,250,000	11.8%
Garden	6	52,944,195	5.0
Mid-Rise	50	51,271,259	4.8
Mid-Rise with Retail	16	17,453,141	1.6
High-Rise	2	4,113,693	0.4
Garden with Retail	2	467,712	0.0
Mixed Use Retail/Office	1	$16,000,000	1.5%
Total	152	$1,068,338,503	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Rancho La Costa, representing approximately 1.2% of the Initial Pool Balance, approximately 9.8% of the total income at the Mortgaged Property is attributable to four antenna leases.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, a portion of the Mortgaged Property consists of a food court that is leased by the related borrower to a subsidiary of the related borrower that is also an affiliate of the related borrower sponsor. The subsidiary tenant subleases the space demised under food court space to the food court tenant. Part of the collateral for the related whole loan is a pledge of the equity in the subsidiary tenant and its general partner. Under the REMIC provisions of the Code, a REMIC may not be able to hold directly property such as an equity interest in the subsidiary tenant and its general partner, which may adversely affect the liquidation value of the food court lease.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Panorama Corporate Center, representing approximately 5.5% of the Initial Pool Balance, the Regional Transportation District (“RTD”) has a permanent easement agreement that allows for the operation of the parking facility at the Dry Creek light rail station and provides RTD with the sole use of the top floor of the Building IV parking garage with 248 parking spaces. The parking garage is maintained and owned by the borrower with RTD paying the borrower annual lump sum payments for its portion of the estimated cost of maintenance and operation of the garage. In 2015, the prior owner entered into a refurbishment contract for the parking garage and at origination of the Mortgage Loan, the borrower escrowed $1,152,158 to cover the cost of refurbishment.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

•	With respect to the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 1 and Veritas Multifamily Pool 2, collectively securing approximately 7.1% of the Initial Pool Balance, all of the units at the Veritas Multifamily Pool 1 Mortgaged Properties and 94.4% of the units at the Veritas Multifamily Pool 2 Mortgaged Properties are subject to the City of San Francisco Rent Control Ordinance (the “Rent Control Ordinance”). The Rent Control Ordinance provides that the annual allowable increase in rent may be no more than 60% of the percentage increase in Consumer Price Index for all urban consumers in the San Francisco Oakland-San Jose region (the “Bay Area CPI”), and may not exceed a 7% increase in annual rent. Therefore, the related borrowers’ ability to raise rents at the Mortgaged Properties is limited, which may impair the borrowers’ ability to repay the Mortgage Loan or to meet operating costs.

Generally, when an existing tenant vacates, the rent may be raised to market levels (with subsequent annual increases in rent limited to 60% of Bay Area CPI and may not exceed a 7% increase in annual rent). The related borrower sponsor indicated that, as tenants vacate their rent controlled units at the related Mortgaged Properties, the related borrower sponsor plans to renovate those units and re-lease them at market rate. The related guarantor, as tenant, and the borrowers, as landlord, have entered into a master lease arrangement, which arrangement provides that once a residential unit has become vacant the guarantor may elect to designate such unit as subject to the master lease. While any such unit is being renovated the guarantor will be required to pay the master lease monthly rent applicable to such unit undergoing renovation. After the applicable renovations have been completed the guarantor may (but is not required to) release such unit from the master lease, and thereafter the applicable borrower may lease such unit at market rent to new tenants. We cannot assure you that tenants will vacate the rent controlled units at the borrower sponsor’s projected turnover rates or at all. Even if such vacancies occur, we cannot assure you that the borrower sponsor will complete the planned renovations or re-lease the vacant units at market rent or at all. Furthermore, if such units are re-leased at market rent, the borrowers’ ability to further raise rents of those units will be limited as discussed above. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Eagle View Apartments, representing approximately 4.7% of the Initial Pool Balance, the Mortgaged Property represents Phase II of a multifamily development project. The related borrower sponsor completed development of Phase I in 2013, which consists of 214 units not part of the collateral.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

•	Five (5) Mortgaged Properties identified on Annex A-1 as Hilton Irvine, Embassy Suites Raleigh-Durham Research Triangle, Embassy Suites Portland Airport, SpringHill Suites Pittsburgh North Shore and Residence Inn Pittsburgh North Shore, securing approximately 13.5% of the Initial Pool Balance by allocated loan amount, are flagged hospitality properties that are affiliated with any franchise or hospitality management company through a franchise or management agreement.

•	One (1) Mortgaged Property identified on Annex A-1 as Capitol Plaza Hotel Topeka, securing approximately 0.8% of the Initial Pool Balance, is not a flagged hospitality property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Allocated Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Hilton Irvine	$55,000,000	5.1%	September 2026	September 2026
Embassy Suites Raleigh-Durham Research Triangle	$37,520,000	3.5%	September 2032	August 2026
Embassy Suites Portland Airport	$30,000,000	2.8%	September 2033	August 2026
SpringHill Suites Pittsburgh North Shore	$11,842,209	1.1%	November 2029	March 2026
Residence Inn Pittsburgh North Shore	$10,019,322	0.9%	April 2030	March 2026

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.

•	In certain cases, Mortgage Loans secured by hospitality properties may derive a significant percentage of their underwritten revenue from food and beverage sales. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Irvine, representing approximately 5.1% of the Initial Pool Balance, approximately 25.1% of the underwritten revenue is attributed to food and beverage sales.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Suites Raleigh-Durham Research Triangle, representing approximately 3.5% of the Initial Pool Balance, approximately 29.2% of the underwritten revenue is attributed to food and beverage sales.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Portland Airport, representing approximately 2.8% of the Initial Pool Balance, approximately 25.8% of the underwritten revenue is attributed to food and beverage sales.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Capitol Plaza Hotel Topeka, representing approximately 0.8% of the Initial Pool Balance, approximately 45.8% of the underwritten revenue is attributed to food and beverage sales.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and
“—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart:

•	Each of the mixed use Mortgaged Properties has one or more retail and/or office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

With respect to the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant	12	18.9%
Medical	7	7.4
Theater	1	6.6
Data Center	1	3.5
Gym, fitness center or health club	3	2.1
Government	1	1.5
Gas station	1	0.5
Bar/Lounge	1	0.5
Total	27	40.9%

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at the related Mortgaged Property, the Mortgaged Property identified on Annex A-1 to this prospectus as South Congress, representing approximately 1.5% of the Initial Pool Balance, has one or more parking garages as part of the collateral and such parking garages account for approximately 7.2% of Underwritten Revenues at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per Unit/SF/Room(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
10 Hudson Yards	$87,500,000	8.2%	$390.47	4.18x	32.9%	Office
540 West Madison(2)	$87,000,000	8.1%	$147.72	5.34x	25.9%	Office
U.S. Industrial Portfolio	$85,000,000	8.0%	$48.84	2.08x	67.5%	Industrial
The Falls	$70,000,000	6.6%	$178.68	3.36x	49.2%	Retail
Hamilton Place	$64,735,708	6.1%	$272.52	2.09x	46.4%	Retail
Panorama Corporate Center	$58,500,000	5.5%	$170.37	1.91x	69.6%	Office
Veritas Multifamily Pool 1	$55,250,000	5.2%	$133,400.93	3.72x	24.9%	Multifamily
Hilton Irvine	$55,000,000	5.1%	$179,738.56	1.78x	67.1%	Hospitality
Laredo Industrial Portfolio	$50,050,000	4.7%	$37.02	1.75x	66.2%	Industrial
Eagle View Apartments	$50,000,000	4.7%	$149,253.73	1.42x	71.4%	Multifamily
Top 5 Total/Weighted Average	$394,235,708	36.9%		3.49x	43.9%
Top 10 Total/Weighted Average	$663,035,708	62.1%		2.94x	50.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per Unit/SF/Room, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	Does not include the Trust Subordinate Companion Loan or the Non-Trust Subordinate Companion Loan.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 10 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of the Top 15 Mortgage Loans” in Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 4.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include 6 Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 22.6% of the Initial Pool Balance, which are each secured by two or more properties.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cut-off Date Balance	Approx. % of Initial Pool Balance
U.S. Industrial Portfolio	$85,000,000	8.0%
Veritas Multifamily Pool 1	55,250,000	5.2
Laredo Industrial Portfolio	50,050,000	4.7
Residence Inn and SpringHill Suites North Shore	21,861,531	2.0
Veritas Multifamily Pool 2	21,000,000	2.0
Cumberland Taylorsville Portfolio	8,067,399	0.8
Total	$241,228,930	22.6%

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 20.4% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 7.1% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Embassy Suites Raleigh-Durham Research Triangle	$37,520,000	3.5%
Embassy Suites Portland Airport	30,000,000	2.8
Capitol Plaza Hotel Topeka	8,800,000	0.8
Total for Group 1:	$76,320,000	7.1%
Group 2:
Veritas Multifamily Pool 1	$55,250,000	5.2%
Veritas Multifamily Pool 2	21,000,000	2.0
Total for Group 2:	$76,250,000	7.1%
Group 3:
Middletown Commons	$35,512,500	3.3%
Strong Station	13,299,000	1.2
Crossings of Hoover	9,023,250	0.8
Vestavia Commons	7,973,250	0.7
Total for Group 3:	$65,808,000	6.2%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type,

Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	81	$181,879,139	17.0%
Texas	13	$138,336,575	12.9%
Tennessee	4	$114,350,291	10.7%
New York	3	$107,741,187	10.1%
Illinois	7	$99,038,206	9.3%
Florida	6	$76,542,187	7.2%
Colorado	3	$66,153,563	6.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout 17 other states, with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

•	Mortgaged Properties located in Arizona, California, Colorado, Georgia, Tennessee and Texas are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.

•	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, California, New York, North Carolina, Texas, New Jersey, South Carolina, Ohio, Georgia and Illinois, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

•	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

•	Eighty-two (82) Mortgaged Properties, collectively securing approximately 19.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

Mortgaged Properties With Limited Prior Operating History

With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as 10 Hudson Yards, Eagle View Apartments, Middletown Commons, Luton Ranch, 345 West 14th Street, Strong Station, Grand Blanc Industrial, Crossings of Hoover, Vestavia Commons and Central Parc at Heathrow, securing approximately 24.0% of the Initial Pool Balance, each has a limited operating history (i.e., less than 2 full years of historical financials), as follows:

•	Ten (10) of the Mortgaged Properties identified on Annex A-1 to this prospectus as 10 Hudson Yards, Eagle View Apartments, Middletown Commons, Luton Ranch, 345 West 14th Street, Strong Station, Grand Blanc Industrial, Crossings of Hoover, Vestavia Commons and Central Parc at Heathrow, securing approximately 24.0% of the Initial Pool Balance, each was constructed within 12 calendar months prior to the Cut-off Date, in a lease-up period or was the subject of a major renovation and, therefore, the related Mortgaged Property has no prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Laredo Industrial Portfolio and Pecos Legacy Center, collectively securing 5.6% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

One (1) of the Mortgage Loans secured by Mortgaged Property identified on Annex A-1 as 345 West 14th Street, representing approximately 1.7% of the Initial Pool Balance, is secured, in part, by the related borrower’s interest in one or more units in a condominium.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 345 West 14th Street, representing approximately 1.7% of the Initial Pool Balance, the borrower has an approximately 13% interest in the condominium and does not control the condominium board. In the event that more than 75% of the Mortgaged Property is destroyed or taken in a casualty or condemnation, 75% of all unit interests must approve rebuilding. If the unit holders choose not to rebuild, then each unit holder would be entitled to its share of a sale of the land.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	151	$1,038,338,503	97.2%
Leasehold	1	30,000,000	2.8
Total	152	$1,068,338,503	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation number 36 in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Suites Portland Airport, representing approximately 2.8% of the Initial Pool Balance, the Mortgaged Property is subject to a ground lease which expires on August 9, 2049, with two additional 10-year renewal periods. The Port of Portland is the ground lessor and receives ground lease payments based on rooms revenue at the Mortgaged Property as follows: 1.75% of room revenue up to $6 million, plus 2.00% of room revenue from $6 to $9 million, and 2.25% of room revenue for any amount above $9 million.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 10 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor cost abatements depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, the related ESA identified an above-ground storage tank at the Mortgaged Property that the borrower is required to register with the New York State Department of Environmental Conservation, and recommended that the borrower obtain a Notice of Satisfaction from the New York City Office of Environmental Remediation satisfying the “E-Designation” received by the Mortgaged Property in connection with the rezoning process.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hannibal, securing approximately 1.0% of the Initial Pool Balance by allocated loan amount, the related ESA reported that two USTs are present at the Mortgaged Property. The ESA noted the possibility that the integrity of these USTs may have been compromised over time and may have subsequently impacted the underlying soil. No subsurface sampling documentation associated with these noted features was noted in available information reviewed during this assessment. Moreover, historical industrial activities at the Mortgaged Property included a former foundry at the 3851 Santa Fe Avenue parcel and a former gas station/carwash. Documentation regarding the assessment of the potential for residual impact to remain in place and for vapor intrusion to present a concern has not been identified. Based on these activities, the ESA noted that a limited subsurface investigation may be warranted to determine the presence or absence of soil and/or groundwater contamination in the vicinity of the existing on-site USTs, noted drainage features, and the former gas station/foundry in the northeastern portion of the Mortgaged Property. The related borrower obtained environmental insurance against claims for pollution and remediation legal liability. We cannot assure you that any investigation will be completed within the estimated cost or that the results of such an investigation will not warrant further actions.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Angstrom Graphics, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related ESA reported that previous sampling had detected residual impacts from prior industrial activities at concentrations below action levels. However, the ESA recommended additional limited investigation within the footprint of the building to determine whether there are any other residual impacts, at an estimated cost of $9,000. The related borrower obtained environmental insurance against claims for pollution and remediation legal liability. We cannot assure you that any investigation will be completed within the estimated cost or that the results of such an investigation will not warrant further actions.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Lyons, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related ESA reported that an onsite metal washing station for the light industrial activities is served by a trench drain that flows to a waste water clarifier before discharge to the municipal sewer system. The ESA reported that the discharge from the trench and clarifier is periodically checked pursuant to a permit. Based on the duration of these activities, the ESA recommended performing a subsurface investigation to identify any related impacts, at an estimated cost range of $8,000 to $10,000. The related borrower obtained environmental insurance against claims for pollution and remediation legal liability. We cannot assure you that any investigation will be completed within the estimated cost or that the results of such an investigation will not warrant further actions.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Northwest Mailing Service, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related ESA reported that prior metal processing and manufacturing had occurred onsite. The ESA also observed leaking drums at an adjacent third-party property, although no related staining was observed at the Mortgaged Property. The ESA recommended subsurface sampling to investigate any potential impacts from the onsite and offsite conditions, at an estimated cost range of $15,000 to $25,000. The related borrower obtained environmental insurance against claims for pollution and remediation legal liability. We cannot assure you that any investigation will be completed within the estimated cost or that the results of such an investigation will not warrant further actions.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 1660 Bay Street, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the ESA reported that previously a manufactured gas plant had been located in a larger area that now encompasses the Mortgaged Property and other third-party owned parcels. Pacific Gas and Electric Company (“PG&E”) or its predecessor had previously owned the gas plant and the Mortgaged Property. Previous subsurface sampling in some areas of the former gas plant identified groundwater and/or soil vapor impacts above screening levels but that may be consistent with regional ambient levels. The extent of such impacts or ambient levels has not been confirmed. Therefore, the ESA recommended further investigation. The Mortgage Loan agreement requires that within three months of the origination date, the borrowers must deliver a written request to PG&E that an investigation be completed by PG&E to identify any residual gas plant impacts or health risks at the Mortgaged Property. The borrowers are required to deliver to the lender the results of such investigation and cooperate with the responsible party identified by such investigation to implement any recommendations within a reasonable period of time. We cannot assure you that PG&E will complete such an investigation or that any responsible party will implement to completion any further actions that might be recommended as a result of an investigation.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Progressive Metal, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the related ESA reported that as a result of residual impacts from prior onside industrial activities and potential impacts from a nearby third-party contamination site, purchasers of the Mortgaged Property had filed Baseline Environmental Assessments (“BEA”) pursuant to the Michigan Environmental Remediation program that offers qualified cleanup cost liability protection to new owners of previously contaminated properties. The ESA recommended no further action at this time but noted that any person that in the future takes possession or ownership of the Mortgaged Property may choose to file a similar protective BEA. We cannot assure you that any qualified cleanup cost protection will be maintained, or that any future circumstances will not warrant further action.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as SITEL, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the related ESA reported that previous operation of a third-party adjacent petroleum storage facility had impacted groundwater at the Mortgaged Property. The release was approved for state-funded assessment and cleanup with governmental oversight. The ESA recommended no further action by the owner of the Mortgaged Property other than monitoring the progress of remedial activities.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 449 O’Farrell Street, securing approximately 0.04% of the Initial Pool Balance by allocated loan amount, the related ESA reported that previous onsite dry cleaning had resulted in subsurface soil impacts and limited indoor air impact. Pursuant to oversight by the San Francisco Department of Public Health (“SFDPH”), a vapor intrusion barrier was installed in the basement of the Mortgaged Property and follow-up sampling was required. The SFDPH concluded that no further action was required other than the vapor barrier should be periodically inspected and maintained pursuant to a recorded deed restriction. We cannot assure you that the vapor barrier will continue to be maintained or that no future circumstances will require any additional action.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, the Mortgaged Property is part of the Hudson Yards redevelopment project located in Manhattan, New York. The borrower reserved approximately $91.0 million with the lender at origination of the Mortgage Loan in connection with the remaining construction work, tenant improvements and build-out, which work is projected to be completed by June 30, 2017.

With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 1 and Veritas Multifamily Pool 2, collectively representing approximately 7.1% of the initial pool balance as of the cut-off date, 25 of the Veritas Multifamily Pool 1 Mortgaged Properties, representing approximately 1.7% of the Initial Pool Balance, by allocated loan amount, and 5 of the Veritas Multifamily Pool 2 Mortgaged Properties, representing approximately 0.7% of the Initial Pool Balance, by allocated loan amount, are currently undergoing work to be retrofitted in accordance with the City of San Francisco’s “Mandatory Seismic Retrofit Program – Wood-Frame Buildings” Ordinance (No. 66-13) (“Retrofit Ordinance”) effective June 18, 2013. The Retrofit Ordinance establishes a mandatory seismic retrofit requirement for wood-frame buildings of three or more stories or two stories over a basement or underfloor area that has any portion extending above grade, and containing five or more dwelling units where the permit to construct was applied for prior to January 1, 1978. Buildings that do not complete the necessary work in the time required, do not apply for a permit in the time required and/or do not complete the screening process successfully as required under the Retrofit Ordinance will be deemed in violation of the program. Buildings that are in violation of this program will be placarded with an “Earthquake Warning” notice, notifying the buildings’ owners, tenants and general public of the risk posed by the building. Building owners that continue to violate the Retrofit Ordinance will be required to come before a hearing officer to explain why they have not complied with the Retrofit Ordinance and an assessment of costs and accounting for the time the city’s inspectors spent on getting the property owner to comply will be applied to the property. We cannot assure you that the borrowers will continue retrofitting the required Mortgaged Properties or that they will have sufficient capital to comply with the Retrofit Ordinance. Additionally, the borrower sponsor indicated that, as tenants vacate their rent controlled units at the related Mortgaged Properties, the related borrower sponsor plans to renovate those units and re-lease them at market rate as described in “—Property Types— Multifamily Properties”. Failure to complete those improvements and renovations may have a material adverse effect on the cash flow at a property and the borrowers’ ability to meet their payment obligations under the Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” and “—Insurance May Not Be Available or Adequate” in this Prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Suites Raleigh-Durham Research Triangle, representing approximately 3.5% of the Initial Pool Balance, there are planned renovations and capital improvements at the Mortgaged Property, including guestrooms and various exterior upgrades and repairs, lobby and common area upgrades and an expanded exercise room (for which the borrower has reserved $10,500,000).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Suites Portland Airport, representing approximately 2.8% of the Initial Pool Balance, there are planned renovations and capital improvements, at the Mortgaged Property, including guestrooms and various exterior upgrades and repairs, lobby and common area upgrades and an installation of a swimming pool, totaling $9,700,000 (for which the borrower is required to reserve $275,000 per month until the related PIP reserve equals such amount).

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Residence Inn and SpringHill Suites North Shore, representing approximately 2.0% of the Initial Pool Balance, there are planned renovations and capital improvements at each Mortgaged Property, including guestrooms and various exterior upgrades and repairs, lobby and common area upgrades and an expanded exercise room, totaling $3,770,000 (for which the borrowers have reserved $4,180,000).

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 to this prospectus as Plaid - Decatur, representing approximately 0.3% of the Initial Pool Balance, there is an approximately $6.37 million expansion taking place at the Mortgaged Property (for which the related borrower has reserved approximately $5.8 million).

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the mortgage loan seller or other originator obtained a current (within 11 months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Originators—Origination and Underwriting Process—Appraisal.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within 10 months of the Cut-off Date. See “Transaction Parties—The Originators—Origination and Underwriting Process—Physical Condition Report”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. “Transaction Parties—The Originators—Origination and Underwriting Process”. For example, in this regard we note the following:

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation number 26 in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 540 West Madison, representing approximately 8.1% of the Initial Pool Balance, Joseph Mizrachi, one of the non-recourse carveout guarantors, was barred from associating with any member of the National Association of Securities Dealers (“NASD,” which entity is now known as Financial Regulatory Authority, Inc. or FINRA) and PAZ Securities, Inc. (“PAZ”), the firm for which Mizrachi served as President, was expelled from membership in NASD, in each case related to sanctions enforced by NASD in 2003 related to the firm’s and Mizrachi’s failure to respond to a request for information.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Embassy Suites Raleigh-Durham Research Triangle, Embassy Suites Portland Airport and Capitol Plaza Hotel Topeka, collectively representing approximately 7.1% of the Initial Pool Balance, the indirect owner of each borrower acquired equity interests in the related borrower under such mortgage loan (and owner of the related mortgaged property) from Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.) (“Atrium LP”) in connection with the liquidation of Atrium LP. The entity that was the general partner of Atrium LP (“Atrium GP”) is controlled by Jonathan Eilian (“Eilian”). Atrium GP owned 100% of the common units in Atrium LP. Atrium GP received this interest in connection with a 2005 transaction among Atrium GP, the Revocable Trust of John Q. Hammons, dated December 28, 1989, as amended and restated (the “JQH Trust”), Hammons, Inc., and others. In that transaction, the JQH Trust and Hammons, Inc. received 100% of the preferred units in Atrium LP, which had a liquidation preference at that time of up to approximately $335 million (the “Atrium Preferred Equity”). Also in connection with the 2005 transaction, the JQH Trust and its affiliates gave to JD Holdings, L.L.C. and its affiliates (collectively, “JD Holdings”), another entity controlled by Eilian, a number of rights with respect to certain properties owned by the JQH Trust and its affiliates, and additional properties developed by the JQH Trust and its affiliates (the “JQH Hotels”), including a right of first refusal (the “JDH ROFR”).

JD Holdings, JQH Trust and their respective affiliates have been engaged in ongoing litigation concerning the interpretation of the JDH ROFR and the terms of the Atrium LP partnership agreement. Among the matters in dispute have been whether a liquidation of Atrium LP constitutes a disposition by JQH or his affiliates as required under the partnership agreement, the calculation of the redemption price of the Atrium Preferred Equity, the validity of the JDH ROFR, the required timing of the sale of the JQH Hotels that are subject to the JDH ROFR.

An October 2014 Memorandum Opinion, issued by the Court of Chancery of the State of Delaware, granted in part JD Holdings’ Motion for Judgment on the Pleadings, and in connection with the remaining outstanding claims between the parties, that court granted Eilian a “Status quo” order in October 2015 to prevent any changes to the status quo on the entire the JQH Trust hotel portfolio.

In September 2015, 100% of the ownership interests in Atrium LP was sold to an affiliate of JD Holdings after a six-month marketing process run by Eastdil to find the best offer. The offer by the affiliate of JD Holdings was approximately $10 million higher than the highest bid received in the Eastdil process. Thereafter, Atrium LP was dissolved, resulting in a payout to JQH Trust of $1 million, which JQH Trust contends was not a liquidation in accordance with the terms of the partnership agreement of Atrium LP.

On June 26, 2016, the JQH Trust and approximately 71 affiliates filed for protection in the United States Bankruptcy Court for the District of Kansas, a filing that the chief executive officer of the JQH Trust acknowledged in a press conference was undertaken in order to stay litigation scheduled to take place on July 26, 2016 through July 29, 2016 between the JQH Trust, JD Holdings and additional parties regarding the above disputes. The Bankruptcy Code provides that all creditors of the debtors and the litigants are “stayed” from taking any action against any debtor or collateral.

As part of the bankruptcy process it is possible that the JQH Trust will file an action against the new owner of the transferred hotels (including the borrowers under the mortgage loans), to assert that the transfer was a “fraudulent conveyance” under applicable state law, in order to have the transferred assets (including the mortgaged properties) returned to Atrium for the benefit of its creditors (including the JQH Trust that had a preferred equity interest in Atrium). In order to prevail in a fraudulent conveyance suit, the JQH Trust would need to show that the assets were purchased for less than reasonably equivalent value and that the properties were not purchased by the transferees in good faith.

A fraudulent conveyance lawsuit could be commenced against the property’s current owner and initial transferee of the properties, and possibly the lender as mortgagee and subsequent transferee of the properties, if the lawsuit is filed after the mortgages are placed on the properties. If a suit were filed, even if decided adversely to the JQH Trust, litigation delays could interfere with the lender’s ability to either collect mortgage payments or foreclose on the mortgaged properties, and if the JQH Trust were to prevail in such a suit, the mortgages could be rendered unenforceable. However, in the event that such a lawsuit were pursued, both the current owner and the lender would be able to assert a good-faith defense, given that the properties were transferred for a reasonable value to their current owner, which would preserve the mortgages on the properties. If JD Holdings’ good-faith defense were rejected by a court and the JQH Trust were to prevail on all causes of action and be awarded damages that JQH Trust claims is owed, a court could require JD Holdings to pay monetary damages of up to $334 million, based on their claimed required the Atrium Preferred Equity payments.

On July 28, 2016, JD Holdings filed a motion for dismissal of the automatic stay on the grounds that the bankruptcy filing was a violation of the status quo order, the JQH Trust was not legally eligible to file for bankruptcy, and that the debtors did not file the bankruptcy petitions with a valid bankruptcy purpose and in good faith , a motion to which the debtors have objected. In addition, the JQH trust has made a motion formally seeking to reject the JDH ROFR as an executory contract.

In order to mitigate the risk of allegations of impropriety by Atrium GP in connection with the sale of ownership of Atrium LP properties to an affiliated entity, Atrium GP obtained an opinion from an independent, third party financial advisor in connection with the sale of the mortgaged properties that states that the consideration received by the sellers in the sale of the equity interests was fair to Atrium LP from a financial point of view. We cannot assure you that the JQH Trust will not commence a fraudulent conveyance lawsuit against JD Holdings or that such financial advisor opinion removes such risk or that it will otherwise be dispositive on any issue. In addition, we cannot assure you that the JQH Trust will not be successful in its attempt to reject the JDH ROFR or that JD Holdings will be able to acquire the JQH Hotels on the favorable terms as it expects.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Eagle View Apartments, representing approximately 4.7% of the Initial Pool Balance, the borrower sponsor accepted a consent order regarding a missing stormwater permit from the City of Charleston in November 2015. Shortly after this consent order was made public, the borrower sponsor was named as a defendant by 16 home owners located downstream from the Mortgaged Property, each claiming that the borrower sponsor’s improper development of the Mortgaged Property caused significant drainage issues that ultimately damaged the homes and personal property of the plaintiffs. The borrower was not named as a defendant in these actions. Each of these homes are estimated to be valued on the open market in the range of $30,000 to $50,000. The borrower sponsor has a net worth of $33.8 million and liquidity of $7.36 million.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-five (25) of the Mortgage Loans, representing approximately 60.4% of the Initial Pool Balance, were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the Mortgaged Property.

Six (6) of the Mortgage Loans, representing approximately 21.7% of the Initial Pool Balance, were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Three (3) of the Mortgage Loans, representing approximately 17.9% of the Initial Pool Balance, were, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

None of the Mortgage Loans (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO Property.

With respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized and cross-defaulted Mortgage Loans:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 8.0% of the Initial Pool Balance, affiliates of the borrower sponsor have been involved in two foreclosures in 2013 and 2014, two discounted payoffs in 2009 and 2011, and are currently negotiating a loan modification concerning a property unrelated to the Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, the borrower sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 6.1% of the Initial Pool Balance, affiliates of the nonrecourse carveout guarantor have been involved in 5 foreclosures, 1 deed-in-lieu of foreclosure, 1 special warranty deed and 1 loan default between 2011 and 2016. Each such action was unrelated to the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Panorama Corporate Center, representing approximately 5.5% of the Initial Pool Balance, affiliates of the borrower sponsor have been involved in several deeds-in-lieu of foreclosure, foreclosure actions, a short sale and trustee sales between May 2009 and February 2013.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Laredo Industrial Portfolio, representing approximately 4.7% of the Initial Pool Balance, the borrower sponsors control 2 properties that are currently the subject of foreclosure proceedings.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Luton Ranch, representing approximately 1.8% of the Initial Pool Balance, the borrower sponsor has been involved in one discounted pay off in April 2011 and one foreclosure in July 2011.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Lincoln Corners, representing approximately 1.7% of the Initial Pool Balance,

the borrower sponsor has been involved one foreclosure, a discounted pay-off and had a mortgaged property placed in special servicing.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

•	Forty-four (44) of the Mortgaged Properties, securing, in whole or in part, 3 Mortgage Loans, representing in the aggregate approximately 11.6% of the Initial Pool Balance by allocated loan amount are leased to a single tenant.

•	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.7% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 2.0% or more of the Initial Pool Balance, as set forth below:

•	Ross Dress For Less is a tenant at each of four (4) Mortgaged Properties, and such Mortgaged Properties secure approximately 9.9% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	Academy Sports is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 6.4% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	Hobby Lobby is a tenant at each of three (3) Mortgaged Properties, and such Mortgaged Properties secure approximately 6.3% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	Burlington Coat Factory is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 4.5% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

•	Sprouts is a tenant at each of three (3) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.8% in the aggregate, of the Initial Pool Balance based on allocated loan amount.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to the prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

•	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date
U.S. Industrial Portfolio(1)	8.0%	Various	September 2026
Laredo Industrial Portfolio(2)	4.7%	Various	July 2026
345 West 14th Street	1.7%	2/28/2025	May 2026

(1)	The Mortgage Loan is a portfolio of 39 single tenant Mortgaged Properties. Eighteen of the 39 leases expire prior to, or in the same year of, the maturity of the Mortgage Loan. See Annex A-1 for the tenants and their related expiration dates.

(2)	All of the leases expire prior to, or in the same year, of the maturity of the Mortgage Loan.

•	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring	Calendar Year of Expiration	Mortgage Loan Maturity Date
Cool Springs Commons	3.5%	68.4%	2021	June 2026
Rancho La Costa	1.2%	54.2%	2022	September 2026
Grand Blanc Industrial	1.1%	67.0%	2023	September 2026
Pecos Legacy Center	0.9%	61.4%	2023	August 2026
River Ridge Shopping Center	0.5%	69.0%	2022	August 2026

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. For example:

•	In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Hamilton Place and Shoppes at Rio Grande, collectively representing approximately 9.1% of the Initial Pool Balance, JC Penney is an anchor at the related Mortgaged Property (however, in the case of Hamilton Place, the related JC Penney is not part of the collateral securing the Mortgage Loan). Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JC Penney terminates its lease or goes dark. We cannot assure you that JC Penney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JC Penney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On August 11, 2016, Macy’s, Inc. announced its plan to close approximately 100 Macy’s full-line stores (out of a current portfolio of 728 Macy’s stores, including 675 full-line locations). Most of these stores are expected to close in early 2017, with the balance closing as leases and certain operating covenants expire or are amended or waived. In a number of cases, stores will be closed as the value of the real estate exceeds their value to Macy’s as a retail store. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, Macy’s is a tenant at the Mortgaged Property. Macy’s, Inc. has not identified the 100 stores to be closed, and we cannot assure you that such tenant will not be closed.

•	On July 7, 2015, Sears Holdings Corp. (“Sears”), announced that it closed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust. In the transaction, Sears sold 235 Sears branded and Kmart branded stores to Seritage along with Sears’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company (the “Joint Ventures”), which together hold an additional 31 Sears Holdings properties. In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the Joint Ventures, back to Sears Holdings, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears Holdings, Seritage and the Joint Ventures have the right to recapture space from Sears Holdings, allowing them to reconfigure and rent the recaptured space to third party tenants over time. In addition, on April 21, 2016, Sears announced its plan to close approximately 68 Kmart and 10 Sears. All of the Sears stores and nearly all of the Kmart stores were expected to close in late July; two Kmart stores were expected to close in mid-September. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 6.1% of the Initial Pool Balance, Sears is an anchor at the related Mortgaged Property, however, it is not part of the collateral securing the Mortgage Loan. We cannot assure you that under the terms of the master leases among Seritage, Sears and the Joint Ventures, such Sears store will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

In addition, certain of the tenant leases permit the related tenant to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, the third largest tenant, BCG, representing approximately 10.7% of the net rentable area at the Mortgaged Property, has a one-time right to reduce its leased space by up to two full contiguous floors (either in the top half or bottom half of their space), which right may be exercised either

(i) between January 31, 2026 and January 31, 2027 or (ii) between January 31, 2028 and January 31, 2029, with 18 months’ prior written notice and payment of a contraction fee.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 540 West Madison, representing approximately 8.1% of the Initial Pool Balance, the largest tenant, Bank of America has the right to terminate its space on the entire 23rd floor (42,470 SF) and/or 4,000 SF of its space on the 1st floor beginning December 31, 2016 with 12 months written notice.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, the second largest tenant, Bloomingdale’s, representing approximately 26.8% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease at any time with 18 months’ prior written notice. However, if the termination date falls within the period of October 1st of any year through February 1 of the following year, then the termination date will be extended to February 1st and payment of a termination fee.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Laredo Industrial Portfolio, representing approximately 4.7% of the Initial Pool Balance, the third largest tenant at the 11302 Eastpoint Drive Buildings A-C Mortgaged Property, Sony Electronics Inc, representing approximately 12.9% of the net rentable area of the related Mortgaged Property, has a one-time right to terminate its lease either (i) 275-days following receipt of termination notice with payment of a termination fee equal to $173,923.30 between April 1, 2017 and June 30, 2017, or (ii) 275-days following receipt of termination notice with payment of a termination fee equal to $143,649.09 between April 1, 2019 and June 30, 2019. Additionally, the sole tenant at the 417 Union Pacific Boulevard Mortgaged Property, UPS Supply Chain Solutions, has a one-time right to terminate its lease on October 31, 2017 with notice delivered no later than April 30, 2017.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 8.0% of the Initial Pool Balance, each of the single tenants at five of the 39 Mortgaged Properties, has subleased a portion space to the following subtenants: (i) the Hannibal Mortgaged Property – LexWest, LLC, (ii) the Jade Sterling-IL Mortgaged Property – M. Block & Sons, Inc., (iii) the Jade Sterling-OH Mortgaged Property – (a) Soft-Lite, LLC, (b) GodFrey & Wing and (c) Automation Plastics, (iv) the MVP Charleston Mortgaged Property – CLT Air Freight Carrier, (v) the Kraco Mortgaged Property – (a) Compton Steel Co., Inc. and (b) Morrell’s Electroplating, Inc., and (vi) the World’s Finest Chocolates Mortgaged Property – Barry Callebaut U.S.A. LLC.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Cool Springs Commons, representing approximately 3.5% of the Initial Pool Balance, a tenant that is leasing approximately 5.7% of the net rentable square footage at the related mortgaged property, has subleased its space to Community Health Systems, the largest tenant at the Mortgaged Property.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, the largest tenant, Macy’s, representing approximately 27.4% of the net rentable area of the Mortgaged Property and the fourth largest tenant, American Girl, representing approximately 1.9% of the net rentable area of the Mortgaged Property, may each pay reduced rent or terminate their respective leases if a specified percentage of the Mortgaged Property is unoccupied or certain tenants go dark.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 6.1% of the Initial Pool Balance, four of the five largest tenants, Barnes & Noble, Gap/Gap Kids, American Eagle Outfitters and Express, collectively representing approximately 14.5% of the net rentable area of the related Mortgaged Property, may each pay reduced rent or terminate their respective leases if a specified percentage of the Mortgaged Property is unoccupied or certain tenants go dark.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Middletown Commons, representing approximately 3.3% of the Initial Pool Balance, two of the five largest tenants, Ross Dress For Less and Five Below, collectively representing approximately 14.0% of the net rentable area of the related Mortgaged Property, may each pay reduced rent or terminate their respective leases if a specified percentage of the Mortgaged Property is unoccupied or certain tenants go dark.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at Rio Grande, representing approximately 3.0% of the Initial Pool Balance, thirteen tenants, collectively representing approximately 34.4% of the net rentable area of the related Mortgaged Property, have co-tenancy clauses tied to JC Penney.

In addition, certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at Rio Grande, representing approximately 3.0% of the Initial Pool Balance, three of the five largest tenants, JC Penney (GL), Academy Sports and Ross Dress For Less, collectively representing approximately 45.8% of the net rentable area of the related Mortgaged Property, are permitted to go dark at any time.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant	% of Net Rentable Area	% of Base Rent
South Valley Plaza	1.5%	DMV(1)	6.4%	16.9%

(1)	The tenant may terminate its lease at any time with 60 days’ notice.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants, by net rentable area, at a Mortgaged Property identified on Annex A-1 or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, the second largest tenant, L’Oreal, representing approximately 22.7% of the net rentable area at the Mortgaged Property, is in occupancy but has a free rent period in August 2016. The third largest tenant, BCG, representing approximately 10.7% of the net rentable area at the Mortgaged Property, is expected to take occupancy by the end of 2016, with rent commencing in May 2017, following a free rent period from August 2016 through April 2017. The fourth largest tenant, SAP, representing approximately 7.9% of the net rentable area at the Mortgaged Property, is expected to take occupancy in the fall of 2016, with rent commencing in June 2017, following a free rent period from August 2016 through June 2017. The fifth largest tenant, Intersection, representing approximately 3.7% of the net rentable area at the Mortgaged Property, is expected to take occupancy in the fall of 2016, with rent commencing in January 2017 for the space on the 26th floor, following a free rent period from August 2016 through January 2017 and July 2017 for the space on the 27th floor, following a free rent period from August 2016 through July 2017. The borrower reserved $34,160,073 at origination of the Mortgage Loan, $1,851,106 of which relates to L’Oreal, $12,032,622 of which relates to BCG, $10,529,239 of which relates to SAP, $3,367,625 of which relates to Intersection, and the remaining portion of the reserve relates to free rent periods for other smaller tenants.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Panorama Corporate Center, representing approximately 5.5% of the Initial Pool Balance, the largest tenant, Comcast, representing approximately 41.6% of the net rentable area of the Mortgaged Property, is currently in possession of and paying rent on two suites in Building II although is still completing its buildout of such space and has executed leases on

Buildings III and VIII (collectively 36.9% of net rentable area) at the Mortgaged Property. Building VIII is currently being built out and Comcast is expected to take occupancy of Building VIII in September 2016. Comcast’s rent will be abated until December 1, 2016 in Building III and May 16, 2017 in Building VIII. Approximately $8.4 million was escrowed at origination in a rent reserve to fund the rent gap. We cannot assure you that Comcast will take occupancy or begin paying rent as expected or at all.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Banner, Builders FirstSource, Hannibal, MVP Mayfield, Plaid – Decatur, Plaid – Norcross, Worlds Finest Chocolates, Middletown Commons, Shoppes at Rio Grande and Grand Blanc Industrial, securing in whole or in part 4 Mortgage Loans representing approximately 9.6% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, in the event the borrower constructs, operates, or permits the construction or operation of any motion picture theatre within a three-mile radius of Mortgaged Property, the third largest tenant, Regal Cinemas, representing approximately 4.7% of the net rentable area at the Mortgaged Property, has a right of first offer to lease or operate such theater on the same rental terms of its current lease. In addition, the borrower must give tenant three months’ notice prior to constructing or operating or permitting the construction or operation of any such theater. Thereafter, tenant will have one month to notify the borrower of its intent to lease or operate the theater.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties are leased in whole or in part by relevant transaction parties and certain affiliates.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eighty-two (82) of the Mortgaged Properties, securing 19.8% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the states of California and Oregon. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

In the case of 143 Mortgaged Properties which secure in whole or in part 25 Mortgage Loans, representing approximately 70.6% of the Initial Pool Balance by allocated loan amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation number 26 in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Use Restrictions

Certain of the Mortgaged Properties may be subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states an “as-stabilized”, “hypothetical as-is” or “as complete” value that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value which may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies other than as set forth below.

With respect to the loan-to-value ratios at maturity of 8 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as identified in the definition of “Maturity Date LTV Ratio”, the related LTV Ratio at Maturity, reflected in this prospectus, is calculated using an “as stabilized”, “hypothetical as-is” or “as complete” appraised value.

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2 for additional information.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, there is no separate nonrecourse carveout guarantor or environmental indemnitor other than the related borrower.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 8.0% of the Initial Pool Balance, the recourse carveouts under the Mortgage Loan agreement do not include misappropriation of condemnation proceeds.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor under the guaranty and the indemnitor under the environmental indemnity, recourse relating to the guaranty and the environmental indemnity agreement is limited to an amount equal to 20% of the initial principal balance of the Whole Loan. In addition, the borrower is permitted to replace the existing guarantor for liabilities under the guaranty and environmental indemnity accruing after the date of such replacement with an entity controlled by Simon Property Group, L.P., provided that certain requirements in the related Mortgage Loan documents are satisfied.

•	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, the Mortgaged Property is subject to (i) that certain Amended and Restated Company Lease Agreement, dated as of August 1, 2016 (the “Company Lease”), between the borrower, as landlord, and the New York City Industrial Development Agency (the “IDA”), as tenant, pursuant to which the borrower leased the Mortgaged Property to the IDA, and (ii) that certain Amended and Restated Agency Lease Agreement, dated as of August 1, 2016 (the “IDA Lease”), between the IDA, as sublandlord, and the borrower, as subtenant, pursuant to which the IDA subleased the Mortgaged Property to the borrower. The Company Lease and the IDA Lease each have terms expiring on June 30, 2043, approximately 17 years beyond the maturity of the Mortgage Loan, with no extension options. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes (“PILOT”) with respect to the Mortgaged Property in the amounts set forth in a schedule to the IDA Lease. After the 15th fiscal tax year, the PILOT amounts payable by the borrower under the IDA Lease increase annually thereafter until the 20th tax fiscal year when the borrower is required to pay 100% of the New York City real property taxes that would otherwise be payable with respect to the Mortgaged Property in the absence of any real property tax exemption. The borrower’s obligation to pay PILOT under the IDA Lease is secured by three amended and restated fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the Hudson Yards Infrastructure Corporation in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the Mortgaged Property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the mortgage securing the 10 Hudson Yards Whole Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirteen (13) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 28.9% of the Initial Pool Balance, provide for payments of interest and principal until the maturity date and then have an expected Balloon Balance at the related maturity date.

Eight (8) Mortgage Loans, representing approximately 40.7% of the Initial Pool Balance, are interest-only until the maturity date.

Thirteen (13) Mortgage Loans, representing approximately 30.4% of the Initial Pool Balance, provide for payments of interest only for the first 12 to 60 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	33	93.4%
1	5	1	6.6
Total		34	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

With respect to the Mortgage Loans and the Trust Subordinate Companion Loan secured by the Mortgaged Properties identified as 540 West Madison, Middletown Commons, Strong Station, Crossings of Hoover and Vestavia Commons on Annex A-1, representing approximately 14.3% of the Initial Pool Balance, the initial Due Date will be (or assumed to be) in November 2016. In addition, with respect to the Mortgage Loan identified as Shoppes at Rio Grande on Annex A-1, representing approximately 3.0% of the Initial Pool Balance, while the initial due date will be in October 2016, the borrower is only required to pay 29 days of interest from the origination date of September 7, 2016. Therefore, the mortgage loan seller will remit to the depositor on the Closing Date a payment in an amount equal to 30 days of interest (or, with respect to Shoppes at Rio Grande, 1 day) at the related Net Mortgage Rate on the Cut-off Date Balance of each of the related Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (collectively, the “Interest Deposit Amount”). The Interest Deposit Amount will be delivered to the Certificate Administrator on the Closing Date for deposit into the Distribution Account and will be included in the Available Funds for the Distribution Date in October 2016.

All of the Mortgage Loans are secured by first liens on fee simple, leasehold or fee simple/leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All but one of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). One of the Mortgage Loans accrues interest on the basis of the assuming a 30 day month and assuming a 360-day year.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the Mortgage Loans.

Voluntary Prepayments

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

Seven (7) Mortgage Loan, representing approximately 16.4% of the Initial Pool Balance, permits the related borrower, after a lockout period of 11 to 26 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% to 3% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	24	67.9%
5	2	8.9
7	8	23.2
Total	34	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 27 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 83.6% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

Partial Releases

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 8.0% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, the borrowers have the right after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Pari Passu Companion Loan is deposited and (ii) the third anniversary of the origination of the Mortgage Loan to obtain release of one or more of the Mortgaged Properties in conjunction with a transfer of such building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for each Mortgaged Property being released, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 2.20x and (y) the lesser of (i) 2.55x and (ii) debt service coverage ratio immediately prior to such release, and (iii) compliance with REMIC requirements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, the borrower may obtain the release of non-income producing portions of the Mortgaged Property that are not material to the use and operation of the Mortgaged Property as a retail shopping center, with the payment of lender’s reasonable out of pocket expenses incurred in connection with any such transfers, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among others: (a) no event of default is continuing under the Mortgage Loan and (b) a determination is made that certain REMIC requirements will be met.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 6.1% of the Initial Pool Balance, the borrower may obtain the release of one or more non-income producing and vacant outlot parcels, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents including, among others: (i) no event of default is continuing under the Mortgage Loan, (ii) the receipt of a Rating Agency Confirmation and (iii) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 1, representing approximately 5.2% of the Initial Pool Balance, provided no event of default under the related Whole Loan is then continuing, at any time from and after the due date in August 2020, the borrowers may obtain the release of one or more of the related Mortgaged Properties from the lien of the Mortgage Loan documents, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) prepayment in an amount equal to the release price for each Mortgaged Property being released; (ii) with respect to a partial release, after giving effect to the release, (1) the debt service coverage ratio (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties for the 12-month period ended at the conclusion of a fiscal quarter is no less than the greater of (a) 1.01x and (b) the debt service coverage ratio immediately prior to the release and (2) the debt yield (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties for the 12-month period ended at the conclusion of a fiscal quarter is no less than the greater of (a) 5.29% and (b) the debt yield immediately prior to the release; (iii) delivery of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion. With respect to the release of any related Mortgaged Property, “release price” means an amount equal to (i) 105% of such Mortgaged Property’s allocated loan amount, to the extent that such release, when aggregated with all prior Mortgaged Property releases, does not result in more than 5% of the principal in the aggregate having been defeased in accordance with the related Mortgage Loan documents, (ii) 110% of such Mortgaged Property’s allocated loan amount, to the extent that such release, when aggregated with all prior Mortgaged Property releases, results in more than 5% of the principal, but not more than 20% of the principal, in the aggregate having been defeased in accordance with the related Mortgage Loan documents and (iii) 115% of such Mortgaged Property’s allocated loan amount, to the extent that such release, when aggregated with all prior Mortgaged Property releases, would result in more than 20% of the principal in the aggregate having been defeased in accordance with the related Mortgage Loan documents.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Laredo Industrial Portfolio, representing approximately 4.7% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, after the second anniversary of the Closing Date, the borrowers may obtain release of one or more of the Mortgaged Properties in conjunction with a transfer, subject to the satisfaction of certain conditions, including, among others: (i) the borrowers defease an amount equal to the release price of the Mortgaged Properties subject to the release, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x)

1.91x and (y) the debt service coverage ratio immediately prior to such release, (iii) the receipt of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion. The “release price” means, with respect to any Mortgaged Property, the greater of (i) 120% of its allocated loan amount or (ii) 90% of the sales price for such Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Cool Springs Commons, representing approximately 3.5% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, after the second anniversary of the Closing Date, the borrower may obtain the release of a vacant, unused, unimproved and non-income producing parcel from the lien of the Mortgage Loan documents in connection with a transfer of such release parcel to an affiliate of the borrower or borrower sponsor, subject to the satisfaction of certain conditions, including, among others: (i) payment of an amount equal to the appraised value of the released parcel as determined by a new or updated MAI appraisal (“Cool Springs Release Price”), (ii) solely in the event that the Cool Springs Release Price is greater than $1.0 million, (x) the borrower defeases an amount equal to the Cool Springs Release Price, (y) delivery of a REMIC opinion in connection with such defeasance, and (z) receipt of a Rating Agency Confirmation in connection with such defeasance, (iii) delivery of a new appraisal indication that after giving effect to the release, (x) the loan-to-value ratio of remaining Mortgaged Property is no greater than 58% and (y) the debt service coverage ratio (as calculated under the Mortgage Loan documents) is greater than 2.6x, (iv) delivery of a REMIC opinion in connection with such release and (v) receipt of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Panorama Corporate Center, representing approximately 5.5% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, the borrower has the right after the second anniversary of the Closing Date to obtain release of certain buildings at the Mortgaged Property (such released building a “Permitted Release Building”) in conjunction with a transfer of the related Permitted Release Building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the Mortgage Loan; (ii) the borrower defeases an amount equal to 115% of the allocated loan amount related to such building(s) being released; (iii) the Permitted Release Building constitutes a legally subdivided lot and is a separate tax parcel from the retained portion of the Mortgaged Property; (iv) the receipt of a Rating Agency Confirmation; (v) the receipt of a REMIC opinion; and (vi) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the Mortgage Loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Mortgaged Property remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) (i) 1.55x if neither building III nor building VIII is subject to the proposed release or have been previously released, (ii) 1.65x if either building III or building VIII is subject to the proposed release or has been previously released and (iii) 1.75x if both building III and building VIII are subject to the proposed release or have been previously released and (y) the debt service coverage ratio immediately prior to such release.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 2, representing approximately 2.0% of the Initial Pool Balance, provided no event of default under the related Whole Loan is then continuing, at any time from and after the due date in August 2020, the borrowers may obtain the release of one or more of the related Mortgaged Properties from the lien of the Mortgage Loan documents, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) prepayment in an amount equal to the release price for each Mortgaged Property being released; (ii) with respect to a partial release, after giving effect to the release, (1) the debt service coverage ratio (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties for the 12-month period ended at the conclusion of a fiscal quarter is no less than the greater of (a) 1.01x and (b) the debt service coverage ratio immediately prior to the release and (2) the debt yield (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties for the 12-month period ended at the conclusion of a fiscal quarter is no less than the greater of (a) 5.05% and (b) the debt yield immediately prior to the release; (iii) delivery of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion. With respect to the release of any related Mortgaged Property, “release price” means an amount equal to (i) 105% of such Mortgaged Property’s allocated loan amount, to the extent that such release, when aggregated with all prior Mortgaged Property releases, does not result in more than 5% of the principal in the aggregate having been defeased in accordance with the related Mortgage Loan documents, (ii) 110% of such Mortgaged Property’s allocated loan amount, to the extent that such release, when aggregated with all prior Mortgaged Property releases, results in more than 5% of the principal, but not more than 20% of the principal, in the aggregate having been defeased in accordance with the related Mortgage Loan documents and (iii) 115% of such Mortgaged Property’s allocated loan amount, to the extent that such release, when aggregated with all prior Mortgaged Property releases, would result in more than 20% of the principal in the aggregate having been defeased in accordance with the related Mortgage Loan documents.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Residence Inn and SpringHill Suites North Shore, representing approximately 2.0% of the Initial Pool Balance, provided that no event of default under the Mortgage Loan is then continuing, the borrower is permitted to obtain the release of either property at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date of the Mortgage Loan and (b) the second anniversary of the closing date of the securitization into which the last companion loan is deposited, by defeasing either the entire Mortgage Loan, or a portion of the Mortgage Loan equal to the lesser of (i) 120% of the allocated loan amount for the Mortgaged Property released and (ii) the portion of the debt that has not been defeased as of the date of such release, provided that after giving effect thereto, unless the Mortgage Loan is defeased in full, debt service coverage ratio for the 12-month period ending on the last day of a fiscal quarter then most recently ended, recalculated to include only income and expense attributable to the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased, is required to be no less than the greater of (i) 1.77x or the debt service coverage ratio immediately prior to such release. Moreover, such defeasance is subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) delivery of a Rating Agency Confirmation and (ii) the satisfaction of the REMIC requirements.

Substitutions

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 1, representing approximately 5.2% of the Initial Pool Balance, provided no event of default under the related Whole Loan is then continuing, at any time after the earlier to occur of (a) the sixth anniversary of the origination date of the Whole Loan and (b) the closing date of the securitization into which the last piece of the Whole Loan is deposited, the borrowers may substitute one or more of the Mortgaged Properties with real property owned in fee, which is located in San Francisco, together with all buildings and other improvements thereon and leasehold interests, which real property is primarily used as a multifamily residential property, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) delivery of Rating Agency Confirmation with respect to such substitution; (ii) the conditions to property substitutions set forth in the mezzanine loan documents have been satisfied; (iii) the aggregate allocated loan amounts of all replaced properties during the term of the Mortgage Loan does not exceed 10% of the principal; (iv) the satisfaction of certain REMIC requirements; (v) after giving effect to the substitution, the debt yield (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties is no less than the debt yield immediately prior to the release and if the debt yield is less than 5.29%, then the property-specific debt yield (as calculated under the Mortgage Loan documents) of the replacement property as of the date of any such substitution is no less than the property-specific debt yield of the replaced property as of the origination date and (vi) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 2, representing approximately 2.0% of the Initial Pool Balance, provided no event of default under the related Whole Loan is then continuing, at any time after the first due date following the earlier to occur of (a) the sixth anniversary of the origination date of the Whole Loan and (b) the closing date of the securitization into which the last piece of the Whole Loan is deposited, the borrowers may substitute one or more of the Mortgaged Properties with real property owned in fee, which is located in San Francisco, together with all buildings and other improvements thereon and leasehold interests, which real property is primarily used as a multifamily residential property, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) delivery of Rating Agency Confirmation with respect to such substitution; (ii) the conditions to property substitutions set forth in the mezzanine loan documents have been satisfied; (iii) the aggregate allocated loan amounts of all replaced properties during the term of the Mortgage Loan does not exceed 10% of the principal; (iv) the satisfaction of certain REMIC requirements; (v) after giving effect to the substitution, the debt yield (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Properties is no less than the debt yield immediately prior to the release and if the debt yield is less than 5.05%, then the property-specific debt yield (as calculated under the Mortgage Loan documents) of the replacement property as of the date of any such substitution is no less than the property-specific debt yield of the replaced property as of the origination date and (vi) delivery of a REMIC opinion.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty (30) of the Mortgage Loans, representing approximately 72.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-one (31) of the Mortgage Loans, representing approximately 77.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-one (21) of the Mortgage Loans, representing approximately 54.7% of the Initial Pool Balance, are secured by office, retail, industrial or mixed use properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Nine (9) of the Mortgage Loans, representing approximately 26.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Six (6) of the Mortgage Loans, representing approximately 30.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard Lockbox	22	$856,614,236	80.2%
Springing Lockbox	9	127,406,868	11.9
Soft Lockbox	2	76,250,000	7.1
None	1	8,067,399	0.8
Total	34	$1,068,338,503	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Originators—Origination and Underwriting Process—Exceptions to GSMC’s Disclosed Underwriting Guidelines”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, the sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under- written NCF DSCR(2)	Cut-off Date Total Debt Under- written NCF DSCR(1)
10 Hudson Yards	$87,500,000	$620,600,000	$191,900,000	$300,000,000	$1,200,000,000	3.400%	32.9%	55.8%	4.18x	2.17x
540 West Madison(3)	$87,000,000	$75,292,000	$162,708,000(4)	$75,000,000	$400,000,000	4.4085%	25.9%	63.8%	5.34x	1.59x
Veritas Multifamily Pool 1(5)	$55,250,000	$175,000,000	$249,750,000	$196,500,000	$676,500,000	5.150%	24.9%	73.3%	3.72x	1.00x
Veritas Multifamily Pool 2(6)	$21,000,000	$55,000,000	$20,000,000	$42,500,000	$138,500,000	4.950%	39.9%	72.8%	2.92x	1.02x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	Calculated including any related Pari Passu Companion Loan (but without regard to any Subordinate Companion Loan or mezzanine debt).

(3)	The 540 West Madison Whole Loan has one related mezzanine loan that is currently held by Goldman Sachs Mortgage Company.

(4)	Represents the aggregate original balance of note B and note C.

(5)	The Veritas Multifamily Pool 1 Whole Loan has three related mezzanine loans that are held by an unrelated third party.

(6)	The Veritas Multifamily Pool 2 Whole Loan has one related mezzanine loan that is held by an unrelated third party.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgaged Properties identified on Annex A-1 as Veritas Multifamily Pool 1 and Veritas Multifamily Pool 2, collectively representing approximately 7.1% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name(1)	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Middletown Commons	$35,512,500	75.0%	1.25x	8.88%	Yes
Strong Station	$13,299,000	75.0%	1.25x	9.18%	Yes
Crossings of Hoover	$9,023,250	75.0%	1.25x	8.77%	Yes
Vestavia Commons	$7,973,250	75.0%	1.25x	8.78%	Yes

(1)	Future mezzanine debt permitted in connection with the sale of the related Mortgaged Property and assumption of the related Mortgage Loan.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 540 West Madison, representing approximately 8.1% of the Initial Pool Balance, the related Mortgage Loan documents permit the borrower to issue preferred equity, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the amount thereof may not exceed $122.5 million, (ii) the holder(s) of such preferred equity interest or the persons that own (directly or indirectly) more than 50% of the beneficial interests in such preferred equity holder(s) and control such preferred equity holder(s) are required to have an aggregate net worth, excluding their interest in the Mortgaged Property, of at least $250 million, (iii) any and all preferred equity contributions will be subject and subordinate to all amounts payable to the mortgage lender with respect to the Mortgage Loan and all amounts payable to mezzanine lender under the mezzanine loan, all reserves required under the Mortgage Loan documents and all amounts required for the borrower to operate the Mortgaged Property, (iv) any such preferred equity interest may not be transferable or subject to a pledge or other encumbrance, except that the preferred equity interest may be transferred or pledged to one or more holders with an aggregate net worth, excluding the Mortgaged Property, of at least $250 million, (v) the holder of any such preferred equity interest may not have actual or effective control over the normal operation of the borrower or the Mortgaged Property (it being understood, for the avoidance of doubt, that the right to approve or to veto major decisions may not, in and of itself, constitute actual of effective control), (vi) any and all remedies of the holder of such preferred equity with respect to such preferred equity interest is required to be subordinate to the lien of the Mortgage Loan documents in all respects, may not include any foreclosure-like remedies and may not be exercisable until the Mortgage Loan is repaid in full, (vii) such preferred equity interest may not have a mandatory redemption date earlier than the maturity date, (viii) no such preferred equity interest may be secured by any real or personal property of the borrower, including the Mortgaged Property, and (ix) the holder of such preferred equity interest may have the right to force a sale of the Mortgaged Property, but only following the fifth anniversary of the issuance thereof and then only subject to the following conditions: the sale must either occur simultaneously with the defeasance of the Mortgage Loan in full in accordance with the terms of the Mortgage Loan documents, or otherwise the sale price must exceed $615 million and be subject to the satisfaction of all requirements and conditions set forth the Mortgage Loan documents related to assumptions and equity transfers, as applicable.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 8.0% of the Initial Pool Balance, Lower Terra JV, LLC, the indirect parent of the related borrowers, has issued preferred equity in the initial amount of approximately $98,386,245 with a preferred annual rate of return, compounded monthly, equal to: (i) for the period from and including September 1, 2016 to but excluding September 1, 2017, 12.6%; (ii) for the period from and including September 1, 2017 to but excluding September 1, 2018, 13.1%; (iii) for the period from and including September 1, 2018 to but excluding September 1, 2019, 13.6%; and (iv) thereafter, 14.1%. The final, mandatory redemption date is required to be one year and a day after the last maturity date of any mortgage loan or mezzanine loan directly or indirectly, as applicable, secured by the related Mortgaged Properties. Upon certain bad boy acts and similar defaults under the preferred equity documents, the preferred investor has the right to replace the managing member, increase the preferred rate of return by 3% and, in some cases, cause a sale of the assets of the subsidiaries and/or hyperamortize the preferred equity amount. Additionally the parents of the borrower are permitted to issue additional preferred equity in any upper tier parent of the borrower so long as after giving effect to such issuance of such preferred equity a change of control of the borrower under the Mortgage Loan documents would not occur as a result of such issuance or upon the exercise of any remedy by the holder of any such preferred equity.

With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Veritas Multifamily Pool 1 and Veritas Multifamily Pool 2, collectively representing approximately 7.1% of the Initial Pool Balance, the related Mortgage Loan documents permit the borrowers to issue preferred equity, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the issuer is a person other than (1) a borrower, (2) a mezzanine borrower and (3) a single-purpose entity that (x) is a limited liability company or corporation formed under the laws of the State of Delaware, (y) owns at least a 1% direct equity interest in the borrowers, and (z) serves as the general partner or managing member of the borrowers; (ii) the holder of the preferred equity is reasonably approved by the lender, and the issuance is made pursuant to an operating agreement or limited partnership agreement that contains transfer restrictions (including change of control provisions) reasonably approved by the lender; (iii) the issuance is made from and after the 24-month anniversary of the origination date of the related Mortgage Loan and prior to the 48-month anniversary of the origination date of the related Mortgage Loan; (iv) the aggregate amount invested in return for the issuance of such preferred equity must be no greater than 10% of the related Mortgage Loan amount and the related mezzanine loan amounts; (v) as of the date of the issuance, the debt yield, recalculated to include the issuance of such preferred equity as if it were debt, must be at least 7.0%; (vi) as of the date of issuance, the loan-to-value ratio, recalculated to include the issuance of such preferred equity as if it were debt, must be no more than 75%; (vii) as of the date of the issuance, the debt service coverage ratio, recalculated to include the issuance of such preferred equity as if it were debt with an interest rate equal to the applicable required periodic preferred return, must be no less than 1.25x; (viii) a Rating Agency Confirmation; (ix) the preferred equity issuance must be either (x) coterminous with the related Mortgage Loan or (y) freely redeemable, without premium or penalty, from and after the maturity date (and, for the avoidance of doubt, the preferred equity issuance may not have a mandatory redemption date prior to the maturity date); and (x) preferred payments in respect of such preferred equity must be current-pay only, with no “pay in kind” or similar accrual features.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at Rio Grande, representing approximately 3.0% of the Initial Pool Balance, such Mortgage Loan partially refinanced a loan with Protective Life Insurance Company that was secured by the Mortgaged Property and multiple vacant parcels located adjacent to the Mortgaged Property. A portion of the previous loan with a principal balance of $16.0 million remains outstanding and secured by the adjacent parcels (the “Adjacent Land Loan”). In connection with the refinancing, the 100% direct owner of the borrower, The Shoppes at Rio Grande Valley, LP, pledged all amounts it would be entitled to receive as equity distributions (“Equity Distributions”) to the lender on the Adjacent Land Loan. As of the origination date of the Mortgage Loan, the Adjacent Land Loan had an interest rate 5% and a maturity date of January 1, 2034. Pursuant to the term of the Adjacent Land Loan, The Shoppes at Rio Grande Valley, LP is required to make monthly payments of interest only on the Adjacent Land Loan, in addition to paying all Equity Distributions, although there is no minimum Equity Distribution required at any time, other than its right to receive Equity Distributions and an additional right to excess proceeds upon the sale of the Mortgaged Property. Additionally, The Shoppes at Rio Grande Valley, LP has granted Protective Life Insurance Company a right of first refusal in the Mortgaged Property, as described above under “—Purchase Options and Rights of First Refusal”, which right is not applicable in the context of a foreclosure, deed-in-lieu or other transfer of title by the exercise of remedies under the Mortgage Loan and will be extinguished upon the payoff of the Adjacent Land Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as 10 Hudson Yards, 540 West Madison, U.S. Industrial Portfolio, The Falls, Hamilton Place, Panorama Corporate Center, Veritas Multifamily Pool 1, Residence Inn and SpringHill Suites North Shore, Embassy Suites Portland Airport and Veritas Multifamily Pool 2 is part of a related Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holders of the related Companion Loan(s) (the “Companion Loan Holder”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loan(s) are cross-collateralized and cross-defaulted.

“AB Whole Loan” means each of the 10 Hudson Yards Whole Loan, the 540 West Madison Whole Loan, the Veritas Multifamily Pool 1 Whole Loan and the Veritas Multifamily Pool 2 Whole Loan.

“Whole Loan” means each of the 10 Hudson Yards Whole Loan, the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, The Falls Whole Loan, the Hamilton Place Whole Loan, the Panorama Corporate Center Whole Loan, the Veritas Multifamily Pool 1 Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan, the Embassy Suites Portland Airport Whole Loan and the Veritas Multifamily Pool 2 Whole Loan, as the context may require and as applicable.

“Controlling Companion Loan” means, with respect to any Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. UBS AG is currently the holder of the “Controlling Companion Loan” with respect to The Falls Whole Loan.

“Non-Serviced Certificate Administrator” means the 10 Hudson Yards Certificate Administrator, the Panorama Corporate Center Certificate Administrator, the Veritas Multifamily Pool 1 Certificate Administrator, the Residence Inn and SpringHill Suites North Shore Certificate Administrator, the Veritas Multifamily Pool 2 Certificate Administrator and after a Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA, as applicable.

“Non-Serviced Co-Lender Agreement” means the 10 Hudson Yards Co-Lender Agreement, The Falls Co-Lender Agreement (on and after the related Servicing Shift Securitization Date), the Panorama Corporate Center Co-Lender Agreement, the Veritas Multifamily Pool 1 Co-Lender Agreement, the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement and the Veritas Multifamily Pool 2 Co-Lender Agreement.

“Non-Serviced Companion Loan” means the 10 Hudson Yards Pari Passu Companion Loans, the 10 Hudson Yards Subordinate Companion Loans, The Falls Pari Passu Companion Loans (on and after the related Servicing Shift Securitization Date, the Panorama Corporate Center Pari Passu Companion Loan, the Veritas Multifamily Pool 1 Pari Passu Companion Loans, the Veritas Multifamily Pool 1 Subordinate Companion Loan, the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, the

Veritas Multifamily Pool 2 Pari Passu Companion Loan and the Veritas Multifamily Pool 2 Subordinate Companion Loan.

“Non-Serviced Directing Holder” means the 10 Hudson Yards Directing Holder, the Panorama Corporate Center Directing Holder, the Veritas Multifamily Pool 1 Directing Holder, the Residence Inn and SpringHill Suites North Shore Directing Holder, the Veritas Multifamily Pool 2 Directing Holder and, after a Servicing Shift Securitization Date, the directing holder under the related Servicing Shift PSA, as applicable.

“Non-Serviced Master Servicer” means the 10 Hudson Yards Master Servicer, the Panorama Corporate Center Master Servicer, the Veritas Multifamily Pool 1 Master Servicer, the Residence Inn and SpringHill Suites North Shore Master Servicer, the Veritas Multifamily Pool 2 Master Servicer and, after a Servicing Shift Securitization Date, the master servicer under the related Servicing Shift PSA, as applicable.

“Non-Serviced Mortgage Loan” means the 10 Hudson Yards Mortgage Loan, The Falls Mortgage Loan (on and after the related Servicing Shift Securitization Date), the Panorama Corporate Center Mortgage Loan, the Veritas Multifamily Pool 1 Mortgage Loan, the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan.

“Non-Serviced PSA” means the HY 2016-10HY TSA, the GSMS 2016-GS2 PSA, GSMS 2016-RENT TSA and after a Servicing Shift Securitization Date, the related Servicing Shift PSA, as applicable.

“Non-Serviced Securitization Trust” means the 10 Hudson Yards Securitization Trust, the Panorama Corporate Center Securitization Trust, the Veritas Multifamily Pool 1 Securitization Trust, the Residence Inn and SpringHill Suites North Shore Securitization Trust, the Veritas Multifamily Pool 2 Securitization Trust and, after a Servicing Shift Securitization Date, the related securitization trust, as applicable.

“Non-Serviced Special Servicer” means the 10 Hudson Yards Special Servicer, the Panorama Corporate Center Special Servicer, the Veritas Multifamily Pool 1 Special Servicer, the Residence Inn and SpringHill Suites North Shore Special Servicer, the Veritas Multifamily Pool 2 Special Servicer and, after a Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA, as applicable.

“Non-Serviced Trustee” means the 10 Hudson Yards Trustee, the Panorama Corporate Center Trustee, the Veritas Multifamily Pool 1 Trustee, the Residence Inn and SpringHill Suites North Shore Trustee, the Veritas Multifamily Pool 2 Trustee and, after a Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA, as applicable.

“Non-Serviced Whole Loan” means the 10 Hudson Yards Whole Loan, The Falls Whole Loan (on and after the related Servicing Shift Securitization Date), the Panorama Corporate Center Whole Loan, the Veritas Multifamily Pool 1 Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan.

“Pari Passu Companion Loan” means each of the 540 West Madison Pari Passu Companion Loan, the U.S. Industrial Portfolio Pari Passu Companion Loans, the 10 Hudson Yards Pari Passu Companion Loans, The Falls Pari Passu Companion Loans, the Hamilton Place Pari Passu Companion Loan, the Panorama Corporate Center Pari Passu Companion Loan, the Veritas Multifamily Pool 1 Pari Passu Companion Loans, the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, the Embassy Suites Portland Airport Pari Passu Companion Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan.

“Serviced AB Whole Loan” means the 540 West Madison Whole Loan.

“Serviced Companion Loan” means each of the 540 West Madison Pari Passu Companion Loan, the U.S. Industrial Portfolio Pari Passu Companion Loans, The Falls Pari Passu Companion Loans (prior to the related Servicing Shift Securitization Date), the Hamilton Place Pari Passu Companion Loan, the

Embassy Suites Portland Airport Pari Passu Companion Loan, the Trust Subordinate Companion Loan and the Non-Trust Subordinate Companion Loan.

“Serviced Pari Passu Companion Loan” means each of the 540 West Madison Pari Passu Companion Loan, the U.S. Industrial Portfolio Pari Passu Companion Loans, The Falls Pari Passu Companion Loans (prior to the related Servicing Shift Securitization Date), the Hamilton Place Pari Passu Companion Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan” means each of the 540 West Madison Mortgage Loan, the U.S. Industrial Portfolio Mortgage Loan, The Falls Mortgage Loan (prior to the related Servicing Shift Securitization Date), the Hamilton Place Mortgage Loan and the Embassy Suites Portland Airport Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, The Falls Whole Loan (prior to the related Servicing Shift Securitization Date), the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan.

“Serviced Subordinate Companion Loan” means the Trust Subordinate Companion Loan and the Non-Trust Subordinate Companion Loan.

“Serviced Whole Loan” means each of the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, The Falls Whole Loan (prior to the related Servicing Shift Securitization Date), the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, The Falls Mortgage Loan will be a Servicing Shift Mortgage Loan related to the issuing entity.

“Servicing Shift PSA” means The Falls PSA.

“Servicing Shift Securitization Date” means The Falls Control Note Securitization Date.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date. As of the Closing Date, The Falls Whole Loan will be a Servicing Shift Whole Loan related to the issuing entity.

“Subordinate Companion Loan” means each of the 10 Hudson Yards Subordinate Companion Loans, the Veritas Multifamily Pool 1 Subordinate Companion Loan and the Veritas Multifamily Pool 2 Subordinate Companion Loan, the Trust Subordinate Companion Loan and the Non-Trust Subordinate Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
10 Hudson Yards	$87,500,000	8.2%	$620,600,000	$191,900,000	32.9%	41.9%	4.18x	3.29x
540 West Madison(3)	$87,000,000	8.1%	$75,292,000	$162,708,000(4)	25.9%	51.8%	5.34x	2.16x
U.S. Industrial Portfolio	$85,000,000	8.0%	$222,640,000	$0	67.5%	67.5%	2.08x	2.08x
The Falls	$70,000,000	6.6%	$80,000,000	$0	49.2%	49.2%	3.36x	3.36x
Hamilton Place	$64,735,708	6.1%	$41,829,226	$0	46.4%	46.4%	2.09x	2.09x
Panorama Corporate Center	$58,500,000	5.5%	$74,500,000	$0	69.6%	69.6%	1.91x	1.91x
Veritas Multifamily Pool 1	$55,250,000	5.2%	$175,000,000	$249,750,000	24.9%	52.0%	3.72x	1.78x
Embassy Suites Portland Airport	$30,000,000	2.8%	$27,620,000	$0	67.0%	67.0%	2.13x	2.13x
Residence Inn and SpringHill Suites North Shore(5)	$21,861,531	2.0%	$46,704,181	$0	68.6%	68.6%	1.57x	1.57x
Veritas Multifamily Pool 2	$21,000,000	2.0%	$55,000,000	$20,000,000	39.9%	50.4%	2.92x	1.96x

(1)	Calculated including the related Pari Passu Companion Loans but excluding the related Subordinate Companion Loan(s).

(2)	Calculated including the related Pari Passu Companion Loans and the related Subordinate Companion Loan(s).

(3)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are calculated based on the respective “hypothetical as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(4)	The outstanding principal balance of the Trust Subordinate Companion Loan as of the Cut-off Date is approximately $54,208,000, and the outstanding principal balance of the Non-Trust Subordinate Companion Loan as of the Cut-off Date is approximately $108,500,000.

(5)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are calculated based on the aggregate “as-is” appraised value plus the estimated cost of a property improvement plan. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

10 Hudson Yards Whole Loan

General

One (1) Mortgage Loan, identified as 10 Hudson Yards (the “10 Hudson Yards Mortgage Loan”) is part of a whole loan structure (the “10 Hudson Yards Whole Loan”) comprised of eleven non-controlling senior pari passu notes (note A-1-S, note A-2-S, note A-1-C1, note A-1-C2, note A-1-C3, note A-1-C4, note A-1-C5, note A-1-C6, note A-2-C1, note A-2-C2 and note A-2-C3) with an aggregate principal balance of $708,100,000 (excluding note A-2-C1, note A-2-C2 and note A-2-C3, the “10 Hudson Yards Pari Passu Companion Loans”) and two controlling subordinate notes (note B-1 and note B-2) with an aggregate principal balance of $191,900,000 (the “10 Hudson Yards Subordinate Companion Loans” and, together with the 10 Hudson Yards Pari Passu Companion Loans, the “10 Hudson Yards Companion Loans”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “10 Hudson Yards Mortgaged Property”). The 10 Hudson Yards Mortgage Loan (evidenced by note A-2-C1, note A-2-C2 and note A-2-C3) has an outstanding balance as of the Cut-off Date of $87,500,000 and represents approximately 8.2% of the Initial Pool Balance. The 10 Hudson Yards Companion Loans have an aggregate outstanding principal balance as of the Cut-off Date of $812,500,000 and are evidenced by the 10 Hudson Yards Pari Passu Companion Loans (note A-1-S: $289,070,833.33, note A-2-S: $119,029,166.67, note A-1-C1: $65,000,000, note A-1-C2: $55,000,000, note A-1-C3: $40,000,000, note A-1-C4: $20,000,000, note A-1-C5: $20,000,000 and note A-1-C6: $12,500,000) and the 10 Hudson Yards Subordinate Companion Loans (note B-1: $135,929,166.67 and note B-2: $55,970,833.33) and are held outside of the issuing entity. Notes A-1-S, A-2-S and the 10 Hudson Yards Subordinate Companion Loans were contributed to the Hudson Yards 2016-10HY transaction (the “10 Hudson Yards Stand-alone Companion Loans”), and note A-1-C1 was contributed to the CD 2016-CD1 transaction. Notes A-1-C2, A-1-C3, A-1-C4, A-1-C5 and A-1-C6 are currently being held by Deutsche Bank AG, New York Branch are expected to be contributed to one or more future securitization transactions. The 10 Hudson Yards Whole Loan was co-originated by Goldman Sachs Mortgage Company and Deutsche Bank AG, New York Branch. Only the 10 Hudson Yards Mortgage Loan is included in the issuing entity.

The rights of the issuing entity, as the holder of the 10 Hudson Yards Mortgage Loan, and the rights of the holders of the 10 Hudson Yards Companion Loans are subject to the terms of a Co-Lender Agreement (the “10 Hudson Yards Co-Lender Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the 10 Hudson Yards Co-Lender Agreement will be exercised by the 10 Hudson Yards Directing Holder so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the applicable special servicer pursuant to the terms of the PSA, as described under “Pooling and Servicing Agreement”.

Servicing

The 10 Hudson Yards Whole Loan is being serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of August 6, 2016 (the “HY 2016-10HY TSA”) between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “10 Hudson Yards Master Servicer”), AEGON USA Realty Advisors, LLC, as special servicer (the “10 Hudson Yards Special Servicer”), Wilmington Trust, National Association, as trustee (the “10 Hudson Yards Trustee”) and Wells Fargo Bank, National Association as certificate administrator and custodian (in such capacity, the “10 Hudson Yards Certificate Administrator”). The HY 2016-10HY TSA was entered into in connection with the securitization of the 10 Hudson Yards Stand-alone Companion Loans. The holders of the certificates issued under the HY 2016-10HY TSA are referred to in this prospectus as “10 Hudson Yards Certificateholders”. For a summary of certain provisions of the HY 2016-10HY TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the 10 Hudson Yards Mortgage Loan (but not on the 10 Hudson Yards Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The 10 Hudson Yards Master Servicer or 10 Hudson Yards Trustee, as applicable, will be obligated to make servicing advances with respect to the 10 Hudson Yards Whole Loan, in each case unless a similar determination of nonrecoverability is made under the HY 2016-10HY TSA.

Application of Payments

The 10 Hudson Yards Co-Lender Agreement sets forth the respective rights of the holders of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans with respect to distributions of funds received in respect of the related 10 Hudson Yards Whole Loan, and provides, in general, that:

•	the 10 Hudson Yards Subordinate Companion Loans are, at all times, junior, subject and subordinate to the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans, and the right of the holders of the 10 Hudson Yards Subordinate Companion Loans (the “10 Hudson Yards Subordinate Companion Loan Holder”) to receive payments with respect to the 10 Hudson Yards Subordinate Companion Loans are, to the extent set forth in the 10 Hudson Yards Co-Lender Agreement, at all times, junior, subject and subordinate to the rights of the holders of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans to receive payments with respect to the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans;

•	prior to calculating any amounts of interest or principal due to the holders of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans, the principal balance of the 10 Hudson Yards Subordinate Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (but not below zero) by any realized loss with respect to the 10 Hudson Yards Whole Loan, and after the principal balance of each 10 Hudson Yards Subordinate Companion Loan has been reduced to zero, the principal balances of the 10 Hudson

Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans will be reduced pro rata (based on their respective outstanding principal balances) (in each case, not below zero) by any realized loss with respect to the 10 Hudson Yards Whole Loan;

•	if no (i) event of default with respect to an obligation of the borrower to pay money due under the 10 Hudson Yards Whole Loan or (ii) non-monetary event of default pursuant to which the 10 Hudson Yards Whole Loan becomes a specially serviced loan (a “10 Hudson Yards Triggering Event of Default”) has occurred and is continuing, then all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Special Servicer, as applicable) will be distributed as follows:

(i)	first, (A) first, to each Note A holder (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee and, if applicable, the master servicers of any securitization of any 10 Hudson Yards Pari Passu Companion Loan), up to the amount of any nonrecoverable property advances (or, in the case of a master servicer of any securitization of any 10 Hudson Yards Pari Passu Companion Loan, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee from general collections of such applicable securitization) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each Note A Holder (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee and the master servicers or trustees of the securitizations of any 10 Hudson Yards Pari Passu Companion Loan), up to the amount of any nonrecoverable “P&I” advances” or P&I Advances, with respect to Note A, as applicable, on a pro rata and pari passu basis (based on the outstanding principal balance of its respective Note A) that remain unreimbursed (together with interest thereon at the applicable advance rate or Reimbursement Rate), (C) third, to each Note B holder (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee), up to the amount of any nonrecoverable “P&I” advances” with respect to Note B, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of its respective Note B) that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, to the holders of the 10 Hudson Yards Standalone Companion Loans (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee), up to the amount of any nonrecoverable administrative advances with respect to the 10 Hudson Yards Standalone Companion Loans that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to each Note A holder (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) and (B) second, to the extent Note B is included in the Hudson Yards 2016-10HY Mortgage Trust, to each Note B holder on a pro rata and pari passu basis (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee, as applicable) (based on the unreimbursed amounts of costs paid or payable) in each case up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by Note A or Note B (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee), as applicable, with respect to the 10 Hudson Yards Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the HY 2016-10HY TSA with respect to Note A or Note B, as applicable, to the extent reimbursements for such amounts are permitted under the HY 2016-10HY TSA;

(iii)	third, to each Note A holder and Note B holder (or the 10 Hudson Yards Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to each Note A holder and Note B holder (or the 10 Hudson Yards Special Servicer), any special servicing fees, (including, without limitation, workout fees and liquidation fees) earned by it with respect to the 10 Hudson Yards Whole Loan under the HY 2016-10HY TSA;

(iv)	fourth, pari passu to each Note A holder, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related Note A interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note A holder;

(v)	fifth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to each Note A holder, on a pro rata basis (based on the outstanding principal balance of its respective Note A), up to an amount equal to all such payments and prepayments of principal, until the related principal balance of each Note A has been reduced to zero;

(vi)	sixth, if the proceeds of any foreclosure sale or any liquidation of the 10 Hudson Yards Whole Loan or the 10 Hudson Yards Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to each Note A holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the related Note A, plus interest thereon at the related Note A interest rate minus the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such A Note;

(vii)	seventh, to the extent Note B is not included in the Hudson Yards 2016-10HY Mortgage Trust, to each Note B holder, up to the amount of any unreimbursed costs paid or any costs currently payable by such Note B holder with respect to the 10 Hudson Yards Whole Loan, including, without limitation, unreimbursed property advances and administrative advances made by such Note B holder and any cure payment made by such Note B holder, on a pro rata basis based on the amount of any unreimbursed costs previously allocated to each such holder;

(viii)	eighth, pari passu to each Note B holder, up to an amount equal to the accrued and unpaid interest on the principal balance at the related Note B interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note B holder;

(ix)	ninth, pari passu, in respect of principal collections, with respect to all payments and prepayments of principal, to each Note B holder, on a pro rata basis (based on the outstanding principal balance of its respective Note B), up to an amount equal to all such payments and prepayments of principal, until the principal balance of each Note B has been reduced to zero;

(x)	tenth, to each Note B holder, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such Note B), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note B, plus interest thereon at the related Note B interest rate minus the servicing fee rate, compounded monthly from the date the related realized loss was allocated to such Note B;

(xi)	eleventh, any interest accrued at the default rate on the stated principal balance of the 10 Hudson Yards Whole Loan to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the stated principal balance of the 10 Hudson Yards Whole Loan at the related interest rate and (iii) not required to be paid to the 10 Hudson Yards Master Servicer, the 10 Hudson Yards Trustee or the 10 Hudson Yards Special Servicer, or the master servicers or the trustees of any securitization of any 10 Hudson Yards Pari Passu Companion Loan, pro rata (based on the amounts described in each of the following clauses (A) through (D)) and pari passu, to (A) each Note A-1 holder in an amount calculated on the Note A-1 principal balance at the excess of (x) the Note A-1 default rate over (y) the Note A-1 interest rate, (B) each Note A-2 holder in an amount calculated on the Note A-2 principal balance at the excess of (x) the Note A-2 default rate over (y) the Note A-2 interest rate, (C) the Note B-1 holder in an amount calculated on the Note B-1 principal balance at the excess of (x) the Note B-1 default rate over (y) the Note B-1 interest rate and (D) the Note B-2 holder in an amount calculated on the Note B-2 principal balance at the excess of (x) the Note B-2 default rate over (y) the Note B-2 interest rate;

(xii)	twelfth, first, pro rata (based on the amounts described in each of the following clauses ((A) and (B)) and pari passu, to: (A) each Note A-1 holder, any prepayment charge allocable to any prepayment of the related Note A-1 and (B) each Note A-2 holder, any prepayment charge allocable to any prepayment of the related Note A-2, and then second, pro rata (based on the amounts described in each of the following clauses ((A) and (B)) and pari passu, to: (A) the Note B-1 holder, any prepayment charge allocable to any prepayment of Note B-1, and (ii) the Note B-2 holder, any prepayment charge allocable to any prepayment of Note B-2, in each case, to the extent actually paid by the borrower;

(xiii)	thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 10 Hudson Yards Master Servicer, the 10 Hudson Yards Trustee or the 10 Hudson Yards Special Servicer, or the master servicers or the trustees of any securitization of any 10 Hudson Yards Pari Passu Companion Loan), to: (i) each Note A-1 holder its percentage interest of any assumption fees and penalty charges, (ii) each Note A-2 holder its percentage interest of any assumption fees and penalty charges, (iii) the Note B-1 holder its percentage interest of any assumption fees and penalty charges and (iv) the Note B-2 holder its percentage interest of any assumption fees and penalty charges; and

(xiv)	fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the 10 Hudson Yards Noteholders pro rata and pari passu in accordance with their respective initial percentage interests.

If any Note in the 10 Hudson Yards Whole Loan (or a portion thereof) has been defeased, the foregoing provisions regarding priority of payments will apply only to the non-defeased Notes (or portions thereof). Any Note (or portion thereof) that has been defeased will be repaid solely from the proceeds of the related defeasance collateral.

The 10 Hudson Yards Master Servicer and the 10 Hudson Yards Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the collection account or REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the HY 2016-10HY TSA.

After the occurrence of and during the continuance of a 10 Hudson Yards Triggering Event of Default, all amounts tendered by the borrower (net of certain amounts payable or reimbursable to the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Special Servicer, as applicable) will be distributed as follows:

(i)	first, (A) first, to each Note A holder (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee and, if applicable, the master servicers of any securitization of any 10 Hudson Yards Pari Passu Companion Loan), up to the amount of any nonrecoverable property advances (or, in the case of a master servicer of any securitization of any 10 Hudson Yards Pari Passu Companion Loan, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee from general collections of such applicable securitization) that remain unreimbursed (together with interest thereon at the applicable advance rate), (B) second, to each Note A Holder (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee and the master servicers or trustees of the securitizations of any 10 Hudson Yards Pari Passu Companion Loan), up to the amount of any nonrecoverable “P&I” advances” or P&I Advances, with respect to Note A, as applicable, on a pro rata and pari passu basis (based on the outstanding principal balance of its respective Note A) that remain unreimbursed (together with interest thereon at the applicable advance rate or Reimbursement Rate), (C) third, to each Note B holder (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee), up to the amount of any nonrecoverable “P&I” advances” with respect to Note B, as applicable, on a pro rata and pari passu basis (based on the total outstanding principal balance of its respective Note B) that remain unreimbursed (together with interest thereon at the applicable advance rate), and (D) fourth, to the holders of the 10 Hudson Yards Standalone Companion Loans (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee), up to the amount of any nonrecoverable administrative advances with respect to the 10 Hudson Yards Standalone Companion Loans that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)	second, to each Note A holder (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable) and (B) second, to the extent Note B is included in the Hudson Yards 2016-10HY Mortgage Trust, to each Note B holder on a pro rata and pari passu basis (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee, as applicable) (based on the unreimbursed amounts of costs paid or payable) in each case up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by Note A or Note B (or the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Trustee), as applicable, with respect to the 10 Hudson Yards Whole Loan, including, without limitation, unreimbursed property advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property advances and administrative advances and interest thereon are then payable or reimbursable under the HY 2016-10HY TSA with respect to Note A or Note B, as applicable, to the extent reimbursements for such amounts are permitted under the HY 2016-10HY TSA;

(iii)	third, to each Note A holder and Note B holder (or the 10 Hudson Yards Master Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the borrower), and then to each Note A holder and Note B holder (or the 10 Hudson Yards Special Servicer), any special servicing fees, (including, without limitation, workout fees and liquidation fees) earned by it with respect to the 10 Hudson Yards Whole Loan under the HY 2016-10HY TSA;

(iv)	fourth, pari passu to each Note A holder, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related Note A interest rate on such Note, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note A holder;

(v)	fifth, pari passu to each Note B holder, up to an amount equal to the accrued and unpaid interest on the principal balance at the related Note B interest rate, net of the servicing fee rate, on a pro rata basis based on the amount of accrued and unpaid interest due to each such Note B holder;

(vi)	sixth, pari passu, to each Note A holder, on a pro rata basis (based on the outstanding principal balance of its respective Note A), up to an amount equal to all such payments and prepayments of principal, until the related principal balance of each Note A has been reduced to zero;

(vii)	seventh, if the proceeds of any foreclosure sale or any liquidation of the 10 Hudson Yards Whole Loan or the 10 Hudson Yards Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to each Note A holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the related Note A, plus interest thereon at the related Note A interest rate minus the servicing fee rate, on a pro rata basis based on the amount of realized losses previously allocated to each such Note A;

(viii)	eighth, to the extent Note B is not included in the Hudson Yards 2016-10HY Mortgage Trust, to each Note B holder (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable by such Note B holder, with respect to the 10 Hudson Yards Whole Loan, including, without limitation, unreimbursed property advances and administrative advances made by such Note B holder and any cure payment made by such Note B holder, on a pro rata basis on the amount of any unreimbursed costs previously allocated to each such holder;

(ix)	ninth, pari passu, to each Note B holder, on a pro rata basis (based on the outstanding principal balance of its respective Note B), up to an amount equal to all such payments and prepayments of principal, until the principal balance of each Note B has been reduced to zero;

(x)	tenth, to each Note B holder, on a pro rata and pari passu basis (based on the amount of realized losses previously allocated to each such Note B), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Note B, plus interest thereon at the related Note B interest rate minus the servicing fee rate, compounded monthly from the date the related realized loss was allocated to such Note B;

(xi)	eleventh, first, pro rata (based on the amounts described in each of the following clauses ((A) and (B)) and pari passu, to: (A) each Note A-1 holder, any prepayment charge allocable to any prepayment of the related Note A-1 and (B) each Note A-2 holder, any prepayment charge allocable to any prepayment of the related Note A-2, and then second, pro rata (based on the amounts described in each of the following clauses ((A) and (B)) and pari passu, to: (A) the Note B-1 holder, any prepayment charge allocable to any prepayment of Note B-1, and (ii) the Note B-2 holder, any prepayment charge allocable to any prepayment of Note B-2, in each case, to the extent actually paid by the borrower;

(xii)	twelfth, any interest accrued at the default rate on the stated principal balance of the 10 Hudson Yards Whole Loan to the extent such default interest amount is (i) actually paid by the borrower, (ii) in excess of interest accrued on the stated principal balance of the 10 Hudson Yards Whole Loan at the related interest rate and (iii) not required to be paid to the 10 Hudson Yards Master Servicer, the 10 Hudson Yards Trustee or the 10 Hudson Yards Special Servicer, or the master servicers or the trustees of any securitization of any 10 Hudson Yards Pari Passu Companion Loan, pro rata (based on the amounts described in each of the following clauses (A) through (D)) and pari passu, to (A) each Note A-1 holder in an amount calculated on the Note A-1 principal balance at the excess of (x) the Note A-1 default rate over (y) the Note A-1 interest rate, (B) each Note A-2 holder in an amount calculated on the Note A-2 principal balance at the excess of (x) the Note A-2 default rate over (y) the Note A-2 interest rate, (C) the Note B-1 holder in an amount calculated on the Note B-1 principal balance at the excess of (x) the Note B-1 default rate over (y) the Note B-1 interest rate and (D) the Note B-2 holder in an amount calculated on the Note B-2 principal balance at the excess of (x) the Note B-2 default rate over (y) the Note B-2 interest rate;

(xiii)	thirteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to the 10 Hudson Yards Master Servicer, the 10 Hudson Yards Trustee or the 10 Hudson Yards Special Servicer, or the master servicers or the trustees of any securitization of any 10 Hudson Yards Pari Passu Companion Loan), to: (i) each Note A-1 holder its percentage interest of any assumption fees and penalty charges, (ii) each Note A-2 holder its percentage interest of any assumption fees and penalty charges, (iii) the Note B-1 holder its percentage interest of any assumption fees and penalty charges and (iv) the Note B-2 holder its percentage interest of any assumption fees and penalty charges; and

(xiv)	fourteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i) through (xiii) above will be distributed to the 10 Hudson Yards Noteholders pro rata in accordance with their respective initial percentage interests.

If any Note in the 10 Hudson Yards Whole Loan (or a portion thereof) has been defeased, the foregoing provisions regarding priority of payments will apply only to the non-defeased Notes (or portions thereof). Any Note (or portion thereof) that has been defeased will be repaid solely from the proceeds of the related defeasance collateral.

For the purpose of this “—Application of Payments” section, with respect to the 10 Hudson Yards Mortgage Loan, the 10 Hudson Yards Pari Passu Companion Loans and the 10 Hudson Yards Subordinate Companion Loans, the term “percentage interest” means the percentage equivalent of a fraction, the numerator of which is equal to the principal balance of such loan, and the denominator of which is equal to the principal balance of the 10 Hudson Yards Whole Loan.

In addition, solely for the purpose of this “—Application of Payments” section, the following terms have the meaning below:

“Note A” means, individually or collectively, Note A-1 and Note A-2, as the context requires.

“Note A-1” means, individually or collectively, Note A-1-S, Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-C5 and Note A-1-C6, as the context may require

“Note A-2” means, individually or collectively, Note A-2-S, Note A-2-C1, Note A-2-C2 and Note A-2-C3, as the context may require.

“Note B” means, individually or collectively, Note B-1 and Note B-2, as the context may require.

Control and Consultation

The controlling holder under the 10 Hudson Yards Co-Lender Agreement will be the 10 Hudson Yards Directing Holder. The “10 Hudson Yards Directing Holder”, as of any date of determination, will be, during a Hudson Yards 2016-10HY Subordinate Control Period or a Hudson Yards 2016-10HY Subordinate Consultation Period, the majority of the Hudson Yards 2016-10HY Controlling Class or its designee who is not a borrower related party. As of the Hudson Yards 2016-10HY closing date, no person or entity is expected to be holding a majority of the Hudson Yards 2016-10HY Controlling Class and there is expected to be no 10 Hudson Yards Directing Holder.

During a Hudson Yards 2016-10HY Subordinate Control Period or a Hudson Yards 2016-10HY Subordinate Consultation Period, if no 10 Hudson Yards Directing Holder is appointed, then (i) during a Hudson Yards 2016-10HY Subordinate Control Period, each Hudson Yards 2016-10HY Initial Consulting Holder will have non-binding consultation rights with respect to any major decisions and other matters as to which the 10 Hudson Yards Directing Holder would have had consent rights or direction rights if a 10 Hudson Yards Directing Holder had been appointed at such time, and (ii) during any Hudson Yards 2016-10HY Subordinate Consultation Period, each Hudson Yards 2016-10HY Initial Consulting Holder will have the same non-binding consultation rights that a 10 Hudson Yards Directing Holder would have had if a 10 Hudson Yards Directing Holder had been appointed at such time. If a Hudson Yards 2016-10HY Initial Consulting Holder becomes a borrower related party, then such Hudson Yards 2016-10HY Initial Consulting Holder will not have any consultation rights during any Hudson Yards 2016-10HY Subordinate Control Period or Hudson Yards 2016-10HY Subordinate Consultation Period. As of the Hudson Yards 2016-10HY closing date, each of NYL Investors LLC and Prima Capital Advisors LLC, as agent for its managed account, or an affiliate thereof, if and for so long as it is a holder of certificates of the Hudson Yards 2016-10HY Controlling Class, will be a Hudson Yards 2016-10HY Initial Consulting Holder.

A “Hudson Yards 2016-10HY Subordinate Control Period” means any period when the certificate balance of the Hudson Yards 2016-10HY Mortgage Trust Class D certificates (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates; provided, if at any time the certificate balances of all classes of certificates senior to such class of certificates have been reduced to zero as a result of the allocation of principal payments on the 10 Hudson Yards Standalone Companion Loans, then a Hudson Yards 2016-10HY Subordinate Control Period will be deemed to then be in effect. If the 10 Hudson Yards Directing Holder becomes a borrower related party, a Hudson Yards 2016-10HY Subordinate Control Period will be deemed to be terminated (except for the purposes of determining whether the 10 Hudson Yards Directing Holder has the right to appoint the successor special servicer to a 10 Hudson Yards Special Servicer that has become a borrower related party).

A “Hudson Yards 2016-10HY Subordinate Consultation Period” means any period when both (i) the certificate balance of the Hudson Yards 2016-10HY Mortgage Trust Class D certificates (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates), is less than 25% of the initial certificate balance of such class of certificates and (ii) the certificate balance of such class of certificates (without regard to the application of any appraisal reduction amounts and collateral deficiency amounts allocated to such class of certificates) is at least 25% of the initial certificate balance of such class of certificates. If the 10 Hudson Yards Directing Holder becomes a borrower related party, a Hudson Yards 2016-10HY Subordinate Consultation Period will be deemed to be terminated (except for the purposes of determining whether the 10 Hudson Yards Directing Holder has the right to appoint the successor special servicer to a 10 Hudson Yards Special Servicer that has become a borrower related party).

When the certificate balance of the Hudson Yards 2016-10HY Mortgage Trust Class D Certificates (without regard to the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the 10 Hudson Yards Directing Holder (if any) or the Hudson Yards 2016-10HY Initial Consulting Holder will have no consent or consultation rights under the HY 2016-10HY TSA except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the HY 2016-10HY TSA.

During a Hudson Yards 2016-10HY Subordinate Control Period, certain decisions to be made with respect to the 10 Hudson Yards Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the HY 2016-10HY TSA are expected to require the approval of the 10 Hudson Yards Directing Holder (if any) or the non-binding consultation of the Hudson Yards 2016-10HY Initial Consulting Holder.

The “Hudson Yards 2016-10HY Controlling Class” will be, as of any time of determination, the most subordinate of the Hudson Yards 2016-10HY Mortgage Trust Class D and Class E Certificates so long as such class has an outstanding certificate balance (as reduced by any principal payments and realized losses and as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of such class. If neither the Class D nor Class E certificates satisfy the foregoing requirements, the Class D certificates will be the Hudson Yards 2016-10HY Controlling Class so long as such class has an outstanding certificate balance (as reduced by any principal payments and realized losses allocable to such Class) that is equal to or greater than 25% of the initial certificate balance of such class. If the Class D certificates do not satisfy the preceding sentence, then there will be no controlling class. No other class of certificates will be eligible to act as the controlling class or appoint the 10 Hudson Yards Directing Holder or the Hudson Yards 2016-10HY Initial Consulting Holder.

A “Hudson Yards 2016-10HY Controlling Class Certificateholder” will be each holder (or beneficial owner, if applicable) of a certificate of the Hudson Yards 2016-10HY Controlling Class.

The “10 Hudson Yards Directing Holder” is the representative appointed by the holder or holders of the certificates representing more than 50% of the Hudson Yards 2016-10HY Controlling Class (by certificate balance); provided, that (1) if no certificateholder holds certificates representing more than 50% of the Hudson Yards 2016-10HY Controlling Class (by certificate balance), then the 10 Hudson Yards Directing Holder will be the representative appointed by the Hudson Yards 2016-10HY Controlling Class Certificateholder that owns, and is identified to the 10 Hudson Yards Master Servicer, the 10 Hudson Yards Special Servicer and the 10 Hudson Yards Certificate Administrator as owning, the largest aggregate certificate balance of certificates of the Hudson Yards 2016-10HY Controlling Class and (ii) if no representative is appointed as the 10 Hudson Yards Directing Holder, then there will be no 10 Hudson Yards Directing Holder. The 10 Hudson Yards Directing Holder cannot be a borrower related party. As of the Hudson Yards 2016-10HY closing date, there was no 10 Hudson Yards Directing Holder.

Neither the 10 Hudson Yards Master Servicer nor the 10 Hudson Yards Special Servicer will be permitted to follow any direction or objection provided by the 10 Hudson Yards Directing Holder or the Hudson Yards 2016-10HY Initial Consulting Holder that would require or cause the 10 Hudson Yards Master Servicer or the 10 Hudson Yards Special Servicer to violate any provision of the related Mortgage Loan documents, the 10 Hudson Yards Co-Lender Agreement, applicable law or the HY 2016-10HY TSA, including without limitation the 10 Hudson Yards Master Servicer’s or the 10 Hudson Yards Special Servicer’s obligation to act in accordance with the servicing standard under the HY 2016-10HY TSA, or expose any certificateholder, the 10 Hudson Yards Master Servicer, the 10 Hudson Yards Special Servicer, the 10 Hudson Yards Certificate Administrator, the 10 Hudson Yards Trustee or the Hudson Yards 2016-10HY Mortgage Trust or their affiliates, officers, directors or agent to any claim, suit or liability, result in the imposition of a tax upon the Hudson Yards 2016-10HY Mortgage Trust or materially expand the scope of the 10 Hudson Yards Master Servicer’s or the 10 Hudson Yards Special Servicer’s responsibilities under the HY 2016-10HY TSA.

Cure Rights

If the 10 Hudson Yards Subordinate Companion Loans are no longer included in the Hudson Yards 2016-10HY Mortgage Trust and there is a monetary default or non-monetary default (in either case, beyond applicable notice and grace periods) with respect to the 10 Hudson Yards Whole Loan, then each 10 Hudson Yards Subordinate Companion Loan holder will have the right (and if all of the 10 Hudson Yards Subordinate Companion Loan Holders provide such notice, then all of the 10 Hudson Yards Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), but not the obligation to: (A) cure such monetary default within 10 business days following the receipt of notice of such default and (B) cure such non-monetary default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary default may be extended by an additional 60 days (for a total of up to 90 days). If a 10 Hudson Yards Subordinate Companion Loan holder elects to cure a default by way of a payment of money (a “Cure Payment”), such 10 Hudson Yards Subordinate Companion Loan holder will be required to make such Cure Payment as directed by the 10 Hudson Yards Special Servicer and such Cure Payment will include all costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the issuing entity or the 10 Hudson Yards Pari Passu Companion Loan holders related to the default and incurred during the period of time from the expiration of the grace period for such default until such Cure Payment is made or other cure is effected. So long as a default exists that is being cured by a 10 Hudson Yards Subordinate Companion Loan holder and the applicable cure period has not expired and such 10 Hudson Yards Subordinate Companion Loan holder is permitted to cure under the terms of the 10 Hudson Yards Co-Lender Agreement, the default will not be treated as a default or a 10 Hudson Yards Triggering Event of Default (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the 10 Hudson Yards Whole Loan, modifying, amending or waiving any provisions or the Mortgage Loan documents or commencing foreclosure proceedings or similar legal proceedings with respect to the 10 Hudson Yards Mortgaged Property, or (iii) for purposes of treating the 10 Hudson Yards Whole Loan as a specially serviced loan. Notwithstanding anything to the contrary, a 10 Hudson Yards Subordinate Companion Loan Holder’s right to cure a default will be limited to 6 Cure Events over the life of the 10 Hudson Yards Whole Loan and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means a 10 Hudson Yards Subordinate Companion Loan Holder’s exercise of its cure rights whether for 1 month or for consecutive months in the aggregate.

Purchase Option

If the 10 Hudson Yards Subordinate Companion Loans are no longer included in the Hudson Yards 2016-10HY Mortgage Trust and a 10 Hudson Yards Triggering Event of Default has occurred and is continuing, then, upon written notice from the 10 Hudson Yards Special Servicer of such occurrence (a “Repurchase Option Notice”), any Note B holder will have the right (and if all of the 10 Hudson Yards Subordinate Companion Loan Holders provide such notice, then all of the 10 Hudson Yards Subordinate Companion Loan Holders collectively, on a pro rata basis will have such right), prior to any other party, by written notice to the 10 Hudson Yards Special Servicer (the “Repurchase Election Notice”) after the occurrence of the 10 Hudson Yards Triggering Event of Default and prior to the earliest date to occur of (a) the cure of the 10 Hudson Yards Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure with respect to the related Mortgaged Property, (c) the modification of the Mortgage Loan documents in accordance with the HY 2016-10HY TSA and the 10 Hudson Yards Co-Lender Agreement, and (d) the date that is 90 days after the related controlling noteholder’s receipt of the Repurchase Option Notice, to purchase the 10 Hudson Yards Mortgage Loan and 10 Hudson Yards Pari Passu Companion Loans for the applicable purchase price provided in the 10 Hudson Yards Co-Lender Agreement on a date not less than five (5) business days nor more than 15 business days after the date of the Repurchase Election Notice, except as described below with respect to a Repurchase Election Notice based on a Notice of Foreclosure/DIL.

The 10 Hudson Yards Special Servicer will be required to give the 10 Hudson Yards Subordinate Companion Loan Holders 5 business days’ prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the 10 Hudson Yards Special Servicer intends to accept a deed-in-lieu of foreclosure, it will be required to deliver a Notice of Foreclosure/DIL stating its intent to the 10 Hudson Yards Subordinate Companion Loan Holders and the 10 Hudson Yards Subordinate Companion Loan Holders will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver a Repurchase Election Notice to the 10 Hudson Yards Special Servicer and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL, provided that such 30 days may be extended at the option of the 10 Hudson Yards Subordinate Companion Loan Holders for an additional 30 days upon payment of a $5,000,000 non-refundable cash deposit and provision of evidence satisfactory to the 10 Hudson Yards Special Servicer that it is diligently and expeditiously proceeding to consummate its purchase of the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 10 Hudson Yards Co-Lender Agreement, if the 10 Hudson Yards Whole Loan becomes a defaulted mortgage loan, and if the 10 Hudson Yards Special Servicer determines to sell the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans in accordance with the HY 2016-10HY TSA, then the 10 Hudson Yards Special Servicer will have the right and the obligation to sell the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans as notes evidencing one whole loan in accordance with the terms of the HY 2016-10HY TSA. In connection with any such sale, the 10 Hudson Yards Special Servicer will be required to follow the procedures set forth in the HY 2016-10HY TSA.

Special Servicer Appointment Rights

Pursuant to the 10 Hudson Yards Co-Lender Agreement and the HY 2016-10HY TSA, the 10 Hudson Yards Directing Holder (if any) (during any Hudson Yards 2016-10HY Subordinate Control Period) or, at any time other than during a Hudson Yards 2016-10HY Subordinate Control Period, certificateholders with the requisite percentage of voting rights will have the right, with or without cause, to replace the 10 Hudson Yards Special Servicer then acting with respect to the 10 Hudson Yards Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

540 West Madison Whole Loan

General

One (1) Mortgage Loan, identified as 540 West Madison (the “540 West Madison Mortgage Loan”) on Annex A-1, representing approximately 8.1% of the Initial Pool Balance, is part of a split loan structure comprised of four mortgage notes, each of which is secured by a single Mortgage. The 540 West Madison Mortgage Loan is evidenced by one senior pari passu promissory note A-1 with a Cut-off Date

Balance of $87,000,000. The related Pari Passu Companion Loan (the “540 West Madison Pari Passu Companion Loan” and together with the 540 West Madison Mortgage Loan, the “540 West Madison Senior Loans”) is evidenced by one senior pari passu promissory note A-2 with a Cut-off Date Balance of $75,292,000. One related Subordinate Companion Loan (the “Trust Subordinate Companion Loan”) is evidenced by one non-controlling subordinate promissory note B with a Cut-off Date Balance of $54,208,000. One related Subordinate Companion Loan (the “Non-Trust Subordinate Companion Loan”) is evidenced by one controlling subordinate promissory note C with a Cut-off Date Balance of $108,500,000 (together with the Trust Subordinate Companion Loan, the “540 West Madison Subordinate Companion Loans”). The 540 West Madison Subordinate Companion Loans and the 540 West Madison Pari Passu Companion Loan are collectively referred to in this prospectus as the “540 West Madison Companion Loans”. The 540 West Madison Mortgage Loan, together with the 540 West Madison Pari Passu Companion Loan and the 540 West Madison Subordinate Companion Loans, are referred to in this prospectus as the “540 West Madison Whole Loan”. The 540 West Madison Pari Passu Companion Loan is held by GSMC and is expected to be contributed to one or more future securitizations or otherwise transferred. The Trust Subordinate Companion Loan will be an asset of the issuing entity but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the Trust Subordinate Companion Loan will be available to make distributions in respect of two loan specific classes of certificates only. The Non-Trust Subordinate Companion Loan is currently held by GSMC and is expected to be transferred.

The rights of the issuing entity, as the holder of the 540 West Madison Mortgage Loan, the rights of the holders of the 540 West Madison Subordinate Companion Loans and the rights of GSMC and any future securitization trust holding the 540 West Madison Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “540 West Madison Co-Lender Agreement”).

Servicing

The 540 West Madison Whole Loan and any related REO Property will be serviced and administered by the master servicer and the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the related Co-Lender Agreement. See “Pooling and Servicing Agreement”. In servicing the 540 West Madison Whole Loan, the Servicing Standard will require the master servicer and the applicable special servicer to take into account the interests of the Certificateholders and the holders of the 540 West Madison Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the 540 West Madison Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holders of the 540 West Madison Mortgage Loan and the 540 West Madison Companion Loans with respect to distributions of funds received in respect of the 540 West Madison Whole Loan, and provides, in general, that:

•	the 540 West Madison Subordinate Companions Loan are, at all times, junior, subject and subordinate to the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan, and the right of the 540 West Madison Subordinate Companion Loan Holders to receive payments with respect to the 540 West Madison Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the 540 West Madison Mortgage Loan and 540 West Madison Pari Passu Companion Loan to receive payments with respect to the 540 West Madison Whole Loan;

•	the Non-Trust Subordinate Companion Loan is, at all times, junior, subject and subordinate to the Trust Subordinate Companion Loan, and the right of the Non-Trust Subordinate Companion Loan Holder to receive payments with respect to the 540 West Madison Whole Loan is, at all times, junior, subject and subordinate to the rights of the holder of the Trust Subordinate Companion

Loan (the “Trust Subordinate Companion Loan Holder”) to receive payments with respect to the 540 West Madison Whole Loan;

•	the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

•	all expenses and losses relating to the 540 West Madison Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the Non-Trust Subordinate Companion Loan, second to the Trust Subordinate Companion Loan, and third to the issuing entity, as holder of the 540 West Madison Mortgage Loan, and the holder of a 540 West Madison Pari Passu Companion Loan on a pro rata and pari passu basis, provided that (i) P&I advances with respect to any note are reimbursable solely out of collections allocable to such note in accordance with the related Co-Lender Agreement and will not be reimbursed or paid, as the case may be, out of collections allocable to any other loan, and (ii) if any cost or expense is paid out of amounts otherwise payable to the issuing entity, as holder of the 540 West Madison Mortgage Loan, or a holder of a 540 West Madison Pari Passu Companion Loan, because of insufficient collection on a 540 West Madison Subordinate Companion Loan from which such cost or expense would have been paid had it remained outstanding, then the issuing entity and the 540 West Madison Pari Passu Companion Loan Holder, as applicable, will be entitled to reimbursement of such cost or expense pursuant to the related Co-Lender Agreement;

•	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon;

•	if no 540 West Madison Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 540 West Madison Whole Loan, all amounts tendered by the borrowers or otherwise available for payment on the 540 West Madison Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in each case in an amount equal to the accrued and unpaid interest on the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan at the applicable note interest rate;

(b)       second, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the 540 West Madison Mortgage Loan Percentage Interest and the 540 West Madison Pari Passu Companion Loan Percentage Interest, as applicable, of principal payments received, if any, with respect to such Due Date with respect to the 540 West Madison Whole Loan, until the balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan have been reduced to zero;

(c)       third, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan including any recovered costs not previously reimbursed to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, (or paid or advanced by any master servicer or special servicer on its behalf and not previously paid or reimbursed) with respect to the 540 West Madison Whole Loan pursuant to the related Co-Lender Agreement or the PSA;

(d)       fourth, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the product of (i) the 540 West Madison Mortgage Loan Percentage Interest or the 540 West Madison Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the 540 West Madison Senior Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)       fifth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a workout the principal balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan have been reduced, such excess amount are required to be paid to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount up to the reduction, if any, of the principal balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(f)        sixth, to the Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the related interest rate;

(g)       seventh, to the Trust Subordinate Companion Loan Holder in an amount equal to the Trust Subordinate Companion Loan Percentage Interest of principal payments received, if any, with respect to such Due Date with respect to the 540 West Madison Whole Loan, until the principal balance of the Trust Subordinate Companion Loan has been reduced to zero;

(h)       eighth, to the Trust Subordinate Companion Loan Holder, in an amount equal to the product of (i) the Trust Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Trust Subordinate Companion Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(i)        ninth, to the extent the Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the related Co-Lender Agreement, to reimburse the Trust Subordinate Companion Loan Holder for all such cure payments;

(j)        tenth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a workout the principal balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(k)       eleventh, to the holder of the Non-Trust Subordinate Companion Loan (the “Non-Trust Subordinate Companion Loan Holder”) in an amount equal to the accrued and unpaid interest on the principal balance of the Non-Trust Subordinate Companion Loan at the related interest rate;

(l)        twelth, to the Non-Trust Subordinate Companion Loan Holder in an amount equal to the Non-Trust Subordinate Companion Loan Percentage Interest of principal payments received, if any, with respect to such Due Date with respect to the 540 West Madison Whole Loan, until the principal balance of the Non-Trust Subordinate Companion Loan has been reduced to zero;

(m)      thirteenth, to the Non-Trust Subordinate Companion Loan Holder, in an amount equal to the product of (i) the Non-Trust Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Non-Trust Subordinate Companion Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(n)       fourteenth, to the extent the Non-Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the related Co-Lender Agreement, to reimburse the Non-Trust Subordinate Companion Loan Holder for all such cure payments;

(o)       fifteenth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(n) and, as a result of a workout the principal balance of the Non-Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Non-Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Non-Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(p)       sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the applicable special servicer, as applicable, (in each case provided that such reimbursements or payments relate to the 540 West Madison Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, and the Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

(q)       seventeenth, if any excess amount is available to be distributed in respect of the 540 West Madison Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, and the Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder in accordance with their respective initial percentage interests.

“Trust Subordinate Companion Loan Percentage Interest” means 16.7%.

“Non-Trust Subordinate Companion Loan Percentage Interest” means 33.4%.

“540 West Madison Mortgage Loan Percentage Interest” means 26.8%.

“540 West Madison Pari Passu Companion Loan Percentage Interest” means 23.2%.

“540 West Madison Senior Loan Interest Rate” means 3.22660%.

“Trust Subordinate Companion Loan Interest Rate” means 3.61475488488784%.

“Non-Trust Subordinate Companion Loan Interest Rate” means 5.30000%.

•	Upon the occurrence and continuance of (i) a monetary event of default with respect to the 540 West Madison Whole Loan or (ii) a non-monetary event of default as to which the 540 West Madison Whole Loan becomes a Specially Serviced Loan, in each case provided the Non-Trust Subordinate Companion Loan Holder (or a designee of the Non-Trust Subordinate Companion Loan Holder) has not exercised its cure rights (a “540 West Madison Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the 540 West Madison Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the accrued and unpaid interest on the balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan at the applicable note interest rate;

(b)       second, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan in an amount equal to all amounts allocated as principal on the 540 West Madison Whole Loan, pro rata and pari passu, in an amount equal to the balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan, until the balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan have been reduced to zero;

(c)       third, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, including any recovered costs not previously reimbursed to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, (or paid or advanced by the master servicer or the applicable special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the 540 West Madison Whole Loan pursuant to the related Co-Lender Agreement or the PSA;

(d)       fourth, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the product of (i) the 540 West Madison Mortgage Loan Percentage Interest or the 540 West Madison Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the 540 West Madison Senior Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)       fifth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a workout the principal balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan have been reduced, such excess amount are required to be paid to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount up to the reduction, if any, of the principal balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(f)        sixth, to the Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the related interest rate;

(g)       seventh, to the Trust Subordinate Companion Loan Holder in an amount equal to all amounts allocated as principal on the 540 West Madison Whole Loan, with respect to such Due Date, until the principal balance of the Trust Subordinate Companion Loan has been reduced to zero;

(h)       eighth, to the Trust Subordinate Companion Loan Holder, in an amount equal to the product of (i) the Trust Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Trust Subordinate Companion Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(i)         ninth, to the extent the Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the related Co-Lender Agreement, to reimburse the Trust Subordinate Companion Loan Holder for all such cure payments;

(j)         tenth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a workout the principal balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(k)        eleventh, to the Non-Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Non-Trust Subordinate Companion Loan at the related interest rate;

(l)         twelth, to the Non-Trust Subordinate Companion Loan Holder in an amount equal to all amounts allocated as principal on the 540 West Madison Whole Loan, with respect to such Due Date, until the principal balance of the Non-Trust Subordinate Companion Loan has been reduced to zero;

(m)      thirteenth, to the Non-Trust Subordinate Companion Loan Holder, in an amount equal to the product of (i) the Non-Trust Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Non-Trust Subordinate Companion Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(n)       fourteenth, to the extent the Non-Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the related Co-Lender Agreement, to reimburse the Non-Trust Subordinate Companion Loan Holder for all such cure payments;

(o)       fifteenth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(n) and, as a result of a workout the principal balance of the Non-Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Non-Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Non-Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(p)       sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the applicable special servicer, as applicable, (in each case provided that such reimbursements or payments relate to the 540 West Madison Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, and the Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

(q)       seventeenth, if any excess amount is available to be distributed in respect of the 540 West Madison Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, and the Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder in accordance with their respective initial percentage interests.

•	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the 540 West Madison Mortgage Loan and the 540 West Madison Companion Loans (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), are required to be allocated to reduce the principal balances of the 540 West Madison Mortgage Loan and the 540 West Madison Companion Loans in the manner permitted by the REMIC provisions.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 540 West Madison Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the 540 West Madison Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any 540 West Madison Companion Loans (other than the Trust Subordinate Companion Loan). Similarly, P&I advances on the 540 West Madison Companion Loans are not reimbursable out of payments or other collections on the 540 West Madison Mortgage Loan. Interest on P&I Advances made with respect to the 540 West Madison Mortgage Loan may only be reimbursed out of future payments and collections on the 540 West Madison Subordinate Companion Loans (as and to the extent provided in the PSA) and the 540 West Madison Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 540 West Madison Pari Passu Companion Loan.

Control and Consultation

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the 540 West Madison Whole Loan (the “540 West Madison Whole Loan Directing Holder”), as of any date of determination, will be (i) the Non-Trust Subordinate Companion Loan Holder, unless a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, (ii) for so long as a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, the 540 West Madison Controlling Class Representative (exercising the rights of the Trust Subordinate Companion Loan Holder), unless a Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, or (iii) for so long as a Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, the Controlling Class Representative. Neither the Trust Subordinate Companion Loan Holder nor the Controlling Class Representative is permitted to exercise the rights of the 540 West Madison Directing Holder if it is the related borrower, any direct or indirect parent or affiliate of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such holder. The 540 West Madison Whole Loan Directing Holder will be entitled to exercise consent and/or consultation rights as set forth under “Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the 540 West Madison Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the 540 West Madison Whole Loan will require the approval of the 540 West Madison Whole Loan Directing Holder as described under “Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Report”.

A “Trust Subordinate Companion Loan Control Termination Event” will exist with respect to the 540 West Madison Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Trust Subordinate Companion Loan after the date of creation of the Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 540 West Madison Whole Loan that is allocated to the Trust Subordinate Companion Loan and (z) any losses realized with respect to any related Mortgaged Property or the 540 West Madison Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Trust Subordinate Companion Loan Holder on the Trust Subordinate Companion Loan after the date of creation of the Trust Subordinate Companion Loan.

A “Non-Trust Subordinate Companion Loan Control Termination Event” will exist with respect to the 540 West Madison Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Non-Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Non-Trust Subordinate Companion Loan after the date of creation of the Non-Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 540 West Madison Whole Loan that is allocated to the Non-Trust Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the

540 West Madison Whole Loan that are allocated to the Non-Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Non-Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Non-Trust Subordinate Companion Loan Holder on the Non-Trust Subordinate Companion Loan after the date of creation of the Non-Trust Subordinate Companion Loan.

Pursuant to the terms of the related Co-Lender Agreement, each holder of a 540 West Madison Companion Loan (or its representative), for so long as such holder is not the 540 West Madison Whole Loan Directing Holder, will (i) have a right to receive copies of all notices, information and reports that the master servicer or the applicable special servicer, as applicable, is required to provide to the Directing Holder pursuant to the PSA (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to 540 West Madison Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the 540 West Madison Whole Loan and (ii) has the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the 540 West Madison Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the 540 West Madison Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Controlling Class Representative; provided that if the master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the master servicer or the applicable special servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 540 West Madison Whole Loan (as a collective whole). Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or any holder of a 540 West Madison Companion Loan not held by the trust.

Neither the master servicer nor the applicable special servicer may follow any advice, direction or objection by the issuing entity (or its representative) or any holder of a 540 West Madison Companion Loan not held by the issuing entity or the Controlling Class Representative that would (i) require or cause the master servicer or the applicable special servicer, as applicable, to violate applicable law, the terms of the 540 West Madison Whole Loan, the related Co-Lender Agreement, the related mezzanine intercreditor agreement, the PSA, including the Servicing Standard, (ii) result in the imposition of federal income tax on the issuing entity or cause it to fail to qualify as a REMIC; (iii) expose the Certificateholders, the issuing entity, any holder of a 540 West Madison Companion Loan not held by the issuing entity, the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the master servicer’s or the applicable special servicer’s responsibilities under the PSA or the scope of the trustee’s or certificate administrator’s responsibilities under the PSA.

In addition to the control and consultation rights of the holders of the 540 West Madison Companion Loans described above, pursuant to the terms of the related Co-Lender Agreement, each holder of a 540 West Madison Companion Loan not held by the issuing entity will have the right to annual meetings (which may be held telephonically) with the master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the applicable special servicer, as applicable, in which servicing issues related to the 540 West Madison Whole Loan are discussed.

Sale of Defaulted Whole Loan

Upon the 540 West Madison Whole Loan becoming a Defaulted Loan, if the applicable special servicer decides to sell the 540 West Madison Mortgage Loan, such special servicer will be required to sell the 540 West Madison Mortgage Loan together with the 540 West Madison Pari Passu Companion Loan (but not the 540 West Madison Subordinate Companion Loans) as a single whole loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Cure Rights

Prior to a Non-Trust Subordinate Companion Loan Control Termination Event, in the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the 540 West Madison Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the 540 West Madison Whole Loan, then the Non-Trust Subordinate Companion Loan Holder will have the right, but not the obligation, to: (A) cure such monetary event of default within 5 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 days. If the Non-Trust Subordinate Companion Loan Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the Non-Trust Subordinate Companion Loan Holder will be required to make such Cure Payment as directed by the master servicer or the applicable special servicer and such Cure Payment is required to include reimbursement for all advances, fees or interest paid by the master servicer or the applicable special servicer, the holder of the 540 West Madison Pari Passu Companion Loan or the Trust Subordinate Companion Loan Holder. So long as an event of default exists that is being cured by the Non-Trust Subordinate Companion Loan Holder and the applicable cure period has not expired, the default will not be treated as a 540 West Madison Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the 540 West Madison Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Properties, or (iii) for purposes of treating the 540 West Madison Whole Loan as a Specially Serviced Loan. Notwithstanding anything to the contrary, the right of the Non-Trust Subordinate Companion Loan Holder to cure a default will be limited to 3 Cure Events (except with the consent of the holders of the 540 West Madison Senior Loans) over the life of the 540 West Madison Whole Loan and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means the Non-Trust Subordinate Companion Loan Holder’s exercise of its cure rights, whether for 1 month or for consecutive months in the aggregate.

Purchase Option

After the occurrence and delivery of an event of default under the 540 West Madison Whole Loan, the Non-Trust Subordinate Companion Loan Holder will have the right, by written notice to the issuing entity, as holder of the 540 West Madison Mortgage Loan, the holder of the 540 West Madison Pari Passu Companion Loan and the Trust Subordinate Companion Loan Holder (a “540 West Madison Purchase Notice”), to purchase in immediately available funds, the 540 West Madison Senior Loans and the Trust Subordinate Companion Loan in whole but not in part at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses. Upon delivery of the 540 West Madison Purchase Notice to the holders of the 540 West Madison Senior Loans and the Trust Subordinate Companion Loan Holder, the holders of the 540 West Madison Senior Loans and the Trust Subordinate Companion Loan Holder will be required to sell (and the Non-Trust Subordinate Companion Loan Holder will be required to purchase) the 540 West Madison Senior Loans and the Trust Subordinate Companion Loan at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted 540 West Madison Purchase Date”) not more than 45 days after the date of the 540 West Madison Purchase Notice. The Non-Trust Subordinate Companion Loan Holder’s failure to purchase the 540 West Madison Senior Loans and the Trust Subordinate Companion Loan on the Defaulted 540 West Madison Purchase Date will result in the termination of such right. The Non-Trust Subordinate Companion Loan Holder has agreed that the sale of the 540 West Madison Senior Loans and the Trust Subordinate Companion Loan will comply with all requirements of the PSA and that all costs and expenses related thereto will be paid by the Non-Trust Subordinate Companion Loan Holder. The defaulted mortgage loan purchase price will be calculated by master servicer or the applicable special servicer 3 business days prior to the Defaulted 540 West Madison Purchase Date and absent manifest error, will be binding upon the Non-Trust Subordinate Companion Loan Holder.

The right of the Non-Trust Subordinate Companion Loan Holder to purchase the 540 West Madison Senior Loans and the Trust Subordinate Companion Loan will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing sentence, the applicable special servicer is required to give the Non-Trust Subordinate Companion Loan Holder 5 or with respect to deed in lieu of foreclosure, 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the applicable special servicer intends to accept a deed in lieu of foreclosure, it is required to deliver a Notice of Foreclosure/DIL stating its intent to the Non-Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver written notice to the applicable special servicer of its intent to purchase the 540 West Madison Senior Loans and the Trust Subordinate Companion Loan and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the 540 West Madison Whole Loan Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the applicable special servicer then acting with respect to the 540 West Madison Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the 540 West Madison Companion Loans (or their representatives). The applicable certificateholders with the requisite percentage of voting rights (during any consultation period and any consultation termination period under the PSA) will have the right, with or without cause, to replace the special servicer then acting with respect to the 540 West Madison Whole Loan and appoint a replacement special servicer in lieu thereof without the holders of the 540 West Madison Companion Loans (or their representatives) in accordance with the PSA. The holders of the 540 West Madison Companion Loans may terminate the applicable special servicer upon a servicer termination event with respect to the applicable special servicer and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

U.S. Industrial Portfolio Whole Loan

General

The Mortgage Loan, identified as U.S. Industrial Portfolio (the “U.S. Industrial Portfolio Mortgage Loan”) on Annex A-1, representing approximately 8.0% of the Initial Pool Balance, is part of a split loan structure comprised of four mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The U.S. Industrial Portfolio Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $85,000,000. The U.S. Industrial Portfolio Pari Passu Companion Loans (the “U.S. Industrial Portfolio Pari Passu Companion Loans” and together with the U.S. Industrial Portfolio Mortgage Loan, the “U.S. Industrial Portfolio Whole Loan”) are evidenced by three (3) promissory notes with an aggregate Cut-off Date Balance of $222,640,000, which are currently held by GSMC and expected to be transferred to one or more future securitizations or otherwise transferred. The U.S. Industrial Portfolio Pari Passu Companion Loans will not be included in the issuing entity. Only the U.S. Industrial Portfolio Mortgage Loan will be included in the issuing entity. The U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the U.S. Industrial Portfolio Mortgage Loan and the rights of GSMC and any future securitization trust holding the U.S. Industrial Portfolio Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “U.S. Industrial Portfolio Co-Lender Agreement”).

Servicing

The U.S. Industrial Portfolio Whole Loan and any related REO Property will be serviced and administered by the master servicer and, if necessary, the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the U.S. Industrial Portfolio Co-Lender Agreement. In servicing the U.S. Industrial Portfolio Whole Loan, the Servicing Standard will require the master servicer and the applicable special servicer to take into account the interests of both the Certificateholders and the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the U.S. Industrial Portfolio Mortgage Loan pursuant to the U.S. Industrial Portfolio Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on the U.S. Industrial Portfolio Pari Passu Companion Loans as set forth in the U.S. Industrial Portfolio Co-Lender Agreement.

Application of Payments

The U.S. Industrial Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the U.S. Industrial Portfolio Mortgage Loan and the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans with respect to distributions of funds received in respect of the U.S. Industrial Portfolio Whole Loan, and provides, in general, that:

•	the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the U.S. Industrial Portfolio Whole Loan or the U.S. Industrial Portfolio Mortgaged Property will be applied to the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the applicable special servicer, the operating advisor, the certificate administrator and the trustee) in accordance with the terms of the U.S. Industrial Portfolio Co-Lender Agreement and the PSA; and

•	expenses, losses and shortfalls relating to the U.S. Industrial Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the U.S. Industrial Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the U.S. Industrial Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the U.S. Industrial Portfolio Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the U.S. Industrial Portfolio Pari Passu Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the U.S. Industrial Portfolio Pari Passu Companion Loans or from general collections with respect to the securitization of the U.S. Industrial Portfolio Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the U.S. Industrial Portfolio Co-Lender Agreement, the directing holder with respect to the U.S. Industrial Portfolio Whole Loan, as of any date of determination, will be the trustee on behalf of the issuing entity, as holder of the U.S. Industrial Portfolio Mortgage Loan; provided, that, unless a Consultation Termination Event exists or the U.S. Industrial Portfolio Whole Loan is an Excluded Loan, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the U.S. Industrial Portfolio Whole Loan. In its capacity as representative of the directing holder under the U.S. Industrial Portfolio Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the U.S. Industrial Portfolio Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the U.S. Industrial Portfolio Whole Loan will require the approval of the Controlling Class Representative as and to the extent described under “Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus. Pursuant to the terms of the PSA, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the U.S. Industrial Portfolio Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of any Non-Serviced Mortgage Loan and any Excluded Loan) included in the issuing entity.

In addition, pursuant to the terms of the U.S. Industrial Portfolio Co-Lender Agreement, the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives which, at any time any U.S. Industrial Portfolio Pari Passu Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the master servicer or the applicable special servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the U.S. Industrial Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the U.S. Industrial Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the U.S. Industrial Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the U.S. Industrial Portfolio Whole Loan. The consultation right of the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives) has responded within such period; provided, that if the master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives) described above, the master servicer or the applicable special servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the U.S. Industrial Portfolio Whole Loan. Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives, including, if any U.S. Industrial Portfolio Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the master servicer nor the applicable special servicer may take or refrain from taking any action based on advice or consultation provided by the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives) that would cause the master servicer or the applicable special servicer, as applicable, to violate applicable law, the terms of the U.S. Industrial Portfolio Whole Loan, the U.S. Industrial Portfolio Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions or that would (i) expose the master servicer, the applicable special servicer, the depositor, the mortgage loan seller, the issuing entity, the trustee, the operating advisor, the certificate administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the master servicer’s or the special servicer’s responsibilities, or (iii) cause the master servicer or the applicable special servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders or the Companion Loan Holders.

In addition to the consultation rights of the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives) described above, pursuant to the terms of the U.S. Industrial Portfolio Co-Lender Agreement, the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives) will have the right to attend (in-person or telephonic) annual meetings with the master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the applicable special servicer, as applicable, for the purpose of discussing servicing issues related to the U.S. Industrial Portfolio Whole Loan.

Application of Penalty Charges

The U.S. Industrial Portfolio Co-Lender Agreement provides that penalty charges paid on the U.S. Industrial Portfolio Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans by the amount necessary to reimburse the master servicer, the trustee or the applicable special servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans by the amount necessary to pay the master servicer and the trustee (and the applicable master servicer and trustee for the securitization of the U.S. Industrial Portfolio Pari Passu Companion Loans) for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the U.S. Industrial Portfolio Pari Passu Companion Loans) made with respect to such Mortgage Loan or Companion Loan by such party (if and as specified in the PSA or the document governing the servicing of the U.S. Industrial Portfolio Pari Passu Companion Loans, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the U.S. Industrial Portfolio Whole Loan (as specified in the PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans, be paid to the master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA and (ii) in the case of the remaining amount of penalty charges allocable to the U.S. Industrial Portfolio Pari Passu Companion Loans, be paid to the master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the U.S. Industrial Portfolio Co-Lender Agreement, if the U.S. Industrial Portfolio Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the U.S. Industrial Portfolio Mortgage Loan in accordance with the PSA, then the applicable special servicer will be required to sell the U.S. Industrial Portfolio Pari Passu Companion Loans together with the U.S. Industrial Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the U.S. Industrial Portfolio Whole Loan if it becomes a Defaulted Loan without the written consent of the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (provided that such consent is not required if any holder of the U.S. Industrial Portfolio Pari Passu Companion Loans is the borrower or an affiliate of the borrower) unless the applicable special servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the U.S. Industrial Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the U.S. Industrial Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans that are material to the price of the U.S. Industrial Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the applicable special servicer in connection with the proposed sale; provided, that the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives) may waive any of the delivery or timing requirements set forth in this sentence. The holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives) will be permitted to submit an offer at any sale of the U.S. Industrial Portfolio Whole Loan unless it is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the U.S. Industrial Portfolio Co-Lender Agreement and the PSA, the directing holder with respect to the U.S. Industrial Portfolio Whole Loan (which, as of any date of determination, will be the trustee on behalf of the issuing entity as holder of the U.S. Industrial Portfolio Mortgage Loan, or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the U.S. Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the U.S. Industrial Portfolio Pari Passu Companion Loans (or their representatives). The Controlling Class Representative, as representative of the majority of the Controlling Class Certificateholders (prior to a Control Termination Event and unless the U.S. Industrial Portfolio Whole Loan is an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event), will have the right, with or without cause, to replace the special servicer then acting with respect to the U.S. Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

The Falls Whole Loan

General

The Mortgage Loan, identified as The Falls (“The Falls Mortgage Loan”) on Annex A-1, representing approximately 6.6% of the Initial Pool Balance, is part of a split loan structure comprised of four mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Falls Mortgage Loan is evidenced by note A-4 with a Cut-off Date Balance of $70,000,000 and has three pari passu Companion Loans (note A-1, note A-2 and note A-3, “The Falls Pari Passu Companion Loans” and, together with The Falls Mortgage Loan, “The Falls Whole Loan”). The Falls Pari Passu Companion Loans have an aggregate outstanding principal balance of $80,000,000 as of the Cut-off Date Balance. The promissory note evidenced by note A-1 (“The Falls Controlling Companion Loan”) and The Falls promissory notes evidenced by note A-2 and note A-3 are currently held by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York 10019 and expected to be transferred to one or more future securitizations or otherwise transferred. The Falls Pari Passu Companion Loans will not be included in the issuing entity. Only The Falls Mortgage Loan will be included in the issuing entity. The Falls Mortgage Loan and The Falls Pari Passu Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of The Falls Mortgage Loan and the rights of any securitization trust holding The Falls Pari Passu Companion Loans are subject to the terms of a Co-Lender Agreement (“The Falls Co-Lender Agreement”).

Servicing

The Falls Whole Loan and any related REO Property will be serviced and administered (i) prior to the date on which The Falls Controlling Companion Loan is deposited into a securitization trust (“The Falls Companion Loan Securitization Date”), by the master servicer and, if necessary, the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of The Falls Co-Lender Agreement and (ii) on and after The Falls Companion Loan Securitization Date, pursuant to a pooling and servicing agreement (“The Falls Future PSA”) relating to a securitization trust (“The Falls Securitization Trust”) by the master servicer and special servicer designated in The Falls Future PSA (“The Falls Future Master Servicer” and “The Falls Future Special Servicer”, respectively), but subject to The Falls Co-Lender Agreement. The certificate administrator, trustee, operating advisor and depositor under The Falls Future PSA are referred to in this prospectus as “The Falls Future Certificate Administrator”, “The Falls Future Trustee”, “The Falls Future Operating Advisor” and the “The Falls Depositor”, respectively. No parties to The Falls Future PSA have yet been identified.

In servicing The Falls Whole Loan, the Servicing Standard will require the master servicer and the applicable special servicer to take into account the interests of both the Certificateholders and the holder of The Falls Pari Passu Companion Loans as a collective whole. The servicing standard set forth in The Falls Future PSA will require The Falls Future Master Servicer and The Falls Future Special Servicer to take into account the interests of the holders of certificates issued under The Falls Future PSA (“The Falls Certificateholders”), the issuing entity, as holder of The Falls Mortgage Loan and the holder(s) of The Falls Pari Passu Companion Loans evidenced by note A-2 and note A-3 as a collective whole.

Amounts payable to the issuing entity as holder of The Falls Mortgage Loan pursuant to The Falls Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of The Falls Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on The Falls Pari Passu Companion Loans as set forth in The Falls Co-Lender Agreement.

If any of The Falls Mortgage Loan or The Falls Pari Passu Companion Loans becomes specially serviced prior to The Falls Companion Loan Securitization Date, the special servicer will be required to service and administer The Falls Whole Loan and any related REO Property in the same manner as any other Specially Serviced Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to The Falls Whole Loan as set forth under the PSA. Prior to The Falls Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. On and after The Falls Companion Loan Securitization Date, The Falls Whole Loan will no longer be serviced pursuant to the PSA but will be serviced by The Falls Future Master Servicer and The Falls Future Special Servicer pursuant to The Falls Future PSA. If The Falls Whole Loan is being specially serviced when The Falls Companion Loan Securitization Date occurs, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to The Falls Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the PSA.

Application of Payments

The Falls Co-Lender Agreement sets forth the respective rights of the holder of The Falls Mortgage Loan and the holders of The Falls Pari Passu Companion Loans with respect to distributions of funds received in respect of The Falls Whole Loan, and provides, in general, that:

•	The Falls Mortgage Loan and The Falls Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of The Falls Whole Loan or the related Mortgaged Property will be applied to The Falls Mortgage Loan and The Falls Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the applicable operating advisor, the applicable certificate administrator and the applicable trustee) in accordance with the terms of The Falls Co-Lender Agreement and either the PSA or The Falls Future PSA, as applicable; and

•	expenses, losses and shortfalls relating to The Falls Whole Loan will be allocated, on a pro rata and pari passu basis, to The Falls Mortgage Loan and The Falls Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to The Falls Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on The Falls Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on The Falls Pari Passu Companion Loans.

Prior to The Falls Companion Loan Securitization Date, the master servicer will be obligated to make any necessary Property Protection Advances in respect of The Falls Whole Loan, and certain costs and expenses (such as a pro rata share of a Property Advance) allocable to The Falls Pari Passu Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on The Falls Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders. After The Falls Companion Loan Securitization Date, The Falls Future Master Servicer will generally be obligated to make any necessary property advances in respect of The Falls Whole Loan, and certain costs and expenses (such as a pro rata share of a property advance) allocable to The Falls Mortgage Loan may be paid or reimbursed out of payments and other collections on The Falls Securitization Trust, subject to The Falls Securitization Trust’s right to reimbursement from future payments and other collections on The Falls Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to The Falls Co-Lender Agreement, the directing holder with respect to The Falls Whole Loan (“The Falls Whole Loan Directing Holder”), as of any date of determination, will be the holder of The Falls Controlling Companion Loan, which prior to The Falls Companion Loan Securitization Date is (and is expected to remain) UBS AG, and which after the securitization of The Falls Controlling Companion Loan will be The Falls Future Trustee; provided, that, it is expected that unless a control termination event exists under The Falls Future PSA, the controlling class representative under The Falls Future PSA (“The Falls Controlling Class Representative”) will be entitled to exercise the rights of The Falls Whole Loan Directing Holder. The Falls Whole Loan Directing Holder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to The Falls Whole Loan and the implementation of any recommended actions outlined in an asset status report with respect to The Falls Whole Loan will require the approval of The Falls Whole Loan Directing Holder. It is expected that, while The Falls Controlling Class Representative is The Falls Whole Loan Directing Holder, The Falls Controlling Class Representative’s consent and/or consultation rights with respect to The Falls Whole Loan will be the same as its rights with respect to the other mortgage loans (exclusive of any “non-serviced mortgage loan” and any “excluded loan”) included in The Falls Securitization Trust.

In addition, pursuant to the terms of The Falls Co-Lender Agreement, the issuing entity, as holder of The Falls Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the master servicer or the special servicer, as applicable (prior to The Falls Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable (on and after The Falls Companion Loan Securitization Date), is required to provide to the Controlling Class Representative (prior to The Falls Companion Loan Securitization Date)

or The Falls Controlling Class Representative (on and after The Falls Companion Loan Securitization Date) (in each case, within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA (prior to The Falls Companion Loan Securitization Date) or The Falls Controlling Class Representative under The Falls Future PSA (on and after The Falls Companion Loan Securitization Date) without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under The Falls Co-Lender Agreement) to be taken with respect to The Falls Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to The Falls Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under The Falls Co-Lender Agreement) to be taken with respect to The Falls Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to The Falls Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative (prior to The Falls Companion Loan Securitization Date) and The Falls Controlling Class Representative (following The Falls Companion Loan Securitization Date), whether or not the issuing entity (or its representative) has responded within such period; provided, that if the master servicer or the special servicer, as applicable (prior to The Falls Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable (on and after The Falls Companion Loan Securitization Date), proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the issuing entity’s (or its representative’s) consultation rights described above, the master servicer or the special servicer, as applicable (prior to The Falls Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable (on and after The Falls Companion Loan Securitization Date), is permitted to make any “major decision” (as defined in The Falls Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines, in accordance with the applicable servicing standard, that immediate action with respect to such decision is necessary to protect the interests of the holders of The Falls Whole Loan. None of the master servicer or the special servicer, as applicable (prior to The Falls Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable (on and after The Falls Companion Loan Securitization Date) will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Similarly, such rights as described in the paragraph above are held by the holder of The Falls Pari Passu Companion Loans evidenced by note A-2 and note A-3 (or their representatives).

None of the master servicer or the special servicer (prior to The Falls Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer (on and after The Falls Companion Loan Securitization Date), may take or refrain from taking any action based on advice or consultation provided by the issuing entity (or its representative) or the holders of The Falls Pari Passu Companion Loans evidenced by note A-2 and note A-3 (or their representatives) that would cause such master servicer or special servicer, as applicable, to violate the terms of The Falls Whole Loan, applicable law, the PSA (prior to The Falls Companion Loan Securitization Date), The Falls Future PSA (on and after The Falls Companion Loan Securitization Date), The Falls Co-Lender Agreement, the REMIC provisions of the Code or such master servicer’s or special servicer’s obligation to act in accordance with the applicable servicing standard.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of The Falls Co-Lender Agreement, the issuing entity (or its representative) will have the right to annual meetings (which may be held telephonically or in person) with the master servicer or the special servicer (prior to The Falls Companion Loan Securitization Date), or The Falls Future Master Servicer or The Falls Future Special Servicer (on and after The Falls Companion Loan Securitization Date), upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to The Falls Whole Loan.

Application of Penalty Charges

The Falls Co-Lender Agreement provides that Penalty Charges (or analogous penalty charges under The Falls Future PSA) paid on The Falls Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of The Falls Mortgage Loan and The Falls Pari Passu Companion Loans by the amount necessary to pay the master servicer, the trustee or the special servicer for any interest accrued on any Property Protection Advances and for reimbursement of any Property Protection Advances in accordance with the terms of the PSA (prior to The Falls Companion Loan Securitization Date) or to pay The Falls Future Master Servicer, The Falls Future Trustee or The Falls Future Special Servicer for any interest accrued on any property advances and for reimbursement of any property advances in accordance with the terms of The Falls Future PSA, second, be used to reduce the respective amounts payable on each of The Falls Mortgage Loan and The Falls Pari Passu Companion Loans by the amount necessary to pay the master servicer and the trustee, and The Falls Future Master Servicer and The Falls Future Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to The Falls Future PSA) made with respect to such loan by such party (if and as specified in the PSA or The Falls Future PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of The Falls Mortgage Loan and The Falls Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to The Falls Whole Loan (as specified in the PSA (prior to The Falls Companion Loan Securitization Date) or as specified in The Falls Future PSA (on and after The Falls Companion Loan Securitization Date)) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to The Falls Mortgage Loan, be paid (x) prior to The Falls Companion Loan Securitization Date, to the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA, and (y) on and after The Falls Companion Loan Securitization Date, to The Falls Future Master Servicer and/or The Falls Future Special Servicer as additional servicing compensation as provided in The Falls Future PSA, and (ii) in the case of the remaining amount of Penalty Charges allocable to The Falls Pari Passu Companion Loans, be paid, (x) prior to The Falls Companion Loan Securitization Date, to the related Companion Loan Holder and (y) on and after The Falls Companion Loan Securitization Date, to The Falls Future Master Servicer and/or The Falls Future Special Servicer as additional servicing compensation as provided in The Falls Future PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of The Falls Co-Lender Agreement, if The Falls Whole Loan becomes a defaulted mortgage loan under the PSA or The Falls Future PSA, as applicable (depending on which agreement it is then being serviced under at such time), and if the special servicer or The Falls Future Special Servicer, as applicable, determines to sell The Falls Mortgage Loan in accordance with the PSA or The Falls Controlling Companion Loan in accordance with The Falls Future PSA, as applicable, then the special servicer or The Falls Future Special Servicer, as applicable, will be required to sell The Falls Mortgage Loan together with The Falls Pari Passu Companion Loans as one whole loan in accordance with the procedures, or procedures generally consistent with those, set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the special servicer or The Falls Future Special Servicer, as applicable, will not be permitted to sell The Falls Whole Loan if it becomes a defaulted mortgage loan without the written consent of the issuing entity (or its representative) unless the special servicer or The Falls Future Special Servicer, as applicable, has delivered to the issuing entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell The Falls Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer or The Falls Future Special Servicer, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Falls Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity (or its representative) that are material to the price of The Falls Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative (prior to The Falls Companion Loan Securitization Date) or The Falls Controlling Class Representative (on and after The Falls

Companion Loan Securitization Date)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer or The Falls Future Master Servicer or The Falls Future Special Servicer, as applicable, in connection with the proposed sale; provided, that the issuing entity (or its representative) or the holders of The Falls Pari Passu Companion Loans (or their representatives) may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), the holders of The Falls Pari Passu Companion Loans (or their representatives) and The Falls Whole Loan Directing Holder (or its representative) will be permitted to submit an offer at any sale of The Falls Whole Loan unless it is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to The Falls Co-Lender Agreement, The Falls Whole Loan Directing Holder will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to The Falls Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative) or the holders of The Falls Pari Passu Companion Loans (or their representatives), as described under “Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus. After The Falls Companion Loan Securitization Date, it is anticipated that either The Falls Controlling Class Representative or, during the occurrence of a control termination event (or the equivalent) under The Falls Future PSA the applicable Falls Certificateholders with the requisite percentage of voting rights, will be permitted to exercise the foregoing right. After The Falls Companion Loan Securitization Date, the issuing entity will be permitted to terminate The Falls Future Special Servicer upon the occurrence of a servicer termination event under The Falls Future PSA on the part of The Falls Future Special Servicer that affects the issuing entity, however, such termination will only be with respect to The Falls Whole Loan in a manner similar to, but not necessarily identical to the manner as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Hamilton Place Whole Loan

General

The Mortgage Loan, identified as Hamilton Place (the “Hamilton Place Mortgage Loan”) on Annex A-1, representing approximately 6.1% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Hamilton Place Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $64,735,708. The Hamilton Place Pari Passu Companion Loan (the “Hamilton Place Pari Passu Companion Loan” and together with the Hamilton Place Mortgage Loan, the “Hamilton Place Whole Loan”) is evidenced by one (1) promissory note with a Cut-off Date Balance of $41,829,226, which is currently held by GSMC and expected to be transferred to one or more future securitizations or otherwise transferred. The Hamilton Place Pari Passu Companion Loan will not be included in the issuing entity. Only the Hamilton Place Mortgage Loan will be included in the issuing entity. The Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Hamilton Place Mortgage Loan and the rights of GSMC or any future securitization trust holding the Hamilton Place Pari Passu Companion Loan are subject to the terms of a co-lender agreement (the “Hamilton Place Co-Lender Agreement”).

Servicing

The Hamilton Place Whole Loan and any related REO Property will be serviced and administered by the master servicer and, if necessary, the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Hamilton Place Co-Lender Agreement. In servicing the Hamilton Place Whole Loan, the Servicing Standard will require the master servicer and the applicable special servicer to take into account the interests of both the Certificateholders and the holder of the Hamilton Place Pari Passu Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the Hamilton Place Mortgage Loan pursuant to the Hamilton Place Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holder of the Hamilton Place Pari Passu Companion Loan will be distributed to such holders net of certain fees and expenses on the Hamilton Place Pari Passu Companion Loan as set forth in the Hamilton Place Co-Lender Agreement.

Application of Payments

The Hamilton Place Co-Lender Agreement sets forth the respective rights of the holder of the Hamilton Place Mortgage Loan and the holder of the Hamilton Place Pari Passu Companion Loan with respect to distributions of funds received in respect of the Hamilton Place Whole Loan, and provides, in general, that:

•	the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Hamilton Place Whole Loan or the Hamilton Place Mortgaged Property will be applied to the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the applicable special servicer, the operating advisor, the certificate administrator and the trustee) in accordance with the terms of the Hamilton Place Co-Lender Agreement and the PSA; and

•	expenses, losses and shortfalls relating to the Hamilton Place Whole Loan will be allocated, on a pro rata and pari passu basis, to the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Hamilton Place Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Hamilton Place Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Hamilton Place Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the Hamilton Place Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Hamilton Place Pari Passu Companion Loan or from general collections with respect to the securitization of the Hamilton Place Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Hamilton Place Co-Lender Agreement, the directing holder with respect to the Hamilton Place Whole Loan, as of any date of determination, will be the trustee on behalf of the issuing entity, as holder of the Hamilton Place Mortgage Loan; provided, that, unless a Consultation Termination

Event exists or the Hamilton Place Whole Loan is an Excluded Loan, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Hamilton Place Whole Loan. In its capacity as representative of the directing holder under the Hamilton Place Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the Hamilton Place Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the Hamilton Place Whole Loan will require the approval of the Controlling Class Representative as and to the extent described under “Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus. Pursuant to the terms of the PSA, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Hamilton Place Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of any Non-Serviced Mortgage Loan and any Excluded Loan) included in the issuing entity.

In addition, pursuant to the terms of the Hamilton Place Co-Lender Agreement, the holder of the Hamilton Place Pari Passu Companion Loan (or its representative which, at any time the Hamilton Place Pari Passu Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Hamilton Place Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the master servicer or the applicable special servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Hamilton Place Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hamilton Place Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Hamilton Place Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hamilton Place Whole Loan. The consultation right of the holder of the Hamilton Place Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Hamilton Place Pari Passu Companion Loan (or its representative) has responded within such period; provided, that if the master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holder of the Hamilton Place Pari Passu Companion Loan (or its representative) described above, the master servicer or the applicable special servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Hamilton Place Whole Loan. Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Hamilton Place Pari Passu Companion Loan (or its representative, including, if the Hamilton Place Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the master servicer nor the applicable special servicer may take or refrain from taking any action based on advice or consultation provided by the holder of the Hamilton Place Pari Passu Companion Loan (or its representative) that would cause the master servicer or the applicable special servicer, as applicable, to violate applicable law, the terms of the Hamilton Place Whole Loan, the Hamilton Place Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions or that would (i) expose the master servicer, the applicable special servicer, the depositor, the mortgage loan seller, the issuing entity, the trustee, the operating advisor, the certificate administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the master servicer’s or the special servicer’s responsibilities, or (iii) cause the master servicer or the applicable special servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders or the Servicing Standard.

In addition to the consultation rights of the holder of the Hamilton Place Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Hamilton Place Co-Lender Agreement, the holder of the Hamilton Place Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the applicable special servicer, as applicable, for the purpose of discussing servicing issues related to the Hamilton Place Whole Loan.

Application of Penalty Charges

The Hamilton Place Co-Lender Agreement provides that penalty charges paid on the Hamilton Place Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan by the amount necessary to reimburse the master servicer, the trustee or the applicable special servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan by the amount necessary to pay the master servicer and the trustee (and the master servicer and the trustee for the securitization of the Hamilton Place Pari Passu Companion Loan) for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Hamilton Place Pari Passu Companion Loan) made with respect to such Mortgage Loan or Companion Loan by such party (if and as specified in the PSA or the document governing the servicing of the Hamilton Place Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Hamilton Place Whole Loan (as specified in the PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan, be paid to the master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA and (ii) in the case of the remaining amount of penalty charges allocable to the Hamilton Place Pari Passu Companion Loan, be paid to the master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Hamilton Place Co-Lender Agreement, if the Hamilton Place Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the Hamilton Place Mortgage Loan in accordance with the PSA, then the applicable special servicer will be required to sell the Hamilton Place Pari Passu Companion Loan together with the Hamilton Place Mortgage Loan as one whole loan in accordance with the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Hamilton Place Whole Loan if it becomes a Defaulted Loan without the written consent of the holder of the Hamilton Place Pari Passu Companion Loan (provided that such consent is not required if the holder of the Hamilton Place Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the applicable special servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hamilton Place Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hamilton Place Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Hamilton Place Pari Passu Companion Loan that are material to the price of the Hamilton Place Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the applicable special servicer in connection with the proposed sale; provided, that the holder of the Hamilton Place Pari Passu Companion Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The holder of the Hamilton Place Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the Hamilton Place Whole Loan unless it is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the Hamilton Place Co-Lender Agreement and the PSA, the directing holder with respect to the Hamilton Place Whole Loan (which, as of any date of determination, will be the trustee on behalf of the issuing entity as holder of the Hamilton Place Mortgage Loan, or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the Hamilton Place Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Hamilton Place Pari Passu Companion Loan (or its representative). The Controlling Class Representative, as representative of the majority of the Controlling Class Certificateholders (prior to a Control Termination Event and unless the Hamilton Place Whole Loan is an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event), will have the right, with or without cause, to replace the special servicer then acting with respect to the Hamilton Place Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Panorama Corporate Center Whole Loan

General

The Mortgage Loan, identified as Panorama Corporate Center (the “Panorama Corporate Center Mortgage Loan”) on Annex A-1, representing approximately 5.5% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Panorama Corporate Center Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $58,500,000. The Panorama Corporate Center Pari Passu Companion Loan (the “Panorama Corporate Center Pari Passu Companion Loan” and together with the Panorama Corporate Center Mortgage Loan, the “Panorama Corporate Center Whole Loan”) is evidenced by one (1) promissory note with a Cut-off Date Balance of $74,500,000, which is currently held by the GSMS 2016-GS2 securitization trust. The Panorama Corporate Center Pari Passu Companion Loan will not be included in the issuing entity. Only the Panorama Corporate Center Mortgage Loan will be included in the issuing entity. The Panorama Corporate Center Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Panorama Corporate Center Mortgage Loan and the rights of the GSMS 2016-GS2 securitization trust as the holder of the Panorama Corporate Center Pari Passu Companion Loan are subject to the terms of a Co-Lender Agreement (the “Panorama Corporate Center Co-Lender Agreement”).

Servicing

The Panorama Corporate Center Whole Loan and any related REO Property will be serviced and administered in accordance with the pooling and servicing agreement (the “GSMS 2016-GS2 PSA”), dated as of May 1, 2016, among GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2016-GS2 Master Servicer”), Torchlight Loan Services, LLC, as general special servicer (the “GSMS 2016-GS2 Special Servicer”), Rialto Capital Advisors, LLC, as Veritas Multifamily Pool 2 special servicer (the “Veritas Multifamily Pool 2 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “GSMS 2016-GS2 Certificate Administrator”) and trustee (in such capacity, the “GSMS 2016-GS2 Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “GSMS 2016-GS2 Operating Advisor”) and asset representations reviewer (in such capacity, the “GSMS 2016-GS2 Asset Representations Reviewer”), which is separate from the PSA under which your certificates are issued, by the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Special Servicer, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Panorama Corporate Center Co-Lender Agreement. In servicing the Panorama Corporate Center Whole Loan, the servicing standard under the GSMS 2016-GS2 PSA will require the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Special Servicer to take into account the interests of both the Certificateholders and the holder of the Panorama Corporate Center Pari Passu Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the Panorama Corporate Center Mortgage Loan pursuant to the Panorama Corporate Center Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holder of the Panorama Corporate Center Pari Passu Companion Loan will be distributed to such holders net of certain fees and expenses on the Panorama Corporate Center Pari Passu Companion Loan as set forth in the Panorama Corporate Center Co-Lender Agreement.

Application of Payments

The Panorama Corporate Center Co-Lender Agreement sets forth the respective rights of the holder of the Panorama Corporate Center Mortgage Loan and the holder of the Panorama Corporate Center Pari Passu Companion Loan with respect to distributions of funds received in respect of the Panorama Corporate Center Whole Loan, and provides, in general, that:

•	the Panorama Corporate Center Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Panorama Corporate Center Whole Loan or the Panorama Corporate Center Mortgaged Property will be applied to the Panorama Corporate Center Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Special Servicer, the GSMS 2016-GS2 Operating Advisor, the GSMS 2016-GS2 Asset Representations Reviewer, the GSMS 2016-GS2 Certificate Administrator and the GSMS 2016-GS2 Trustee) in accordance with the terms of the Panorama Corporate Center Co-Lender Agreement and the GSMS 2016-GS2 PSA; and

•	expenses, losses and shortfalls relating to the Panorama Corporate Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the Panorama Corporate Center Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Panorama Corporate Center Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Panorama Corporate Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Panorama Corporate Center Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the Panorama Corporate Center Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2016-GS2 securitization, subject to the GSMS 2016-GS2 issuing entity’s right to reimbursement from future payments and other collections on the Panorama Corporate Center Mortgage Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the GSMS 2016-GS2 certificateholders.

Consultation and Control

Pursuant to the Panorama Corporate Center Co-Lender Agreement, the directing holder with respect to the Panorama Corporate Center Whole Loan, as of any date of determination, will be the GSMS 2016-GS2 Trustee on behalf of the GSMS 2016-GS2 issuing entity, as holder of the controlling Panorama Corporate Center Companion Loan; provided, that, unless a consultation termination event exists under the GSMS 2016-GS2 PSA or the Panorama Corporate Center Whole Loan is an excluded loan under the GSMS 2016-GS2 PSA, the controlling class representative under the GSMS 2016-GS2 PSA (the “GSMS 2016-GS2 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Panorama Corporate Center Whole Loan. In its capacity as representative of the directing holder under the Panorama Corporate Center Co-Lender Agreement, the GSMS 2016-GS2 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the Panorama Corporate Center Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Panorama Corporate Center Whole Loan will require the approval of the GSMS 2016-GS2 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus). Pursuant to the terms of the GSMS 2016-GS2 PSA, the GSMS 2016-GS2 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Panorama Corporate Center Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2016-GS2 issuing entity (exclusive of any “non-serviced mortgage loan” and any “excluded loan” GSMS 2016-GS2) included in the GSMS 2016-GS2 issuing entity.

In addition, pursuant to the terms of the Panorama Corporate Center Co-Lender Agreement, the issuing entity, as the holder of the Panorama Corporate Center Mortgage Loan (or its representative which, unless the Panorama Corporate Center Whole Loan is an Excluded Loan, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, is required to provide to the GSMS 2016-GS2 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2016-GS2 Controlling Class Representative under the GSMS 2016-GS2 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2016-GS2 PSA) with respect to any “major decisions” (as defined in the Panorama Corporate Center Co-Lender Agreement) to be taken with respect to the Panorama Corporate Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Panorama Corporate Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined in the Panorama Corporate Center Co-Lender Agreement) to be taken with respect to the Panorama Corporate Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Panorama Corporate Center Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the issuing entity (or its representative) has responded within such period; provided, that if the GSMS 2016-GS2 Master Servicer (or the GSMS 2016-GS2 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the issuing entity (or its representative) described above, the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Panorama Corporate Center Whole Loan. Neither the GSMS 2016-GS2 Master Servicer nor the GSMS 2016-GS2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the GSMS 2016-GS2 Master Servicer nor the GSMS 2016-GS2 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the issuing entity (or its representative) that would cause the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, to violate applicable law, the terms of the Panorama Corporate Center Whole Loan, the Panorama Corporate Center Co-Lender Agreement, the GSMS 2016-GS2 PSA, including the servicing standard under the GSMS 2016-GS2 PSA, or the REMIC provisions or that would (i) expose the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Special Servicer, the GSMS 2016-GS2 depositor, the mortgage loan seller with respect to the GSMS 2016-GS2 securitization transaction, the GSMS 2016-GS2 issuing entity, the GSMS 2016-GS2 Trustee, the GSMS 2016-GS2 Operating Advisor, the GSMS 2016-GS2 Asset Representations Reviewer, the GSMS 2016-GS2 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2016-GS2 Master Servicer’s or the GSMS 2016-GS2 Special Servicer’s responsibilities, or (iii) cause the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2016-GS2 certificateholders or the servicing standard under the GSMS 2016-GS2 PSA.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Panorama Corporate Center Co-Lender Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Panorama Corporate Center Whole Loan.

Application of Penalty Charges

The Panorama Corporate Center Co-Lender Agreement provides that penalty charges paid on the Panorama Corporate Center Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Panorama Corporate Center Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan by the amount necessary to reimburse the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Trustee or the GSMS 2016-GS2 Special Servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the GSMS 2016-GS2 PSA, second, be used to reduce the respective amounts payable on each of the Panorama Corporate Center Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan by the amount necessary to pay the master servicer, the trustee, the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2016-GS2 PSA) made with respect to such Mortgage Loan or Companion Loan by such party (if and as specified in the PSA or the GSMS 2016-GS2 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Panorama Corporate Center Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2016-GS2 PSA) incurred with respect to the Panorama Corporate Center Whole Loan (as specified in the GSMS 2016-GS2 PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Panorama Corporate Center Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan, be paid to the GSMS 2016-GS2 Master Servicer and/or the GSMS 2016-GS2 Special Servicer as additional servicing compensation as provided in the GSMS 2016-GS2 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Panorama Corporate Center Co-Lender Agreement, if the Panorama Corporate Center Whole Loan becomes a defaulted mortgage loan under the GSMS 2016-GS2 PSA, and if the GSMS 2016-GS2 Special Servicer determines to sell the controlling Panorama Corporate Center Pari Passu Companion Loan in accordance with the GSMS 2016-GS2 PSA, then the GSMS 2016-GS2 Special Servicer will be required to sell the Panorama Corporate Center Pari Passu Companion Loan together with the Panorama Corporate Center Mortgage Loan as one whole loan in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2016-GS2 Special Servicer will not be permitted to sell the Panorama Corporate Center Whole Loan if it becomes a defaulted mortgage loan under the GSMS 2016-GS2 PSA without the written consent of the issuing entity (or its representative) unless the GSMS 2016-GS2 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Panorama Corporate Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2016-GS2 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Panorama Corporate Center Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Panorama Corporate Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2016-GS2 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) will be permitted to submit an offer at any sale of the Panorama Corporate Center Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Panorama Corporate Center Co-Lender Agreement and the GSMS 2016-GS2 PSA, the directing holder with respect to the Panorama Corporate Center Whole Loan (which, as of any date of determination, will be the GSMS 2016-GS2 Trustee on behalf of the GSMS 2016-GS2 issuing entity as holder of the controlling Panorama Corporate Center Pari Passu Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2016-GS2 Special Servicer then acting with respect to the Panorama Corporate Center Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The GSMS 2016-GS2 Controlling Class Representative, as representative of the majority of the GSMS 2016-GS2 controlling class certificateholders (prior to a “control termination event” under the GSMS 2016-GS2 PSA and unless the Panorama Corporate Center Whole Loan is an “excluded loan” under the GSMS 2016-GS2 PSA), and the applicable GSMS 2016-GS2 certificateholders with the requisite percentage of voting rights (after a “control termination event” under the GSMS 2016-GS2 PSA), will have the right, with or without cause, to replace the GSMS 2016-GS2 Special Servicer then acting with respect to the Panorama Corporate Center Whole Loan and appoint a replacement special servicer in lieu thereof, in accordance with procedures generally similar to those set forth under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Veritas Multifamily Pool 1 Whole Loan

General

One (1) Mortgage Loan, identified as Veritas Multifamily Pool 1 (the “Veritas Multifamily Pool 1 Mortgage Loan”) on Annex A-1, representing approximately 5.2% of the Initial Pool Balance, is part of a split loan structure (the “Veritas Multifamily Pool 1 Whole Loan”) comprised of three non-controlling senior pari passu notes (note A-1, note A-2 and note A-3, collectively the “Veritas Multifamily Pool 1 Senior Loans”) with an aggregate outstanding principal balance of $230,250,000 (note A-1 and note A-2, the “Veritas Multifamily Pool 1 Pari Passu Companion Loans”) and one controlling subordinate note B with an outstanding principal balance of $249,750,000 (the “Veritas Multifamily Pool 1 Subordinate Companion Loan” and, together with the Veritas Multifamily Pool 1 Pari Passu Companion Loans, the “Veritas Multifamily Pool 1 Companion Loans”). The Veritas Multifamily Pool 1 Mortgage Loan is evidenced by note A-3 with a Cut-off Date Balance of $55,250,000. The Veritas Multifamily Pool 1 Whole Loan has an

aggregate outstanding principal balance of $480,000,000 as of the Cut-off Date. The Veritas Multifamily Pool 1 Pari Passu Companion Loan evidenced by promissory note A-1 and the Veritas Multifamily Pool 1 Subordinate Companion Loan are currently held by the GSMS 2016-RENT trust and the Veritas Multifamily Pool 1 Pari Passu Companion Loan evidenced by promissory note A-2 is currently held by the GSMS 2016-GS2 trust.

The rights of the issuing entity, as the holder of the Veritas Multifamily Pool 1 Mortgage Loan, and the rights of the holders of the Veritas Multifamily Pool 1 Companion Loans are subject to the terms of a Co-Lender Agreement (the “Veritas Multifamily Pool 1 Co-Lender Agreement”). The consultation rights of the issuing entity (as the non-controlling note holder) under the Veritas Multifamily Pool 1 Co-Lender Agreement will be exercised by the Directing Holder so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the applicable special servicer pursuant to the terms of the PSA, as described under “Pooling and Servicing Agreement”.

Servicing of the Veritas Multifamily Pool 1 Whole Loan

The Veritas Multifamily Pool 1 Whole Loan is being serviced and administered pursuant to the terms of the trust and servicing agreement, dated as of March 18, 2016 (the “GSMS 2016-RENT TSA”) among GS Mortgage Securities Corporation II (the “Veritas Multifamily Pool 1 Depositor”), Wells Fargo Bank, National Association (in such capacity, the “Veritas Multifamily Pool 1 Master Servicer”), Wells Fargo Bank, National Association (in such capacity, the “Veritas Multifamily Pool 1 Special Servicer”), Wilmington Trust, National Association (in such capacity, the “Veritas Multifamily Pool 1 Trustee”), and Wells Fargo Bank, National Association (in such capacity, the “Veritas Multifamily Pool 1 Certificate Administrator”). The GSMS 2016-RENT TSA was entered into in connection with the securitization of certain of the Veritas Multifamily Pool 1 Companion Loans. The holders of the certificates issued under the GSMS 2016-RENT TSA are referred to in this prospectus as “Veritas Multifamily Pool 1 Certificateholders”. For a summary of certain provisions of the GSMS 2016-RENT TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments

The Veritas Multifamily Pool 1 Co-Lender Agreement sets forth the respective rights of the holder of the Veritas Multifamily Pool 1 Mortgage Loan, the holders of the Veritas Multifamily Pool 1 Pari Passu Companion Loans and the holder of the Veritas Multifamily Pool 1 Subordinate Companion Loan with respect to distributions of funds received in respect of the Veritas Multifamily Pool 1 Whole Loan, and provides, in general, that:

•	amounts received in respect of the Veritas Multifamily Pool 1 Whole Loan, after payment of certain fees and expenses will be allocated first as interest on each of the Veritas Multifamily Pool 1 Senior Loans and Veritas Multifamily Pool 1 Subordinate Companion Loan, in that order, in each case up to the accrued and unpaid interest on the related note and then as principal on each of the Veritas Multifamily Pool 1 Senior Loans and Veritas Multifamily Pool 1 Subordinate Companion Loan, in that order, in each case up to the outstanding principal balance of the related note, as further described below provided, however, that all P&I Advances will be reimbursed pro rata among the notes without regard to the subordination of the Veritas Multifamily Pool 1 Subordinate Companion Loan:

○	each monthly payment amount made on the Veritas Multifamily Pool 1 Whole Loan will be applied, first, to the issuing entity as holder of the Veritas Multifamily Pool 1 Mortgage Loan and the holders of the related Veritas Multifamily Pool 1 Pari Passu Companion Loans, pro rata, based on the outstanding and accrued interest of their respective notes (i.e., to the payment of interest due and payable on each of the Veritas Multifamily Pool 1 Senior Loans, pro rata, based on outstanding and accrued interest); and then, to the holder of the Veritas Multifamily Pool 1 Subordinate Companion Loan;

○	all payments, proceeds and other recoveries on or in respect of the Veritas Multifamily Pool 1 Whole Loan will be applied, first, to the issuing entity as the holder of the Veritas Multifamily Pool 1 Mortgage Loan and the holder of each related Veritas Multifamily Pool 1 Pari Passu Companion Loan, pro rata (i.e., first, to the reduction of the outstanding principal balance of each of the Veritas Multifamily Pool 1 Senior Loans, pro rata and pari passu, until the outstanding principal balance of each such note is reduced to zero); and then, to the holder of the Veritas Multifamily Pool 1 Subordinate Companion Loan in sequential order (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the master servicer, the trustee, the Veritas Multifamily Pool 1 Master Servicer, the Veritas Multifamily Pool 1 Special Servicer, the Veritas Multifamily Pool 1 Certificate Administrator, the Veritas Multifamily Pool 1 Depositor and the Veritas Multifamily Pool 1 Trustee), in accordance with the terms of the related Co-Lender Agreement and the GSMS 2016-RENT TSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Veritas Multifamily Pool 1 Whole Loan will, in general, be allocated, first, to the holder of the Veritas Multifamily Pool 1 Subordinate Companion Loan and then, to the issuing entity as holder of the Veritas Multifamily Pool 1 Mortgage Loan and pro rata to the holders of each related Veritas Multifamily Pool 1 Pari Passu Companion Loan in reverse sequential order, in accordance with the terms of the related Co-Lender Agreement and the GSMS 2016-RENT TSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Veritas Multifamily Pool 1 Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, will be reimbursed on a pro rata and pari passu basis without regard to the subordination of Veritas Multifamily Pool 1 Subordinate Companion Loan.

See “Pooling and Servicing Agreement—Advances” and “—Servicing of the Non-Serviced Mortgage Loans” for more information regarding the allocation of collections and expenses in respect of the Veritas Multifamily Pool 1 Whole Loan.

Consultation and Control

The controlling noteholder under the Veritas Multifamily Pool 1 Co-Lender Agreement will be the securitization trust formed pursuant to the GSMS 2016-RENT TSA (the “Veritas Multifamily Pool 1 Securitization Trust”), as holder of certain of the Veritas Multifamily Pool 1 Companion Loans. The controlling class representative of the GSMS 2016-RENT securitization (the “Veritas Multifamily Pool 1 Directing Holder”) at any time is the certificateholder or representative designated by at least a majority of the voting rights of the most subordinate class of the class E and class F certificates of such securitization that has an outstanding certificate balance, as notionally reduced by any appraisal reductions allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. However, as of the closing of the GSMS 2016-RENT securitization, the initial holder of the majority of the class F certificates waived its right to act as, appoint and exercise any right of a controlling class representative for the GSMS 2016-RENT securitization. The Veritas Multifamily Pool 1 Directing Holder (so long as a control termination event under the GSMS 2016-RENT TSA has not occurred and is not continuing), and the applicable certificateholders under the GSMS 2016-RENT TSA with the requisite percentage of voting rights (so long as a control termination event under the GSMS 2016-RENT TSA has occurred and is continuing) will exercise the rights of the Veritas Multifamily Pool 1 Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Veritas Multifamily Pool 1 Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the GSMS 2016-RENT TSA.

For more information regarding the rights of the directing holder under the GSMS 2016-RENT TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Pursuant to the terms of the Veritas Multifamily Pool 1 Co-Lender Agreement, the issuing entity, as a non-controlling note holder, will have the right (regardless of whether a control termination event or a consultation termination event exists under the GSMS 2016-RENT TSA) to (i) receive copies of all notices, information and reports that the Veritas Multifamily Pool 1 Special Servicer is required to provide to the Veritas Multifamily Pool 1 Directing Holder within the same time frame it is required to provide such notices, information and reports to the Veritas Multifamily Pool 1 Directing Holder (provided that to the extent that the Veritas Multifamily Pool 1 Mortgage Loan is included in the issuing entity, such copies of notices, information and reports required to be delivered by the Veritas Multifamily Pool 1 Special Servicer to the issuing entity will be delivered to the Directing Holder) and (ii) consult on a strictly non-binding basis with respect to (x) certain major servicing decisions regarding the Veritas Multifamily Pool 1 Whole Loan or any related REO Property as set forth in the Veritas Multifamily Pool 1 Co-Lender Agreement and (y) the implementation of any recommended actions outlined in an Asset Status Report in respect of the Veritas Multifamily Pool 1 Whole Loan or any related REO Property. The consultation right of the issuing entity will expire 10 business days after the delivery by the Veritas Multifamily Pool 1 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the issuing entity has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew. Notwithstanding the issuing entity’s consultation rights described above, the Veritas Multifamily Pool 1 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report in respect of the Veritas Multifamily Pool 1 Whole Loan before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Veritas Multifamily Pool 1 Mortgage Loan and the Veritas Multifamily Pool 1 Companion Loans.

Neither the Veritas Multifamily Pool 1 Master Servicer nor the Veritas Multifamily Pool 1 Special Servicer will be permitted to follow any advice or consultation provided by the holder of the Veritas Multifamily Pool 1 Companion Loans (or its representative) that would require or cause the Veritas Multifamily Pool 1 Master Servicer or the Veritas Multifamily Pool 1 Special Servicer, as applicable, to violate any applicable law, including the REMIC Regulations or other applicable provisions of the Code, be inconsistent with the servicing standard under the GSMS 2016-RENT TSA, require or cause the Veritas Multifamily Pool 1 Master Servicer or the Veritas Multifamily Pool 1 Special Servicer, as applicable, to violate provisions of the Veritas Multifamily Pool 1 Co-Lender Agreement or the GSMS 2016-RENT TSA, require or cause the Veritas Multifamily Pool 1 Master Servicer or the Veritas Multifamily Pool 1 Special Servicer, as applicable, to violate the terms of the Veritas Multifamily Pool 1 Whole Loan, or materially expand the scope of any of the Veritas Multifamily Pool 1 Master Servicer’s or the Veritas Multifamily Pool 1 Special Servicer’s, as applicable, responsibilities under the Veritas Multifamily Pool 1 Co-Lender Agreement.

In addition to the consultation rights of the issuing entity described above, the issuing entity will have the right to annual conference calls with the Veritas Multifamily Pool 1 Master Servicer or Veritas Multifamily Pool 1 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Veritas Multifamily Pool 1 Master Servicer or Veritas Multifamily Pool 1 Special Servicer, as applicable, in which servicing issues related to the Veritas Multifamily Pool 1 Whole Loan may be discussed.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Veritas Multifamily Pool 1 Co-Lender Agreement, if the Veritas Multifamily Pool 1 Whole Loan becomes a “defaulted Mortgage Loan” pursuant to the terms of the GSMS 2016-RENT TSA, the Veritas Multifamily Pool 1 Special Servicer will be required to sell the Veritas Multifamily Pool 1 Mortgage Loan together with any related Companion Loans as a single whole loan.

Special Servicer Appointment Rights

Pursuant to the terms of the Veritas Multifamily Pool 1 Co-Lender Agreement and the GSMS 2016-RENT TSA, the Veritas Multifamily Pool 1 Directing Holder and the applicable certificateholders under the GSMS 2016-RENT TSA with the requisite percentage of voting rights (so long as a control termination event under the GSMS 2016-RENT TSA has not occurred and is not continuing) will have the right, with or without cause, to replace the special servicer then acting with respect to the Veritas Multifamily Pool 1

Whole Loan and appoint a replacement special servicer, in accordance with, and subject to the limitations set forth in, the GSMS 2016-RENT TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Embassy Suites Portland Airport Whole Loan

General

The Mortgage Loan, identified as Embassy Suites Portland Airport (the “Embassy Suites Portland Airport Mortgage Loan”) on Annex A-1, representing approximately 2.8% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Embassy Suites Portland Airport Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $30,000,000. The Embassy Suites Portland Airport Pari Passu Companion Loan (the “Embassy Suites Portland Airport Pari Passu Companion Loan” and together with the Embassy Suites Portland Airport Mortgage Loan, the “Embassy Suites Portland Airport Whole Loan”) is evidenced by one (1) promissory note with a Cut-off Date Balance of $27,620,000, which is currently held by GSMC and expected to be transferred to one or more future securitizations or otherwise transferred. The Embassy Suites Portland Airport Pari Passu Companion Loan will not be included in the issuing entity. Only the Embassy Suites Portland Airport Mortgage Loan will be included in the issuing entity. The Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Embassy Suites Portland Airport Mortgage Loan and the rights of GSMC or future any securitization trust holding the Embassy Suites Portland Airport Pari Passu Companion Loan are subject to the terms of a Co-Lender Agreement (the “Embassy Suites Portland Airport Co-Lender Agreement”).

Servicing

The Embassy Suites Portland Airport Whole Loan and any related REO Property will be serviced and administered by the master servicer and, if necessary, the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Embassy Suites Portland Airport Co-Lender Agreement. In servicing the Embassy Suites Portland Airport Whole Loan, the Servicing Standard will require the master servicer and the applicable special servicer to take into account the interests of both the Certificateholders and the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the Embassy Suites Portland Airport Mortgage Loan pursuant to the Embassy Suites Portland Airport Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan will be distributed to such holders net of certain fees and expenses on the Embassy Suites Portland Airport Pari Passu Companion Loan as set forth in the Embassy Suites Portland Airport Co-Lender Agreement.

Application of Payments

The Embassy Suites Portland Airport Co-Lender Agreement sets forth the respective rights of the holder of the Embassy Suites Portland Airport Mortgage Loan and the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan with respect to distributions of funds received in respect of the Embassy Suites Portland Airport Whole Loan, and provides, in general, that:

•	the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Embassy Suites Portland Airport Whole Loan or the Embassy Suites Portland Airport Mortgaged Property will be applied to the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the applicable special servicer, the operating advisor, the certificate administrator and the trustee) in accordance with the terms of the Embassy Suites Portland Airport Co-Lender Agreement and the PSA; and

•	expenses, losses and shortfalls relating to the Embassy Suites Portland Airport Whole Loan will be allocated, on a pro rata and pari passu basis, to the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Embassy Suites Portland Airport Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Embassy Suites Portland Airport Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Embassy Suites Portland Airport Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the Embassy Suites Portland Airport Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Embassy Suites Portland Airport Pari Passu Companion Loan or from general collections with respect to the securitization of the Embassy Suites Portland Airport Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Embassy Suites Portland Airport Co-Lender Agreement, the directing holder with respect to the Embassy Suites Portland Airport Whole Loan, as of any date of determination, will be the trustee on behalf of the issuing entity, as holder of the Embassy Suites Portland Airport Mortgage Loan; provided, that, unless a Consultation Termination Event exists or the Embassy Suites Portland Airport Whole Loan is an Excluded Loan, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Embassy Suites Portland Airport Whole Loan. In its capacity as representative of the directing holder under the Embassy Suites Portland Airport Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the Embassy Suites Portland Airport Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the Embassy Suites Portland Airport Whole Loan will require the approval of the Controlling Class Representative as and to the extent described under “Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus. Pursuant to the terms of the PSA, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Embassy Suites Portland Airport Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of any Non-Serviced Mortgage Loan and any Excluded Loan) included in the issuing entity.

In addition, pursuant to the terms of the Embassy Suites Portland Airport Co-Lender Agreement, the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative which, at any time the Embassy Suites Portland Airport Pari Passu Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the master servicer or the applicable special servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Embassy Suites Portland Airport Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Embassy Suites Portland Airport Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Embassy Suites Portland Airport Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Embassy Suites Portland Airport Whole Loan. The consultation right of the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative) has responded within such period; provided, that if the master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative) described above, the master servicer or the applicable special servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Embassy Suites Portland Airport Whole Loan. Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative, including, if the Embassy Suites Portland Airport Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the master servicer nor the applicable special servicer may take or refrain from taking any action based on advice or consultation provided by the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative) that would cause the master servicer or the applicable special servicer, as applicable, to violate applicable law, the terms of the Embassy Suites Portland Airport Whole Loan, the Embassy Suites Portland Airport Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions or that would (i) expose the master servicer, the applicable special servicer, the depositor, the mortgage loan seller, the issuing entity, the trustee, the operating advisor, the certificate administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the master servicer’s or the applicable special servicer’s responsibilities, or (iii) cause the master servicer or the applicable special servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders or the Servicing Standard.

In addition to the consultation rights of the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Embassy Suites Portland Airport Co-Lender Agreement, the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the applicable special servicer, as applicable, for the purpose of discussing servicing issues related to the Embassy Suites Portland Airport Whole Loan.

Application of Penalty Charges

The Embassy Suites Portland Airport Co-Lender Agreement provides that penalty charges paid on the Embassy Suites Portland Airport Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan by the amount necessary to reimburse the master servicer, the trustee or the applicable special servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the Embassy Suites

Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan by the amount necessary to pay the master servicer and the trustee (and the master servicer and the trustee for the securitization of the Embassy Suites Portland Airport Pari Passu Companion Loan) for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Embassy Suites Portland Airport Pari Passu Companion Loan) made with respect to such Mortgage Loan or Companion Loan by such party (if and as specified in the PSA or the document governing the servicing of the Embassy Suites Portland Airport Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Embassy Suites Portland Airport Whole Loan (as specified in the PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan, be paid to the master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA and (ii) in the case of the remaining amount of penalty charges allocable to the Embassy Suites Portland Airport Pari Passu Companion Loan, be paid to the master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Embassy Suites Portland Airport Co-Lender Agreement, if the Embassy Suites Portland Airport Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the Embassy Suites Portland Airport Mortgage Loan in accordance with the PSA, then the applicable special servicer will be required to sell the Embassy Suites Portland Airport Pari Passu Companion Loan together with the Embassy Suites Portland Airport Mortgage Loan as one whole loan in accordance with the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Embassy Suites Portland Airport Whole Loan if it becomes a Defaulted Loan without the written consent of the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (provided that such consent is not required if the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the applicable special servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Embassy Suites Portland Airport Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Embassy Suites Portland Airport Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan that are material to the price of the Embassy Suites Portland Airport Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the applicable special servicer in connection with the proposed sale; provided, that the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the Embassy Suites Portland Airport Whole Loan unless it is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the Embassy Suites Portland Airport Co-Lender Agreement and the PSA, the directing holder with respect to the Embassy Suites Portland Airport Whole Loan (which, as of any date of determination, will be the trustee on behalf of the issuing entity as holder of the Embassy Suites Portland Airport Mortgage Loan, or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the Embassy Suites Portland Airport Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan (or its representative). The Controlling Class Representative, as representative of the majority of the Controlling Class Certificateholders (prior to a Control Termination Event and unless the Embassy Suites Portland Airport Whole Loan is an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event), will have the right, with or without cause, to replace the special servicer then acting with respect to the Embassy Suites Portland Airport Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

The Residence Inn and SpringHill Suites North Shore Whole Loan

General

The Mortgage Loan, identified as Residence Inn and SpringHill Suites North Shore (the “Residence Inn and SpringHill Suites North Shore Mortgage Loan”) on Annex A-1, representing approximately 2.0% of the Initial Pool Balance, is part of a split loan structure comprised of three mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Residence Inn and SpringHill Suites North Shore Mortgage Loan is evidenced by one (1) promissory note (note A-2-1) with a Cut-off Date Balance of $21,861,531. The related Companion Loans (the “Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans” and together with the Residence Inn and SpringHill Suites North Shore Mortgage Loan, the “Residence Inn and SpringHill Suites North Shore Whole Loan”) are evidenced by two (2) promissory notes with an aggregate principal balance as of the Cut-off Date of $46,704,181, one of which (note A-1) was transferred to the GSMS 2016-GS2 securitization trust and the other of which (note A-2-2) is currently held by GSMC and expected to be transferred to one or more future securitizations or otherwise transferred. The Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans will not be included in the issuing entity. Only the Residence Inn and SpringHill Suites North Shore Mortgage Loan will be included in the issuing entity. The Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the rights of the holders of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan are subject to the terms of a Co-Lender Agreement (the “Residence Inn and SpringHill Suites North Shore Co-Lender Agreement”).

Servicing

The Residence Inn and SpringHill Suites North Shore Whole Loan and any related REO Property will be serviced and administered in accordance with the GSMS 2016-GS2 PSA, which is separate from the PSA under which your Certificates are issued, by the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Special Servicer, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement. In servicing the Residence Inn and SpringHill Suites North Shore Whole Loan, the servicing standard under the GSMS 2016-GS2 PSA will require the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Special Servicer to take into account the interests of the Certificateholders and the holders of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the Residence Inn and SpringHill Suites North Shore Mortgage Loan pursuant to the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans as set forth in the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement.

Application of Payments

The Residence Inn and SpringHill Suites North Shore Co-Lender Agreement sets forth the respective rights of the holder of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the holders of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans with respect to distributions of funds received in respect of the Residence Inn and SpringHill Suites North Shore Whole Loan, and provides, in general, that:

•	the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Residence Inn and SpringHill Suites North Shore Whole Loan or the Residence Inn and SpringHill Suites North Shore Mortgaged Property will be applied to the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Special Servicer, the GSMS 2016-GS2 Operating Advisor, the GSMS 2016-GS2 Asset Representations Reviewer, the GSMS 2016-GS2 Certificate Administrator and the GSMS 2016-GS2 Trustee) in accordance with the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement and the GSMS 2016-GS2 PSA; and

•	expenses, losses and shortfalls relating to the Residence Inn and SpringHill Suites North Shore Whole Loan will be allocated, on a pro rata and pari passu basis, to the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Residence Inn and SpringHill Suites North Shore Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Residence Inn and SpringHill Suites North Shore Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the Residence Inn and SpringHill Suites North Shore Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2016-GS2 securitization, subject to the GSMS 2016-GS2 issuing entity’s right to reimbursement from future payments and other collections on the Residence Inn and SpringHill Suites North Shore Mortgage Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the GSMS 2016-GS2 certificateholders.

Consultation and Control

Pursuant to the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the directing holder with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan, as of any date of determination, will be the GSMS 2016-GS2 Trustee on behalf of the GSMS 2016-GS2 issuing entity, as holder of the controlling Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan;

provided, that, unless a consultation termination event exists under the GSMS 2016-GS2 PSA or the Residence Inn and SpringHill Suites North Shore Whole Loan is an excluded loan under the GSMS 2016-GS2 PSA, the controlling class representative under the GSMS 2016-GS2 PSA (the “GSMS 2016-GS2 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan. In its capacity as representative of the directing holder under the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the GSMS 2016-GS2 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan will require the approval of the GSMS 2016-GS2 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus). Pursuant to the terms of the GSMS 2016-GS2 PSA, the GSMS 2016-GS2 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2016-GS2 issuing entity (exclusive of any “non-serviced mortgage loan” and any “excluded loan” GSMS 2016-GS2) included in the GSMS 2016-GS2 issuing entity.

In addition, pursuant to the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the issuing entity, as the holder of the Residence Inn and SpringHill Suites North Shore Mortgage Loan (or its representative which, unless the Residence Inn and SpringHill Suites North Shore Whole Loan is an Excluded Loan, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, is required to provide to the GSMS 2016-GS2 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2016-GS2 Controlling Class Representative under the GSMS 2016-GS2 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2016-GS2 PSA) with respect to any “major decisions” (as defined in the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement) to be taken with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Residence Inn and SpringHill Suites North Shore Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined in the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement) to be taken with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Residence Inn and SpringHill Suites North Shore Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the issuing entity (or its representative) has responded within such period; provided, that if the GSMS 2016-GS2 Master Servicer (or the GSMS 2016-GS2 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the issuing entity (or its representative) described above, the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Residence Inn and SpringHill Suites North Shore Whole Loan. Neither the GSMS 2016-GS2 Master Servicer nor the GSMS 2016-GS2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the GSMS 2016-GS2 Master Servicer nor the GSMS 2016-GS2 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the issuing entity (or its representative) that would cause the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special

Servicer, as applicable, to violate applicable law, the terms of the Residence Inn and SpringHill Suites North Shore Whole Loan, the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the GSMS 2016-GS2 PSA, including the servicing standard under the GSMS 2016-GS2 PSA, or the REMIC provisions or that would (i) expose the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Special Servicer, the GSMS 2016-GS2 depositor, the mortgage loan seller with respect to the GSMS 2016-GS2 securitization transaction, the GSMS 2016-GS2 issuing entity, the GSMS 2016-GS2 Trustee, the GSMS 2016-GS2 Operating Advisor, the GSMS 2016-GS2 Asset Representations Reviewer, the GSMS 2016-GS2 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2016-GS2 Master Servicer’s or the GSMS 2016-GS2 Special Servicer’s responsibilities, or (iii) cause the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2016-GS2 certificateholders.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Residence Inn and SpringHill Suites North Shore Whole Loan.

Application of Penalty Charges

The Residence Inn and SpringHill Suites North Shore Co-Lender Agreement provides that penalty charges paid on the Residence Inn and SpringHill Suites North Shore Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans by the amount necessary to reimburse the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Trustee or the GSMS 2016-GS2 Special Servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the GSMS 2016-GS2 PSA, second, be used to reduce the respective amounts payable on each of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans by the amount necessary to pay the master servicer, the trustee, the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2016-GS2 PSA) made with respect to such Mortgage Loan or Companion Loans by such party (if and as specified in the PSA or the GSMS 2016-GS2 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2016-GS2 PSA) incurred with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan (as specified in the GSMS 2016-GS2 PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, be paid (x) prior to the securitization of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, to the holder of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan and (y) following the securitization of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, to the GSMS 2016-GS2 Master Servicer and/or the GSMS 2016-GS2 Special Servicer as additional servicing compensation as provided in the GSMS 2016-GS2 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, if the Residence Inn and SpringHill Suites North Shore Whole Loan becomes a defaulted mortgage loan under the GSMS 2016-GS2 PSA, and if the GSMS 2016-GS2 Special Servicer determines to sell the controlling Residence Inn and SpringHill Suites North Shore Pari Passu Companions in accordance with the GSMS 2016-GS2 PSA, then the GSMS 2016-GS2 Special Servicer will be required to sell the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans together with the Residence Inn and SpringHill Suites North Shore Mortgage Loan as one whole loan in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2016-GS2 Special Servicer will not be permitted to sell the Residence Inn and SpringHill Suites North Shore Whole Loan if it becomes a defaulted mortgage loan under the GSMS 2016-GS2 PSA without the written consent of the issuing entity (or its representative) unless the GSMS 2016-GS2 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Residence Inn and SpringHill Suites North Shore Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2016-GS2 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Residence Inn and SpringHill Suites North Shore Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Residence Inn and SpringHill Suites North Shore Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2016-GS2 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) will be permitted to submit an offer at any sale of the Residence Inn and SpringHill Suites North Shore Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement and the GSMS 2016-GS2 PSA, the directing holder with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan (which, as of any date of determination, will be the GSMS 2016-GS2 Trustee on behalf of the GSMS 2016-GS2 issuing entity as holder of the controlling Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2016-GS2 Special Servicer then acting with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The GSMS 2016-GS2 Controlling Class Representative, as representative of the majority of the GSMS 2016-GS2 controlling class certificateholders (prior to a “control termination event” under the GSMS 2016-GS2 PSA and unless the Residence Inn and SpringHill Suites North Shore Whole Loan is an “excluded loan” under the GSMS 2016-GS2 PSA), and the applicable GSMS 2016-GS2 certificateholders with the requisite percentage of voting rights (after a “control termination event” under the GSMS 2016-GS2 PSA), will have the right, with or without cause, to replace the GSMS 2016-GS2 Special Servicer then acting with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan and appoint a replacement special servicer in lieu thereof, in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Veritas Multifamily Pool 2 Whole Loan

General

One (1) Mortgage Loan, identified as Veritas Multifamily Pool 2 (the “Veritas Multifamily Pool 2 Mortgage Loan”) on Annex A-1, representing approximately 2.0% of the Initial Pool Balance, is part of a split loan structure comprised of three mortgage notes, each of which is secured by a single Mortgage and a single assignment of leases and rents. The Veritas Multifamily Pool 2 Mortgage Loan is evidenced by one senior pari passu promissory note A-2 with a Cut-off Date Balance of $21,000,000. The related

Pari Passu Companion Loan (the “Veritas Multifamily Pool 2 Pari Passu Companion Loan” and together with the Veritas Multifamily Pool 2 Mortgage Loan, the “Veritas Multifamily Pool 2 Senior Loans”) is evidenced by one senior pari passu promissory note A-1 with a Cut-off Date Balance of $55,000,000. The related Subordinate Companion Loan (the “Veritas Multifamily Pool 2 Subordinate Companion Loan”) is evidenced by one controlling subordinate promissory note B with a Cut-off Date Balance of $20,000,000. The Veritas Multifamily Pool 2 Subordinate Companion Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan are collectively referred to in this prospectus as the “Veritas Multifamily Pool 2 Companion Loans”. The Veritas Multifamily Pool 2 Mortgage Loan, together with the Veritas Multifamily Pool 2 Pari Passu Companion Loan and the Veritas Multifamily Pool 2 Subordinate Companion Loan, is referred to in this prospectus as the “Veritas Multifamily Pool 2 Whole Loan”. The Veritas Multifamily Pool 2 Pari Passu Companion Loan is held by the GSMS 2016-GS2 trust. The Veritas Multifamily Pool 2 Subordinate Companion Loan is held by Forethought Life Insurance Company.

The rights of the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, the rights of the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan and the rights of Forethought Life Insurance Company, as the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan are subject to the terms of a Co-Lender Agreement (the “Veritas Multifamily Pool 2 Co-Lender Agreement”).

Servicing

The Veritas Multifamily Pool 2 Whole Loan and any related REO Property will be serviced and administered in accordance with the GSMS 2016-GS2 PSA, which is separate from the PSA under which your certificates are issued, by the GSMS 2016-GS2 Master Servicer and the Veritas Multifamily Pool 2 Special Servicer, in the manner described under “Servicing of the Non-Serviced Loans”, but subject to the terms of the Veritas Multifamily Pool 2 Co-Lender Agreement. In servicing the Veritas Multifamily Pool 2 Whole Loan, the servicing standard under the GSMS 2016-GS2 PSA will require the GSMS 2016-GS2 Master Servicer and the Veritas Multifamily Pool 2 Special Servicer to take into account the interests of the Certificateholders and the holders of the Veritas Multifamily Pool 2 Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the Veritas Multifamily Pool 2 Mortgage Loan pursuant to the Veritas Multifamily Pool 2 Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The Veritas Multifamily Pool 2 Co-Lender Agreement sets forth the respective rights of the holders of the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Companion Loans with respect to distributions of funds received in respect of the Veritas Multifamily Pool 2 Whole Loan, and provides, in general, that:

•	the Veritas Multifamily Pool 2 Subordinate Companion Loan is, at all times, junior, subject and subordinate to the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan, and the right of the Veritas Multifamily Pool 2 Subordinate Companion Loan Holder to receive payments with respect to the Veritas Multifamily Pool 2 Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the Veritas Multifamily Pool 2 Mortgage Loan and Veritas Multifamily Pool 2 Pari Passu Companion Loan to receive payments with respect to the Veritas Multifamily Pool 2 Whole Loan;

•	the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

•	all expenses and losses relating to the Veritas Multifamily Pool 2 Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the Veritas Multifamily Pool 2 Subordinate Companion Loan, and second to the issuing entity, as holder of the Veritas Multifamily Pool 2

Mortgage Loan, and the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan on a pro rata and pari passu basis, provided that (i) P&I advances with respect to any note are reimbursable solely out of collections allocable to such note in accordance with the Veritas Multifamily Pool 2 Co-Lender Agreement and will not be reimbursed or paid, as the case may be, out of collections allocable to any other loan, and (ii) if any cost or expense is paid out of amounts otherwise payable to the issuing entity, as holder of the Veritas Multifamily Pool 2 Mortgage Loan, or the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, because of insufficient collection on the Veritas Multifamily Pool 2 Subordinate Companion Loan from which such cost or expense would have been paid had it remained outstanding, then the issuing entity and the Veritas Multifamily Pool 2 Pari Passu Companion Loan Holder, as applicable, will be entitled to reimbursement of such cost or expense pursuant to the Veritas Multifamily Pool 2 Co-Lender Agreement;

•	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon;

•	if no Sequential Pay Event (as defined below) has occurred and is continuing with respect to the Veritas Multifamily Pool 2 Whole Loan, all amounts tendered by the borrowers or otherwise available for payment on the Veritas Multifamily Pool 2 Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, in each case in an amount equal to the accrued and unpaid interest on the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan at the applicable note interest rate;

(b)       second, to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the Veritas Multifamily Pool 2 Mortgage Loan Percentage Interest and the Veritas Multifamily Pool 2 Pari Passu Companion Loan Percentage Interest, as applicable, of principal payments received, if any, with respect to such Due Date with respect to the Veritas Multifamily Pool 2 Whole Loan, until the balance of the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan have been reduced to zero;

(c)       third, to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan including any recovered costs not previously reimbursed to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, (or paid or advanced by the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer on its behalf and not previously paid or reimbursed) with respect to the Veritas Multifamily Pool 2 Whole Loan pursuant to the Veritas Multifamily Pool 2 Co-Lender Agreement or the GSMS 2016-GS2 PSA;

(d)       fourth, to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the product of (i) an amount equal to the Veritas Multifamily Pool 2 Mortgage Loan Percentage Interest or the Veritas Multifamily Pool 2 Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the Veritas Multifamily Pool 2 Senior Loan Interest Rate to the interest rate of the Veritas Multifamily Pool 2 Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)       fifth, to the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan at the related interest rate;

(f)        sixth, to the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan in an amount equal to the Veritas Multifamily Pool 2 Subordinate Companion Loan Percentage Interest of principal payments received, if any, with respect to such Due Date with respect to the Veritas Multifamily Pool 2 Whole Loan, until the principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan has been reduced to zero;

(g)       seventh, to the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan, in an amount equal to the product of (i) an amount equal to the Veritas Multifamily Pool 2 Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Veritas Multifamily Pool 2 Subordinate Companion Loan Interest Rate to the interest rate of the Veritas Multifamily Pool 2 Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(h)       eighth, to the extent the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Veritas Multifamily Pool 2 Co-Lender Agreement, to reimburse the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan for all such cure payments;

(i)         ninth, if the proceeds of any foreclosure sale or any liquidation of the Veritas Multifamily Pool 2 Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a workout the principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(j)         tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the GSMS 2016-GS2 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer, as applicable, (in each case provided that such reimbursements or payments relate to the Veritas Multifamily Pool 2 Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, and the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

(k)        eleventh, if any excess amount is available to be distributed in respect of the Veritas Multifamily Pool 2 Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, and the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan in accordance with their respective initial percentage interests;

“Veritas Multifamily Pool 2 Subordinate Companion Loan Percentage Interest” means 20.833%.

“Veritas Multifamily Pool 2 Mortgage Loan Percentage Interest” means 21.875%.

“Veritas Multifamily Pool 2 Pari Passu Companion Loan Percentage Interest” means 57.292%.

“Veritas Multifamily Pool 2 Senior Loan Interest Rate” means 3.145789%.

“Veritas Multifamily Pool 2 Subordinate Companion Loan Interest Rate” means 5.856000%.

•	Upon the occurrence and continuance of (i) a monetary event of default with respect to the Veritas Multifamily Pool 2 Whole Loan or (ii) a non-monetary event of default as to which the Veritas Multifamily Pool 2 Whole Loan becomes a “specially serviced loan” under the GSMS 2016-GS2 PSA, in each case provided the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan (or a designee of the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan) has not exercised its cure rights (a “Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the Veritas Multifamily Pool 2 Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the accrued and unpaid interest on the balance of the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan at the applicable note interest rate;

(b)       second, to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the balance of the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan, until the balance of the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan have been reduced to zero;

(c)       third, to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, including any recovered costs not previously reimbursed to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, (or paid or advanced by the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the Veritas Multifamily Pool 2 Whole Loan pursuant to the Veritas Multifamily Pool 2 Co-Lender Agreement or the GSMS 2016-GS2 PSA;

(d)       fourth, to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the product of (i) an amount equal to the Veritas Multifamily Pool 2 Mortgage Loan Percentage Interest or the Veritas Multifamily Pool 2 Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the Veritas Multifamily Pool 2 Senior Loan Interest Rate to the interest rate of the Veritas Multifamily Pool 2 Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)       fifth, to the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan at the related interest rate;

(f)        sixth, to the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan in an amount equal to the Veritas Multifamily Pool 2 Subordinate Companion Loan Percentage Interest of principal payments received, if any, with respect to such Due Date with respect to the Veritas

Multifamily Pool 2 Whole Loan, until the principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan has been reduced to zero;

(g)       seventh, to the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan, in an amount equal to the product of (i) an amount equal to the Veritas Multifamily Pool 2 Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the Veritas Multifamily Pool 2 Subordinate Companion Loan Interest Rate to the interest rate of the Veritas Multifamily Pool 2 Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(h)       eighth, to the extent the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the Veritas Multifamily Pool 2 Co-Lender Agreement, to reimburse the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan for all such cure payments;

(i)         ninth, if the proceeds of any foreclosure sale or any liquidation of the Veritas Multifamily Pool 2 Whole Loan exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a workout, the principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(j)         tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the GSMS 2016-GS2 PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer, as applicable, (in each case provided that such reimbursements or payments relate to the Veritas Multifamily Pool 2 Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, to be paid to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, and the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

(k)        eleventh, if any excess amount is available to be distributed in respect of the Veritas Multifamily Pool 2 Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan, pro rata and pari passu, and the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan in accordance with their respective initial percentage interests.

•	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Veritas Multifamily Pool 2 Mortgage Loans (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), is required to be allocated to reduce the principal balances of the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Companion Loans in the manner permitted by the REMIC provisions.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Veritas Multifamily Pool 2 Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the Veritas Multifamily Pool 2 Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any Veritas Multifamily Pool 2 Companion Loans. Similarly, P&I advances on the Veritas Multifamily Pool 2 Companion Loans are not reimbursable out of payments or other collections on the Veritas Multifamily Pool 2 Mortgage Loan. Interest on P&I Advances made with respect to the Veritas

Multifamily Pool 2 Mortgage Loan may only be reimbursed out of future payments and collections on the Veritas Multifamily Pool 2 Subordinate Companion Loan (as and to the extent provided in the GSMS 2016-GS2 PSA) and the Veritas Multifamily Pool 2 Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Veritas Multifamily Pool 2 Pari Passu Companion Loan.

Control and Consultation

Pursuant to the Veritas Multifamily Pool 2 Co-Lender Agreement, the directing holder with respect to the Veritas Multifamily Pool 2 Whole Loan (the “Veritas Multifamily Pool 2 Whole Loan Directing Holder”), as of any date of determination and so long as a Veritas Multifamily Pool 2 Control Appraisal Period has not occurred and is not continuing, will be the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan (the “Veritas Multifamily Pool 2 Subordinate Holder”), and at any other time will be the GSMS 2016-GS2 Controlling Class Representative. Neither the Veritas Multifamily Pool 2 Subordinate Holder nor the GSMS 2016-GS2 Controlling Class Representative is permitted to exercise the rights of the Veritas Multifamily Pool 2 Directing Holder if it is the related borrower, any direct or indirect parent or affiliate of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such holder. The Veritas Multifamily Pool 2 Whole Loan Directing Holder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the Veritas Multifamily Pool 2 Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Veritas Multifamily Pool 2 Whole Loan will require the approval of the Veritas Multifamily Pool 2 Whole Loan Directing Holder (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus).

A “Veritas Multifamily Pool 2 Control Appraisal Period” will exist with respect to the Veritas Multifamily Pool 2 Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Veritas Multifamily Pool 2 Subordinate Companion Loan after the date of creation of the Veritas Multifamily Pool 2 Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Veritas Multifamily Pool 2 Whole Loan that is allocated to the Veritas Multifamily Pool 2 Subordinate Companion Loan and (z) any losses realized with respect to any the related Mortgaged Property or the Veritas Multifamily Pool 2 Whole Loan that are allocated to the Veritas Multifamily Pool 2 Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Veritas Multifamily Pool 2 Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Veritas Multifamily Pool 2 Subordinate Companion Loan on the Veritas Multifamily Pool 2 Subordinate Companion Loan after the date of creation of the Veritas Multifamily Pool 2 Subordinate Companion Loan.

Pursuant to the terms of the Veritas Multifamily Pool 2 Co-Lender Agreement, each holder of a Veritas Multifamily Pool 2 Companion Loan (or its representative), for so long as such holder is not the Veritas Multifamily Pool 2 Whole Loan Directing Holder, will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer, as applicable, is required to provide to the GSMS 2016-GS2 Directing Holder pursuant to the GSMS 2016-GS2 PSA (within the same time frame such notices, information and reports are or would have been required to be provided to the controlling class representative under the GSMS 2016-GS2 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2016-GS2 PSA) with respect to any “major decisions” (as defined in the Veritas Multifamily Pool 2 Co-Lender Agreement) to be taken with respect to Veritas Multifamily Pool 2 Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Veritas Multifamily Pool 2 Whole Loan and (ii) has the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined in the Veritas Multifamily Pool 2 Co-Lender Agreement)

to be taken with respect to the Veritas Multifamily Pool 2 Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Veritas Multifamily Pool 2 Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the GSMS 2016-GS2 Controlling Class Representative; provided that if the GSMS 2016-GS2 Master Servicer (or the Veritas Multifamily Pool 2 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Veritas Multifamily Pool 2 Whole Loan (as a collective whole). Neither the GSMS 2016-GS2 Master Servicer nor the Veritas Multifamily Pool 2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or any holder of a Veritas Multifamily Pool 2 Companion Loan not held by the trust.

Neither the GSMS 2016-GS2 Master Servicer nor the Veritas Multifamily Pool 2 Special Servicer may follow any advice, direction or objection by the issuing entity (or its representative) or any holder of a Veritas Multifamily Pool 2 Companion Loan not held by the issuing entity or the GSMS 2016-GS2 Controlling Class Representative that would (i) require or cause the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer, as applicable, to violate applicable law, the terms of the Veritas Multifamily Pool 2 Whole Loan, the Veritas Multifamily Pool 2 Co-Lender Agreement, the related mezzanine intercreditor agreement or the GSMS 2016-GS2 PSA, including the servicing standard under the GSMS 2016-GS2 PSA, (ii) result in the imposition of federal income tax on the issuing entity or cause it to fail to qualify as a REMIC; (iii) expose the GSMS 2016-GS2 certificateholders, the GSMS 2016-GS2 issuing entity, any holder of a Veritas Multifamily Pool 2 Companion Loan not held by the issuing entity, the GSMS 2016-GS2 depositor, the GSMS 2016-GS2 Master Servicer, the Veritas Multifamily Pool 2 Special Servicer, the GSMS 2016-GS2 Trustee, the GSMS 2016-GS2 Certificate Administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the GSMS 2016-GS2 Master Servicer’s, the Veritas Multifamily Pool 2 Special Servicer’s, the GSMS 2016-GS2 Trustee’s or GSMS 2016-GS2 Certificate Administrator’s responsibilities under the GSMS 2016-GS2 PSA.

In addition to the control and consultation rights of the holders of the Veritas Multifamily Pool 2 Companion Loans described above, pursuant to the terms of the Veritas Multifamily Pool 2 Co-Lender Agreement, each holder of a Veritas Multifamily Pool 2 Companion Loan not held by the issuing entity will have the right to annual meetings (which may be held telephonically) with the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer, as applicable, in which servicing issues related to the Veritas Multifamily Pool 2 Whole Loan are discussed. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Sale of Defaulted Whole Loan

Upon the Veritas Multifamily Pool 2 Whole Loan becoming a defaulted mortgage loan under the GSMS 2016-GS2 PSA, if the Veritas Multifamily Pool 2 Special Servicer decides to sell the Veritas Multifamily Pool 2 Mortgage Loan, the Veritas Multifamily Pool 2 Special Servicer will be required to sell the Veritas Multifamily Pool 2 Mortgage Loan together with the Veritas Multifamily Pool 2 Pari Passu Companion Loan (but not the Veritas Multifamily Pool 2 Subordinate Companion Loan) as a single whole loan in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Veritas Multifamily Pool 2 Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Veritas Multifamily Pool 2 Whole Loan, then the Veritas Multifamily Pool 2 Subordinate Holder will have the right, but not the obligation, to: (A) cure such monetary event of default within 5 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 60 days. If the Veritas Multifamily Pool 2 Subordinate Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the Veritas Multifamily Pool 2 Subordinate Holder will be required to make such Cure Payment as directed by the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer and such Cure Payment is required to include reimbursement for all advances, fees or interest paid by the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer or the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan. So long as an event of default exists that is being cured by the Veritas Multifamily Pool 2 Subordinate Holder and the applicable cure period has not expired, the default will not be treated as a Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the Veritas Multifamily Pool 2 Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Properties, or (iii) for purposes of treating the Veritas Multifamily Pool 2 Whole Loan as a “specially serviced loan” under the GSMS 2016-GS2 PSA. Notwithstanding anything to the contrary, the right of the Veritas Multifamily Pool 2 Subordinate Holder to cure a default will be limited to 10 cures (except with the consent of the holders of the Veritas Multifamily Pool 2 Senior Loans) over the life of the Veritas Multifamily Pool 2 Whole Loan and no more than 4 cures may be consecutive.

Purchase Option

After the occurrence and delivery of an event of default under the Veritas Multifamily Pool 2 Whole Loan, the Veritas Multifamily Pool 2 Subordinate Holder will have the right, by written notice to the issuing entity, as holder of the Veritas Multifamily Pool 2 Mortgage Loan, and the GSMS 2016-GS2 securitization trust, as the holder of the Veritas Multifamily Pool 2 Pari Passu Companion Loan (a “Veritas Multifamily Pool 2 Purchase Notice”), to purchase, in immediately available funds, the Veritas Multifamily Pool 2 Senior Loans in whole but not in part at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses. Upon delivery of the Veritas Multifamily Pool 2 Purchase Notice to the holders of the Veritas Multifamily Pool 2 Senior Loans, the holders of the Veritas Multifamily Pool 2 Senior Loans will be required to sell (and the Veritas Multifamily Pool 2 Subordinate Holder will be required to purchase) the Veritas Multifamily Pool 2 Senior Loans at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Veritas Multifamily Pool 2 Purchase Date”) not more than 45 days after the date of the Veritas Multifamily Pool 2 Purchase Notice. The Veritas Multifamily Pool 2 Subordinate Holder’s failure to purchase the Veritas Multifamily Pool 2 Senior Loans on the Defaulted Veritas Multifamily Pool 2 Purchase Date will result in the termination of such right. The Veritas Multifamily Pool 2 Subordinate Holder has agreed that the sale of the Veritas Multifamily Pool 2 Senior Loans will comply with all requirements of the GSMS 2016-GS2 PSA and that all costs and expenses related thereto will be paid by the Veritas Multifamily Pool 2 Subordinate Holder. The defaulted mortgage loan purchase price will be calculated by the GSMS 2016-GS2 Master Servicer or the Veritas Multifamily Pool 2 Special Servicer 5 business days prior to the Defaulted Veritas Multifamily Pool 2 Purchase Date and, absent manifest error, will be binding upon the Veritas Multifamily Pool 2 Subordinate Holder.

The right of the Veritas Multifamily Pool 2 Subordinate Holder to purchase the Veritas Multifamily Pool 2 Senior Loans will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Properties (and the holders of the Veritas Multifamily Pool 2 Senior Loans will be required to give the Veritas Multifamily Pool 2 Subordinate Holder 45 days’ prior written notice of their intent with respect to such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Properties is transferred to the holders of the Veritas Multifamily Pool 2

Senior Loans, in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the holders of the Veritas Multifamily Pool 2 Senior Loans of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 days after the acceleration of the Veritas Multifamily Pool 2 Whole Loan, the holders of the Veritas Multifamily Pool 2 Senior Loans are required to notify the Veritas Multifamily Pool 2 Subordinate Holder of such transfer and the Veritas Multifamily Pool 2 Subordinate Holder will have a 15 day period from the date of such notice to deliver notice of its intent to purchase the Mortgaged Properties to the holders of the Veritas Multifamily Pool 2 Senior Loans, in which case the Veritas Multifamily Pool 2 Subordinate Holder will be obligated to purchase the Mortgaged Properties, in immediately available funds, within such 15 day period at the applicable defaulted mortgage loan purchase price.

Special Servicer Appointment Rights

Pursuant to the Veritas Multifamily Pool 2 Co-Lender Agreement, the Veritas Multifamily Pool 2 Whole Loan Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the Veritas Multifamily Pool 2 Special Servicer then acting with respect to the Veritas Multifamily Pool 2 Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Veritas Multifamily Pool 2 Companion Loans (or their representatives). The applicable certificateholders with the requisite percentage of voting rights (during any consultation period and any consultation termination period under the GSMS 2016-GS2 PSA) will have the right, with or without cause, to replace the Veritas Multifamily Pool 2 Special Servicer then acting with respect to the Veritas Multifamily Pool 2 Whole Loan and appoint a replacement special servicer in lieu thereof without the holders of the Veritas Multifamily Pool 2 Companion Loans (or their representatives) in accordance with the GSMS 2016-GS2 PSA. The holders of the Veritas Multifamily Pool 2 Companion Loans may terminate the Veritas Multifamily Pool 2 Special Servicer upon a servicer termination event with respect to in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the offered certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsor and Mortgage Loan Seller

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of Goldman, Sachs & Co., an underwriter, and of the depositor.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2015, GSMC originated or acquired approximately 2,517 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $86.7 billion. As of December 31, 2015, GSMC had acted as a sponsor and mortgage loan seller on 117 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion and $6.284 billion of commercial loans in public and private offerings in calendar years 2011, 2012, 2013, 2014 and 2015 respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

•	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Top 15 Mortgage Loans and Additional Information,” “—10 Hudson Yards,” “—540 West Madison,” “—U.S. Industrial Portfolio,” “—The Falls,” “—Hamilton Place,” “—Panorama Corporate Center,” “—Veritas Multifamily Pool 1,” “—Hilton Irvine,” “—Laredo Industrial Portfolio,” “—Eagle View Apartments,” “—Embassy Suites Raleigh-Durham Research Triangle,” “—Cool Springs Commons,” “—Middletown Commons,” “—Shoppes at Rio Grande” and “—Embassy Suites Portland Airport,” in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “The Originators—Origination and Underwriting Process—Exceptions to GSMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria, except as described under “—The Originators—Origination and Underwriting Process—Exceptions to GSMC’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 12, 2016. GSMC’s Central Index Key is 0001541502. With respect to the period from and including July 1, 2013 to and including June 30, 2016, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2014-GC24 (CIK 0001617957)	X	Cantor Commercial Real Estate Lending, L.P.	14	177,606,169	16.53	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	25	397,577,416	37.01	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
		Goldman Sachs Mortgage Company	14	294,635,235	27.42	1	12,590,055	1.17	0	0	0.00	0	0	0.00	1	12,590,055	1.17	1	12,590,055	1.17	0	0	0.00
		Starwood Mortgage Capital LLC	22	204,532,050	19.04	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			75	1,074,350,869	100%	1	12,590,055	1.17	0	0	0.00	0	0	0.00	1	12,590,055	1.17	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Compensation of the Sponsor

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsor (including affiliates of the sponsor) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Originators

Overview

Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the depositor. GSMC and GS CRE are referred to as the “Goldman Originators” in this prospectus. In addition, the 10 Hudson Yards Whole Loan was co-originated by GSMC and DBNY and The Falls Whole Loan was co-originated by GSMC and UBS AG.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process

Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator. Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to GSMC’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1 to this prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective GSMC Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

•	Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy. Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•	Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•	Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, GSMC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect GSMC as the payee. GSMC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Falls, representing approximately 6.6% of the Initial Pool Balance, was (together with any related Companion Loans) co-originated with UBS AG. The Falls Mortgage Loan and its related Companion Loan were co-originated in accordance with the underwriting guidelines described above. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 Hudson Yards, representing approximately 8.2% of the Initial Pool Balance, was (together with any related Companion Loans) co-originated with DBNY. The 10 Hudson Yards Mortgage Loan and its related Companion Loans were co-originated in accordance with the underwriting guidelines described above.

Exceptions to GSMC’s Disclosed Underwriting Guidelines

GSMC has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of GSMC’s Mortgage Loans may vary from the specific GSMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, GSMC may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, GSMC may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

Except as described below, none of the GSMC Mortgage Loans have exceptions to the related disclosed underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Suites Raleigh-Durham Research Triangle, representing approximately 3.5% of the Initial Pool Balance, the Cut-off Date LTV Ratio calculated using the “as-is” appraised value of $46,800,000 is 80.2%, which is greater than the maximum Cut-off Date LTV Ratio of 80% generally required by GSMC’s underwriting standards. The Cut-off Date LTV Ratio calculated using the “hypothetical as-is” appraised value of $56,000,000, for which $10,500,000 was reserved for at origination of the Mortgage Loan, which assumes the completion of a property improvement plan, is 67.0%. Based on the foregoing factors and GSMC’s evaluation of the quality of the Mortgaged Property, GSMC approved the inclusion of the Mortgage Loan into this securitization transaction.

Certain characteristics of the Mortgage Loans can be found on Annex A-1.

The Depositor

GS Mortgage Securities Corporation II, the depositor, is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the depositor is The Goldman Sachs Group, Inc. (NYSE:GS). The depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. The depositor will not have any material assets. The depositor is an affiliate of GSMC, a sponsor and mortgage loan seller, and Goldman, Sachs & Co., an underwriter.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the applicable special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the master servicer and the applicable special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from the mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, the applicable special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, GS Mortgage Securities Trust 2016-GS3, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and the Trust Subordinate Companion Loan and any REO Property (which includes, with respect to any Non-Serviced Whole Loan, the Trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent monthly debt service payments to the issuing entity, and the master servicer, the applicable special servicer and the trustee may make property protection advances to the issuing entity, but in each case only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment” in this prospectus. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the applicable special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties (which includes, with respect to any Non-Serviced Whole Loan, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement but, other than with respect to the Trust Subordinate Companion Loan, does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the PSA and the short term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO Property acquired pursuant to the applicable pooling and servicing agreement and the other activities described in this prospectus, and indemnity obligations to the depositor, the trustee, the certificate administrator, the master servicer, the applicable special servicer and the operating advisor and various related persons. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the applicable special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan seller, as described under “Description of the Mortgage Loan Purchase Agreement”.

Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, the certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.8 trillion in assets and approximately 265,000 employees as of December 31, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds,

mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2015, Wells Fargo Bank was acting as trustee on approximately 367 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $151 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2015, Wells Fargo Bank was acting as custodian of more than 187,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against Wells Fargo Bank, in its capacity as trustee under 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, Bank of New York Mellon and U.S. Bank

National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors, and these cases have been consolidated before the same judge in these and other transactions. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 RMBS trusts in the Compliant, the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells Fargo Bank and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch and Morningstar Credit Ratings, LLC (“Morningstar”). Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “1” for master servicer and primary servicer, and “2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2016, Midland was master and/or primary servicing approximately 28,906 commercial and multifamily mortgage loans with a principal balance of approximately $384 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,661 of such loans, with a total principal balance of approximately $147 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2013 to 2015.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
CMBS	$141	$157	$149
Other	$167	$179	$255
Total	$308	$336	$404

As of June 30, 2016, Midland was named the special servicer in approximately 215 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $109 billion. With respect to such transactions as of such date, Midland was administering approximately 81 assets with an outstanding principal balance of approximately $714 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2013 to 2015.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
Total	$70	$85	$110

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Pursuant to an interim servicing agreement between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the GSMC Mortgage Loans.

Midland is also the master servicer under the GSMS 2016-GS2 PSA with respect to the Panorama Corporate Center Whole Loan, Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans and the Trust Subordinate Companion Loan sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0025%, but which may be reduced under certain circumstances as provided in the PSA.

The foregoing information regarding Midland under this heading “—The Master Servicer” has been provided by Midland.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any non-serviced mortgage loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability;

Indemnification”, “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), is expected to be appointed to act as an initial special servicer under the PSA and in this capacity is expected to be responsible for the servicing and administration of the applicable Specially Serviced Loans (excluding the 540 West Madison Whole Loan) and any associated REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions, Special Servicer Decisions and other transactions relating to the Mortgage Loans (other than any Excluded Special Servicer Loan, Non-Serviced Mortgage Loan or any Servicing Shift Whole Loan) and Serviced Companion Loans (other than the 540 West Madison Whole Loan) that are non-Specially Serviced Loans, pursuant to the PSA. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of June 30, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity funds (collectively, the “Funds”) with an aggregate of approximately $3.5 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments, two of such funds are focused on investments in commercial mortgage-backed securities and the two other funds and the separately managed account are focused on mezzanine debt and credit investments. To date, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, approximately $4.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 62 different securitizations totaling approximately $69 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 400 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes twelve satellite offices located in Nevada, Arizona, California, Colorado, Oregon, Illinois, North Carolina and Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2016, Rialto and its affiliates were actively special servicing over 1,900 portfolio loans with a principal balance of approximately $600 million and were responsible for approximately 1,300 portfolio REO assets with a principal balance of approximately $1.4 billion.

Rialto is also currently performing special servicing for 66 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering over 4,800 assets with an original principal balance at securitization of approximately $71 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 6/30/2016
Number of CMBS Pools Named Special Servicer	16	27	45	59	66
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$71 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	35
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$286 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as a special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

RREF III Debt AIV, LP or another affiliate of one of the special servicers is expected to be the initial Directing Holder (other than with respect to any Non-Serviced Mortgage Loan, any servicing shift whole loan and the 540 West Madison Whole Loan). Rialto Capital Advisors, LLC, one of the expected special servicers for this transaction is an affiliate of (a) the entity or entities that are expected to purchase the Class E, Class F and Class G certificates and (b) RREF III Debt AIV, LP or its affiliate, which is expected to be the initial Directing Holder with respect to each Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loan, any Servicing Shift Whole Loan and the 540 West Madison Whole Loan). Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loan and the 540 West Madison Mortgage Loan) and it or an affiliate assisted RREF III Debt AIV, LP and/or one or more of its affiliates with its due diligence on the Mortgage Loans prior to the closing date. In addition, Rialto Capital Advisors, LLC was appointed as the initial special servicer for the Veritas Multifamily Pool 2 whole loan, which is serviced under the pooling and servicing agreement governing the GSMS 2016-GS2 transaction. For a description of any other material affiliations, relationships and related transactions between the applicable special servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

From time to time, Rialto and/or its affiliates may purchase securities, including certificates in this offering and including in the secondary market. Except as described above, neither Rialto nor any of its affiliates will retain any certificates issued by the issuing entity. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this sub-heading “—The Special Servicers—Rialto Capital Advisors, LLC” regarding Rialto has been provided by Rialto.

Trimont Real Estate Advisors, LLC

Trimont Real Estate Advisors, LLC, (“Trimont”), is expected to be appointed to act as an initial special servicer under the PSA and in this capacity is expected to be responsible for the servicing and administration of the 540 West Madison Whole Loan (when such Whole Loan is a Specially Serviced Loan and any associated REO Property, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions, Special Servicer Decisions and other transactions relating to the 540 West Madison Whole Loan (even when such Whole Loan is a non-Specially Serviced Loan), pursuant to the PSA. Trimont is a Georgia limited liability company. The principal office of Trimont is located at One Alliance Center, 3500 Lenox Road, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Seal Beach, California, New York, New York, Dallas, Texas, Hoevelaken, The Netherlands, and London, England.

Trimont is a leading provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong) and Primary Commercial Servicer (Above Average), by Fitch as Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Additionally, Trimont’s disaster recovery plan is reviewed annually.

As of June 30, 2016, Trimont was special servicing approximately 941 loans and REO Properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $700 million. Trimont has been named special servicer on 48 securitization transactions with an aggregate original principal loan balance of approximately $40 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont has been servicing commercial and multifamily real estate loans in securitization transactions since 1988.

No securitization transaction involving commercial or multifamily real estate loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that such lawsuits or proceedings, individually or in the aggregate, would be material to the certificateholders.

Neither Trimont nor any of its affiliates will purchase any certificates or otherwise retain any other economic interest in this securitization on the Closing Date. Trimont or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates at any time.

Trimont is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the other special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or the mortgage loan seller.

The foregoing information concerning information under this heading “—The Special Servicers—Trimont Real Estate Advisors, LLC” has been provided by Trimont.

General

Each special servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Companion Loans. The applicable special servicer may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Companion Loans or otherwise. To the extent that the applicable special servicer has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

The applicable special servicer will not have any material advancing rights or obligations. In certain instances, the applicable special servicer may have the right or be obligated to make property related property protection advances in emergency situations.

Each special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The applicable special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and any related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The applicable special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the applicable special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than Non-Serviced Mortgage Loans and Servicing Shift Mortgage Loan) and Serviced Whole Loan (other than the Servicing Shift Whole Loan). The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal offices of Pentalpha Surveillance are located in Amherst, New York and Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans dedicated to independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. They have acted as a loan origination and loan modification auditor for the benefit of U.S. Government agencies. As of July 31, 2016, Pentalpha Surveillance has also acted as ongoing operating advisor or trust advisor in approximately 92 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $100 billion since October 2010. As of July 31, 2016, Pentalpha Surveillance has acted as asset representations reviewer in 11 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $10 billion.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the SEC in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsor, the mortgage loan seller, the trustee, the certificate administrator, the master servicer, either special servicer, the directing holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

Neither Pentalpha Surveillance nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

The foregoing information set forth under this subheading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2016-GS3 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates
“Subordinate Certificates”	The Class A-S, Class B, Class PEZ, Class C, Class D, Class X-D, Class E, Class F and Class G certificates
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G, Class WM-A and Class WM-B certificates
“Class X Certificates”	The Class X-A, Class X-B, Class X-D and Class X-WM certificates
“Exchangeable Certificates”	The Class A-S, Class B, Class PEZ and Class C certificates
“Regular Certificates”	All of the certificates (other than the Exchangeable Certificates and the Class R certificates)
“Residual Certificates”	The Class R certificates
“Pooled Certificates”	All of the certificates (other than the Loan-Specific Certificates and the Class R certificates)
“Pooled Principal Balance Certificates”	All of the Principal Balance Certificates (other than the Loan-Specific Certificates)
“Loan-Specific Certificates”	The Class WM-A, Class X-WM and Class WM-B certificates

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (5) certain rights of the depositor under the MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of the mortgage loan seller regarding the Mortgage Loans and the Trust Subordinate Companion Loan it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; (7) the “regular interests” in the Trust Subordinate Companion Loan REMIC; and (8) the trust components and the related distribution account.

As further described in this prospectus:

•	the primary source for payments of principal and interest on the Pooled Certificates will be amounts received by the issuing entity in respect of the Mortgage Loans (which does include the Trust Subordinate Companion Loan); and

•	the primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances (or, in the case of the respective classes of Exchangeable Certificates, the maximum Certificate Balances), and the Class X Certificates (other than the Class X-WM certificates) will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$28,475,000
Class A-2	$77,052,000
Class A-3	$265,000,000
Class A-4	$320,243,000
Class A-AB	$57,066,000
Class X-A	$841,316,000
Class X-B	$53,417,000
Class A-S(1)	$93,480,000(2)
Class B(1)	$53,417,000(2)
Class PEZ(1)	$192,301,000(2)
Class C(1)	$45,404,000(2)
Class D	$53,417,000
Class X-D	$53,417,000
Class E	$24,038,000
Class F	$10,683,000
Class G	$40,063,502

(1)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(2)	On the Closing Date, the issuing entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $93,480,000, $53,417,000 and $45,404,000, respectively. The Class A-S, Class B and Class C certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B and Class C certificates will be increased or decreased accordingly. The initial Certificate Balances of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus represents the maximum Certificate Balance of such class without giving effect to any issuance of Class PEZ certificates. The initial Certificate Balance of the Class PEZ certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus is equal to the aggregate of the maximum initial Certificate Balances of the Class A-S, Class B and Class C certificates, representing the maximum Certificate Balance of the Class PEZ certificates that could be issued in an exchange. The actual Certificate Balance of any Class A-S, Class B and Class C certificates issued on the Closing Date may be less than the maximum Certificate Balance of that class and may be zero. The Certificate Balances of the Class A-S, Class B and Class C certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ certificates issued on the Closing Date. The initial Certificate Balance of any Trust Component will equal the initial Certificate Balance of the Class A-S, Class B and Class C certificates having the same alphabetical designation without regard to any exchange of such certificates for Class PEZ certificates.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates and any Trust Component, as applicable, outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of the Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan, as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Trust Component, as applicable, will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or that Trust Component, as applicable, on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates), as applicable, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable Certificates evidencing an interest in such Trust Component, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

“Class A-S Percentage Interest” means, the quotient of the Certificate Balance of the Class A-S certificates divided by the Certificate Balance of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be 100.0%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to 3.143% per annum. The Class A-S certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ certificates will represent beneficial ownership of, among other things, the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-Exchange Percentage Interest” means 100.0% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-Exchange Percentage Interest will be 0.0%.

“Class B Percentage Interest” means, the quotient of the Certificate Balance of the Class B certificates divided by the Certificate Balance of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be 100.0%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the lesser of 3.395% per annum and the WAC Rate. The Class B certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ certificates will represent beneficial ownership of, among other things, the Class B-Exchange Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B-Exchange Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-Exchange Percentage Interest will be 0.0%.

“Class C Percentage Interest” means, the quotient of the Certificate Balance of the Class C certificates divided by the Certificate Balance of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be 100.0%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate. The Class C certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ certificates will represent beneficial ownership of, among other things, the Class C-Exchange Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C-Exchange Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-Exchange Percentage Interest will be 0.0%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-Exchange Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-Exchange Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal (other than the payment of $100 on the first distribution date in respect of the Class X-WM certificates, which will be deemed a payment of principal on the principal balance of the Class X-WM certificates for federal income tax purposes), but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate certificate balances of the related class(es) of certificates and/or trust component(s) (the “Related Class X Class/Component”) indicated below:

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class/Component
Class X-A	$841,316,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and Class A-S trust component
Class X-B	$53,417,000	Class B trust component
Class X-D	$53,417,000	Class D certificates
Class X-WM	$54,208,000	Class WM-A and Class WM-B certificates

The Trust Subordinate Companion Loan will be held by the Trust Subordinate Companion Loan REMIC and the Mortgage Loans will be held by the Lower-Tier REMIC. The certificates (other than the Exchangeable Certificates) and the Trust Components will be issued by the Upper-Tier REMIC. The Exchangeable Certificates will be issued by the grantor trust (the “Grantor Trust”).

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ certificates that represent the same Tranche Percentage Interest in each Trust Component as the certificates to be surrendered, and any Class PEZ certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of any certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Balance of that certificate (or, in the case of a Class PEZ certificate, the principal amount of the component of such certificate with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

For example, an investor that owns $93,480,000 of Class A-S certificates, $53,417,000 of Class B certificates, and $45,404,000 of Class C certificates would be entitled to exchange such certificates following the procedures described below for $192,301,000 of Class PEZ certificates. Similarly, an investor that owns $192,301,000 of Class PEZ certificates would be entitled to exchange such certificates following the procedures described below for $93,480,000 of Class A-S certificates, $53,417,000 of

Class B certificates, and $45,404,000 of Class C certificates. Investors are permitted to exchange any lesser Certificate Balance of such Class A-S, Class B and Class C certificates for Class PEZ certificates so long as such Class A-S, Class B and Class C certificates are exchanged in the same relative proportions as described above.

There will be no limit on the number of exchanges authorized under the exchange provisions of the PSA. Subject to compliance with the exchange procedures described below under “—Procedures” and the requirement that a Certificateholder is the beneficial owner of the requisite classes of certificates in the required Exchange Proportion, there are no other conditions or limitations to the exchange of Class A-S, Class B and Class C certificates. In all cases, however, an exchange may not occur if the face amount of the certificates to be received in the exchange would not represent an authorized denomination for the relevant class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the certificate administrator on the Closing Date.

The various amounts distributable on the Class PEZ certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Principal Distribution Amounts, reimbursements of Realized Losses and yield maintenance charges allocated to any of the respective Tranche Percentage Interests in the Trust Components represented by the Class PEZ certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ certificates on such Distribution Date. In addition, the Class PEZ certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Trust Components represented by the Class PEZ certificates. See ”—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Considerations—Taxation of Exchangeable Certificates”.

Procedures

If a Certificateholder wishes to exchange Class A-S, Class B and Class C certificates for Class PEZ certificates, or Class PEZ certificates for Class A-S, Class B and Class C certificates, such Certificateholder must notify the certificate administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than three business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the applicable Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Balance of the applicable Exchangeable Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the certificate administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the certificates received must equal the aggregate entitlements of the certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate. Neither the certificate administrator nor the depositor will have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 6th day of each calendar month (or, if the 6th calendar day of that month is not a business day, then the next business day) commencing in October 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such certificate was part of the related class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such certificate was not part of the related class on the Closing Date and the initial Certificate Balance of the related class of Exchangeable Certificates will be determined as if such class consisted only of the certificates composing the class on that date of determination and such certificates had been outstanding as of the Closing Date.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal, with respect to distributions to be made on the certificates (other than the Loan-Specific Certificates) and any Trust Component, the Pooled Available Funds and, in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the 540 West Madison Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates, the Class R certificates and any Trust Component on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

•	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans to the extent those funds are on deposit in the Collection Account;

•	all yield maintenance charges and prepayment premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)   with respect to the initial Distribution Date, the Interest Deposit Amount related to the Mortgage Loans; and

(e)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “540 West Madison Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)   the aggregate amount of all cash received on the Trust Subordinate Companion Loan and any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates or the Trust Components), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;

•	all amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

•	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

•	all yield maintenance charges and prepayment premiums;

•	all amounts deposited in the Collection Account in error; and

•	any late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Certificateholders);

(d)   with respect to the initial Distribution Date, the Interest Deposit Amount related to the Trust Subordinate Companion Loan; and

(e)   with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts relating to the Trust Subordinate Companion Loan as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

The PSA will provide that if the trustee determines that a certain expense incurred in connection with the administration of the issuing entity are not allocable to a particular Mortgage Loan or the Trust Subordinate Companion Loan, such amounts will be deemed allocated to each Mortgage Loan or the Trust Subordinate Companion Loan on a pro rata basis based on their outstanding principal balances and will be payable from the Collection Account or the related Serviced Whole Loan Custodial Account, as applicable.

The “Collection Period” for each Distribution Date and any Mortgage Loan or Whole Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or Whole Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Whole Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Whole Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or Whole Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

“Periodic Payment” means, with respect to any Mortgage Loan or the related Companion Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan or Companion Loan, including any balloon payment, which is payable by a borrower from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of a default.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates, Class R certificates and Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date,

(a) to the Class A-AB certificates, in an amount equal of the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Annex E to this prospectus with respect to the Class A-AB certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clause (a) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a) and (b) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b) and (c) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e) to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c) and (d) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f) to the Class A-AB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c), (d) and (e) above) for such Distribution Date, until the Certificate Balance of the Class A-AB certificates, without regard to the Class A-AB Scheduled Principal Balance, is reduced to zero.

(ii)   on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata (based upon their respective Certificate Balance), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ certificates, in reduction of their Certificate Balance, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Balance of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, and to the Class PEZ certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S Trust Component have been reduced to zero, to the Class B Trust Component, and, thus, concurrently, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ certificates, in reduction of their Certificate Balance, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, and to the Class PEZ certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B Trust Components have been reduced to zero, to the Class C Trust Component, and, thus, concurrently, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such

Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ certificates, in reduction of their Certificate Balance, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, and to the Class PEZ certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those classes;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C Trust Components have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D and Class E certificates and the Class A-S, Class B and Class C Trust Components have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E and Class F certificates and the Class A-S, Class B and Class C Trust Components have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of all the Subordinate Certificates are (or are expected to be) reduced to zero as a result of the allocation of Pooled Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates or any Trust Component (other than the Class R certificates and the Loan-Specific Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 1.429%.

The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to 2.484%.

The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to 2.592%.

The Pass-Through Rate on the Class A-4 certificates is a per annum rate equal to 2.850%.

The Pass-Through Rate on the Class A-AB certificates is a per annum rate equal to 2.777%.

The Pass-Through Rate on the Class A-S certificates is a per annum rate equal to 3.143%.

The Pass-Through Rate on the Class B certificates is a per annum rate equal to the lesser of 3.395% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class C certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class D certificates is a per annum rate equal to 2.620%.

The Pass-Through Rate on the Class E certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class G certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for each Class of Class X Certificates (other than the Class X-WM Certificates) for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Related Notional Classes/Components (or the Pass-Through Rate on the Related Notional Class, if only one) for such Distribution Date, weighted on the basis of their respective Certificate Balances (calculated without giving effect to any exchange and conversion of any Class A-S, Class B and Class C certificates for Class PEZ certificates) immediately prior to that Distribution Date.

The Pass-Through Rates for the Class A-S certificates and the Class A-S Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ certificates.

The Pass-Through Rates for the Class WM-A and Class WM-B certificates for any Distribution Date will, in the case of each such Class, be a per annum rate equal to one of (i) a fixed rate, (ii) the Net Mortgage Rate on the Trust Subordinate Companion Loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related Distribution Date occurs, (iii) the lesser of a specified pass-through rate and the rate described in clause (ii), or (iv) the rate described in clause (ii) less a specified percentage.

The Pass-Through Rate for the Class X-WM certificates for any Distribution Date will equal the excess, if any, of (a) the Net Mortgage Rate on the Trust Subordinate Companion Loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the Pass-Through Rates of the Class WM-A and Class WM-B Certificates for that Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, but excluding the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan or Trust Subordinate Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates (and Trust Components), the Net Mortgage Rate of any Mortgage Loan or the Trust Subordinate Companion Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or the Trust Subordinate Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or the Trust Subordinate Companion Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or Trust Subordinate Companion Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan or any Companion Loan, is the annual rate at which interest accrues on such Mortgage Loan, REO Loan, Companion Loan or Serviced Whole Loan during such period (in the absence of interest), as stated in the related Mortgage Note or the promissory note evidencing such Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan or Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of Principal Balance Certificates and Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class or Trust Component for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate (or, in the case of the Class X-WM certificates, the Net Mortgage Rate for the Trust Subordinate Companion Loan) for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(a)   the Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any property protection advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, provided, that all such Liquidation Proceeds and Insurance and

Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan or Trust Subordinate Companion Loan, the unpaid principal balance of such Mortgage Loan or Trust Subordinate Companion Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or Trust Subordinate Companion Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan (other than the Trust Subordinate Companion Loan only), no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates, other than indirectly in the limited circumstances related to reimbursement of Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of any related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collectives are received by or on behalf of the issuing entity, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of any related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the

Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collectives are received by or on behalf of the issuing entity, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the holders of the classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class  A-S Trust Component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component) and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B certificates, the Class B Trust Component (and correspondingly the

Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D certificates, based upon the aggregate amount of principal distributed to the classes of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component(s) (and, therefore, the applicable classes of Exchangeable Certificates) in each YM Group on such Distribution Date; and (b) as among the respective classes of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Component(s) (and, therefore, the applicable classes of Exchangeable Certificates) in each YM Group in the following manner: (i) each Class of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and each Trust Component (and, therefore, the applicable classes of Exchangeable Certificates) in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Pooled Principal Balance Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the applicable classes of Exchangeable Certificates) in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or Trust Component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable Class(es) of Pooled Principal Balance Certificates and/or Trust Component(s), will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component (and, therefore, the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

Any yield maintenance charges payable in respect of the Trust Subordinate Companion Loan will be distributed to the Loan-Specific Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such class of certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G or Class R certificates. Instead, after the Notional Amounts of the Class X-A and Class X-B certificates, and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B certificates.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 2021
Class A-2	February 2021
Class A-3	August 2026
Class A-4	September 2026
Class A-AB	February 2026
Class X-A	September 2026
Class X-B	September 2026
Class A-S	September 2026
Class B	September 2026
Class PEZ	September 2026
Class C	September 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPY prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” (a) for each class of Offered Certificates will be the Distribution Date in October 2049, and (b) as to the Loan-Specific Certificates, will be the Distribution Date in September 2034. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Co-Lender Agreement (and, with respect to the 540 West Madison Whole Loan, first, to the related Non-Trust Subordinate Companion Loan and then, to the Trust Subordinate Companion Loan, and correspondingly to the Loan-Specific Certificates) and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any non-serviced mortgage loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be made to the holder of such Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan, equal to the lesser of:

                         (i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and any Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or if the applicable special servicer allowed a prepayment on such Mortgage Loan, Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on a date other than the applicable Due Date) for the related Distribution Date, and

                        (ii)    the aggregate of (A) a portion of the master servicer’s Servicing Fees to be paid under the PSA for the related Distribution Date calculated at a rate of 0.0025% per annum on each Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan), (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than any Non-Serviced Mortgage Loan)(and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan), as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the applicable special servicer or, so long as no Control Termination Event has occurred and is continuing, and only with respect to the Mortgage Loans other than an Excluded Loan, the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loan, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan, the related Serviced Pari Passu Companion Loan and the related Subordinate Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on such Distribution Date among each class of Regular Certificates (other than the Loan-Specific Certificates) and the Trust Components, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date. The aggregate of any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of the Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Trust Subordinate Companion Loan to be included in the 540 West Madison Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class X-D, Class E, Class F and Class G certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class X-D, Class E, Class F and Class G certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ certificates)

will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates or Trust Components subordinate to that class or Trust Component (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates or Trust Components that are subordinate to more senior classes or Trust Components, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates or related Trust Components.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-AB certificates, until their Certificate Balance has been reduced to the Class A-AB Scheduled Principal Balance for the related Distribution Date, and second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, and third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, and fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, and fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-AB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates that are still outstanding, pro rata, without regard to the Class A-AB Scheduled Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ certificates), the Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ certificates), the Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ certificates), the Class D certificates, the Class E certificates, the Class F certificate and the Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate (X) with respect to the Mortgage Loans, the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be

Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Pooled Principal Balance Certificates and Trust Components after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Pooled Realized Loss”) and (Y) with respect to the Trust Subordinate Companion Loan, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if the Trust Subordinate Companion Loan has become an REO Loan) expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Loan-Specific Certificates (other than the Class X-WM certificates) after giving effect to distributions of principal on that Distribution Date (any such deficit with respect to the Loan-Specific Certificates, a “540 West Madison Realized Loss”). The Pooled Realized Losses and 540 West Madison Realized Losses are referred to in this prospectus as “Realized Losses”.

The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C Trust Component (and correspondingly, to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C Trust Component);

sixth, to the Class B Trust Component (and correspondingly, to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B Trust Component);

seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component).

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates and Trust Components to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate any 540 West Madison Realized Losses among the respective classes of Loan-Specific Certificates (other than the Class X-WM certificates): first, to the Class WM-B Certificates and then, to the Class WM-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if any Related Class X Class/Component is reduced by such Realized Losses. Pooled Realized Losses will not be allocated to the Loan-Specific Certificates. 540 West Madison Realized Losses will not be allocated to the Pooled Certificates.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or Trust Subordinate Companion Loan, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust

Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates or Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Pooled Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement based in part on the information delivered to it by the master servicer in the form of Annex B (the “Distribution Date Statement”) and providing all information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or either special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports, and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A-2, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex B;

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification and corrected loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file; and

(15)   a CREFC® loan periodic update file.

The master servicer or the applicable special servicer, as applicable, may omit any information from these reports that the master servicer or the applicable special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the applicable special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file; and

•	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or applicable special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

•	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending December 31, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

•	Within 30 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan seller, the master servicer, the special servicers, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder and the Controlling Class Representative) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the applicable special servicer) be entitled to receive (i) if such party is the Directing Holder, any Controlling Class Certificateholder or any 540 West Madison Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder, any Controlling Class Certificateholder or any 540 West Madison Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the applicable special servicer obtains knowledge that it is a Borrower Party, the applicable special servicer will nevertheless be a Privileged Person; provided, further, however, that the applicable special servicer may not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower

Party, any of the applicable special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the Master Servicer. Notwithstanding any provision to the contrary in this prospectus, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the applicable special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or a Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to the 540 West Madison Whole Loan prior to the continuation of a Trust Subordinate Companion Loan Control Termination Event, the 540 West Madison Controlling Class Representative or any 540 West Madison Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) (or, with respect to the 540 West Madison Whole Loan prior to the continuation of a Trust Subordinate Companion Loan Control Termination Event, the 540 West Madison Controlling Class Representative or the holder of the majority of the 540 West Madison Controlling Class Certificates (by Certificate Balance)) is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Holder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to

Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder, a Controlling Class Certificateholder or a 540 West Madison Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder, a Controlling Class Certificateholder or a 540 West Madison Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will not be deemed to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or applicable special servicer, the master servicer and such special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the applicable special servicer’s, the master servicer’s or the mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicers, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicers, the trustee or the certificate administrator, as applicable.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating

Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the applicable special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Markit Group Limited and Thomson Reuters, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided, that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPA and the SEC EDGAR filings referred to below:

•	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPA and any amendments and exhibits to those agreements;

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

•	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator);

○	the annual reports prepared by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the applicable special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or any special servicer;

○	any notice of resignation or termination of the master servicer or any special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	the “Investor Q&A Forum”; and

○	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, the 540 West Madison Controlling Class Representative or any 540 West Madison Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder, any Controlling Class Certificateholder or any 540 West Madison Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder, any Controlling Class Certificateholder or any 540 West Madison Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the applicable special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan seller, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or either special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided, that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided, that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer and the special servicers, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicers will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)     1% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     99% in the case of the Principal Balance Certificates, allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of a special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Principal Balance Certificates).

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)     1% in the case of the Class X-A, Class X-B and Class X-D certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)     99% in the case of the Pooled Principal Balance Certificates, allocated among the holders of the respective Classes of Pooled Principal Balance Certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of a special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Pooled Principal Balance Certificates).

For purposes of such allocations, the Class A-S certificates and the Class PEZ Component A-S of the Class PEZ certificates will be considered as if they together constitute a single “class”, the Class B certificates and the Class PEZ Component B of the Class PEZ certificates will be considered as if they together constitute a single “class”, and the Class C certificates and the Class PEZ Component C of the Class PEZ certificates will be considered as if they together constitute a single “class”. Voting Rights will be allocated to the Class PEZ certificates only with respect to each Trust Component that is part of a class of certificates determined as described in the preceding sentence.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to

Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – GSMS 2016-GS3
with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreement

General

On the Closing Date, the depositor will acquire the Mortgage Loans and the Trust Subordinate Companion Loan from the mortgage loan seller pursuant to a mortgage loan purchase agreement (the “MLPA”), between the mortgage loan seller and the depositor.

Under the MLPA, the depositor will require the mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan and the Trust Subordinate Companion Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the 540 West Madison Mortgage Loan and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)           the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of the trustee for the benefit of the registered Certificateholders or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the mortgage loan seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and in the case of a Serviced Whole Loan, a copy of the executed Mortgage Note for any related Companion Loan;

(ii)          an original or copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)         an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)          an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the trustee, for the benefit of the registered Certificateholders and the holder of any related Companion Loan, as their interests may appear or a copy of such assignment (if the mortgage loan seller or its designee, rather than the trustee or certificate administrator, is responsible for the recording thereof);

(v)          an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of the trustee, for the benefit of the registered holders of the certificates and the holder of any related Companion Loan, as their interests may appear;

(vi)          originals or copies of final written modification, consolidation, assumption, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Whole Loan) or the related Mortgage have been modified or the Mortgage Loan has been assumed or consolidated, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(vii)         the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(viii)       an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(ix)         an original or copy of the related Mortgage Loan agreement, if any;

(x)          an original of any guaranty under such Mortgage Loan or the related Whole Loan, if any;

(xi)         an original or copy of the environmental indemnity from the related mortgagor, if any;

(xii)        an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(xiii)        an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of the trustee for the benefit of the Certificateholders and the holder of the related Companion Loan, as their interests may appear;

(xiv)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Whole Loan or in favor of any assignee prior to the trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(xv)         an original or copy of the lock box agreement or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)        in the case of any Mortgage Loan or the related Whole Loan as to which there exists a related mezzanine loan, an original or a copy of any related mezzanine intercreditor agreement;

(xvii)       an original or copy of any related environmental insurance policy or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)      a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment thereof (with the original to be delivered to the master servicer);

(xix)        copies of any franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the issuing entity or the trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the issuing entity or trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice is required to be delivered by the mortgage loan seller to the custodian for inclusion in the Mortgage File within the time period set forth in the PSA and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof)); and

(xx)        in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, the mortgage loan seller will be required to deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan within 60 days after the Closing Date to the depositor and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)           (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)          the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the mortgage loan seller);

(iii)         any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the mortgage loan seller);

(iv)          final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)           the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)          the related ground lease, if any, and any ground lessor estoppel;

(vii)         the related loan agreement, if any;

(viii)        the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)         the related lockbox agreement or cash management agreement, if any;

(x)          the environmental indemnity from the related borrower, if any;

(xi)         the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)        in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the mortgage loan seller;

(xiv)        any mezzanine loan intercreditor agreement;

(xv)         any related environmental insurance policy;

(xvi)        any related letter of credit and any related assignment thereof; and

(xvii)       any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of origination settlement statement;

(r)        a copy of insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)      unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that the mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

The MLPA will contain certain representations and warranties of the mortgage loan seller with respect to each Mortgage Loan and the Trust Subordinate Companion Loan sold by the mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loan) are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) discovers or receives notice alleging that any of the documents required to be included in the Mortgage File for any Mortgage Loan or the Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or the Trust Subordinate Companion Loan, then such party is required to give notice of such omission, breach or defect to each other party to the PSA and the mortgage loan seller. The master servicer or the applicable special servicer (with respect to a non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan), as applicable, will be required to determine whether such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or the Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan, the Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or the Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or the Trust Subordinate Companion Loan to be treated as a qualified mortgage (a “Material Defect”). The master servicer or the applicable special servicer may (but will not be obligated to) consult with the master servicer or the applicable special servicer regarding any determination of a Material Defect for a non-Specially Serviced Loan. The applicable special servicer will be required to give notice of any such Material Defect to the other parties to the PSA, the mortgage loan seller and (for so long as no Consultation Termination Event is continuing), the Directing Holder.

The mortgage loan seller will be required to, no later than 90 days following:

(x)     the earlier of (i) the mortgage loan seller’s discovery of the Material Defect and (ii) the mortgage loan seller’s receipt of notice of the Material Defect from any party listed above and receipt of a demand to take action with respect to such Material Defect, except in the case of the following clause (y); or

(y)     in the case of such Material Defect relating to a Mortgage Loan or the Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of such Material Defect,

(1)     cure such Material Defect in all material respects, at its own expense,

(2)     repurchase the affected Mortgage Loan, the related Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(3)     substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided, that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, the mortgage loan seller may not repurchase the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, however, that the mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related Trust Subordinate Companion Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the applicable special servicer, the certificate administrator, the trustee and the operating advisor, an officer’s certificate that describes the reasons such Material Defect was not cured within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the mortgage loan seller of its obligation to repurchase the related Mortgage Loan or Trust Subordinate Companion Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan or the Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause each Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon each Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the applicable special servicer (with the consent of the Directing Holder in respect of any Mortgage Loan (or the 540 West Madison Controlling Class Representative in respect of the Trust Subordinate Companion Loan) that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The applicable special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Holder in respect of any Mortgage Loan (or the 540 West Madison Controlling Class Representative in respect of the Trust Subordinate Companion Loan) that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any

PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the applicable special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file to the extent set forth in the PSA in order to permit the applicable special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or the Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan and the Trust Subordinate Companion Loan, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan or the related Trust Subordinate Companion Loan (or related REO Loan (excluding, for such purpose, any related Companion Loan)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the related Trust Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, any related Companion Loan)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), (4) all accrued and unpaid advance interest amounts in respect of related Advances (or, in the case of any Non-Serviced Mortgage Loan, all comparable amounts with respect to P&I Advances related to such Non-Serviced Mortgage Loan and, with respect to outstanding Property Protection Advances, the pro rata portion of any comparable amounts payable with respect thereto pursuant to the related Co-Lender Agreement), (5) any unpaid Special Servicing Fees and any other unpaid additional trust fund expenses outstanding or previously incurred in respect of the related Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), and if such Mortgage Loan or Trust Subordinate Companion Loan is being purchased by a mortgage loan seller pursuant to the MLPA, all expenses incurred or to be incurred by the master servicer, the special servicers, the asset representations reviewer, the depositor, the certificate administrator and the trustee in respect of the breach or document Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (3) above), (6) if the mortgage loan seller repurchases or substitutes for such Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the mortgage loan seller, and (7) if the mortgage loan seller repurchases or substitutes for such Mortgage Loan more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)     have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)     have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)     have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)      have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by an appraiser who is an MAI prepared in accordance with the requirements of the FIRREA;

(g)     comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)      have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)      constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the mortgage loan seller’s expense);

(k)     not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)      have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the mortgage loan seller);

(n)     have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Holder;

(o)     prohibit defeasance within two years of the Closing Date;

(p)     not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)     have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)     be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The cure, repurchase and substitution obligations or the obligation to pay the Loss of Value Payment described above will constitute the sole remedy available to the certificateholders in connection with a material breach of any representation or warranty or a material document defect with respect to any Mortgage Loan or the Trust Subordinate Companion Loan. None of the depositor, the underwriters, the master servicer, the special servicers, the trustee, the certificate administrator or any other person will be obligated to repurchase or replace any affected Mortgage Loan or the Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any of the representations and warranties or a document defect if the mortgage loan seller defaults on its obligations to do so. We cannot assure you that the mortgage loan seller will have sufficient assets to repurchase or substitute a Mortgage Loan or the Trust Subordinate Companion Loan if required to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of any related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to the Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest —The Servicing of the Servicing Shift Whole Loan Will Shift to Others”, on or after the related Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from the mortgage loan seller pursuant to the MLPA. See “Transaction Parties—The Sponsor and Mortgage Loan Seller” and “Description of the Mortgage Loan Purchase Agreement”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan seller under the MLPA, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require the mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the

Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan and the Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the mortgage loan seller.

In addition, pursuant to the related MLPA, the mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each Mortgage Loan within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan seller to the depositor in the MLPA and any rights and remedies that the depositor has against the mortgage loan seller under the MLPA with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreement”.

Servicing Standard

The master servicer and each special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)     the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or such special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)     the same care, skill, prudence and diligence with which the master servicer or such special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the such special servicer, as the case may be, with a view to; (A) the timely recovery of all payments or principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of any related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of any related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of any related Companion Loan) as determined by the master servicer or such special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)     any relationship that the master servicer or the applicable special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsor, the mortgage loan seller, the originators, any party to the PSA or any affiliate of the foregoing;

(B)     the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the applicable special servicer, as the case may be, or any of their respective affiliates;

(C)     the obligation, if any, of the master servicer to make Advances;

(D)     the right of the master servicer or the applicable special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)     the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or applicable special servicer, as the case may be, or any of its affiliates;

(F)     any debt that the master servicer or the applicable special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)     any option to purchase any Mortgage Loan or any related Companion Loan the master servicer or applicable special servicer, as the case may be, or any of their affiliates, may have; and

(H)     any obligation of the master servicer, the applicable special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or applicable special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the applicable special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers provided that the master servicer will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or either special servicer.

Each sub-servicing agreement between the master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing

Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of the mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)     all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loans), the Trust Subordinate Companion Loan and any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)     in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO loan related to the Trust Subordinate Companion Loan, but excluding any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion

Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges or prepayment premiums or with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Property Protection Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Property Protection Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Property Protection Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Property Protection Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicers or the trustee will make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicers will have no obligation to make any Property Protection Advances. However, in an urgent or emergency situation requiring the making of a Property Protection Advance, the applicable special servicer may make such Property Protection Advance, and the master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the applicable special servicer is reimbursed, the master servicer will be deemed to have made such special servicer’s Property Protection Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Property Protection Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Property Protection Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Property Protection Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be binding upon the master servicer and the trustee. No special servicer will have any obligation or right to make an affirmative determination that any P&I Advance or Property Protection Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Property Protection Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Property Protection Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries and (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, promptly upon request, from the special servicer at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and will be binding upon, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, the master servicer and the trustee may rely on the non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA.. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise); provided, however, the other master servicer and other trustee under the related Non-Serviced PSA may rely on the non-recoverability determination of the master servicer or the trustee.

Recovery of Advances

The master servicer, each special servicer or the trustee, as applicable, will be entitled to recover (a) any Property Protection Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Property Protection Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans in the Mortgage Pool (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed from collections relating to the 540 West Madison Mortgage Loan. Amounts payable in respect of each Serviced Companion Loan (other than the Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan. However, amounts payable in respect of each Serviced Companion Loan will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Property Protection Advances with respect to the related Serviced Whole Loan. Notwithstanding the above, with respect to a Property Protection Advance on a Serviced Whole Loan the master servicer will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s) (and, in the case of the 540 West Madison Subordinate Companion Loans, first out of amounts allocable to the Non-Trust Subordinate Companion Loan, and then out of amounts allocable to the Trust Subordinate Companion Loan (and, in turn, the Loan-Specific Certificates)), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Protection Advance is a Nonrecoverable Advance, from general collections on the Mortgage Loans in the Mortgage Pool of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the 540 West Madison Mortgage Loan in the case of a Nonrecoverable Advance that was a Property Protection Advance) or any interest due on such Advance from any collections on the 540 West Madison Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of the Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans. With respect to the Trust Subordinate Companion Loan, the master servicer will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the 540 West Madison Mortgage Loan and the Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan from any collections on the 540 West Madison Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) and Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans. However, if the Workout-Delayed Reimbursement Amount relates to a Property Protection Advance for the 540 West Madison Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of property protection advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt of available and properly identified and available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, the Available Funds (other than the Interest Deposit Amount) for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account”, a “Trust Subordinate Companion Loan REMIC Distribution Account” and an “Exchangeable Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or for the benefit of the Loan-Specific Certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan) or the Trust Subordinate Companion Loan REMIC Distribution Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to (1) in the case of the Upper-Tier REMIC Distribution Account, make distributions of interest and principal from Pooled Available Funds to the holders of the Regular Certificates (other than the Loan-Specific Certificates) and the Trust Components, as described under “Description of the Certificates—Distributions”, and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the 540 West Madison Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account, as applicable.

The certificate administrator is also required to establish and maintain an account (the “Exchangeable Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Exchangeable Certificates.

The certificate administrator is also required to establish and maintain an account (the “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loan) will be applied on the applicable Distribution Date as part of Pooled Available Funds to all amounts due and payable on the Regular Certificates (other than the Loan-Specific Certificates) and the Trust Components (including to reimburse for Pooled Realized Losses previously allocated to such certificates and/or Trust Components), and to the extent not so applied, such gains will be held and applied to offset future Pooled Realized Losses, if any (as determined by the applicable special servicer). Any gains allocable to the Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Certificates for 540 West Madison Realized Losses, and, to the extent not so applied, such gains will be held and applied to offset future 540 West Madison Realized Losses, if any. Any remaining amounts will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Accounts, the Interest Reserve Account, the Exchangeable Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the applicable special servicer, as the case may be, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)        to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)       to pay or reimburse the master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the applicable special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided, that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)       to pay to the master servicer and the applicable special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but, for so long as no Consultation Termination Event is continuing, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)        to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)       to reimburse the trustee, the applicable special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)      to reimburse the master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or related Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)     to reimburse the master servicer, the applicable special servicer, the asset representations reviewer or the trustee for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the mortgage loan seller’s obligations under the applicable section of the MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay the master servicer and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Serviced Whole Loan Custodial Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)      to recoup any amounts deposited in the Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)     to pay any applicable federal, state or local taxes imposed on each Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the related Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the companion paying agent for deposit into the Serviced Whole Loan Custodial Account the amounts required to be deposited pursuant to the PSA; and

(xix)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to any related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Property Protection Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on any related Companion Loan or from general collections with respect to the securitization of any related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the applicable special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the Pooled Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees

Master Servicing Fee / Master Servicer(2)	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicers(3)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee / Special Servicers(3)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicers and/or Special Servicers(4)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	fees, late payment charges, default interest, review fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans.	Loans.

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, for so long as no Consultation Termination Event is continuing, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower; provided that, for so long as a Consultation Termination Event is continuing, if the related borrower fails to pay the Operating Advisor Consulting Fee, then such fee will be paid out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	(i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	By the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

Property Protection Advances / Master Servicer, Special Servicers or Trustee	To the extent of funds available, the amount of any Property Protection Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Property Protection Advances / Master Servicer, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicers and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections, in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	All references to the Serviced Companion Loan in the table above will not include the Trust Subordinate Companion Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the 540 West Madison Mortgage Loan.

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.

(2)	No Master Servicing Fee will be payable in respect of the Non-Trust Subordinate Companion Loan.

(3)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(4)	Allocable between the master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Co-Lender Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00375% to 0.07250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan (other than the Non-Trust Subordinate Companion Loan) will be payable, subject to the terms of the related Co-Lender Agreement, from amounts payable in respect of any related Companion Loan. No Servicing Fee will be payable in respect of the Non-Trust Subordinate Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that do not involve a Major Decision or Special Servicer Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve one or more Major Decisions or Special Servicer Decisions;

•	100% of all assumption application fees received on any Mortgage Loans and the Trust Subordinate Companion Loan, in each case only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Co-Lender Agreement) (whether or not the consent of the applicable special servicer is required) and 100% of all defeasance fees;

•	100% of assumption, waiver, consent and earnout fees, review fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which do not involve a Major Decision or a Special Servicer Decision;

•	50% of all assumption, waiver, consent and earnout fees, review fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which involve a Major Decision or Special Servicer Decision (whether or not processed by the applicable Special Servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or Trust Subordinate Companion Loan have been paid;

•	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date; and

•	50% of all fees related to Major Decisions and Special Servicer Decisions with respect to Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans regardless of whether the master servicer or the special servicer processes such Major Decision or Special Servicer Decision.

Notwithstanding anything to the contrary, the master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the applicable special servicer are entitled to receive a portion thereof, the master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the applicable special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan and pursuant to the terms of the related Non-Serviced PSA, the primary servicer of such Non-Serviced Mortgage Loan will be entitled to a primary servicing fee accruing at a rate equal to 0.00125% per annum for the 10 Hudson Yards Mortgage Loan and the Veritas Multifamily Pool 1 Mortgage Loan, 0.0125% per annum for the Panorama Corporate Center Mortgage Loan and 0.0025% per annum for the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Whole Loan) and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (a) 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (5) or clause (7) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the special servicer in accordance with the terms of the PSA; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the special servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the applicable special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time the such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to any related Companion Loan, if applicable) or REO Property, and (ii) except as otherwise described below, any

Mortgage Loan for which the applicable special servicer is the Enforcing Servicer and that is repurchased or substituted for by the mortgage loan seller. The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) repurchased or substituted, each Specially Serviced Loan (or Trust Subordinate Companion Loan) and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the initial 90 day time period provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)   the purchase of (A) any Specially Serviced Loan that is an AB Whole Loan or related REO Property by the holders of the Subordinate Companion Loan (or in the case of the 540 West Madison Whole Loan, the holders of the Non-Trust Subordinate Companion Loan) or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)  the purchase of all of the Mortgage Loans and REO Properties and, if applicable, the Trust Subordinate Companion Loan, in connection with an optional termination of the issuing entity,

(iv)  with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, the applicable special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates) or

(vi)   if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Mortgage Loan for which it acts as special servicer (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

(i)    100% of all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Decisions,

(ii)   100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement), only for which the applicable special servicer is processing the underlying assumption related transaction,

(iii)  100% of assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans,

(iv)  100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(v)   50% of all Excess Modification Fees and assumption fees, consent fees, earnout fees, review fees and similar fees received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Decisions.

Each special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans for which it is special servicer (including any related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related Co-Lender Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan for which it is special servicer (including any related Serviced Companion Loan, if applicable, to the extent not prohibited by the related Co-Lender Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the applicable REO Account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as special servicer under the PSA, the special servicers will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the issuing entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from penalty charges or otherwise) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) borrower delayed reimbursements) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as penalty charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the applicable special servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the applicable special servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the applicable special servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the applicable special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the master servicer or the applicable special servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the applicable special servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the applicable special servicer or any such affiliate of any other special servicing duties under the PSA other than (1) any compensation which is payable to the applicable special servicer under the PSA or (2) to the extent included in a CREFC® Report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal fees received or retained by the applicable special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount.”

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Trust Subordinate Companion Loan will be equal to the product of a rate equal to 0.00562% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans (including any Non-Serviced Mortgage Loan and the Trust Subordinate Companion Loan, but not any other Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or Trust Subordinate Companion Loan, as applicable. The Certificate Administrator/Trustee Fee includes the trustee fee.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan, Trust Subordinate Companion Loan and REO Loan (including any Non-Serviced Mortgage Loan but not any other Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00192%, and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or, for so long as no Consultation Termination Event is continuing, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan) (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that the master servicer or the applicable special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the master servicer or the applicable special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, for so long as no Consultation Termination Event is continuing, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the applicable special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00047% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. Upon the completion of any Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the applicable special servicer, as the case may be, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the mortgage loan seller and the master servicer or the applicable special servicer will be required to pursue remedies against the mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from the mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the mortgage loan seller to the extent such fee was not already paid by the mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, but excluding the portion of an REO Loan related to any other Serviced Companion Loan) and the Trust

Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, REO Loan or Trust Subordinate Companion is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan, as applicable, by the applicable special servicer;

(2) the 60th day after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(3) solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the master servicer or applicable special servicer (and in either such case the master servicer or the applicable special servicer, as applicable, will be required to promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the applicable special servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

(4) the date on which the related Mortgaged Property became an REO Property;

(5) the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

(6) the 60th day after the date the related borrower or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); and

(7) the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the PSA.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, with respect to any Mortgage Loan or Serviced Whole Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal or conducts a valuation described below equal to the excess of

(a)  the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.  the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the applicable special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.  the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan),

b)	all P&I Advances on the related Mortgage Loan and all Property Protection Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan,

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the applicable special servicer or the trustee, as applicable); and

d)	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal

Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

Any Appraisal Reduction Amount with respect to the 540 West Madison Whole Loan will be allocated first to the Non-Trust Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts), then to the Trust Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and then to the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companions Loan on a pro rata basis.

The applicable special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the applicable special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the applicable special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the applicable special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the applicable special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 5 business days, after the applicable special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the applicable special servicer within 4 business days following the applicable special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any non-serviced mortgage loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such 9-month period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Protection Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the applicable special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the applicable special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the related Non-Serviced Whole Loan will generally be allocated first to any Subordinate Companion Loan and then to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance with respect to the related Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates or Trust Components then-outstanding (i.e., first, to the Class G certificates, then, to the Class F certificates; then, to the Class E certificates; then, to the Class D and Class X-D certificates; then, to the Class C Trust Component (and correspondingly, to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B and PEZ certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “Pooling and Servicing Agreement—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts, that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the Trust

Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Trust Subordinate Companion Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the applicable special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable special servicer thereof. The master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request. Upon reasonable prior written request, the master servicer will be required to use reasonable efforts to assist the applicable special servicer in obtaining information reasonably required to calculate or recalculate any Collateral Deficiency Amount with respect to an Non-Serviced Mortgage Loan in the event that the applicable special servicer is unsuccessful in obtaining such information from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan or the Trust Subordinate Companion Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s)), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator, the operating advisor and the master servicer will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Pooled Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Pooled Principal Balance Certificates (other than the Exchangeable Certificates) and each Trust Component (and, therefore, to each related class of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C Trust Component (and correspondingly, to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates, and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Certificates, the 540 West Madison Controlling Class and the occurrence of a Non-Trust Subordinate Companion Loan Control Termination Event and Trust Subordinate Companion Loan Control Termination Event, Appraisal Reduction Amounts allocated to the 540 West Madison Whole Loan will be allocated first to the Non-Trust Subordinate Loan, then to the Trust Subordinate Companion Loan and then pro rata to the 540 West Madison Mole Loan and the related Pari Passu Companion Loans. Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates (other than the Class X-WM certificates) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class WM-B certificates, and then, to the Class WM-A certificates). In addition, for purposes of determining the 540 West Madison Controlling Class and the occurrence of a Trust Subordinate Companion Loan Control Termination Event, Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of 540 West Madison Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class WM-B certificates, and then, to the Class WM-A certificates). For the avoidance of doubt, for purposes of determining the 540 West Madison Controlling Class and the occurrence of a Trust Subordinate Companion Loan Control Termination Event, any Class of 540 West Madison Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

The appraised value of any applicable Mortgaged Property is required to be determined on an “as-is” basis for purposes of determining all Appraisal Reduction Amounts. The applicable special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal

Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or 540 West Madison Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order a second appraisal of any related Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). Such special servicer will use its reasonable efforts to obtain an appraisal within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by such special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the 540 West Madison Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the applicable special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the 540 West Madison Controlling Class, as applicable, until such time, if any, as such class is reinstated as the Controlling Class or the 540 West Madison Controlling Class, as applicable. The rights of the Controlling Class or the 540 West Madison Controlling Class, as applicable, will be exercised by the most senior Control Eligible Certificates or 540 West Madison Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. With respect to the 540 West Madison Whole Loan, the holder of the related Non-Trust Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable special servicer with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Holder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the applicable special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing

Standard to cause such insurance to be maintained. If the applicable special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, such special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder, neither the master servicer nor such special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the applicable special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

Each special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Holder, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or each special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the related Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to

Certificateholders. Any cost incurred by the master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Property Protection Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Property Protection Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Property Protection Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to such special servicer as a Property Protection Advance to the extent that such Property Protection Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Special Servicer Decision (other than the items listed in clause (iv)(A) and clause (iv)(B) of Special Servicer Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA)or a Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Decision (other than the items listed in clause (iv)(A) and clause (iv)(B) of Special Servicer Decisions, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) or a Major Decision; provided that, except as otherwise set forth in this paragraph, neither special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the consent of the applicable special servicer (which such consent may be deemed received by the master servicer if the applicable special servicer does not respond within 10 business days of delivery to the applicable special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the applicable special servicer in order to grant or withhold such consent, plus, if applicable, any time provided to the Directing Holder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related Co-Lender Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major

Decision) and prior to taking any action with respect to any Special Servicer Decision (or making a determination not to take action with respect to the Special Servicer Decision), will be required to refer any request with respect to such Major Decision or Special Servicer Decision to the applicable special servicer, which will process the request directly, or if mutually agreed to by the applicable special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the applicable special servicer with all information in the possession of the master servicer that the applicable special servicer may reasonably request in order to withhold or grant its consent, and in all cases the applicable special servicer will be entitled (subject to the discussion under “—The Directing Holder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Major Decision or the Special Servicer Decision. In addition, the master servicer will be required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the applicable special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Controlling Class Representative), as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, as applicable, to advise or consult with such special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Co-Lender Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, if any, to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)  extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) (1) other than with respect to the 540 West Madison Whole Loan, October 2044 or (2)

solely with respect to the 540 West Madison Whole Loan, September 2029 and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and other than in respect of any Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)  provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If either special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than any Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the master servicer, the holder of any related Companion Loan, (unless, with respect to the holder of a Non-Trust Subordinate Companion Loan, a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing or with respect to the holder of a Trust Subordinate Companion Loan, a Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing), the certificate administrator, the trustee, the Directing Holder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), the operating advisor and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, the applicable special servicer (and, unless a Consultation Termination Event has occurred, such special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Holder), the holder of any related Companion Loan (unless, with respect to the holder of a Non-Trust Subordinate Companion Loan, a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing or with respect to the holder of a Trust Subordinate Companion Loan, a Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

“Special Servicer Decision” means each of the following:

(i)     approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements for leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area of the related Mortgaged Property, so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(ii)    approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)   approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

(iv)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(v)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan or Serviced Whole Loan, but excluding (subject to clause (vi) below), as to Mortgage Loans or Serviced Whole Loan which are non-Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents (for the avoidance of doubt, other than as set forth in clause (vi) below, any request with respect to a Mortgage Loan or Serviced Whole Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and Special Servicer, will not constitute a Special Servicer Decision);

(vi)   any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit in the case of certain Mortgage Loans whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate (but excluding tax and insurance escrows), at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans are identified on a schedule to the Pooling and Servicing Agreement), except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan);

(vii)  in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents;

(viii)  in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan; provided that, in any case, Special Servicer Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (ii) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not otherwise a Major Decision;

(ix)   agreeing to any modification or amendment to any ground lease or any subordination, non-disturbance and attornment agreement relating to any ground lease or any entry into a new ground lease with respect to a Mortgaged Property or determining whether to cure any default by a borrower under a ground lease; and

(x)    approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan;

provided, however, with respect to clause (iv) of this definition (1) the master servicer will evaluate and process requests for any modifications described in sub-clauses (A) and (B) of such clause (iv) and obtain the consent or deemed consent of the special servicer as provided in the PSA and (2) the special servicer shall evaluate and process and/or consent to requests for any modifications described in sub-clause (C) of such clause (iv).

Notwithstanding the foregoing, the master servicer and the applicable special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan. If the master servicer and applicable special servicer mutually agree that the master servicer will process a Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the applicable special servicer’s prior consent (or deemed consent) to the Special Servicer Decision.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable special servicer will be required to determine (with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan), in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, if mutually agreed to by the master servicer and the applicable special servicer, the master servicer will determine, in a manner consistent with the Servicing Standard and subject to the consent (or deemed consent) of the applicable special servicer to the extent such action is a Major Decision or Special Servicer Decision), whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) is the 540 West Madison Whole Loan or (E) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization), a Rating Agency Confirmation is received by the master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the applicable special servicer will be required to determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, if mutually agreed to by the master servicer and the applicable special servicer, the master servicer will determine, in a manner consistent with the Servicing Standard and subject to the consent (or deemed consent) of the applicable special servicer to the extent such action is a Major Decision or Special Servicer Decision), whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $20,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, (F) is the 540 West Madison Whole Loan or (G) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization), a Rating Agency Confirmation is received by the master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Any modification, extension, waiver or amendment of the payment terms of any Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Co-Lender Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2016 unless a physical inspection has been performed by the applicable special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related

Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Co-Lender Agreement. With respect to the 540 West Madison Whole Loan, the costs will be allocated, first, as an expense of the holder of the Non-Trust Subordinate Companion Loan, second, as an expense of the holder of the Trust Subordinate Companion Loan, and third, as an expense of the holders of the related Mortgage Loan and any Pari Passu Companion Loan on a pari passu basis, to the extent provided in the related Co-Lender Agreement. The applicable special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the applicable special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan) any related Serviced Companion Loans and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Serviced Companion Loans (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Serviced Companion Loan) for which the master servicer is responsible for servicing:

(1)  as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer or applicable special servicer (and the party receiving such document will promptly forward a copy of such document to the master servicer or the applicable special servicer, as applicable), within 60 days after the related maturity date, with a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement reasonably satisfactory in form and substance to the applicable special servicer (and the party receiving such document will promptly forward a copy of such document to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing or purchase will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)  as to which any Periodic Payment is more than 60 days delinquent;

(3)  as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the applicable special servicer (and, in the case of the applicable special servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower has admitted in writing its inability to pay its debts generally as they become due, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(4)  as to which the master servicer or applicable special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)  as to which, in the judgment of the master servicer or applicable special servicer (and, in the case of the applicable special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)  as to which a default that the master servicer or applicable special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or applicable special servicer (and, in the case of the applicable special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)  as to which the master servicer or the applicable special servicer (and, in the case of the applicable special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan, related Companion Loan);

provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan, related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the applicable special servicer (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan or Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan for which it acts as special servicer that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable is transferred to the applicable special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Holder (but only with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred and is continuing);

•	the Controlling Class Representative (only in the case of an Asset Status Report relating to the 540 West Madison Whole Loan, and only for so long as no Consultation Termination Event has occurred and is continuing);

•	the 540 West Madison Controlling Class Representative (only in the case of an Asset Status Report relating to the 540 West Madison Whole Loan, and only for so long as no Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing);

•	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;

•	the operating advisor (but other than with respect to an Excluded Loan only after the occurrence and during the continuance of a Control Termination Event);

•	the master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property;

•	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the applicable special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

•	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to such special servicer within ten business days) is not in the best interest of all the Certificateholders, such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

The applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to (i) the operating advisor and (ii) with respect to any Mortgage Loan other than an Excluded Loan, the Directing Holder (for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Holder) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Holder), to the extent such special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Holder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

Notwithstanding the foregoing, with respect to a Serviced Subordinate Companion Loan, the applicable special servicer will prepare an Asset Status Report for the related Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Co-Lender Agreement and, prior to the occurrence and continuance of a Trust Subordinate Companion Loan Control Termination Event, the Controlling Class Representative will have no approval rights over any such Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders (including the holders of the Loan-Specific Certificates, if applicable), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such

Certificateholders and, if applicable, the Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of each related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent of amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Property Protection Advance, unless it determines such Property Protection Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided, that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Pari Passu Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan or the Non-Trust Subordinate Companion Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the applicable special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the applicable special servicer for the related Non-Serviced Whole Loan, the applicable special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. The applicable special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is required to select the highest offer. The applicable special servicer is generally required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Holder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Protection Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and any related Serviced Pari Passu Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Holder (unless a Consultation Termination Event exists) and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related

Companion Loan), and the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan).

An “Interested Person” is the depositor, the master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, any borrower sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the applicable special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell any related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans.”

If the 540 West Madison Whole Loan becomes a Defaulted Loan, the applicable special servicer will be required to sell the applicable Mortgage Loan together with the related Pari Passu Companion Loan and the Trust Subordinate Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with any related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to a Servicing Shift Mortgage Loan, if a Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of 540 West Madison Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of 540 West Madison Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Protection Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of 540 West Madison Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of 540 West Madison Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of 540 West Madison Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the applicable special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (a) will be entitled to advise (1) the applicable special servicer, with respect to the applicable Specially Serviced Loans other than any Excluded Loan or Servicing Shift Mortgage Loan and (2) the applicable special servicer, with respect to the applicable non-Specially Serviced Loans other than any Excluded Loan or Servicing Shift Mortgage Loan, as to all Major Decisions and (b) will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan or Serviced Whole Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of ownership), or its representative, will be the Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be RREF III Debt AIV, LP (or another affiliate of Rialto Capital Advisors, LLC).

The “540 West Madison Controlling Class Representative” will be the 540 West Madison Controlling Class Certificateholder (or its representative) selected by more than 50% of the 540 West Madison Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)  absent that selection, or

(2)  until a 540 West Madison Controlling Class Representative is so selected, or

(3)  upon receipt of a notice from a majority of the 540 West Madison Controlling Class Certificateholders, by Certificate Balance, that a 540 West Madison Controlling Class Representative is no longer designated, then the 540 West Madison Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the 540 West Madison Controlling Class (with evidence of ownership), or its representative, will be the 540 West Madison Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the 540 West Madison Controlling Class, then there will be no 540 West Madison Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the 540 West Madison Controlling Class Representative has not changed until such parties receive written notice of a replacement of the 540 West Madison Controlling Class Representative from a party holding the requisite interest in the 540 West Madison Controlling Class, or the resignation of the then-current 540 West Madison Controlling Class Representative.

After the occurrence and during the continuance of a Trust Subordinate Companion Loan Control Termination Event, there will be no 540 West Madison Controlling Class Representative.

The “Directing Holder” means:

(a)  with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan or the 540 West Madison Mortgage Loan) or Serviced Whole Loan (other than the 540 West Madison Whole Loan), the Controlling Class Representative;

(b)  with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder; and

(c)  with respect to the 540 West Madison Whole Loan, (i) for so long as no Trust Subordinate Companion Loan Control Termination Event exists, the related Loan-Specific Directing Holder and (ii) for so long as a Trust Subordinate Companion Loan Control Termination Event exists, the Controlling Class Representative.

The “Loan-Specific Directing Holder” means,

(a)  with respect to the Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Co-Lender Agreement; and

(b)  with respect to the 540 West Madison Whole Loan, (a) the holder of the Non-Trust Subordinate Companion Loan unless a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing and (b) if a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, the 540 West Madison Controlling Class Representative.

Prior to the Servicing Shift Securitization Date, the “Loan-Specific Directing Holder” with respect to the related Servicing Shift Whole Loan will initially be UBS AG, as the holder of the related Controlling Companion Loan. On or after the applicable Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to such Servicing Shift Whole Loan.

The “540 West Madison Directing Holder” will be the 540 West Madison Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

A “540 West Madison Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the 540 West Madison Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior Class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class. The Controlling Class as of the Closing Date will be the Class G certificates.

The “540 West Madison Controlling Class” will be, as of any time of determination, the most subordinate class of 540 West Madison Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all 540 West Madison Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the 540 West Madison Controlling Class will be the most senior Class of 540 West Madison Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class WM-A certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the “540 West Madison Controlling Class” will be the most subordinate class of 540 West Madison Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be the Class F and Class G certificates.

The “540 West Madison Control Eligible Certificates” will be the Class WM-A and Class WM-B certificates.

The master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of Control Eligible Certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Holder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, any special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the applicable special servicer, as applicable, and the master servicer or such special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or such special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the applicable special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder, as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan (or in the case of a Serviced AB Whole Loan, the Loan-Specific Directing Holder) under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent (or deemed consent) of the applicable special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any Excluded Loan) or Serviced Whole Loan, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take any of the following actions and the applicable special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or thirty (30) days with respect to clause (xiii) below) after receipt of the applicable special servicer’s written recommendation and analysis (provided that if such written objection has not been received by the applicable special servicer within such ten-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or applicable special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)   any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price (excluding the amount described in clause (6) and (7) of the definition of “Purchase Price”);

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)  any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(viii)  releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)   any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(x)   the determination of the applicable special servicer pursuant to clause (5), clause (6) or clause (7) of the definition of “Specially Serviced Loan”;

(xi)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(xii)  any modification, waiver or amendment of a Co-Lender Agreement, intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xiii) any determination of an Acceptable Insurance Default;

(xiv) any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xv)  any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(xvi)  with respect to the 540 West Madison Whole Loan for so long as no Non-Trust Subordinate Companion Loan Control Termination Event is continuing, any approval of annual budgets for the related Mortgaged Property (insofar as such approval is required of the lender under the Mortgage Loan documents);

(xvii) with respect to the 540 West Madison Whole Loan for so long as no Non-Trust Subordinate Companion Loan Control Termination Event is continuing, any approval of the delivery by the related mezzanine lender of an environmental policy in lieu of a new environmental indemnity in connection with such mezzanine lender’s foreclosure of its equity collateral or in connection with the conversion of the related mezzanine loan to equity (insofar as such approval is required of the lender under the Mortgage Loan documents);

(xviii) with respect to the 540 West Madison Whole Loan for so long as no Non-Trust Subordinate Companion Loan Control Termination Event is continuing, any approval of a material alteration at the Mortgaged Property (insofar as such approval is required of the lender under the Mortgage Loan documents); and

(xix) with respect to the 540 West Madison Whole Loan for so long as no Non-Trust Subordinate Companion Loan Control Termination Event is continuing, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the related Mortgaged Property that (i) when aggregated with all other leases at the Mortgaged Property with the same tenant (or affiliated tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, is expected to demise more than 100,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of the Mortgaged Property, (iii) is with an affiliate of the related borrower as tenant, or (iv) is entered into during the continuance of an event of default under the 540 West Madison Whole Loan (insofar as such approval is required of the lender under the Mortgage Loan documents).

The applicable special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan and any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and the master servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the applicable special servicer have mutually agreed to have the master servicer process such request. Upon receiving a request for any matter that constitutes a “Major Decision”, the master servicer will be required to forward such request to the applicable special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the applicable special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with any special servicer, any Directing Holder or the operating advisor.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, will have the right to disapprove the Asset Status Report prepared by the applicable special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Controlling Class Representative will have no right to consult with the applicable special servicer with respect to the Asset Status Reports.

With respect to a Serviced Subordinate Companion Loan, the applicable special servicer will prepare an Asset Status Report for the related Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Co-Lender Agreement and, prior to the occurrence and continuance of a Trust Subordinate Companion Loan Control Termination Event, the Controlling Class Representative will have no approval rights over any such Asset Status Report.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the applicable Directing Holder will have the right to replace the applicable special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the applicable special servicer will not be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the applicable special servicer. In the event such special servicer receives no response from the Directing Holder within 10 days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the applicable special servicer from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur

(a)     with respect to any Mortgage Loan (other than the 540 West Madison Mortgage Loan) or Serviced Whole Loan (other than the 540 West Madison Whole Loan) (i) when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative

Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class, (ii) when a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) when such Mortgage Loan or Whole Loan is an Excluded Loan; and

(b)     with respect to the 540 West Madison Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan, or (ii)(A) each of a Non-Trust Subordinate Companion Loan Control Termination Event and a Trust Subordinate Companion Loan Control Termination Event exists and (B)(1) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (2) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder;

provided that, prior to the Servicing Shift Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to the Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further, if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Control Termination Event will be deemed to occur.

A “Consultation Termination Event” will occur

(a)     with respect to any Mortgage Loan (other than the 540 West Madison Mortgage Loan) or Serviced Whole Loan (other than the 540 West Madison Whole Loan) (i) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, (ii) when a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder or (iii) when such Mortgage Loan or Whole Loan is an Excluded Loan; and

(b)     with respect to the 540 West Madison Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan, or (ii)(A) each of a Non-Trust Subordinate Companion Loan Control Termination Event and a Trust Subordinate Companion Loan Control Termination Event exists and (B)(1) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (2) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (2) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder;

provided that, prior to the Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to the Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further, if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Consultation Termination Event will be deemed to occur.

With respect to any Excluded Loan, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

At any time when the Class F Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the PSA, by irrevocable written notice delivered to the depositor, the certificate administrator, the trustee, the master servicer, the special servicers and the operating advisor. Any such waiver will remain effective with respect to such holder and the Class F Certificates until such time as that Certificateholder has (i) sold a majority of the Class F Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the depositor, the certificate administrator, the trustee, the master servicer, the special servicers and the operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class F Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class F Certificates. Following any such transfer, the successor holder of more than 50% of the Class F Certificateholders (by Certificate Balance), if Class F Certificates are the Controlling Class Certificates, will again have the rights of the Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan or Trust Subordinate Companion Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class F Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan or Trust Subordinate Companion Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

•	a Consultation Termination Event will be deemed to have occurred and continue; and

•	the rights of the holder of more than 50% of the Class F Certificates (by Certificate Balance), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan or Serviced Whole Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loans), the master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or Controlling Class Representative or (ii) may follow any advice or consultation provided by the Directing Holder or Controlling Class Representative or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or such special servicer, as applicable, under the PSA or (4) cause the master servicer or such special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or such special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Holder. The issuing entity, as the holder of each Non-Serviced Mortgage Loan and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan or a Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan, so long as a Consultation Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Trust Subordinate Companion Loan Control Termination Event with respect to the related Serviced Subordinate Companion Loan, the Controlling Class Representative will not be entitled to exercise the above described rights, and those rights will be held by the Loan-Specific Directing Holder in accordance with the PSA and the related Co-Lender Agreement. Prior to the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event, the consent of the holder of the Non-Trust Subordinate Companion Loan holder is required to be obtained by the applicable special servicer for any Major Decision. After the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event and prior to a Trust Subordinate Companion Loan Control Termination Event, the consent of the Trust Subordinate Companion Loan holder is required to be obtained by the applicable special servicer for any Major Decision. However, during a Trust Subordinate Companion Loan Control Termination Event with respect to a Serviced AB Whole Loan, the Controlling Class Representative will have the same rights (including the rights described above) with respect to a Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the Controlling Class Certificateholders;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder) for having so acted as set forth in (a) through (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or applicable special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or such special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Loan-Specific Directing Holder and the holders of the related Non-Serviced Companion Loan or their respective designees (e.g. the related Non-Serviced Directing Holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the applicable special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction (i) with respect to any Non-Serviced Whole Loan, (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties or (ii) a Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Servicing Shift PSA, as applicable) or any related REO Properties. However, Pentalpha Surveillance is also the operating advisor under the GSMS 2016-GS2 PSA and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the GSMS 2016-GS2 PSA, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer and the Controlling Class Representative of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report that is in the process of being implemented by the applicable special servicer in accordance with the terms of the PSA (as determined by the applicable special servicer), together with such other data or supporting information provided by the applicable special servicer to the Directing Holder which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Holder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise in the process of being implemented by the applicable special servicer in accordance with the terms of the PSA. With respect to the determination of whether an Asset Status Report is a Final Asset Status Report, the operating advisor is entitled to rely solely on the determination of the applicable special servicer, and prior to the occurrence of a Control Termination Event, the operating advisor has no obligation to review any Final Asset Status Report until the applicable special servicer has made the determination that the Asset Status Report is the Final Asset Status Report.

With respect to the determination of whether a Control Termination Event or Consultation Termination Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuance of a Control Termination Event and/or Consultation Termination Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of a Control Termination Event and/or Consultation Termination Event, as applicable.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan), or any Serviced Whole Loan (other than any Servicing Shift Whole Loan) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)     after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than any Servicing Shift Whole Loan) for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, the mortgage loan seller, the depositor, the servicer, any special servicer, the asset representations reviewer, the Directing Holder, or any of their affiliates.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Holder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than any Servicing Shift Mortgage Loan) were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by such special servicer (other than any communications between the Directing Holder and such special servicer that would be Privileged Information) pursuant to the PSA.

Notwithstanding the foregoing, with respect to the 540 West Madison Whole Loan, no annual report prepared by the operating advisor will be permitted to include an analysis of the applicable special servicer’s performance in respect of the 540 West Madison Whole Loan until after the occurrence and continuance of a related Non-Trust Subordinate Companion Loan Control Termination Event under the related Co-Lender Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the applicable special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, a special servicer, a mortgage loan seller, the Controlling Class Representative, the Directing Holder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the applicable special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan, any Servicing Shift Whole Loan and any Excluded Loan) and the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the applicable special servicer, the Directing Holder (other than with respect to an Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)     any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the operating advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)     the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)     the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided, that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide written notice to all Certificateholders and the operating advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the operating advisor.

Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the trustee will terminate all of the rights and obligations of the operating advisor under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the operating advisor, and the proposed successor operating advisor will be appointed.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Controlling Class Representative, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Controlling Class Representative 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to any rights and subject to any obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicers, the Controlling Class Representative and all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days of such determination to the master servicer, the special servicers, the operating advisor and the asset representations reviewer.  An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity) as of the end of the applicable Collection Period are Delinquent Loans as of the end of the related Collection Period or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the related Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Date Statement on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 40 prior pools of commercial mortgage loans for which GSMC (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after July 1, 2006, the highest percentage of a particular pool of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and June 30, 2016 was approximately 15.84%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool.  For example, the 4 largest Mortgage Loans in the pool represent approximately 30.8% of the Initial Pool Balance.  Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 3 largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of aggregate outstanding principal balance of all of the Mortgage Loans

(including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in the mortgage loan seller’s Mortgage Loans that could be the basis for claims against the mortgage loan seller based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to the Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes by Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of the votes cast but in any event at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan seller, the Controlling Class Representative and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) through (v) below for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) below for non-Specially Serviced Loans) and the applicable special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide, or make available, the following materials for each Delinquent Loan (in electronic format) to the asset representations reviewer (collectively, with the Diligence Files, any notice of a breach of a representation or warranty relating to any Delinquent Loan received by the asset representations reviewer from any other party to the PSA, a copy of the prospectus, a copy of the MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)   any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

In addition, in the event that, as part of an Asset Review of any Delinquent Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Delinquent Loan are missing any documents required to complete any Test in connection with an Asset Review of such Delinquent Loan, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the applicable special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or applicable special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the mortgage loan seller. The mortgage loan seller will be required under the MLPA to deliver such additional documents only to the extent such documents are in the possession of the mortgage loan seller.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the mortgage loan seller with respect to such Delinquent Loan, provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) within 10 business days upon request as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test (the “Preliminary Asset Review Report”). The asset representations reviewer will be required to provide such Preliminary Asset Review Report to the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) and the mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a Preliminary Asset Review Report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the mortgage loan seller, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) or the mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Date Statement on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicers, the trustee, the operating advisor, the certificate administrator, the Controlling Class Representative and the Directing Holder of such disqualification and immediately resign under the PSA as described under “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is a special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the applicable special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) the sponsor, the mortgage loan seller, the master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Controlling Class Representative, the Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of the sponsor, the mortgage loan seller, any underwriter, any party to the PSA, the Controlling Class Representative or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or the sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents received by the asset representations reviewer in connection with an Asset Review that are provided by the mortgage loan seller, the master servicer and the special servicers confidential and will not be permitted to disclose such documents except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)   any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)  any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)  the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Pooled Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Pooled Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses of each other party to the PSA and each Rating Agency in connection with its resignation and the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holders of the Loan-Specific Certificates and the holder of any related Companion Loan (or in the case of the 540 West Madison Whole Loan, the Loan-Specific Directing Holder) under the related Co-Lender Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (but for so long as no Control Termination Event is continuing with respect to the 540 West Madison Whole Loan), upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Pooled Principal Balance Certificates) requesting a vote to replace the applicable special servicer (other than with respect to the 540 West Madison Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 75% of a Pooled Certificateholder Quorum or (ii) holders of Pooled Principal Balance Certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each Class of Pooled Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to the 540 West Madison Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (and for so long as a Control Termination Event is continuing with respect to the 540 West Madison Whole Loan), upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

A “Pooled Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer (other than with respect to the 540 West Madison Whole Loan) or the asset representations reviewer described above, the holders of Pooled Certificates evidencing at least 75% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an

Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, that the related Excluded Special Servicer will not be required to resign if the Directing Holder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

“Non-Reduced Certificates” means (i) any Class of Pooled Non-Reduced Certificates and (ii) any Class of Loan-Specific Certificates (other than the Class X-WM certificates) then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any 540 West Madison Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

“Pooled Non-Reduced Certificates” means any Class of Pooled Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Pooled Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates; provided, that for purposes of this definition, the Class A-S certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Pooled Principal Balance Certificates, the Class B certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Pooled Principal Balance Certificates, the Class C certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Pooled Principal Balance Certificates, and the Class PEZ certificates will be Pooled Non-Reduced Certificates only with respect to each component thereof that is part of a class of Pooled Non-Reduced Certificates determined as described in this proviso.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by

Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (ix) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer.

In addition, after the occurrence and continuation of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of a special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written report detailing the reasons supporting its recommendation (provided, that the operating advisor will not be permitted to recommend the replacement of the special servicer for any Whole Loan so long as the holder of the related Companion Loan is the Loan-Specific Directing Holder under the related Co-Lender Agreement) (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

After the occurrence and during the continuance of a Consultation Termination Event that relates to any Mortgage Loan (but for so long as no Control Termination Event is continuing with respect to the 540 West Madison Whole Loan), the operating advisor’s recommendation to replace the applicable special servicer (other than with respect to the 540 West Madison Whole Loan) must be confirmed by an affirmative vote of holders of Pooled Principal Balance Certificates evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates on an aggregate basis. After the occurrence and during the continuance of a Consultation Termination Event that relates to any Mortgage Loan (and for so long as a Control Termination Event is continuing with respect to the 540 West Madison Whole Loan), the operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis.

In the event the holders of such Pooled Principal Balance Certificates or Principal Balance Certificates, as applicable, elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the applicable special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer will not apply to a Serviced AB Whole Loan unless a Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing with respect to the Serviced AB Whole Loan under the related Co-Lender Agreement. The Non-Trust Subordinate Companion Loan holder, will have the right, prior to the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event, to replace the applicable special servicer with respect to a Serviced AB Whole Loan. The Trust Subordinate Companion Loan holder, will have the right, after the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event and prior to the occurrence and continuance of a Trust Subordinate Companion Loan Control Termination Event, to replace the applicable special servicer solely with respect to a Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan”.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Holder appointed under the related Non-Serviced PSA (and not by the Controlling Class Representative for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicers for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or either special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the master servicer to make a required deposit to the Collection Account, to the companion paying agent for deposit into the related Serviced Whole Loan Custodial Account or to a holder of a Companion Loan, on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the applicable special servicer to deposit into the applicable REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure by the master servicer or the applicable special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or applicable special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 10 days in the case of the master servicer’s failure to make a Property Protection Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the applicable special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the applicable special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% of the Voting Rights allocable to such class or, with respect to a Serviced Whole Loan if affected by such failure, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such failure and relating to the Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the Trust Subordinate Companion Loan); provided, however, that if that failure is capable of being cured and the master servicer or the applicable special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or such special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or such special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% of the Voting Rights allocated to such class or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such breach and relating to the Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the Trust Subordinate Companion Loan); provided, however, that if that breach is capable of being cured and the master servicer or such special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the applicable special servicer, and certain actions by or on behalf of the master servicer or the applicable special servicer indicating its insolvency or inability to pay its obligations;

(f)   either of Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or such special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  the master servicer or the applicable special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or applicable special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)  the master servicer or the applicable special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the applicable special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the 540 West Madison Whole Loan), and (c) 25% of the Voting Rights in the case of the special servicer with respect to the 540 West Madison Whole Loan, or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (solely with respect to the applicable special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the applicable special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or applicable special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of (i) Certificateholders evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the 540 West Madison Whole Loan), and (c) 25% of the Voting Rights in the case of the special servicer with respect to the 540 West Madison Whole Loan, or (ii) for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Holder will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing, that has been approved by the Controlling Class Representative which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or applicable special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the applicable special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the applicable special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Controlling Class Representative; provided, however, that any successor special servicer appointed to replace the applicable special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Controlling Class Representative) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or applicable special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

In addition, the depositor may terminate each of the master servicer and the applicable special servicer upon five business days’ notice if the master servicer or the applicable special servicer, as the case may be, fails to comply with certain of its reporting obligations under the PSA.

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than (a) 66 2/3% of the Voting Rights in the case of the master servicer, (b) 66 2/3% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the 540 West Madison Whole Loan), and (c) 66 2/3% of the Voting Rights in the case of the special servicer with respect to the 540 West Madison Whole Loan (and, if such Servicer Termination Event is on the part of the applicable special servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected classes and any Serviced Companion Loan holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (c)(1) under “—Servicer Termination Events” above may be waived only with the consent of the depositor and any Serviced Companion Loan holder affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with an enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced

Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicers only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or a special servicer, as the case may be, under applicable law. In the event that the master servicer or a special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” above, in no event will the master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the applicable special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of any related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicers, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicers, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and each special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, any special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the applicable special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or either special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the Trust Subordinate Companion Loan REMIC Distribution Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the applicable special servicer, as applicable, which will in turn be required to promptly forward it to the mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan seller under the MLPA pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreement—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the applicable special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan or Trust Subordinate Companion Loan, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the applicable special servicer, as applicable, will be required to enforce the obligations of the mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the applicable special servicer with respect to the enforcement of the obligations of the mortgage loan seller under the MLPA will be deemed to be Property Protection Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreement—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator, the certificate registrar, the operating advisor (solely in its capacity as the operating advisor) or the custodian that a Mortgage Loan or the Trust Subordinate Companion Loan be repurchased by the mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the applicable special servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or the Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan or the Trust Subordinate Companion Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the applicable special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan or the Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan or the Trust Subordinate Companion Loan has been repurchased in accordance with the MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the MLPA, (iv) the mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the mortgage loan seller that settles the mortgage loan seller’s obligations under the MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or the Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”).

Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding

Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) or (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the

Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration; (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party; and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan seller and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that a Consultation Termination Event has not occurred and is continuing and an Excluded Loan is not involved, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or the mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the applicable special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Servicing of the 10 Hudson Yards Mortgage Loan

The 10 Hudson Yards Mortgage Loan, the 10 Hudson Yards Companion Loans and any related REO Property are being serviced and administered under the HY 2016-10HY TSA. While the HY 2016-10HY TSA and the PSA both address similar servicing matters, the servicing arrangements under the HY 2016-10HY TSA differ in certain respects from the servicing arrangements under the PSA. In that regard, in the case of the HY 2016-10HY TSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between such Non-Serviced PSA and the PSA:

•	The 10 Hudson Yards Master Servicer will earn a primary servicing fee at a primary servicing fee rate of 0.00125% per annum with respect to the 10 Hudson Yards Mortgage Loan.

•	Any P&I Advance made by the 10 Hudson Yards Master Servicer or the Hudson Yards 2016-10HY Trustee with respect to the 10 Hudson Yards Standalone Companion Loans or the applicable master servicer or the trustee for the 10 Hudson Yards Non-Standalone Companion Loan may only be reimbursed out of future payments and collections on the 10 Hudson Yards Standalone Companion Loans or the 10 Hudson Yards Non-Standalone Companion Loan, respectively, or, as and to the extent permitted under the HY 2016-10HY TSA or the pooling and servicing agreement for the securitization of the 10 Hudson Yards Non-Standalone Companion Loan, on other loans, if applicable, included in the related securitization trust, but not out of payments or other collections on the Mortgage Loans.

•	The 10 Hudson Yards Special Servicer will earn a special servicing fee at a special servicing fee rate of 0.25% per annum with respect to the 10 Hudson Yards Mortgage Loan.

•	Pursuant to the HY 2016-10HY TSA, the liquidation fee rate and workout fee rate are both equal to a rate of 0.50%, subject to any cap set forth in the HY 2016-10HY TSA.

•	The 10 Hudson Yards Master Servicer is obligated to make servicing advances with respect to the 10 Hudson Yards Whole Loan in accordance with the servicing standard under the HY 2016-10HY TSA. If the 10 Hudson Yards Master Servicer determines that a servicing advance it made with respect to the 10 Hudson Yards Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first, from collections on, and proceeds of the 10 Hudson Yards Whole Loan allocable to the 10 Hudson Yards Subordinate Companion Loans, then second, from collections on, and proceeds of, the 10 Hudson Yards Whole Loan allocable to the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Pari Passu Companion Loans on a pro rata basis, and then third, with respect to the 10 Hudson Yards Mortgage Loan and 10 Hudson Yards Non-Standalone Companion Loan, from general collections on the issuing entity and the related securitization trust, respectively, on a pro rata basis.

•	With respect to the 10 Hudson Yards Mortgage Loan, during a “subordinate control period” under the HY 2016-10HY TSA, the 10 Hudson Yards Directing Holder will have the right to terminate the 10 Hudson Yards Special Servicer, with or without cause, and appoint the successor 10 Hudson Yards Special Servicer that meets the requirements of the HY 2016-10HY TSA; provided that if at any time no 10 Hudson Yards Directing Holder has been appointed, then (i) during any subordinate control period, each “initial consulting holder” will have non-binding consultation rights with respect to any major decisions and other matters as to which the 10 Hudson Yards Directing Holder would have had consent rights or direction rights if the 10 Hudson Yards Directing Holder had been appointed at such time and (ii) during any “subordinate consultation period”, each initial consulting holder will have the same non-binding consultation rights that the 10 Hudson Yards Directing Holder would have had if the 10 Hudson Yards Directing Holder had been appointed at such time.

•	With respect to the 10 Hudson Yards Mortgage Loan, at any time other than during a subordinate control period under the HY 2016-10HY TSA, at the written direction of holders of principal balance certificates under the HY 2016-10HY TSA evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the certificate balances of such certificates), the Hudson Yards 2016-10HY Certificate Administrator is required to conduct a vote to terminate the 10 Hudson Yards Special Servicer. At the written direction of certificate holders representing 75% of the applicable certificateholder quorum required for this vote or certificate holders of non-reduced certificates representing more than 50% of the voting rights of each class of non-reduced certificates, the Hudson Yards 2016-10HY Trustee will be required to terminate the 10 Hudson Yards Special Servicer and appoint a successor special servicer.

•	There is no operating advisor (and therefore no operating advisor fee) or asset representations reviewer (and therefore no asset representations reviewer asset review fee) under the HY 2016-10HY TSA.

•	If the 10 Hudson Yards Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent/consultation rights of the 10 Hudson Yards Directing Holder and the consultation rights of the holders of the 10 Hudson Yards Pari Passu Companion Loans) the 10 Hudson Yards Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Properties; (ii) negotiate a workout with the related borrower; or (iii) sell the 10 Hudson Yards Whole Loan in its entirety. If the 10 Hudson Yards Special Servicer determines to sell the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans, then the 10 Hudson Yards Special Servicer will have the right and the obligation to sell the 10 Hudson Yards Mortgage Loan and the 10 Hudson Yards Companion Loans as notes evidencing one whole loan in accordance with the terms of the HY 2016-10HY TSA. See “—Sale of Defaulted Loans and REO Properties” above and “Description of the Mortgage Pool—The Whole Loans—10 Hudson Yards Whole Loan—Sale of Defaulted Whole Loan”.

•	With respect to the 10 Hudson Yards Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The 10 Hudson Yards Master Servicer and 10 Hudson Yards Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the PSA.

•	The rating agencies rating the securities issued under the HY 2016-10HY TSA vary from the Rating Agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the HY 2016-10HY TSA than under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—10 Hudson Yards Whole Loan” in this prospectus.

Servicing of the Panorama Corporate Center Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan

Each of the Panorama Corporate Center Mortgage Loan, the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan and any related REO Properties are being serviced under the GSMS 2016-GS2 PSA. The servicing arrangements under the GSMS 2016-GS2 PSA are expected to generally be similar to those under the PSA. In that regard, in the case of the GSMS 2016-GS2 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the GSMS 2016-GS2 PSA and the PSA:

•	The GSMS 2016-GS2 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan that is to be calculated at 0.0025% per annum and with respect to the Panorama Corporate Center Mortgage Loan that is to be calculated at 0.0125% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the GSMS 2016-GS2 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the PSA, subject to similar caps and offsets.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the Panorama Corporate Center Mortgage Loan, the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan, unless the master servicer or the trustee, as applicable, or the applicable special servicer, has determined that such advance would not be recoverable from collections on the Panorama Corporate Center Mortgage Loan, the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan. The applicable special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee.

•	The GSMS 2016-GS2 Master Servicer is obligated to make property protection advances with respect to the Veritas Multifamily Pool 2 Whole Loan. If the GSMS 2016-GS2 Master Servicer determines that a property protection advance it made with respect to the Veritas Multifamily Pool 2 Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from collections on, and proceeds of, the Veritas Multifamily Pool 2 Subordinate Companion Loan until the balance of such loan is reduced to zero, and then to the Veritas Multifamily Pool 2 Mortgage Loan and the Veritas Multifamily Pool 2 Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	The GSMS 2016-GS2 Master Servicer is obligated to make property protection advances with respect to each of the Panorama Corporate Center Whole Loan and the Residence Inn and SpringHill Suites North Shore Whole Loan. If the GSMS 2016-GS2 Master Servicer determines that a property protection advance it made with respect to either of the Panorama Corporate Center Whole Loan and the Residence Inn and SpringHill Suites North Shore Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from collections on, and proceeds of the Panorama Corporate Center Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Panorama Corporate Center Pari Passu Companion Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans, as applicable, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to the Panorama Corporate Center Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Special Servicer in proportions that are different than the proportions allocated between the master servicer and the special servicers in the case of Mortgage Loans serviced under the PSA.

•	The GSMS 2016-GS2 Special Servicer will be required to take actions with respect to the Panorama Corporate Center Mortgage Loan, the Residence Inn and SpringHill Suites North Shore Mortgage Loan or the Veritas Multifamily Pool 2 Mortgage Loan, as applicable, if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the Panorama Corporate Center Mortgage Loan, the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The requirement of the GSMS 2016-GS2 Master Servicer to make compensating interest payments in respect of the Panorama Corporate Center Mortgage Loan, the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan is similar to the requirement of the master Servicer to make Compensating Interest Payments in respect of the serviced Mortgage Loans under the PSA.

•	The GSMS 2016-GS2 Master Servicer and GSMS 2016-GS2 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicers and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

•	No items with respect to the Panorama Corporate Center Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan that are the equivalent of ancillary fees, assumption fees and/or Modification Fees will be allocated to the master servicer or the applicable special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the Panorama Corporate Center Mortgage Loan, the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Veritas Multifamily Pool 2 Mortgage Loan.

•	The rating agencies rating the securities issued under the GSMS 2016-GS2 PSA vary from the Rating Agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the GSMS 2016-GS2 PSA than under the PSA.

•	The specific types of actions constituting major decisions under the GSMS 2016-GS2 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the related other controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the GSMS 2016-GS2 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Veritas Multifamily Pool 2 Whole Loan will be maintained under the GSMS 2016-GS2 PSA in a manner similar, but not necessarily identical, to collections on the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under the PSA and the GSMS 2016-GS2 PSA.

•	The provisions of the GSMS 2016-GS2 PSA may also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2016-GS2 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—Panorama Corporate Center Whole Loan Whole Loan,” “—Residence Inn and SpringHill Suites North Shore Whole Loan” and “—Veritas Multifamily Pool 2 Whole Loan” in this prospectus.

The GSMS 2016-GS2 Depositor, the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Special Servicer, the GSMS 2016-GS2 Certificate Administrator and the GSMS 2016-GS2 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the Panorama Corporate Center Co-Lender Agreement, Residence Inn and SpringHill Suites North Shore Co-Lender Agreement and the Veritas Multifamily Pool 2 Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—Panorama Corporate Center Whole Loan—Special Servicer Appointment Rights,” “—Residence Inn and SpringHill Suites North Shore Whole Loan—Special Servicer Appointment Rights” and “—Veritas Multifamily Pool 2 Whole Loan—Special Servicer Appointment Rights” in this prospectus.

Servicing of the Veritas Multifamily Pool 1 Whole Loan

The Veritas Multifamily Pool 1 Mortgage Loan and any related REO Properties are being serviced under the GSMS 2016-RENT TSA. The servicing arrangements under the GSMS 2016-RENT TSA are expected to generally be similar to those under the PSA. In that regard, in the case of the GSMS 2016-RENT TSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the GSMS 2016-RENT TSA and the PSA:

•	The Veritas Multifamily Pool 1 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the Veritas Multifamily Pool 1 Mortgage Loan that is to be calculated at 0.00125% per annum.

•	Special servicing fees, workout fees and liquidation fees payable under the GSMS 2016-RENT TSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the PSA, subject to similar caps and offsets.

•	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the Veritas Multifamily Pool 1 Mortgage Loan, unless the master servicer or the trustee, as applicable, or the applicable special servicer, has determined that such advance would not be recoverable from collections on the Veritas Multifamily Pool 1 Mortgage Loan. The applicable special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee.

•	The Veritas Multifamily Pool 1 Master Servicer is obligated to make property protection advances with respect to the Veritas Multifamily Pool 1 Whole Loan. If the Veritas Multifamily Pool 1 Master Servicer determines that a property protection advance it made with respect to the Veritas Multifamily Pool 1 Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from collections on, and proceeds of, the Veritas Multifamily Pool 1 Subordinate Companion Loan until the balance of such loan is reduced to zero, and then to the Veritas Multifamily Pool 1 Mortgage Loan and the Veritas Multifamily Pool 1 Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to the Veritas Multifamily Pool 1 Whole Loan that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the Veritas Multifamily Pool 1 Master Servicer and the Veritas Multifamily Pool 1 Special Servicer in proportions that are different than the proportions allocated between the master servicer and the special servicers in the case of Mortgage Loans serviced under the PSA.

•	The Veritas Multifamily Pool 1 Special Servicer will be required to take actions with respect to the Veritas Multifamily Pool 1 Mortgage Loan, as applicable, if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the Veritas Multifamily Pool 1 Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	There is no requirement of the Veritas Multifamily Pool 1 Master Servicer to make compensating interest payments in respect of the Veritas Multifamily Pool 1 Mortgage Loan.

•	The Veritas Multifamily Pool 1 Master Servicer and Veritas Multifamily Pool 1 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicers and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

•	No items with respect to the Veritas Multifamily Pool 1 Whole Loan that are the equivalent of Ancillary Fees, Assumption Fees and/or Modification Fees will be allocated to the master servicer or the applicable special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the Veritas Multifamily Pool 1 Mortgage Loan.

•	The rating agencies rating the securities issued under the GSMS 2016-RENT TSA vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the GSMS 2016-RENT TSA than under the PSA.

•	The specific types of actions constituting major decisions under the GSMS 2016-RENT TSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the related other controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the GSMS 2016-RENT TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Veritas Multifamily Pool 1 Whole Loan will be maintained under the GSMS 2016-RENT TSA in a manner similar, but not necessarily identical, to collections on the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under the PSA and the GSMS 2016-RENT TSA.

•	The provisions of the GSMS 2016-RENT TSA may also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The Veritas Multifamily Pool 1 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—Veritas Multifamily Pool 1 Whole Loan” in this prospectus.

The Veritas Multifamily Pool 1 Depositor, the Veritas Multifamily Pool 1 Master Servicer, the Veritas Multifamily Pool 1 Special Servicer, the Veritas Multifamily Pool 1 Certificate Administrator and the Veritas Multifamily Pool 1 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the Veritas Multifamily Pool 1 Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—Veritas Multifamily Pool 1 Whole Loan—Special Servicer Appointment Rights” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the applicable special servicer, as the case may be, may then take such action if the master servicer or the applicable special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i)  it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or a material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii)  the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the applicable special servicer), if Fitch is the non-responding Rating Agency, (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or applicable special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iv) the replacement master servicer or applicable special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or applicable special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or such special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”).

Any Rating Agency Confirmation requests made by the master servicer, any special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, each special servicer (regardless of whether the applicable special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer (required to provide such officer’s certificate under Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer (required to provide such officer’s certificate under Regulation AB) that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or applicable special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or applicable special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, each special servicer (regardless of whether the applicable special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans, the Trust Subordinate Companion Loan and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer is paid a fee equal to (i) the product of (x) the prime rate, (y) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) as of the date of the exchange and (z) three, divided by (ii) 360) or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Loan-Specific Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, the applicable special servicer, the master servicer and the holders of the Class R certificates representing greater than 50% of the Percentage Interest of such class (in that order) will have the right to purchase all of the assets of the issuing entity (including the Trust Subordinate Companion Loan). This purchase of all the Mortgage Loans and other assets in the issuing entity (including the Trust Subordinate Companion Loan) is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Trust Subordinate Companion Loan (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates and the Loan-Specific Certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

In the event that the Trust Subordinate Companion Loan and the Loan-Specific Certificates are still outstanding at the time that any optional termination described above is effectuated, the Trust Subordinate Companion Loan will be returned to the holder of the Loan-Specific Certificates in exchange for the Loan-Specific Certificates and the master servicer and the applicable special servicer will have no further obligation to service the Trust Subordinate Companion Loan under the PSA and none of the parties to the PSA will have any further obligation to the Trust Subordinate Companion Loan.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and

provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Trust Subordinate Companion Loan that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan or holder of the Loan-Specific Certificates, without the consent of the holders of all certificates of that class then-outstanding or such holder of any related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in the MLPA or the obligations or rights of the mortgage loan seller under the MLPA without the consent of the mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of the mortgage loan seller under the MLPA or the rights of the mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes in any material adverse respect the rights of the holders of the Loan-Specific Certificates without the consent of such class and no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A” by S&P, “A2” by Moody’s and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A-” by S&P, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “A-2” by S&P and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 30 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 120 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator reasonably acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may at any time upon 30 days written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The trustee or certificate administrator will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA and each Rating Agency in connection with any removal for cause or resignation of such trustee or certificate administrator as and to the extent required under the PSA.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Eighty-one (81) Mortgaged Properties, securing 6 mortgage loans in whole or in part representing approximately 17.0% of the Initial Pool Balance are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Texas

Thirteen (13) Mortgaged Properties, securing 6 mortgage loans in whole or in part representing approximately 12.9% of the Initial Pool Balance are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Tennessee

Four (4) Mortgaged Properties, securing 4 mortgage loans representing approximately 10.7% of the Initial Pool Balance are located in Tennessee. Mortgage loans in Tennessee are secured by deeds of trust. Legal title to real property encumbered by a deed of trust is vested in the property owner while equitable title is vested in a trustee, who, with certain exceptions, must be a Tennessee resident. Under Tennessee law, deeds of trust are usually foreclosed pursuant to a power of sale set forth in the instrument and governed by statute. Judicial foreclosures, while extremely rare, are also available. Non-judicial foreclosures can be conducted from 10:00 a.m. until 4:00 p.m. on the day set forth in the notice of sale and must be advertised in a newspaper of general circulation by at least three (3) notices one (1) week apart in the twenty (20) days preceding the date of sale. The minimum required contents of the notice of sale are provided by statute, and the sale is conducted by a trustee or his successor if a successor trustee has been duly appointed and that appointment has been recorded in the county where the property lies. Sales may be conducted by the trustee’s agent and the trustee does not need to be physically present at the sale so long as he is otherwise available to execute the trustee’s deed. A non-waivable equitable right of redemption exists, and the mortgage indebtedness can be paid at any time before the foreclosure sale is conducted. A two year statutory right of redemption exists in Tennessee after a foreclosure sale. The statutory right of redemption is waivable in the deed of trust. Notice of default and an opportunity to cure must be given in a commercial loan only if required by the deed of trust. Ad valorem real property taxes and municipal and country assessments have statutory priority over previously recorded deeds of trust. Under applicable law, a foreclosure sale will terminate the lien of junior encumbrances unless those liens are preserved in the notice of sale. A copy of the notice of foreclosure sale must be given to all interested parties, including the debtor and junior lien holders before the date of first publication of the notice of foreclosure and by listing their names in the notice of foreclosure. Judgment against the borrower can be rendered for the entire debt in lieu of foreclosure, and deficiency judgments can be obtained after a foreclosure sale, unless the instrument secured by the deed of trust is without recourse. There is a rebuttable presumption that the sale price is equal to the fair market value of the foreclosed property. Deeds in lieu of foreclosure are recognized in Tennessee.

New York

Three (3) Mortgaged Properties, securing 3 mortgage loans representing approximately 10.1% of the Initial Pool Balance are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or co-lender agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or applicable special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GSMC and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and a wholly-owned subsidiary of GSMC. GSMC originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. GSMC and GS CRE are affiliated with each other and with Goldman, Sachs & Co., an underwriter for the offering of the certificates.

GSMC currently holds the 540 West Madison Companion Loans, the U.S. Industrial Portfolio Companion Loans, the Hamilton Place Companion Loan, the Residence Inn and SpringHill Suites North Shore Pari Passu companion loan and the Embassy Suites Portland Airport Companion Loans and the mezzanine loan related to the 540 West Madison whole loan. However, GSMC intends to sell such Companion Loans in connection with a future securitization.

The certificate administrator is also the servicer, the special servicer and the certificate administrator under the GSMS 2016-RENT TSA with respect to the Veritas Multifamily Pool 1 Whole Loan.

The certificate administrator and trustee is also the certificate administrator and trust under the GSMS 2016-GS2 PSA with respect to the Panorama Corporate Center Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan.

Midland is also the master servicer under the GSMS 2016-GS2 PSA with respect to the Panorama Corporate Center Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan.

Rialto is also the special servicer under the GSMS 2016-GS2 PSA with respect to the Veritas Multifamily Pool 2 Whole Loan.

Rialto is an affiliate of the entity that is (i) expected to purchase the Class F and the Class G certificates and may purchase the Class E certificates and (ii) is expected to be appointed as the initial Directing Holder (other than with respect to the Servicing Switch Whole Loan and the 540 West Madison Whole Loan).

Pentalpha Surveillance LLC is also the GSMS 2016-GS2 Operating Advisor and the GSMS 2016-GS2 Asset Representations Reviewer with respect to the Panorama Corporate Center Whole Loan, the Residence Inn and SpringHill Suites North Shore Whole Loan and the Veritas Multifamily Pool 2 Whole Loan.

Pursuant to an interim servicing agreement between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the GSMC Mortgage Loans with an outstanding aggregate principal balance of approximately $70,000,000 as of the Cut-off Date.

Pursuant to an interim servicing agreement between GSMC and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain of the GSMC Mortgage Loans with an outstanding aggregate principal balance of approximately $754,226,971 as of the Cut-off Date.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsor has been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsor that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan seller and to pay certain expenses in connection with the issuance of the certificates.

Yield, Prepayment and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the related Exchangeable Certificates) and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the applicable special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the related Exchangeable Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsor due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreement”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal (other than the payment of $100 on the first distribution date in respect of the Class X-WM certificates, which will be deemed a payment of principal on the principal balance of the Class X-WM certificates for federal income tax purposes), the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. With respect to the Class A-AB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB certificates to principal prepayments of the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium and certificates with Notional Amounts, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Pooled Certificateholders in reduction of the Certificate Balances of the certificates and the Trust Components (and, therefore, the Exchangeable Certificates) and a 540 West Madison Realized Loss occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution to applicable Loan-Specific Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or the Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or the Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the class or classes of certificates and/or the Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class/Component
Class X-A	$841,316,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and Class A-S trust component
Class X-B	$53,417,000	Class B trust component
Class X-D	$53,417,000	Class D certificates
Class X-WM	$54,208,000	Class WM-A and Class WM-B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan (and, in the case of the 540 West Madison Whole Loan, first to the related Non-Trust Subordinate Companion Loan, second to the Trust Subordinate Companion Loan (and correspondingly, to the Loan-Specific Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall)) and then to the related Mortgage Loan (and correspondingly to the Pooled Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related class or classes of certificates and/or the Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans (or, in the case of the Class X-WM certificates, the Trust Subordinate Companion Loan) and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class/Component
Class X-A	$841,316,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and Class A-S trust component
Class X-B	$53,417,000	Class B trust component
Class X-D	$53,417,000	Class D certificates
Class X-WM	$54,208,000	Class WM-A and Class WM-B certificates

Any optional termination by the holders of the Controlling Class, the applicable special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans and AB Whole Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period has expired. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans and AB Whole Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume prepayments on the Mortgage Loans and AB Whole Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans and AB Whole Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans and AB Whole Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

•	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 10th day (each assumed to be a business day) of the related month, beginning in October 2016;

•	the Mortgage Rate in effect for each Mortgage Loan and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

•	there are no delinquencies;

•	the mortgage loan seller will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the applicable special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

•	any principal prepayments on the AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan (and, in the case of the 540 West Madison Whole Loan, the related Mortgage Loan and the Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement;

•	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the applicable special servicer pursuant to a workout, settlement or loan modification;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	the Closing Date occurs on September 30, 2016;

•	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

•	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

•	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan or AB Whole Loan in whole or in part;

•	no additional trust fund expenses are incurred;

•	no property releases (or yield maintenance charge or other prepayment premium or related re-amortizations) occur;

•	the optional termination is not exercised;

•	the Certificate Balance of the Class PEZ certificates at all times equals the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates;

•	with respect to the Mortgage Loans secured by the Mortgaged Properties identified as 540 West Madison, Middletown Commons, Strong Station, Crossings of Hoover and Vestavia Commons, representing approximately 14.3% of the Initial Pool Balance, each of which have an initial scheduled Periodic Payment due in November 2016, each such Mortgage Loan is treated as having a Periodic Payment due in October 2016, and as having an Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity and Remaining Term to Maturity as represented in Annex A-1; and

•	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans and AB Whole Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that is also a Principal Balance Certificate may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and AB Whole Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans and AB Whole Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and AB Whole Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and AB Whole Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans and AB Whole Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	85%	85%	85%	85%	85%
September 10, 2018	67%	67%	67%	67%	67%
September 10, 2019	45%	45%	45%	45%	45%
September 10, 2020	12%	0%	0%	0%	0%
September 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.54	2.51	2.51	2.51	2.51
First Principal Payment Date	Oct 2016	Oct 2016	Oct 2016	Oct 2016	Oct 2016
Last Principal Payment Date	Feb 2021	Sept 2020	Aug 2020	Aug 2020	Aug 2020

Percentages of the Initial Certificate Balance of
the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	96%	85%	68%	5%
September 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.36	4.30	4.22	4.09	3.88
First Principal Payment Date	Feb 2021	Sept 2020	Aug 2020	Aug 2020	Aug 2020
Last Principal Payment Date	Feb 2021	Feb 2021	Feb 2021	Feb 2021	Feb 2021

Percentages of the Initial Certificate Balance of
the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023	100%	100%	100%	100%	100%
September 10, 2024	100%	100%	100%	100%	100%
September 10, 2025	100%	100%	100%	100%	100%
September 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.62	9.58	9.54	9.50	9.32
First Principal Payment Date	Feb 2026	Nov 2025	Nov 2025	Nov 2025	Nov 2025
Last Principal Payment Date	Aug 2026	July 2026	June 2026	June 2026	Mar 2026

Percentages of the Initial Certificate Balance of
the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023	100%	100%	100%	100%	100%
September 10, 2024	100%	100%	100%	100%	100%
September 10, 2025	100%	100%	100%	100%	100%
September 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.88	9.85	9.79	9.55
First Principal Payment Date	August 2026	July 2026	June 2026	June 2026	Mar 2026
Last Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026

Percentages of the Initial Certificate Balance of
the Class A-AB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	90%	90%	90%	90%	90%
September 10, 2022	70%	70%	70%	70%	70%
September 10, 2023	50%	50%	50%	50%	50%
September 10, 2024	29%	29%	29%	29%	29%
September 10, 2025	7%	7%	7%	7%	7%
September 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.95	6.95	6.95	6.95	6.95
First Principal Payment Date	Feb 2021	Feb 2021	Feb 2021	Feb 2021	Feb 2021
Last Principal Payment Date	Feb 2026	Feb 2026	Feb 2026	Feb 2026	Feb 2026

Percentages of the Initial Certificate Balance of
the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023	100%	100%	100%	100%	100%
September 10, 2024	100%	100%	100%	100%	100%
September 10, 2025	100%	100%	100%	100%	100%
September 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026
Last Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026

Percentages of the Initial Certificate Balance of
the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023	100%	100%	100%	100%	100%
September 10, 2024	100%	100%	100%	100%	100%
September 10, 2025	100%	100%	100%	100%	100%
September 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026
Last Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026

Percentages of the Initial Certificate Balance of
the Class PEZ certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023	100%	100%	100%	100%	100%
September 10, 2024	100%	100%	100%	100%	100%
September 10, 2025	100%	100%	100%	100%	100%
September 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026
Last Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026

Percentages of the Initial Certificate Balance of
the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	100%
September 10, 2020	100%	100%	100%	100%	100%
September 10, 2021	100%	100%	100%	100%	100%
September 10, 2022	100%	100%	100%	100%	100%
September 10, 2023	100%	100%	100%	100%	100%
September 10, 2024	100%	100%	100%	100%	100%
September 10, 2025	100%	100%	100%	100%	100%
September 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026
Last Principal Payment Date	Sept 2026	Sept 2026	Sept 2026	Sept 2026	June 2026

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from September 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans and AB Whole Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans and AB Whole Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans and AB Whole Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans and AB Whole Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans and AB Whole Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	3.517%	3.543%	3.545%	3.545%	3.545%
96-00	3.084%	3.105%	3.107%	3.107%	3.107%
97-00	2.659%	2.674%	2.675%	2.675%	2.675%
98-00	2.239%	2.250%	2.250%	2.250%	2.250%
99-00	1.826%	1.831%	1.831%	1.831%	1.831%
100-00	1.419%	1.419%	1.419%	1.419%	1.419%
101-00	1.017%	1.012%	1.012%	1.012%	1.012%
102-00	0.622%	0.611%	0.610%	0.610%	0.610%
103-00	0.232%	0.216%	0.215%	0.215%	0.215%
104-00	-0.153%	-0.174%	-0.175%	-0.175%	-0.175%
105-00	-0.533%	-0.558%	-0.560%	-0.560%	-0.560%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	3.741%	3.757%	3.782%	3.818%	3.888%
96-00	3.483%	3.496%	3.515%	3.544%	3.599%
97-00	3.228%	3.238%	3.252%	3.273%	3.314%
98-00	2.976%	2.983%	2.992%	3.006%	3.033%
99-00	2.728%	2.731%	2.735%	2.742%	2.755%
100-00	2.482%	2.481%	2.481%	2.481%	2.480%
101-00	2.239%	2.235%	2.230%	2.223%	2.208%
102-00	1.998%	1.992%	1.982%	1.967%	1.940%
103-00	1.761%	1.751%	1.737%	1.715%	1.674%
104-00	1.526%	1.513%	1.494%	1.466%	1.412%
105-00	1.293%	1.278%	1.254%	1.219%	1.152%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	3.210%	3.212%	3.214%	3.216%	3.227%
96-00	3.085%	3.086%	3.088%	3.090%	3.098%
97-00	2.961%	2.962%	2.963%	2.965%	2.971%
98-00	2.839%	2.839%	2.840%	2.841%	2.845%
99-00	2.718%	2.718%	2.719%	2.719%	2.721%
100-00	2.598%	2.598%	2.598%	2.598%	2.598%
101-00	2.480%	2.480%	2.479%	2.479%	2.477%
102-00	2.363%	2.363%	2.362%	2.361%	2.357%
103-00	2.248%	2.247%	2.246%	2.244%	2.238%
104-00	2.134%	2.132%	2.131%	2.129%	2.120%
105-00	2.021%	2.019%	2.017%	2.014%	2.004%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	3.463%	3.464%	3.465%	3.468%	3.482%
96-00	3.339%	3.340%	3.341%	3.344%	3.354%
97-00	3.217%	3.217%	3.218%	3.220%	3.228%
98-00	3.096%	3.096%	3.097%	3.098%	3.103%
99-00	2.977%	2.977%	2.977%	2.978%	2.980%
100-00	2.859%	2.859%	2.859%	2.859%	2.858%
101-00	2.742%	2.742%	2.741%	2.741%	2.738%
102-00	2.627%	2.626%	2.626%	2.624%	2.619%
103-00	2.513%	2.512%	2.511%	2.509%	2.501%
104-00	2.400%	2.399%	2.398%	2.395%	2.385%
105-00	2.288%	2.287%	2.286%	2.283%	2.270%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	3.610%	3.610%	3.610%	3.610%	3.610%
96-00	3.440%	3.440%	3.440%	3.440%	3.440%
97-00	3.273%	3.273%	3.273%	3.273%	3.273%
98-00	3.107%	3.107%	3.107%	3.107%	3.107%
99-00	2.944%	2.944%	2.944%	2.944%	2.944%
100-00	2.782%	2.782%	2.782%	2.782%	2.782%
101-00	2.622%	2.622%	2.622%	2.622%	2.622%
102-00	2.464%	2.464%	2.464%	2.464%	2.464%
103-00	2.308%	2.308%	2.308%	2.308%	2.308%
104-00	2.154%	2.154%	2.154%	2.154%	2.154%
105-00	2.002%	2.002%	2.002%	2.002%	2.002%

Pre-Tax Yield to Maturity (CBE) for the Class X-A certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
5-24	17.648%	17.592%	17.526%	17.431%	17.111%
6-00	16.311%	16.255%	16.188%	16.092%	15.762%
6-08	15.066%	15.009%	14.941%	14.843%	14.503%
6-16	13.900%	13.843%	13.774%	13.675%	13.326%
6-24	12.807%	12.749%	12.679%	12.579%	12.220%
7-00	11.778%	11.720%	11.649%	11.548%	11.180%
7-08	10.807%	10.748%	10.677%	10.574%	10.198%
7-16	9.889%	9.829%	9.757%	9.654%	9.269%
7-24	9.018%	8.958%	8.885%	8.781%	8.388%
8-00	8.191%	8.131%	8.057%	7.951%	7.550%
8-08	7.404%	7.343%	7.269%	7.162%	6.753%

Pre-Tax Yield to Maturity (CBE) for the Class X-B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
1-24	38.773%	38.773%	38.773%	38.775%	38.682%
2-00	32.957%	32.957%	32.957%	32.959%	32.831%
2-08	28.347%	28.347%	28.348%	28.350%	28.188%
2-16	24.574%	24.574%	24.575%	24.577%	24.385%
2-24	21.407%	21.407%	21.408%	21.411%	21.190%
3-00	18.696%	18.697%	18.698%	18.700%	18.453%
3-08	16.338%	16.339%	16.340%	16.343%	16.071%
3-16	14.260%	14.260%	14.261%	14.264%	13.970%
3-24	12.407%	12.408%	12.409%	12.412%	12.097%
4-00	10.741%	10.741%	10.742%	10.746%	10.411%
4-08	9.229%	9.230%	9.231%	9.235%	8.881%

Pre-Tax Yield to Maturity (CBE) for the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	3.765%	3.765%	3.765%	3.765%	3.779%
96-00	3.640%	3.640%	3.640%	3.640%	3.651%
97-00	3.517%	3.517%	3.517%	3.517%	3.524%
98-00	3.394%	3.394%	3.394%	3.394%	3.399%
99-00	3.274%	3.274%	3.274%	3.274%	3.276%
100-00	3.154%	3.154%	3.154%	3.154%	3.154%
101-00	3.036%	3.036%	3.036%	3.036%	3.034%
102-00	2.920%	2.920%	2.920%	2.920%	2.914%
103-00	2.804%	2.804%	2.804%	2.804%	2.797%
104-00	2.690%	2.690%	2.690%	2.690%	2.680%
105-00	2.578%	2.578%	2.578%	2.578%	2.565%

Pre-Tax Yield to Maturity (CBE) for the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.028%	4.028%	4.028%	4.028%	4.041%
96-00	3.901%	3.901%	3.901%	3.901%	3.912%
97-00	3.776%	3.776%	3.776%	3.776%	3.784%
98-00	3.652%	3.652%	3.652%	3.652%	3.657%
99-00	3.530%	3.530%	3.530%	3.530%	3.532%
100-00	3.409%	3.409%	3.409%	3.409%	3.409%
101-00	3.289%	3.289%	3.289%	3.289%	3.287%
102-00	3.171%	3.171%	3.171%	3.171%	3.166%
103-00	3.054%	3.054%	3.054%	3.054%	3.047%
104-00	2.939%	2.939%	2.939%	2.939%	2.929%
105-00	2.825%	2.825%	2.825%	2.825%	2.812%

Pre-Tax Yield to Maturity (CBE) for the Class PEZ certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.061%	4.061%	4.061%	4.061%	4.074%
96-00	3.934%	3.934%	3.934%	3.934%	3.944%
97-00	3.808%	3.808%	3.808%	3.808%	3.816%
98-00	3.684%	3.684%	3.684%	3.684%	3.690%
99-00	3.562%	3.562%	3.562%	3.562%	3.564%
100-00	3.440%	3.440%	3.440%	3.440%	3.441%
101-00	3.321%	3.321%	3.321%	3.321%	3.318%
102-00	3.202%	3.202%	3.202%	3.202%	3.197%
103-00	3.085%	3.085%	3.085%	3.086%	3.078%
104-00	2.970%	2.970%	2.970%	2.970%	2.960%
105-00	2.855%	2.855%	2.855%	2.855%	2.843%

Pre-Tax Yield to Maturity (CBE) for the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.708%	4.708%	4.709%	4.709%	4.723%
96-00	4.577%	4.577%	4.577%	4.577%	4.589%
97-00	4.448%	4.448%	4.448%	4.448%	4.457%
98-00	4.319%	4.319%	4.320%	4.320%	4.326%
99-00	4.193%	4.193%	4.193%	4.193%	4.197%
100-00	4.068%	4.068%	4.068%	4.068%	4.069%
101-00	3.944%	3.944%	3.944%	3.945%	3.943%
102-00	3.822%	3.822%	3.822%	3.822%	3.818%
103-00	3.702%	3.702%	3.702%	3.702%	3.695%
104-00	3.582%	3.582%	3.582%	3.583%	3.573%
105-00	3.464%	3.464%	3.464%	3.465%	3.453%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class D, Class X-D, Class E, Class F, Class G, Class WM-A, Class X-WM and Class WM-B certificates and the Class A-S, Class B and Class C trust components (collectively, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under each Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (d) each Class of Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the portion of the issuing entity consisting of the Trust Components and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) each class of Exchangeable Certificates will represent undivided beneficial interests in their respective Percentage Interests of the related Trust Component or Trust Components and related amounts in the related distribution account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan or the Trust Subordinate Companion Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan or the Trust Subordinate Companion Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan seller had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate

Companion Loan that are reinvested pending distribution to holders of Regular Interests qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the applicable loans are secured by residential real property. As of the Cut-off Date, 76 of the Mortgaged Properties securing 3 Mortgage Loans representing approximately 11.8% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loan that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly through Exchangeable Certificates) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0% (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charge and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed to the certificates and Trust Components as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the master servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as paid upon the retirement or partial retirement of a Certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Exchangeable Certificates

The portion of the issuing entity consisting of the Trust Components will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Exchangeable Certificates will evidence undivided beneficial ownership of all or a portion of the related Trust Component or Trust Components. The holder of an Exchangeable Certificate representing beneficial ownership of more than one Trust Component should account separately for its interest in each Trust Component as a separate Regular Interest. See “—Taxation of Regular Interests” above. A purchaser of an Exchangeable Certificate must allocate its basis in such certificate among the Trust Components represented by such certificate in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of an

Exchangeable Certificate, the holder must allocate the amount received on the sale among the Trust Components in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of Exchangeable Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Exchangeable Certificates.

Alternative Characterization

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Trust Components, those Trust Components could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Trust Components underlying an Exchangeable Certificate were aggregated for original issue discount purposes and a beneficial owner of a Class PEZ certificate were to (i) exchange that Class PEZ certificate for Class A-S, Class B and Class C certificates, (ii) sell one of those Class A-S, Class B and Class C certificates and (iii) retain one or more of the remaining separate Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the Class PEZ certificates between the Class A-S, Class B and Class C certificates sold and the Class A-S, Class B and Class C certificates retained in proportion to the relative fair market values of the related Trust Component or Trust Components as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Class A-S, Class B and Class C certificates sold using its basis allocable to the related Trust Component or Trust Components. Also, the beneficial owner then must treat the Trust Component or Trust Components relating to the Class A-S, Class B and Class C certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to that Trust Component or Trust Components. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the Class A-S, Class B and Class C certificates retained based on the beneficial owner’s basis in the related Trust Component or Trust Components.

As a result, when compared to treating each Trust Component underlying an Exchangeable Certificate as a separate debt instrument, aggregating the Trust Components underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the trustee will treat each Trust Component underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Trust Components underlying an Exchangeable Certificate were aggregated, the timing of accruals of original issue discount applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Trust Components underlying the Exchangeable Certificates should be aggregated for original issue discount purposes.

Taxation of Exchange

If a beneficial owner exchanges Class A-S, Class B and Class C certificates for a Class PEZ certificate, the exchange will not be taxable. Likewise, if a beneficial owner exchanges a Class PEZ certificate for Class A-S, Class B and Class C certificates, the exchange will not be taxable.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by each Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual holders, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or Trust Subordinate Companion Loan REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of Class R certificates, to the fullest extent possible, rather than each Trust REMIC itself, will be liable for any taxes arising from audit adjustments to each Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person.

A “U.S. Tax Person” is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other

“specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Goldman, Sachs & Co.	Academy Securities, Inc.	Citigroup Global Markets Inc.	Drexel Hamilton, LLC
Class A-1	$28,475,000	$0	$0	$0
Class A-2	$77,052,000	$0	$0	$0
Class A-3	$265,000,000	$0	$0	$0
Class A-4	$320,243,000	$0	$0	$0
Class A-AB	$57,066,000	$0	$0	$0
Class X-A	$841,316,000	$0	$0	$0
Class X-B	$53,417,000	$0	$0	$0
Class A-S	$93,480,000	$0	$0	$0
Class B	$53,417,000	$0	$0	$0
Class PEZ	$0	$0	$0	$0
Class C	$45,404,000	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 111.0% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $6,800,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman, Sachs & Co., one of the underwriters, is an affiliate of the depositor and an affiliate of GSMC (a sponsor, originator and the initial holder of the 540 West Madison Companion Loans, the U.S. Industrial Portfolio Companion Loans, the Hamilton Place Companion Loan, the Residence Inn and SpringHill Suites North Shore Pari Passu companion loan and the Embassy Suites Portland Airport Companion Loans and the mezzanine loan related to the 540 West Madison whole loan) and GS CRE (an originator).

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to an affiliate of Goldman, Sachs & Co., one of the underwriters and the lead manager and sole bookrunner for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and the payment by the depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a sponsor, of the purchase price for the GSMC Mortgage Loans. See “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Goldman, Sachs & Co. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 200 West Street, New York, New York 10282, Attention: Leah Nivison, or by telephone at (212) 902-1000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Goldman, Sachs & Co. an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, either special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered

Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in October 2049. See “Yield, Prepayment and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Pooled Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired three of the NRSROs to rate the Pooled Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Pooled Certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Pooled Certificates, due in part to the final subordination levels provided by that NRSRO for those classes of Pooled Certificates. If the depositor had selected those NRSROs to rate those other classes of Pooled Certificates not rated by it, its ratings of those other Pooled Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those Pooled Certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
10 Hudson Yards Co-Lender Agreement	188
10 Hudson Yards Companion Loans	187
10 Hudson Yards Directing Holder	194, 195
10 Hudson Yards Mortgage Loan	187
10 Hudson Yards Mortgaged Property	187
10 Hudson Yards Pari Passu Companion Loans	187
10 Hudson Yards Stand-alone Companion Loans	187
10 Hudson Yards Subordinate Companion Loan Holder	188
10 Hudson Yards Subordinate Companion Loans	187
10 Hudson Yards Triggering Event of Default	189
10 Hudson Yards Whole Loan	187
17g-5 Information Provider	302
1986 Act	460
1996 Act	438
2
2015 Budget Act	469
3
30/360 Basis	336
4
401(c) Regulations	478
5
540 West Madison Available Funds	274
540 West Madison Companion Loans	198
540 West Madison Control Eligible Certificates	370
540 West Madison Controlling Class	370
540 West Madison Controlling Class Certificateholder	370
540 West Madison Controlling Class Representative	369
540 West Madison Directing Holder	370
540 West Madison Mortgage Loan	197
540 West Madison Mortgage Loan Percentage Interest	201
540 West Madison Pari Passu Companion Loan	198
540 West Madison Pari Passu Companion Loan Percentage Interest	201
540 West Madison Purchase Notice	206
540 West Madison Realized Loss	292
540 West Madison Senior Loan Interest Rate	201
540 West Madison Senior Loans	198
540 West Madison Sequential Pay Event	201
540 West Madison Subordinate Companion Loan	198
540 West Madison Subordinate Companion Loans	198
540 West Madison Whole Loan	198
540 West Madison Whole Loan Directing Holder	204
A
AB Modified Loan	347
AB Whole Loan	184
Acceptable Insurance Default	351
Accrued AB Loan Interest	285
Acting General Counsel’s Opinion	130

Actual/360 Basis	171
Actual/360 Loans	326
ADA	440
Additional Exclusions	350
Adjacent Land Loan	183
Administrative Cost Rate	281
ADR	135
Advances	321
Affirmative Asset Review Vote	388
Allocated Cut-off Date Loan Amount	135
Annual Debt Service	135
Appraisal Reduction Amount	343
Appraisal Reduction Event	343
Appraised Value	135
Appraised-Out Class	349
Assessment of Compliance	419
Asset Representations Reviewer Asset Review Fee	342
Asset Representations Reviewer Fee	342
Asset Representations Reviewer Fee Rate	342
Asset Representations Reviewer Termination Event	393
Asset Review	390
Asset Review Notice	388
Asset Review Quorum	388
Asset Review Report	391
Asset Review Report Summary	391
Asset Review Standard	390
Asset Review Trigger	387
Asset Review Vote Election	388
Asset Status Report	360
Assumed Final Distribution Date	288
Assumed Scheduled Payment	283
Atrium GP	157
Atrium LP	157
Atrium Preferred Equity	157
Attestation Report	419
Available Funds	272
B
Balloon Balance	136
Bankruptcy Code	432

Base Interest Fraction	287
Bay Area CPI	145
Borrower Party	296
Borrower Party Affiliate	296
B-piece buyer	109
C
C(WUMP)O	16
CERCLA	438
Certificate Administrator/Trustee Fee	341
Certificate Administrator/Trustee Fee Rate	341
Certificate Balance	268
Certificate Owners	304
Certificateholder	297
Certificateholder Quorum	396
Certificateholder Repurchase Request	406
Certifying Certificateholder	306
Class A-AB Scheduled Principal Balance	275
Class A-S Percentage Interest	269
Class A-S Trust Component	269
Class A-S-Exchange Percentage Interest	269
Class B Percentage Interest	269
Class B Trust Component	269
Class B-Exchange Percentage Interest	269
Class C Percentage Interest	269
Class C Trust Component	269
Class C-Exchange Percentage Interest	269
Class PEZ Component	269
Class PEZ Component A-S	269
Class PEZ Component B	269
Class PEZ Component C	269
Class X Certificates	267
Clearstream	303
Clearstream Participants	305
Closing Date	134
CMBS	55, 258
Code	132, 458
Co-Lender Agreement	184
Collateral Deficiency Amount	347

Collection Account	325
Collection Period	275
Communication Request	307
Companion Loan Holder	184
companion loans	44
Company Lease	170
Compensating Interest Payment	289
Complaint	257
Constant Prepayment Rate	447
Consultation Termination Event	375
Control Eligible Certificates	370
Control Termination Event	374
Controlling Class	370
Controlling Class Certificateholder	370
Controlling Class Representative	368
Controlling Companion Loan	184
Cool Springs Release Price	176
Corrected Loan	360
CPR	447
CPY	447
CREFC®	293
CREFC® Intellectual Property Royalty License Fee	342
CREFC® Intellectual Property Royalty License Fee Rate	343
CREFC® Investor Reporting Package	329
CREFC® Reports	293
Crossed Group	136
Cross-Over Date	279
Cumulative Appraisal Reduction Amount	347
Cure Payment	196, 206, 244
Cure/Contest Period	390
Cut-off Date	133
Cut-off Date Balance	137
Cut-off Date DSCR	138
Cut-off Date Loan-to-Value Ratio	137
Cut-off Date LTV Ratio	137
D
DBNY	133
Debt Service Coverage Ratio	138

Debt Yield on Underwritten NCF	137
Debt Yield on Underwritten Net Cash Flow	137
Debt Yield on Underwritten Net Operating Income	138
Debt Yield on Underwritten NOI	138
Defaulted 540 West Madison Purchase Date	206
Defaulted Loan	366
Defaulted Veritas Multifamily Pool 2 Purchase Date	244
Defeasance Deposit	174
Defeasance Loans	173
Defeasance Lock-Out Period	173
Defeasance Option	173
Definitive Certificate	303
Delinquent Loan	388
Depositaries	304
Determination Date	272
Diligence File	309
Directing Holder	369
Disclosable Special Servicer Fees	340
Dispute Resolution Consultation	408
Dispute Resolution Cut-off Date	408
Distribution Accounts	326
Distribution Date	272
Distribution Date Statement	293
District Court	257
Dodd-Frank Act	113
DOL	475
Draft CRR Amendment Regulation	113
DSCR	138
DTC	303
DTC Participants	304
DTC Rules	305
Due Date	171, 275
E
EDGAR	474
Eilian	157
Eligible Asset Representations Reviewer	391
Eligible Operating Advisor	382

Embassy Suites Portland Airport Co-Lender Agreement	228
Embassy Suites Portland Airport Mortgage Loan	228
Embassy Suites Portland Airport Pari Passu Companion Loan	228
Embassy Suites Portland Airport Whole Loan	228
Enforcing Party	406
Enforcing Servicer	406
Equity Distributions	183
ERISA	475
ESA	152
EU Risk Retention and Due Diligence Requirements	113
Euroclear	303
Euroclear Operator	305
Euroclear Participants	305
Excess Modification Fees	340
Excess Prepayment Interest Shortfall	290
Exchange Act	245
Exchange Date	271
Exchangeable Certificates	267
Exchangeable Distribution Account	326
Exchangeable Proportion	270
Excluded Controlling Class Holder	300
Excluded Controlling Class Loan	296
Excluded Information	296
Excluded Loan	296
Excluded Special Servicer	396
Excluded Special Servicer Loan	396
Exemption	476
Exemption Rating Agency	476
F
FATCA	470
FDIA	128
FDIC	129, 261
FDIC Safe Harbor	129
FETL	17
FIEL	18
Final Asset Status Report	380
Final Dispute Resolution Election Notice	409
Financial Promotion Order	15
FIRREA	130, 156
Fitch	418

Form BOE-100-B	73
FPO Persons	15
FSCMA	17
FSMA	15
Funds	261
G
Gain-on-Sale Reserve Account	326
Garn Act	439
Goldman Originators	249
Grantor Trust	270, 458
GS Bank	129
GS CRE	133
GS CRE Mortgage Loan	133
GSMC	133, 246
GSMC Data Tape	247
GSMC Deal Team	246
GSMC Mortgage Loans	133
GSMS 2016-GS2 Asset Representations Reviewer	221
GSMS 2016-GS2 Certificate Administrator	221
GSMS 2016-GS2 Controlling Class Representative	222, 234
GSMS 2016-GS2 Master Servicer	220
GSMS 2016-GS2 Operating Advisor	221
GSMS 2016-GS2 PSA	220
GSMS 2016-GS2 Special Servicer	220
GSMS 2016-GS2 Trustee	221
GSMS 2016-RENT TSA	225
H
Hamilton Place Co-Lender Agreement	216
Hamilton Place Mortgage Loan	216
Hamilton Place Pari Passu Companion Loan	216
Hamilton Place Whole Loan	216
Hard Lockbox	138
High Net Worth Companies, Unincorporated Associations, etc.	15
Hudson Yards 2016-10HY Certificate Administrator	188

Hudson Yards 2016-10HY Controlling Class	195
Hudson Yards 2016-10HY Controlling Class Certificateholder	195
Hudson Yards 2016-10HY Master Servicer	188
Hudson Yards 2016-10HY Special Servicer	188
Hudson Yards 2016-10HY Subordinate Consultation Period	195
Hudson Yards 2016-10HY Subordinate Control Period	194
Hudson Yards 2016-10HY Trust and Servicing Agreement	188
Hudson Yards 2016-10HY Trustee	188
I
IDA	170
IDA Lease	170
Indirect Participants	304
Initial Pool Balance	133
Initial Requesting Certificateholder	406
In-Place Cash Management	138
Insurance and Condemnation Proceeds	325
Interest Accrual Amount	281
Interest Accrual Period	281
Interest Deposit Amount	171
Interest Distribution Amount	281
Interest Reserve Account	326
Interest Shortfall	281
Interested Person	367
Investor Certification	296
J
JD Holdings	157
JDH ROFR	157
Joint Ventures	162
JQH Hotels	157
JQH Trust	157
K
KBRA	418
L
Largest Tenant	139
Largest Tenant Lease Expiration	139
Lennar	261
Liquidation Fee	337
Liquidation Fee Rate	338
Liquidation Proceeds	325
Loan Per Unit	139
Loan-Specific Certificates	133, 267
Loan-Specific Directing Holder	369
Loss of Value Payment	313
Lower-Tier Regular Interests	458
Lower-Tier REMIC	458
LTV Ratio at Maturity	139
M
MAI	135
Major Decision	371
MAS	17
Master Servicer Proposed Course of Action Notice	407
Master Servicer Remittance Date	320
Material Defect	312
Maturity Date Loan-to-Value Ratio	139
Maturity Date LTV Ratio	139
Midland	258
MLPA	307
Modeling Assumptions	447
Modification Fees	335
Moody’s	418
Morningstar	258
Mortgage	134
Mortgage File	307
mortgage loan seller	19
Mortgage Loans	133
Mortgage Note	134
Mortgage Pool	133
Mortgage Rate	281
Mortgaged Property	134
mortgages	427
Most Recent NOI	139
N
Net Cash Flow	141
Net Mortgage Rate	280
NI 33-105	18
Nonrecoverable Advance	322
Non-Reduced Certificates	397

Non-Serviced Certificate Administrator	184
Non-Serviced Co-Lender Agreement	184
Non-Serviced Companion Loan	184
Non-Serviced Directing Holder	185
Non-Serviced Master Servicer	185
Non-Serviced Mortgage Loan	185
Non-Serviced PSA	185
Non-Serviced Securitization Trust	185
Non-Serviced Special Servicer	185
Non-Serviced Trustee	185
Non-Serviced Whole Loan	185
non-trust subordinate companion loan	44
Non-Trust Subordinate Companion Loan	133
Non-Trust Subordinate Companion Loan Control Termination Event	204
Non-Trust Subordinate Companion Loan Holder	200
Non-Trust Subordinate Companion Loan Interest Rate	201
Non-Trust Subordinate Companion Loan Percentage Interest	201
Non-U.S. Tax Person	470
Note A	194
Note A-1	194
Note A-2	194
Note B	194
Notice of Foreclosure/DIL	197, 207
Notional Amount	270
NRSRO	295, 478
NRSRO Certification	297
O
Occupancy	139
Occupancy Date	140
Offered Certificates	267
OID Regulations	461
OLA	130
Operating Advisor Consulting Fee	341
Operating Advisor Expenses	342

Operating Advisor Fee	341
Operating Advisor Fee Rate	341
Operating Advisor Standard	381
Operating Advisor Termination Event	384
Original Balance	140
Originators	133
P
P&I Advance	320
Panorama Corporate Center Co-Lender Agreement	220
Panorama Corporate Center Mortgage Loan	220
Panorama Corporate Center Pari Passu Companion Loan	220
Panorama Corporate Center Whole Loan	220
pari passu companion loan	44
Pari Passu Companion Loan	185
Pari Passu Companion Loans	133
Participants	303
Parties in Interest	475
Pass-Through Rate	279
Patriot Act	441
PCIS Persons	15
PCR	253
Pentalpha Surveillance	265
Percentage Interest	272
Permitted Investments	272, 327
Permitted Release Building	176
Permitted Special Servicer/Affiliate Fees	341
PG&E	154
PILOT	170
PILOT Mortgages	170
PIP	47, 143
PIPs	75, 154
Plans	475
PML	254
Pooled Available Funds	272
Pooled Certificateholder	297
Pooled Certificateholder Quorum	396
Pooled Certificates	267
Pooled Non-Reduced Certificates	397

Pooled Principal Balance Certificates	267
Pooled Realized Loss	292
Pooled Voting Rights	303
PRC	15
Preliminary Asset Review Report	390
Preliminary Dispute Resolution Election Notice	408
Prepayment Assumption	462
Prepayment Interest Excess	289
Prepayment Interest Shortfall	289
Prepayment Penalty Description	140
Prepayment Provision	140
Prime Rate	43, 325
Principal Balance Certificates	267
Principal Distribution Amount	282
Principal Shortfall	283
Privileged Information	383
Privileged Information Exception	383
Privileged Person	295
Professional Investors	16
Prohibited Prepayment	289
Promotion Of Collective Investment Schemes Exemptions Order	15
Property Protection Advances	321
Proposed Course of Action	407
Proposed Course of Action Notice	407
Proposition 13	73
PROSPECTUS DIRECTIVE	14
PSA	267
PSA Party Repurchase Request	407
PTCE	477
Purchase Price	314
Q
QUALIFIED INVESTOR	14
Qualified Investors	14
Qualified Replacement Special Servicer	397
Qualified Substitute Mortgage Loan	315
R
RAC No-Response Scenario	417
Rated Final Distribution Date	288
Rating Agencies	418
Rating Agency Confirmation	418
RCM	261
REA	62
Realized Losses	292
REC	153
Record Date	272
Registration Statement	474
Regular Certificates	267
Regular Interestholder	461
Regular Interests	458
Regulation AB	420
Reimbursement Rate	325
related Class X class/component	3
Related Class X Class/Component	270
Related Group	140
Related Proceeds	323
Release Date	174
Relevant Member State	13
Relevant Persons	15
Relief Act	441
REMIC	458
REMIC Regulations	458
Rent Control Ordinance	145
REO Account	327
REO Loan	283
REO Property	360
Repurchase Election Notice	196
Repurchase Option Notice	196
Repurchase Request	407
Requesting Certificateholder	408
Requesting Holders	349
Requesting Investor	307
Requesting Party	417
Requirements	441
Residence Inn and SpringHill Suites North Shore Co-Lender Agreement	232
Residence Inn and SpringHill Suites North Shore Mortgage Loan	232
Residence Inn and SpringHill Suites North

Shore Pari Passu Companion Loans	232
Residence Inn and SpringHill Suites North Shore Whole Loan	232
Residual Certificates	267
Resolution Failure	407
Resolved	407
Restricted Mezzanine Holder	297
Restricted Party	383
Retrofit Ordinance	155
Review Materials	389
RevPAR	140
Rialto	261
RMBS	257
Rooms	142
RTD	145
Rule 17g-5	298
S
S&P	418
Scheduled Principal Distribution Amount	282
Sears	162
SEC	245
Securities Act	419
Securitization Accounts	267, 327
Securitization Framework	113
Securitization Regulation	113
SEL	254
Senior Certificates	267
Sequential Pay Event	240
Seritage	162
Serviced AB Whole Loan	185
Serviced Companion Loan	185
Serviced Pari Passu Companion Loan	186
Serviced Pari Passu Mortgage Loan	186
Serviced Pari Passu Whole Loan	186
Serviced Subordinate Companion Loan	186
Serviced Whole Loan	186
Serviced Whole Loan Custodial Account	325
Servicer Termination Event	399
Servicing Fee	334
Servicing Fee Rate	334
Servicing Shift Mortgage Loan	186
Servicing Shift PSA	186

Servicing Shift Securitization Date	186
Servicing Shift Whole Loan	186
Servicing Standard	319
SF	140
SFA	17
SFDPH	154
SFO	16
Similar Law	475
Soft Lockbox	140
Soft Springing Lockbox	140
Special Servicer Decision	354
Special Servicing Fee	336
Special Servicing Fee Rate	336
Specially Serviced Loans	358
Springing Cash Management	140
Springing Lockbox	140
Sq. Ft.	140
Square Feet	140
Startup Day	459
Stated Principal Balance	283
static pool data	87
Structured Product	16
Subordinate Certificates	267
subordinate companion loan	44
Subordinate Companion Loan	133, 186
Sub-Servicing Agreement	319
T
Terms and Conditions	306
Tests	390
The Falls Certificateholders	212
The Falls Co-Lender Agreement	212
The Falls Companion Loan Securitization Date	212
The Falls Controlling Class Representative	213
The Falls Controlling Companion Loan	211
The Falls Depositor	212
The Falls Future Certificate Administrator	212
The Falls Future Master Servicer	212
The Falls Future Operating Advisor	212
The Falls Future PSA	212

The Falls Future Special Servicer	212
The Falls Future Trustee	212
The Falls Mortgage Loan	211
The Falls Pari Passu Companion Loans	211
The Falls Securitization Trust	212
The Falls Whole Loan	211
The Falls Whole Loan Directing Holder	213
Title V	440
Trailing 12 NOI	139
Tranche Percentage Interest	270
Trimont	264
TRIPRA	83
Trust Component	270
Trust REMICs	458
trust subordinate companion loan	44
Trust Subordinate Companion Loan	133
Trust Subordinate Companion Loan Control Termination Event	204
Trust Subordinate Companion Loan Holder	199
Trust Subordinate Companion Loan Interest Rate	201
Trust Subordinate Companion Loan Percentage Interest	201
Trust Subordinate Companion Loan REMIC	458
Trust Subordinate Companion Loan REMIC Regular Interests	458
U
U.S. Industrial Portfolio Co-Lender Agreement	198, 207
U.S. Industrial Portfolio Mortgage Loan	207
U.S. Industrial Portfolio Pari Passu Companion Loan	207
U.S. Industrial Portfolio Whole Loan	207
U.S. Tax Person	470
UBS AG	133

UCC	428
Underwriter Entities	102
Underwriting Agreement	472
Underwritten EGI	141
Underwritten Expenses	140
Underwritten NCF	141
Underwritten Net Cash Flow	141
Underwritten Net Operating Income	141
Underwritten NOI	141
Underwritten Revenues	141
Units	142
Unscheduled Principal Distribution Amount	282
Unsolicited Information	389
Upper-Tier REMIC	458
UW NCF DSCR	138
V
Veritas Multifamily Pool 1 Certificate Administrator	225
Veritas Multifamily Pool 1 Certificateholders.	225
Veritas Multifamily Pool 1 Co-Lender Agreement	225
Veritas Multifamily Pool 1 Companion Loans	224
Veritas Multifamily Pool 1 Depositor	225
Veritas Multifamily Pool 1 Directing Holder	226
Veritas Multifamily Pool 1 Master Servicer	225
Veritas Multifamily Pool 1 Mortgage Loan	224
Veritas Multifamily Pool 1 Pari Passu Companion Loans	224
Veritas Multifamily Pool 1 Securitization Trust	226
Veritas Multifamily Pool 1 Senior Loans	224
Veritas Multifamily Pool 1 Special Servicer	225
Veritas Multifamily Pool 1 Subordinate Companion Loan	224
Veritas Multifamily Pool 1 Trustee	225
Veritas Multifamily Pool 1 Whole Loan	224
Veritas Multifamily Pool 2 Co-Lender Agreement	237

Veritas Multifamily Pool 2 Companion Loans	237
Veritas Multifamily Pool 2 Control Appraisal Period	242
Veritas Multifamily Pool 2 Mortgage Loan	236
Veritas Multifamily Pool 2 Mortgage Loan Percentage Interest	239
Veritas Multifamily Pool 2 Pari Passu Companion Loan	237
Veritas Multifamily Pool 2 Pari Passu Companion Loan Percentage Interest	240
Veritas Multifamily Pool 2 Purchase Notice	244
Veritas Multifamily Pool 2 Senior Loan Interest Rate	240
Veritas Multifamily Pool 2 Senior Loans	237
Veritas Multifamily Pool 2 Special Servicer	220
Veritas Multifamily Pool 2 Subordinate Companion Loan	237
Veritas Multifamily Pool 2 Subordinate Companion Loan Interest Rate	240

Veritas Multifamily Pool 2 Subordinate Companion Loan Percentage Interest	239
Veritas Multifamily Pool 2 Subordinate Holder	242
Veritas Multifamily Pool 2 Whole Loan	237
Veritas Multifamily Pool 2 Whole Loan Directing Holder	242
Volcker Rule	114
Voting Rights	302
W
WAC Rate	280
Weighted Average Mortgage Loan Rate	142
Wells Fargo Bank	256
whole loan	44
Whole Loan	133, 184
Withheld Amounts	326
Workout Fee	336
Workout Fee Rate	336
Workout-Delayed Reimbursement Amount	324
Y
YM Group A	286
YM Group B	286
YM Groups	286

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	NAP	NAP	10 Hudson Yards
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	NAP	NAP	540 West Madison Street
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	NAP	NAP
3.01	Property				Hannibal			3851 and 3855 Santa Fe Avenue and 2226, 2230, 2240, 2250 and 2332 East 38th Street
3.02	Property				Kraco			2411 and 2415 North Santa Fe Avenue, 419, 439, 505, 507, 514, 520, 531 and 537 East Euclid Avenue and 430 East Carlin Avenue
3.03	Property				New WinCup - Phoenix			7980 West Buckeye Road
3.04	Property				Worlds Finest Chocolates			4825 South Lawndale Avenue
3.05	Property				SET - MI			36211 South Huron Road
3.06	Property				Plaid - Decatur			2331 Mellon Court
3.07	Property				Oracle Packaging			220 Polo Road
3.08	Property				TestAmerica - West SAC			880 Riverside Parkway
3.09	Property				TestAmerica - Arvada			4955 Yarrow Street
3.10	Property				Northwest Mailing Service			5401-5501 West Grand Avenue
3.11	Property				Lyons			11301-11401 Electron Drive
3.12	Property				Wilbert Plastics			2930 Greenville Highway
3.13	Property				Angstrom Graphics			4437 East 49th Street
3.14	Property				New WinCup - Stone Mountain			4600-4680 Lewis Road
3.15	Property				Universal Pool - Armory			300 West Armory Drive
3.16	Property				Jade-Sterling - IL			5100 West 73rd Street and 7201 South Leamington Avenue
3.17	Property				Plaid - Norcross			3225 Westech Drive
3.18	Property				Phillips and Temro			9700 West 74th Street
3.19	Property				TestAmerica - Savannah			5102 LaRoche Avenue
3.20	Property				Hover-Davis			100 Paragon Drive
3.21	Property				Jade-Sterling - OH			200 Francis D Kenneth Drive and 2300 East Aurora Road
3.22	Property				Fitz Aerospace			6625 Iron Horse Boulevard
3.23	Property				MVP Charleston			1031 LeGrand Boulevard
3.24	Property				Paragon Tech			5775 East Ten Mile Road
3.25	Property				Aramsco and Bulls Eye			1480 Grandview Avenue
3.26	Property				Shale-Inland			9500, 9521, 9545-9555 Ainslie Street and 9550 Kelvin Lane
3.27	Property				M.P. Pumps			34800 Bennett Drive
3.28	Property				TestAmerica - Pensacola			3355 McLemore Drive
3.29	Property				Microfinish			4001 Gratiot Avenue and 3981 Sarpy Avenue
3.30	Property				MVP Mayfield			112 Industrial Road
3.31	Property				Builders FirstSource			1602 Industrial Park Drive
3.32	Property				Banner			17382 Foltz Parkway
3.33	Property				SET - IN			1 Steel Way
3.34	Property				Progressive Metal			1200, 1300 & 1460 Channing Avenue
3.35	Property				Universal Pool - 166th			2 West 166th Street
3.36	Property				SITEL			1417 North Magnolia Avenue
3.37	Property				TestAmerica - Tallahassee			2846 Industrial Plaza Drive
3.38	Property				Texas Die Casting			600 South Loop 485
3.39	Property				TestAmerica - Corpus Christi			1733 North Padre Island Drive
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	NAP	NAP	8888 Southwest 136th Street
5	Loan	22	GSMC	GSMC	Hamilton Place	NAP	NAP	2100 Hamilton Place Boulevard
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	NAP	NAP	7630 and 7670 South Chester Street and 9200, 9401, 9501 and 9601 East Panorama Circle
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	Group 2	NAP
7.01	Property				645 Stockton Street			645 Stockton Street
7.02	Property				400 Duboce Avenue			400 Duboce Avenue
7.03	Property				950 Franklin Street			950 Franklin Street
7.04	Property				1340-1390 Taylor Street			1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street			601 O’Farrell Street
7.06	Property				2677 Larkin Street			2677 Larkin Street
7.07	Property				1801 Gough Street			1801 Gough Street

A-1-1

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address
7.08	Property				845 California Street			845 California Street
7.09	Property				1290 20th Avenue			1290 20th Avenue
7.10	Property				78 Buchanan Street			78 Buchanan Street
7.11	Property				1870 Pacific Avenue			1870 Pacific Avenue
7.12	Property				500 Stanyan Street			500 Stanyan Street
7.13	Property				540 Leavenworth Street			540 Leavenworth Street
7.14	Property				1401 Jones Street			1401 Jones Street
7.15	Property				676 Geary Street			676 Geary Street
7.16	Property				100 Broderick Street			100 Broderick Street
7.17	Property				2075 Market Street			2075 Market Street
7.18	Property				621 Stockton Street			621 Stockton Street
7.19	Property				1660 Bay Street			1660 Bay Street
7.20	Property				655 Stockton Street			655 Stockton Street
7.21	Property				2238 Hyde Street			2238 Hyde Street
7.22	Property				2600 Van Ness Avenue			2600 Van Ness Avenue
7.23	Property				355 Fulton Street			355 Fulton Street
7.24	Property				1520 Gough Street			1520 Gough Street
7.25	Property				1126 Bush Street			1126 Bush Street
7.26	Property				1547 Clay Street			1547 Clay Street
7.27	Property				840 California Street			840 California Street
7.28	Property				925 Geary Street			925 Geary Street
7.29	Property				691 O’Farrell Street			691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue			2363 Van Ness Avenue
7.31	Property				1840 Clay Street			1840 Clay Street
7.32	Property				1020 Post Street			1020 Post Street
7.33	Property				2975 Van Ness Avenue			2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street			755 O’Farrell Street
7.35	Property				106 Sanchez Street			106 Sanchez Street
7.36	Property				709 Geary Street			709 Geary Street
7.37	Property				1440 Sutter Street			1440 Sutter Street
7.38	Property				1690 North Point			1690 North Point
7.39	Property				1753 Mason Street			1753 Mason Street
7.40	Property				915 Pierce Street			915 Pierce Street
7.41	Property				520 Buchanan Street			520 Buchanan Street
7.42	Property				3210 Gough Street			3210 Gough Street
7.43	Property				124 Mason Street			124 Mason Street
7.44	Property				50 Joice Street			50 Joice Street
7.45	Property				2038 Divisadero Street			2038 Divisadero Street
7.46	Property				340 Church Street			340 Church Street
7.47	Property				411 15th Avenue			411 15th Avenue
7.48	Property				1855 10th Avenue			1855 10th Avenue
7.49	Property				1260 Broadway Street			1260 Broadway Street
7.50	Property				449 O’Farrell Street			449 O’Farrell Street
7.51	Property				235 Church Street			235 Church Street
7.52	Property				4540 California Street			4540 California Street
7.53	Property				2500 Van Ness Avenue			2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street			346 Leavenworth Street
7.55	Property				3264-3274 Mission Street			3264-3274 Mission Street
7.56	Property				3715 California Street			3715 California Street
7.57	Property				325 9th Avenue			325 9th Avenue
7.58	Property				1656 Leavenworth Street			1656 Leavenworth Street
7.59	Property				252-258 Church Street			252-258 Church Street
7.60	Property				500-506 Bartlett Street			500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue			1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	NAP	NAP	18800 MacArthur Boulevard
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	NAP	NAP
9.01	Property				11302 Eastpoint Drive Buildings A-C			11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard			417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road			11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard			505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard			418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road			11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	NAP	NAP	84 Silver Maple Ridge
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	Group 1	NAP	201 Harrison Oaks Boulevard
12	Loan	36	GSMC	GSMC	Cool Springs Commons	NAP	NAP	7100 Commerce Way
13	Loan	37	GSMC	GSMC	Middletown Commons	Group 3	NAP	13301 and 13401 Shelbyville Road
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	NAP	NAP	590 East Trenton Road
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	Group 1	NAP	7900 Northeast 82nd Avenue

A-1-2

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	NAP	NAP
16.01	Property				SpringHill Suites Pittsburgh North Shore			223 Federal Street
16.02	Property				Residence Inn Pittsburgh North Shore			574 West General Robinson Street
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	Group 2	NAP
17.01	Property				701 Taylor Street			701 Taylor Street
17.02	Property				1301 Leavenworth Street			1301 Leavenworth Street
17.03	Property				947 Bush Street			947 Bush Street
17.04	Property				685 Geary Street			685 Geary Street
17.05	Property				3809 20th Street			3809 20th Street
17.06	Property				434 Leavenworth Street			434 Leavenworth Street
17.07	Property				1050 Post Street			1050 Post Street
17.08	Property				814 California Street			814 California Street
17.09	Property				267-273 Green Street			267-273 Green Street
17.10	Property				2898 Jackson Street			2898 Jackson Street
17.11	Property				3820 Scott Street			3820 Scott Street
17.12	Property				600 Oak Street			600 Oak Street
17.13	Property				861 Post Street			861 Post Street
17.14	Property				3783 20th Street			3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	NAP	NAP	3850 and 3902 East US Highway 377
19	Loan		GSMC	GSMC	345 West 14th Street	NAP	NAP	345 West 14th Street
20	Loan		GSMC	GSMC	Lincoln Corners	NAP	NAP	2109-2221 West Lincoln Street
21	Loan		GSMC	GSMC	South Congress	NAP	NAP	1400 South Congress Avenue and 1407 Eva Street
22	Loan		GSMC	GSMC	South Valley Plaza	NAP	NAP	6900-6986 Chestnut Street
23	Loan	37	GSMC	GSMC	Strong Station	Group 3	NAP	7504 Highway 72 West
24	Loan		GSMC	GSMC	Rancho La Costa	NAP	NAP	7730, 7740 and 7750 Rancho Santa Fe Road
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	NAP	NAP	7075 South Dort Highway
26	Loan		GSMC	GSMC	Pecos Legacy Center	NAP	NAP	2556-2584 Wigwam Parkway
27	Loan	37	GSMC	GSMC	Crossings of Hoover	Group 3	NAP	5180 and 5250 Medford Drive
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	Group 1	NAP	1717 Southwest Topeka Boulevard
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	NAP	NAP
29.01	Property				Cumberland Station			768 South Jefferson Avenue
29.02	Property				Taylorsville Shopping Center			817 NC Highway 16 South
30	Loan	37	GSMC	GSMC	Vestavia Commons	Group 3	NAP	1031 Montgomery Highway
31	Loan	29	GSMC	GSMC	James Building	NAP	NAP	735 Broad Street
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	NAP	NAP	6410-6490 Ward and 12325-12399 Ralston Road
33	Loan		GSMC	GSMC	River Ridge Shopping Center	NAP	NAP	1410-1456 River Ridge Drive
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	NAP	NAP	910-920 International Parkway

A-1-3

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	City	State	Zip Code	General Property Type	Detailed Property Type
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	New York	New York	10001	Office	CBD
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	Chicago	Illinois	60661	Office	CBD
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio
3.01	Property				Hannibal	Vernon	California	90058	Industrial	Manufacturing
3.02	Property				Kraco	Compton	California	90222	Industrial	Warehouse/Distribution
3.03	Property				New WinCup - Phoenix	Tolleson	Arizona	85353	Industrial	Flex
3.04	Property				Worlds Finest Chocolates	Chicago	Illinois	60632	Industrial	Manufacturing
3.05	Property				SET - MI	Huron Township	Michigan	48164	Industrial	Manufacturing
3.06	Property				Plaid - Decatur	Decatur	Georgia	30035	Industrial	Warehouse
3.07	Property				Oracle Packaging	Winston-Salem	North Carolina	27105	Industrial	Manufacturing
3.08	Property				TestAmerica - West SAC	West Sacramento	California	95605	Industrial	Flex
3.09	Property				TestAmerica - Arvada	Arvada	Colorado	80002	Industrial	Flex
3.10	Property				Northwest Mailing Service	Chicago	Illinois	60639	Industrial	Manufacturing
3.11	Property				Lyons	Louisville	Kentucky	40299	Industrial	Manufacturing
3.12	Property				Wilbert Plastics	Easley	South Carolina	29640	Industrial	Warehouse/Distribution
3.13	Property				Angstrom Graphics	Cuyahoga Heights	Ohio	44125	Industrial	Flex
3.14	Property				New WinCup - Stone Mountain	Stone Mountain	Georgia	30083	Industrial	Warehouse
3.15	Property				Universal Pool - Armory	South Holland	Illinois	60473	Industrial	Warehouse/Distribution
3.16	Property				Jade-Sterling - IL	Bedford Park	Illinois	60638	Industrial	Warehouse/Distribution
3.17	Property				Plaid - Norcross	Norcross	Georgia	30092	Industrial	Warehouse
3.18	Property				Phillips and Temro	Eden Prairie	Minnesota	55344	Industrial	Manufacturing
3.19	Property				TestAmerica - Savannah	Savannah	Georgia	31404	Industrial	Flex
3.20	Property				Hover-Davis	Rochester	New York	14624	Industrial	Flex
3.21	Property				Jade-Sterling - OH	Twinsburg and Aurora	Ohio	44087 and 44202	Industrial	Flex
3.22	Property				Fitz Aerospace	North Richland Hills	Texas	76180	Industrial	Manufacturing
3.23	Property				MVP Charleston	Charleston	South Carolina	29492	Industrial	Flex
3.24	Property				Paragon Tech	Warren	Michigan	48091	Industrial	Manufacturing
3.25	Property				Aramsco and Bulls Eye	West Deptford Township	New Jersey	08066	Industrial	Flex
3.26	Property				Shale-Inland	Schiller Park	Illinois	60176	Industrial	Manufacturing
3.27	Property				M.P. Pumps	Fraser	Michigan	48026	Industrial	Manufacturing
3.28	Property				TestAmerica - Pensacola	Pensacola	Florida	32514	Industrial	Flex
3.29	Property				Microfinish	St. Louis	Missouri	63110	Industrial	Manufacturing
3.30	Property				MVP Mayfield	Mayfield	Kentucky	42066	Industrial	Manufacturing
3.31	Property				Builders FirstSource	Plant City	Florida	33566	Industrial	Manufacturing
3.32	Property				Banner	Strongsville	Ohio	44149	Industrial	Flex
3.33	Property				SET - IN	North Vernon	Indiana	47265	Industrial	Manufacturing
3.34	Property				Progressive Metal	Ferndale	Michigan	48220	Industrial	Manufacturing
3.35	Property				Universal Pool - 166th	South Holland	Illinois	60473	Industrial	Warehouse/Distribution
3.36	Property				SITEL	Ocala	Florida	34475	Industrial	Flex
3.37	Property				TestAmerica - Tallahassee	Tallahassee	Florida	32301	Industrial	Flex
3.38	Property				Texas Die Casting	Gladewater	Texas	75647	Industrial	Manufacturing
3.39	Property				TestAmerica - Corpus Christi	Corpus Christi	Texas	78408	Industrial	Warehouse/Distribution
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	Miami	Florida	33176	Retail	Anchored
5	Loan	22	GSMC	GSMC	Hamilton Place	Chattanooga	Tennessee	37421	Retail	Super Regional Mall
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	Centennial	Colorado	80112	Office	General Suburban
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1
7.01	Property				645 Stockton Street	San Francisco	California	94108	Multifamily	High-Rise
7.02	Property				400 Duboce Avenue	San Francisco	California	94117	Multifamily	Mid-Rise
7.03	Property				950 Franklin Street	San Francisco	California	94109	Multifamily	Mid-Rise Multifamily with Retail
7.04	Property				1340-1390 Taylor Street	San Francisco	California	94108	Multifamily	Mid-Rise
7.05	Property				601 O’Farrell Street	San Francisco	California	94109	Multifamily	Mid-Rise Multifamily with Retail
7.06	Property				2677 Larkin Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.07	Property				1801 Gough Street	San Francisco	California	94109	Multifamily	Mid-Rise

A-1-4

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	City	State	Zip Code	General Property Type	Detailed Property Type
7.08	Property				845 California Street	San Francisco	California	94108	Multifamily	Mid-Rise
7.09	Property				1290 20th Avenue	San Francisco	California	94122	Multifamily	Mid-Rise Multifamily with Retail
7.10	Property				78 Buchanan Street	San Francisco	California	94102	Multifamily	Mid-Rise
7.11	Property				1870 Pacific Avenue	San Francisco	California	94109	Multifamily	Mid-Rise
7.12	Property				500 Stanyan Street	San Francisco	California	94117	Multifamily	Mid-Rise
7.13	Property				540 Leavenworth Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.14	Property				1401 Jones Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.15	Property				676 Geary Street	San Francisco	California	94102	Multifamily	Mid-Rise Multifamily with Retail
7.16	Property				100 Broderick Street	San Francisco	California	94115	Multifamily	Mid-Rise
7.17	Property				2075 Market Street	San Francisco	California	94114	Multifamily	Mid-Rise Multifamily with Retail
7.18	Property				621 Stockton Street	San Francisco	California	94108	Multifamily	Mid-Rise
7.19	Property				1660 Bay Street	San Francisco	California	94123	Multifamily	Mid-Rise
7.20	Property				655 Stockton Street	San Francisco	California	94108	Multifamily	Mid-Rise
7.21	Property				2238 Hyde Street	San Francisco	California	94109	Multifamily	High-Rise
7.22	Property				2600 Van Ness Avenue	San Francisco	California	94109	Multifamily	Mid-Rise
7.23	Property				355 Fulton Street	San Francisco	California	94102	Multifamily	Mid-Rise
7.24	Property				1520 Gough Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.25	Property				1126 Bush Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.26	Property				1547 Clay Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.27	Property				840 California Street	San Francisco	California	94108	Multifamily	Mid-Rise
7.28	Property				925 Geary Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.29	Property				691 O’Farrell Street	San Francisco	California	94109	Multifamily	Mid-Rise Multifamily with Retail
7.30	Property				2363 Van Ness Avenue	San Francisco	California	94109	Multifamily	Mid-Rise Multifamily with Retail
7.31	Property				1840 Clay Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.32	Property				1020 Post Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.33	Property				2975 Van Ness Avenue	San Francisco	California	94109	Multifamily	Garden
7.34	Property				755 O’Farrell Street	San Francisco	California	94109	Multifamily	Mid-Rise Multifamily with Retail
7.35	Property				106 Sanchez Street	San Francisco	California	94114	Multifamily	Mid-Rise
7.36	Property				709 Geary Street	San Francisco	California	94109	Multifamily	Mid-Rise Multifamily with Retail
7.37	Property				1440 Sutter Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.38	Property				1690 North Point	San Francisco	California	94123	Multifamily	Mid-Rise
7.39	Property				1753 Mason Street	San Francisco	California	94133	Multifamily	Mid-Rise Multifamily with Retail
7.40	Property				915 Pierce Street	San Francisco	California	94115	Multifamily	Mid-Rise
7.41	Property				520 Buchanan Street	San Francisco	California	94102	Multifamily	Mid-Rise
7.42	Property				3210 Gough Street	San Francisco	California	94123	Multifamily	Garden
7.43	Property				124 Mason Street	San Francisco	California	94102	Multifamily	Mid-Rise
7.44	Property				50 Joice Street	San Francisco	California	94108	Multifamily	Mid-Rise
7.45	Property				2038 Divisadero Street	San Francisco	California	94115	Multifamily	Mid-Rise
7.46	Property				340 Church Street	San Francisco	California	94114	Multifamily	Mid-Rise
7.47	Property				411 15th Avenue	San Francisco	California	94118	Multifamily	Mid-Rise Multifamily with Retail
7.48	Property				1855 10th Avenue	San Francisco	California	94122	Multifamily	Mid-Rise
7.49	Property				1260 Broadway Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.50	Property				449 O’Farrell Street	San Francisco	California	94102	Multifamily	Mid-Rise Multifamily with Retail
7.51	Property				235 Church Street	San Francisco	California	94114	Multifamily	Mid-Rise Multifamily with Retail
7.52	Property				4540 California Street	San Francisco	California	94118	Multifamily	Mid-Rise
7.53	Property				2500 Van Ness Avenue	San Francisco	California	94109	Multifamily	Mid-Rise
7.54	Property				346 Leavenworth Street	San Francisco	California	94102	Multifamily	Mid-Rise
7.55	Property				3264-3274 Mission Street	San Francisco	California	94110	Multifamily	Garden Multifamily with Retail
7.56	Property				3715 California Street	San Francisco	California	94118	Multifamily	Garden
7.57	Property				325 9th Avenue	San Francisco	California	94118	Multifamily	Mid-Rise
7.58	Property				1656 Leavenworth Street	San Francisco	California	94109	Multifamily	Mid-Rise
7.59	Property				252-258 Church Street	San Francisco	California	94114	Multifamily	Mid-Rise Multifamily with Retail
7.60	Property				500-506 Bartlett Street	San Francisco	California	94110	Multifamily	Garden
7.61	Property				1500-1514 Geneva Avenue	San Francisco	California	94112	Multifamily	Garden Multifamily with Retail
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	Irvine	California	92612	Hospitality	Full Service
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio
9.01	Property				11302 Eastpoint Drive Buildings A-C	Laredo	Texas	78045	Industrial	Warehouse/Distribution
9.02	Property				417 Union Pacific Boulevard	Laredo	Texas	78045	Industrial	Warehouse/Distribution
9.03	Property				11909 Hayter Road	Laredo	Texas	78045	Industrial	Warehouse/Distribution
9.04	Property				505 Union Pacific Boulevard	Laredo	Texas	78045	Industrial	Warehouse/Distribution
9.05	Property				418 Union Pacific Boulevard	Laredo	Texas	78045	Industrial	Warehouse/Distribution
9.06	Property				11921 Hayter Road	Laredo	Texas	78045	Industrial	Warehouse/Distribution
10	Loan		GSCRE	GSMC	Eagle View Apartments	Charleston	West Virginia	25306	Multifamily	Garden
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	Cary	North Carolina	27513	Hospitality	Full Service
12	Loan	36	GSMC	GSMC	Cool Springs Commons	Brentwood	Tennessee	37027	Office	General Suburban
13	Loan	37	GSMC	GSMC	Middletown Commons	Louisville	Kentucky	40223	Retail	Anchored
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	Edinburg	Texas	78539	Retail	Anchored
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	Portland	Oregon	97220	Hospitality	Full Service

A-1-5

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	City	State	Zip Code	General Property Type	Detailed Property Type
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore
16.01	Property				SpringHill Suites Pittsburgh North Shore	Pittsburgh	Pennsylvania	15212	Hospitality	Limited Service
16.02	Property				Residence Inn Pittsburgh North Shore	Pittsburgh	Pennsylvania	15212	Hospitality	Extended Stay
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2
17.01	Property				701 Taylor Street	San Francisco	California	94108	Multifamily	Mid-Rise Multifamily with Retail
17.02	Property				1301 Leavenworth Street	San Francisco	California	94109	Multifamily	Mid-Rise
17.03	Property				947 Bush Street	San Francisco	California	94109	Multifamily	Mid-Rise
17.04	Property				685 Geary Street	San Francisco	California	94102	Multifamily	Mid-Rise Multifamily with Retail
17.05	Property				3809 20th Street	San Francisco	California	94114	Multifamily	Mid-Rise
17.06	Property				434 Leavenworth Street	San Francisco	California	94102	Multifamily	Mid-Rise
17.07	Property				1050 Post Street	San Francisco	California	94109	Multifamily	Mid-Rise
17.08	Property				814 California Street	San Francisco	California	94108	Multifamily	Mid-Rise
17.09	Property				267-273 Green Street	San Francisco	California	94133	Multifamily	Mid-Rise
17.10	Property				2898 Jackson Street	San Francisco	California	94115	Multifamily	Garden
17.11	Property				3820 Scott Street	San Francisco	California	94123	Multifamily	Mid-Rise
17.12	Property				600 Oak Street	San Francisco	California	94117	Multifamily	Mid-Rise
17.13	Property				861 Post Street	San Francisco	California	94109	Multifamily	Mid-Rise
17.14	Property				3783 20th Street	San Francisco	California	94110	Multifamily	Mid-Rise
18	Loan		GSMC	GSMC	Luton Ranch	Granbury	Texas	76049	Retail	Anchored
19	Loan		GSMC	GSMC	345 West 14th Street	New York	New York	10014	Retail	Single Tenant Retail
20	Loan		GSMC	GSMC	Lincoln Corners	Harlingen	Texas	78552	Retail	Anchored
21	Loan		GSMC	GSMC	South Congress	Austin	Texas	78704	Mixed Use	Retail/Office
22	Loan		GSMC	GSMC	South Valley Plaza	Gilroy	California	95020	Retail	Anchored
23	Loan	37	GSMC	GSMC	Strong Station	Huntsville	Alabama	35758	Retail	Anchored
24	Loan		GSMC	GSMC	Rancho La Costa	Carlsbad	California	92009	Retail	Anchored
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	Grand Blanc	Michigan	48439	Industrial	Warehouse
26	Loan		GSMC	GSMC	Pecos Legacy Center	Henderson	Nevada	89074	Retail	Anchored
27	Loan	37	GSMC	GSMC	Crossings of Hoover	Hoover	Alabama	35244	Retail	Anchored
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	Topeka	Kansas	66612	Hospitality	Full Service
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio
29.01	Property				Cumberland Station	Cookeville	Tennessee	38501	Retail	Shadow Anchored
29.02	Property				Taylorsville Shopping Center	Taylorsville	North Carolina	28681	Retail	Shadow Anchored
30	Loan	37	GSMC	GSMC	Vestavia Commons	Vestavia Hills	Alabama	35216	Retail	Anchored
31	Loan	29	GSMC	GSMC	James Building	Chattanooga	Tennessee	37402	Office	CBD
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	Arvada	Colorado	80004	Retail	Unanchored
33	Loan		GSMC	GSMC	River Ridge Shopping Center	Clemmons	North Carolina	27012	Retail	Anchored
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	Lake Mary	Florida	32746	Retail	Unanchored

A-1-6

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	2016	NAP	1,813,465	SF	390.47	Fee Simple
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	2003	NAP	1,098,633	SF	147.72	Fee Simple
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio			6,298,728	SF	48.84
3.01	Property				Hannibal	1927-1980	NAP	429,122	SF		Fee Simple
3.02	Property				Kraco	1947-1988	1988	364,440	SF		Fee Simple
3.03	Property				New WinCup - Phoenix	1989	2010	322,070	SF		Fee Simple
3.04	Property				Worlds Finest Chocolates	1953	NAP	434,252	SF		Fee Simple
3.05	Property				SET - MI	1988	2015	284,351	SF		Fee Simple
3.06	Property				Plaid - Decatur	1983	NAP	282,514	SF		Fee Simple
3.07	Property				Oracle Packaging	1962	1975, 1976, 1980, 1991, 1999	437,911	SF		Fee Simple
3.08	Property				TestAmerica - West SAC	1994	NAP	66,203	SF		Fee Simple
3.09	Property				TestAmerica - Arvada	1984	1985, 1986	57,966	SF		Fee Simple
3.10	Property				Northwest Mailing Service	1957	1996, 2006	228,032	SF		Fee Simple
3.11	Property				Lyons	1981, 1987	NAP	172,758	SF		Fee Simple
3.12	Property				Wilbert Plastics	1990	NAP	257,086	SF		Fee Simple
3.13	Property				Angstrom Graphics	1938-1998	NAP	231,505	SF		Fee Simple
3.14	Property				New WinCup - Stone Mountain	1966	1974	220,380	SF		Fee Simple
3.15	Property				Universal Pool - Armory	1971	NAP	240,255	SF		Fee Simple
3.16	Property				Jade-Sterling - IL	1954	1970-1989	215,389	SF		Fee Simple
3.17	Property				Plaid - Norcross	2000	NAP	71,620	SF		Fee Simple
3.18	Property				Phillips and Temro	1974	2012	101,680	SF		Fee Simple
3.19	Property				TestAmerica - Savannah	1988	NAP	54,284	SF		Fee Simple
3.20	Property				Hover-Davis	2000	NAP	66,100	SF		Fee Simple
3.21	Property				Jade-Sterling - OH	1975-1997	NAP	174,511	SF		Fee Simple
3.22	Property				Fitz Aerospace	1976	NAP	129,000	SF		Fee Simple
3.23	Property				MVP Charleston	2000	NAP	108,000	SF		Fee Simple
3.24	Property				Paragon Tech	1956	1996	88,857	SF		Fee Simple
3.25	Property				Aramsco and Bulls Eye	1970	1988	99,783	SF		Fee Simple
3.26	Property				Shale-Inland	1959, 1962, 1968, 1996	NAP	193,789	SF		Fee Simple
3.27	Property				M.P. Pumps	1983	NAP	81,769	SF		Fee Simple
3.28	Property				TestAmerica - Pensacola	1995	NAP	21,911	SF		Fee Simple
3.29	Property				Microfinish	1976	NAP	144,786	SF		Fee Simple
3.30	Property				MVP Mayfield	1994	NAP	101,244	SF		Fee Simple
3.31	Property				Builders FirstSource	1985	2012	116,897	SF		Fee Simple
3.32	Property				Banner	1989	NAP	58,450	SF		Fee Simple
3.33	Property				SET - IN	1955	1998	117,376	SF		Fee Simple
3.34	Property				Progressive Metal	1950	1960	58,250	SF		Fee Simple
3.35	Property				Universal Pool - 166th	1969	2006	109,814	SF		Fee Simple
3.36	Property				SITEL	1960	2012	46,812	SF		Fee Simple
3.37	Property				TestAmerica - Tallahassee	1989	NAP	16,500	SF		Fee Simple
3.38	Property				Texas Die Casting	1982, 1984-1998	NAP	78,177	SF		Fee Simple
3.39	Property				TestAmerica - Corpus Christi	1986	NAP	14,884	SF		Fee Simple
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	1980	1996	839,507	SF	178.68	Fee Simple
5	Loan	22	GSMC	GSMC	Hamilton Place	1987, 1995, 2006	2011	391,041	SF	272.52	Fee Simple
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	1996, 1997, 1998, 2001, 2008	NAP	780,648	SF	170.37	Fee Simple
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1			1,726	Units	133,400.93
7.01	Property				645 Stockton Street	1928	NAP	70	Units		Fee Simple
7.02	Property				400 Duboce Avenue	1905	NAP	79	Units		Fee Simple
7.03	Property				950 Franklin Street	1931	NAP	54	Units		Fee Simple
7.04	Property				1340-1390 Taylor Street	1923	NAP	35	Units		Fee Simple
7.05	Property				601 O’Farrell Street	1928	NAP	79	Units		Fee Simple
7.06	Property				2677 Larkin Street	1923	NAP	33	Units		Fee Simple
7.07	Property				1801 Gough Street	1927	NAP	41	Units		Fee Simple

A-1-7

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest
7.08	Property				845 California Street	1931	NAP	58	Units		Fee Simple
7.09	Property				1290 20th Avenue	1928	NAP	38	Units		Fee Simple
7.10	Property				78 Buchanan Street	1929	NAP	36	Units		Fee Simple
7.11	Property				1870 Pacific Avenue	1937	NAP	30	Units		Fee Simple
7.12	Property				500 Stanyan Street	1928	NAP	36	Units		Fee Simple
7.13	Property				540 Leavenworth Street	1914	2015	44	Units		Fee Simple
7.14	Property				1401 Jones Street	1910	NAP	36	Units		Fee Simple
7.15	Property				676 Geary Street	1923	NAP	56	Units		Fee Simple
7.16	Property				100 Broderick Street	1928	NAP	35	Units		Fee Simple
7.17	Property				2075 Market Street	1914	NAP	32	Units		Fee Simple
7.18	Property				621 Stockton Street	1917	NAP	23	Units		Fee Simple
7.19	Property				1660 Bay Street	1939	NAP	24	Units		Fee Simple
7.20	Property				655 Stockton Street	1915	NAP	35	Units		Fee Simple
7.21	Property				2238 Hyde Street	1928	NAP	17	Units		Fee Simple
7.22	Property				2600 Van Ness Avenue	1926	NAP	32	Units		Fee Simple
7.23	Property				355 Fulton Street	1926	NAP	41	Units		Fee Simple
7.24	Property				1520 Gough Street	1928	NAP	38	Units		Fee Simple
7.25	Property				1126 Bush Street	1923	NAP	33	Units		Fee Simple
7.26	Property				1547 Clay Street	1911	NAP	27	Units		Fee Simple
7.27	Property				840 California Street	1917	NAP	31	Units		Fee Simple
7.28	Property				925 Geary Street	1913	NAP	48	Units		Fee Simple
7.29	Property				691 O’Farrell Street	1916	NAP	36	Units		Fee Simple
7.30	Property				2363 Van Ness Avenue	1926	NAP	19	Units		Fee Simple
7.31	Property				1840 Clay Street	1927	NAP	20	Units		Fee Simple
7.32	Property				1020 Post Street	1915	NAP	43	Units		Fee Simple
7.33	Property				2975 Van Ness Avenue	1927	NAP	21	Units		Fee Simple
7.34	Property				755 O’Farrell Street	1922	NAP	34	Units		Fee Simple
7.35	Property				106 Sanchez Street	1924	NAP	18	Units		Fee Simple
7.36	Property				709 Geary Street	1917	NAP	35	Units		Fee Simple
7.37	Property				1440 Sutter Street	1976	NAP	15	Units		Fee Simple
7.38	Property				1690 North Point	1937	NAP	18	Units		Fee Simple
7.39	Property				1753 Mason Street	1906	NAP	14	Units		Fee Simple
7.40	Property				915 Pierce Street	1934	NAP	18	Units		Fee Simple
7.41	Property				520 Buchanan Street	1924	NAP	19	Units		Fee Simple
7.42	Property				3210 Gough Street	1925	NAP	15	Units		Fee Simple
7.43	Property				124 Mason Street	1913	NAP	31	Units		Fee Simple
7.44	Property				50 Joice Street	1948	NAP	13	Units		Fee Simple
7.45	Property				2038 Divisadero Street	1964	NAP	12	Units		Fee Simple
7.46	Property				340 Church Street	1925	NAP	12	Units		Fee Simple
7.47	Property				411 15th Avenue	1920	NAP	14	Units		Fee Simple
7.48	Property				1855 10th Avenue	1961	NAP	18	Units		Fee Simple
7.49	Property				1260 Broadway Street	1928	NAP	18	Units		Fee Simple
7.50	Property				449 O’Farrell Street	1917	NAP	28	Units		Fee Simple
7.51	Property				235 Church Street	1925	NAP	8	Units		Fee Simple
7.52	Property				4540 California Street	1923	NAP	12	Units		Fee Simple
7.53	Property				2500 Van Ness Avenue	1922	NAP	12	Units		Fee Simple
7.54	Property				346 Leavenworth Street	1924	NAP	25	Units		Fee Simple
7.55	Property				3264-3274 Mission Street	1906	NAP	8	Units		Fee Simple
7.56	Property				3715 California Street	1927	NAP	12	Units		Fee Simple
7.57	Property				325 9th Avenue	1924	NAP	12	Units		Fee Simple
7.58	Property				1656 Leavenworth Street	1916	NAP	12	Units		Fee Simple
7.59	Property				252-258 Church Street	1908	NAP	4	Units		Fee Simple
7.60	Property				500-506 Bartlett Street	1890	NAP	4	Units		Fee Simple
7.61	Property				1500-1514 Geneva Avenue	1958	NAP	5	Units		Fee Simple
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	1985	2015-2016	306	Rooms	179,738.56	Fee Simple
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio			1,352,048	SF	37.02
9.01	Property				11302 Eastpoint Drive Buildings A-C	2001, 2007	NAP	665,282	SF		Fee Simple
9.02	Property				417 Union Pacific Boulevard	1994	NAP	199,540	SF		Fee Simple
9.03	Property				11909 Hayter Road	2004	NAP	144,976	SF		Fee Simple
9.04	Property				505 Union Pacific Boulevard	1996	NAP	105,205	SF		Fee Simple
9.05	Property				418 Union Pacific Boulevard	1998	NAP	136,500	SF		Fee Simple
9.06	Property				11921 Hayter Road	2004	NAP	100,545	SF		Fee Simple
10	Loan		GSCRE	GSMC	Eagle View Apartments	2015-2016	NAP	335	Units	149,253.73	Fee Simple
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	1997	2015	273	Rooms	137,435.90	Fee Simple
12	Loan	36	GSMC	GSMC	Cool Springs Commons	1983, 1990	2005	301,697	SF	122.64	Fee Simple
13	Loan	37	GSMC	GSMC	Middletown Commons	2015	NAP	236,341	SF	150.26	Fee Simple
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	2008, 2012, 2015	NAP	460,195	SF	70.62	Fee Simple
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	1998	NAP	251	Rooms	229,561.75	Leasehold

A-1-8

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Year Built	Year Renovated	Units, Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore			378	Rooms	181,390.77
16.01	Property				SpringHill Suites Pittsburgh North Shore	2005	2012	198	Rooms		Fee Simple
16.02	Property				Residence Inn Pittsburgh North Shore	2010	NAP	180	Rooms		Fee Simple
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2			430	Units	176,744.19
17.01	Property				701 Taylor Street	1918	NAP	55	Units		Fee Simple
17.02	Property				1301 Leavenworth Street	1907	NAP	24	Units		Fee Simple
17.03	Property				947 Bush Street	1910	NAP	53	Units		Fee Simple
17.04	Property				685 Geary Street	1916	NAP	43	Units		Fee Simple
17.05	Property				3809 20th Street	1922	NAP	25	Units		Fee Simple
17.06	Property				434 Leavenworth Street	1924	NAP	69	Units		Fee Simple
17.07	Property				1050 Post Street	1911	NAP	40	Units		Fee Simple
17.08	Property				814 California Street	1913	NAP	21	Units		Fee Simple
17.09	Property				267-273 Green Street	1913	NAP	20	Units		Fee Simple
17.10	Property				2898 Jackson Street	1963	NAP	15	Units		Fee Simple
17.11	Property				3820 Scott Street	1929	NAP	12	Units		Fee Simple
17.12	Property				600 Oak Street	1963	NAP	18	Units		Fee Simple
17.13	Property				861 Post Street	1920	NAP	17	Units		Fee Simple
17.14	Property				3783 20th Street	1924	NAP	18	Units		Fee Simple
18	Loan		GSMC	GSMC	Luton Ranch	2011-2014	NAP	121,405	SF	159.18	Fee Simple
19	Loan		GSMC	GSMC	345 West 14th Street	1960	2012	8,405	SF	2,201.07	Fee Simple
20	Loan		GSMC	GSMC	Lincoln Corners	2002	NAP	180,691	SF	100.45	Fee Simple
21	Loan		GSMC	GSMC	South Congress	2006	2015	34,071	SF	469.61	Fee Simple
22	Loan		GSMC	GSMC	South Valley Plaza	1980	NAP	144,190	SF	110.37	Fee Simple
23	Loan	37	GSMC	GSMC	Strong Station	2015	NAP	95,940	SF	138.62	Fee Simple
24	Loan		GSMC	GSMC	Rancho La Costa	2002	NAP	27,388	SF	456.40	Fee Simple
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	1955	2015	667,593	SF	17.38	Fee Simple
26	Loan		GSMC	GSMC	Pecos Legacy Center	1994	NAP	68,413	SF	138.70	Fee Simple
27	Loan	37	GSMC	GSMC	Crossings of Hoover	2015	NAP	37,765	SF	238.93	Fee Simple
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	1997	NAP	224	Rooms	39,285.71	Fee Simple
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio			86,722	SF	93.03
29.01	Property				Cumberland Station	1993	NAP	43,327	SF		Fee Simple
29.02	Property				Taylorsville Shopping Center	1982	NAP	43,395	SF		Fee Simple
30	Loan	37	GSMC	GSMC	Vestavia Commons	2016	NAP	34,080	SF	233.96	Fee Simple
31	Loan	29	GSMC	GSMC	James Building	1906	2014	111,446	SF	65.24	Fee Simple
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	1978	NAP	49,709	SF	105.25	Fee Simple
33	Loan		GSMC	GSMC	River Ridge Shopping Center	2002	NAP	55,086	SF	91.29	Fee Simple
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	2015-2016	NAP	14,082	SF	265.32	Fee Simple

A-1-9

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	87,500,000	87,500,000	87,500,000	8.2%	87,500,000	2.9833333%	0.01226%
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	87,000,000	87,000,000	87,000,000	8.1%	87,000,000	3.22660%	0.01351%
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	85,000,000	85,000,000	85,000,000	8.0%	80,855,545	3.97400%	0.01351%
3.01	Property				Hannibal			11,107,571
3.02	Property				Kraco			8,205,593
3.03	Property				New WinCup - Phoenix			5,944,052
3.04	Property				Worlds Finest Chocolates			4,002,728
3.05	Property				SET - MI			3,882,647
3.06	Property				Plaid - Decatur			3,576,500
3.07	Property				Oracle Packaging			3,137,138
3.08	Property				TestAmerica - West SAC			2,901,978
3.09	Property				TestAmerica - Arvada			2,421,651
3.10	Property				Northwest Mailing Service			2,321,583
3.11	Property				Lyons			2,231,521
3.12	Property				Wilbert Plastics			2,177,484
3.13	Property				Angstrom Graphics			2,161,473
3.14	Property				New WinCup - Stone Mountain			2,151,466
3.15	Property				Universal Pool - Armory			2,021,378
3.16	Property				Jade-Sterling - IL			1,801,228
3.17	Property				Plaid - Norcross			1,801,228
3.18	Property				Phillips and Temro			1,771,207
3.19	Property				TestAmerica - Savannah			1,761,200
3.20	Property				Hover-Davis			1,741,187
3.21	Property				Jade-Sterling - OH			1,731,180
3.22	Property				Fitz Aerospace			1,601,091
3.23	Property				MVP Charleston			1,460,996
3.24	Property				Paragon Tech			1,440,982
3.25	Property				Aramsco and Bulls Eye			1,380,941
3.26	Property				Shale-Inland			1,300,887
3.27	Property				M.P. Pumps			1,074,733
3.28	Property				TestAmerica - Pensacola			1,040,709
3.29	Property				Microfinish			870,594
3.30	Property				MVP Mayfield			865,590
3.31	Property				Builders FirstSource			788,537
3.32	Property				Banner			750,512
3.33	Property				SET - IN			680,464
3.34	Property				Progressive Metal			614,419
3.35	Property				Universal Pool - 166th			590,402
3.36	Property				SITEL			546,372
3.37	Property				TestAmerica - Tallahassee			430,293
3.38	Property				Texas Die Casting			420,286
3.39	Property				TestAmerica - Corpus Christi			290,198
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	70,000,000	70,000,000	70,000,000	6.6%	70,000,000	3.45000%	0.01351%
5	Loan	22	GSMC	GSMC	Hamilton Place	65,000,000	64,735,708	64,735,708	6.1%	51,825,651	4.36100%	0.01351%
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	58,500,000	58,500,000	58,500,000	5.5%	58,500,000	4.78150%	0.02351%
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	55,250,000	55,250,000	55,250,000	5.2%	55,250,000	4.07546875%	0.01226%
7.01	Property				645 Stockton Street			3,088,938
7.02	Property				400 Duboce Avenue			2,511,478
7.03	Property				950 Franklin Street			1,986,977
7.04	Property				1340-1390 Taylor Street			1,980,596
7.05	Property				601 O’Farrell Street			1,942,318
7.06	Property				2677 Larkin Street			1,910,407
7.07	Property				1801 Gough Street			1,769,393

A-1-10

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)
7.08	Property				845 California Street			1,470,133
7.09	Property				1290 20th Avenue			1,459,287
7.10	Property				78 Buchanan Street			1,398,031
7.11	Property				1870 Pacific Avenue			1,322,099
7.12	Property				500 Stanyan Street			1,308,699
7.13	Property				540 Leavenworth Street			1,225,111
7.14	Property				1401 Jones Street			1,220,645
7.15	Property				676 Geary Street			1,210,440
7.16	Property				100 Broderick Street			1,153,008
7.17	Property				2075 Market Street			1,143,437
7.18	Property				621 Stockton Street			1,137,694
7.19	Property				1660 Bay Street			1,114,085
7.20	Property				655 Stockton Street			1,076,439
7.21	Property				2238 Hyde Street			1,024,755
7.22	Property				2600 Van Ness Avenue			982,642
7.23	Property				355 Fulton Street			979,452
7.24	Property				1520 Gough Street			879,911
7.25	Property				1126 Bush Street			875,445
7.26	Property				1547 Clay Street			838,436
7.27	Property				840 California Street			832,693
7.28	Property				925 Geary Street			816,741
7.29	Property				691 O’Farrell Street			765,060
7.30	Property				2363 Van Ness Avenue			752,933
7.31	Property				1840 Clay Street			729,962
7.32	Property				1020 Post Street			722,308
7.33	Property				2975 Van Ness Avenue			722,306
7.34	Property				755 O’Farrell Street			703,166
7.35	Property				106 Sanchez Street			634,251
7.36	Property				709 Geary Street			629,786
7.37	Property				1440 Sutter Street			626,594
7.38	Property				1690 North Point			591,499
7.39	Property				1753 Mason Street			561,510
7.40	Property				915 Pierce Street			555,767
7.41	Property				520 Buchanan Street			552,577
7.42	Property				3210 Gough Street			544,282
7.43	Property				124 Mason Street			541,731
7.44	Property				50 Joice Street			535,987
7.45	Property				2038 Divisadero Street			533,434
7.46	Property				340 Church Street			527,053
7.47	Property				411 15th Avenue			519,396
7.48	Property				1855 10th Avenue			516,844
7.49	Property				1260 Broadway Street			478,559
7.50	Property				449 O’Farrell Street			456,867
7.51	Property				235 Church Street			400,076
7.52	Property				4540 California Street			399,438
7.53	Property				2500 Van Ness Avenue			371,362
7.54	Property				346 Leavenworth Street			360,516
7.55	Property				3264-3274 Mission Street			352,220
7.56	Property				3715 California Street			328,611
7.57	Property				325 9th Avenue			327,973
7.58	Property				1656 Leavenworth Street			306,278
7.59	Property				252-258 Church Street			292,240
7.60	Property				500-506 Bartlett Street			134,635
7.61	Property				1500-1514 Geneva Avenue			115,492
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	55,000,000	55,000,000	55,000,000	5.1%	44,442,721	4.48850%	0.02351%
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	50,050,000	50,050,000	50,050,000	4.7%	43,403,390	4.10000%	0.02351%
9.01	Property				11302 Eastpoint Drive Buildings A-C			24,374,377
9.02	Property				417 Union Pacific Boulevard			7,612,343
9.03	Property				11909 Hayter Road			4,889,233
9.04	Property				505 Union Pacific Boulevard			4,483,217
9.05	Property				418 Union Pacific Boulevard			4,420,310
9.06	Property				11921 Hayter Road			4,270,520
10	Loan		GSCRE	GSMC	Eagle View Apartments	50,000,000	50,000,000	50,000,000	4.7%	41,846,732	4.24000%	0.03101%
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	37,520,000	37,520,000	37,520,000	3.5%	32,634,455	4.22550%	0.01351%
12	Loan	36	GSMC	GSMC	Cool Springs Commons	37,000,000	37,000,000	37,000,000	3.5%	37,000,000	4.10000%	0.01351%
13	Loan	37	GSMC	GSMC	Middletown Commons	35,512,500	35,512,500	35,512,500	3.3%	30,869,317	4.20000%	0.03351%
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	32,500,000	32,500,000	32,500,000	3.0%	27,116,621	4.60400%	0.03101%
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	30,000,000	30,000,000	30,000,000	2.8%	25,910,903	3.93550%	0.01351%

A-1-11

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	22,000,000	21,861,531	21,861,531	2.0%	18,266,275	5.30500%	0.01351%
16.01	Property				SpringHill Suites Pittsburgh North Shore			11,842,209
16.02	Property				Residence Inn Pittsburgh North Shore			10,019,322
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	21,000,000	21,000,000	21,000,000	2.0%	21,000,000	3.145789%	0.01351%
17.01	Property				701 Taylor Street			2,881,811
17.02	Property				1301 Leavenworth Street			2,108,753
17.03	Property				947 Bush Street			1,970,265
17.04	Property				685 Geary Street			1,747,837
17.05	Property				3809 20th Street			1,714,256
17.06	Property				434 Leavenworth Street			1,629,964
17.07	Property				1050 Post Street			1,443,714
17.08	Property				814 California Street			1,376,113
17.09	Property				267-273 Green Street			1,291,378
17.10	Property				2898 Jackson Street			1,214,362
17.11	Property				3820 Scott Street			1,105,570
17.12	Property				600 Oak Street			1,005,537
17.13	Property				861 Post Street			763,020
17.14	Property				3783 20th Street			747,420
18	Loan		GSMC	GSMC	Luton Ranch	19,325,000	19,325,000	19,325,000	1.8%	17,589,006	4.17300%	0.05101%
19	Loan		GSMC	GSMC	345 West 14th Street	18,500,000	18,500,000	18,500,000	1.7%	18,500,000	4.54350%	0.04351%
20	Loan		GSMC	GSMC	Lincoln Corners	18,150,000	18,150,000	18,150,000	1.7%	15,520,863	4.04850%	0.04351%
21	Loan		GSMC	GSMC	South Congress	16,000,000	16,000,000	16,000,000	1.5%	11,320,402	3.57000%	0.04351%
22	Loan		GSMC	GSMC	South Valley Plaza	15,950,000	15,913,997	15,913,997	1.5%	13,004,925	4.74950%	0.01351%
23	Loan	37	GSMC	GSMC	Strong Station	13,299,000	13,299,000	13,299,000	1.2%	11,561,843	4.20600%	0.05351%
24	Loan		GSMC	GSMC	Rancho La Costa	12,500,000	12,500,000	12,500,000	1.2%	11,400,329	4.29600%	0.05351%
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	11,600,000	11,600,000	11,600,000	1.1%	8,436,337	4.26600%	0.05351%
26	Loan		GSMC	GSMC	Pecos Legacy Center	9,500,000	9,488,608	9,488,608	0.9%	7,672,757	4.47250%	0.01351%
27	Loan	37	GSMC	GSMC	Crossings of Hoover	9,023,250	9,023,250	9,023,250	0.8%	7,844,604	4.20600%	0.05351%
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	8,800,000	8,800,000	8,800,000	0.8%	7,690,326	4.42550%	0.01351%
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	8,096,300	8,067,399	8,067,399	0.8%	6,588,028	4.69100%	0.01351%
29.01	Property				Cumberland Station			5,343,357
29.02	Property				Taylorsville Shopping Center			2,724,041
30	Loan	37	GSMC	GSMC	Vestavia Commons	7,973,250	7,973,250	7,973,250	0.7%	6,931,759	4.20600%	0.05351%
31	Loan	29	GSMC	GSMC	James Building	7,280,000	7,271,226	7,271,226	0.7%	5,875,192	4.45000%	0.01351%
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	5,250,000	5,231,913	5,231,913	0.5%	3,835,205	4.37800%	0.06351%
33	Loan		GSMC	GSMC	River Ridge Shopping Center	5,035,000	5,028,847	5,028,847	0.5%	4,054,688	4.38800%	0.01351%
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	3,750,000	3,736,275	3,736,275	0.3%	3,039,118	4.57200%	0.08101%

A-1-12

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Passu Companion Loan Monthly Debt Service ($)	Pari Passu Companion Loan Annual Debt Service ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	2.9710733%	220,556.04	2,646,672.48	1,564,309.43	18,771,713.16
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	3.21309%	237,177.51	2,846,130.12	205,259.41	2,463,112.92
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	3.96049%	319,298.85	3,831,586.20	836,337.59	10,036,051.08
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	3.43649%	204,045.14	2,448,541.68	233,194.44	2,798,333.28
5	Loan	22	GSMC	GSMC	Hamilton Place	4.34749%	323,998.90	3,887,986.80	209,353.14	2,512,237.68
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	4.75799%	236,335.60	2,836,027.20	300,974.40	3,611,692.80
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	4.06320875%	190,247.50	2,282,970.00	602,593.90	7,231,126.80
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-13

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Passu Companion Loan Monthly Debt Service ($)	Pari Passu Companion Loan Annual Debt Service ($)
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	4.46499%	278,301.23	3,339,614.76
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	4.07649%	241,840.78	2,902,089.36
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	4.20899%	245,677.32	2,948,127.84
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	4.21199%	184,038.10	2,208,457.20
12	Loan	36	GSMC	GSMC	Cool Springs Commons	4.08649%	128,172.45	1,538,069.40
13	Loan	37	GSMC	GSMC	Middletown Commons	4.16649%	173,662.22	2,083,946.64
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	4.57299%	166,687.12	2,000,245.44
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	3.92199%	142,111.29	1,705,335.48	130,837.12	1,570,045.44

A-1-14

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Passu Companion Loan Monthly Debt Service ($)	Pari Passu Companion Loan Annual Debt Service ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	5.29149%	122,235.34	1,466,824.08	261,139.14	3,133,669.68
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	3.132279%	55,815.91	669,790.92	146,184.52	1,754,214.24
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	4.12199%	94,198.28	1,130,379.36
19	Loan		GSMC	GSMC	345 West 14th Street	4.49999%	71,018.48	852,221.76
20	Loan		GSMC	GSMC	Lincoln Corners	4.00499%	87,159.13	1,045,909.56
21	Loan		GSMC	GSMC	South Congress	3.52649%	80,701.70	968,420.40
22	Loan		GSMC	GSMC	South Valley Plaza	4.73599%	83,197.94	998,375.28
23	Loan	37	GSMC	GSMC	Strong Station	4.15249%	65,080.97	780,971.64
24	Loan		GSMC	GSMC	Rancho La Costa	4.24249%	61,829.57	741,954.84
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	4.21249%	62,945.59	755,347.08
26	Loan		GSMC	GSMC	Pecos Legacy Center	4.45899%	47,980.00	575,760.00
27	Loan	37	GSMC	GSMC	Crossings of Hoover	4.15249%	44,156.85	529,882.20
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	4.41199%	44,199.61	530,395.32
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	4.67749%	41,946.69	503,360.28
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	4.15249%	39,018.49	468,221.88
31	Loan	29	GSMC	GSMC	James Building	4.43649%	36,670.73	440,048.76
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	4.31449%	28,818.85	345,826.20
33	Loan		GSMC	GSMC	River Ridge Shopping Center	4.37449%	25,177.63	302,131.56
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	4.49099%	19,161.46	229,937.52

A-1-15

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	Interest Only	Actual/360	1	120	119	120
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	Interest Only	Actual/360	0	120	120	120
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	Amortizing	Actual/360	0	0	0	120
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	Interest Only	Actual/360	0	120	120	120
5	Loan	22	GSMC	GSMC	Hamilton Place	Amortizing	30/360	3	0	0	120
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	Interest Only	Actual/360	7	120	113	120
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	Interest Only	Actual/360	7	60	53	60
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-16

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	Amortizing	Actual/360	0	0	0	120
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	Interest Only, Then Amortizing	Actual/360	2	36	34	120
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	Interest Only, Then Amortizing	Actual/360	0	18	18	120
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	Interest Only, Then Amortizing	Actual/360	1	36	35	120
12	Loan	36	GSMC	GSMC	Cool Springs Commons	Interest Only	Actual/360	3	120	117	120
13	Loan	37	GSMC	GSMC	Middletown Commons	Interest Only, Then Amortizing	Actual/360	0	37	37	121
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	Interest Only, Then Amortizing	Actual/360	0	12	12	120
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	Interest Only, Then Amortizing	Actual/360	1	36	35	120

A-1-17

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	Amortizing	Actual/360	6	0	0	120
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	Interest Only	Actual/360	7	60	53	60
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	Interest Only, Then Amortizing	Actual/360	0	60	60	120
19	Loan		GSMC	GSMC	345 West 14th Street	Interest Only	Actual/360	4	120	116	120
20	Loan		GSMC	GSMC	Lincoln Corners	Interest Only, Then Amortizing	Actual/360	0	30	30	120
21	Loan		GSMC	GSMC	South Congress	Amortizing	Actual/360	0	0	0	120
22	Loan		GSMC	GSMC	South Valley Plaza	Amortizing	Actual/360	2	0	0	120
23	Loan	37	GSMC	GSMC	Strong Station	Interest Only, Then Amortizing	Actual/360	0	37	37	121
24	Loan		GSMC	GSMC	Rancho La Costa	Interest Only, Then Amortizing	Actual/360	0	60	60	120
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	Amortizing	Actual/360	0	0	0	120
26	Loan		GSMC	GSMC	Pecos Legacy Center	Amortizing	Actual/360	1	0	0	120
27	Loan	37	GSMC	GSMC	Crossings of Hoover	Interest Only, Then Amortizing	Actual/360	0	37	37	121
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	Interest Only, Then Amortizing	Actual/360	1	36	35	120
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	Amortizing	Actual/360	3	0	0	120
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	Interest Only, Then Amortizing	Actual/360	0	37	37	121
31	Loan	29	GSMC	GSMC	James Building	Amortizing	Actual/360	1	0	0	120
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	Amortizing	Actual/360	2	0	0	120
33	Loan		GSMC	GSMC	River Ridge Shopping Center	Amortizing	Actual/360	1	0	0	120
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	Amortizing	Actual/360	3	0	0	120

A-1-18

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	119	0	0	8/1/2016	6	9/6/2016	8/6/2026
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	120	0	0	9/7/2016	6	10/6/2016	9/6/2026
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	120	NAP	NAP	9/1/2016	6	10/6/2016
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	120	0	0	8/15/2016	1	10/1/2016	9/1/2026
5	Loan	22	GSMC	GSMC	Hamilton Place	117	360	357	6/1/2016	6	7/6/2016
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	113	0	0	1/13/2016	6	3/6/2016	2/6/2026
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	53	0	0	1/29/2016	6	3/6/2016	2/6/2021
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-19

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	120	360	360	9/1/2016	6	10/6/2016
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	118	360	360	6/8/2016	6	8/6/2016	7/6/2019
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	120	360	360	8/26/2016	6	10/6/2016	3/6/2018
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	119	360	360	8/5/2016	6	9/6/2016	8/6/2019
12	Loan	36	GSMC	GSMC	Cool Springs Commons	117	0	0	5/20/2016	6	7/6/2016	6/6/2026
13	Loan	37	GSMC	GSMC	Middletown Commons	121	360	360	9/6/2016	6	10/6/2016	10/6/2019
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	120	360	360	9/7/2016	6	10/6/2016	9/6/2017
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	119	360	360	8/5/2016	6	9/6/2016	8/6/2019

A-1-20

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	114	360	354	2/10/2016	6	4/6/2016
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	53	0	0	1/29/2016	6	3/6/2016	2/6/2021
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	120	360	360	8/30/2016	6	10/6/2016	9/6/2021
19	Loan		GSMC	GSMC	345 West 14th Street	116	0	0	5/6/2016	6	6/6/2016	5/6/2026
20	Loan		GSMC	GSMC	Lincoln Corners	120	360	360	9/6/2016	6	10/6/2016	3/6/2019
21	Loan		GSMC	GSMC	South Congress	120	300	300	8/30/2016	6	10/6/2016
22	Loan		GSMC	GSMC	South Valley Plaza	118	360	358	6/8/2016	6	8/6/2016
23	Loan	37	GSMC	GSMC	Strong Station	121	360	360	9/7/2016	6	10/6/2016	10/6/2019
24	Loan		GSMC	GSMC	Rancho La Costa	120	360	360	9/6/2016	6	10/6/2016	9/6/2021
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	120	300	300	9/2/2016	6	10/6/2016
26	Loan		GSMC	GSMC	Pecos Legacy Center	119	360	359	8/5/2016	6	9/6/2016
27	Loan	37	GSMC	GSMC	Crossings of Hoover	121	360	360	9/7/2016	6	10/6/2016	10/6/2019
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	119	360	360	8/5/2016	6	9/6/2016	8/6/2019
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	117	360	357	6/2/2016	6	7/6/2016
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	121	360	360	9/7/2016	6	10/6/2016	10/6/2019
31	Loan	29	GSMC	GSMC	James Building	119	360	359	7/15/2016	6	9/6/2016
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	118	300	298	6/23/2016	6	8/6/2016
33	Loan		GSMC	GSMC	River Ridge Shopping Center	119	360	359	7/21/2016	6	9/6/2016
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	117	360	357	6/3/2016	6	7/6/2016

A-1-21

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards		8/6/2026	No		0
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison		9/6/2026	No		0
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	10/6/2016	9/4/2026	No		3
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls		9/1/2026	No		0
5	Loan	22	GSMC	GSMC	Hamilton Place	7/6/2016	6/6/2026	No		0
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center		2/6/2026	No		0
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1		2/6/2021	No		0
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-22

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	10/6/2016	9/6/2026	No		0
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	8/6/2019	7/6/2026	No		0
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	4/6/2018	9/6/2026	No		0
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	9/6/2019	8/6/2026	No		0
12	Loan	36	GSMC	GSMC	Cool Springs Commons		6/6/2026	No		0
13	Loan	37	GSMC	GSMC	Middletown Commons	11/6/2019	10/6/2026	No		0
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	10/6/2017	9/6/2026	No		0
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	9/6/2019	8/6/2026	No		0

A-1-23

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	4/6/2016	3/6/2026	No		0
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2		2/6/2021	No		0
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	10/6/2021	9/6/2026	No		0
19	Loan		GSMC	GSMC	345 West 14th Street		5/6/2026	No		0
20	Loan		GSMC	GSMC	Lincoln Corners	4/6/2019	9/6/2026	No		0
21	Loan		GSMC	GSMC	South Congress	10/6/2016	9/6/2026	No		0
22	Loan		GSMC	GSMC	South Valley Plaza	8/6/2016	7/6/2026	No		0
23	Loan	37	GSMC	GSMC	Strong Station	11/6/2019	10/6/2026	No		0
24	Loan		GSMC	GSMC	Rancho La Costa	10/6/2021	9/6/2026	No		0
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	10/6/2016	9/6/2026	No		0
26	Loan		GSMC	GSMC	Pecos Legacy Center	9/6/2016	8/6/2026	No		0
27	Loan	37	GSMC	GSMC	Crossings of Hoover	11/6/2019	10/6/2026	No		0
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	9/6/2019	8/6/2026	No		0
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	7/6/2016	6/6/2026	No		0
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	11/6/2019	10/6/2026	No		0
31	Loan	29	GSMC	GSMC	James Building	9/6/2016	8/6/2026	No		0
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	8/6/2016	7/6/2026	No		0
33	Loan		GSMC	GSMC	River Ridge Shopping Center	9/6/2016	8/6/2026	No		0
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	7/6/2016	6/6/2026	No		0

A-1-24

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Grace Period- Default	Prepayment Provision (3)	2013 EGI ($)	2013 Expenses ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	0	Lockout/24_Defeasance/92_0%/4	44,773,419	19,952,155
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	0	Lockout/24_Defeasance/92_0%/4	36,253,680	5,965,363
3.01	Property				Hannibal			N/A	N/A
3.02	Property				Kraco			N/A	N/A
3.03	Property				New WinCup - Phoenix			N/A	N/A
3.04	Property				Worlds Finest Chocolates			N/A	N/A
3.05	Property				SET - MI			N/A	N/A
3.06	Property				Plaid - Decatur			N/A	N/A
3.07	Property				Oracle Packaging			N/A	N/A
3.08	Property				TestAmerica - West SAC			N/A	N/A
3.09	Property				TestAmerica - Arvada			N/A	N/A
3.10	Property				Northwest Mailing Service			N/A	N/A
3.11	Property				Lyons			N/A	N/A
3.12	Property				Wilbert Plastics			N/A	N/A
3.13	Property				Angstrom Graphics			N/A	N/A
3.14	Property				New WinCup - Stone Mountain			N/A	N/A
3.15	Property				Universal Pool - Armory			N/A	N/A
3.16	Property				Jade-Sterling - IL			N/A	N/A
3.17	Property				Plaid - Norcross			N/A	N/A
3.18	Property				Phillips and Temro			N/A	N/A
3.19	Property				TestAmerica - Savannah			N/A	N/A
3.20	Property				Hover-Davis			N/A	N/A
3.21	Property				Jade-Sterling - OH			N/A	N/A
3.22	Property				Fitz Aerospace			N/A	N/A
3.23	Property				MVP Charleston			N/A	N/A
3.24	Property				Paragon Tech			N/A	N/A
3.25	Property				Aramsco and Bulls Eye			N/A	N/A
3.26	Property				Shale-Inland			N/A	N/A
3.27	Property				M.P. Pumps			N/A	N/A
3.28	Property				TestAmerica - Pensacola			N/A	N/A
3.29	Property				Microfinish			N/A	N/A
3.30	Property				MVP Mayfield			N/A	N/A
3.31	Property				Builders FirstSource			N/A	N/A
3.32	Property				Banner			N/A	N/A
3.33	Property				SET - IN			N/A	N/A
3.34	Property				Progressive Metal			N/A	N/A
3.35	Property				Universal Pool - 166th			N/A	N/A
3.36	Property				SITEL			N/A	N/A
3.37	Property				TestAmerica - Tallahassee			N/A	N/A
3.38	Property				Texas Die Casting			N/A	N/A
3.39	Property				TestAmerica - Corpus Christi			N/A	N/A
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	5	Lockout/24_Defeasance/89_0%/7	25,613,665	7,571,426
5	Loan	22	GSMC	GSMC	Hamilton Place	0	Lockout/11_>YM or 1%/105_0%/4	22,026,917	8,935,053
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	0	Lockout/31_Defeasance/85_0%/4	N/A	N/A
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	0	Lockout/31_Defeasance/22_0%/7	36,043,029	11,592,509
7.01	Property				645 Stockton Street			N/A	N/A
7.02	Property				400 Duboce Avenue			N/A	N/A
7.03	Property				950 Franklin Street			N/A	N/A
7.04	Property				1340-1390 Taylor Street			N/A	N/A
7.05	Property				601 O’Farrell Street			N/A	N/A
7.06	Property				2677 Larkin Street			N/A	N/A
7.07	Property				1801 Gough Street			N/A	N/A

A-1-25

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Grace Period- Default	Prepayment Provision (3)	2013 EGI ($)	2013 Expenses ($)
7.08	Property				845 California Street			N/A	N/A
7.09	Property				1290 20th Avenue			N/A	N/A
7.10	Property				78 Buchanan Street			N/A	N/A
7.11	Property				1870 Pacific Avenue			N/A	N/A
7.12	Property				500 Stanyan Street			N/A	N/A
7.13	Property				540 Leavenworth Street			N/A	N/A
7.14	Property				1401 Jones Street			N/A	N/A
7.15	Property				676 Geary Street			N/A	N/A
7.16	Property				100 Broderick Street			N/A	N/A
7.17	Property				2075 Market Street			N/A	N/A
7.18	Property				621 Stockton Street			N/A	N/A
7.19	Property				1660 Bay Street			N/A	N/A
7.20	Property				655 Stockton Street			N/A	N/A
7.21	Property				2238 Hyde Street			N/A	N/A
7.22	Property				2600 Van Ness Avenue			N/A	N/A
7.23	Property				355 Fulton Street			N/A	N/A
7.24	Property				1520 Gough Street			N/A	N/A
7.25	Property				1126 Bush Street			N/A	N/A
7.26	Property				1547 Clay Street			N/A	N/A
7.27	Property				840 California Street			N/A	N/A
7.28	Property				925 Geary Street			N/A	N/A
7.29	Property				691 O’Farrell Street			N/A	N/A
7.30	Property				2363 Van Ness Avenue			N/A	N/A
7.31	Property				1840 Clay Street			N/A	N/A
7.32	Property				1020 Post Street			N/A	N/A
7.33	Property				2975 Van Ness Avenue			N/A	N/A
7.34	Property				755 O’Farrell Street			N/A	N/A
7.35	Property				106 Sanchez Street			N/A	N/A
7.36	Property				709 Geary Street			N/A	N/A
7.37	Property				1440 Sutter Street			N/A	N/A
7.38	Property				1690 North Point			N/A	N/A
7.39	Property				1753 Mason Street			N/A	N/A
7.40	Property				915 Pierce Street			N/A	N/A
7.41	Property				520 Buchanan Street			N/A	N/A
7.42	Property				3210 Gough Street			N/A	N/A
7.43	Property				124 Mason Street			N/A	N/A
7.44	Property				50 Joice Street			N/A	N/A
7.45	Property				2038 Divisadero Street			N/A	N/A
7.46	Property				340 Church Street			N/A	N/A
7.47	Property				411 15th Avenue			N/A	N/A
7.48	Property				1855 10th Avenue			N/A	N/A
7.49	Property				1260 Broadway Street			N/A	N/A
7.50	Property				449 O’Farrell Street			N/A	N/A
7.51	Property				235 Church Street			N/A	N/A
7.52	Property				4540 California Street			N/A	N/A
7.53	Property				2500 Van Ness Avenue			N/A	N/A
7.54	Property				346 Leavenworth Street			N/A	N/A
7.55	Property				3264-3274 Mission Street			N/A	N/A
7.56	Property				3715 California Street			N/A	N/A
7.57	Property				325 9th Avenue			N/A	N/A
7.58	Property				1656 Leavenworth Street			N/A	N/A
7.59	Property				252-258 Church Street			N/A	N/A
7.60	Property				500-506 Bartlett Street			N/A	N/A
7.61	Property				1500-1514 Geneva Avenue			N/A	N/A
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	0	Lockout/24_Defeasance/92_0%/4	15,731,674	12,103,545
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A
9.01	Property				11302 Eastpoint Drive Buildings A-C			N/A	N/A
9.02	Property				417 Union Pacific Boulevard			N/A	N/A
9.03	Property				11909 Hayter Road			N/A	N/A
9.04	Property				505 Union Pacific Boulevard			N/A	N/A
9.05	Property				418 Union Pacific Boulevard			N/A	N/A
9.06	Property				11921 Hayter Road			N/A	N/A
10	Loan		GSCRE	GSMC	Eagle View Apartments	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	0	Lockout/25_>YM or 1%/88_0%/7	12,966,043	8,543,638
12	Loan	36	GSMC	GSMC	Cool Springs Commons	0	Lockout/27_Defeasance/89_0%/4	5,842,146	2,099,413
13	Loan	37	GSMC	GSMC	Middletown Commons	0	Lockout/24_Defeasance/93_0%/4	N/A	N/A
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	0	Lockout/25_>YM or 1%/88_0%/7	14,721,776	8,993,392

A-1-26

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Grace Period- Default	Prepayment Provision (3)	2013 EGI ($)	2013 Expenses ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0	Lockout/30_Defeasance/86_0%/4	16,695,978	10,021,381
16.01	Property				SpringHill Suites Pittsburgh North Shore			8,937,021	5,174,798
16.02	Property				Residence Inn Pittsburgh North Shore			7,758,958	4,846,583
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	0	Lockout/31_Defeasance/22_0%/7	7,702,846	2,906,918
17.01	Property				701 Taylor Street			N/A	N/A
17.02	Property				1301 Leavenworth Street			N/A	N/A
17.03	Property				947 Bush Street			N/A	N/A
17.04	Property				685 Geary Street			N/A	N/A
17.05	Property				3809 20th Street			N/A	N/A
17.06	Property				434 Leavenworth Street			N/A	N/A
17.07	Property				1050 Post Street			N/A	N/A
17.08	Property				814 California Street			N/A	N/A
17.09	Property				267-273 Green Street			N/A	N/A
17.10	Property				2898 Jackson Street			N/A	N/A
17.11	Property				3820 Scott Street			N/A	N/A
17.12	Property				600 Oak Street			N/A	N/A
17.13	Property				861 Post Street			N/A	N/A
17.14	Property				3783 20th Street			N/A	N/A
18	Loan		GSMC	GSMC	Luton Ranch	0	Lockout/23_>YM or 1%/93_0%/4	N/A	N/A
19	Loan		GSMC	GSMC	345 West 14th Street	0	Lockout/28_Defeasance/88_0%/4	N/A	N/A
20	Loan		GSMC	GSMC	Lincoln Corners	0	Lockout/24_Defeasance/92_0%/4	2,303,126	559,863
21	Loan		GSMC	GSMC	South Congress	0	Lockout/24_Defeasance/92_0%/4	2,065,109	577,334
22	Loan		GSMC	GSMC	South Valley Plaza	0	Lockout/26_Defeasance/87_0%/7	2,147,500	832,517
23	Loan	37	GSMC	GSMC	Strong Station	0	Lockout/24_Defeasance/93_0%/4	N/A	N/A
24	Loan		GSMC	GSMC	Rancho La Costa	0	Lockout/24_Defeasance/92_0%/4	1,281,413	256,847
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
26	Loan		GSMC	GSMC	Pecos Legacy Center	0	Lockout/25_>YM or 1%/88_0%/7	N/A	N/A
27	Loan	37	GSMC	GSMC	Crossings of Hoover	0	Lockout/24_Defeasance/93_0%/4	N/A	N/A
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	0	Lockout/25_>YM or 1%/88_0%/7	7,293,059	5,721,372
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	0	Lockout/27_Defeasance/89_0%/4	791,685	259,537
29.01	Property				Cumberland Station			500,532	180,774
29.02	Property				Taylorsville Shopping Center			291,153	78,763
30	Loan	37	GSMC	GSMC	Vestavia Commons	0	Lockout/24_Defeasance/93_0%/4	N/A	N/A
31	Loan	29	GSMC	GSMC	James Building	0	Lockout/25_Defeasance/90_0%/5	1,242,882	750,553
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	0	Lockout/26_>YM or 3%/90_0%/4	855,967	289,349
33	Loan		GSMC	GSMC	River Ridge Shopping Center	0	Lockout/25_Defeasance/91_0%/4	677,640	165,645
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A

A-1-27

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	24,821,264	39,638,825	19,213,954	20,424,871	35,402,543	18,980,526	16,422,017
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	30,288,317	37,707,754	7,034,743	30,673,011	38,104,595	6,570,958	31,533,638
3.01	Property				Hannibal	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.02	Property				Kraco	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.03	Property				New WinCup - Phoenix	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.04	Property				Worlds Finest Chocolates	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.05	Property				SET - MI	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.06	Property				Plaid - Decatur	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.07	Property				Oracle Packaging	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.08	Property				TestAmerica - West SAC	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.09	Property				TestAmerica - Arvada	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.10	Property				Northwest Mailing Service	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.11	Property				Lyons	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.12	Property				Wilbert Plastics	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.13	Property				Angstrom Graphics	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.14	Property				New WinCup - Stone Mountain	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.15	Property				Universal Pool - Armory	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.16	Property				Jade-Sterling - IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.17	Property				Plaid - Norcross	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.18	Property				Phillips and Temro	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.19	Property				TestAmerica - Savannah	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.20	Property				Hover-Davis	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.21	Property				Jade-Sterling - OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.22	Property				Fitz Aerospace	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.23	Property				MVP Charleston	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.24	Property				Paragon Tech	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.25	Property				Aramsco and Bulls Eye	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.26	Property				Shale-Inland	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.27	Property				M.P. Pumps	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.28	Property				TestAmerica - Pensacola	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.29	Property				Microfinish	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.30	Property				MVP Mayfield	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.31	Property				Builders FirstSource	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.32	Property				Banner	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.33	Property				SET - IN	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.34	Property				Progressive Metal	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.35	Property				Universal Pool - 166th	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.36	Property				SITEL	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.37	Property				TestAmerica - Tallahassee	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.38	Property				Texas Die Casting	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3.39	Property				TestAmerica - Corpus Christi	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	18,042,239	26,306,241	8,114,149	18,192,092	26,592,149	7,831,336	18,760,813
5	Loan	22	GSMC	GSMC	Hamilton Place	13,091,863	21,805,473	8,761,107	13,044,366	22,108,711	8,472,677	13,636,034
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	N/A	18,517,787	9,203,888	9,313,899	N/A	N/A	N/A
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	24,450,520	40,328,656	11,187,055	29,141,601	43,022,839	11,468,785	31,554,054
7.01	Property				645 Stockton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.02	Property				400 Duboce Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.03	Property				950 Franklin Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.04	Property				1340-1390 Taylor Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.05	Property				601 O’Farrell Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.06	Property				2677 Larkin Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.07	Property				1801 Gough Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-28

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)
7.08	Property				845 California Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.09	Property				1290 20th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.10	Property				78 Buchanan Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.11	Property				1870 Pacific Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.12	Property				500 Stanyan Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.13	Property				540 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.14	Property				1401 Jones Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.15	Property				676 Geary Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.16	Property				100 Broderick Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.17	Property				2075 Market Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.18	Property				621 Stockton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.19	Property				1660 Bay Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.20	Property				655 Stockton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.21	Property				2238 Hyde Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.22	Property				2600 Van Ness Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.23	Property				355 Fulton Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.24	Property				1520 Gough Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.25	Property				1126 Bush Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.26	Property				1547 Clay Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.27	Property				840 California Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.28	Property				925 Geary Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.29	Property				691 O’Farrell Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.30	Property				2363 Van Ness Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.31	Property				1840 Clay Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.32	Property				1020 Post Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.33	Property				2975 Van Ness Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.34	Property				755 O’Farrell Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.35	Property				106 Sanchez Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.36	Property				709 Geary Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.37	Property				1440 Sutter Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.38	Property				1690 North Point	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.39	Property				1753 Mason Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.40	Property				915 Pierce Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.41	Property				520 Buchanan Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.42	Property				3210 Gough Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.43	Property				124 Mason Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.44	Property				50 Joice Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.45	Property				2038 Divisadero Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.46	Property				340 Church Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.47	Property				411 15th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.48	Property				1855 10th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.49	Property				1260 Broadway Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.50	Property				449 O’Farrell Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.51	Property				235 Church Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.52	Property				4540 California Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.53	Property				2500 Van Ness Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.54	Property				346 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.55	Property				3264-3274 Mission Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.56	Property				3715 California Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.57	Property				325 9th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.58	Property				1656 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.59	Property				252-258 Church Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.60	Property				500-506 Bartlett Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.61	Property				1500-1514 Geneva Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	3,628,129	17,701,231	13,114,002	4,587,229	18,380,062	11,907,497	6,472,565
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	N/A	6,848,640	1,714,205	5,134,436	7,199,882	1,788,259	5,411,623
9.01	Property				11302 Eastpoint Drive Buildings A-C	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9.02	Property				417 Union Pacific Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9.03	Property				11909 Hayter Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9.04	Property				505 Union Pacific Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9.05	Property				418 Union Pacific Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9.06	Property				11921 Hayter Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10	Loan		GSCRE	GSMC	Eagle View Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	4,422,405	13,103,735	8,801,912	4,301,823	13,891,106	9,054,054	4,837,052
12	Loan	36	GSMC	GSMC	Cool Springs Commons	3,742,733	6,080,820	2,159,244	3,921,576	6,195,908	2,075,058	4,120,850
13	Loan	37	GSMC	GSMC	Middletown Commons	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	N/A	3,891,669	1,352,694	2,538,976	4,215,525	1,411,682	2,803,843
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	5,728,384	15,899,301	9,327,139	6,572,162	17,139,710	9,475,505	7,664,205

A-1-29

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	6,674,598	17,557,826	10,108,568	7,449,258	19,011,223	9,975,726	9,035,497
16.01	Property				SpringHill Suites Pittsburgh North Shore	3,762,223	9,260,257	5,179,919	4,080,339	10,233,939	5,287,871	4,946,068
16.02	Property				Residence Inn Pittsburgh North Shore	2,912,374	8,297,568	4,928,649	3,368,919	8,777,284	4,687,855	4,089,429
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	4,795,928	8,537,828	2,925,881	5,611,947	9,049,017	3,052,805	5,996,212
17.01	Property				701 Taylor Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.02	Property				1301 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.03	Property				947 Bush Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.04	Property				685 Geary Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.05	Property				3809 20th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.06	Property				434 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.07	Property				1050 Post Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.08	Property				814 California Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.09	Property				267-273 Green Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.10	Property				2898 Jackson Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.11	Property				3820 Scott Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.12	Property				600 Oak Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.13	Property				861 Post Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17.14	Property				3783 20th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	Loan		GSMC	GSMC	Luton Ranch	N/A	N/A	N/A	N/A	1,292,538	468,461	824,076
19	Loan		GSMC	GSMC	345 West 14th Street	N/A	N/A	N/A	N/A	1,407,278	171,852	1,235,426
20	Loan		GSMC	GSMC	Lincoln Corners	1,743,263	2,248,759	540,537	1,708,221	2,375,119	614,824	1,760,295
21	Loan		GSMC	GSMC	South Congress	1,487,775	2,414,368	613,589	1,800,779	2,563,798	645,270	1,918,528
22	Loan		GSMC	GSMC	South Valley Plaza	1,314,983	2,535,522	877,142	1,658,380	2,374,887	754,273	1,620,614
23	Loan	37	GSMC	GSMC	Strong Station	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	Loan		GSMC	GSMC	Rancho La Costa	1,024,566	1,264,041	262,593	1,001,448	1,370,868	270,079	1,100,790
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	N/A	N/A	N/A	N/A	2,045,565	730,496	1,315,069
26	Loan		GSMC	GSMC	Pecos Legacy Center	N/A	1,261,982	295,456	966,526	1,295,797	274,800	1,020,997
27	Loan	37	GSMC	GSMC	Crossings of Hoover	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	1,571,687	7,477,526	5,962,463	1,515,063	7,322,598	5,719,004	1,603,594
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	532,148	875,326	227,652	647,674	958,128	275,507	682,621
29.01	Property				Cumberland Station	319,758	567,507	156,975	410,532	677,490	210,069	467,421
29.02	Property				Taylorsville Shopping Center	212,390	307,819	70,677	237,142	280,638	65,438	215,200
30	Loan	37	GSMC	GSMC	Vestavia Commons	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan	29	GSMC	GSMC	James Building	492,329	1,233,584	749,477	484,107	1,353,879	665,507	688,373
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	566,618	861,078	295,725	565,353	860,400	316,232	544,168
33	Loan		GSMC	GSMC	River Ridge Shopping Center	511,995	653,906	139,840	514,067	620,235	132,940	487,295
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-30

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Most Recent EGI (if past 2015) ($)	Most Recent Expenses (if past 2015) ($)	Most Recent NOI (if past 2015) ($)	Most Recent NOI Date (if past 2015)	Most Recent # of months	Most Recent Description
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	N/A	N/A	N/A	N/A	N/A	Not Available
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	41,802,502	21,208,482	20,594,020	6/1/2016	12	Trailing 12
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	38,410,108	6,466,736	31,943,372	5/31/2016	12	Trailing 12
3.01	Property				Hannibal	N/A	N/A	N/A	N/A	N/A	Not Available
3.02	Property				Kraco	N/A	N/A	N/A	N/A	N/A	Not Available
3.03	Property				New WinCup - Phoenix	N/A	N/A	N/A	N/A	N/A	Not Available
3.04	Property				Worlds Finest Chocolates	N/A	N/A	N/A	N/A	N/A	Not Available
3.05	Property				SET - MI	N/A	N/A	N/A	N/A	N/A	Not Available
3.06	Property				Plaid - Decatur	N/A	N/A	N/A	N/A	N/A	Not Available
3.07	Property				Oracle Packaging	N/A	N/A	N/A	N/A	N/A	Not Available
3.08	Property				TestAmerica - West SAC	N/A	N/A	N/A	N/A	N/A	Not Available
3.09	Property				TestAmerica - Arvada	N/A	N/A	N/A	N/A	N/A	Not Available
3.10	Property				Northwest Mailing Service	N/A	N/A	N/A	N/A	N/A	Not Available
3.11	Property				Lyons	N/A	N/A	N/A	N/A	N/A	Not Available
3.12	Property				Wilbert Plastics	N/A	N/A	N/A	N/A	N/A	Not Available
3.13	Property				Angstrom Graphics	N/A	N/A	N/A	N/A	N/A	Not Available
3.14	Property				New WinCup - Stone Mountain	N/A	N/A	N/A	N/A	N/A	Not Available
3.15	Property				Universal Pool - Armory	N/A	N/A	N/A	N/A	N/A	Not Available
3.16	Property				Jade-Sterling - IL	N/A	N/A	N/A	N/A	N/A	Not Available
3.17	Property				Plaid - Norcross	N/A	N/A	N/A	N/A	N/A	Not Available
3.18	Property				Phillips and Temro	N/A	N/A	N/A	N/A	N/A	Not Available
3.19	Property				TestAmerica - Savannah	N/A	N/A	N/A	N/A	N/A	Not Available
3.20	Property				Hover-Davis	N/A	N/A	N/A	N/A	N/A	Not Available
3.21	Property				Jade-Sterling - OH	N/A	N/A	N/A	N/A	N/A	Not Available
3.22	Property				Fitz Aerospace	N/A	N/A	N/A	N/A	N/A	Not Available
3.23	Property				MVP Charleston	N/A	N/A	N/A	N/A	N/A	Not Available
3.24	Property				Paragon Tech	N/A	N/A	N/A	N/A	N/A	Not Available
3.25	Property				Aramsco and Bulls Eye	N/A	N/A	N/A	N/A	N/A	Not Available
3.26	Property				Shale-Inland	N/A	N/A	N/A	N/A	N/A	Not Available
3.27	Property				M.P. Pumps	N/A	N/A	N/A	N/A	N/A	Not Available
3.28	Property				TestAmerica - Pensacola	N/A	N/A	N/A	N/A	N/A	Not Available
3.29	Property				Microfinish	N/A	N/A	N/A	N/A	N/A	Not Available
3.30	Property				MVP Mayfield	N/A	N/A	N/A	N/A	N/A	Not Available
3.31	Property				Builders FirstSource	N/A	N/A	N/A	N/A	N/A	Not Available
3.32	Property				Banner	N/A	N/A	N/A	N/A	N/A	Not Available
3.33	Property				SET - IN	N/A	N/A	N/A	N/A	N/A	Not Available
3.34	Property				Progressive Metal	N/A	N/A	N/A	N/A	N/A	Not Available
3.35	Property				Universal Pool - 166th	N/A	N/A	N/A	N/A	N/A	Not Available
3.36	Property				SITEL	N/A	N/A	N/A	N/A	N/A	Not Available
3.37	Property				TestAmerica - Tallahassee	N/A	N/A	N/A	N/A	N/A	Not Available
3.38	Property				Texas Die Casting	N/A	N/A	N/A	N/A	N/A	Not Available
3.39	Property				TestAmerica - Corpus Christi	N/A	N/A	N/A	N/A	N/A	Not Available
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	26,377,646	7,484,686	18,892,960	5/31/2016	12	Trailing 12
5	Loan	22	GSMC	GSMC	Hamilton Place	22,233,966	8,452,496	13,781,470	3/31/2016	12	Trailing 12
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	12,645,401	7,869,088	4,776,314	7/31/2016	6.5	Annualized
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	46,016,762	11,899,565	34,117,198	5/31/2016	12	Trailing 12
7.01	Property				645 Stockton Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.02	Property				400 Duboce Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.03	Property				950 Franklin Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.04	Property				1340-1390 Taylor Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.05	Property				601 O’Farrell Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.06	Property				2677 Larkin Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.07	Property				1801 Gough Street	N/A	N/A	N/A	N/A	N/A	Not Available

A-1-31

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Most Recent EGI (if past 2015) ($)	Most Recent Expenses (if past 2015) ($)	Most Recent NOI (if past 2015) ($)	Most Recent NOI Date (if past 2015)	Most Recent # of months	Most Recent Description
7.08	Property				845 California Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.09	Property				1290 20th Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.10	Property				78 Buchanan Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.11	Property				1870 Pacific Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.12	Property				500 Stanyan Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.13	Property				540 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.14	Property				1401 Jones Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.15	Property				676 Geary Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.16	Property				100 Broderick Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.17	Property				2075 Market Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.18	Property				621 Stockton Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.19	Property				1660 Bay Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.20	Property				655 Stockton Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.21	Property				2238 Hyde Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.22	Property				2600 Van Ness Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.23	Property				355 Fulton Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.24	Property				1520 Gough Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.25	Property				1126 Bush Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.26	Property				1547 Clay Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.27	Property				840 California Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.28	Property				925 Geary Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.29	Property				691 O’Farrell Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.30	Property				2363 Van Ness Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.31	Property				1840 Clay Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.32	Property				1020 Post Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.33	Property				2975 Van Ness Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.34	Property				755 O’Farrell Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.35	Property				106 Sanchez Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.36	Property				709 Geary Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.37	Property				1440 Sutter Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.38	Property				1690 North Point	N/A	N/A	N/A	N/A	N/A	Not Available
7.39	Property				1753 Mason Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.40	Property				915 Pierce Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.41	Property				520 Buchanan Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.42	Property				3210 Gough Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.43	Property				124 Mason Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.44	Property				50 Joice Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.45	Property				2038 Divisadero Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.46	Property				340 Church Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.47	Property				411 15th Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.48	Property				1855 10th Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.49	Property				1260 Broadway Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.50	Property				449 O’Farrell Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.51	Property				235 Church Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.52	Property				4540 California Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.53	Property				2500 Van Ness Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.54	Property				346 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.55	Property				3264-3274 Mission Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.56	Property				3715 California Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.57	Property				325 9th Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
7.58	Property				1656 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.59	Property				252-258 Church Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.60	Property				500-506 Bartlett Street	N/A	N/A	N/A	N/A	N/A	Not Available
7.61	Property				1500-1514 Geneva Avenue	N/A	N/A	N/A	N/A	N/A	Not Available
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	18,823,617	12,144,570	6,679,047	7/31/2016	12	Trailing 12
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	7,405,841	1,727,925	5,677,915	4/30/2016	12	Trailing 12
9.01	Property				11302 Eastpoint Drive Buildings A-C	N/A	N/A	N/A	N/A	N/A	Not Available
9.02	Property				417 Union Pacific Boulevard	N/A	N/A	N/A	N/A	N/A	Not Available
9.03	Property				11909 Hayter Road	N/A	N/A	N/A	N/A	N/A	Not Available
9.04	Property				505 Union Pacific Boulevard	N/A	N/A	N/A	N/A	N/A	Not Available
9.05	Property				418 Union Pacific Boulevard	N/A	N/A	N/A	N/A	N/A	Not Available
9.06	Property				11921 Hayter Road	N/A	N/A	N/A	N/A	N/A	Not Available
10	Loan		GSCRE	GSMC	Eagle View Apartments	3,428,331	1,033,892	2,394,439	6/30/2016	12	Trailing 12
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	14,152,704	9,098,695	5,054,009	6/30/2016	12	Trailing 12
12	Loan	36	GSMC	GSMC	Cool Springs Commons	N/A	N/A	N/A	N/A	N/A	Not Available
13	Loan	37	GSMC	GSMC	Middletown Commons	N/A	N/A	N/A	N/A	N/A	Not Available
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	4,319,496	1,468,849	2,850,647	4/30/2016	12	Trailing 12
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	17,738,123	9,748,812	7,989,311	6/30/2016	12	Trailing 12

A-1-32

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Most Recent EGI (if past 2015) ($)	Most Recent Expenses (if past 2015) ($)	Most Recent NOI (if past 2015) ($)	Most Recent NOI Date (if past 2015)	Most Recent # of months	Most Recent Description
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	17,375,702	9,077,762	8,297,940	5/31/2016	12	Trailing 12
16.01	Property				SpringHill Suites Pittsburgh North Shore	9,433,539	4,836,697	4,596,842	5/31/2016	12	Trailing 12
16.02	Property				Residence Inn Pittsburgh North Shore	7,942,163	4,241,064	3,701,098	5/31/2016	12	Trailing 12
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	9,553,703	3,229,782	6,323,921	5/31/2016	12	Trailing 12
17.01	Property				701 Taylor Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.02	Property				1301 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.03	Property				947 Bush Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.04	Property				685 Geary Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.05	Property				3809 20th Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.06	Property				434 Leavenworth Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.07	Property				1050 Post Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.08	Property				814 California Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.09	Property				267-273 Green Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.10	Property				2898 Jackson Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.11	Property				3820 Scott Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.12	Property				600 Oak Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.13	Property				861 Post Street	N/A	N/A	N/A	N/A	N/A	Not Available
17.14	Property				3783 20th Street	N/A	N/A	N/A	N/A	N/A	Not Available
18	Loan		GSMC	GSMC	Luton Ranch	1,723,409	489,371	1,234,037	6/30/2016	12	Trailing 12
19	Loan		GSMC	GSMC	345 West 14th Street	1,429,799	178,993	1,250,806	6/30/2016	12	Trailing 12
20	Loan		GSMC	GSMC	Lincoln Corners	2,482,398	593,863	1,888,535	7/31/2016	12	Trailing 12
21	Loan		GSMC	GSMC	South Congress	2,518,424	627,656	1,890,767	6/30/2016	12	Trailing 12
22	Loan		GSMC	GSMC	South Valley Plaza	N/A	N/A	N/A	N/A	N/A	Not Available
23	Loan	37	GSMC	GSMC	Strong Station	N/A	N/A	N/A	N/A	N/A	Not Available
24	Loan		GSMC	GSMC	Rancho La Costa	N/A	N/A	N/A	N/A	N/A	Not Available
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	2,084,459	835,606	1,248,853	6/30/2016	12	Trailing 12
26	Loan		GSMC	GSMC	Pecos Legacy Center	1,320,607	281,338	1,039,269	4/30/2016	12	Trailing 12
27	Loan	37	GSMC	GSMC	Crossings of Hoover	N/A	N/A	N/A	N/A	N/A	Not Available
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	7,683,990	5,811,025	1,872,965	6/30/2016	12	Trailing 12
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	984,914	267,268	717,646	4/30/2016	12	Trailing 12
29.01	Property				Cumberland Station	698,950	199,722	499,228	4/30/2016	12	Trailing 12
29.02	Property				Taylorsville Shopping Center	285,964	67,546	218,418	4/30/2016	12	Trailing 12
30	Loan	37	GSMC	GSMC	Vestavia Commons	N/A	N/A	N/A	N/A	N/A	Not Available
31	Loan	29	GSMC	GSMC	James Building	1,368,381	640,193	728,188	5/31/2016	12	Trailing 12
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	871,346	324,994	546,352	4/30/2016	12	Trailing 12
33	Loan		GSMC	GSMC	River Ridge Shopping Center	N/A	N/A	N/A	N/A	N/A	Not Available
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	N/A	N/A	N/A	N/A	N/A	Not Available

A-1-33

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	136,011,383	44,496,991	91,514,392	12.9%	362,693	1,531,628
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	49,503,312	19,751,054	29,752,258	18.3%	164,795	1,248,801
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	38,164,081	6,929,372	31,234,709	10.2%	629,873	1,783,576
3.01	Property				Hannibal	N/A	N/A	N/A		N/A	0
3.02	Property				Kraco	N/A	N/A	N/A		N/A	0
3.03	Property				New WinCup - Phoenix	N/A	N/A	N/A		N/A	0
3.04	Property				Worlds Finest Chocolates	N/A	N/A	N/A		N/A	0
3.05	Property				SET - MI	N/A	N/A	N/A		N/A	0
3.06	Property				Plaid - Decatur	N/A	N/A	N/A		N/A	0
3.07	Property				Oracle Packaging	N/A	N/A	N/A		N/A	0
3.08	Property				TestAmerica - West SAC	N/A	N/A	N/A		N/A	0
3.09	Property				TestAmerica - Arvada	N/A	N/A	N/A		N/A	0
3.10	Property				Northwest Mailing Service	N/A	N/A	N/A		N/A	0
3.11	Property				Lyons	N/A	N/A	N/A		N/A	0
3.12	Property				Wilbert Plastics	N/A	N/A	N/A		N/A	0
3.13	Property				Angstrom Graphics	N/A	N/A	N/A		N/A	0
3.14	Property				New WinCup - Stone Mountain	N/A	N/A	N/A		N/A	0
3.15	Property				Universal Pool - Armory	N/A	N/A	N/A		N/A	0
3.16	Property				Jade-Sterling - IL	N/A	N/A	N/A		N/A	0
3.17	Property				Plaid - Norcross	N/A	N/A	N/A		N/A	0
3.18	Property				Phillips and Temro	N/A	N/A	N/A		N/A	0
3.19	Property				TestAmerica - Savannah	N/A	N/A	N/A		N/A	0
3.20	Property				Hover-Davis	N/A	N/A	N/A		N/A	0
3.21	Property				Jade-Sterling - OH	N/A	N/A	N/A		N/A	0
3.22	Property				Fitz Aerospace	N/A	N/A	N/A		N/A	0
3.23	Property				MVP Charleston	N/A	N/A	N/A		N/A	0
3.24	Property				Paragon Tech	N/A	N/A	N/A		N/A	0
3.25	Property				Aramsco and Bulls Eye	N/A	N/A	N/A		N/A	0
3.26	Property				Shale-Inland	N/A	N/A	N/A		N/A	0
3.27	Property				M.P. Pumps	N/A	N/A	N/A		N/A	0
3.28	Property				TestAmerica - Pensacola	N/A	N/A	N/A		N/A	0
3.29	Property				Microfinish	N/A	N/A	N/A		N/A	0
3.30	Property				MVP Mayfield	N/A	N/A	N/A		N/A	0
3.31	Property				Builders FirstSource	N/A	N/A	N/A		N/A	0
3.32	Property				Banner	N/A	N/A	N/A		N/A	0
3.33	Property				SET - IN	N/A	N/A	N/A		N/A	0
3.34	Property				Progressive Metal	N/A	N/A	N/A		N/A	0
3.35	Property				Universal Pool - 166th	N/A	N/A	N/A		N/A	0
3.36	Property				SITEL	N/A	N/A	N/A		N/A	0
3.37	Property				TestAmerica - Tallahassee	N/A	N/A	N/A		N/A	0
3.38	Property				Texas Die Casting	N/A	N/A	N/A		N/A	0
3.39	Property				TestAmerica - Corpus Christi	N/A	N/A	N/A		N/A	0
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	26,057,960	7,632,172	18,425,787	12.3%	176,296	618,885
5	Loan	22	GSMC	GSMC	Hamilton Place	21,931,258	8,029,358	13,901,899	13.0%	155,044	357,468
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	22,689,575	9,761,747	12,927,827	9.7%	156,130	464,515
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	48,002,153	12,241,493	35,760,660	15.5%	385,690	0
7.01	Property				645 Stockton Street	N/A	N/A	N/A		N/A	0
7.02	Property				400 Duboce Avenue	N/A	N/A	N/A		N/A	0
7.03	Property				950 Franklin Street	N/A	N/A	N/A		N/A	0
7.04	Property				1340-1390 Taylor Street	N/A	N/A	N/A		N/A	0
7.05	Property				601 O’Farrell Street	N/A	N/A	N/A		N/A	0
7.06	Property				2677 Larkin Street	N/A	N/A	N/A		N/A	0
7.07	Property				1801 Gough Street	N/A	N/A	N/A		N/A	0

A-1-34

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
7.08	Property				845 California Street	N/A	N/A	N/A		N/A	0
7.09	Property				1290 20th Avenue	N/A	N/A	N/A		N/A	0
7.10	Property				78 Buchanan Street	N/A	N/A	N/A		N/A	0
7.11	Property				1870 Pacific Avenue	N/A	N/A	N/A		N/A	0
7.12	Property				500 Stanyan Street	N/A	N/A	N/A		N/A	0
7.13	Property				540 Leavenworth Street	N/A	N/A	N/A		N/A	0
7.14	Property				1401 Jones Street	N/A	N/A	N/A		N/A	0
7.15	Property				676 Geary Street	N/A	N/A	N/A		N/A	0
7.16	Property				100 Broderick Street	N/A	N/A	N/A		N/A	0
7.17	Property				2075 Market Street	N/A	N/A	N/A		N/A	0
7.18	Property				621 Stockton Street	N/A	N/A	N/A		N/A	0
7.19	Property				1660 Bay Street	N/A	N/A	N/A		N/A	0
7.20	Property				655 Stockton Street	N/A	N/A	N/A		N/A	0
7.21	Property				2238 Hyde Street	N/A	N/A	N/A		N/A	0
7.22	Property				2600 Van Ness Avenue	N/A	N/A	N/A		N/A	0
7.23	Property				355 Fulton Street	N/A	N/A	N/A		N/A	0
7.24	Property				1520 Gough Street	N/A	N/A	N/A		N/A	0
7.25	Property				1126 Bush Street	N/A	N/A	N/A		N/A	0
7.26	Property				1547 Clay Street	N/A	N/A	N/A		N/A	0
7.27	Property				840 California Street	N/A	N/A	N/A		N/A	0
7.28	Property				925 Geary Street	N/A	N/A	N/A		N/A	0
7.29	Property				691 O’Farrell Street	N/A	N/A	N/A		N/A	0
7.30	Property				2363 Van Ness Avenue	N/A	N/A	N/A		N/A	0
7.31	Property				1840 Clay Street	N/A	N/A	N/A		N/A	0
7.32	Property				1020 Post Street	N/A	N/A	N/A		N/A	0
7.33	Property				2975 Van Ness Avenue	N/A	N/A	N/A		N/A	0
7.34	Property				755 O’Farrell Street	N/A	N/A	N/A		N/A	0
7.35	Property				106 Sanchez Street	N/A	N/A	N/A		N/A	0
7.36	Property				709 Geary Street	N/A	N/A	N/A		N/A	0
7.37	Property				1440 Sutter Street	N/A	N/A	N/A		N/A	0
7.38	Property				1690 North Point	N/A	N/A	N/A		N/A	0
7.39	Property				1753 Mason Street	N/A	N/A	N/A		N/A	0
7.40	Property				915 Pierce Street	N/A	N/A	N/A		N/A	0
7.41	Property				520 Buchanan Street	N/A	N/A	N/A		N/A	0
7.42	Property				3210 Gough Street	N/A	N/A	N/A		N/A	0
7.43	Property				124 Mason Street	N/A	N/A	N/A		N/A	0
7.44	Property				50 Joice Street	N/A	N/A	N/A		N/A	0
7.45	Property				2038 Divisadero Street	N/A	N/A	N/A		N/A	0
7.46	Property				340 Church Street	N/A	N/A	N/A		N/A	0
7.47	Property				411 15th Avenue	N/A	N/A	N/A		N/A	0
7.48	Property				1855 10th Avenue	N/A	N/A	N/A		N/A	0
7.49	Property				1260 Broadway Street	N/A	N/A	N/A		N/A	0
7.50	Property				449 O’Farrell Street	N/A	N/A	N/A		N/A	0
7.51	Property				235 Church Street	N/A	N/A	N/A		N/A	0
7.52	Property				4540 California Street	N/A	N/A	N/A		N/A	0
7.53	Property				2500 Van Ness Avenue	N/A	N/A	N/A		N/A	0
7.54	Property				346 Leavenworth Street	N/A	N/A	N/A		N/A	0
7.55	Property				3264-3274 Mission Street	N/A	N/A	N/A		N/A	0
7.56	Property				3715 California Street	N/A	N/A	N/A		N/A	0
7.57	Property				325 9th Avenue	N/A	N/A	N/A		N/A	0
7.58	Property				1656 Leavenworth Street	N/A	N/A	N/A		N/A	0
7.59	Property				252-258 Church Street	N/A	N/A	N/A		N/A	0
7.60	Property				500-506 Bartlett Street	N/A	N/A	N/A		N/A	0
7.61	Property				1500-1514 Geneva Avenue	N/A	N/A	N/A		N/A	0
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	19,417,906	12,694,528	6,723,377	12.2%	776,716	0
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	7,294,363	1,744,696	5,549,667	11.1%	202,807	256,055
9.01	Property				11302 Eastpoint Drive Buildings A-C	N/A	N/A	N/A		N/A	0
9.02	Property				417 Union Pacific Boulevard	N/A	N/A	N/A		N/A	0
9.03	Property				11909 Hayter Road	N/A	N/A	N/A		N/A	0
9.04	Property				505 Union Pacific Boulevard	N/A	N/A	N/A		N/A	0
9.05	Property				418 Union Pacific Boulevard	N/A	N/A	N/A		N/A	0
9.06	Property				11921 Hayter Road	N/A	N/A	N/A		N/A	0
10	Loan		GSCRE	GSMC	Eagle View Apartments	5,601,499	1,356,262	4,245,236	8.5%	67,000	0
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	14,257,154	9,432,182	4,824,973	12.9%	570,286	0
12	Loan	36	GSMC	GSMC	Cool Springs Commons	6,559,256	2,335,516	4,223,740	11.4%	69,390	278,128
13	Loan	37	GSMC	GSMC	Middletown Commons	3,795,160	788,916	3,006,244	8.5%	35,451	141,103
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	4,320,933	1,437,738	2,883,194	9.2%	71,080	197,711
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	17,835,906	10,153,698	7,682,208	13.3%	713,436	0

A-1-35

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	17,331,631	9,434,274	7,897,357	11.5%	693,265	0
16.01	Property				SpringHill Suites Pittsburgh North Shore	9,411,084	5,056,002	4,355,083		376,443	0
16.02	Property				Residence Inn Pittsburgh North Shore	7,920,547	4,378,273	3,542,274		316,822	0
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	10,047,838	2,903,532	7,144,305	9.4%	74,426	0
17.01	Property				701 Taylor Street	N/A	N/A	N/A		N/A	0
17.02	Property				1301 Leavenworth Street	N/A	N/A	N/A		N/A	0
17.03	Property				947 Bush Street	N/A	N/A	N/A		N/A	0
17.04	Property				685 Geary Street	N/A	N/A	N/A		N/A	0
17.05	Property				3809 20th Street	N/A	N/A	N/A		N/A	0
17.06	Property				434 Leavenworth Street	N/A	N/A	N/A		N/A	0
17.07	Property				1050 Post Street	N/A	N/A	N/A		N/A	0
17.08	Property				814 California Street	N/A	N/A	N/A		N/A	0
17.09	Property				267-273 Green Street	N/A	N/A	N/A		N/A	0
17.10	Property				2898 Jackson Street	N/A	N/A	N/A		N/A	0
17.11	Property				3820 Scott Street	N/A	N/A	N/A		N/A	0
17.12	Property				600 Oak Street	N/A	N/A	N/A		N/A	0
17.13	Property				861 Post Street	N/A	N/A	N/A		N/A	0
17.14	Property				3783 20th Street	N/A	N/A	N/A		N/A	0
18	Loan		GSMC	GSMC	Luton Ranch	2,366,101	597,490	1,768,611	9.2%	18,211	74,613
19	Loan		GSMC	GSMC	345 West 14th Street	1,565,377	194,348	1,371,028	7.4%	2,101	0
20	Loan		GSMC	GSMC	Lincoln Corners	2,315,289	595,727	1,719,562	9.5%	36,138	107,463
21	Loan		GSMC	GSMC	South Congress	2,231,154	509,228	1,721,926	10.8%	5,451	32,367
22	Loan		GSMC	GSMC	South Valley Plaza	2,322,922	786,094	1,536,828	9.7%	40,999	104,852
23	Loan	37	GSMC	GSMC	Strong Station	1,444,800	297,519	1,147,281	8.6%	14,391	51,652
24	Loan		GSMC	GSMC	Rancho La Costa	1,407,504	303,771	1,103,733	8.8%	6,847	19,078
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	2,103,519	749,102	1,354,416	11.7%	133,519	156,884
26	Loan		GSMC	GSMC	Pecos Legacy Center	1,143,103	232,642	910,461	9.6%	28,044	42,667
27	Loan	37	GSMC	GSMC	Crossings of Hoover	957,076	214,008	743,068	8.2%	5,665	21,520
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	7,753,163	5,994,171	1,758,992	20.0%	310,127	0
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	1,014,765	244,417	770,348	9.5%	17,344	51,004
29.01	Property				Cumberland Station	655,119	171,182	483,937		8,665	24,361
29.02	Property				Taylorsville Shopping Center	359,646	73,235	286,411		8,679	26,643
30	Loan	37	GSMC	GSMC	Vestavia Commons	841,519	184,162	657,357	8.2%	5,112	19,032
31	Loan	29	GSMC	GSMC	James Building	1,490,866	698,359	792,507	10.9%	37,892	65,447
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	903,654	330,243	573,411	11.0%	13,919	41,827
33	Loan		GSMC	GSMC	River Ridge Shopping Center	641,820	138,537	503,283	10.0%	20,382	17,883
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	547,689	139,864	407,825	10.9%	2,816	12,444

A-1-36

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	89,620,071	4.18	12.7%	2,150,000,000	7/1/2016	2,320,000,000
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	28,338,662	5.34	17.5%	591,000,000	8/2/2016	672,000,000
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	28,821,261	2.08	9.4%	456,000,000	12/31/2015	NAP
3.01	Property				Hannibal	3,988,115			55,500,000	11/10/2015	NAP
3.02	Property				Kraco	2,841,945			41,000,000	11/10/2015	NAP
3.03	Property				New WinCup - Phoenix	1,596,979			29,700,000	11/11/2015	NAP
3.04	Property				Worlds Finest Chocolates	1,309,206			20,000,000	11/10/2015	NAP
3.05	Property				SET - MI	1,333,913			19,400,000	11/13/2015	NAP
3.06	Property				Plaid - Decatur	860,671			15,800,000	8/18/2016	21,000,000
3.07	Property				Oracle Packaging	964,701			15,675,000	11/11/2015	NAP
3.08	Property				TestAmerica - West SAC	1,060,409			14,500,000	11/15/2015	NAP
3.09	Property				TestAmerica - Arvada	753,638			12,100,000	11/10/2015	NAP
3.10	Property				Northwest Mailing Service	912,770			11,600,000	11/10/2015	NAP
3.11	Property				Lyons	707,042			11,150,000	11/13/2015	NAP
3.12	Property				Wilbert Plastics	685,612			10,880,000	11/11/2015	NAP
3.13	Property				Angstrom Graphics	695,720			10,800,000	11/12/2015	NAP
3.14	Property				New WinCup - Stone Mountain	722,727			10,750,000	11/11/2015	NAP
3.15	Property				Universal Pool - Armory	653,918			10,100,000	11/10/2015	NAP
3.16	Property				Jade-Sterling - IL	820,689			9,000,000	11/10/2015	NAP
3.17	Property				Plaid - Norcross	677,922			9,000,000	11/11/2015	NAP
3.18	Property				Phillips and Temro	513,176			8,850,000	11/12/2015	NAP
3.19	Property				TestAmerica - Savannah	570,146			8,800,000	11/12/2015	NAP
3.20	Property				Hover-Davis	781,819			8,700,000	11/15/2015	NAP
3.21	Property				Jade-Sterling - OH	678,884			8,650,000	11/12/2015	NAP
3.22	Property				Fitz Aerospace	530,137			8,000,000	11/10/2015	NAP
3.23	Property				MVP Charleston	549,741			7,300,000	11/15/2015	NAP
3.24	Property				Paragon Tech	623,407			7,200,000	11/11/2015	NAP
3.25	Property				Aramsco and Bulls Eye	434,864			6,900,000	11/11/2015	NAP
3.26	Property				Shale-Inland	391,726			6,500,000	11/10/2015	NAP
3.27	Property				M.P. Pumps	377,772			5,370,000	11/11/2015	NAP
3.28	Property				TestAmerica - Pensacola	402,385			5,200,000	11/10/2015	NAP
3.29	Property				Microfinish	249,144			4,350,000	11/13/2015	NAP
3.30	Property				MVP Mayfield	306,233			4,325,000	11/13/2015	NAP
3.31	Property				Builders FirstSource	231,840			3,940,000	11/10/2015	NAP
3.32	Property				Banner	331,329			3,750,000	11/12/2015	NAP
3.33	Property				SET - IN	259,727			3,400,000	11/13/2015	NAP
3.34	Property				Progressive Metal	244,716			3,070,000	11/13/2015	NAP
3.35	Property				Universal Pool - 166th	176,420			2,950,000	11/10/2015	NAP
3.36	Property				SITEL	191,249			2,730,000	11/10/2015	NAP
3.37	Property				TestAmerica - Tallahassee	165,194			2,150,000	11/10/2015	NAP
3.38	Property				Texas Die Casting	135,108			2,100,000	11/10/2015	NAP
3.39	Property				TestAmerica - Corpus Christi	90,264			1,450,000	11/11/2015	NAP
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	17,630,606	3.36	11.8%	305,000,000	7/14/2016	NAP
5	Loan	22	GSMC	GSMC	Hamilton Place	13,389,388	2.09	12.6%	229,500,000	5/6/2016	NAP
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	12,307,183	1.91	9.3%	191,000,000	12/3/2015	NAP
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	35,374,970	3.72	15.4%	923,275,000	1/22/2016	NAP
7.01	Property				645 Stockton Street	1,430,185			47,450,000	12/14/2015	NAP
7.02	Property				400 Duboce Avenue	1,631,236			38,720,000	12/16/2015	NAP
7.03	Property				950 Franklin Street	1,189,114			30,500,000	12/16/2015	NAP
7.04	Property				1340-1390 Taylor Street	902,863			30,400,000	12/14/2015	NAP
7.05	Property				601 O’Farrell Street	1,459,003			32,040,000	12/15/2015	NAP
7.06	Property				2677 Larkin Street	1,015,939			29,300,000	12/14/2015	NAP
7.07	Property				1801 Gough Street	1,381,703			27,410,000	12/16/2015	NAP

A-1-37

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
7.08	Property				845 California Street	1,034,065			22,720,000	12/14/2015	NAP
7.09	Property				1290 20th Avenue	1,044,404			22,870,000	12/16/2015	NAP
7.10	Property				78 Buchanan Street	956,145			21,590,000	12/16/2015	NAP
7.11	Property				1870 Pacific Avenue	710,360			20,400,000	12/15/2015	NAP
7.12	Property				500 Stanyan Street	939,889			20,190,000	12/16/2015	NAP
7.13	Property				540 Leavenworth Street	1,143,895			18,880,000	12/15/2015	NAP
7.14	Property				1401 Jones Street	660,036			18,810,000	12/14/2015	NAP
7.15	Property				676 Geary Street	918,060			20,250,000	12/16/2015	NAP
7.16	Property				100 Broderick Street	770,388			17,750,000	12/16/2015	NAP
7.17	Property				2075 Market Street	800,510			17,600,000	12/16/2015	NAP
7.18	Property				621 Stockton Street	428,079			17,510,000	12/14/2015	NAP
7.19	Property				1660 Bay Street	684,632			17,140,000	12/15/2015	NAP
7.20	Property				655 Stockton Street	848,186			16,550,000	12/14/2015	NAP
7.21	Property				2238 Hyde Street	690,247			15,900,000	12/14/2015	NAP
7.22	Property				2600 Van Ness Avenue	678,574			15,400,000	12/14/2015	NAP
7.23	Property				355 Fulton Street	731,363			15,350,000	12/16/2015	NAP
7.24	Property				1520 Gough Street	639,197			13,790,000	12/16/2015	NAP
7.25	Property				1126 Bush Street	645,870			13,720,000	12/14/2015	NAP
7.26	Property				1547 Clay Street	500,671			13,140,000	12/14/2015	NAP
7.27	Property				840 California Street	545,043			13,050,000	12/14/2015	NAP
7.28	Property				925 Geary Street	574,068			12,800,000	12/14/2015	NAP
7.29	Property				691 O’Farrell Street	614,309			12,950,000	12/14/2015	NAP
7.30	Property				2363 Van Ness Avenue	484,295			11,800,000	12/14/2015	NAP
7.31	Property				1840 Clay Street	359,833			11,280,000	12/14/2015	NAP
7.32	Property				1020 Post Street	492,408			11,960,000	12/14/2015	NAP
7.33	Property				2975 Van Ness Avenue	456,218			11,320,000	12/14/2015	NAP
7.34	Property				755 O’Farrell Street	522,495			11,980,000	12/14/2015	NAP
7.35	Property				106 Sanchez Street	449,268			9,940,000	12/16/2015	NAP
7.36	Property				709 Geary Street	443,632			10,510,000	12/16/2015	NAP
7.37	Property				1440 Sutter Street	450,135			9,820,000	12/16/2015	NAP
7.38	Property				1690 North Point	273,332			9,270,000	12/15/2015	NAP
7.39	Property				1753 Mason Street	327,003			8,800,000	12/14/2015	NAP
7.40	Property				915 Pierce Street	376,367			8,710,000	12/16/2015	NAP
7.41	Property				520 Buchanan Street	327,290			8,660,000	12/16/2015	NAP
7.42	Property				3210 Gough Street	308,464			8,530,000	12/15/2015	NAP
7.43	Property				124 Mason Street	394,484			9,130,000	12/16/2015	NAP
7.44	Property				50 Joice Street	208,945			8,400,000	12/14/2015	NAP
7.45	Property				2038 Divisadero Street	383,447			8,360,000	12/15/2015	NAP
7.46	Property				340 Church Street	379,514			8,260,000	12/16/2015	8,320,000
7.47	Property				411 15th Avenue	329,437			8,140,000	12/15/2015	NAP
7.48	Property				1855 10th Avenue	280,126			8,100,000	12/16/2015	NAP
7.49	Property				1260 Broadway Street	267,238			7,500,000	12/14/2015	NAP
7.50	Property				449 O’Farrell Street	296,938			7,800,000	12/15/2015	NAP
7.51	Property				235 Church Street	176,392			6,270,000	12/16/2015	NAP
7.52	Property				4540 California Street	252,555			6,260,000	12/15/2015	NAP
7.53	Property				2500 Van Ness Avenue	211,679			5,820,000	12/14/2015	NAP
7.54	Property				346 Leavenworth Street	236,131			5,970,000	12/14/2015	NAP
7.55	Property				3264-3274 Mission Street	193,040			5,520,000	12/15/2015	NAP
7.56	Property				3715 California Street	165,747			5,150,000	12/15/2015	NAP
7.57	Property				325 9th Avenue	193,953			5,140,000	12/15/2015	NAP
7.58	Property				1656 Leavenworth Street	205,986			4,800,000	12/14/2015	NAP
7.59	Property				252-258 Church Street	220,576			4,580,000	12/16/2015	NAP
7.60	Property				500-506 Bartlett Street	56,092			2,110,000	12/15/2015	NAP
7.61	Property				1500-1514 Geneva Avenue	83,918			1,810,000	12/15/2015	NAP
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	5,946,661	1.78	10.8%	82,000,000	7/13/2016	91,900,000
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	5,090,805	1.75	10.2%	75,580,000	4/27/2016	NAP
9.01	Property				11302 Eastpoint Drive Buildings A-C	2,603,641			36,380,000	4/27/2016	NAP
9.02	Property				417 Union Pacific Boulevard	778,673			10,950,000	4/27/2016	NAP
9.03	Property				11909 Hayter Road	198,502			8,000,000	4/27/2016	NAP
9.04	Property				505 Union Pacific Boulevard	481,096			6,800,000	4/27/2016	NAP
9.05	Property				418 Union Pacific Boulevard	529,323			6,600,000	4/27/2016	NAP
9.06	Property				11921 Hayter Road	499,571			6,850,000	4/27/2016	NAP
10	Loan		GSCRE	GSMC	Eagle View Apartments	4,178,236	1.42	8.4%	70,000,000	6/16/2016	NAP
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	4,254,686	1.93	11.3%	46,800,000	7/15/2016	61,300,000
12	Loan	36	GSMC	GSMC	Cool Springs Commons	3,876,222	2.52	10.5%	58,500,000	5/4/2016	NAP
13	Loan	37	GSMC	GSMC	Middletown Commons	2,829,690	1.36	8.0%	47,350,000	7/27/2016	NAP
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	2,614,404	1.35	8.3%	43,550,000	4/28/2016	46,800,000
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	6,968,772	2.13	12.1%	86,000,000	7/15/2016	102,500,000

A-1-38

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	7,204,091	1.57	10.5%	96,250,000	12/15/2015	103,250,000
16.01	Property				SpringHill Suites Pittsburgh North Shore	3,978,639			52,250,000	12/15/2015	56,000,000
16.02	Property				Residence Inn Pittsburgh North Shore	3,225,452			44,000,000	12/15/2015	47,250,000
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	7,069,879	2.92	9.3%	190,335,000	1/22/2016	NAP
17.01	Property				701 Taylor Street	1,018,665			26,940,000	12/15/2015	NAP
17.02	Property				1301 Leavenworth Street	743,882			16,630,000	12/14/2015	NAP
17.03	Property				947 Bush Street	755,884			18,030,000	12/15/2015	NAP
17.04	Property				685 Geary Street	580,068			16,140,000	12/15/2015	NAP
17.05	Property				3809 20th Street	462,536			13,600,000	12/15/2015	NAP
17.06	Property				434 Leavenworth Street	630,620			15,520,000	12/14/2015	NAP
17.07	Property				1050 Post Street	503,275			11,430,000	12/14/2015	NAP
17.08	Property				814 California Street	457,483			10,920,000	12/14/2015	NAP
17.09	Property				267-273 Green Street	366,840			10,200,000	12/15/2015	NAP
17.10	Property				2898 Jackson Street	416,232			9,610,000	12/15/2015	NAP
17.11	Property				3820 Scott Street	387,632			8,750,000	12/15/2015	NAP
17.12	Property				600 Oak Street	287,810			7,900,000	12/16/2015	NAP
17.13	Property				861 Post Street	218,200			6,870,000	12/14/2015	NAP
17.14	Property				3783 20th Street	240,751			5,900,000	12/15/2015	NAP
18	Loan		GSMC	GSMC	Luton Ranch	1,675,787	1.48	8.7%	30,800,000	7/20/2016	NAP
19	Loan		GSMC	GSMC	345 West 14th Street	1,368,927	1.61	7.4%	37,000,000	4/20/2016	NAP
20	Loan		GSMC	GSMC	Lincoln Corners	1,575,961	1.51	8.7%	24,200,000	8/4/2016	NAP
21	Loan		GSMC	GSMC	South Congress	1,684,107	1.74	10.5%	34,400,000	7/14/2016	NAP
22	Loan		GSMC	GSMC	South Valley Plaza	1,390,977	1.39	8.7%	24,900,000	4/25/2016	NAP
23	Loan	37	GSMC	GSMC	Strong Station	1,081,239	1.38	8.1%	20,400,000	8/1/2016	NAP
24	Loan		GSMC	GSMC	Rancho La Costa	1,077,808	1.45	8.6%	20,000,000	7/20/2016	NAP
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	1,064,013	1.41	9.2%	17,100,000	5/24/2016	NAP
26	Loan		GSMC	GSMC	Pecos Legacy Center	839,750	1.46	8.9%	13,100,000	7/15/2016	NAP
27	Loan	37	GSMC	GSMC	Crossings of Hoover	715,883	1.35	7.9%	13,250,000	7/25/2016	NAP
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	1,448,865	2.73	16.5%	17,700,000	7/19/2016	21,600,000
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	702,001	1.39	8.7%	10,795,000	Various	NAP
29.01	Property				Cumberland Station	450,911			7,150,000	5/16/2016	NAP
29.02	Property				Taylorsville Shopping Center	251,090			3,645,000	5/4/2016	NAP
30	Loan	37	GSMC	GSMC	Vestavia Commons	633,213	1.35	7.9%	11,800,000	7/25/2016	NAP
31	Loan	29	GSMC	GSMC	James Building	689,169	1.57	9.5%	10,800,000	6/3/2016	NAP
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	517,666	1.50	9.9%	8,500,000	5/20/2016	NAP
33	Loan		GSMC	GSMC	River Ridge Shopping Center	465,019	1.54	9.2%	7,200,000	6/1/2016	NAP
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	392,564	1.71	10.5%	6,150,000	4/18/2016	NAP

A-1-39

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	7/1/2019	32.9%	30.5%	93.2%	7/1/2016	NAP	NAP
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	8/1/2020	25.9%	24.2%	92.4%	9/1/2016	NAP	NAP
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	NAP	67.5%	64.2%	100.0%		NAP	NAP
3.01	Property				Hannibal	NAP			100.0%	9/1/2016	NAP	NAP
3.02	Property				Kraco	NAP			100.0%	9/1/2016	NAP	NAP
3.03	Property				New WinCup - Phoenix	NAP			100.0%	9/1/2016	NAP	NAP
3.04	Property				Worlds Finest Chocolates	NAP			100.0%	9/1/2016	NAP	NAP
3.05	Property				SET - MI	NAP			100.0%	9/1/2016	NAP	NAP
3.06	Property				Plaid - Decatur	11/1/2017			100.0%	9/1/2016	NAP	NAP
3.07	Property				Oracle Packaging	NAP			100.0%	9/1/2016	NAP	NAP
3.08	Property				TestAmerica - West SAC	NAP			100.0%	9/1/2016	NAP	NAP
3.09	Property				TestAmerica - Arvada	NAP			100.0%	9/1/2016	NAP	NAP
3.10	Property				Northwest Mailing Service	NAP			100.0%	9/1/2016	NAP	NAP
3.11	Property				Lyons	NAP			100.0%	9/1/2016	NAP	NAP
3.12	Property				Wilbert Plastics	NAP			100.0%	9/1/2016	NAP	NAP
3.13	Property				Angstrom Graphics	NAP			100.0%	9/1/2016	NAP	NAP
3.14	Property				New WinCup - Stone Mountain	NAP			100.0%	9/1/2016	NAP	NAP
3.15	Property				Universal Pool - Armory	NAP			100.0%	9/1/2016	NAP	NAP
3.16	Property				Jade-Sterling - IL	NAP			100.0%	9/1/2016	NAP	NAP
3.17	Property				Plaid - Norcross	NAP			100.0%	9/1/2016	NAP	NAP
3.18	Property				Phillips and Temro	NAP			100.0%	9/1/2016	NAP	NAP
3.19	Property				TestAmerica - Savannah	NAP			100.0%	9/1/2016	NAP	NAP
3.20	Property				Hover-Davis	NAP			100.0%	9/1/2016	NAP	NAP
3.21	Property				Jade-Sterling - OH	NAP			100.0%	9/1/2016	NAP	NAP
3.22	Property				Fitz Aerospace	NAP			100.0%	9/1/2016	NAP	NAP
3.23	Property				MVP Charleston	NAP			100.0%	9/1/2016	NAP	NAP
3.24	Property				Paragon Tech	NAP			100.0%	9/1/2016	NAP	NAP
3.25	Property				Aramsco and Bulls Eye	NAP			100.0%	9/1/2016	NAP	NAP
3.26	Property				Shale-Inland	NAP			100.0%	9/1/2016	NAP	NAP
3.27	Property				M.P. Pumps	NAP			100.0%	9/1/2016	NAP	NAP
3.28	Property				TestAmerica - Pensacola	NAP			100.0%	9/1/2016	NAP	NAP
3.29	Property				Microfinish	NAP			100.0%	9/1/2016	NAP	NAP
3.30	Property				MVP Mayfield	NAP			100.0%	9/1/2016	NAP	NAP
3.31	Property				Builders FirstSource	NAP			100.0%	9/1/2016	NAP	NAP
3.32	Property				Banner	NAP			100.0%	9/1/2016	NAP	NAP
3.33	Property				SET - IN	NAP			100.0%	9/1/2016	NAP	NAP
3.34	Property				Progressive Metal	NAP			100.0%	9/1/2016	NAP	NAP
3.35	Property				Universal Pool - 166th	NAP			100.0%	9/1/2016	NAP	NAP
3.36	Property				SITEL	NAP			100.0%	9/1/2016	NAP	NAP
3.37	Property				TestAmerica - Tallahassee	NAP			100.0%	9/1/2016	NAP	NAP
3.38	Property				Texas Die Casting	NAP			100.0%	9/1/2016	NAP	NAP
3.39	Property				TestAmerica - Corpus Christi	NAP			100.0%	9/1/2016	NAP	NAP
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	NAP	49.2%	49.2%	97.5%	6/30/2016	NAP	NAP
5	Loan	22	GSMC	GSMC	Hamilton Place	NAP	46.4%	37.2%	90.7%	7/1/2016	NAP	NAP
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	NAP	69.6%	69.6%	93.0%	6/30/2016	NAP	NAP
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	NAP	24.9%	24.9%	94.9%		NAP	NAP
7.01	Property				645 Stockton Street	NAP			84.3%	4/18/2016	NAP	NAP
7.02	Property				400 Duboce Avenue	NAP			100.0%	4/18/2016	NAP	NAP
7.03	Property				950 Franklin Street	NAP			96.3%	4/18/2016	NAP	NAP
7.04	Property				1340-1390 Taylor Street	NAP			85.7%	4/18/2016	NAP	NAP
7.05	Property				601 O’Farrell Street	NAP			100.0%	4/18/2016	NAP	NAP
7.06	Property				2677 Larkin Street	NAP			84.8%	4/18/2016	NAP	NAP
7.07	Property				1801 Gough Street	NAP			100.0%	4/18/2016	NAP	NAP

A-1-40

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
7.08	Property				845 California Street	NAP			91.4%	4/18/2016	NAP	NAP
7.09	Property				1290 20th Avenue	NAP			92.1%	4/18/2016	NAP	NAP
7.10	Property				78 Buchanan Street	NAP			100.0%	4/18/2016	NAP	NAP
7.11	Property				1870 Pacific Avenue	NAP			83.3%	4/18/2016	NAP	NAP
7.12	Property				500 Stanyan Street	NAP			97.2%	4/18/2016	NAP	NAP
7.13	Property				540 Leavenworth Street	NAP			97.7%	4/18/2016	NAP	NAP
7.14	Property				1401 Jones Street	NAP			94.4%	4/18/2016	NAP	NAP
7.15	Property				676 Geary Street	NAP			94.6%	4/18/2016	NAP	NAP
7.16	Property				100 Broderick Street	NAP			94.3%	4/18/2016	NAP	NAP
7.17	Property				2075 Market Street	NAP			100.0%	4/18/2016	NAP	NAP
7.18	Property				621 Stockton Street	NAP			91.3%	4/18/2016	NAP	NAP
7.19	Property				1660 Bay Street	NAP			95.8%	4/18/2016	NAP	NAP
7.20	Property				655 Stockton Street	NAP			100.0%	4/18/2016	NAP	NAP
7.21	Property				2238 Hyde Street	NAP			82.4%	4/18/2016	NAP	NAP
7.22	Property				2600 Van Ness Avenue	NAP			96.9%	4/18/2016	NAP	NAP
7.23	Property				355 Fulton Street	NAP			100.0%	4/18/2016	NAP	NAP
7.24	Property				1520 Gough Street	NAP			100.0%	4/18/2016	NAP	NAP
7.25	Property				1126 Bush Street	NAP			100.0%	4/18/2016	NAP	NAP
7.26	Property				1547 Clay Street	NAP			96.3%	4/18/2016	NAP	NAP
7.27	Property				840 California Street	NAP			87.1%	4/18/2016	NAP	NAP
7.28	Property				925 Geary Street	NAP			95.8%	4/18/2016	NAP	NAP
7.29	Property				691 O’Farrell Street	NAP			94.4%	4/18/2016	NAP	NAP
7.30	Property				2363 Van Ness Avenue	NAP			89.5%	4/18/2016	NAP	NAP
7.31	Property				1840 Clay Street	NAP			85.0%	4/18/2016	NAP	NAP
7.32	Property				1020 Post Street	NAP			100.0%	4/18/2016	NAP	NAP
7.33	Property				2975 Van Ness Avenue	NAP			100.0%	4/18/2016	NAP	NAP
7.34	Property				755 O’Farrell Street	NAP			91.2%	4/18/2016	NAP	NAP
7.35	Property				106 Sanchez Street	NAP			100.0%	4/18/2016	NAP	NAP
7.36	Property				709 Geary Street	NAP			100.0%	4/18/2016	NAP	NAP
7.37	Property				1440 Sutter Street	NAP			100.0%	4/18/2016	NAP	NAP
7.38	Property				1690 North Point	NAP			94.4%	4/18/2016	NAP	NAP
7.39	Property				1753 Mason Street	NAP			100.0%	4/18/2016	NAP	NAP
7.40	Property				915 Pierce Street	NAP			100.0%	4/18/2016	NAP	NAP
7.41	Property				520 Buchanan Street	NAP			89.5%	4/18/2016	NAP	NAP
7.42	Property				3210 Gough Street	NAP			86.7%	4/18/2016	NAP	NAP
7.43	Property				124 Mason Street	NAP			100.0%	4/18/2016	NAP	NAP
7.44	Property				50 Joice Street	NAP			76.9%	4/18/2016	NAP	NAP
7.45	Property				2038 Divisadero Street	NAP			100.0%	4/18/2016	NAP	NAP
7.46	Property				340 Church Street	3/16/2016			100.0%	4/18/2016	NAP	NAP
7.47	Property				411 15th Avenue	NAP			100.0%	4/18/2016	NAP	NAP
7.48	Property				1855 10th Avenue	NAP			83.3%	4/18/2016	NAP	NAP
7.49	Property				1260 Broadway Street	NAP			100.0%	4/18/2016	NAP	NAP
7.50	Property				449 O’Farrell Street	NAP			96.4%	4/18/2016	NAP	NAP
7.51	Property				235 Church Street	NAP			100.0%	4/18/2016	NAP	NAP
7.52	Property				4540 California Street	NAP			91.7%	4/18/2016	NAP	NAP
7.53	Property				2500 Van Ness Avenue	NAP			91.7%	4/18/2016	NAP	NAP
7.54	Property				346 Leavenworth Street	NAP			100.0%	4/18/2016	NAP	NAP
7.55	Property				3264-3274 Mission Street	NAP			100.0%	4/18/2016	NAP	NAP
7.56	Property				3715 California Street	NAP			75.0%	4/18/2016	NAP	NAP
7.57	Property				325 9th Avenue	NAP			91.7%	4/18/2016	NAP	NAP
7.58	Property				1656 Leavenworth Street	NAP			100.0%	4/18/2016	NAP	NAP
7.59	Property				252-258 Church Street	NAP			100.0%	4/18/2016	NAP	NAP
7.60	Property				500-506 Bartlett Street	NAP			75.0%	4/18/2016	NAP	NAP
7.61	Property				1500-1514 Geneva Avenue	NAP			100.0%	4/18/2016	NAP	NAP
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	8/1/2020	67.1%	48.4%	74.4%	7/31/2016	152.03	113.13
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	NAP	66.2%	57.4%	94.6%		NAP	NAP
9.01	Property				11302 Eastpoint Drive Buildings A-C	NAP			100.0%	6/1/2016	NAP	NAP
9.02	Property				417 Union Pacific Boulevard	NAP			100.0%	6/1/2016	NAP	NAP
9.03	Property				11909 Hayter Road	NAP			50.0%	6/1/2016	NAP	NAP
9.04	Property				505 Union Pacific Boulevard	NAP			100.0%	6/1/2016	NAP	NAP
9.05	Property				418 Union Pacific Boulevard	NAP			100.0%	6/1/2016	NAP	NAP
9.06	Property				11921 Hayter Road	NAP			100.0%	6/1/2016	NAP	NAP
10	Loan		GSCRE	GSMC	Eagle View Apartments	NAP	71.4%	59.8%	97.0%	8/24/2016	NAP	NAP
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	7/15/2018	67.0%	53.2%	73.8%	6/30/2016	135.04	99.70
12	Loan	36	GSMC	GSMC	Cool Springs Commons	NAP	63.2%	63.2%	94.6%	5/17/2016	NAP	NAP
13	Loan	37	GSMC	GSMC	Middletown Commons	NAP	75.0%	65.2%	99.3%	8/30/2016	NAP	NAP
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	8/28/2017	72.3%	57.9%	100.0%	5/1/2016	NAP	NAP
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	7/15/2018	67.0%	48.6%	84.0%	6/30/2016	166.11	139.57

A-1-41

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	12/15/2016	68.6%	55.5%	69.3%		163.95	113.58
16.01	Property				SpringHill Suites Pittsburgh North Shore	12/15/2016			69.4%	5/31/2016	166.68	115.67
16.02	Property				Residence Inn Pittsburgh North Shore	12/15/2016			69.2%	5/31/2016	160.93	111.29
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	NAP	39.9%	39.9%	94.9%		NAP	NAP
17.01	Property				701 Taylor Street	NAP			92.7%	4/18/2016	NAP	NAP
17.02	Property				1301 Leavenworth Street	NAP			100.0%	4/18/2016	NAP	NAP
17.03	Property				947 Bush Street	NAP			96.2%	4/18/2016	NAP	NAP
17.04	Property				685 Geary Street	NAP			90.7%	4/18/2016	NAP	NAP
17.05	Property				3809 20th Street	NAP			88.0%	4/18/2016	NAP	NAP
17.06	Property				434 Leavenworth Street	NAP			97.1%	4/18/2016	NAP	NAP
17.07	Property				1050 Post Street	NAP			97.5%	4/18/2016	NAP	NAP
17.08	Property				814 California Street	NAP			100.0%	4/18/2016	NAP	NAP
17.09	Property				267-273 Green Street	NAP			95.0%	4/18/2016	NAP	NAP
17.10	Property				2898 Jackson Street	NAP			93.3%	4/18/2016	NAP	NAP
17.11	Property				3820 Scott Street	NAP			100.0%	4/18/2016	NAP	NAP
17.12	Property				600 Oak Street	NAP			100.0%	4/18/2016	NAP	NAP
17.13	Property				861 Post Street	NAP			82.4%	4/18/2016	NAP	NAP
17.14	Property				3783 20th Street	NAP			94.4%	4/18/2016	NAP	NAP
18	Loan		GSMC	GSMC	Luton Ranch	NAP	62.7%	57.1%	94.2%	8/26/2016	NAP	NAP
19	Loan		GSMC	GSMC	345 West 14th Street	NAP	50.0%	50.0%	100.0%	3/1/2016	NAP	NAP
20	Loan		GSMC	GSMC	Lincoln Corners	NAP	75.0%	64.1%	100.0%	6/1/2016	NAP	NAP
21	Loan		GSMC	GSMC	South Congress	NAP	46.5%	32.9%	96.6%	7/12/2016	NAP	NAP
22	Loan		GSMC	GSMC	South Valley Plaza	NAP	63.9%	52.2%	96.0%	4/1/2016	NAP	NAP
23	Loan	37	GSMC	GSMC	Strong Station	NAP	65.2%	56.7%	100.0%	6/1/2016	NAP	NAP
24	Loan		GSMC	GSMC	Rancho La Costa	NAP	62.5%	57.0%	100.0%	6/1/2016	NAP	NAP
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	NAP	67.8%	49.3%	99.8%	8/1/2016	NAP	NAP
26	Loan		GSMC	GSMC	Pecos Legacy Center	NAP	72.4%	58.6%	94.0%	8/1/2016	NAP	NAP
27	Loan	37	GSMC	GSMC	Crossings of Hoover	NAP	68.1%	59.2%	100.0%	8/4/2016	NAP	NAP
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	7/19/2018	49.7%	35.6%	54.6%	6/30/2016	91.21	49.77
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	NAP	74.7%	61.0%	97.0%		NAP	NAP
29.01	Property				Cumberland Station	NAP			100.0%	5/1/2016	NAP	NAP
29.02	Property				Taylorsville Shopping Center	NAP			94.0%	5/1/2016	NAP	NAP
30	Loan	37	GSMC	GSMC	Vestavia Commons	NAP	67.6%	58.7%	100.0%	6/1/2016	NAP	NAP
31	Loan	29	GSMC	GSMC	James Building	NAP	67.3%	54.4%	86.6%	6/1/2016	NAP	NAP
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	NAP	61.6%	45.1%	98.4%	6/1/2016	NAP	NAP
33	Loan		GSMC	GSMC	River Ridge Shopping Center	NAP	69.8%	56.3%	95.6%	6/6/2016	NAP	NAP
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	NAP	60.8%	49.4%	100.0%	3/1/2016	NAP	NAP

A-1-42

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	Coach	693,938	7/31/2036	L’Oreal	411,358	8/31/2031
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	Bank of America	355,943	12/31/2022	DRW Investments	129,312	12/31/2029
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio
3.01	Property				Hannibal	Hannibal Industries, Inc	429,122	3/31/2028	NAP
3.02	Property				Kraco	Kraco Enterprises, LLC	364,440	8/31/2028	NAP
3.03	Property				New WinCup - Phoenix	New WinCup Holdings, Inc.	322,070	12/31/2026	NAP
3.04	Property				Worlds Finest Chocolates	World’s Finest Chocolate, Inc.	434,252	7/31/2027	NAP
3.05	Property				SET - MI	SET Enterprises, Inc.	284,351	6/30/2031	NAP
3.06	Property				Plaid - Decatur	Plaid Enterprises, Inc.	282,514	10/31/2024	NAP
3.07	Property				Oracle Packaging	Oracle Flexible Packaging, Inc.	437,911	7/31/2030	NAP
3.08	Property				TestAmerica - West SAC	TestAmerica Laboratories, Inc.	66,203	6/30/2027	NAP
3.09	Property				TestAmerica - Arvada	TestAmerica Laboratories, Inc.	57,966	6/30/2027	NAP
3.10	Property				Northwest Mailing Service	Precision Dialogue Direct, Inc.	228,032	5/31/2023	NAP
3.11	Property				Lyons	The Lyons Companies, LLC	172,758	10/31/2027	NAP
3.12	Property				Wilbert Plastics	Wilbert, Inc.	257,086	12/31/2031	NAP
3.13	Property				Angstrom Graphics	Angstrom Graphics Inc Midwest	231,505	1/31/2029	NAP
3.14	Property				New WinCup - Stone Mountain	New WinCup Holdings, Inc.	220,380	12/31/2026	NAP
3.15	Property				Universal Pool - Armory	Universal Pool Co., Inc.	240,255	8/31/2027	NAP
3.16	Property				Jade-Sterling - IL	Jade-Sterling Steel Co., Inc.	215,389	4/30/2023	NAP
3.17	Property				Plaid - Norcross	Plaid Enterprises, Inc.	71,620	10/31/2024	NAP
3.18	Property				Phillips and Temro	Phillips & Temro Industries Inc.	101,680	12/31/2024	NAP
3.19	Property				TestAmerica - Savannah	TestAmerica Laboratories, Inc.	54,284	6/30/2027	NAP
3.20	Property				Hover-Davis	Universal Instruments Corporation	66,100	6/30/2023	NAP
3.21	Property				Jade-Sterling - OH	Jade-Sterling Steel Co., Inc.	174,511	4/30/2023	NAP
3.22	Property				Fitz Aerospace	Fitz Aerospace, Inc.	129,000	4/30/2031	NAP
3.23	Property				MVP Charleston	MVP Group International, Inc	108,000	4/30/2022	NAP
3.24	Property				Paragon Tech	Paragon Technologies Incorporated	88,857	12/31/2024	NAP
3.25	Property				Aramsco and Bulls Eye	Aramsco, Inc. & Bulls Eye Environmental, Inc.	99,783	8/31/2024	NAP
3.26	Property				Shale-Inland	Midland Stamping and Fabricating Corporation	193,789	9/30/2023	NAP
3.27	Property				M.P. Pumps	M.P. Pumps, Inc.	81,769	6/30/2023	NAP
3.28	Property				TestAmerica - Pensacola	TestAmerica Laboratories, Inc.	21,911	6/30/2027	NAP
3.29	Property				Microfinish	Microfinish IPC, LLC	144,786	2/28/2031	NAP
3.30	Property				MVP Mayfield	MVP Group International, Inc	101,244	4/30/2022	NAP
3.31	Property				Builders FirstSource	Builder’s FirstSource - Florida, LLC	116,897	11/30/2021	NAP
3.32	Property				Banner	Banner Service Corporation	58,450	7/31/2020	NAP
3.33	Property				SET - IN	SET Enterprises, Inc.	117,376	6/30/2031	NAP
3.34	Property				Progressive Metal	Progressive Metal Manufacturing Company	58,250	6/30/2020	NAP
3.35	Property				Universal Pool - 166th	Universal Pool Co., Inc.	109,814	8/31/2027	NAP
3.36	Property				SITEL	SITEL Operating Corporation	46,812	5/31/2027	NAP
3.37	Property				TestAmerica - Tallahassee	TestAmerica Laboratories, Inc.	16,500	6/30/2027	NAP
3.38	Property				Texas Die Casting	Texas Die Casting LLC	78,177	10/31/2032	NAP
3.39	Property				TestAmerica - Corpus Christi	TestAmerica Laboratories, Inc.	14,884	6/30/2027	NAP
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	Macy’s	230,000	7/31/2027	Bloomingdale’s	225,000	1/28/2022
5	Loan	22	GSMC	GSMC	Hamilton Place	Barnes & Noble	29,743	1/31/2019	Gap/Gap Kids	9,834	1/31/2020
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	Comcast	324,391	2/28/2029	ULA	260,066	11/30/2021
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1
7.01	Property				645 Stockton Street	NAP			NAP
7.02	Property				400 Duboce Avenue	NAP			NAP
7.03	Property				950 Franklin Street	College Market	1,087	9/30/2016	New State Cleaners	886	5/31/2016
7.04	Property				1340-1390 Taylor Street	NAP			NAP
7.05	Property				601 O’Farrell Street	Blu Cleaner	733	12/31/2017	NAP
7.06	Property				2677 Larkin Street	NAP			NAP
7.07	Property				1801 Gough Street	NAP			NAP

A-1-43

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)
7.08	Property				845 California Street	NAP			NAP
7.09	Property				1290 20th Avenue	U.S. Bank National Association	4,445	12/31/2019	NAP
7.10	Property				78 Buchanan Street	NAP			NAP
7.11	Property				1870 Pacific Avenue	NAP			NAP
7.12	Property				500 Stanyan Street	NAP			NAP
7.13	Property				540 Leavenworth Street	NAP			NAP
7.14	Property				1401 Jones Street	NAP			NAP
7.15	Property				676 Geary Street	Resolute Drinks LLC	883	5/31/2025	Mensho Tokyo	698	8/31/2020
7.16	Property				100 Broderick Street	NAP			NAP
7.17	Property				2075 Market Street	Bay Liquor	2,622	6/30/2016	Photoworks Inc	2,086	12/31/2016
7.18	Property				621 Stockton Street	NAP			NAP
7.19	Property				1660 Bay Street	NAP			NAP
7.20	Property				655 Stockton Street	NAP			NAP
7.21	Property				2238 Hyde Street	NAP			NAP
7.22	Property				2600 Van Ness Avenue	NAP			NAP
7.23	Property				355 Fulton Street	NAP			NAP
7.24	Property				1520 Gough Street	NAP			NAP
7.25	Property				1126 Bush Street	NAP			NAP
7.26	Property				1547 Clay Street	NAP			NAP
7.27	Property				840 California Street	NAP			NAP
7.28	Property				925 Geary Street	NAP			NAP
7.29	Property				691 O’Farrell Street	Nite Cap Bar, Inc	832	10/31/2021	Lisa For Hair	490	9/30/2016
7.30	Property				2363 Van Ness Avenue	Notes From Underground Café	631	3/31/2018	Greeness Dry Cleaner	578	9/30/2016
7.31	Property				1840 Clay Street	NAP			NAP
7.32	Property				1020 Post Street	NAP			NAP
7.33	Property				2975 Van Ness Avenue	NAP			NAP
7.34	Property				755 O’Farrell Street	Ling Beauty Salon	288	12/31/2017	NAP
7.35	Property				106 Sanchez Street	NAP			NAP
7.36	Property				709 Geary Street	Alcyone	1,030	4/30/2018	Michael’s Dry Cleaning	459	9/30/2016
7.37	Property				1440 Sutter Street	NAP			NAP
7.38	Property				1690 North Point	NAP			NAP
7.39	Property				1753 Mason Street	Union Street Produce	1,490	4/30/2021	NAP
7.40	Property				915 Pierce Street	NAP			NAP
7.41	Property				520 Buchanan Street	NAP			NAP
7.42	Property				3210 Gough Street	NAP			NAP
7.43	Property				124 Mason Street	NAP			NAP
7.44	Property				50 Joice Street	NAP			NAP
7.45	Property				2038 Divisadero Street	NAP			NAP
7.46	Property				340 Church Street	NAP			NAP
7.47	Property				411 15th Avenue	Sun Architecture	696	12/31/2017	NAP
7.48	Property				1855 10th Avenue	NAP			NAP
7.49	Property				1260 Broadway Street	NAP			NAP
7.50	Property				449 O’Farrell Street	The Thing Quarterly, LLC	1,204	7/31/2018	SFAQ, LLC	1,049	9/30/2016
7.51	Property				235 Church Street	The Twilight Zone	1,820	9/30/2016	NAP
7.52	Property				4540 California Street	NAP			NAP
7.53	Property				2500 Van Ness Avenue	NAP			NAP
7.54	Property				346 Leavenworth Street	NAP			NAP
7.55	Property				3264-3274 Mission Street	Goyne	1,454	5/31/2018	NAP
7.56	Property				3715 California Street	NAP			NAP
7.57	Property				325 9th Avenue	NAP			NAP
7.58	Property				1656 Leavenworth Street	NAP			NAP
7.59	Property				252-258 Church Street	The SF Marriage and Couples Center	1,500	8/31/2020	Spring Spa	1,175	8/31/2017
7.60	Property				500-506 Bartlett Street	NAP			NAP
7.61	Property				1500-1514 Geneva Avenue	Evolution FC	933	6/30/2016	NAP
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	NAP			NAP
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio
9.01	Property				11302 Eastpoint Drive Buildings A-C	Transplace LLC	159,000	3/31/2019	Robert Bosch LLC	120,600	5/31/2018
9.02	Property				417 Union Pacific Boulevard	UPS Supply Chain Solutions	199,540	2/29/2020	NAP
9.03	Property				11909 Hayter Road	Gomsa Logistics USA	72,488	10/31/2017	NAP
9.04	Property				505 Union Pacific Boulevard	Inter Global Solutions Group	105,205	8/31/2018	NAP
9.05	Property				418 Union Pacific Boulevard	Remy Inc	136,500	12/31/2017	NAP
9.06	Property				11921 Hayter Road	Cree Inc	100,545	11/30/2017	NAP
10	Loan		GSCRE	GSMC	Eagle View Apartments	NAP			NAP
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	NAP			NAP
12	Loan	36	GSMC	GSMC	Cool Springs Commons	Community Health Systems	215,228	1/31/2021	Peak 10 RenTech	27,507	6/30/2025
13	Loan	37	GSMC	GSMC	Middletown Commons	Academy Sports	71,824	2/28/2030	Hobby Lobby	55,000	2/28/2030
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	JC Penney (GL)	103,507	7/31/2038	Burlington Coat Factory	80,241	1/31/2019
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	NAP			NAP

A-1-44

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore
16.01	Property				SpringHill Suites Pittsburgh North Shore	NAP			NAP
16.02	Property				Residence Inn Pittsburgh North Shore	NAP			NAP
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2
17.01	Property				701 Taylor Street	Sanraku Restaurant	1,788	7/31/2021	Roxanne Sotano, Inc	1,658	11/30/2019
17.02	Property				1301 Leavenworth Street	NAP			NAP
17.03	Property				947 Bush Street	NAP			NAP
17.04	Property				685 Geary Street	Star Market	1,063	12/31/2021	King Ling Restaurant	1,008	9/30/2016
17.05	Property				3809 20th Street	NAP			NAP
17.06	Property				434 Leavenworth Street	NAP			NAP
17.07	Property				1050 Post Street	NAP			NAP
17.08	Property				814 California Street	NAP			NAP
17.09	Property				267-273 Green Street	NAP			NAP
17.10	Property				2898 Jackson Street	NAP			NAP
17.11	Property				3820 Scott Street	NAP			NAP
17.12	Property				600 Oak Street	NAP			NAP
17.13	Property				861 Post Street	NAP			NAP
17.14	Property				3783 20th Street	NAP			NAP
18	Loan		GSMC	GSMC	Luton Ranch	Marshalls	24,000	4/30/2025	Ross Dress For Less	22,000	1/31/2026
19	Loan		GSMC	GSMC	345 West 14th Street	Columbia Sportswear	8,405	2/28/2025	NAP
20	Loan		GSMC	GSMC	Lincoln Corners	Hobby Lobby	55,000	1/31/2023	Ross Dress For Less	30,069	1/31/2019
21	Loan		GSMC	GSMC	South Congress	Perla’s Seafood & Oyster Bar	5,788	4/1/2017	Kendra Scott Design	5,523	12/31/2020
22	Loan		GSMC	GSMC	South Valley Plaza	Burlington Coat Factory	63,793	4/30/2019	Harbor Freight Tools	15,665	8/31/2023
23	Loan	37	GSMC	GSMC	Strong Station	Hobby Lobby	55,000	1/31/2030	Sprouts	28,140	3/31/2030
24	Loan		GSMC	GSMC	Rancho La Costa	CVS Pharmacy	14,852	6/30/2022	Dr. Dankworth DDS	3,000	1/31/2023
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	Jasco	447,211	10/31/2023	WGS Global	117,446	1/31/2022
26	Loan		GSMC	GSMC	Pecos Legacy Center	24 Hour Fitness	42,010	10/31/2023	Step Up Academy of the Arts	4,800	7/31/2019
27	Loan	37	GSMC	GSMC	Crossings of Hoover	Sprouts	27,965	4/30/2030	Starbucks	1,800	4/30/2025
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	NAP			NAP
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio
29.01	Property				Cumberland Station	Pet Supplies Plus	9,577	3/31/2024	Hibbett Sports	7,200	9/30/2017
29.02	Property				Taylorsville Shopping Center	Goody’s	15,000	1/31/2021	Dollar Tree	10,500	1/31/2021
30	Loan	37	GSMC	GSMC	Vestavia Commons	Sprouts	28,092	4/30/2031	Chipotle	2,388	2/28/2026
31	Loan	29	GSMC	GSMC	James Building	BB&T	24,517	8/31/2019	Pointer Management	8,895	7/31/2020
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	The Egg & I	5,100	3/31/2020	Rockabillies	3,650	1/31/2019
33	Loan		GSMC	GSMC	River Ridge Shopping Center	Food Lion	37,985	10/15/2022	Dollar General	7,500	1/31/2018
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	Porte Noire	5,086	3/31/2028	Another Broken Egg Café	3,481	10/15/2025

A-1-45

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	BCG	193,295	4/30/2032	SAP	144,065	6/30/2032
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	Valence Health	125,005	12/31/2027	Marsh USA	120,771	2/29/2024
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio
3.01	Property				Hannibal	NAP			NAP
3.02	Property				Kraco	NAP			NAP
3.03	Property				New WinCup - Phoenix	NAP			NAP
3.04	Property				Worlds Finest Chocolates	NAP			NAP
3.05	Property				SET - MI	NAP			NAP
3.06	Property				Plaid - Decatur	NAP			NAP
3.07	Property				Oracle Packaging	NAP			NAP
3.08	Property				TestAmerica - West SAC	NAP			NAP
3.09	Property				TestAmerica - Arvada	NAP			NAP
3.10	Property				Northwest Mailing Service	NAP			NAP
3.11	Property				Lyons	NAP			NAP
3.12	Property				Wilbert Plastics	NAP			NAP
3.13	Property				Angstrom Graphics	NAP			NAP
3.14	Property				New WinCup - Stone Mountain	NAP			NAP
3.15	Property				Universal Pool - Armory	NAP			NAP
3.16	Property				Jade-Sterling - IL	NAP			NAP
3.17	Property				Plaid - Norcross	NAP			NAP
3.18	Property				Phillips and Temro	NAP			NAP
3.19	Property				TestAmerica - Savannah	NAP			NAP
3.20	Property				Hover-Davis	NAP			NAP
3.21	Property				Jade-Sterling - OH	NAP			NAP
3.22	Property				Fitz Aerospace	NAP			NAP
3.23	Property				MVP Charleston	NAP			NAP
3.24	Property				Paragon Tech	NAP			NAP
3.25	Property				Aramsco and Bulls Eye	NAP			NAP
3.26	Property				Shale-Inland	NAP			NAP
3.27	Property				M.P. Pumps	NAP			NAP
3.28	Property				TestAmerica - Pensacola	NAP			NAP
3.29	Property				Microfinish	NAP			NAP
3.30	Property				MVP Mayfield	NAP			NAP
3.31	Property				Builders FirstSource	NAP			NAP
3.32	Property				Banner	NAP			NAP
3.33	Property				SET - IN	NAP			NAP
3.34	Property				Progressive Metal	NAP			NAP
3.35	Property				Universal Pool - 166th	NAP			NAP
3.36	Property				SITEL	NAP			NAP
3.37	Property				TestAmerica - Tallahassee	NAP			NAP
3.38	Property				Texas Die Casting	NAP			NAP
3.39	Property				TestAmerica - Corpus Christi	NAP			NAP
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	Regal Cinemas	39,746	1/31/2019	The Fresh Market	21,720	8/31/2022
5	Loan	22	GSMC	GSMC	Hamilton Place	Big River Brewery	9,589	8/31/2021	American Eagle Outfitters	8,813	1/31/2027
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	Travelport	120,847	11/30/2025	Professionals Management Group	6,322	1/31/2019
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1
7.01	Property				645 Stockton Street	NAP			NAP
7.02	Property				400 Duboce Avenue	NAP			NAP
7.03	Property				950 Franklin Street	NAP			NAP
7.04	Property				1340-1390 Taylor Street	NAP			NAP
7.05	Property				601 O’Farrell Street	NAP			NAP
7.06	Property				2677 Larkin Street	NAP			NAP
7.07	Property				1801 Gough Street	NAP			NAP

A-1-46

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)
7.08	Property				845 California Street	NAP			NAP
7.09	Property				1290 20th Avenue	NAP			NAP
7.10	Property				78 Buchanan Street	NAP			NAP
7.11	Property				1870 Pacific Avenue	NAP			NAP
7.12	Property				500 Stanyan Street	NAP			NAP
7.13	Property				540 Leavenworth Street	NAP			NAP
7.14	Property				1401 Jones Street	NAP			NAP
7.15	Property				676 Geary Street	NAP			NAP
7.16	Property				100 Broderick Street	NAP			NAP
7.17	Property				2075 Market Street	Ace Hardware	1,637	9/30/2016	Snow Bright Laundry	1,031	9/30/2016
7.18	Property				621 Stockton Street	NAP			NAP
7.19	Property				1660 Bay Street	NAP			NAP
7.20	Property				655 Stockton Street	NAP			NAP
7.21	Property				2238 Hyde Street	NAP			NAP
7.22	Property				2600 Van Ness Avenue	NAP			NAP
7.23	Property				355 Fulton Street	NAP			NAP
7.24	Property				1520 Gough Street	NAP			NAP
7.25	Property				1126 Bush Street	NAP			NAP
7.26	Property				1547 Clay Street	NAP			NAP
7.27	Property				840 California Street	NAP			NAP
7.28	Property				925 Geary Street	NAP			NAP
7.29	Property				691 O’Farrell Street	Alex’s Grocery & Gift Shop	357	6/30/2016	NAP
7.30	Property				2363 Van Ness Avenue	NAP			NAP
7.31	Property				1840 Clay Street	NAP			NAP
7.32	Property				1020 Post Street	NAP			NAP
7.33	Property				2975 Van Ness Avenue	NAP			NAP
7.34	Property				755 O’Farrell Street	NAP			NAP
7.35	Property				106 Sanchez Street	NAP			NAP
7.36	Property				709 Geary Street	Elephant Sushi	273	7/31/2020	NAP
7.37	Property				1440 Sutter Street	NAP			NAP
7.38	Property				1690 North Point	NAP			NAP
7.39	Property				1753 Mason Street	NAP			NAP
7.40	Property				915 Pierce Street	NAP			NAP
7.41	Property				520 Buchanan Street	NAP			NAP
7.42	Property				3210 Gough Street	NAP			NAP
7.43	Property				124 Mason Street	NAP			NAP
7.44	Property				50 Joice Street	NAP			NAP
7.45	Property				2038 Divisadero Street	NAP			NAP
7.46	Property				340 Church Street	NAP			NAP
7.47	Property				411 15th Avenue	NAP			NAP
7.48	Property				1855 10th Avenue	NAP			NAP
7.49	Property				1260 Broadway Street	NAP			NAP
7.50	Property				449 O’Farrell Street	Paradise Coffee and Donuts	684	12/31/2017	NAP
7.51	Property				235 Church Street	NAP			NAP
7.52	Property				4540 California Street	NAP			NAP
7.53	Property				2500 Van Ness Avenue	NAP			NAP
7.54	Property				346 Leavenworth Street	NAP			NAP
7.55	Property				3264-3274 Mission Street	NAP			NAP
7.56	Property				3715 California Street	NAP			NAP
7.57	Property				325 9th Avenue	NAP			NAP
7.58	Property				1656 Leavenworth Street	NAP			NAP
7.59	Property				252-258 Church Street	NAP			NAP
7.60	Property				500-506 Bartlett Street	NAP			NAP
7.61	Property				1500-1514 Geneva Avenue	NAP			NAP
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	NAP			NAP
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio
9.01	Property				11302 Eastpoint Drive Buildings A-C	Sony Electronics Inc	85,989	12/31/2020	Welldex Logistics	84,800	9/30/2016
9.02	Property				417 Union Pacific Boulevard	NAP			NAP
9.03	Property				11909 Hayter Road	NAP			NAP
9.04	Property				505 Union Pacific Boulevard	NAP			NAP
9.05	Property				418 Union Pacific Boulevard	NAP			NAP
9.06	Property				11921 Hayter Road	NAP			NAP
10	Loan		GSCRE	GSMC	Eagle View Apartments	NAP			NAP
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	NAP			NAP
12	Loan	36	GSMC	GSMC	Cool Springs Commons	Windsor Management	17,789	12/31/2018	Service Jewelry Repair	9,486	2/28/2020
13	Loan	37	GSMC	GSMC	Middletown Commons	Ross Dress For Less	25,000	1/31/2026	Liquor Barn	22,000	5/31/2025
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	Academy Sports	77,182	1/31/2024	Ross Dress For Less	30,187	1/31/2020
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	NAP			NAP

A-1-47

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore
16.01	Property				SpringHill Suites Pittsburgh North Shore	NAP			NAP
16.02	Property				Residence Inn Pittsburgh North Shore	NAP			NAP
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2
17.01	Property				701 Taylor Street	Orchid Nails	1,010	11/30/2016	NAP
17.02	Property				1301 Leavenworth Street	NAP			NAP
17.03	Property				947 Bush Street	NAP			NAP
17.04	Property				685 Geary Street	Win’s Hair Design	614	9/30/2017	Tailor Maid	346	9/30/2016
17.05	Property				3809 20th Street	NAP			NAP
17.06	Property				434 Leavenworth Street	NAP			NAP
17.07	Property				1050 Post Street	NAP			NAP
17.08	Property				814 California Street	NAP			NAP
17.09	Property				267-273 Green Street	NAP			NAP
17.10	Property				2898 Jackson Street	NAP			NAP
17.11	Property				3820 Scott Street	NAP			NAP
17.12	Property				600 Oak Street	NAP			NAP
17.13	Property				861 Post Street	NAP			NAP
17.14	Property				3783 20th Street	NAP			NAP
18	Loan		GSMC	GSMC	Luton Ranch	Michaels	13,809	3/31/2023	Rue 21, Inc.	6,850	1/31/2023
19	Loan		GSMC	GSMC	345 West 14th Street	NAP			NAP
20	Loan		GSMC	GSMC	Lincoln Corners	Bealls	30,000	1/31/2019	Petsmart	20,075	4/30/2021
21	Loan		GSMC	GSMC	South Congress	Hopdoddy Burger Bar	4,333	5/31/2020	Steinbomer & Associates	2,525	8/31/2020
22	Loan		GSMC	GSMC	South Valley Plaza	Guitar Center Stores	10,191	4/30/2026	DMV	9,295	5/31/2018
23	Loan	37	GSMC	GSMC	Strong Station	Another Broken Egg Café	3,600	6/30/2025	Infinity Chiropractic	2,400	1/31/2021
24	Loan		GSMC	GSMC	Rancho La Costa	Arezzo Salon and Spa	2,732	12/31/2017	Tina Lai	2,600	8/30/2021
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	Joshen	101,296	3/31/2020	NAP
26	Loan		GSMC	GSMC	Pecos Legacy Center	Palm Beach Tan	3,336	2/28/2020	Pacific Dental	3,000	12/30/2025
27	Loan	37	GSMC	GSMC	Crossings of Hoover	AT&T	1,600	8/31/2020	Avalon Nails	1,600	5/31/2020
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	NAP			NAP
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio
29.01	Property				Cumberland Station	Sam Goody	4,951	1/31/2017	Shoe Sensation	4,600	7/31/2017
29.02	Property				Taylorsville Shopping Center	Good Buys	8,537	4/30/2021	Nikki Japanese Restaurant	2,800	10/31/2017
30	Loan	37	GSMC	GSMC	Vestavia Commons	Jersey Mikes	1,200	3/31/2021	Papa Murphy’s	1,200	12/31/2020
31	Loan	29	GSMC	GSMC	James Building	Summers & Wyatt, P.C.	5,529	7/31/2021	Pantheon Capital Management	4,933	7/31/2020
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	Rossi’s Liquor Store	2,500	12/31/2021	Pet Empawrium	2,500	6/30/2018
33	Loan		GSMC	GSMC	River Ridge Shopping Center	Monte Del Ray Restaurant	3,600	6/14/2018	Steel Roots	1,500	9/30/2021
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	Starbucks	2,118	3/31/2026	Dr. Phillips Center for Wellness	1,897	7/29/2021

A-1-48

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	Intersection	67,058	1/31/2027	6/30/2016	No	NAP
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	SAC Wireless	83,228	6/30/2025	8/9/2016	No	NAP
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio
3.01	Property				Hannibal	NAP			12/4/2015	No	NAP
3.02	Property				Kraco	NAP			12/7/2015	No	NAP
3.03	Property				New WinCup - Phoenix	NAP			12/7/2015	No	NAP
3.04	Property				Worlds Finest Chocolates	NAP			12/4/2015	No	NAP
3.05	Property				SET - MI	NAP			12/4/2015	No	NAP
3.06	Property				Plaid - Decatur	NAP			12/4/2015	No	NAP
3.07	Property				Oracle Packaging	NAP			12/8/2015	No	NAP
3.08	Property				TestAmerica - West SAC	NAP			12/2/2015	No	NAP
3.09	Property				TestAmerica - Arvada	NAP			12/4/2015	No	NAP
3.10	Property				Northwest Mailing Service	NAP			12/4/2015	No	NAP
3.11	Property				Lyons	NAP			12/4/2015	No	NAP
3.12	Property				Wilbert Plastics	NAP			12/4/2015	No	NAP
3.13	Property				Angstrom Graphics	NAP			12/8/2015	No	NAP
3.14	Property				New WinCup - Stone Mountain	NAP			12/4/2015	No	NAP
3.15	Property				Universal Pool - Armory	NAP			12/4/2015	No	NAP
3.16	Property				Jade-Sterling - IL	NAP			12/4/2015	No	NAP
3.17	Property				Plaid - Norcross	NAP			12/4/2015	No	NAP
3.18	Property				Phillips and Temro	NAP			12/4/2015	No	NAP
3.19	Property				TestAmerica - Savannah	NAP			12/4/2015	No	NAP
3.20	Property				Hover-Davis	NAP			12/7/2015	No	NAP
3.21	Property				Jade-Sterling - OH	NAP			12/4/2015, 12/7/2015	No	NAP
3.22	Property				Fitz Aerospace	NAP			12/4/2015	No	NAP
3.23	Property				MVP Charleston	NAP			12/4/2015	No	NAP
3.24	Property				Paragon Tech	NAP			12/4/2015	No	NAP
3.25	Property				Aramsco and Bulls Eye	NAP			12/4/2015	No	NAP
3.26	Property				Shale-Inland	NAP			12/4/2015	No	NAP
3.27	Property				M.P. Pumps	NAP			12/4/2015	No	NAP
3.28	Property				TestAmerica - Pensacola	NAP			12/7/2015	No	NAP
3.29	Property				Microfinish	NAP			12/4/2015	No	NAP
3.30	Property				MVP Mayfield	NAP			12/7/2015	No	NAP
3.31	Property				Builders FirstSource	NAP			12/3/2015	No	NAP
3.32	Property				Banner	NAP			12/4/2015	No	NAP
3.33	Property				SET - IN	NAP			12/4/2015	No	NAP
3.34	Property				Progressive Metal	NAP			12/4/2015	No	NAP
3.35	Property				Universal Pool - 166th	NAP			12/4/2015	No	NAP
3.36	Property				SITEL	NAP			12/7/2015	No	NAP
3.37	Property				TestAmerica - Tallahassee	NAP			12/7/2015	No	NAP
3.38	Property				Texas Die Casting	NAP			12/7/2015	No	NAP
3.39	Property				TestAmerica - Corpus Christi	NAP			12/4/2015	No	NAP
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	American Girl	15,840	2/28/2023	7/22/2016	No	NAP
5	Loan	22	GSMC	GSMC	Hamilton Place	Express	8,148	1/31/2025	5/6/2016	No	NAP
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	Starkey Mortgage	3,406	11/30/2018	1/7/2016	No	NAP
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1
7.01	Property				645 Stockton Street	NAP			1/7/2016	No	NAP
7.02	Property				400 Duboce Avenue	NAP			1/5/2016	No	NAP
7.03	Property				950 Franklin Street	NAP			1/6/2016	No	NAP
7.04	Property				1340-1390 Taylor Street	NAP			12/22/2015	No	NAP
7.05	Property				601 O’Farrell Street	NAP			1/6/2016	No	NAP
7.06	Property				2677 Larkin Street	NAP			1/8/2016	No	NAP
7.07	Property				1801 Gough Street	NAP			1/8/2016	No	NAP

A-1-49

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date
7.08	Property				845 California Street	NAP			12/24/2015	No	NAP
7.09	Property				1290 20th Avenue	NAP			1/6/2016	No	NAP
7.10	Property				78 Buchanan Street	NAP			1/6/2016	No	NAP
7.11	Property				1870 Pacific Avenue	NAP			1/4/2016	No	NAP
7.12	Property				500 Stanyan Street	NAP			1/5/2016	No	NAP
7.13	Property				540 Leavenworth Street	NAP			1/7/2016	No	NAP
7.14	Property				1401 Jones Street	NAP			1/7/2016	No	NAP
7.15	Property				676 Geary Street	NAP			1/8/2016	No	NAP
7.16	Property				100 Broderick Street	NAP			12/31/2015	No	NAP
7.17	Property				2075 Market Street	Woodhouse Fish Company	619	3/31/2021	12/30/2015	No	NAP
7.18	Property				621 Stockton Street	NAP			1/7/2016	No	NAP
7.19	Property				1660 Bay Street	NAP			12/30/2015	No	NAP
7.20	Property				655 Stockton Street	NAP			1/7/2016	No	NAP
7.21	Property				2238 Hyde Street	NAP			12/30/2015	No	NAP
7.22	Property				2600 Van Ness Avenue	NAP			12/30/2015	No	NAP
7.23	Property				355 Fulton Street	NAP			1/4/2016	No	NAP
7.24	Property				1520 Gough Street	NAP			1/8/2016	No	NAP
7.25	Property				1126 Bush Street	NAP			12/30/2015	No	NAP
7.26	Property				1547 Clay Street	NAP			1/7/2016	No	NAP
7.27	Property				840 California Street	NAP			1/8/2016	No	NAP
7.28	Property				925 Geary Street	NAP			1/7/2016	No	NAP
7.29	Property				691 O’Farrell Street	NAP			1/7/2016	No	NAP
7.30	Property				2363 Van Ness Avenue	NAP			12/22/2015	No	NAP
7.31	Property				1840 Clay Street	NAP			1/7/2016	No	NAP
7.32	Property				1020 Post Street	NAP			1/7/2016	No	NAP
7.33	Property				2975 Van Ness Avenue	NAP			1/5/2016	No	NAP
7.34	Property				755 O’Farrell Street	NAP			1/8/2016	No	NAP
7.35	Property				106 Sanchez Street	NAP			1/4/2016	No	NAP
7.36	Property				709 Geary Street	NAP			12/30/2015	No	NAP
7.37	Property				1440 Sutter Street	NAP			12/31/2015	No	NAP
7.38	Property				1690 North Point	NAP			12/30/2015	No	NAP
7.39	Property				1753 Mason Street	NAP			1/4/2016	No	NAP
7.40	Property				915 Pierce Street	NAP			1/6/2016	No	NAP
7.41	Property				520 Buchanan Street	NAP			12/31/2015	No	NAP
7.42	Property				3210 Gough Street	NAP			1/5/2016	No	NAP
7.43	Property				124 Mason Street	NAP			1/4/2016	No	NAP
7.44	Property				50 Joice Street	NAP			12/30/2015	No	NAP
7.45	Property				2038 Divisadero Street	NAP			1/4/2016	No	NAP
7.46	Property				340 Church Street	NAP			1/6/2016	No	NAP
7.47	Property				411 15th Avenue	NAP			1/4/2016	No	NAP
7.48	Property				1855 10th Avenue	NAP			1/4/2016	No	NAP
7.49	Property				1260 Broadway Street	NAP			12/31/2015	No	NAP
7.50	Property				449 O’Farrell Street	NAP			1/5/2016	No	NAP
7.51	Property				235 Church Street	NAP			12/30/2015	No	NAP
7.52	Property				4540 California Street	NAP			12/30/2015	No	NAP
7.53	Property				2500 Van Ness Avenue	NAP			12/23/2015	No	NAP
7.54	Property				346 Leavenworth Street	NAP			12/31/2015	No	NAP
7.55	Property				3264-3274 Mission Street	NAP			12/23/2015	No	NAP
7.56	Property				3715 California Street	NAP			12/24/2015	No	NAP
7.57	Property				325 9th Avenue	NAP			1/5/2016	No	NAP
7.58	Property				1656 Leavenworth Street	NAP			12/21/2015	No	NAP
7.59	Property				252-258 Church Street	NAP			12/31/2015	No	NAP
7.60	Property				500-506 Bartlett Street	NAP			1/5/2016	No	NAP
7.61	Property				1500-1514 Geneva Avenue	NAP			12/30/2015	No	NAP
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	NAP			6/16/2016	No	NAP
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio
9.01	Property				11302 Eastpoint Drive Buildings A-C	Trade Unlimited Inc	80,557	9/30/2018	4/28/2016, 5/4/2016, 5/3/2016	No	NAP
9.02	Property				417 Union Pacific Boulevard	NAP			3/4/2016	No	NAP
9.03	Property				11909 Hayter Road	NAP			5/3/2016	No	NAP
9.04	Property				505 Union Pacific Boulevard	NAP			5/5/2016	No	NAP
9.05	Property				418 Union Pacific Boulevard	NAP			3/4/2016	No	NAP
9.06	Property				11921 Hayter Road	NAP			5/4/2016	No	NAP
10	Loan		GSCRE	GSMC	Eagle View Apartments	NAP			7/5/2016	No	NAP
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	NAP			7/14/2016	No	NAP
12	Loan	36	GSMC	GSMC	Cool Springs Commons	Sodexho	8,456	9/30/2021	5/9/2016	No	NAP
13	Loan	37	GSMC	GSMC	Middletown Commons	Five Below	8,000	3/31/2025	8/8/2016	No	NAP
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	Big Lots	30,000	1/31/2023	8/2/2016	No	NAP
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	NAP			7/14/2016	No	NAP

A-1-50

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II	Environmental Phase II Report Date
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore
16.01	Property				SpringHill Suites Pittsburgh North Shore	NAP			12/21/2015	No	NAP
16.02	Property				Residence Inn Pittsburgh North Shore	NAP			12/22/2015	No	NAP
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2
17.01	Property				701 Taylor Street	NAP			1/5/2016	No	NAP
17.02	Property				1301 Leavenworth Street	NAP			1/5/2016	No	NAP
17.03	Property				947 Bush Street	NAP			1/6/2016	No	NAP
17.04	Property				685 Geary Street	Scullery Café	345	4/30/2021	12/30/2015	No	NAP
17.05	Property				3809 20th Street	NAP			12/31/2015	No	NAP
17.06	Property				434 Leavenworth Street	NAP			12/24/2015	No	NAP
17.07	Property				1050 Post Street	NAP			12/31/2015	No	NAP
17.08	Property				814 California Street	NAP			12/30/2015	No	NAP
17.09	Property				267-273 Green Street	NAP			1/6/2016	No	NAP
17.10	Property				2898 Jackson Street	NAP			12/31/2015	No	NAP
17.11	Property				3820 Scott Street	NAP			12/23/2015	No	NAP
17.12	Property				600 Oak Street	NAP			12/31/2015	No	NAP
17.13	Property				861 Post Street	NAP			1/6/2016	No	NAP
17.14	Property				3783 20th Street	NAP			1/8/2016	No	NAP
18	Loan		GSMC	GSMC	Luton Ranch	Maurices	5,350	1/31/2027	8/18/2016	No	NAP
19	Loan		GSMC	GSMC	345 West 14th Street	NAP			4/21/2016	No	NAP
20	Loan		GSMC	GSMC	Lincoln Corners	Dollar Tree	12,000	1/31/2018	8/9/2016	No	NAP
21	Loan		GSMC	GSMC	South Congress	By George	2,481	2/28/2017	7/21/2016	No	NAP
22	Loan		GSMC	GSMC	South Valley Plaza	Auto Zone	7,128	1/31/2021	5/10/2016	No	NAP
23	Loan	37	GSMC	GSMC	Strong Station	TRU Identity	2,000	8/31/2020	8/12/2016	No	NAP
24	Loan		GSMC	GSMC	Rancho La Costa	Bretty Jean Hall, DVM	2,400	1/31/2018	8/8/2016	No	NAP
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	NAP			8/15/2016	No	NAP
26	Loan		GSMC	GSMC	Pecos Legacy Center	Design and Wine	2,845	8/31/2017	7/25/2016	Yes	7/27/2016
27	Loan	37	GSMC	GSMC	Crossings of Hoover	Papa Murphy’s	1,600	7/31/2020	8/25/2016	No	NAP
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	NAP			7/14/2016	No	NAP
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio
29.01	Property				Cumberland Station	Home Smart	4,200	9/30/2017	5/13/2016	No	NAP
29.02	Property				Taylorsville Shopping Center	Subway	1,560	11/30/2017	5/12/2016	No	NAP
30	Loan	37	GSMC	GSMC	Vestavia Commons	Supercuts	1,200	1/31/2021	8/8/2016	No	NAP
31	Loan	29	GSMC	GSMC	James Building	Campbell & Campbell	4,631	10/31/2016	6/8/2016	No	NAP
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	Following Bliss Yoga	2,500	3/31/2018	5/20/2016	No	NAP
33	Loan		GSMC	GSMC	River Ridge Shopping Center	Style Nails	1,200	12/31/2019	6/13/2016	No	NAP
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	Tomasino’s Pizzeria	1,500	3/23/2026	4/12/2016	No	NAP

A-1-51

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	6/27/2016	NAP	NAP	No	0	0	0
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	8/9/2016	NAP	NAP	No	1,243,392	888,137	356,002
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio				No	0	0	0
3.01	Property				Hannibal	12/8/2015	12/4/2015	18%	No
3.02	Property				Kraco	12/7/2015	12/4/2015	18%	No
3.03	Property				New WinCup - Phoenix	12/8/2015	NAP	NAP	No
3.04	Property				Worlds Finest Chocolates	12/11/2015	NAP	NAP	No
3.05	Property				SET - MI	12/7/2015	NAP	NAP	No
3.06	Property				Plaid - Decatur	12/4/2015	NAP	NAP	No
3.07	Property				Oracle Packaging	12/4/2015	NAP	NAP	No
3.08	Property				TestAmerica - West SAC	12/4/2015	12/4/2015	9%	No
3.09	Property				TestAmerica - Arvada	12/7/2015	NAP	NAP	No
3.10	Property				Northwest Mailing Service	12/9/2015	NAP	NAP	No
3.11	Property				Lyons	12/7/2015	NAP	NAP	No
3.12	Property				Wilbert Plastics	12/7/2015	NAP	NAP	No
3.13	Property				Angstrom Graphics	12/7/2015	NAP	NAP	No
3.14	Property				New WinCup - Stone Mountain	12/4/2015	NAP	NAP	No
3.15	Property				Universal Pool - Armory	12/14/2015	NAP	NAP	No
3.16	Property				Jade-Sterling - IL	12/10/2015	NAP	NAP	No
3.17	Property				Plaid - Norcross	12/4/2015	NAP	NAP	No
3.18	Property				Phillips and Temro	12/7/2015	NAP	NAP	No
3.19	Property				TestAmerica - Savannah	12/7/2015	NAP	NAP	No
3.20	Property				Hover-Davis	12/4/2015	NAP	NAP	No
3.21	Property				Jade-Sterling - OH	12/4/2015, 12/7/2015	NAP	NAP	No
3.22	Property				Fitz Aerospace	12/4/2015	NAP	NAP	No
3.23	Property				MVP Charleston	12/9/2015	NAP	NAP	No
3.24	Property				Paragon Tech	12/7/2015	NAP	NAP	No
3.25	Property				Aramsco and Bulls Eye	12/4/2015	NAP	NAP	No
3.26	Property				Shale-Inland	12/10/2015	NAP	NAP	No
3.27	Property				M.P. Pumps	12/7/2015	NAP	NAP	No
3.28	Property				TestAmerica - Pensacola	12/7/2015	NAP	NAP	No
3.29	Property				Microfinish	12/7/2015	NAP	NAP	No
3.30	Property				MVP Mayfield	12/4/2015	NAP	NAP	No
3.31	Property				Builders FirstSource	12/7/2015	NAP	NAP	No
3.32	Property				Banner	12/7/2015	NAP	NAP	No
3.33	Property				SET - IN	12/7/2015	NAP	NAP	No
3.34	Property				Progressive Metal	12/7/2015	NAP	NAP	No
3.35	Property				Universal Pool - 166th	12/9/2015	NAP	NAP	No
3.36	Property				SITEL	12/3/2015	NAP	NAP	No
3.37	Property				TestAmerica - Tallahassee	12/7/2015	NAP	NAP	No
3.38	Property				Texas Die Casting	12/7/2015	NAP	NAP	No
3.39	Property				TestAmerica - Corpus Christi	12/7/2015	NAP	NAP	No
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	7/22/2016	NAP	NAP	No	0	0	0
5	Loan	22	GSMC	GSMC	Hamilton Place	5/9/2016	NAP	NAP	No	1,130,254	226,051	0
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	1/7/2016	NAP	NAP	No	0	284,585	0
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1			15%	No	1,695,187	290,399	0
7.01	Property				645 Stockton Street	1/8/2016	1/8/2016	11%	No
7.02	Property				400 Duboce Avenue	1/8/2016	1/8/2016	12%	No
7.03	Property				950 Franklin Street	1/8/2016	1/8/2016	17%	No
7.04	Property				1340-1390 Taylor Street	1/8/2016	1/8/2016	12%	No
7.05	Property				601 O’Farrell Street	1/8/2016	1/8/2016	14%	No
7.06	Property				2677 Larkin Street	1/8/2016	1/8/2016	18%	No
7.07	Property				1801 Gough Street	1/8/2016	1/8/2016	15%	No

A-1-52

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
7.08	Property				845 California Street	1/8/2016	1/8/2016	10%	No
7.09	Property				1290 20th Avenue	1/8/2016	1/8/2016	19%	No
7.10	Property				78 Buchanan Street	1/8/2016	1/8/2016	15%	No
7.11	Property				1870 Pacific Avenue	1/8/2016	1/8/2016	17%	No
7.12	Property				500 Stanyan Street	1/8/2016	1/8/2016	19%	No
7.13	Property				540 Leavenworth Street	1/8/2016	1/8/2016	16%	No
7.14	Property				1401 Jones Street	1/8/2016	1/8/2016	11%	No
7.15	Property				676 Geary Street	1/8/2016	1/8/2016	18%	No
7.16	Property				100 Broderick Street	1/8/2016	1/8/2016	17%	No
7.17	Property				2075 Market Street	1/8/2016	1/8/2016	16%	No
7.18	Property				621 Stockton Street	1/8/2016	1/8/2016	15%	No
7.19	Property				1660 Bay Street	1/8/2016	1/8/2016	12%	No
7.20	Property				655 Stockton Street	1/8/2016	1/8/2016	12%	No
7.21	Property				2238 Hyde Street	1/8/2016	1/8/2016	15%	No
7.22	Property				2600 Van Ness Avenue	1/8/2016	1/8/2016	17%	No
7.23	Property				355 Fulton Street	1/8/2016	1/8/2016	19%	No
7.24	Property				1520 Gough Street	1/8/2016	1/8/2016	16%	No
7.25	Property				1126 Bush Street	1/8/2016	1/8/2016	14%	No
7.26	Property				1547 Clay Street	1/8/2016	1/8/2016	14%	No
7.27	Property				840 California Street	1/8/2016	1/8/2016	14%	No
7.28	Property				925 Geary Street	1/8/2016	1/8/2016	19%	No
7.29	Property				691 O’Farrell Street	1/8/2016	1/8/2016	19%	No
7.30	Property				2363 Van Ness Avenue	1/8/2016	1/8/2016	19%	No
7.31	Property				1840 Clay Street	1/8/2016	1/8/2016	15%	No
7.32	Property				1020 Post Street	1/8/2016	1/8/2016	16%	No
7.33	Property				2975 Van Ness Avenue	1/8/2016	1/8/2016	14%	No
7.34	Property				755 O’Farrell Street	1/8/2016	1/8/2016	18%	No
7.35	Property				106 Sanchez Street	1/8/2016	1/8/2016	12%	No
7.36	Property				709 Geary Street	1/8/2016	1/8/2016	14%	No
7.37	Property				1440 Sutter Street	1/8/2016	1/8/2016	11%	No
7.38	Property				1690 North Point	1/8/2016	1/8/2016	6%	No
7.39	Property				1753 Mason Street	1/8/2016	1/8/2016	13%	No
7.40	Property				915 Pierce Street	1/8/2016	1/8/2016	13%	No
7.41	Property				520 Buchanan Street	1/8/2016	1/8/2016	16%	No
7.42	Property				3210 Gough Street	1/8/2016	1/8/2016	16%	No
7.43	Property				124 Mason Street	1/8/2016	1/8/2016	10%	No
7.44	Property				50 Joice Street	1/8/2016	1/8/2016	15%	No
7.45	Property				2038 Divisadero Street	1/8/2016	1/8/2016	12%	No
7.46	Property				340 Church Street	1/8/2016	1/8/2016	13%	No
7.47	Property				411 15th Avenue	1/8/2016	1/8/2016	15%	No
7.48	Property				1855 10th Avenue	1/8/2016	1/8/2016	18%	No
7.49	Property				1260 Broadway Street	1/8/2016	1/8/2016	15%	No
7.50	Property				449 O’Farrell Street	1/8/2016	1/8/2016	14%	No
7.51	Property				235 Church Street	1/8/2016	1/8/2016	13%	No
7.52	Property				4540 California Street	1/8/2016	1/8/2016	12%	No
7.53	Property				2500 Van Ness Avenue	1/8/2016	1/8/2016	15%	No
7.54	Property				346 Leavenworth Street	1/8/2016	1/8/2016	14%	No
7.55	Property				3264-3274 Mission Street	1/8/2016	12/23/2015	14%	No
7.56	Property				3715 California Street	1/8/2016	1/8/2016	15%	No
7.57	Property				325 9th Avenue	1/8/2016	1/8/2016	14%	No
7.58	Property				1656 Leavenworth Street	1/8/2016	1/8/2016	10%	No
7.59	Property				252-258 Church Street	1/8/2016	1/8/2016	13%	No
7.60	Property				500-506 Bartlett Street	1/8/2016	1/8/2016	10%	No
7.61	Property				1500-1514 Geneva Avenue	1/8/2016	1/8/2016	12%	No
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	7/22/2016	7/22/2016	12%	No	426,904	74,228	17,554
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio				No	0	0	0
9.01	Property				11302 Eastpoint Drive Buildings A-C	5/4/2016	NAP	NAP	No
9.02	Property				417 Union Pacific Boulevard	5/4/2016	NAP	NAP	No
9.03	Property				11909 Hayter Road	5/4/2016	NAP	NAP	No
9.04	Property				505 Union Pacific Boulevard	5/4/2016	NAP	NAP	No
9.05	Property				418 Union Pacific Boulevard	5/4/2016	NAP	NAP	No
9.06	Property				11921 Hayter Road	5/4/2016	NAP	NAP	No
10	Loan		GSCRE	GSMC	Eagle View Apartments	7/1/2016	NAP	NAP	No	17,059	17,059	135,590
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	7/29/2016	NAP	NAP	No	31,266	31,266	0
12	Loan	36	GSMC	GSMC	Cool Springs Commons	5/9/2016	NAP	NAP	No	248,693	49,739	9,645
13	Loan	37	GSMC	GSMC	Middletown Commons	8/3/2016	NAP	NAP	No	140,998	11,171	0
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	8/1/2016	NAP	NAP	No	267,660	24,982	0
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	8/1/2016	7/14/2016	7%	No	389,616	43,291	0

A-1-53

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore				No	0	76,003	0
16.01	Property				SpringHill Suites Pittsburgh North Shore	12/21/2015	NAP	NAP	No
16.02	Property				Residence Inn Pittsburgh North Shore	12/21/2015	NAP	NAP	No
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2			17%	No	530,783	91,118	0
17.01	Property				701 Taylor Street	1/8/2016	1/8/2016	19%	No
17.02	Property				1301 Leavenworth Street	1/8/2016	1/8/2016	14%	No
17.03	Property				947 Bush Street	1/8/2016	1/8/2016	18%	No
17.04	Property				685 Geary Street	1/8/2016	1/8/2016	19%	No
17.05	Property				3809 20th Street	1/8/2016	1/8/2016	19%	No
17.06	Property				434 Leavenworth Street	1/8/2016	1/8/2016	19%	No
17.07	Property				1050 Post Street	1/8/2016	1/8/2016	19%	No
17.08	Property				814 California Street	1/8/2016	1/8/2016	12%	No
17.09	Property				267-273 Green Street	1/8/2016	1/8/2016	19%	No
17.10	Property				2898 Jackson Street	1/8/2016	1/8/2016	15%	No
17.11	Property				3820 Scott Street	1/8/2016	1/8/2016	14%	No
17.12	Property				600 Oak Street	1/8/2016	1/8/2016	15%	No
17.13	Property				861 Post Street	1/8/2016	1/8/2016	16%	No
17.14	Property				3783 20th Street	1/8/2016	1/8/2016	19%	No
18	Loan		GSMC	GSMC	Luton Ranch	8/18/2016	NAP	NAP	No	105,419	11,713	0
19	Loan		GSMC	GSMC	345 West 14th Street	4/21/2016	NAP	NAP	No	0	9,161	27,458
20	Loan		GSMC	GSMC	Lincoln Corners	8/17/2016	NAP	NAP	No	249,133	25,450	0
21	Loan		GSMC	GSMC	South Congress	7/21/2016	NAP	NAP	No	178,170	19,161	8,828
22	Loan		GSMC	GSMC	South Valley Plaza	5/20/2016	4/29/2016	17%	No	104,440	26,110	0
23	Loan	37	GSMC	GSMC	Strong Station	8/10/2016	NAP	NAP	No	7,285	7,285	0
24	Loan		GSMC	GSMC	Rancho La Costa	8/9/2016	8/8/2016	6%	No	48,485	8,211	0
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	8/12/2016	NAP	NAP	No	22,773	22,773	0
26	Loan		GSMC	GSMC	Pecos Legacy Center	7/22/2016	NAP	NAP	No	21,519	7,173	977
27	Loan	37	GSMC	GSMC	Crossings of Hoover	8/4/2016	NAP	NAP	No	7,136	7,136	0
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	8/1/2016	NAP	NAP	No	202,840	50,710	0
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio				No	32,527	6,133	0
29.01	Property				Cumberland Station	5/13/2016	NAP	NAP	No
29.02	Property				Taylorsville Shopping Center	5/4/2016	NAP	NAP	No
30	Loan	37	GSMC	GSMC	Vestavia Commons	8/4/2016	NAP	NAP	No	4,834	4,834	0
31	Loan	29	GSMC	GSMC	James Building	6/7/2016	NAP	NAP	No	78,463	11,209	0
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	5/26/2016	NAP	NAP	No	21,405	10,702	0
33	Loan		GSMC	GSMC	River Ridge Shopping Center	6/13/2016	NAP	NAP	No	35,012	4,377	1,822
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	4/14/2016	NAP	NAP	No	27,451	5,490	7,163

A-1-54

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	0	0	0	0	34,414,188	0	0
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	32,364	0	0	0	0	0	0
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	0	1,259,746	0	1,259,746	3,000,000	0	4,500,000
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	0	0	0	335,803	0	0	2,098,768
5	Loan	22	GSMC	GSMC	Hamilton Place	0	0	13,686	328,474	0	32,587	782,082
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	0	2,499,287	13,011	2,967,676	15,989,354	0	0
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	0	19,000,000	43,150	0	0	0	0
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-55

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	17,554	0	31,373	0	0	0	0
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	0	1,200,000	13,520	811,229	0	28,168	1,014,036
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	15,066	0	6,980	0	0	0	0
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	0	0	16,351	0	0	0	0
12	Loan	36	GSMC	GSMC	Cool Springs Commons	4,823	70,400	5,783	208,171	0	50,283	2,111,879
13	Loan	37	GSMC	GSMC	Middletown Commons	0	0	2,954	177,256	0	8,333	300,000
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	0	0	5,923	0	0	8,333	500,000
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	0	0	26,056	0	0	0	0

A-1-56

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0	0	63,396	0	0	0	0
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	0	3,000,000	10,750	0	0	0	0
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	0	0	1,518	0	0	8,094	364,215
19	Loan		GSMC	GSMC	345 West 14th Street	3,051	0	175	0	0	0	0
20	Loan		GSMC	GSMC	Lincoln Corners	0	0	2,769	100,000	0	8,333	300,000
21	Loan		GSMC	GSMC	South Congress	2,207	0	454	0	0	0	0
22	Loan		GSMC	GSMC	South Valley Plaza	0	0	3,485	0	0	8,411	302,799
23	Loan	37	GSMC	GSMC	Strong Station	0	0	1,199	71,955	0	0	0
24	Loan		GSMC	GSMC	Rancho La Costa	0	0	571	0	0	2,282	82,152
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	0	0	11,127	0	0	13,908	830,000
26	Loan		GSMC	GSMC	Pecos Legacy Center	977	0	2,337	0	0	5,701	330,000
27	Loan	37	GSMC	GSMC	Crossings of Hoover	0	0	472	28,324	0	3,147	151,060
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	0	0	5,661	0	0	0	0
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	0	0	1,547	0	250,000	0	250,000
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	0	0	426	25,560	0	2,840	136,320
31	Loan	29	GSMC	GSMC	James Building	0	0	3,182	0	250,000	10,417	375,000
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	0	0	1,160	60,000	75,000	2,500	200,000
33	Loan		GSMC	GSMC	River Ridge Shopping Center	607	0	1,882	0	100,000	2,917	250,000
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	796	0	235	0	100,000	0	100,000

A-1-57

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	0	0	0	0	0	0	125,129,752
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	0	0	0	0	0	0	40,566,832
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	0	0	0	0	0	0	5,816,966
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	0	0	0	0	0	0	0
5	Loan	22	GSMC	GSMC	Hamilton Place	0	0	0	0	0	0	0
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	0	0	0	0	0	0	9,780,120
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	0	0	658,722	0	0	0	0
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-58

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	0	0	367,536	0	0	0	0
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	0	0	0	0	0	0	0
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	0	0	0	0	0	0	0
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	0	0	0	0	0	0	10,500,000
12	Loan	36	GSMC	GSMC	Cool Springs Commons	0	0	329,600	0	0	0	2,500,693
13	Loan	37	GSMC	GSMC	Middletown Commons	0	0	0	0	0	0	0
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	0	0	0	0	0	0	1,100,000
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	0	0	0	0	0	0	62,500

A-1-59

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0	0	0	0	0	0	4,180,000
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	0	0	64,240	0	0	0	0
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	0	0	0	0	0	0	0
19	Loan		GSMC	GSMC	345 West 14th Street	0	0	0	0	0	0	0
20	Loan		GSMC	GSMC	Lincoln Corners	0	0	29,480	0	0	0	545,000
21	Loan		GSMC	GSMC	South Congress	0	0	0	0	0	0	0
22	Loan		GSMC	GSMC	South Valley Plaza	0	0	0	0	0	0	0
23	Loan	37	GSMC	GSMC	Strong Station	0	0	0	0	0	0	0
24	Loan		GSMC	GSMC	Rancho La Costa	0	0	0	0	0	0	0
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	0	0	109,610	0	0	0	0
26	Loan		GSMC	GSMC	Pecos Legacy Center	0	0	32,461	0	0	0	250,000
27	Loan	37	GSMC	GSMC	Crossings of Hoover	0	0	0	0	0	0	0
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	0	0	462,495	0	0	0	0
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	0	0	115,682	0	0	0	0
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	0	0	0	0	0	0	0
31	Loan	29	GSMC	GSMC	James Building	0	0	0	0	0	0	139,743
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	0	0	117,975	0	0	0	0
33	Loan		GSMC	GSMC	River Ridge Shopping Center	0	0	0	0	0	0	0
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	0	0	0	0	0	0	0

A-1-60

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Other Reserve ($)
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	0
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	0
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	0
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	0
5	Loan	22	GSMC	GSMC	Hamilton Place	0
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	0
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	0
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-61

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Other Reserve ($)
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	0
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	0
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	0
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	0
12	Loan	36	GSMC	GSMC	Cool Springs Commons	0
13	Loan	37	GSMC	GSMC	Middletown Commons	0
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	0
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	275,000

A-1-62

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Other Reserve ($)
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	0
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	0
19	Loan		GSMC	GSMC	345 West 14th Street	0
20	Loan		GSMC	GSMC	Lincoln Corners	0
21	Loan		GSMC	GSMC	South Congress	0
22	Loan		GSMC	GSMC	South Valley Plaza	0
23	Loan	37	GSMC	GSMC	Strong Station	0
24	Loan		GSMC	GSMC	Rancho La Costa	0
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	0
26	Loan		GSMC	GSMC	Pecos Legacy Center	0
27	Loan	37	GSMC	GSMC	Crossings of Hoover	0
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	0
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	0
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	0
31	Loan	29	GSMC	GSMC	James Building	0
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	0
33	Loan		GSMC	GSMC	River Ridge Shopping Center	0
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	0

A-1-63

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Reserve Description
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	Remaining Construction Work Reserve ($90,969,679), Free Rent Reserve ($34,160,073)
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	Unfunded Obligations Reserve ($23,258,542), Free Rent Reserve ($17,308,290)
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	Plaid Expansion Construction Reserve
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls
5	Loan	22	GSMC	GSMC	Hamilton Place
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	Rent Gap/Free Rent Reserve ($8,382,085.45), RTD Escrow Refurbishment Credit ($1,152,158), Capital Projects Reserve ($245,876.36)
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-64

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Reserve Description
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	PIP Reserve
12	Loan	36	GSMC	GSMC	Cool Springs Commons	Critical Tenant Reserve
13	Loan	37	GSMC	GSMC	Middletown Commons
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	Earnout Initial Deposit Amount
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	Ground Lease Reserve ($62,500), Monthly PIP Work Reserve ($275,000)

A-1-65

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Reserve Description
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	PIP Reserve ($2,140,000 SpringHill Suites, $2,040,000 Residence Inn)
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch
19	Loan		GSMC	GSMC	345 West 14th Street
20	Loan		GSMC	GSMC	Lincoln Corners	Ross Estoppel Holdback
21	Loan		GSMC	GSMC	South Congress
22	Loan		GSMC	GSMC	South Valley Plaza
23	Loan	37	GSMC	GSMC	Strong Station
24	Loan		GSMC	GSMC	Rancho La Costa
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial
26	Loan		GSMC	GSMC	Pecos Legacy Center	24 Hour Fitness TI Allowance Reserve
27	Loan	37	GSMC	GSMC	Crossings of Hoover
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons
31	Loan	29	GSMC	GSMC	James Building	Unfunded Obligations Reserve
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center
33	Loan		GSMC	GSMC	River Ridge Shopping Center
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow

A-1-66

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	Legacy Yards Tenant LP
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	540 West Madison Owner LLC
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	UB (Hannibal), LLC, UB (TA-Sacramento), LLC, UB (TA-Arvada), LLC, UB (Builders First Source), LLC, UB (TA-Pensacola), LLC, UB (TA-Tallahassee), LLC, UB (TA-Savannah), LLC, UB (Jade-Illinois), LLC, UB (Set-North Vernon), LLC, UB (MVP-Mayfield), LLC, UB (Paragon Tech), LLC, UB (Progressive Metal), LLC, UB (SET-New Boston), LLC, UB (Hover-Davis), LLC, UB (Banner Services), LLC, UB (Jade-Ohio), LLC, UB (Easley Custom Plastics), LLC, UB (MVP-Charleston), LLC, UB (TA-Corpus Christi), LLC, UB (Texas Die Casting), LLC, UB II (New WinCup-AZ), LLC, UB II (Santa Fe), LLC, UB II (Sitel), LLC, UB II (Plaid-Decatur), LLC, UB II (Plaid-Norcross), LLC, UB II (New WinCup-GA), LLC, UB II (Northwest Mailing), LLC, UB II (Ainslie), LLC, UB II (UP-166th St), LLC, UB II (UP-Armory), LLC, UB II (WFC), LLC, UB II (Lyons), LLC, UB II (MP Pumps), LLC, UB II (PTI), LLC, UB II (Microfinish), LLC, UB II (Oracle), LLC, UB II (Aramsco), LLC, UB II (Angstrom), LLC and UB II (Fitz), LLC
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	The Falls Shopping Center Associates LLC
5	Loan	22	GSMC	GSMC	Hamilton Place	Hamilton Place CMBS, LLC
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	East Panorama Associates, LLC
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	100 Broderick, LLC, 1020 Post Street, LLC, 106 Sanchez, LLC, 1126 Bush Street, LLC, 124 Mason Street Property, LLC, 1260 Broadway Street, LLC, 1440 Sutter Street, LLC, 1500-1514 Geneva Avenue, LLC, 1520 Gough Street, LLC, 1547 Clay Street, LLC, 1656 Leavenworth Street, LLC, 1660 Bay Street, LLC, 1690 North Point, LLC, 1753 Mason Street, LLC, 1801 Gough Street, LLC, 1840 Clay Street, LLC, 1855 10th Avenue, LLC, 2038 Divisadero Street, LLC, 2238 Hyde Street, LLC, 2363 Van Ness Avenue, LLC, 2500 Van Ness Avenue, LLC, 2600 Van Ness Avenue, LLC, 2975 Van Ness Avenue, LLC, 3210 Gough Street, LLC, 325 9th Avenue, LLC, 3264-3274 Mission Street, LLC, 340 Church Street, LLC, 346 Leavenworth Street, LLC, 355 Fulton Street, LLC, 3715 California Street, LLC, 400 Duboce, LLC, 411 15th Avenue, LLC, 449 O’Farrell Street, LLC, 4540 California Street, LLC, 50 Joice Street, LLC, 500-506 Bartlett Street, LLC, 520 Buchanan Street, LLC, 540 Leavenworth, LLC, 601 O’Farrell, LLC, 621 Stockton, LLC, 655 Stockton Street, LLC, 676 Geary Street, LLC, 691 O’Farrell Street, LLC, 709 Geary Street, LLC, 755 O’Farrell Street, LLC, 840 California Street, LLC, 845 California Street, LLC, 915 Pierce, LLC, 925 Geary, LLC, 950 B14 DE, LLC, FEL Properties B14 DE, LLC and LSL Properties B14 DE, LLC
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-67

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	18800 MacArthur HMEJ LLC
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	9575, LLC, Card Border, LLC and Southwest Fidelity, LLC
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	EAB DMM 2, LLC
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	Tucson Cary, LLC
12	Loan	36	GSMC	GSMC	Cool Springs Commons	Cool Springs Commons Office, LLC
13	Loan	37	GSMC	GSMC	Middletown Commons	Middletown Investment Partners, LLC
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	Edinburg SRGV, LLC
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	Tucson Portland LLC

A-1-68

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	North Shore Hospitality Associates, LP and General Robinson Associates, L.P.
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	SF 1050 Post Street, LLC, SF 1301 Leavenworth Street, LLC, SF 267 Green Street, LLC, SF 2898 Jackson Street, LLC, SF 3783 20th Street, LLC, SF 3809 20th Street, LLC, SF 3820 Scott Street, LLC, SF 434 Leavenworth Street, LLC, SF 600 Oak Street, LLC, SF 685 Geary Street, LLC, SF 701 Taylor Street, LLC, SF 814 California Street, LLC, SF 861 Post Street, LLC and SF 947 Bush Street, LLC
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	Luton Ranch SC, LP
19	Loan		GSMC	GSMC	345 West 14th Street	New 345 LLC
20	Loan		GSMC	GSMC	Lincoln Corners	Rancho Harlingen Corners, LLC
21	Loan		GSMC	GSMC	South Congress	78704 Partners Ltd.
22	Loan		GSMC	GSMC	South Valley Plaza	CP6SV, LLC
23	Loan	37	GSMC	GSMC	Strong Station	Nance Road Investment Partners, LLC
24	Loan		GSMC	GSMC	Rancho La Costa	Rancho So, LLC
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	7075 South Dort Highway LLC
26	Loan		GSMC	GSMC	Pecos Legacy Center	Legacy Retail LLC and CK Pecos LLC
27	Loan	37	GSMC	GSMC	Crossings of Hoover	Hoover Investment Partners, LLC
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	Tucson Topeka LLC
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	Taylorsville (Taylorsville) WMB, LLC and Cookeville (Cumberland) WMB, LLC
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	Vestavia Hills Investment Partners, LLC
31	Loan	29	GSMC	GSMC	James Building	DEW James, LLC
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	Ralston Plaza Shopping Center LLC
33	Loan		GSMC	GSMC	River Ridge Shopping Center	Clemmons River Ridge, LLC
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	Central Parc at Heathrow, LLC

A-1-69

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Delaware Statutory Trust?	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	No	None	Recapitalization	708,100,000	503,372,132	491,900,000
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	No	Joseph Mizrachi and David Alcalay	Refinance	162,292,000	0	237,708,000
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	No	Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane	Recapitalization	307,640,000	0	0
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	No	Simon Property Group, L.P.	Refinance	150,000,000	0	0
5	Loan	22	GSMC	GSMC	Hamilton Place	No	CBL & Associates Limited Partnership	Refinance	107,000,000	0	0
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	No	EverWest, LLC	Acquisition	133,000,000	86,642,857	0
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	No	Yat-Pang Au	Refinance	230,250,000	0	446,250,000
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-70

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Delaware Statutory Trust?	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	No	Bright Builder Int’l Inc. and Hengmao USA Inc.	Acquisition	55,000,000	27,067,791	0
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	No	George Hicker, Robert Wenrich and Bruce E. Tabb	Acquisition	50,050,000	23,071,513	0
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	No	Edward Allen Bell	Refinance	50,000,000	0	0
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	No	Atrium Leveraged Loan Fund, LLC	Refinance	37,520,000	75,852	0
12	Loan	36	GSMC	GSMC	Cool Springs Commons	No	Joshua L. Martin and Jay Schuminsky	Acquisition	37,000,000	24,661,304	0
13	Loan	37	GSMC	GSMC	Middletown Commons	No	George B. Tomlin	Refinance	35,512,500	510,160	0
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	No	First Hartford Corporation and Neil H. Ellis	Refinance	32,500,000	458,480	0
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	No	Atrium Leveraged Loan Fund, LLC	Refinance	57,620,000	141,258	0

A-1-71

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Delaware Statutory Trust?	Carve-out Guarantor	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	No	Shen Xiao	Acquisition	69,000,000	32,284,663	0
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	No	Yat-Pang Au	Refinance	76,000,000	0	62,500,000
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	No	Sydney J. Hurley, IV	Refinance	19,325,000	0	0
19	Loan		GSMC	GSMC	345 West 14th Street	No	West Highland Capital Partners, LLLP	Recapitalization	18,500,000	0	0
20	Loan		GSMC	GSMC	Lincoln Corners	No	Michel Kucinski	Refinance	18,150,000	16,530	0
21	Loan		GSMC	GSMC	South Congress	No	Stan Biderman, Rob Lippincott and Abe Zimmerman	Refinance	16,000,000	0	0
22	Loan		GSMC	GSMC	South Valley Plaza	No	Jonathan M. Rayden	Refinance	15,950,000	967,906	0
23	Loan	37	GSMC	GSMC	Strong Station	No	George B. Tomlin	Refinance	13,299,000	0	0
24	Loan		GSMC	GSMC	Rancho La Costa	No	Walt Ordemann and Robert E. Sarafan	Refinance	12,500,000	0	0
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	No	Kenneth L. Sheer and Michael E. Voelker	Refinance	11,600,000	0	0
26	Loan		GSMC	GSMC	Pecos Legacy Center	No	Eric Kurtzman and Jonathan Carson	Acquisition	9,500,000	4,019,320	0
27	Loan	37	GSMC	GSMC	Crossings of Hoover	No	George B. Tomlin	Refinance	9,023,250	250,375	0
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	No	Atrium Leveraged Loan Fund, LLC	Refinance	8,800,000	86,235	0
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	No	Stanley Werb and Jonathan Gaines	Refinance	8,096,300	0	0
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	No	George B. Tomlin	Refinance	7,973,250	0	0
31	Loan	29	GSMC	GSMC	James Building	No	Amy Enderle, James K. White, III and Hiren S. Desai	Refinance	7,280,000	0	0
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	No	Robert D. Nostrand, James A. Rubin and Steven S. Gittelman	Refinance	5,250,000	0	0
33	Loan		GSMC	GSMC	River Ridge Shopping Center	No	Vasile D. Ianos, William Johnson and James Branca	Refinance	5,035,000	0	0
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	No	Miguel de Arcos, Gino Della Cava and Linda M. Nori Revocable Trust UTD Dated March 29, 2011	Refinance	3,750,000	0	0

A-1-72

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	446,627,868	2,150,000,000	1,152,342,887	119,885,511	100,562,661	159,543,940	171,037,133
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	0	400,000,000	261,822,212	0	4,474,617	42,166,227	91,536,944
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	0	307,640,000	228,343,570	0	2,924,039	10,076,712	0
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	0	150,000,000	102,791,929	0	1,227,793	0	45,980,278
5	Loan	22	GSMC	GSMC	Hamilton Place	0	107,000,000	98,665,824	0	423,759	1,130,254	6,780,163
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	0	219,642,857	0	190,620,000	754,096	28,268,761	0
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	0	676,500,000	523,218,409	0	7,280,194	21,353,909	124,647,488
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-73

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	0	82,067,791	0	80,000,000	1,255,797	811,995	0
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	0	73,121,513	0	71,500,000	421,513	1,200,000	0
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	0	50,000,000	45,130,496	0	876,611	152,648	3,840,245
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	0	37,595,852	26,525,463	0	539,123	10,531,266	0
12	Loan	36	GSMC	GSMC	Cool Springs Commons	0	61,661,304	0	58,265,000	237,273	3,159,031	0
13	Loan	37	GSMC	GSMC	Middletown Commons	0	36,022,660	35,199,636	0	682,027	140,998	0
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	0	32,958,480	31,030,767	0	560,052	1,367,660	0
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	0	57,761,258	57,065,989	0	243,152	452,116	0

A-1-74

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Principal Equity Distribution
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0	101,284,663	0	96,000,000	1,104,663	4,180,000	0
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	0	138,500,000	113,507,420	0	6,169,961	3,595,023	15,227,597
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	0	19,325,000	17,838,558	0	665,039	105,419	715,984
19	Loan		GSMC	GSMC	345 West 14th Street	0	18,500,000	10,861,374	0	1,159,667	27,458	6,451,501
20	Loan		GSMC	GSMC	Lincoln Corners	0	18,166,530	17,022,211	0	320,707	823,613	0
21	Loan		GSMC	GSMC	South Congress	0	16,000,000	6,443,742	0	324,665	186,998	9,044,594
22	Loan		GSMC	GSMC	South Valley Plaza	0	16,917,906	16,331,419	0	482,047	104,440	0
23	Loan	37	GSMC	GSMC	Strong Station	0	13,299,000	11,023,954	0	403,172	7,285	1,864,589
24	Loan		GSMC	GSMC	Rancho La Costa	0	12,500,000	5,197,948	0	166,944	48,485	7,086,623
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	0	11,600,000	9,919,753	0	439,523	132,383	1,108,342
26	Loan		GSMC	GSMC	Pecos Legacy Center	0	13,519,320	0	12,950,000	264,364	304,957	0
27	Loan	37	GSMC	GSMC	Crossings of Hoover	0	9,273,625	8,944,426	0	322,063	7,136	0
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	0	8,886,235	8,043,562	0	177,338	665,335	0
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	0	8,096,300	3,600,462	0	159,605	398,208	3,938,025
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	0	7,973,250	6,299,653	0	272,209	4,834	1,396,554
31	Loan	29	GSMC	GSMC	James Building	0	7,280,000	4,517,907	0	272,135	468,206	2,021,751
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	0	5,250,000	4,853,150	0	169,168	214,380	13,302
33	Loan		GSMC	GSMC	River Ridge Shopping Center	0	5,035,000	4,677,232	0	168,105	136,834	52,829
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	0	3,750,000	3,043,817	0	158,893	134,614	412,676

A-1-75

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Uses	Total Uses	Lockbox	Cash Management
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	446,627,868	2,150,000,000	Hard	Springing
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	0	400,000,000	Hard	In Place
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	66,295,679	307,640,000	Hard	Springing
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	0	150,000,000	Hard	Springing
5	Loan	22	GSMC	GSMC	Hamilton Place	0	107,000,000	Hard	Springing
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	0	219,642,857	Hard	Springing
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	0	676,500,000	Soft	In Place
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-76

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Uses	Total Uses	Lockbox	Cash Management
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	0	82,067,791	Hard	In Place
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	0	73,121,513	Hard	Springing
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	0	50,000,000	Springing	Springing
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	0	37,595,852	Hard	In Place
12	Loan	36	GSMC	GSMC	Cool Springs Commons	0	61,661,304	Hard	In Place
13	Loan	37	GSMC	GSMC	Middletown Commons	0	36,022,660	Hard	Springing
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	0	32,958,480	Hard	Springing
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	0	57,761,258	Hard	In Place

A-1-77

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Other Uses	Total Uses	Lockbox	Cash Management
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0	101,284,663	Hard	Springing
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	0	138,500,000	Soft	In Place
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	0	19,325,000	Hard	Springing
19	Loan		GSMC	GSMC	345 West 14th Street	0	18,500,000	Hard	Springing
20	Loan		GSMC	GSMC	Lincoln Corners	0	18,166,530	Springing	Springing
21	Loan		GSMC	GSMC	South Congress	0	16,000,000	Springing	Springing
22	Loan		GSMC	GSMC	South Valley Plaza	0	16,917,906	Hard	Springing
23	Loan	37	GSMC	GSMC	Strong Station	0	13,299,000	Hard	Springing
24	Loan		GSMC	GSMC	Rancho La Costa	0	12,500,000	Springing	Springing
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	0	11,600,000	Hard	Springing
26	Loan		GSMC	GSMC	Pecos Legacy Center	0	13,519,320	Springing	Springing
27	Loan	37	GSMC	GSMC	Crossings of Hoover	0	9,273,625	Hard	Springing
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	0	8,886,235	Hard	In Place
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	0	8,096,300	None	None
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	0	7,973,250	Hard	Springing
31	Loan	29	GSMC	GSMC	James Building	0	7,280,000	Springing	Springing
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	0	5,250,000	Springing	Springing
33	Loan		GSMC	GSMC	River Ridge Shopping Center	0	5,035,000	Springing	Springing
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	0	3,750,000	Springing	Springing

A-1-78

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cash Management Triggers
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00% or Aggregate Debt Yield is less than 6.00%, (iii) the occurrence of a Mezzanine Loan Default, (iv) the occurrence of a Lease Sweep Period
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Loan Event of Default
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
3.01	Property				Hannibal
3.02	Property				Kraco
3.03	Property				New WinCup - Phoenix
3.04	Property				Worlds Finest Chocolates
3.05	Property				SET - MI
3.06	Property				Plaid - Decatur
3.07	Property				Oracle Packaging
3.08	Property				TestAmerica - West SAC
3.09	Property				TestAmerica - Arvada
3.10	Property				Northwest Mailing Service
3.11	Property				Lyons
3.12	Property				Wilbert Plastics
3.13	Property				Angstrom Graphics
3.14	Property				New WinCup - Stone Mountain
3.15	Property				Universal Pool - Armory
3.16	Property				Jade-Sterling - IL
3.17	Property				Plaid - Norcross
3.18	Property				Phillips and Temro
3.19	Property				TestAmerica - Savannah
3.20	Property				Hover-Davis
3.21	Property				Jade-Sterling - OH
3.22	Property				Fitz Aerospace
3.23	Property				MVP Charleston
3.24	Property				Paragon Tech
3.25	Property				Aramsco and Bulls Eye
3.26	Property				Shale-Inland
3.27	Property				M.P. Pumps
3.28	Property				TestAmerica - Pensacola
3.29	Property				Microfinish
3.30	Property				MVP Mayfield
3.31	Property				Builders FirstSource
3.32	Property				Banner
3.33	Property				SET - IN
3.34	Property				Progressive Metal
3.35	Property				Universal Pool - 166th
3.36	Property				SITEL
3.37	Property				TestAmerica - Tallahassee
3.38	Property				Texas Die Casting
3.39	Property				TestAmerica - Corpus Christi
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) Bankruptcy action of Manager or Guarantor
5	Loan	22	GSMC	GSMC	Hamilton Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.55x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Two Anchor Event
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	(i) the occurrence of an Event of Default, (ii) (a) DSCR is less than 1.05x from and after the first anniversary of the note date until the second anniversary of the note date and (b) 1.10x thereafter, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Loan Event of Default
7.01	Property				645 Stockton Street
7.02	Property				400 Duboce Avenue
7.03	Property				950 Franklin Street
7.04	Property				1340-1390 Taylor Street
7.05	Property				601 O’Farrell Street
7.06	Property				2677 Larkin Street
7.07	Property				1801 Gough Street

A-1-79

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cash Management Triggers
7.08	Property				845 California Street
7.09	Property				1290 20th Avenue
7.10	Property				78 Buchanan Street
7.11	Property				1870 Pacific Avenue
7.12	Property				500 Stanyan Street
7.13	Property				540 Leavenworth Street
7.14	Property				1401 Jones Street
7.15	Property				676 Geary Street
7.16	Property				100 Broderick Street
7.17	Property				2075 Market Street
7.18	Property				621 Stockton Street
7.19	Property				1660 Bay Street
7.20	Property				655 Stockton Street
7.21	Property				2238 Hyde Street
7.22	Property				2600 Van Ness Avenue
7.23	Property				355 Fulton Street
7.24	Property				1520 Gough Street
7.25	Property				1126 Bush Street
7.26	Property				1547 Clay Street
7.27	Property				840 California Street
7.28	Property				925 Geary Street
7.29	Property				691 O’Farrell Street
7.30	Property				2363 Van Ness Avenue
7.31	Property				1840 Clay Street
7.32	Property				1020 Post Street
7.33	Property				2975 Van Ness Avenue
7.34	Property				755 O’Farrell Street
7.35	Property				106 Sanchez Street
7.36	Property				709 Geary Street
7.37	Property				1440 Sutter Street
7.38	Property				1690 North Point
7.39	Property				1753 Mason Street
7.40	Property				915 Pierce Street
7.41	Property				520 Buchanan Street
7.42	Property				3210 Gough Street
7.43	Property				124 Mason Street
7.44	Property				50 Joice Street
7.45	Property				2038 Divisadero Street
7.46	Property				340 Church Street
7.47	Property				411 15th Avenue
7.48	Property				1855 10th Avenue
7.49	Property				1260 Broadway Street
7.50	Property				449 O’Farrell Street
7.51	Property				235 Church Street
7.52	Property				4540 California Street
7.53	Property				2500 Van Ness Avenue
7.54	Property				346 Leavenworth Street
7.55	Property				3264-3274 Mission Street
7.56	Property				3715 California Street
7.57	Property				325 9th Avenue
7.58	Property				1656 Leavenworth Street
7.59	Property				252-258 Church Street
7.60	Property				500-506 Bartlett Street
7.61	Property				1500-1514 Geneva Avenue
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) failure of Sponsor to maintain net worth and liquidity above the respective thresholds
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a UPS Trigger Event
9.01	Property				11302 Eastpoint Drive Buildings A-C
9.02	Property				417 Union Pacific Boulevard
9.03	Property				11909 Hayter Road
9.04	Property				505 Union Pacific Boulevard
9.05	Property				418 Union Pacific Boulevard
9.06	Property				11921 Hayter Road
10	Loan		GSCRE	GSMC	Eagle View Apartments	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.60%, (iii) failure to deliver financial statements as required in the Loan Agreement
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal or Manager, (iii) termination or expiration of the franchise agreement, (iv) DSCR is less than 1.35x
12	Loan	36	GSMC	GSMC	Cool Springs Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Period
13	Loan	37	GSMC	GSMC	Middletown Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) failure of Sponsor to maintain net worth and liquidity above the respective thresholds, (v) the occurrence of a Rollover Trigger Event
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal or Manager, (iii) termination or expiration of the franchise agreement, (iv) DSCR is less than 1.35x

A-1-80

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cash Management Triggers
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) failure to deposit the PIP Additional Deposit Amount on or before February 25, 2016
16.01	Property				SpringHill Suites Pittsburgh North Shore
16.02	Property				Residence Inn Pittsburgh North Shore
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	(i) the occurrence of an Event of Default, (ii) (a) DSCR is less than 1.05x from and after the first anniversary of the note date until the second anniversary of the note date and (b) 1.10x thereafter, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Loan Event of Default
17.01	Property				701 Taylor Street
17.02	Property				1301 Leavenworth Street
17.03	Property				947 Bush Street
17.04	Property				685 Geary Street
17.05	Property				3809 20th Street
17.06	Property				434 Leavenworth Street
17.07	Property				1050 Post Street
17.08	Property				814 California Street
17.09	Property				267-273 Green Street
17.10	Property				2898 Jackson Street
17.11	Property				3820 Scott Street
17.12	Property				600 Oak Street
17.13	Property				861 Post Street
17.14	Property				3783 20th Street
18	Loan		GSMC	GSMC	Luton Ranch	(i) the occurrence of an Event of Default, (ii) commencing March 31, 2017, DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event and the failure of Borrower to timely make the cash deposit or to deposit a Letter of Credit in accordance with the Loan Agreement
19	Loan		GSMC	GSMC	345 West 14th Street	(i) the occurrence of an Event of Default, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) Net Operating Income is less than 80% of Closing Date NOI, (iv) the occurrence of a Rollover Trigger Event
20	Loan		GSMC	GSMC	Lincoln Corners	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
21	Loan		GSMC	GSMC	South Congress	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement
22	Loan		GSMC	GSMC	South Valley Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of an Anchor Tenant Reserve Termination Event, (v) the occurrence of a Harbor Freight Trigger event
23	Loan	37	GSMC	GSMC	Strong Station	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
24	Loan		GSMC	GSMC	Rancho La Costa	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Period
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
26	Loan		GSMC	GSMC	Pecos Legacy Center	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
27	Loan	37	GSMC	GSMC	Crossings of Hoover	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal or Manager, (iii) termination or expiration of any franchise agreement, (iv) DSCR is less than 1.35x
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio	(i) the occurrence of an Event of Default, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) Net Operating Income is less than 72.84% of Closing Date NOI
29.01	Property				Cumberland Station
29.02	Property				Taylorsville Shopping Center
30	Loan	37	GSMC	GSMC	Vestavia Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
31	Loan	29	GSMC	GSMC	James Building	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement
33	Loan		GSMC	GSMC	River Ridge Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Period
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement

A-1-81

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	No			620,600,000	191,900,000	2.9833333%
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	No			75,292,000	162,708,000	4.73854163778056%
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio				222,640,000
3.01	Property				Hannibal	No
3.02	Property				Kraco	No
3.03	Property				New WinCup - Phoenix	No
3.04	Property				Worlds Finest Chocolates	No
3.05	Property				SET - MI	No
3.06	Property				Plaid - Decatur	No
3.07	Property				Oracle Packaging	No
3.08	Property				TestAmerica - West SAC	No
3.09	Property				TestAmerica - Arvada	No
3.10	Property				Northwest Mailing Service	No
3.11	Property				Lyons	No
3.12	Property				Wilbert Plastics	No
3.13	Property				Angstrom Graphics	No
3.14	Property				New WinCup - Stone Mountain	No
3.15	Property				Universal Pool - Armory	No
3.16	Property				Jade-Sterling - IL	No
3.17	Property				Plaid - Norcross	No
3.18	Property				Phillips and Temro	No
3.19	Property				TestAmerica - Savannah	No
3.20	Property				Hover-Davis	No
3.21	Property				Jade-Sterling - OH	No
3.22	Property				Fitz Aerospace	No
3.23	Property				MVP Charleston	No
3.24	Property				Paragon Tech	No
3.25	Property				Aramsco and Bulls Eye	No
3.26	Property				Shale-Inland	No
3.27	Property				M.P. Pumps	No
3.28	Property				TestAmerica - Pensacola	No
3.29	Property				Microfinish	No
3.30	Property				MVP Mayfield	No
3.31	Property				Builders FirstSource	No
3.32	Property				Banner	No
3.33	Property				SET - IN	No
3.34	Property				Progressive Metal	No
3.35	Property				Universal Pool - 166th	No
3.36	Property				SITEL	No
3.37	Property				TestAmerica - Tallahassee	No
3.38	Property				Texas Die Casting	No
3.39	Property				TestAmerica - Corpus Christi	No
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls	No			80,000,000
5	Loan	22	GSMC	GSMC	Hamilton Place	No			41,829,226
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center	No			74,500,000
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1				175,000,000	249,750,000	4.07546875%
7.01	Property				645 Stockton Street	No
7.02	Property				400 Duboce Avenue	No
7.03	Property				950 Franklin Street	No
7.04	Property				1340-1390 Taylor Street	No
7.05	Property				601 O’Farrell Street	No
7.06	Property				2677 Larkin Street	No
7.07	Property				1801 Gough Street	No

A-1-82

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate
7.08	Property				845 California Street	No
7.09	Property				1290 20th Avenue	No
7.10	Property				78 Buchanan Street	No
7.11	Property				1870 Pacific Avenue	No
7.12	Property				500 Stanyan Street	No
7.13	Property				540 Leavenworth Street	No
7.14	Property				1401 Jones Street	No
7.15	Property				676 Geary Street	No
7.16	Property				100 Broderick Street	No
7.17	Property				2075 Market Street	No
7.18	Property				621 Stockton Street	No
7.19	Property				1660 Bay Street	No
7.20	Property				655 Stockton Street	No
7.21	Property				2238 Hyde Street	No
7.22	Property				2600 Van Ness Avenue	No
7.23	Property				355 Fulton Street	No
7.24	Property				1520 Gough Street	No
7.25	Property				1126 Bush Street	No
7.26	Property				1547 Clay Street	No
7.27	Property				840 California Street	No
7.28	Property				925 Geary Street	No
7.29	Property				691 O’Farrell Street	No
7.30	Property				2363 Van Ness Avenue	No
7.31	Property				1840 Clay Street	No
7.32	Property				1020 Post Street	No
7.33	Property				2975 Van Ness Avenue	No
7.34	Property				755 O’Farrell Street	No
7.35	Property				106 Sanchez Street	No
7.36	Property				709 Geary Street	No
7.37	Property				1440 Sutter Street	No
7.38	Property				1690 North Point	No
7.39	Property				1753 Mason Street	No
7.40	Property				915 Pierce Street	No
7.41	Property				520 Buchanan Street	No
7.42	Property				3210 Gough Street	No
7.43	Property				124 Mason Street	No
7.44	Property				50 Joice Street	No
7.45	Property				2038 Divisadero Street	No
7.46	Property				340 Church Street	No
7.47	Property				411 15th Avenue	No
7.48	Property				1855 10th Avenue	No
7.49	Property				1260 Broadway Street	No
7.50	Property				449 O’Farrell Street	No
7.51	Property				235 Church Street	No
7.52	Property				4540 California Street	No
7.53	Property				2500 Van Ness Avenue	No
7.54	Property				346 Leavenworth Street	No
7.55	Property				3264-3274 Mission Street	No
7.56	Property				3715 California Street	No
7.57	Property				325 9th Avenue	No
7.58	Property				1656 Leavenworth Street	No
7.59	Property				252-258 Church Street	No
7.60	Property				500-506 Bartlett Street	No
7.61	Property				1500-1514 Geneva Avenue	No
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine	No
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio
9.01	Property				11302 Eastpoint Drive Buildings A-C	No
9.02	Property				417 Union Pacific Boulevard	No
9.03	Property				11909 Hayter Road	No
9.04	Property				505 Union Pacific Boulevard	No
9.05	Property				418 Union Pacific Boulevard	No
9.06	Property				11921 Hayter Road	No
10	Loan		GSCRE	GSMC	Eagle View Apartments	No
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle	No
12	Loan	36	GSMC	GSMC	Cool Springs Commons	No
13	Loan	37	GSMC	GSMC	Middletown Commons	No
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande	No
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport	Yes	8/9/2049	297,035	27,620,000

A-1-83

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore				46,704,181
16.01	Property				SpringHill Suites Pittsburgh North Shore	No
16.02	Property				Residence Inn Pittsburgh North Shore	No
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2				55,000,000	20,000,000	5.85600%
17.01	Property				701 Taylor Street	No
17.02	Property				1301 Leavenworth Street	No
17.03	Property				947 Bush Street	No
17.04	Property				685 Geary Street	No
17.05	Property				3809 20th Street	No
17.06	Property				434 Leavenworth Street	No
17.07	Property				1050 Post Street	No
17.08	Property				814 California Street	No
17.09	Property				267-273 Green Street	No
17.10	Property				2898 Jackson Street	No
17.11	Property				3820 Scott Street	No
17.12	Property				600 Oak Street	No
17.13	Property				861 Post Street	No
17.14	Property				3783 20th Street	No
18	Loan		GSMC	GSMC	Luton Ranch	No
19	Loan		GSMC	GSMC	345 West 14th Street	No
20	Loan		GSMC	GSMC	Lincoln Corners	No
21	Loan		GSMC	GSMC	South Congress	No
22	Loan		GSMC	GSMC	South Valley Plaza	No
23	Loan	37	GSMC	GSMC	Strong Station	No
24	Loan		GSMC	GSMC	Rancho La Costa	No
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial	No
26	Loan		GSMC	GSMC	Pecos Legacy Center	No
27	Loan	37	GSMC	GSMC	Crossings of Hoover	No
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka	No
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio
29.01	Property				Cumberland Station	No
29.02	Property				Taylorsville Shopping Center	No
30	Loan	37	GSMC	GSMC	Vestavia Commons	No
31	Loan	29	GSMC	GSMC	James Building	No
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center	No
33	Loan		GSMC	GSMC	River Ridge Shopping Center	No
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow	No

A-1-84

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cut-off Date Mezzanine Debt Balance ($)	Terrorism Insurance Required	Control Number
1	Loan	8, 9, 10, 11, 32	GSMC, DBNY	GSMC	10 Hudson Yards	300,000,000	Yes	1
2	Loan	12, 13, 14, 15, 16, 32	GSMC	GSMC	540 West Madison	75,000,000	Yes	2
3	Loan	16, 17, 18, 19, 20	GSMC	GSMC	U.S. Industrial Portfolio		Yes	3
3.01	Property				Hannibal		Yes	3.01
3.02	Property				Kraco		Yes	3.02
3.03	Property				New WinCup - Phoenix		Yes	3.03
3.04	Property				Worlds Finest Chocolates		Yes	3.04
3.05	Property				SET - MI		Yes	3.05
3.06	Property				Plaid - Decatur		Yes	3.06
3.07	Property				Oracle Packaging		Yes	3.07
3.08	Property				TestAmerica - West SAC		Yes	3.08
3.09	Property				TestAmerica - Arvada		Yes	3.09
3.10	Property				Northwest Mailing Service		Yes	3.10
3.11	Property				Lyons		Yes	3.11
3.12	Property				Wilbert Plastics		Yes	3.12
3.13	Property				Angstrom Graphics		Yes	3.13
3.14	Property				New WinCup - Stone Mountain		Yes	3.14
3.15	Property				Universal Pool - Armory		Yes	3.15
3.16	Property				Jade-Sterling - IL		Yes	3.16
3.17	Property				Plaid - Norcross		Yes	3.17
3.18	Property				Phillips and Temro		Yes	3.18
3.19	Property				TestAmerica - Savannah		Yes	3.19
3.20	Property				Hover-Davis		Yes	3.20
3.21	Property				Jade-Sterling - OH		Yes	3.21
3.22	Property				Fitz Aerospace		Yes	3.22
3.23	Property				MVP Charleston		Yes	3.23
3.24	Property				Paragon Tech		Yes	3.24
3.25	Property				Aramsco and Bulls Eye		Yes	3.25
3.26	Property				Shale-Inland		Yes	3.26
3.27	Property				M.P. Pumps		Yes	3.27
3.28	Property				TestAmerica - Pensacola		Yes	3.28
3.29	Property				Microfinish		Yes	3.29
3.30	Property				MVP Mayfield		Yes	3.30
3.31	Property				Builders FirstSource		Yes	3.31
3.32	Property				Banner		Yes	3.32
3.33	Property				SET - IN		Yes	3.33
3.34	Property				Progressive Metal		Yes	3.34
3.35	Property				Universal Pool - 166th		Yes	3.35
3.36	Property				SITEL		Yes	3.36
3.37	Property				TestAmerica - Tallahassee		Yes	3.37
3.38	Property				Texas Die Casting		Yes	3.38
3.39	Property				TestAmerica - Corpus Christi		Yes	3.39
4	Loan	16, 21	GSMC, UBS	GSMC	The Falls		Yes	4
5	Loan	22	GSMC	GSMC	Hamilton Place		Yes	5
6	Loan	23, 24, 25, 26, 27, 28, 29	GSMC	GSMC	Panorama Corporate Center		Yes	6
7	Loan	30	GSCRE	GSMC	Veritas Multifamily Pool 1	196,500,000	Yes	7
7.01	Property				645 Stockton Street		Yes	7.01
7.02	Property				400 Duboce Avenue		Yes	7.02
7.03	Property				950 Franklin Street		Yes	7.03
7.04	Property				1340-1390 Taylor Street		Yes	7.04
7.05	Property				601 O’Farrell Street		Yes	7.05
7.06	Property				2677 Larkin Street		Yes	7.06
7.07	Property				1801 Gough Street		Yes	7.07

A-1-85

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cut-off Date Mezzanine Debt Balance ($)	Terrorism Insurance Required	Control Number
7.08	Property				845 California Street		Yes	7.08
7.09	Property				1290 20th Avenue		Yes	7.09
7.10	Property				78 Buchanan Street		Yes	7.10
7.11	Property				1870 Pacific Avenue		Yes	7.11
7.12	Property				500 Stanyan Street		Yes	7.12
7.13	Property				540 Leavenworth Street		Yes	7.13
7.14	Property				1401 Jones Street		Yes	7.14
7.15	Property				676 Geary Street		Yes	7.15
7.16	Property				100 Broderick Street		Yes	7.16
7.17	Property				2075 Market Street		Yes	7.17
7.18	Property				621 Stockton Street		Yes	7.18
7.19	Property				1660 Bay Street		Yes	7.19
7.20	Property				655 Stockton Street		Yes	7.20
7.21	Property				2238 Hyde Street		Yes	7.21
7.22	Property				2600 Van Ness Avenue		Yes	7.22
7.23	Property				355 Fulton Street		Yes	7.23
7.24	Property				1520 Gough Street		Yes	7.24
7.25	Property				1126 Bush Street		Yes	7.25
7.26	Property				1547 Clay Street		Yes	7.26
7.27	Property				840 California Street		Yes	7.27
7.28	Property				925 Geary Street		Yes	7.28
7.29	Property				691 O’Farrell Street		Yes	7.29
7.30	Property				2363 Van Ness Avenue		Yes	7.30
7.31	Property				1840 Clay Street		Yes	7.31
7.32	Property				1020 Post Street		Yes	7.32
7.33	Property				2975 Van Ness Avenue		Yes	7.33
7.34	Property				755 O’Farrell Street		Yes	7.34
7.35	Property				106 Sanchez Street		Yes	7.35
7.36	Property				709 Geary Street		Yes	7.36
7.37	Property				1440 Sutter Street		Yes	7.37
7.38	Property				1690 North Point		Yes	7.38
7.39	Property				1753 Mason Street		Yes	7.39
7.40	Property				915 Pierce Street		Yes	7.40
7.41	Property				520 Buchanan Street		Yes	7.41
7.42	Property				3210 Gough Street		Yes	7.42
7.43	Property				124 Mason Street		Yes	7.43
7.44	Property				50 Joice Street		Yes	7.44
7.45	Property				2038 Divisadero Street		Yes	7.45
7.46	Property				340 Church Street		Yes	7.46
7.47	Property				411 15th Avenue		Yes	7.47
7.48	Property				1855 10th Avenue		Yes	7.48
7.49	Property				1260 Broadway Street		Yes	7.49
7.50	Property				449 O’Farrell Street		Yes	7.50
7.51	Property				235 Church Street		Yes	7.51
7.52	Property				4540 California Street		Yes	7.52
7.53	Property				2500 Van Ness Avenue		Yes	7.53
7.54	Property				346 Leavenworth Street		Yes	7.54
7.55	Property				3264-3274 Mission Street		Yes	7.55
7.56	Property				3715 California Street		Yes	7.56
7.57	Property				325 9th Avenue		Yes	7.57
7.58	Property				1656 Leavenworth Street		Yes	7.58
7.59	Property				252-258 Church Street		Yes	7.59
7.60	Property				500-506 Bartlett Street		Yes	7.60
7.61	Property				1500-1514 Geneva Avenue		Yes	7.61
8	Loan	31, 32	GSMC	GSMC	Hilton Irvine		Yes	8
9	Loan		GSMC	GSMC	Laredo Industrial Portfolio		Yes	9
9.01	Property				11302 Eastpoint Drive Buildings A-C		Yes	9.01
9.02	Property				417 Union Pacific Boulevard		Yes	9.02
9.03	Property				11909 Hayter Road		Yes	9.03
9.04	Property				505 Union Pacific Boulevard		Yes	9.04
9.05	Property				418 Union Pacific Boulevard		Yes	9.05
9.06	Property				11921 Hayter Road		Yes	9.06
10	Loan		GSCRE	GSMC	Eagle View Apartments		Yes	10
11	Loan	32, 33, 34, 35	GSMC	GSMC	Embassy Suites Raleigh-Durham Research Triangle		Yes	11
12	Loan	36	GSMC	GSMC	Cool Springs Commons		Yes	12
13	Loan	37	GSMC	GSMC	Middletown Commons		Yes	13
14	Loan	32, 38, 39, 40	GSMC	GSMC	Shoppes at Rio Grande		Yes	14
15	Loan	32, 34, 35, 41, 42	GSMC	GSMC	Embassy Suites Portland Airport		Yes	15

A-1-86

GSMS 2016-GS3 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cut-off Date Mezzanine Debt Balance ($)	Terrorism Insurance Required	Control Number
16	Loan	32, 43, 44, 45, 46	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore		Yes	16
16.01	Property				SpringHill Suites Pittsburgh North Shore		Yes	16.01
16.02	Property				Residence Inn Pittsburgh North Shore		Yes	16.02
17	Loan	47	GSCRE	GSMC	Veritas Multifamily Pool 2	42,500,000	Yes	17
17.01	Property				701 Taylor Street		Yes	17.01
17.02	Property				1301 Leavenworth Street		Yes	17.02
17.03	Property				947 Bush Street		Yes	17.03
17.04	Property				685 Geary Street		Yes	17.04
17.05	Property				3809 20th Street		Yes	17.05
17.06	Property				434 Leavenworth Street		Yes	17.06
17.07	Property				1050 Post Street		Yes	17.07
17.08	Property				814 California Street		Yes	17.08
17.09	Property				267-273 Green Street		Yes	17.09
17.10	Property				2898 Jackson Street		Yes	17.10
17.11	Property				3820 Scott Street		Yes	17.11
17.12	Property				600 Oak Street		Yes	17.12
17.13	Property				861 Post Street		Yes	17.13
17.14	Property				3783 20th Street		Yes	17.14
18	Loan		GSMC	GSMC	Luton Ranch		Yes	18
19	Loan		GSMC	GSMC	345 West 14th Street		Yes	19
20	Loan		GSMC	GSMC	Lincoln Corners		Yes	20
21	Loan		GSMC	GSMC	South Congress		Yes	21
22	Loan		GSMC	GSMC	South Valley Plaza		Yes	22
23	Loan	37	GSMC	GSMC	Strong Station		Yes	23
24	Loan		GSMC	GSMC	Rancho La Costa		Yes	24
25	Loan	29	GSMC	GSMC	Grand Blanc Industrial		Yes	25
26	Loan		GSMC	GSMC	Pecos Legacy Center		Yes	26
27	Loan	37	GSMC	GSMC	Crossings of Hoover		Yes	27
28	Loan	32, 34, 35	GSMC	GSMC	Capitol Plaza Hotel Topeka		Yes	28
29	Loan		GSMC	GSMC	Cumberland Taylorsville Portfolio		Yes	29
29.01	Property				Cumberland Station		Yes	29.01
29.02	Property				Taylorsville Shopping Center		Yes	29.02
30	Loan	37	GSMC	GSMC	Vestavia Commons		Yes	30
31	Loan	29	GSMC	GSMC	James Building		Yes	31
32	Loan		GSMC	GSMC	Ralston Plaza Shopping Center		Yes	32
33	Loan		GSMC	GSMC	River Ridge Shopping Center		Yes	33
34	Loan	48	GSMC	GSMC	Central Parc at Heathrow		Yes	34

A-1-87

Footnotes to Annex A-1

(1)	The Administrative Cost Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Principal Balance of $87,500,000 represents the non-controlling notes A-2-C1, A-2-C2, and A-2-C3 of a $900,000,000 whole loan evidenced by 11 senior notes with an aggregate principal balance of $708,100,000 and two junior notes with an aggregate principal balance of $191,900,000. The senior non-controlling note A-1-C1, with an aggregate principal balance of $65,000,000, was contributed to the CD 2016-CD1 securitization transaction. The controlling junior notes B-1 and B-2, with an aggregate principal balance of $191,900,000, along with the senior notes A-1-S and A-2-S, with an aggregate principal balance of $408,100,000, were contributed to the Hudson Yards 2016-10HY securitization transaction. The remaining non-controlling senior notes A-1-C2, A-1-C3, A-1-C4, A-1-C5, A-1-C6, with an aggregate principal balance of $147,500,000, will be held by DBNY and are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the 10 Hudson Yards Senior Loans of $708,100,000.

(9)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 6, 2016. For the purposes of this prospectus, the assumed lockout period of 25 payment dates is based on the expected GSMS 2016-GS3 securitization closing date in September 2016. The actual lockout period may be longer.

(10)	The Appraised Value is the “Hypothetical As-Is” Appraised Value, which assumes remaining contractual obligations and costs of approximately $108.6 million (for which approximately $91.0 million was reserved) are expended. The “As-Is” Appraised Value without the remaining obligations is $2,050,000,000.

A-1-88

(11)	Total Occupancy and Owned Occupancy include: (i) 404,418 SF of space leased by three tenants (BCG, SAP, Intersection) which have executed leases but have not yet taken occupancy and/or begun paying rent and (ii) 411,358 SF of space leased by one tenant (L’Oreal) which has taken occupancy, and is expected to begin paying rent in September 2016. We cannot assure you that these tenants will open or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding these four tenants are both 48.2%.

(12)	The Cut-off Date Principal Balance of $87,000,000 represents the non-controlling note A-1 of a $325,000,000 whole loan evidenced by two non-controlling senior pari passu notes, a subordinate note B with an outstanding principal balance as of the Cut-off Date of $54,208,000, and a subordinate note C with an outstanding principal balance as of the Cut-off Date of $108,500,000. Note A-2, with an outstanding principal balance of $75,292,000, is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the 540 West Madison Senior Loans of $162,292,000.

(13)	The Appraised Value is the “Hypothetical As-Is” appraised value, which assumes remaining contractual obligations and costs of approximately $41.2 million (for which approximately $40.6 million was reserved) are expended. The “As-Is” Appraised Value without the remaining obligations is $591,000,000.

(14)	The Ongoing TI/LC Reserve, commencing with the due date in September 2019, will equal $137,329.

(15)	Under the terms of the related Mortgage Loan documents, the first due date is November 6, 2016, the maturity date is September 6, 2026 and the Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity and Remaining Term to Maturity is actually 119 months. However, due to the fact that the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the Mortgage Loan at the related Net Mortgage Rate with respect to a October 2016 payment date, such Mortgage Loan is being treated as having a First Due Date on October 6, 2016, and as having an Original Interest-Only Period, Remaining Interest-Only Period, Original Term to Maturity and Remaining Term to Maturity of 120 months.

(16)	The lockout period will be at least 24 payment dates beginning with and including the first payment date in October 2016. For the purposes of this prospectus, the assumed lockout period of 24 payment dates is based on the expected GSMS 2016-GS3 securitization closing date in September 2016. The actual lockout period may be longer.

(17)	The Cut-off Date Principal Balance of $85,000,000 represents the controlling note A-1 of a $307,640,000 whole loan combination evidenced by four pari passu notes. The companion loans, evidenced by non-controlling note A-2, note A-3 and note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $222,640,000 are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $307,640,000.

(18)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

A-1-89

(19)	The Ongoing TI/LC Reserve, commencing on September 1, 2021 (or earlier if funds on deposit therein are less than $1,500,000) will equal $150,000 up to an amount equal to $4,500,000 until such time as funds on deposit therein are less than $1,500,000, and on each due date thereafter, the borrower will be required to resume monthly deposits in an amount equal to the lesser of (x) $150,000 and (y) the amount necessary to cause the tenant improvements and leasing commissions reserve account to contain funds equal to $1,500,000.

(20)	The Appraised Value represents the aggregate “as-is” appraised value of the U.S. Industrial Portfolio Property of $422,640,000 plus an 8.0% portfolio premium. The Cut-off Date LTV Ratio for the U.S. Industrial Portfolio Whole Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium is 72.8%.

(21)	The Cut-off Date Principal Balance of $70,000,000 represents the non-controlling note A-4 of a $150,000,000 whole loan evidenced by four pari passu notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Falls Pari Passu Companion Loans have an aggregate outstanding principal balance of $80,000,000 as of the Cut-off Date Balance. The promissory notes evidenced by notes A-1, A-2 and A-3, each of which is currently held by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York 10019 (“UBS AG”) are expected to be transferred to one or more future securitizations or otherwise transferred. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $150,000,000.

(22)	The Cut-off Date Principal Balance of $64,735,708 represents the controlling note A-1 of a $107,000,000 whole loan evidenced by two pari passu notes. The companion loan, evidenced by non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $41,829,226 is expected to be contributed to one or more future securitization transactions.

(23)	The Cut-off Date Principal Balance of $58,500,000 represents the non-controlling note A-2 of a $133,000,000 whole loan evidenced by two pari passu notes. The related companion loan is evidenced by the controlling note A-1 with a principal balance as of the Cut-off Date of $74,500,000, which was contributed to the GSMS 2016-GS2 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $133,000,000.

(24)	Comcast is currently occupying and paying rent on two suites in Building II consisting of 24,389 SF ($19.00 base rent per SF) and 11,811 SF ($0.00 base rent per SF) and four suites in Building III consisting of 144,096 SF ($18.50 base rent per SF). Comcast has also executed a lease and taken possession of its space in Building VIII consisting of 144,095 SF ($19.00 base rent per SF). Building VIII is currently being built out. Comcast is expected to take occupancy of Building VIII in September 2016. Comcast’s rent will be abated until December 1, 2016 in Building III and May 16, 2017 in Building VIII. An approximately $8.4 million rent gap/free rent reserve was held back at origination to fund the rent gap. Comcast has 3, 5-year extension options on a majority of its leased spaces. We cannot assure you that Comcast will take occupancy or begin paying rent as anticipated or at all.

(25)	Comcast has three separate lease expirations, including 288,191 SF of space ($18.75 base rent per SF) expiring on February 28, 2029, 24,389 SF of space ($19.00 base rent per SF) expiring on December 31, 2025 and 11,811 SF ($0.00 base rent per SF) expiring on December 31, 2016. Comcast has the option to extend its lease on the 11,811 SF suite (“Suite 300”) to expire on 12/31/2025 with a beginning base rent of $19.00 per SF and with $0.50 annual escalations. If extended, the lease for Suite 300 will include three, five-year extension options. Comcast has not yet executed the extension. We cannot assure you that they will execute the extension.

A-1-90

(26)	ULA occupies space in Buildings I, II, and IV. ULA occupies 100% of Buildings I and IV. ULA’s Building II space (48,980 SF) expires in November 2016. ULA intends to vacate a portion of its Building II space (39,329 SF) upon expiration in November 2016. This space is treated as vacant in the underwriting, however, the borrower sponsor is negotiating a lease and a lease amendment is out-for-signature with Comcast to lease 34,372 SF of the space at $19.00 base rent per SF.

(27)	ULA has two separate lease expirations, including 250,415 SF of space ($16.01 base rent per SF) expiring on November 30, 2021 and 9,651 SF of space ($15.22 base rent per SF) expiring on November 30, 2016.

(28)	Most Recent EGI, Most Recent Expenses, Most Recent NOI, and Most Recent NCF represent actual results for the annualized 6.5-month period from January 13, 2016 to July 31, 2016.

(29)	For tenants with multiple lease expirations, the expiration date associated with the largest square footage is shown.

(30)	The Cut-off Date Principal Balance of $55,250,000 represents the non-controlling note A-3 of a $480,000,000 whole loan evidenced by three senior pari passu notes and one subordinate note B. The related companion loans are evidenced by the non-controlling note A-1, the non-controlling note A-2 and the controlling subordinate note B. Note A-1 ($100,000,000) and subordinate note B ($249,750,000), with an aggregate outstanding principal balance of $349,750,000 as of the Cut-off Date, were contributed to the GS Mortgage Securities Corporation Trust 2016-RENT (“GSMS 2016-RENT”) transaction and note A-2, with an outstanding principal balance of $75,000,000 was contributed to the GSMS 2016-GS2 transaction.

(31)	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) for the Due Dates occurring in October 2016 through December 2017, $31,372.69 and (ii) for each Due Date thereafter, an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the management agreement for the replacement of FF&E or (b) one-twelfth (1/12th) of 4% of the operating income of the property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in September.

(32)	The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity is calculated on the basis of the “As Stabilized” Appraised Value.

(33)	The Cut-off Date LTV Ratio is calculated based on the “as-is” appraised value of $46,800,000 plus a $9,200,000 capital deduction (for which the borrower reserved $10,500,000) related to a property improvement plan. The Cut-off Date LTV Ratio calculated without adjusting for the capital deduction is 80.2%.

(34)	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to the greater of (i) the aggregate amount of all deposits for replacements, if any, required to be deposited by borrower with franchisor or manager pursuant to the applicable franchise agreement or management agreement (without duplication) and (ii) 4% of gross income from operations for the property, for the calendar month that is two calendar months prior to the calendar month of the payment date on which such deposit is required.

(35)	On October 6, 2018 and on any business day thereafter through the Maturity Date, borrower may, at its option, prepay the debt in whole or in part. No prepayment of all or any portion of the loan shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the mortgage on the property.

A-1-91

(36)	Largest Tenant SF includes 17,194 SF subleased by Community Health Systems from Windsor Management.

(37)	Under the terms of the related Mortgage Loan documents, the first due date is November 6, 2016, the Original Interest-Only Period and the Remaining Interest-Only Period is 36 months, and the Original Term to Maturity and Remaining Term to Maturity is actually 120 months. However, due to the fact that the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-month’s interest that would have accrued with respect to the Mortgage Loan at the related Net Mortgage Rate with respect to a October 2016 payment date, such Mortgage Loan is being treated as having a First Due Date on October 6, 2016, an Original Interest-Only Period and Remaining Interest-Only Period of 37 months, and an Original Term to Maturity and Remaining Term to Maturity of 121 months.

(38)	Other reserve represents an earnout and a potential yield maintenance reserve. Funds will be held in escrow until the borrower has achieved a debt yield of 8.3% on the fully funded amount and a lease renewal of no less than five years from both Burlington Coat Factory and TJMaxx for equal or greater rent. If such conditions are not satisfied by September 7, 2018, the reserve is required to be applied to prepay the Mortgage Loan and the related yield maintenance for such prepayment.

(39)	The Shoppes at Rio Grande mortgage loan was originated on September 7, 2016. Under the terms of the related Mortgage Loan documents, the first due date is October 6, 2016, and the borrower is only required to pay interest on the related mortgage loan for the number of days in the initial interest accrual period for which the mortgage loan was outstanding (29 days from September 7 to October 5). As a result, the related mortgage loan seller will contribute an Initial Interest Deposit Amount to the Issuing Entity on the Closing Date to cover an amount that represents one-day’s interest that would have accrued with respect to the Mortgage Loan at the related Net Mortgage Rate with respect to a October 2016 payment date, such Mortgage Loan is being treated as having a First Due Date on October 6, 2016.

(40)	The Underwritten NCF DSCR, Underwritten NOI DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio are calculated based on the Cut-off Date Balance net of the earnout amount ($1,000,000). The Underwritten NOI DSCR without netting the related earnout amount is 1.44x. The Underwritten NCF DSCR without netting the related earnout amount is 1.31x. The Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow without netting the related earnout amount are 8.9% and 8.0%, respectively. The Cut-off Date LTV Ratio without netting the related earnout amount is 74.6%.

(41)	Upon written request from Borrower, within ten business days of such request, Lender shall transfer from the replacement reserve account amounts not to exceed 75% of the total amount of replacement reserve funds then deposited in the replacement reserve account to the PIP reserve account.

(42)	The Cut-off Date Principal Balance of $30,000,000 represents the controlling note A-1 of a $57,620,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $27,620,000 is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $57,620,000.

A-1-92

(43)	The Cut-off Date Principal Balance of $21,861,531 represents the non-controlling note A-2-1 of a $69,000,000 whole loan evidenced by three pari passu notes. The companion loan is evidenced by the controlling note A-1 with a principal balance as of the Cut-off Date of $24,842,649, which was contributed to the GSMS 2016-GS2 transaction. The non-controlling companion loan, evidenced by note A-2-2 with an aggregate principal balance as of the Cut-off Date of $21,861,531 is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $68,565,712.

(44)	The lockout period will be at least 30 payment dates beginning with and including the first payment date of April 6, 2016. For the purposes of this prospectus, the assumed lockout period of 30 payment dates is based on the expected GSMS 2016-GS3 securitization closing date in September 2016. The actual lockout period may be longer.

(45)	The Cut-off Date LTV Ratio is calculated based on the aggregate “as-is” appraised value of $96,250,000 plus a $3,770,000 capital deduction (for which the borrower reserved $4,180,000) related to a property improvement plan. The Cut-off Date LTV Ratio calculated without adjusting for the capital deduction is 71.2%.

(46)	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) for the Due Dates occurring in April 2016 through March 2017, $63,395.52 and (ii) for each Due Date thereafter, an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth (1/12th) of 4% of the operating income of the property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in February.

(47)	The Cut-off Date Principal Balance of $21,000,000 represents the non-controlling note A-2 of a $96,000,000 whole loan evidenced by two pari passu notes and one subordinate note B. The related companion loans are evidenced by the non-controlling note A-1 with a principal balance as of the Cut-off Date of $55,000,000, which was contributed to the GSMS 2016-GS2 transaction. The controlling note B with a principal balance as of the Cut-off Date of $20,000,000 was sold to Forethought Life Insurance Company.

(48)	Another Broken Egg Café’s 3,481 SF does not include 2,193 SF of outdoor covered patio space that is exclusively used by Tenant.

A-1-93

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ANNEX A-2

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Refinance	25	$ 645,438,364	60.4%	$ 25,817,535	2.56x	3.985%	111.6	53.3%	45.5%
Acquisition	6	231,900,139	21.7	$ 38,650,023	1.89x	4.493%	116.7	67.3%	59.1%
Recapitalization	3	191,000,000	17.9	$ 63,666,667	3.00x	3.575%	119.2	50.0%	47.4%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Distribution of Amortization Types(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	8	$ 434,750,000	40.7%	$ 54,343,750	3.60x	3.657%	106.7	41.7%	40.9%
Interest Only, Then Amortizing(2)	13	324,653,000	30.4	$ 24,973,308	1.62x	4.210%	119.7	68.5%	57.2%
Amortizing (30 Years)	9	191,103,590	17.9	$ 21,233,732	1.78x	4.566%	117.8	60.5%	47.2%
Amortizing (Other)(3)	1	85,000,000	8.0	$ 85,000,000	2.08x	3.974%	120.0	67.5%	64.2%
Amortizing (25 Years)	3	32,831,913	3.1	$ 10,943,971	1.59x	3.945%	119.7	56.4%	40.6%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 60 months.
(3) The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
3,736,275 - 5,000,000	1	$ 3,736,275	0.3%	$ 3,736,275	1.71x	4.572%	117.0	60.8%	49.4%
5,000,001 - 10,000,000	8	60,884,492	5.7	$ 7,610,562	1.63x	4.402%	119.2	66.4%	53.8%
10,000,001 - 15,000,000	3	37,399,000	3.5	$ 12,466,333	1.41x	4.255%	120.4	65.1%	54.5%
15,000,001 - 20,000,000	5	87,888,997	8.2	$ 17,577,799	1.54x	4.220%	118.8	59.8%	51.8%
20,000,001 - 30,000,000	3	72,861,531	6.8	$ 24,287,177	2.19x	4.119%	98.5	59.7%	48.2%
30,000,001 - 40,000,000	4	142,532,500	13.3	$ 35,633,125	1.81x	4.273%	119.2	69.2%	59.9%
40,000,001 - 60,000,000	5	268,800,000	25.2	$ 53,760,000	2.13x	4.349%	104.3	59.6%	52.0%
60,000,001 - 70,000,000	2	134,735,708	12.6	$ 67,367,854	2.75x	3.888%	118.6	47.9%	43.4%
70,000,001 - 87,500,000	3	259,500,000	24.3	$ 86,500,000	3.88x	3.389%	119.7	41.9%	39.4%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	$3,736,275
Max	$87,500,000
Weighted Average	$31,421,721

 A-2-1

Distribution of Underwritten Debt Service Coverage Ratios

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Underwritten Debt Service	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Coverage Ratios (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
1.35 - 1.40	7	$ 122,289,395	11.4%	$ 17,469,914	1.36x	4.413%	120.1	70.8%	59.5%
1.41 - 1.50	6	108,145,520	10.1	$ 18,024,253	1.44x	4.264%	119.8	68.0%	57.1%
1.51 - 1.60	4	52,311,605	4.9	$ 13,077,901	1.55x	4.662%	117.3	70.8%	58.4%
1.61 - 1.70	1	18,500,000	1.7	$ 18,500,000	1.61x	4.544%	116.0	50.0%	50.0%
1.71 - 1.80	4	124,786,275	11.7	$ 31,196,569	1.76x	4.217%	119.1	63.9%	50.1%
1.81 - 2.00	2	96,020,000	9.0	$ 48,010,000	1.92x	4.564%	115.3	68.6%	63.2%
2.01 - 2.10	2	149,735,708	14.0	$ 74,867,854	2.08x	4.141%	118.7	58.4%	52.5%
2.11 - 3.00	4	96,800,000	9.1	$ 24,200,000	2.51x	3.872%	103.9	58.1%	51.1%
3.01 - 5.34	4	299,750,000	28.1	$ 74,937,500	4.24x	3.364%	107.4	33.2%	32.0%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	1.35x
Max	5.34x
Weighted Average	2.49x

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
2.983 - 3.000	1	$ 87,500,000	8.2%	$ 87,500,000	4.18x	2.983%	119.0	32.9%	30.5%
3.001 - 3.500	3	178,000,000	16.7	$ 59,333,333	4.28x	3.305%	112.1	36.7%	35.9%
3.501 - 4.000	3	131,000,000	12.3	$ 43,666,667	2.05x	3.916%	119.8	64.8%	56.8%
4.001 - 4.250	11	333,103,000	31.2	$ 30,282,091	2.03x	4.153%	108.3	61.1%	53.8%
4.251 - 4.500	9	179,656,301	16.8	$ 19,961,811	1.85x	4.403%	118.7	58.7%	45.3%
4.501 - 4.750	5	78,717,670	7.4	$ 15,743,534	1.44x	4.627%	118.2	65.1%	54.8%
4.751 - 5.000	1	58,500,000	5.5	$ 58,500,000	1.91x	4.782%	113.0	69.6%	69.6%
5.001 - 5.305	1	21,861,531	2.0	$ 21,861,531	1.57x	5.305%	114.0	68.6%	55.5%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	2.983%
Max	5.305%
Weighted Average	4.022%

 A-2-2

Distribution of Cut-off Date Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
24.9 - 30.0	2	$ 142,250,000	13.3%	$ 71,125,000	4.71x	3.556%	94.0	25.5%	24.5%
30.1 - 40.0	2	108,500,000	10.2	$ 54,250,000	3.94x	3.015%	106.2	34.3%	32.3%
40.1 - 50.0	5	178,035,708	16.7	$ 35,607,142	2.54x	3.954%	118.4	48.0%	42.8%
50.1 - 65.0	6	93,707,184	8.8	$ 15,617,864	1.88x	4.286%	118.2	62.9%	57.7%
65.1 - 70.0	13	392,127,105	36.7	$ 30,163,623	1.84x	4.319%	118.2	67.5%	58.0%
70.1 - 75.0	6	153,718,506	14.4	$ 25,619,751	1.40x	4.323%	120.0	73.1%	61.1%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	24.9%
Max	75.0%
Weighted Average	55.7%

(1)	With respect to four mortgage loans, representing approximately 16.7% of the initial pool balance, the respective Cut-off Date LTV Ratios were calculated using (i) a “Hypothetical As-Is” appraised value. assuming completion of remaining contractual obligations, (ii) an “as-is” appraised value plus related property improvement plan (“PIP”) costs or (iii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 56.4%. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Prospectus for a description of Cut-off Date LTV Ratio.

Distribution of Maturity Date Loan-to-Value Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Maturity Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
24.2 - 30.0	2	$ 142,250,000	13.3%	$ 71,125,000	4.71x	3.556%	94.0	25.5%	24.5%
30.1 - 40.0	5	198,035,708	18.5	$ 39,607,142	3.10x	3.562%	111.4	39.9%	34.1%
40.1 - 50.0	7	194,068,188	18.2	$ 27,724,027	2.36x	4.019%	119.4	58.8%	48.9%
50.1 - 55.0	3	60,705,223	5.7	$ 20,235,074	1.75x	4.390%	118.7	66.2%	53.1%
55.1 - 60.0	11	231,049,486	21.6	$ 21,004,499	1.50x	4.367%	119.1	68.3%	57.9%
60.1 - 65.0	4	148,217,399	13.9	$ 37,054,350	2.08x	4.054%	119.1	67.7%	63.8%
65.1 - 69.6	2	94,012,500	8.8	$ 47,006,250	1.70x	4.562%	116.0	71.6%	67.9%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	24.2%
Max	69.6%
Weighted Average	48.8%

(1)	With respect to eight mortgage loans, representing approximately 33.7% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value instead of the related “as-is” appraised value. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 50.7%. See ”Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for a description of Maturity Date LTV Ratio.

 A-2-3

Distribution of Original Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
60	2	$ 76,250,000	7.1%	$ 38,125,000	3.50x	3.819%	53.0	29.0%	29.0%
120 - 121	32	992,088,503	92.9	$ 31,002,766	2.42x	4.037%	118.8	57.8%	50.3%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	60 months
Max	121 months
Weighted Average	116 months

Distribution of Remaining Terms to Maturity

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
53 - 100	2	$ 76,250,000	7.1%	$ 38,125,000	3.50x	3.819%	53.0	29.0%	29.0%
101 - 121	32	992,088,503	92.9	$ 31,002,766	2.42x	4.037%	118.8	57.8%	50.3%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	53 months
Max	121 months
Weighted Average	114 months

 A-2-4

Distribution of Original Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	8	$ 434,750,000	40.7%	$ 54,343,750	3.60x	3.657%	106.7	41.7%	40.9%
300	3	32,831,913	3.1	$ 10,943,971	1.59x	3.945%	119.7	56.4%	40.6%
360	22	515,756,590	48.3	$ 23,443,481	1.68x	4.342%	119.0	65.5%	53.5%
Other(2)	1	85,000,000	8.0	$ 85,000,000	2.08x	3.974%	120.0	67.5%	64.2%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	300 months
Max	360 months
Weighted Average	356 months

(1)	All of the mortgage loans will have balloon payments at maturity date.
(2)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

Distribution of Remaining Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Interest Only	8	$ 434,750,000	40.7%	$ 54,343,750	3.60x	3.657%	106.7	41.7%	40.9%
298 - 324	3	32,831,913	3.1	$ 10,943,971	1.59x	3.945%	119.7	56.4%	40.6%
325 - 360	22	515,756,590	48.3	$ 23,443,481	1.68x	4.342%	119.0	65.5%	53.5%
Other(2)	1	85,000,000	8.0	$ 85,000,000	2.08x	3.974%	120.0	67.5%	64.2%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	298 months
Max	360 months
Weighted Average	356 months

(1)	All of the mortgage loans will have balloon payments at maturity date.

(2)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

 A-2-5

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
12	1	$ 32,500,000	3.0%	$ 32,500,000	1.35x	4.604%	120.0	72.3%	57.9%
18	1	$ 50,000,000	4.7%	$ 50,000,000	1.42x	4.240%	120.0	71.4%	59.8%
30	1	$ 18,150,000	1.7%	$ 18,150,000	1.51x	4.049%	120.0	75.0%	64.1%
36	4	$ 126,370,000	11.8%	$ 31,592,500	1.96x	4.121%	118.6	65.5%	52.5%
37	4	$ 65,808,000	6.2%	$ 16,452,000	1.36x	4.203%	121.0	71.2%	61.9%
60	2	$ 31,825,000	3.0%	$ 15,912,500	1.47x	4.221%	120.0	62.6%	57.1%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (mos)	LTV	LTV
Defeasance	27	$ 893,237,275	83.6%	$ 33,082,862	2.59x	3.977%	113.2	55.2%	49.3%
Yield Maintenance	7	175,101,228	16.4	$ 25,014,461	1.98x	4.248%	118.3	58.2%	46.1%
Total/Avg./Wtd.Avg.	34	$ 1,068,338,503	100.0%	$ 31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

 A-2-6

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.4 - 8.0	1	$18,500,000	1.7%	$18,500,000	1.61x	4.544%	116.0	50.0%	50.0%
8.1 - 9.0	6	128,308,000	12.0	$21,384,667	1.39x	4.226%	120.5	70.4%	60.6%
9.1 - 10.0	9	187,973,850	17.6	$20,885,983	1.74x	4.402%	110.0	66.4%	59.7%
10.1 - 11.0	5	117,239,413	11.0	$23,447,883	1.96x	3.985%	119.8	64.1%	58.0%
11.1 - 12.0	4	120,511,531	11.3	$30,127,883	1.92x	4.335%	117.2	65.9%	58.1%
12.1 - 13.0	5	314,755,708	29.5	$62,951,142	2.88x	3.782%	119.0	49.3%	41.9%
13.1 - 16.0	2	85,250,000	8.0	$42,625,000	3.16x	4.026%	76.2	39.7%	33.2%
16.1 - 20.0	2	95,800,000	9.0	$47,900,000	5.10x	3.337%	119.9	28.1%	25.2%
Total/Avg./Wtd.Avg.	34	$1,068,338,503	100.0%	$31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	7.4%
Max	20.0%
Weighted Average	11.8%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.4 - 8.0	4	$71,009,000	6.6%	$17,752,250	1.42x	4.291%	119.7	66.8%	59.7%
8.1 - 9.0	9	179,244,003	16.8	$19,916,000	1.42x	4.359%	119.7	69.4%	58.5%
9.1 - 10.0	7	193,631,986	18.1	$27,661,712	2.03x	4.185%	110.5	65.1%	61.2%
10.1 - 11.0	6	183,647,806	17.2	$30,607,968	1.89x	4.323%	118.1	64.3%	53.3%
11.1 - 12.0	2	107,520,000	10.1	$53,760,000	2.86x	3.721%	119.7	55.4%	50.6%
12.1 - 13.0	3	182,235,708	17.1	$60,745,236	3.10x	3.629%	118.3	43.3%	35.9%
13.1 - 16.0	1	55,250,000	5.2	$55,250,000	3.72x	4.075%	53.0	24.9%	24.9%
16.1 - 17.5	2	95,800,000	9.0	$47,900,000	5.10x	3.337%	119.9	28.1%	25.2%
Total/Avg./Wtd.Avg.	34	$1,068,338,503	100.0%	$31,421,721	2.49x	4.022%	114.1	55.7%	48.8%

Min	7.4%
Max	17.5%
Weighted Average	11.1%

 A-2-7

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance
Hard	22	$856,614,236	80.2%
Springing	9	127,406,868	11.9
Soft	2	76,250,000	7.1
None	1	8,067,399	0.8
Total	34	$1,068,338,503	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance
Replacement Reserves(1)	31	$823,838,503	77.1%
Real Estate Tax	30	$775,788,503	72.6%
TI/LC(2)	21	$584,107,971	74.0%
Insurance	9	$281,753,730	26.4%

(1) Includes mortgage loans with FF&E reserves.

(2) Percentage of Initial Pool Balance secured by retail, office, mixed use and industrial properties only.

 A-2-8

Distribution of Property Types

Property Types		Number of Mortgaged Properties	Cut-off Date Balance(1)	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Retail		18	$348,985,745	32.7%	$19,388,097	1.94x	4.183%	119.2	60.1%	52.4%
	Anchored	12	248,714,452	23.3	$20,726,204	1.96x	4.083%	120.1	63.9%	56.5%
	Super Regional Mall	1	64,735,708	6.1	$64,735,708	2.09x	4.361%	117.0	46.4%	37.2%
	Single Tenant Retail	1	18,500,000	1.7	$18,500,000	1.61x	4.544%	116.0	50.0%	50.0%
	Unanchored	2	8,968,188	0.8	$4,484,094	1.59x	4.459%	117.6	61.3%	46.9%
	Shadow Anchored	2	8,067,399	0.8	$4,033,699	1.39x	4.691%	117.0	74.7%	61.0%
Office		5	$277,271,226	26.0%	$55,454,245	3.78x	3.627%	117.8	43.4%	41.8%
	CBD	3	181,771,226	17.0	$60,590,409	4.63x	3.158%	119.5	30.9%	28.4%
	General Suburban	2	95,500,000	8.9	$47,750,000	2.15x	4.517%	114.5	67.1%	67.1%
Hospitality		6	$153,181,531	14.3%	$25,530,255	1.91x	4.429%	118.6	66.3%	49.9%
	Full Service	4	131,320,000	12.3	$32,830,000	1.97x	4.283%	119.4	65.9%	49.0%
	Limited Service	1	11,842,209	1.1	$11,842,209	1.57x	5.305%	114.0	68.6%	55.5%
	Extended Stay	1	10,019,322	0.9	$10,019,322	1.57x	5.305%	114.0	68.6%	55.5%
Industrial		46	$146,650,000	13.7%	$3,188,043	1.91x	4.040%	119.3	67.1%	60.7%
	Warehouse/Distribution	12	65,136,283	6.1	$5,428,024	1.83x	4.071%	118.5	66.5%	59.0%
	Manufacturing	17	38,111,978	3.6	$2,241,881	2.08x	3.974%	120.0	67.5%	64.2%
	Flex	13	24,272,545	2.3	$1,867,119	2.08x	3.974%	120.0	67.5%	64.2%
	Warehouse	4	19,129,195	1.8	$4,782,299	1.67x	4.151%	120.0	67.7%	55.2%
Multifamily		76	$126,250,000	11.8%	$1,661,184	2.68x	3.986%	79.5	45.8%	41.2%
	Garden	6	52,944,195	5.0	$8,824,032	1.53x	4.210%	116.3	69.2%	58.2%
	Mid-Rise	50	51,271,259	4.8	$1,025,425	3.48x	3.801%	53.0	29.3%	29.3%
	Mid-Rise with Retail	16	17,453,141	1.6	$1,090,821	3.51x	3.829%	53.0	28.9%	28.9%
	High-Rise	2	4,113,693	0.4	$2,056,847	3.72x	4.075%	53.0	24.9%	24.9%
	Garden with Retail	2	467,712	0.0	$233,856	3.72x	4.075%	53.0	24.9%	24.9%
Mixed Use	Retail/Office	1	$16,000,000	1.5%	$16,000,000	1.74x	3.570%	120.0	46.5%	32.9%
Total/Avg./Wtd.Avg.		152	$1,068,338,503	100.0%	$7,028,543	2.49x	4.022%	114.1	55.7%	48.8%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

 A-2-9

Geographic Distribution

Geographic Distribution Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
California	81	$181,879,139	17.0%	$2,245,421	2.48x	4.155%	91.7	50.6%	43.1%
Texas	13	138,336,575	12.9	$10,641,275	1.59x	4.158%	119.3	66.0%	55.6%
Tennessee	4	114,350,291	10.7	$28,587,573	2.16x	4.298%	117.1	54.5%	47.8%
New York	3	107,741,187	10.1	$35,913,729	3.70x	3.267%	118.5	36.4%	34.4%
Illinois	7	99,038,206	9.3	$14,148,315	4.94x	3.317%	120.0	31.0%	29.1%
Florida	6	76,542,187	7.2	$12,757,031	3.23x	3.524%	119.9	50.4%	49.8%
Colorado	3	66,153,563	6.2	$22,051,188	1.88x	4.720%	113.7	68.9%	67.5%
West Virginia	1	50,000,000	4.7	$50,000,000	1.42x	4.240%	120.0	71.4%	59.8%
North Carolina	4	48,410,027	4.5	$12,102,507	1.87x	4.252%	119.0	67.8%	54.7%
Kentucky	3	38,609,611	3.6	$12,869,870	1.42x	4.182%	120.9	74.4%	65.1%
Alabama	3	30,295,500	2.8	$10,098,500	1.36x	4.206%	121.0	66.7%	58.0%
Oregon	1	30,000,000	2.8	$30,000,000	2.13x	3.936%	119.0	67.0%	48.6%
Pennsylvania	2	21,861,531	2.0	$10,930,766	1.57x	5.305%	114.0	68.6%	55.5%
Michigan	5	18,612,780	1.7	$3,722,556	1.66x	4.156%	120.0	67.7%	54.9%
Nevada	1	9,488,608	0.9	$9,488,608	1.46x	4.473%	119.0	72.4%	58.6%
Georgia	4	9,290,395	0.9	$2,322,599	2.08x	3.974%	120.0	67.5%	64.2%
Kansas	1	8,800,000	0.8	$8,800,000	2.73x	4.426%	119.0	49.7%	35.6%
Arizona	1	5,944,052	0.6	$5,944,052	2.08x	3.974%	120.0	67.5%	64.2%
Ohio	3	4,643,165	0.4	$1,547,722	2.08x	3.974%	120.0	67.5%	64.2%
South Carolina	2	3,638,480	0.3	$1,819,240	2.08x	3.974%	120.0	67.5%	64.2%
Minnesota	1	1,771,207	0.2	$1,771,207	2.08x	3.974%	120.0	67.5%	64.2%
New Jersey	1	1,380,941	0.1	$1,380,941	2.08x	3.974%	120.0	67.5%	64.2%
Missouri	1	870,594	0.1	$870,594	2.08x	3.974%	120.0	67.5%	64.2%
Indiana	1	680,464	0.1	$680,464	2.08x	3.974%	120.0	67.5%	64.2%
Total/Avg./Wtd.Avg.	152	$1,068,338,503	100.0%	$7,028,543	2.49x	4.022%	114.1	55.7%	48.8%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

 A-2-10

ANNEX A-3

DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

10 Hudson Yards

A-3-1

10 Hudson Yards

A-3-2

10 Hudson Yards

A-3-3

10 Hudson Yards

10 Hudson Yards
10 Hudson Yards
New York, NY 10001
HUDSON YARDS
GARMENT DISTRICT
CHELSEA
LINCOLN TUNNEL ENTRANCE
LINCOLN TUNNEL ENTRANCE & EXIT
ELEVENTH AVENUE
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
DYER AVENUE
W 40TH STREET
W 39TH STREET
W 38TH STREET
W 37TH STREET
W 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 25TH STREET
W 24TH STREET
W 23RD STREET
W 22ND STREET
W 21ST STREET
Jacob Javits Convention Center
Magnuson Convention Center Hotel
Owned by NY Convention Center
3 Hudson Blvd
55 Hudson Yards
50 Hudson Yards
35 Hudson Yards
30 Hudson Yards
The Shops and Restaurants at Hudson Yards
15 Hudson Yards
Culture Shed
West Tower
Future Residential
5 MW by Brookfield
Manhattan West by Brookfield
AC Hotel
Farley Post Office Building
Madison Square Garden
Penn Station
Two Penn Plaza
One Penn Plaza
1 Penn East
17 Penn Plaza
5 Penn Plaza
21 Penn Plaza
Manhattan West Hotel
United States Postal Service Morgan Station
Chelsea Park
Lovejoy Elliot Houses
Chelsea Houses
Penn Station South Houses
Fashion Institute of Technology
London Terrace Apartments
General Theological Seminary
Clement Clark Moore Park
Uber Technologies
601 W 26 Starrett-Lehigh Bldg
Church of Saint Michael
441 Ninth
Webster Apts
Harding Building
Hammerstein Ballroom
The New Yorker
Pennsylvania Building
520 Eighth
Post Office
Hell's Kitchen Flea Market
Hudson Crossing Apartments
Church Of The Holy Apostle
Saint Columba
St Paul's Lutheran
Chelsea Hotel
Chelsea Savoy
The Central High School
252 Seventh
Whole Foods
Library
200 W 26
236 W 27
Carlton Building
Upper East Side
Upper West Side
West New York
Metropolitan Museum of Art
Central Park
Astoria
Carnegie Hall
Rockefeller Center
Times Square
Midtown
United Nations
Long Island City
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
NYU
SoHo
Financial District
Jersey City
BROOKLYN
Hudson River
East River
CARTIFACT
MAP © 2016 CARTIFACT · DATA © OSM

A-3-4

10 Hudson Yards

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(6)		$87,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)		$390.47
Size (SF)	1,813,465	Percentage of Initial Pool Balance		8.2%
Total Occupancy as of 7/1/2016(1)	93.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2016(1)	93.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate		2.9833333%
Appraised Value(2)	$2,150,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$136,011,383
Underwritten Expenses	$44,496,991	Escrows
Underwritten Net Operating Income (NOI)	$91,514,392		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$89,620,071	Taxes	$0	$0
Cut-off Date LTV Ratio(3)(4)	32.9%	Insurance	$0	$0
Maturity Date LTV Ratio(3)(5)	30.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	4.27x / 4.18x	TI/LC	$34,414,188	$0
Debt Yield Based on Underwritten NOI / NCF(3)	12.9% / 12.7%	Other(7)	$125,129,752	$0

Sources and Uses(8)
Sources	$	%	Uses	$	%
Senior Loans	$708,100,000	32.9%	Refinance Existing Debt	$478,089,883	22.2%
Subordinate Companion Loans	191,900,000	8.9	Deferred Fee Purchase	119,885,511	5.6
Mezzanine Debt	300,000,000	14.0	Payoff of Coach Interest	674,253,004	31.4
New Principal Equity	503,372,132	23.4	Existing Partnership Reinvestment	446,627,868	20.8
Existing Partnership Equity	446,627,868	20.8	Return of Equity	171,037,133	8.0
			Reserves	159,543,940	7.4
			Closing Costs	100,562,661	4.7

Total Sources	$2,150,000,000	100.0%	Total Uses	$2,150,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include: (i) 404,418 SF of space leased by three tenants (BCG, SAP, Intersection) which have executed leases but have not yet taken occupancy and/or begun paying rent and (ii) 411,358 SF of space leased by one tenant (L’Oreal) which has taken occupancy, and is expected to begin paying rent in September 2016. We cannot assure you that these tenants will open or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding these four tenants are both 48.2%.
(2)	Appraised value is the “hypothetical as-is” appraised value, which assumes remaining contractual obligations and costs of approximately $108.6 million (for which $90,969,679 was reserved) are expended. The “as-is” appraised value without the remaining obligations is $2,050,000,000. See “—Appraisal” below.
(3)	Calculated based on the aggregate outstanding principal balance of the 10 Hudson Yards Senior Loans. See “—The Mortgage Loan” below.
(4)	The Cut-off Date LTV Ratio is based on the “hypothetical as-is” appraised value of $2,150,000,000. The Cut-off Date LTV Ratio calculated on the basis of the “as-is” appraised value without the remaining obligations is 34.5%. See “—Appraisal” below.
(5)	The Maturity Date LTV Ratio is calculated based on the “as stabilized” appraised value of $2,320,000,000. The Maturity Date LTV Ratio calculated on the basis of (i) the “hypothetical as-is” appraised value is 32.9% and (ii) the “as-is” appraised value without the remaining obligations is 34.5%. See “—Appraisal” below.
(6)	The Cut-off Principal Balance of $87,500,000 represents three non-controlling notes of a $900,000,000 whole loan evidenced by 11 pari passu senior notes and two subordinate notes. See “—The Mortgage Loan” below.
(7)	Upfront other reserve represents $90,969,679 for remaining construction costs and $34,160,073 reserved for free rent periods or rent abatements. See “—Escrows” below.
(8)	Proceeds from the 10 Hudson Yards Total Debt, in addition to new and existing equity, were used to refinance existing debt of approximately $478.1 million, purchase the fee interest and collapse the existing Metropolitan Transportation Authority (“MTA”) ground lease for approximately $119.9 million, purchase Coach’s equity for approximately $674.3 million, reinvest approximately $446.6 million of existing partnership equity, return approximately $171.0 million to KIA (as defined below), fund approximately $159.5 million in upfront reserves and pay transaction costs of approximately $100.6 million.

■	The Mortgage Loan. The 10 Hudson Yards loan (the “10 Hudson Yards Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 52-story, Class A office building located at 10 Hudson Yards, New York, New York (the “10 Hudson Yards Property”). The 10 Hudson Yards Loan is evidenced by the non-controlling notes A-2-C1, A-2-C2 and A-2-C3, and is part of a $900.0 million whole loan structure evidenced by thirteen promissory notes: eleven senior notes with an aggregate original principal balance of $708.1 million (the “10 Hudson Yards Senior Loans”) and two junior notes with an aggregate original principal balance of $191.9 million (the “10 Hudson Yards Subordinate Companion Loans,” together with the 10 Hudson Yards Senior Loans, the “10 Hudson Yards Whole Loan”). The 10 Hudson Yards Loan has an outstanding balance as of the Cut-off Date of $87,500,000 and represents approximately 8.2% of the Initial Pool Balance. Two of the 10 Hudson Yards Senior Loans with an aggregate original principal balance of $408.1 million along with the 10 Hudson Yards Subordinate Companion Loans were contributed to the Hudson Yards 2016-10HY transaction, and one of the 10 Hudson Yards Senior Loans with an original principal balance of $65.0 million was contributed to the CD 2016-CD1 securitization trust. The remaining 10 Hudson Yards Senior Loans with an original principal balance of $147.5 million are expected to be contributed to one or more future securitization transactions.

A-3-5

10 Hudson Yards

See the 10 Hudson Yards total debt capital structure table below. The relationship between the holders of the 10 Hudson Yards Senior Loans and the 10 Hudson Yards Subordinate Companion Loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–10 Hudson Yards Whole Loan” in the Prospectus.

The 10 Hudson Yards Whole Loan was co-originated by Deutsche Bank AG, New York Branch and Goldman Sachs Mortgage Company on August 1, 2016 and each note of the 10 Hudson Yards Whole Loan has an initial interest rate of 2.9833333% per annum. The borrower utilized the proceeds of the 10 Hudson Yards Whole Loan to acquire the fee interest in the 10 Hudson Yards Property from the Metropolitan Transit Authority, acquire the indirect interest in the 10 Hudson Yards Property owned by Coach Legacy Yards LLC, refinance the existing mortgage and mezzanine debt on the 10 Hudson Yards Property, fund certain mortgage loan reserves and pay origination costs.

The 10 Hudson Yards Loan has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 10 Hudson Yards Loan requires interest only payments during its term. The scheduled maturity date of the 10 Hudson Yards Loan is the due date in August 2026. Voluntary prepayment of the 10 Hudson Yards Loan is prohibited prior to April 6, 2026. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last note of the 10 Hudson Yards Whole Loan is deposited and (ii) the third anniversary of the origination of the 10 Hudson Yards Whole Loan, the 10 Hudson Yards Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

10 Hudson Yards Total Debt

(1)	Cumulative Cut-off Date LTV Ratio is calculated by dividing the respective Cumulative Cut-off Date Balance by the aggregate “hypothetical as-is” appraised value of the 10 Hudson Yards Loan of $2,150,000,000. The Cumulative Cut-off Date LTV Ratios for the 10 Hudson Yards Senior Loans, 10 Hudson Yards Subordinate Companion Loans, and Mezzanine Loan, calculated on the basis of the aggregate “as-is” appraised value are 34.5%, 43.9% and 58.5%, respectively. See “—Appraisals” below.
(2)	Held by Deutsche Bank AG, New York Branch (“DBNY”) and expected to be contributed to one or more future securitization transactions.

A-3-6

10 Hudson Yards

■	The Mortgaged Property: The 10 Hudson Yards Property is an approximately 1,813,465 SF, 52-story recently constructed glass and concrete Class A office building, located on the northwest corner of 10th Avenue and West 30th Street in New York City. The 10 Hudson Yards Property is integrated with, and bridges over, the High Line, a 1.45 mile-long, elevated public park built on a historic freight rail line. The 10 Hudson Yards Property is the first office building to be completed as part of the Hudson Yards redevelopment project. When redevelopment of Hudson Yards is completed, the site is expected to include approximately 17 million SF of commercial and residential space consisting of office buildings, more than 100 shops, a collection of restaurants, approximately 4,000 residences, approximately 14 acres of public open space, a 750-seat public school and a 200-room luxury hotel.

The building includes approximately 1,698,748 SF of office space, 13,744 SF of retail space, 8,406 SF of storage space, a 58,989 SF (239-space) parking garage and a 33,578 SF food hall. The total land area of the 10 Hudson Yards Property is approximately 2.675 acres or 116,500 SF.

As of July 1, 2016, Total Occupancy and Owned Occupancy at the 10 Hudson Yards Property were both 93.2%. Total Occupancy and Owned Occupancy include: (i) 404,418 SF of space leased by three tenants (BCG, SAP, Intersection) which have executed leases but have not yet taken occupancy and/or begun paying rent and (ii) 411,358 SF of space leased by one tenant (L’Oreal) which has taken occupancy, and is expected to begin paying rent in September 2016. We cannot assure you that these tenants will open or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding these four tenants are both 48.2%.

The construction of the 10 Hudson Yards Property began in December 2012 and was designed by Kohn Pederson Fox Associates. The 10 Hudson Yards Property features large column-free floor plates ranging from 22,000 SF to 54,000 SF, ceiling heights of 13’6” and views of the Hudson River and downtown skyline with floor-to-ceiling windows. Additionally, the building is expect to gain LEED platinum certification and has its own CoGeneration power plant. The CoGeneration plant is expected to have 1.2MW of gas-fired micro turbines, which will generate power and heat for use within the 10 Hudson Yards Property, providing energy efficiency and additional standby power.

The 10 Hudson Yards Property will serve as the new corporate headquarters for three of the top five tenants, including Coach (38.3% of GLA, BBB/Baa2/BBB- by Fitch/Moody’s/S&P), L’Oreal (U.S. headquarters) (22.7% of GLA, A-1+ by S&P) and Intersection (3.7% of GLA). The remaining top five tenants are BCG (10.7% of GLA) and SAP (7.9% of GLA, A2/A by Moody’s/S&P). Additionally, the top five tenants at the 10 Hudson Yards Property occupy 83.3% of the GLA, comprise 92.0% of the underwritten base rent and have a weighted average remaining lease term of 17.3 years as of the securitization Cut-off Date.

A-3-7

10 Hudson Yards

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 10 Hudson Yards Property based on initial lease expiration dates:

Five Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Coach	BBB / Baa2 / BBB-	693,938	38.3%	$45,105,970	38.8%	$65.00	7/31/2036	NA
L’Oreal(2)	NR / NR / A-1+	411,358	22.7	28,692,221	24.7	69.75	8/31/2031	1, 10-year option or 2, 5-year options
BCG(3)(4)	NR / NR / NR	193,295	10.7	16,043,485	13.8	83.00	4/30/2032	1, 10-year option or 2, 5-year options
SAP(5)	NR / A2 / A	144,065	7.9	11,957,395	10.3	83.00	6/30/2032	1, 10-year option or 2, 5-year options
Intersection(6)	NR / NR / NR	67,058	3.7	5,163,466	4.4	77.00	1/31/2027	1, 10-year option or 1, 5-year option
Largest Tenants		1,509,714	83.3%	$106,962,537	92.0%	$70.85
Remaining Owned Tenants		180,191	9.9	9,255,400	8.0	51.36
Vacant Spaces (Owned Space)		123,560	6.8	0	0.0	0.00
Totals / Wtd. Avg. Tenants		1,813,465	100.0%	$116,217,937	100.0%	$68.77

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	L’Oreal took occupancy in July 2016, with payment of rent expected to commence in September 2016. At origination, a free rent reserve was established for the month of August 2016.
(3)	BCG is expected to take occupancy by the end of 2016, with payment of rent expected to commence in May 2017. At origination, a free rent reserve was established for the months of August 2016 through April 2017.
(4)	BCG has a future contraction option to contract its space either (i) between January 31, 2026 and January 31, 2027 or (ii) between January 31, 2028 and January 31, 2029, provided 18 months’ prior written notice. BCG may choose to exercise such contraction for up to two full contiguous floors (either in the top half or bottom half of their space) and must pay a contraction payment equal to the sum of (i) unamortized commissions, work allowance, free rent, and (ii) four months of escalated rent for the exercised space. BCG can contract up to two of its highest or lowest contiguous floors: (i) floors 46 and 47 (62,746 SF) or (ii) floors 42 and 43 (66,107 SF).
(5)	SAP is expected to take occupancy in the fall of 2016, with payment of rent expected to commence in June 2017. At origination, a free rent reserve was established for the months of August 2016 through June 2017.
(6)	Intersection is expected to take occupancy in the fall of 2016, with payment of rent expected to commence in January 2017 for the space on the 26th floor and July 2017 for the space on the 27th floor. At origination, a free rent reserve was established for the months of August 2016 through January 2017 for the space on the 26th floor and August 2016 through July 2017 for the space on the 27th floor.

Description of certain tenants

-	Coach (693,938 SF; 38.3% of GLA; 38.8% of Underwritten Base Rent; BBB/Baa2/BBB- by Fitch/Moody’s/S&P), (NYSE: COH) is an American luxury fashion company founded in 1941 known for accessories and gifts for women and men, including handbags, men’s bags, women’s and men’s small leather goods, footwear, outerwear, watches, travel accessories, scarves, sunwear, fragrance, jewelry and other accessories. Headquartered in New York, New York, Coach Inc. operates over 450 Coach stores in North America, approximately 500 directly-operated locations in Asia and over 30 in Europe. The 10 Hudson Yards Property will serve as the new corporate headquarters for Coach. Coach is expected to move approximately 1,400 employees from three primary locations in Manhattan. As of the first quarter of 2016, Coach reported sales of approximately $1.03 billion, an increase of 11.2% year-over-year. In 2015, Coach reported sales of approximately $4.2 billion and operating income of approximately $618.0 million.

-	L’Oreal (411,358 SF; 22.7% of GLA; 24.7% of Underwritten Base Rent; A-1+ by S&P) is a subsidiary of L’Oreal Group, the parent company, which is a beauty and cosmetics company. Founded in 1909, L’Oreal Group focuses on four key cosmetics segments: hair care, skin care, make-up and fragrances. The L’Oreal Group brand portfolio includes Garnier, L’Oreal Paris, Yves Saint Laurent Beaute, Ralph Lauren, Maybelline, Diesel and The Body Shop. L’Oreal is present in 140 countries across five continents. In 2015, L’Oreal Group reported sales of approximately €25.26 billion and operating income of approximately €4.39 billion. 27.4% of L’Oreal Group’s sales are derived from North America. L’Oreal is relocating its U.S. headquarters from Midtown Manhattan to the 10 Hudson Yards Property. L’Oreal is expected to move approximately 1,300 employees and will occupy 10 floors at the 10 Hudson Yards Property. The majority of L’Oreal’s corporate functions and brand teams including Essie, Garnier, Lancome, La Roche-Posay, L’Oreal Paris, Matrix, Maybelline, Redken and SkinCeuticals will be housed at the 10 Hudson Yards Property.

A-3-8

10 Hudson Yards

L’Oreal has an existing expansion option (exercisable with 18 months’ prior written notice) to lease up to the entire 37th floor (currently vacant). L’Oreal has the right to take occupancy within a 12-month period starting on the fifth anniversary of their rent commencement date, June 20, 2021, for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

-	Boston Consulting Group, Inc. (“BCG”) (193,295 SF; 10.7% of GLA; 13.8% of Underwritten Base Rent), is a management consulting firm with 85 offices in 48 countries. The firm advises clients in the private, public, and not-for-profit sectors around the world, including more than two-thirds of the Fortune 500. Founded in 1963 and headquartered in Boston, BCG has over 12,000 employees and 900 partners. Although the company is privately held, BCG reported annual revenues of approximately $5.0 billion in 2015, which makes it amongst the largest 100 private companies in the world by total revenue.

BCG has expansion options (exercisable within 12 months’ prior written notice) to lease up to the entire 40th and 41st floors (both currently vacant). With respect to the 40th floor, BCG has the right to take occupancy on the 10th anniversary of their rent commencement date, May 1, 2027, for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value. With respect to the 41st floor, BCG has the right to take occupancy on the fifth anniversary of their rent commencement date, May 1, 2022, for a period which would be coterminous with the existing lease at a rental rate of 100% of fair market value.

The following table presents certain information relating to the lease rollover schedule at the 10 Hudson Yards Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018(3)	58,989	3.3	3.3%	0	0.0	0.00	1
2019	0	0.0	3.3%	0	0.0	0.00	0
2020	0	0.0	3.3%	0	0.0	0.00	0
2021	0	0.0	3.3%	0	0.0	0.00	0
2022	21,788	1.2	4.5%	1,634,100	1.4	75.00	1
2023	0	0.0	4.5%	0	0.0	0.00	0
2024	0	0.0	4.5%	0	0.0	0.00	0
2025	0	0.0	4.5%	0	0.0	0.00	0
2026	65,836	3.6	8.1%	5,069,372	4.4	77.00	1
2027 & Thereafter	1,543,292	85.1	93.2%	109,514,465	94.2	70.96	6
Vacant	123,560	6.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,813,465	100.0%		$116,217,937	100.0%	$68.77	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain tenants may have contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.
(3)	Includes 58,989 SF representing the parking garage which pays a percentage rent component. A fixed rent component for the parking garage commences in January 2017, with the initial base rent scheduled to be $1.75 million, in addition to the percentage rent component.

The following table presents certain information relating to historical occupancy at the 10 Hudson Yards Property:

Historical Leased %(1)(2)

2013	2014	2015	As of 7/1/2016(3)
NA	NA	NA	93.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	The 10 Hudson Yards Property was constructed in 2016 and has no historical occupancy data.
(3)	Occupancy include: (i) 404,418 SF of space leased by three tenants (BCG, SAP, Intersection) which have executed leases but have not yet taken occupancy and/or begun paying rent and (ii) 411,358 SF of space leased by one tenant (L’Oreal) which has taken occupancy, and is expected to begin paying rent in September 2016. We cannot assure you that these tenants will open or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding these four tenants are both 48.2%.

A-3-9

10 Hudson Yards

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10 Hudson Yards Property:

Cash Flow Analysis(1)

	Year 1 Budget	Underwritten	Underwritten $ per SF
Total Minimum/Base Rent(2)	$120,287,803	$116,217,937	$64.09
Step Rents(3)	0	7,148,763	3.94
Value of Vacant Space(4)	0	11,286,175	6.22
Gross Potential Rent	$120,287,803	$134,652,875	$74.25
Recoveries	440,331	5,769,615	3.18
Parking Revenue	1,581,086	2,499,996	1.38
DR Income	756,160	971,594	0.54
CoGen Income	983,656	983,656	0.54
Miscellaneous Tenant Income	2,267,224	2,267,224	1.25
Event Space Income	50,000	50,000	0.03
Destination Retail Recovery	102,598	102,598	0.06
Less: Vacancy(5)	0	(11,286,175)	(6.22)
Effective Gross Income	$126,468,858	$136,011,383	$75.00
Total Expenses	$33,837,347	$44,496,991	$24.54
Net Operating Income	$92,631,511	$91,514,392	$50.46
Reserves for Replacements	0	362,693	0.20
Leasing Commissions	0	899,367	0.50
Tenant Improvements	0	632,261	0.35
Net Cash Flow	$92,631,511	$89,620,071	$49.42

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Year 1 total minimum base rent is based on the actual borrower rent roll as of July 2016, includes credit for contractual free rent reserves and excludes the budgeted free rent associated with the speculative lease-up of floors 40 and 41, as Underwritten Net Cash Flow excludes any revenue associated with the same.
(3)	Underwritten step rents include $4,373,024 for Coach, $1,639,935 for L’Oreal, $588,617 for BCG and $547,187 for SAP, which represents the net present value of the total rent steps through each the lease term. BCG’s step rents are capped for BCG’s contraction option for the two largest contiguous suites.
(4)	Underwritten value of vacant space is based on the sponsor’s market leasing assumptions.
(5)	Underwritten vacancy is based on the in-place economic occupancy.

■	Appraisal. According to the appraisal, the 10 Hudson Yards Property had a “hypothetical market value assuming contractual obligations and remaining costs are expended” of $2.15 billion as of July 1, 2016, which assumes the remaining obligations and costs of approximately $108.6 million, consisting of approximately $50.1 million in hard/direct costs, $5.7 million in project contingency, $29.1 million in tenant improvements and $14.7 million in soft/indirect costs are expended. In addition, the 10 Hudson Yards Property had an “as-is” appraised value of $2.05 billion as of July 1, 2016 and a “prospective market value upon stabilization” of $2.32 billion as of July 1, 2019.

The market value opinion reported above includes $190,000,000 attributable to the tax savings via the PILOT program. See “—PILOT” below.

The “prospective market value upon stabilization” assumes stabilized occupancy “above 90%” by July 1, 2019 following the “burn-off” of rental concessions.

■	Environmental Matters. According to a Phase I environmental report, dated June 30, 2016, there are no recognized environmental conditions or recommendations for further action at the 10 Hudson Yards Property other than the recommendations to register the one active aboveground diesel storage tank with the New York State Department of Environmental Conservation and to have the one inactive aboveground storage tank’s fill port inspected to determine if it is properly labeled as inactive and sealed to prevent any future accidental filling.

A-3-10

10 Hudson Yards

■	Market Overview and Competition. The 10 Hudson Yards Property is located in the West Side submarket within the Midtown West Office District of New York City. Midtown West is bounded by 30th Street and 42nd Street west of the Avenue of Americas to the Hudson River and by 42nd Street to 72nd Street west of Seventh Avenue to the Hudson River. As of the first quarter of 2016, the three office statistical areas that comprise the Midtown West Office Market contain approximately 37.8 million SF of Class A office space, 23.6 million SF of Class B office space and less than 14.0 million SF of Class C office space in these submarkets.

According to the appraisal, the overall Class A Midtown West office market direct rental rate of $78.40 per SF is 18.1% above the current average in-place rent of $68.77 per SF at the 10 Hudson Yards Property. The following table presents certain information relating to the Midtown West Office Market, as of the first quarter of 2016.

Midtown West Office Market - Class A(1)

	Westside	Penn Station	Times Square South	Market Summary (Total)
Number of Buildings	34	7	12	53
Inventory (SF)	23,809,400	6,668,090	7,323,711	37,801,201
Total Space Available	2,336,372	434,470	734,233	3,505,075
Direct Space Available	2,014,054	352,037	558,396	2,924,487
Direct Vacancy Rate	8.5%	5.3%	7.6%	7.7%
Total Vacancy Rate	9.8%	6.5%	10.0%	9.3%
Direct Rental Rate	$78.83	$67.33	$83.84	$78.40
YTD Leasing Activity	416,424	171,452	116,875	704,751

(1)	Source: Appraisal.

The appraiser identified 40 comparable properties totaling approximately 43.7 million SF that exhibited a rental range of $45.00 per SF to $150.00 per SF and a weighted average occupancy rate of approximately 94.1% for direct space.

Of the 40 buildings, 10 are considered directly competitive with the 10 Hudson Yards Property in terms of the building classification, asking rents, rentable office square footage and quality. The weighted average occupancy for the directly competitive buildings is approximately 97.5%, compared to approximately 94.1% for the full competitive set and approximately 91.7% for Class A space within Midtown West Office market as a whole.

The appraiser concluded, based on completion, location and the state-of-the-art Class A quality of the 10 Hudson Yards Property, the 10 Hudson Yards Property should command office rental rates ranging from $80 per SF for floors 9 to 24, $90 per SF for floors 25 to 37 and $100 per SF for floors 40 to 52 with a weighted average office rental rate of $88.04 per SF, an approximately 28.0% increase from the weighted average in-place rents at the Mortgaged Property, as of July 1, 2016.

A-3-11

10 Hudson Yards

The following table presents certain information relating to the primary competition for the 10 Hudson Yards Property:

Competitive Set(1)

Property	Office Area GLA	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (Low)	Direct Asking Rent (High)
10 Hudson Yards Property(2)	1,813,465	123,560	0	93.2%	93.2%	$65.00	$83.00

Four Times Square	1,477,631	0	0	100.0%	100.0%	$80.00	$90.00
Five Times Square	1,062,203	0	0	100.0%	100.0%	N/A	N/A
Seven Times Square	1,000,000	31,488	0	96.9%	96.9%	$72.00	$90.00
Eleven Times Square	1,056,851	158,144	0	85.0%	85.0%	$102.00	$120.00
750 Seventh Avenue	533,076	0	0	100.0%	100.0%	N/A	N/A
810 Seventh Avenue	603,000	41,324	0	93.2%	93.2%	$60.00	$72.00
250 West 55th Street	896,000	66,617	0	92.6%	92.6%	$97.00	$138.00
620 Eighth Avenue	1,500,000	0	13,589	100.0%	99.1%	N/A	N/A
825 Eighth Avenue	1,550,212	0	74,443	100.0%	95.2%	N/A	N/A
1 Bryant Park	2,100,000	0	9,445	100.0%	99.6%	N/A	N/A
Total/Wtd. Avg.(3)	11,778,973	24,045	13,212	97.5%	96.6%

(1)	Source: Appraisal
(2)	Based on the rent roll dated July 1, 2016.
(3)	Total/Wtd. Avg. does not include the 10 Hudson Yards Property.

■	The Borrower. The borrower is Legacy Yards Tenant LP, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 10 Hudson Yards Whole Loan. The borrower sponsor, Podium Fund HY REIT Owner LP, is a joint venture among The Related Companies, L.P. / Oxford Properties Group (17.8%), JPMorgan Asset Management (18.2%), Kuwait Investment Authority (19.6%) and Allianz HY Investor LP (44.3%). Other than the borrower, no person or entity guarantees the non-recourse carveouts with respect to the 10 Hudson Yards Whole Loan.

■	PILOT. The borrower leases the Mortgaged Property to the New York City Industrial Development Agency (the “Agency”) (the “Company Lease”), and the Agency subleases the Mortgaged Property back to the Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively the “IDA Leases”). The term of the IDA Leases runs to June 30, 2043 (such period, the “Initial Term”), with annual automatic extensions thereof for a term of one year, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the Borrower (such date, the “Expiration Date”); provided that after the Initial Term the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of any Hudson Yards revenue bonds issued by Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”) for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders. During the term of the IDA Lease, the borrower is required to make payments in lieu of New York City real property taxes with respect to the 10 Hudson Yards Property in the amounts set forth in a schedule to the IDA Leases. After the 15th fiscal tax year, the PILOT amounts payable by the borrower under the IDA Leases increase annually thereafter until the 20th fiscal tax year when the borrower is required to pay 100% of the New York City real property taxes that would otherwise be payable with respect to the 10 Hudson Yards Property in the absence of any real property tax exemption. Real estate taxes were underwritten on the basis of the PILOT payments. The borrower’s obligation to make PILOT payments under the IDA Lease is secured by three fee and leasehold PILOT mortgages (collectively, the “PILOT Mortgages”), from the borrower and the IDA in favor of the HYIC in the aggregate principal amount of $475,000,000 encumbering the borrower’s fee interest in the 10 Hudson Yards Property and subtenant’s interest under the IDA Lease and the IDA’s interest under the Company Lease. The liens of the PILOT Mortgages are senior in priority to the mortgage securing the 10 Hudson Yards Whole Loan. See “Description of the Mortgage Pool–Real Estate and Other Tax Considerations” in the Prospectus.

■	Escrows. On the origination date, the borrower funded (i) a free rent reserve in the amount of $34,160,073 for various free rent periods and rent abatements, (ii) a tenant allowances reserve in the amount of $34,414,188, (iii) a construction work account in the amount of $90,969,679 for payments of the costs of the remaining construction work to be performed by the borrower. Such reserve amounts are not required to be replenished and are expected to be disbursed upon request of the borrower and satisfaction of certain requirements under the related loan documents.

On each due date during the continuance of a 10 Hudson Yards Trigger Period, the related loan documents require (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay property taxes (including any PILOT payments and insurance premiums over the then succeeding 12-month period; unless the 10 Hudson Yards Property is insured under a blanket policy in

A-3-12

10 Hudson Yards

accordance with the related loan documents, (ii) a capital expenditures reserve in the amount of $30,224, (iii) a tenant improvements, tenant allowances and leasing commissions reserve in the amount of $151,122, (iv) an owner’s association account in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay certain owners’ association charges for the 10 Hudson Yards Property over the then succeeding 12-month period and (v) a lease sweep account into which all available cash (other than available cash being deposited into the Cash Collateral Account) including related termination fees will be deposited.

In addition, on each due date during the continuance of a 10 Hudson Yards Trigger Period, (other than a 10 Hudson Yards Trigger Period continuing solely because a Lease Sweep Period is continuing), the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “10 Hudson Yards Trigger Period” means any period commencing (i) upon an event of default under the related mortgage loan documents and ending when such event of default has been cured and such cure has been accepted by the lender and no other event of default is continuing, (ii) upon an event of default under the related mezzanine loan documents and ending when the lender has received a notice from the related mezzanine lender that such mezzanine loan event of default has been cured or waived and no other mezzanine loan event of default is then continuing), (iii) as of the last day of any calendar quarter, either (x) the debt yield of the 10 Hudson Yards Loan (as calculated under the related loan documents) is less than 8.0% or (y) the aggregate debt yield of the 10 Hudson Yards Loan and the 10 Hudson Yards Mezzanine Loan (as calculated under the related loan documents) is less than 6.0%, and ending when the 10 Hudson Yards Property has achieved both a debt yield of at least 8.0% and an aggregate debt yield of at least 6.0% for two consecutive calendar quarters, as determined by the lender and (iv) upon a Lease Sweep Period and ending when such Lease Sweep Period has ended and no other Lease Sweep Period is then continuing.

A “Lease Sweep Period” (i) will commence on the first due date following the occurrence of any of the following: (a) the date that the Coach Lease or any replacement lease is surrendered, cancelled or terminated with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date, or the receipt by the borrower or property manager of notice from Coach or any replacement tenant of a valid surrender, cancellation or termination of the Coach Lease or any replacement lease with respect to at least 25% of the rentable square footage leased thereunder (exclusive of any space covered by unexercised expansion options) prior to its then current expiration date; or (b) the occurrence of a Coach or any direct or indirect parent company of Coach that guaranties all of any portion of its obligations under the Coach Lease bankruptcy or insolvency proceeding; and (ii) will end upon the first to occur of the following: (A) in the case of clause (i)(a) above, 90% of the space demised under the Coach Lease or any replacement lease is leased pursuant to one or more qualified leases and, in the mortgage lender’s judgment, sufficient funds have been accumulated in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses and any shortfalls in required payments under the mortgage loan agreement or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (B) in the case of clause (i)(a) above that was triggered solely by a notice from Coach or any replacement tenant, such notice has been fully rescinded in writing by Coach or any replacement tenant (and a copy of such rescission has been delivered to the mortgage lender) prior to the actual surrender, cancellation or termination of the Coach Lease or any replacement lease (or any material portion thereof), and no other such notice has been received by the borrower or property manager; (C) in the case of clause (i)(b) above, the Coach Lease or any replacement lease has been assumed with no amendments or modifications thereto, and such assumption has become effective through a court order or a plan of reorganization which is not subject to a stay pending appeal or otherwise; and (D) in the case of clauses (i)(a) and (i)(b) above, the date on which the amount of Lease Sweep Funds deposited into the lease sweep account (including any termination payments related to the Coach Lease or any replacement lease deposited into the lease sweep account) is amount equal to the total rentable square feet of the Coach Lease (exclusive of any rentable square footage covered by unexercised expansion options) multiplied by $100.00.

■	Lockbox and Cash Management. The 10 Hudson Yards Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the 10 Hudson Yards Property and all other money received by the borrower or the property manager with respect to the 10 Hudson Yards Property be deposited into such lockbox account or the cash management account by the end of the second business day following receipt. For so long as no 10 Hudson Yards Trigger Period or event of default under the 10 Hudson Yards Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a 10 Hudson Yards Trigger Period or event of

A-3-13

10 Hudson Yards

default (if the lender so elects, only with respect to the continuance of an event of default) under the 10 Hudson Yards Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis. On each due date during the continuance of a 10 Hudson Yards Trigger Period or, at the lender’s discretion, during an event of default under the 10 Hudson Yards Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay mortgage and mezzanine debt service, required reserves and operating expenses, other amounts then due and payable to the lender and certain REIT distributions to the borrower, and that all remaining amounts be reserved in an excess cash flow reserve account (or in a lease sweep reserve account if the 10 Hudson Yards Trigger Period is continuing solely because a Lease Sweep Period is continuing).

■	Property Management and Development Management. The 10 Hudson Yards Property is currently managed by Related Hudson Yards Manager LLC, an affiliate of the borrower pursuant to a property management agreement. The remainder of the construction of the 10 Hudson Yards Property is currently managed by ERY Developer LLC, an affiliate of the borrower pursuant to a development management agreement. Under the related loan documents, each of the 10 Hudson Yards Property and its development is required to remain managed by a manager meeting certain qualifications under the related loan documents or by a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to require the borrower to replace the applicable manager with a manager approved by the lender (i) during the continuance of an event of default under the 10 Hudson Yards Loan, (ii) if the applicable manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iii) if the applicable manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds (other than a misappropriation that was committed by an unauthorized employee or agent of the applicable manager (other than any President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Treasurer of the applicable manager) and that is promptly remedied by the applicable manager (including reimbursement of all misappropriated funds) after discovery by the borrower or the applicable manager).

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the origination of the 10 Hudson Yards Whole Loan, Goldman Sachs Mortgage Company and Deutsche Bank AG, New York Branch made a $300,000,000 mezzanine loan (the “10 Hudson Yards Mezzanine Loan”) to the direct parent of the borrower secured by a pledge of 100% of the equity interests in the borrower. The 10 Hudson Yards Mezzanine Loan carries an interest rate of 4.6500% per annum and is coterminous with the 10 Hudson Yards Whole Loan. The lenders entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase defaulted loans. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

A-3-14

10 Hudson Yards

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 10 Hudson Yards Property (plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the 10 Hudson Yards Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance) (the “540 Terrorism Premium Cap”), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance in an amount equal to the 540 Terrorism Premium Cap. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 10 Hudson Yards Property are separately allocated to the 10 Hudson Yards Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-15

540 West Madison

A-3-16

540 West Madison

Zone	Floor	Tenant(s)
	29	Building Mechanical
High-Rise	28	Bank of America 43,069 SF Exp 12/31/2022
High-Rise	27	DRW Investments 40,711 SF Exp 12/31/2029; Bank of America 605 SF Exp 12/31/2022
High-Rise	26	DRW Investments 41,848 SF Exp 12/31/2029
High-Rise	25	DRW Investments 41,281 SF Exp 12/31/2029
High-Rise	24	iManage (Netright) 25,470 SF Exp 3/31/2027; Everi (Multimedia) Games 17,124 SF Exp 6/30/2023
High-Rise	23	Bank of America – Din./Conf. Area 42,470 SF Exp 12/31/2022
Mid-Rise	22	Bank of America 42,554 SF Exp 12/31/2022
Mid-Rise	21	Bank of America 42,554 SF Exp 12/31/2022
Mid-Rise	20	Bank of America 42,554 SF Exp 12/31/2022
Mid-Rise	19	Segall, Bryant & Hamill 26,830 SF Exp 11/30/2029; Bank of America 3,481 SF Exp 12/31/2022; Vacant 8,721 SF
Mid-Rise	18	Alvarez & Marsal 41,957 SF Exp 5/31/2027
Mid-Rise	17	SAC Wireless 41,371 SF Exp 6/30/2025
Mid-Rise	16	SAC Wireless 41,857 SF Exp 6/30/2025
Low-Rise	15	Valence Health 41,810 SF Exp 12/31/2027
Low-Rise	14	Valence Health 41,484 SF Exp 12/31/2027
Low-Rise	13	Valence Health 41,711 SF Exp 12/31/2027
Low-Rise	12	Marsh USA 40,257 SF Exp 2/29/2024
Low-Rise	11	Marsh USA 40,257 SF Exp 2/29/2024
Low-Rise	10	Marsh USA 40,257 SF Exp 2/29/2024
Low-Rise	9	Baxalta (Shire) 41,711 SF Exp 2/28/2027
Low-Rise	8	Baxalta (Shire) 41,489 SF Exp 2/28/2027
Low-Rise	7	Building Mechanical
Low-Rise	6	Building Mechanical; Bank of America 3,581 SF Exp 12/31/2022; Roof Garden
Podium	5	DRW Investments 5,472 SF Exp 12/31/2029; Bank of America Data Center 57,213 SF Exp 12/31/2022
Podium	4	Bank of America Check Processing Center 67,733 SF Exp 12/31/2022
Podium	3	TD Bank (Executed LOI) 67,748 SF Exp 12/31/2028
Podium	2	Conference Center, Fitness Center, Cafeteria
Podium / Lower Levels	Mezz	Office of the Building 3,041 SF; Bank of America 5,031 SF Exp 12/31/2022; Wellness Room 1,523 SF; Command Center 1,268 SF
Lower Levels	Lobby	Starbucks 2,194 SF Exp 2/29/2024; Bank of America 3,925 SF Exp 12/31/2022; Concierge 924 SF; Mila 1 Restaurant 3,606 SF Exp 6/30/2026; Lobby; Auto Gallery; ATM; Common Tenant Lounge 6,763 SF
Lower Levels	LL1	Parking
Lower Levels	LL2	Parking; Bank of America 1,173 SF Exp 12/31/2022

VACANT | BUILDING | PENDING | 2022 – 2023 | 2024 – 2025 | 2026 – 2027 | 2028+

A-3-17

540 West Madison

MAP © 2016 CARTIFACT DATA © OSM
CARTIFACT
540 West Madison
540 West Madison Street
Chicago, IL 60661
WEST LOOP
RIVER NORTH DISTRICT
STREETERVILLE
THE LOOP
NEW EAST SIDE
Chicago River
Cloud Gate Sculpture
Great Lawn
Buckingham Fountain
Lake Michigan
Chicago
Lakemoor
Gurnee
Mundelein
Woodstock
Lake Forest
Lincolnshire
Lakewood
Buffalo Grove
Hoffman Estates
Northbrook
Elgin
Schaumburg
Evanston
St. Charles
Addison
Lincolnwood
Oak Park
Aurora
Wheaton
Cicero
Naperville
Downers Grove
Oak Lawn
Sugar Grove
Bolingbrook
Oswego
Lemont
Whiting
Plainfield
Orland Park
Hammond
Gary
Shorewood
Joliet
Homewood
Hobart
Frankfort
Lisbon
Schererville
Merrillville
Elwood
Monee

A-3-18

540 West Madison

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(5)	$87,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$147.72
Size (SF)	1,098,633	Percentage of Initial Pool Balance	8.1%
Total Occupancy as of 9/1/2016	92.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2016	92.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	2003 / NAP	Mortgage Rate	3.2266%
Appraised Value(1)	$627,000,000	Original Term to Maturity (Months)(6)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)(6)	120
Underwritten Revenues	$49,503,312
Underwritten Expenses	$19,751,054	Escrows
Underwritten Net Operating Income (NOI)	$29,752,258	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,338,662	Taxes	$1,243,392	$888,137
Cut-off Date LTV Ratio(2)(3)	25.9%	Insurance	$356,002	$32,364
Maturity Date LTV Ratio(2)(4)	24.2%	Replacement Reserves(7)	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	5.60x / 5.34x	TI/LC(7)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	18.3% / 17.5%	Other(8)	$40,566,832	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$162,292,000	40.6%	Loan Payoff	$261,822,212	65.5%
Subordinate Companion Loan Amount	162,708,000	40.7	Principal Equity Distribution	91,536,944	22.9
Mezzanine Loan Amount	75,000,000	18.8	Reserves	42,166,227	10.5
Closing Costs	4,474,617	1.1

Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%

(1)	Appraised value is the “hypothetical as-is” appraised value, which assumes remaining contractual obligations and costs of approximately $41.2 million (for which approximately $40.6 million was reserved) are expended. The “as-is” appraised value without the remaining obligations is $591,000,000. See “—Appraisal” below.

(2)	Calculated based on the aggregate outstanding principal balance of the 540 West Madison Senior Loans. See “—The Mortgage Loan” below.

(3)	The Cut-off Date LTV Ratio is based on the “hypothetical as-is” appraised value of $627,000,000. The Cut-off Date LTV Ratio calculated on the basis of the “as-is” appraised value without the remaining obligations is 27.5%. See “—Appraisal” below.

(4)	The Maturity Date LTV Ratio is calculated based on the “as stabilized” appraised value of $672,000,000. The Maturity Date LTV Ratio calculated on the basis of (i) the “hypothetical as-is” appraised value is 25.9% and (ii) the “as-is” appraised value without the remaining obligations is 27.5%. See “—Appraisal” below.

(5)	The Cut-off Principal Balance of $87,000,000 represents one non-controlling senior note of a $325,000,000 whole loan evidenced by two pari passu senior notes and two subordinate notes. See “—The Mortgage Loan” below.

(6)	Under the terms of the 540 West Madison Loan documents, the first due date for the related loan is November 6, 2016, however the initial and remaining loan term are based on an assumed first due date in October 2016, which results in a period that is one month longer than the actual term.

(7)	See “—Escrows” below.

(8)	Other reserve represents reserves for unfunded obligations ($23,258,542) and free rent reserve ($17,308,290).

■	The Mortgage Loan. The mortgage loan (the “540 West Madison Loan”) is part of a whole loan structure (the “540 West Madison Whole Loan”) comprised of two non-controlling senior pari passu notes (note A-1 and note A-2, the “540 West Madison Senior Loans”) with an outstanding aggregate principal balance of $162,292,000, one non-controlling subordinate note B with an outstanding principal balance of $54,208,000 (the “540 West Madison Subordinate Companion Loan B”) and one controlling subordinate note C with an outstanding principal balance of $108,500,000 (the “540 West Madison Subordinate Companion Loan C” and, together with the 540 West Madison Subordinate Companion Loan B, the “540 West Madison Subordinate Companion Loans”). The 540 West Madison Whole Loan has an aggregate outstanding principal balance of $325,000,000 and is secured by the borrower’s fee simple interest in 540 West Madison, an office property located in Chicago, Illinois (the “540 West Madison Property”). The 540 West Madison Loan (evidenced by note A-1) has an outstanding principal balance as of the Cut-off Date of $87,000,000 and represents approximately 8.1% of the Initial Pool Balance. Note A-2 (the “540 West Madison Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $75,292,000, and is expected to be contributed to one or more future securitization transactions. The 540 West Madison Subordinate Companion Loan B will be an asset of the Issuing Entity but will not be pooled together with the other Mortgage Loans, and payments of interest and principal is received in respect of the 540 West Madison Subordinate Companion Loan B will be available to make distributions in respect of two loan specific classes of certificates only.

A-3-19

540 West Madison

The 540 West Madison Whole Loan was originated by Goldman Sachs Mortgage Company on September 7, 2016, the 540 West Madison Loan has an initial interest rate of 3.2266% per annum, and the 540 West Madison Whole Loan has an initial weighted average interest rate of approximately 3.98353846153846% per annum. The borrower utilized the proceeds of the 540 West Madison Whole Loan to refinance and defease the existing debt on the 540 West Madison Property, pay defeasance costs, fund reserves, pay origination costs and return equity to the borrower sponsor.

See the 540 West Madison total debt capital structure table below. The relationship between the holders of the 540 West Madison Whole Loan and the 540 West Madison Subordinate Companion Loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–540 West Madison Whole Loan” in the Prospectus.

The 540 West Madison Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 540 West Madison Loan requires interest only payments during its term. The scheduled maturity date of the 540 West Madison Loan is the due date in September 2026. Voluntary prepayment of the 540 West Madison Whole Loan is prohibited prior to the due date in June 2026. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the 540 West Madison Whole Loan is deposited and (ii) the third anniversary of the origination of the 540 West Madison Whole Loan, the 540 West Madison Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

540 West Madison Total Debt

(1)	Cumulative Cut-off Date LTV Ratio is calculated by dividing the respective Cumulative Cut-off Date Balance by the “hypothetical as-is” appraised value (which assumes remaining contractual obligations are expended) of the 540 West Madison Property. The Cumulative Cut-off Date LTV Ratios for the 540 West Madison Senior Loans, 540 West Madison Subordinate Loan B, 540 West Madison Subordinate Loan C and 540 West Madison Mezzanine Loan, calculated on the basis of the “as-is” appraised value without the remaining obligations are 27.5%, 36.6%, 55.0% and 67.7%, respectively. See “—Appraisal” below.

(2)	The 540 West Madison Subordinate Loan B interest rate to full precision is 3.61475488488784%.

A-3-20

540 West Madison

■	The Mortgaged Property. The 540 West Madison Property is a 31-story, 1,098,633 SF Class A, LEED Platinum certified office property in Chicago’s West Loop submarket. The 540 West Madison Property was developed by Hines in 2003, with nearly column free floor plates with floor to ceiling windows, ranging from 67,750 SF on the lower floors to 41,500 SF on the upper floors. Amenities including a full-service cafeteria, fitness center, a coffee shop, conference center, rooftop patio, a garden area and on-site back up power supply. The collateral also includes a 266-space, below grade, heated indoor parking garage. The 540 West Madison Property was originally built to serve as a headquarter facility for ABN AMRO and LaSalle National Bank, and it was acquired by Bank of America in 2007. The 540 West Madison Property has undergone approximately $4.2 million in capital expenditures since 2013, including a new fitness center, conference center and lobby upgrades. As of September 1, 2016, Total Occupancy and Owned Occupancy for the 540 West Madison Property were both 92.4%.

The 540 West Madison Property is less than 0.5 miles from Clinton Subway Station and approximately 10 miles from Chicago Midway Airport. The 540 West Madison Property is adjacent to the Ogilvie Transportation Center and the terminus for three Metra commuter rail routes operated by Union Pacific (“UP”). The UP North, Northwest and West lines handle more than 102,000 commuters each weekday (arrivals and departures). Additionally, the 540 West Madison Property is situated less than 0.5 miles from the Kennedy Expressway (Interstate 90/94) and the Eisenhower Expressway (Interstate 290) which provides access to other major Chicago expressways.

The office portion of the building has multiple long-term leases to a mix of credit tenants, including Bank of America, Marsh USA and Baxalta (Shire), among others.

The following table presents certain information relating to office and retail tenants at the 540 West Madison Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America(2)	A / Baa1 / BBB+	355,943	32.4%	$10,646,137	36.7%	$29.91	12/31/2022	3, 5-year options
DRW Investments	NR / NR / NR	129,312	11.8	3,973,222	13.7	30.73	12/31/2029	1, 10-year option
Valence Health(3)(4)	NR / NR / NR	125,005	11.4	3,250,130	11.2	26.00	12/31/2027	2, 5-year options
Marsh USA(5)	NR / NR / NR	120,771	11.0	3,142,749	10.8	26.02	2/29/2024	2, 5-year options
SAC Wireless(6)	BB+ / Ba1 / BB+	83,228	7.6	2,372,449	8.2	28.51	6/30/2025	1, 5-year option
Baxalta (Shire)(7)(8)	NR / Baa3 / NR	83,200	7.6	2,217,280	7.6	26.65	2/28/2027	2, 5-year options
Alvarez & Marsal(9)	NR / NR / NR	41,957	3.8	1,225,564	4.2	29.21	5/31/2027	1, 5-year option
Segall, Bryant & Hamill(10)	NR / NR / NR	26,830	2.4	795,547	2.7	29.65	11/30/2029	1, 5-year option
iManage (Netright)(11)	NR / NR / NR	25,470	2.3	725,895	2.5	28.50	3/31/2027	1, 10-year option
Everi (Multimedia) Games	NR / NR / NR	17,124	1.6	497,056	1.7	29.03	6/30/2023	1, 7-year option
Ten Largest Tenants		1,008,840	91.8%	$28,846,030	99.3%	$28.59
Remaining Owned Tenants		5,800	0.5	193,820	0.7	33.42
Vacant Spaces		83,993	7.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants		1,098,633	100.0%	$29,039,850	100.0%	$28.62

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Bank of America has the right to terminate the entire 23rd floor (42,470 SF) and/or approximately 4,000 SF on the 1st floor upon 12 months written notice.

(3)	Valence Health (“Valence”) currently leases 3 floors at the property (13, 14 and 15). Valence is partially dark on the 13th and 14th floor, and plans to sublease the 14th floor. Per the borrower sponsor, Valence has not indicated any plans to sublease the 13th floor. Valence is current on its rent as of September 2016. We cannot assure you Valence will sublease their space on the 14th floor as expected or at all.

(4)	Valence has the right to terminate its lease on the last day of any calendar month following April 1, 2025 with no less than 12 months’ written notice and payment of a termination fee. Additionally, Valence has the option to contract its space on the 13th and 15th floors (but not the 14th floor), in its entirety, effective on March 31, 2022 with 12 months’ notice.

(5)	Marsh USA (“Marsh”) has the right to terminate its lease in February 2020 with 12 months’ notice and payment of a termination fee equal to $53 per SF. Additionally, Marsh has a right to contract one-half of a floor in January 2018 with 12 months’ notice.

(6)	SAC Wireless has the right to terminate its lease on the last day of any calendar month after June 2023 with 15 months written notice and a termination fee.

(7)	As of June 2016, Baxalta is wholly owned by Shire.

(8)	Baxalta (Shire plc) has the right to terminate its lease on February 28, 2023 with 12 months written notice and a payment of a termination fee.

(9)	Alvarez & Marsal has an option to terminate its lease on November 30, 2023 upon 12 months written notice and a payment of a termination fee.

(10)	Segall, Bryant & Hamill has an option to terminate its lease on November 30, 2024 upon 12 months written notice and payment of a termination fee.

(11)	iManage (Netright) has an option to terminate its lease beginning January 1, 2024 with 12 months written notice and payment of a termination fee.

A-3-21

540 West Madison

The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	355,943	32.4	32.4%	10,646,137	36.7	29.91	1
2023	17,124	1.6	34.0%	497,056	1.7	29.03	1
2024	122,965	11.2	45.1%	3,230,509	11.1	26.27	2
2025	83,228	7.6	52.7%	2,372,449	8.2	28.51	1
2026	3,606	0.3	53.1%	106,060	0.4	29.41	1
2027 & Thereafter	431,774	39.3	92.4%	12,187,638	42.0	28.23	6
Vacant	83,993	7.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,098,633	100.0%		$29,039,850	100.0%	$28.62	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 540 West Madison Property:

Historical Leased %(1)

2013	2014(2)	2015(2)	As of 6/1/2016(3)
90.5%	82.0%	74.3%	93.9%

(1)	As provided by the borrower and reflects occupancy as of the indicated year ended December 31, unless otherwise indicated.

(2)	Occupancy decreased in 2014 and 2015 primarily as a result of scheduled Bank of America lease expirations.

(3)	Occupancy increased in 2016 as a result of new leasing activity, including DRW Investments (129,312 SF), Baxalta (Shire) (83,200 SF), Alvarez & Marsal (41,957 SF), Valence Health (41,484 SF) and iManage (Netright) (25,470 SF).

A-3-22

540 West Madison

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the 540 West Madison Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/1/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue(3)	$25,784,077	$23,700,230	$20,637,874	$23,938,411	$29,039,850	$26.43
Credit Rent Steps(4)	0	0	0	0	2,040,349	1.86
Other Rental Revenue	11,000	15,000	15,000	15,400	15,000	0.01
Total Reimbursement Revenue	18,305,891	15,373,755	14,444,139	17,686,271	18,394,361	16.74
Gross Up Vacancy	0	0	0	0	3,920,750	3.57
Parking Revenue	630,075	546,318	502,872	418,583	504,000	0.46
Other Revenue	42,376	3,521	(197,342)	(256,164)	29,461	0.03
Gross Revenue	$44,773,419	$39,638,825	$35,402,543	$41,802,502	$53,943,771	$49.10
Vacancy Loss	0	0	0	0	(4,440,459)	(4.04)
Effective Gross Revenue	$44,773,419	$39,638,825	$35,402,543	$41,802,502	$49,503,312	$45.06
Real Estate Taxes	7,240,003	6,541,069	7,509,250	8,677,890	7,476,890	6.81
Insurance	356,328	365,396	370,210	346,438	346,438	0.32
Utilities	1,124,663	1,365,143	1,534,245	1,497,927	1,468,324	1.34
Repairs & Maintenance	2,885,849	3,026,235	2,006,490	2,568,702	1,999,456	1.82
Janitorial	2,510,676	2,185,882	2,035,027	2,171,033	2,171,033	1.98
Management Fee	1,349,606	1,277,635	1,028,545	1,144,004	1,485,099	1.35
Payroll (Office, Security, Maintenance)	3,932,716	3,769,340	3,751,869	3,955,563	3,955,563	3.60
Other Expenses	552,313	683,254	744,892	846,925	848,251	0.77
Total Operating Expenses	$19,952,155	$19,213,954	$18,980,526	$21,208,482	$19,751,054	$17.98

Net Operating Income	$24,821,264	$20,424,871	$16,422,017	$20,594,020	$29,752,258	$27.08
Tenant Improvements	0	0	0	0	624,400	0.57
Leasing Commissions	0	0	0	0	624,400	0.57
Replacement Reserves	0	0	0	0	164,795	0.15
Net Cash Flow	$24,821,264	$20,424,871	$16,422,017	$20,594,020	$28,338,662	$25.79

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow increased as a result of 2016 leasing activity, including DRW Investments ($4.0 million underwritten base rent), Baxalta (Shire) ($2.2 million underwritten base rent), Alvarez & Marsal ($1.2 million underwritten base rent), Valence Health ($1.1 million underwritten base rent) and iManage (Netright) ($0.7 million underwritten base rent).

(3)	Underwritten cash flow is based on contractual rents as of September 1, 2016 and contractual rent steps through September 1, 2017.

(4)	The credit rent steps line item represents the net present value of rent steps for credit rated tenants, discounted at 7%.

■	Appraisal. According to the appraisal, the 540 West Madison Property had a “hypothetical market as is value” of $627,000,000 as of August 2, 2016, which assumes the remaining obligations of approximately $41.2 million (consisting primarily of approximately $23.3 million in unfunded TI/LCs and approximately $18.9 million in free rent) are expended, for which approximately $40.6 was reserved for at origination. In addition, the 540 West Madison Property had an “as-is” appraised value of $591,000,000 as of August 2, 2016 and a “prospective market value upon stabilization” of $672,000,000 as of August 1, 2020.

■	Environmental Matters. According to a Phase I environmental report, dated August 9, 2016, there are no recognized environmental conditions or recommendations for further action at the 540 West Madison Property.

■	Market Overview and Competition. The 540 West Madison Property is located in the Chicago’s West Loop submarket. As of the first quarter of 2016, the West Loop submarket contained 41.7 million of Class A and B office SF equating to 32.8% of the total Chicago CBD inventory. As of the first quarter of 2016, the West Loop was home to major corporations including Boeing Corporation (global headquarters), Deloitte & Touche, Hyatt Corporation (global headquarters), PriceWaterhouseCoopers, UBS, MillerCoors, Orbitz, United Continental, Chicago Mercantile Exchange, Citicorp, Ernst & Young, Hewlett Packard and PepsiCo/Quaker Oats.

A-3-23

540 West Madison

According to the appraisal, the overall Class A West Loop office market direct rental rate of $42.24 per SF. The following table presents certain information regarding the Midtown West office Market as of the first quarter of 2016.

Chicago CBD Office Market (1)

Submarket	Central Loop	West Loop	East Loop	North Michigan Avenue	River North	Fulton Market District	Far West Loop	Total
Inventory (SF)	36,247,671	44,629,803	21,101,886	7,916,630	13,929,070	1,205,978	2,039,781	127,070,819
Overall Vacancy Rate	12.0%	13.1%	14.6%	13.4%	12.0%	9.2%	11.6%	12.9%
Direct Vacancy Rate	11.1%	11.7%	14.3%	12.6%	11.0%	5.0%	11.6%	11.9%
YTD Leasing Activity (SF)	400,794	605,228	180,030	87,887	184,851	0	2,450	1,461,240
YTD Direct Net Absorption (SF)	65,117	8,506	168,840	78,890	(8,156)	(3,022)	(17,766)	292,409
YTD Overall Net Absorption (SF)	44,895	36,079	161,474	49,378	18,044	(3,022)	(17,766)	289,082
Overall Wtd. Avg. All Classes Gross Rent	$33.66	$38.07	$33.56	$34.58	$38.74	$32.73	25.35	$35.61
Direct Wtd. Avg. Class A Gross Rent	$40.27	$42.24	$38.92	$38.18	$43.81	$39.50	N/A	$41.12

(1)	Source: Appraisal.

The appraiser identified 6 comparable properties that exhibited a rental range of $20.00 per SF to $36.00 per SF and a weighted average occupancy rate of approximately 95.1% for direct space. The following table presents certain information relating to the primary competition for the 540 West Madison Property:

Competitive Set (1)

	540 West Madison Street (Subject Property)	500 West Madison Street (Citigroup Center)	500 West Monroe Street	155 North Wacker Drive	10, 20, and 30 South Wacker Drive	71 South Wacker Drive (Hyatt Center)	111 South Wacker Drive
Class	A	A	A	A	A	A	A
Stories	31	40	44	46	10 and 40	48	51
Year Built	2003	1987	1992	2009	1983 and 1987	2005	2004
Size (SF)	1,098,633	1,448,095	973,000	1,152,953	2,519,595	1,490,825	1,027,683
Occupancy	92.4%	96.9%	91.1%	98.8%	92.2%	96.3%	97.2%
Net Rental Rate per SF	$28.62	$23.00 - $27.00	$20.00 - $27.00	$29.00	$22.00 - $30.00	$29.00 - $36.00	$32.75 - $36.00
Gross Rent per SF	$46.27	$40.01 - $44.01	$33.71 - $40.71	$50.54	$37.49 - $45.49	$51.91 - $58.91	$54.10 - $57.35

(1)	Source: Appraisal.

■	The Borrower. The borrower is 540 West Madison Owner, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 540 West Madison Whole Loan. The non-recourse carveout guarantors under the 540 West Madison Whole Loan are Joseph Mizrachi and David Alcalay, indirect owners of the borrower (collectively, jointly and severally, the “540 West Madison Borrower Sponsor”). The 540 West Madison Borrower Sponsor is required to maintain minimum net worth of $100 million and minimum liquidity of $10 million (in the aggregate in each case).

The investor group includes David Werner, David Alcalay, Joseph Mizrachi and others. David Werner, David Alcalay, and Joseph Mizrachi each have over 30 years of experience in the commercial real estate business. David Werner has been a part of numerous real estate transactions (approximately 61 office buildings) across the United States. As president of the Alcalay-Mizrachi Group, David Alcalay has over $2 billion in commercial real estate under management. In addition Mr. Alcalay serves as President of US Flour Corp and New England Flour Corp whose annual sales are over $200 million. Joseph Mizrachi is the President of The Mizrachi Group, which was founded in 1985 and has managed or invested in over $6 billion in real estate. Through an affiliate company, Third Millennium Group, LLC, the firm takes an active role the management of its real estate projects.

A-3-24

540 West Madison

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $1,243,392, (ii) an insurance reserve in an amount equal to $356,002, (iii) an unfunded obligations reserve of $23,258,542 for unfunded TI/LCs and (iv) a free rent reserve of $17,308,290.

On each due date the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) commencing with the due date in September 2019, a tenant improvement and leasing commission reserve equal to $137,329, (iii) during the continuance of a 540 West Madison Trigger Period, a capital expenditure reserve equal to $22,888, (iv) during the continuance of a Bank of America Lease Reserve Period, all excess cash into a Bank of America reserve until the amount therein is equal to $24,916,010, or if there is a Bank of America Single Floor Vacancy Period, all excess cash into a Bank of America Reserve until the amount therein is equal to $70 times the number of leasable SF for the floor that is the subject of a Bank of America Single Floor Vacancy Period, (v) during the continuance of a DRW Lease Reserve Period, all excess cash into a DRW lease reserve until the amount therein equals the amount that the borrower is required to incur or reimburse pursuant to the DRW lease and (vi) during the continuance of a Marsh Lease Reserve Period, all excess cash into a Marsh lease reserve until the amount therein equals the amount that the borrower is required to incur or reimburse pursuant to the Marsh lease.

A “540 West Madison Trigger Period” means (A) any period (i) commencing upon the net operating income (as calculated under the related loan documents) for the trailing 6-month period (as of the last day of any fiscal quarter) falling below $23,028,953 until the net operating income is greater than or equal to $23,028,953 for two consecutive fiscal quarters based on the trailing 6-month period (as of the last day of any fiscal quarter) or (ii) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other 540 West Madison Trigger Period is ongoing and (B) any period during the continuance of an event of default under the mezzanine loan documents.

A “Bank of America Lease Reserve Period” means a period that will commence on June 1, 2021 and terminate when each of the following has occurred: (x) either the Bank of America lease has been extended through no earlier than December 31, 2027 in accordance with the terms thereof, or the Bank of America space has been relet to one or more replacement tenants pursuant to qualifying leases that have been reasonably approved by the lender and that extend through no earlier than December 31, 2027, (y) all associated leasing commissions and tenant improvement costs have been paid, and (z) in the case of a replacement tenant, such tenant is in occupancy, has commenced paying rent under its lease and has delivered to the lender a reasonably acceptable estoppel letter with respect thereto.

A “Bank of America Single Floor Vacancy Period” means the conditions to termination of the Bank of America Lease Reserve Period have occurred, other than with respect to a single floor in the Bank of America Space.

A “DRW Lease Reserve Period” means a period that will commence upon DRW Investments, LLC (“DRW”) delivering a notice that it intends to exercise its second expansion option and terminate when DRW is in occupancy of such space, the related tenant improvements have been completed and all associated tenant improvement costs have been paid.

A “Marsh Lease Reserve Period” means a period that will commence upon Marsh USA Inc. (“Marsh”) delivering a notice that it intends to exercise its second expansion option and terminate when Marsh is in occupancy of such space, the related tenant improvements have been completed and all associated tenant improvement costs have been paid.

A-3-25

540 West Madison

■	Lockbox and Cash Management. The 540 West Madison Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all credit card receivables be remitted directly into the lockbox account and all cash revenues relating to the 540 West Madison Property and all other money received by the borrower or the property manager with respect to the 540 West Madison Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. For so long as no 540 West Madison Trigger Period or event of default under the 540 West Madison Loan is continuing, all funds in the lockbox account in excess of those required to pay amounts due to the lender and the mezzanine lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a 540 West Madison Trigger Period or event of default (if the lender so elects, only with respect to the continuance of an event of default) under the 540 West Madison Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis. On each due date during the continuance of a 540 West Madison Trigger Period or, at the lender’s discretion, during an event of default under the 540 West Madison Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The 540 West Madison Property is currently managed by 540 General Manager LLC. Under the 540 West Madison Loan documents, the 540 West Madison Property is required to remain managed by 540 General Manager LLC, the borrower, an affiliate of the borrower that is not the subject of a bankruptcy proceeding, or any of Lincoln Property, CBRE, DTZ, Cushman & Wakefield, JLL, Colliers, Newmark, Hines, or their respective affiliate or satisfies certain requirements as set forth in the 540 West Madison Loan documents. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to lender’s reasonable approval (i) during the continuance of an event of default under the 540 West Madison Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

A-3-26

540 West Madison

■	Permitted Preferred Equity. The 540 West Madison Loan documents permit a future preferred equity investment in an entity that owns the mezzanine borrower (but not the mezzanine borrower itself), subject to satisfaction of certain conditions set forth in the 540 West Madison Loan documents, including among others: (a) the amount of such preferred equity may not exceed $122.5 million, (b) the holder(s) of such preferred equity interest or the persons that own (directly or indirectly) more than 50% of the beneficial interests in such preferred equity holder(s) and control such preferred equity holder(s) are required to have an aggregate net worth, excluding their interest in the 540 West Madison Property, of at least $250 million, (c) any and all preferred equity contributions are required to be subject and subordinate to all amounts payable to the lender with respect to the 540 West Madison Whole Loan and all amounts payable to the mezzanine lender under the mezzanine loan, all reserves required under the 540 West Madison loan documents and all amounts required for the borrower to operate the 540 West Madison Property, (d) any such preferred equity interest are not permitted to be transferable or subject to a pledge or other encumbrance, except that the preferred equity interest may be transferred or pledged to one or more holders with an aggregate net worth, excluding the 540 West Madison Property, of at least $250 million, (e) the holder of any such preferred equity interest is not permitted to have actual or effective control over the normal operation of the borrower or the 540 West Madison Property and the right to approve or to veto major decisions will not, in and of itself, constitute actual or effective control), (f) the remedies of the holder of such preferred equity are required to be subordinate to the lien of the 540 West Madison Loan documents in all respects, cannot include any foreclosure-like remedies and may not be exercisable until the 540 West Madison Whole Loan is repaid in full, (g) such preferred equity interest may not have a mandatory redemption date earlier than the maturity date of the 540 West Madison Whole Loan, (h) the preferred equity interest may not be secured by any real or personal property of the borrower, including the 540 West Madison Property, and (i) the holder of such preferred equity interest may have the right to force a sale of the 540 West Madison Property, but only following the fifth anniversary of the issuance thereof and then only if the sale occurs simultaneously with the defeasance of the 540 West Madison Whole Loan in full or the sale price exceeds $615 million and satisfies all requirements related to assumptions and equity transfers set forth in the 540 West Madison Loan documents.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the 540 West Madison Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the 540 West Madison Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 540 West Madison Property are separately allocated to the 540 West Madison Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-27

U.S. Industrial Portfolio

A-3-28

U.S. Industrial Portfolio

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Seattle
WA
OR
ID
MT
ND
SD
MN
WI
MI
IA
NE
WY
UT
NV
CA
AZ
NM
CO
KA
OK
TX
MO
IL
IN
OH
KY
TN
AR
LA
MS
AL
GA
SC
NC
VA
WV
PA
NY
FL
Missoula
Billings
Boise
Bismarck
Fargo
Minneapolis
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Casper
Cheyenne
Salt Lake City
Reno
Sacramento
San Francisco
Las Vegas
St George
Denver
Colorado Springs
Omaha
Des Moines
Milwaukee
Chicago
Detroit
Cleveland
Buffalo
Albany
Boston
Philadelphia
Baltimore
Washington DC
Columbus
Indianapolis
Cincinnati
Lexington
Richmond
Kansas City
Wichita
St Louis
Nashville
Memphis
Charlotte
Atlanta
Birmingham
Tulsa
Oklahoma City
Little Rock
Flagstaff
Albuquerque
Los Angeles
San Diego
Phoenix
Tucson
Las Cruces
Dallas
Fort Worth
Shreveport
Jackson
Austin
Houston
San Antonio
New Orleans
Jacksonville
Orlando
Tampa
Miami

U.S. Industrial Portfolio

#	Property Name	Address	City/State	Zip Code
1	Hannibal	3851 and 3855 Santa Fe Avenue and 2226, 2230, 2240, 2250 and 2332 East 38th Street	Vernon, CA	90058
2	Kraco	2411 and 2415 North Santa Fe Avenue, 419, 439, 505, 507, 514, 520, 531 and 537 East Euclid Avenue and 430 East Carlin Avenue	Compton, CA	90222
3	New WinCup - Phoenix	7980 West Buckeye Road	Tolleson, AZ	85353
4	Worlds Finest Chocolates	4825 South Lawndale Avenue	Chicago, IL	60632
5	SET - MI	36211 South Huron Road	Huron Township, MI	48164
6	Plaid - Decatur	2331 Mellon Court	Decatur, GA	30035
7	Oracle Packaging	220 Polo Road	Winston-Salem, NC	27105
8	TestAmerica - West SAC	880 Riverside Parkway	West Sacramento, CA	95605
9	TestAmerica - Arvada	4955 Yarrow Street	Arvada, CO	80002
10	Northwest Mailing Service	5401-5501 West Grand Avenue	Chicago, IL	60639
11	Lyons	11301-11401 Electron Drive	Louisville, KY	40299
12	Wilbert Plastics	2930 Greenville Highway	Easley, SC	29640
13	Angstrom Graphics	4437 East 49th Street	Cuyahoga Heights, OH	44125
14	New WinCup - Stone Mountain	4600-4680 Lewis Road	Stone Mountain, GA	30083
15	Universal Pool - Armory	300 West Armory Drive	South Holland, IL	60473
16	Jade Sterling - IL	5100 West 73rd Street and 7201 South Leamington Avenue	Bedford Park, IL	60638
17	Plaid - Norcross	3225 Westech Drive	Norcross, GA	30092
18	Phillips and Temro	9700 West 74th Street	Eden Prairie, MN	55344
19	TestAmerica - Savannah	5102 LaRoche Avenue	Savannah, GA	31404
20	Hover-Davis	100 Paragon Drive	Rochester, New York	14624
21	Jade-Sterling - OH	200 Francis D Kenneth Drive and 2300 East Aurora Road	Twinsburg and Aurora, OH	44087 and 44202
22	Fitz Aerospace	6625 Iron Horse Boulevard	North Richland Hills, TX	76180
23	MVP Charleston	1031 LeGrand Boulevard	Charleston, SC	29492
24	Paragon Tech	5775 East Ten Mile Road	Warren, MI	48091
25	Aramsco and Bulls Eye	1480 Grandview Avenue	West Deptford Township, NJ	8066
26	Shale-Inland	9500, 9521, 9545-9555 Ainslie Street and	Schiller Park, IL	60176
27	M.P. Pumps	34800 Bennett Drive	Fraser, MI	48026
28	TestAmerica - Pensacola	3355 McLemore Drive	Pensacola, FL	32514
29	Microfinish	4001 Gratiot Avenue and 3981 Sarpy Avenue	St. Louis, MO	63110
30	MVP Mayfield	112 Industrial Road	Mayfield, KY	42066
31	Builders FirstSource	1602 Industrial Park Drive	Plant City, FL	33566
32	Banner	17382 Foltz Parkway	Strongsville, OH	44149
33	SET - IN	1 Steel Way	North Vernon, IN	47265
34	Progressive Metal	1200, 1300 & 1460 Channing Avenue	Ferndale, MI	48220
35	Universal Pool - 166th	2 West 166th Street	South Holland, IL	60473
36	SITEL	1417 North Magnolia Avenue	Ocala, FL	34475
37	TestAmerica - Tallahassee	2846 Industrial Plaza Drive	Tallahassee, FL	32301
38	Texas Die Casting	600 South Loop 485	Gladewater, TX	75647
39	TestAmerica - Corpus Christi	1733 North Padre Island Drive	Corpus Christi, TX	78408

A-3-29

U.S. Industrial Portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	39	Loan Seller	GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance(5)	$85,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(2)	$48.84
Size (SF)	6,298,728	Percentage of Initial Pool Balance	8.0%
Total Occupancy as of 9/1/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1927-2000 / 1960-2015	Mortgage Rate	3.9740%
Appraised Value(1)	$456,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)(3)	NAP
		Original Interest Only Period (Months)	NAP

Underwritten Revenues	$38,164,081
Underwritten Expenses	$6,929,372	Escrows
Underwritten Net Operating Income (NOI)	$31,234,709		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,821,261	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	67.5%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.2%	Replacement Reserve(6)	$1,259,746	$0
DSCR Based on Underwritten NOI / NCF(2)(3)(4)	2.25x / 2.08x	TI/LC(7)	$3,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.4%	Other(8)	$5,816,966	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$307,640,000	100.0%	Loan Payoff	$228,343,570	74.2%
			Preferred Equity Redemption(9)	66,295,679	21.5
			Reserves	10,076,712	3.3
			Closing Costs	2,924,039	1.0

Total Sources	$307,640,000	100.0%	Total Uses	$307,640,000	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the U.S. Industrial Portfolio Properties of $422,640,000 plus an 8.0% portfolio premium. The Cut-off Date LTV Ratio for the U.S. Industrial Portfolio Whole Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium is 72.8%. See “—Appraisals” below.
(2)	Calculated based on the aggregate outstanding balance of the U.S. Industrial Portfolio Whole Loan. See “—The Mortgage Loan” below.
(3)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.
(4)	The DSCR Based on Underwritten NOI / NCF is calculated using the aggregate debt service for the 12-month period commencing on the due date in October 2016.
(5)	The Cut-off Date Principal Balance of $85,000,000 represents the controlling note A-1 of a $307,640,000 whole loan evidenced by four pari passu notes.
(6)	Replacement reserve is capped at $1,259,746. See “—Escrows” below.
(7)	TI/LC reserve is capped at $4,500,000. See “—Escrows” below.
(8)	See “—Escrows” below.
(9)	Preferred Equity Redemption represents a partial redemption of an existing preferred equity position.

■	The Mortgage Loan. The mortgage loan (the “U.S. Industrial Portfolio Loan”) is part of a whole loan (the “U.S. Industrial Portfolio Whole Loan”) comprised of four pari passu notes that are secured by first mortgages encumbering the borrowers’ fee simple interests in 39 industrial properties located in 17 states (the “U.S. Industrial Portfolio Properties”). The U.S. Industrial Portfolio Loan (evidenced by note A-1), which represents a controlling interest in the U.S. Industrial Portfolio Whole Loan, has an outstanding principal balance as of the Cut-off Date of $85,000,000 and represents approximately 8.0% of the Initial Pool Balance. The related companion loans (the “U.S. Industrial Portfolio Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $222,640,000 and are evidenced as of the Cut-off Date by a $75,000,000 non-controlling note A-2, a $75,000,000 non-controlling note A-3, and a $72,640,000 non-controlling note A-4, each of which is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The U.S. Industrial Portfolio Whole Loan was originated by Goldman Sachs Mortgage Company on September 1, 2016. The U.S. Industrial Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $307,640,000, and each note has an interest rate of 3.9740% per annum. The borrower utilized the proceeds of the U.S. Industrial Portfolio Whole Loan to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay origination costs.

A-3-30

U.S. Industrial Portfolio

The U.S. Industrial Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The U.S. Industrial Portfolio Loan requires monthly payments (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the U.S. Industrial Portfolio Loan during the related interest accrual period of interest. The scheduled maturity date of the U.S. Industrial Portfolio Loan is the due date in September 2026. Voluntary prepayment of the U.S. Industrial Portfolio Loan is prohibited prior to the due date in June 2026. Provided that no event of default under the U.S. Industrial Portfolio Loan is continuing, at any time after the earlier to occur of (a) the third anniversary of the origination date of the U.S. Industrial Portfolio Loan and (b) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Companion Loan is deposited, the U.S. Industrial Portfolio Loan may be defeased in full (or partially defeased in connection with the release of one or more buildings comprising the U.S. Industrial Portfolio Properties or to increase the debt service coverage ratio to 1.25x to avoid a U.S. Industrial Portfolio Trigger Period as described below under “—Escrows” or to be entitled to proceeds in connection with a restoration) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Properties. The U.S. Industrial Portfolio is comprised of 39 properties built between 1927 and 2000, located in 17 states. The U.S. Industrial Portfolio consists of 6,298,728 SF and Total and Owned Occupancy are both 100.0%.

The following table presents certain information relating to the U.S. Industrial Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
Hannibal	Vernon	CA	$11,107,571	429,122	Various	$55,500,000	$3,988,115
Kraco	Compton	CA	8,205,593	364,440	Various	41,000,000	2,841,945
New WinCup - Phoenix	Tolleson	AZ	5,944,052	322,070	1989	29,700,000	1,596,979
Worlds Finest Chocolates	Chicago	IL	4,002,728	434,252	1953	20,000,000	1,309,206
SET - MI	Huron Township	MI	3,882,647	284,351	1988	19,400,000	1,333,913
Plaid - Decatur	Decatur	GA	3,576,500	282,514	1983	15,800,000	860,671
Oracle Packaging	Winston-Salem	NC	3,137,138	437,911	1962	15,675,000	964,701
TestAmerica - West SAC	West Sacramento	CA	2,901,978	66,203	1994	14,500,000	1,060,409
TestAmerica - Arvada	Arvada	CO	2,421,651	57,966	1984	12,100,000	753,638
Northwest Mailing Service	Chicago	IL	2,321,583	228,032	1957	11,600,000	912,770
Lyons	Louisville	KY	2,231,521	172,758	Various	11,150,000	707,042
Wilbert Plastics	Easley	SC	2,177,484	257,086	1990	10,880,000	685,612
Angstrom Graphics	Cuyahoga Heights	OH	2,161,473	231,505	Various	10,800,000	695,720
New WinCup - Stone Mountain	Stone Mountain	GA	2,151,466	220,380	1966	10,750,000	722,727
Universal Pool - Armory	South Holland	IL	2,021,378	240,255	1971	10,100,000	653,918
Jade-Sterling - IL	Bedford Park	IL	1,801,228	215,389	1954	9,000,000	820,689
Plaid - Norcross	Norcross	GA	1,801,228	71,620	2000	9,000,000	677,922
Phillips and Temro	Eden Prairie	MN	1,771,207	101,680	1974	8,850,000	513,176
TestAmerica - Savannah	Savannah	GA	1,761,200	54,284	1988	8,800,000	570,146
Hover-Davis	Rochester	NY	1,741,187	66,100	2000	8,700,000	781,819
Jade-Sterling - OH	Twinsburg and Aurora	OH	1,731,180	174,511	Various	8,650,000	678,884
Fitz Aerospace	North Richland Hills	TX	1,601,091	129,000	1976	8,000,000	530,137
MVP Charleston	Charleston	SC	1,460,996	108,000	2000	7,300,000	549,741
Paragon Tech	Warren	MI	1,440,982	88,857	1956	7,200,000	623,407
Aramsco and Bulls Eye	West Deptford Township	NJ	1,380,941	99,783	1970	6,900,000	434,864
Shale-Inland	Schiller Park	IL	1,300,887	193,789	Various	6,500,000	391,726
M.P. Pumps	Fraser	MI	1,074,732	81,769	1983	5,370,000	377,772
TestAmerica - Pensacola	Pensacola	FL	1,040,709	21,911	1995	5,200,000	402,385
Microfinish	St. Louis	MO	870,594	144,786	1976	4,350,000	249,144
MVP Mayfield	Mayfield	KY	865,590	101,244	1994	4,325,000	306,233
Builders FirstSource	Plant City	FL	788,537	116,897	1985	3,940,000	231,840
Banner	Strongsville	OH	750,512	58,450	1989	3,750,000	331,329
SET - IN	North Vernon	IN	680,464	117,376	1955	3,400,000	259,727
Progressive Metal	Ferndale	MI	614,419	58,250	1950	3,070,000	244,716
Universal Pool - 166th	South Holland	IL	590,402	109,814	1969	2,950,000	176,420
SITEL	Ocala	FL	546,372	46,812	1960	2,730,000	191,249
TestAmerica - Tallahassee	Tallahassee	FL	430,293	16,500	1989	2,150,000	165,194
Texas Die Casting	Gladewater	TX	420,286	78,177	Various	2,100,000	135,108
TestAmerica - Corpus Christi	Corpus Christi	TX	290,198	14,884	1986	1,450,000	90,264
Total / Wtd. Avg.			$85,000,000	6,298,728		$422,640,000	$28,821,261

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U.S. Industrial Portfolio

The following table presents certain information relating to the major tenants for the U.S. Industrial Portfolio Properties:

Ten Largest Tenants on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Hannibal Industries, Inc(2)	NR / NR / NR	429,122	6.8%	$4,579,754	13.3%	$10.67	3/31/2028	2, 5-year options
TestAmerica Laboratories, Inc.(3)	NR / NR / NR	231,748	3.7	3,427,496	9.9	14.79	6/30/2027	NA
Kraco Enterprises, LLC(4)	NR / NR / NR	364,440	5.8	3,094,900	9.0	8.49	8/31/2028	4, 5-year options
New WinCup Holdings, Inc.(5)	NR / NR / NR	542,450	8.6	3,067,106	8.9	5.65	12/31/2026	2, 5-year options
SET Enterprises, Inc.(6)	NR / NR / NR	401,727	6.4	1,872,007	5.4	4.66	6/30/2031	NA
Plaid Enterprises, Inc.(7)	NR / NR / NR	354,134	5.6	1,841,402	5.3	5.20	10/31/2024	NA
Jade-Sterling Steel Co., Inc.(8)	NR / NR / NR	389,900	6.2	1,812,729	5.3	4.65	4/30/2023	2, 5-year options
World’s Finest Chocolate, Inc.(9)	NR / NR / NR	434,252	6.9	1,564,450	4.5	3.60	7/31/2027	2, 5-year options
Oracle Flexible Packaging, Inc.	NR / NR / NR	437,911	7.0	1,209,252	3.5	2.76	7/31/2030	NA
MVP Group International, Inc(10)	NR / NR / NR	209,244	3.3	1,062,366	3.1	5.08	4/30/2022	NA
Ten Largest Tenants		3,794,928	60.2%	$23,531,461	68.2%	$6.20
Remaining Tenants		2,503,800	39.8	10,962,237	31.8	4.38
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		6,298,728	100.0%	$34,493,698	100.0%	$5.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Hannibal Industries, Inc subleases approximately 36,108 SF of its space to LexWest, LLC.
(3)	TestAmerica Laboratories, Inc. leases space at six properties, which all expire 6/30/2027, comprised of: TestAmerica - Arvada: 57,966 SF; $14.41 underwritten base rent per SF; TestAmerica - Corpus Christi: 14,884 SF; $6.80 underwritten base rent per SF; TestAmerica - Pensacola: 21,911 SF; $20.65 underwritten base rent per SF; TestAmerica - Savannah: 54,284 SF; $12.65 underwritten base rent per SF; TestAmerica - Tallahassee: 16,500 SF; $11.12 underwritten base rent per SF; TestAmerica - West SAC: 66,203 SF; $17.64 underwritten base rent per SF.
(4)	Kraco Enterprises, LLC subleases approximately 13,430 SF of its space to Compton Steel Co. Inc. and some of its parking lot to Morrell’s Electroplating, Inc.
(5)	New WinCup Holdings, LLC leases space at two properties, with leases that each expire 12/31/2026, comprised of New WinCup – Phoenix: 322,070 SF; $6.64 underwritten base rent per SF and New WinCup – Stone Mountain: 220,380 SF; $4.21 underwritten base rent per SF.
(6)	SET Enterprises, Inc. leases space at two properties, with leases that each expire 6/30/2031, comprised of: SET - MI: 284,351 SF; $5.49 underwritten base rent per SF and SET - IN: 117,376 SF; $2.66 underwritten base rent per SF.
(7)	Plaid Enterprises, Inc. leases space at two properties, with leases that each expire 10/31/2024, comprised of: Plaid - Decatur: 282,514 SF; $3.77 underwritten base rent per SF and Plaid - Norcross: 71,620 SF; $10.83 underwritten base rent per SF.
(8)	Jade-Sterling Steel Co., Inc. subleases approximately 6,500 SF of its space to M. Block & Sons, Inc. Jade-Sterline Steel Co. also subleases approximately 22,600 SF to Soft-Lite, LLC, approximately 5,928 SF to Godfrey & Wing and approximately 2,500 SF to Automation Plastics on a month-to-month basis.
(9)	World’s Finest Chocolate, Inc. subleases approximately 64,912 SF of its space to Barry Callebaut U.S.A. LLC.
(10)	MVP Group International, Inc leases space at two properties, which both expire 4/30/2022, comprised of MVP Charleston: 108,000 SF; $6.52 underwritten base rent per SF and MVP Mayfield: 101,244 SF; $3.54 underwritten base rent per SF. MVP Charleston subleases approximately 75,000 SF of its space to CLT Air Freight Carrier, LLC.

The following table presents certain information relating to the lease rollover schedule for the U.S. Industrial Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	116,700	1.9	1.9%	659,402	1.9	5.65	2
2021	116,897	1.9	3.7%	331,224	1.0	2.83	1
2022	209,244	3.3	7.0%	1,062,366	3.1	5.08	2
2023	959,590	15.2	22.3%	4,937,149	14.3	5.15	6
2024	644,454	10.2	32.5%	3,656,333	10.6	5.67	5
2025	0	0.0	32.5%	0	0.0	0.00	0
2026	542,450	8.6	41.1%	3,067,106	8.9	5.65	2
2027 & Thereafter	3,709,393	58.9	100.0%	20,780,117	60.2	5.60	21
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	6,298,728	100.0%		$34,493,698	100.0%	$5.48	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

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U.S. Industrial Portfolio

The following table presents certain information relating to historical occupancy for the U.S. Industrial Portfolio Properties:

Historical Leased %(1)

2013	2014	2015	As of 9/1/2016
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the indicated year unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the U.S. Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten(2)(3)	Underwritten $ per SF
Base Rental Revenue	$31,183,647	$31,857,526	$32,564,740	$32,944,523	$34,493,698	$5.48
Reimbursement Revenue	4,920,332	5,771,348	5,539,855	5,465,585	5,894,557	0.94
Other Revenue	149,701	78,880	0	0	0	0.00
Gross Revenue	$36,253,680	$37,707,754	$38,104,595	$38,410,108	$40,388,255	$6.41
Vacancy Loss	0	0	0	0	(2,224,174)	(0.35)
Effective Gross Revenue	$36,253,680	$37,707,754	$38,104,595	$38,410,108	$38,164,081	$6.06

Expenses	$5,132,150	$6,201,533	$5,737,748	$5,633,516	$6,258,879	$0.99
Management Fee	833,213	833,210	833,210	833,220	670,493	0.11
Total Operating Expenses	$5,965,363	$7,034,743	$6,570,958	$6,466,736	$6,929,372	$1.10

Net Operating Income	$30,288,317	$30,673,011	$31,533,638	$31,943,372	$31,234,709	$4.96
Tenant Improvements	0	0	0	0	1,783,576	0.28
Replacement Reserves	0	0	0	0	629,873	0.10
Net Cash Flow	$30,288,317	$30,673,011	$31,533,638	$31,943,372	$28,821,261	$4.58

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of September 1, 2016 and contractual rent steps through September 1, 2017.
(3)	Underwritten cash flow assumes market vacancy for the submarkets in which the properties are located.

■	Appraisals. According to an appraisal, the U.S. Industrial Portfolio Properties had an aggregate “as-is” portfolio appraised value, inclusive of an approximately 8.0% portfolio premium, of $456,000,000 as of December 31, 2015. The aggregate “as-is” value of the U.S. Industrial Portfolio Properties without the portfolio premium is $422,640,000.

■	Environmental Matters. According to Phase I environmental reports, dated between December 2, 2015 and December 8, 2015, there are no recognized environmental conditions or recommendations for further action at the U.S. Industrial Portfolio Properties other than (a) a recommendation for an asbestos operations and maintenance (O&M) plan at 24 properties and (b) the monitoring of the remediation of other historical environmental issues as further described under “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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U.S. Industrial Portfolio

■	Market Overview and Competition. The U.S Industrial Portfolio consists of 39 properties in 17 states. The following highlights the four largest markets by allocated loan amount:

Los Angeles, California (22.7% of Cut-off Date Allocated Loan Amount): The Los Angeles industrial market has approximately 935.6 million SF of industrial space, an average rent of $7.26 per SF/year with vacancy of 4.5%.

Chicago, Illinois (14.2% of Cut-off Date Allocated Loan Amount): The Chicago industrial market currently has approximately 1.2 billion SF of industrial space, an average rent of $5.64 per SF/year with vacancy of 10.6%.

Detroit, Michigan (8.3% of Cut-off Date Allocated Loan Amount): The Detroit industrial market currently has approximately 534.2 million SF of industrial space, an average rent of $4.62 per SF/year, with vacancy of 9.4%.

Phoenix, Arizona (7.0% of Cut-off Date Allocated Loan Amount): The Phoenix industrial market currently has approximately 291.0 million SF of industrial space, an average rent of $5.35 per SF/year with vacancy of 13.0%.

■	The Borrowers. The U.S. Industrial Portfolio Loan was made to 39, single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U.S. Industrial Portfolio Whole Loan. The non-recourse carveout guarantors under the U.S. Industrial Portfolio Loan are, collectively, jointly and severally, Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane, each an individual.

■	Escrows. On the origination date, the borrowers funded (i) a replacement reserve in the amount of $1,259,746, (ii) a tenant improvement and leasing commissions reserve in the amount of $3,000,000, and (iii) an expansion reserve for the Plaid – Decatur property, in the amount of $6,374,500 (a portion of which, in the amount of $557,534, was disbursed to the borrower resulting in $5,816,966 remaining in the respective escrow account at origination), to create additional space for manufacturing and storage space pursuant to an expansion and extension of an existing lease. The construction total cost is estimated to be $5,795,000. Construction is anticipated to begin immediately and is anticipated to take up to one year.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless (a) in the case of taxes, a tenant is obligated under its lease to pay the taxes directly to the appropriate taxing authority (or to the borrower as landlord under a triple-net lease for payment to the appropriate taxing authority) and such amounts are actually paid and (b) in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, or, if a tenant is obligated to and actually maintains such insurance (ii) the U.S. Industrial TI/LC Amount to a tenant improvements and leasing commissions account, and (iii) beginning on the second anniversary of the origination date, a capital expenditure reserve in an amount equal to $52,489, capped at $1,259,746.

“U.S. Industrial TI/LC Amount” means an amount, commencing on September 1, 2021 (or earlier if funds on deposit therein are less than $1,500,000) equal to $150,000 until funds deposited into such account equal $4,500,000. No additional reserves are required thereafter until such time as funds on deposit therein are less than $1,500,000, and on each due date thereafter, the borrower will be required to resume monthly deposits in an amount equal to the lesser of (x) $150,000 and (y) the amount necessary to cause the tenant improvements and leasing commissions reserve account to contain funds equal to $1,500,000.

In addition, on each due date during the continuance of a U.S. Industrial Portfolio Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “U.S. Industrial Portfolio Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.25x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.25x, or (ii) following the occurrence and during the continuance of an event of default under the related loan documents.

■	Lockbox and Cash Management. The U.S. Industrial Portfolio Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all cash revenues relating to the U.S. Industrial

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U.S. Industrial Portfolio

Portfolio Properties and all other money received by the borrowers or the property manager with respect to the U.S. Industrial Portfolio Properties be deposited into such lockbox account or a lender-controlled cash management account within three business days following receipt. On each business day that no U.S. Industrial Portfolio Trigger Period or event of default under the loan agreement is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a U.S. Industrial Portfolio Trigger Period or event of default under the loan agreement, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and if a U.S. Industrial Portfolio Trigger Period is continuing (or, at the lender’s discretion, during the continuance of an event of default under the related loan documents), be used to pay debt service, required reserves and operating expenses, with all remaining amounts reserved in an excess cash flow reserve account. During the continuance of an event of default under the U.S. Industrial Portfolio Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the U.S. Industrial Portfolio Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the U.S. Industrial Portfolio Properties, in such order of priority as the lender may determine.

■	Property Management. The U.S. Industrial Portfolio Properties are managed by Brennan Management, LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the related loan documents, the U.S. Industrial Portfolio Properties are required to remain managed by Brennan Management, LLC or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with (a) a property manager with at least 5 years’ experience in the business of managing at least 3,000,000 leasable square feet of properties comparable to the U.S. Industrial Portfolio Properties who is not subject to a bankruptcy or similar insolvency or (b) any other property manager reasonably approved by the lender and subject to receipt of Rating Agency Confirmation, and if an affiliate of the borrower, the receipt of an additional insolvency opinion if (i) the property manager becomes bankrupt or insolvent, (ii) a material default by the property manager occurs under the management agreement and is not cured within any applicable notice and cure period thereunder and the borrowers have the right to terminate the management agreement pursuant to its terms and provisions, or (iii) following an event of default and acceleration of the U.S. Industrial Portfolio Loan.

■	Release of Collateral. Provided no event of default under the U.S. Industrial Portfolio Loan has occurred and is continuing, the borrowers have the right after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Companion Loan is deposited and (ii) the third anniversary of the origination of the U.S. Industrial Portfolio Loan to obtain release of one or more of the U.S. Industrial Portfolio Properties in conjunction with a transfer of such building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the sum of 115% of the allocated loan amount of the individual U.S. Industrial Portfolio Properties so released and (y) the portion of the outstanding principal balance of the U.S. Industrial Portfolio Whole Loan that has not been defeased as of the date of such release, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the U.S. Industrial Portfolio Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 2.20x and (y) the lesser of (i) 2.55x and (ii) debt service coverage ratio immediately prior to such release, and (iii) compliance with REMIC requirements. Subject to the satisfaction of certain conditions, borrower has the right to obtain releases of vacant, non-income producing parcels for which no material value was assigned under the appraisals obtained by lender in connection with the origination.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

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U.S. Industrial Portfolio

■	Preferred Equity. Lower Terra JV, LLC, the indirect parent of the related borrowers, has issued preferred equity in the initial amount of $98,386,245.16 with a preferred annual rate of return, compounded monthly, equal to: (i) for the period from and including September 1, 2016 to but excluding September 1, 2017, 12.6%; (ii) for the period from and including September 1, 2017 to but excluding September 1, 2018, 13.1%; (iii) for the period from and including September 1, 2018 to but excluding September 1, 2019, 13.6%; and (iv) thereafter, 14.1%. The final, mandatory redemption date is required to be one year and a day after the last maturity date of any mortgage loan or mezzanine loan directly or indirectly, as applicable, secured by the mortgaged properties. Upon certain bad boy acts and similar defaults under the preferred equity documents, the preferred investor has the right to replace the managing member, increase the preferred rate of return by 3% and in some cases, cause a sale of the assets of the subsidiaries and/or hyperamortize the preferred equity amount. Additionally the parents of the borrower are permitted to issue additional preferred equity in any upper tier parent of the borrower so long as after giving effect to such issuance of such preferred equity a change of control of the borrower under the loan documents would not occur as a result of such issuance or upon the exercise of any remedy by the holder of any such preferred equity.

■	Terrorism Insurance. The insurance policies obtained by the borrowers are required under the loan documents to cover perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the U.S. Industrial Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity until the earlier of 6 months following restoration and the date on which income returns to the same level it was at prior to the loss) at all times during the term of the U.S. Industrial Portfolio Loan, provided, that the borrowers are not be required to spend more than two times the cost of the premiums paid by the borrower for the property and casualty insurance required to be maintained under the U.S. Industrial Portfolio Loan documents. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the U.S. Industrial Portfolio Properties are separately allocated to the U.S. Industrial Portfolio Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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The Falls

A-3-38

The Falls

A-3-39

The Falls

A-3-40

The Falls

CARTIFACT
The Falls
8888 Southwest 136th Street
Miami, FL 33176
Miami
Doral
Miami Springs
MIAMI INTERNATIONAL AIRPORT
MIAMI EXECUTIVE AIRPORT
West Miami
Coral Gables
South Miami
Palmetto Bay
Cutler Bay
CBD
Biscayne Bay
Atlantic Ocean
Dolphin Mall
Miami International Mall
Mall of The Americas
Metropolitan Hospital
Marlins Ballpark
The Shops at Midtown Miami
American Airlines Arena
Bayside Market Place
The Shops at Mary Brickell Village
Mercy Hospital
Florida International University
Kendall Regional Medical Center
Miami Children's Hospital
Village of Merrick Park
Mayfair Shops
University of Miami
Shops at Sunset Place
Dadeland Mall
Baptist Hospital of Miami
Kendale Lakes Plaza
Miami Dade College-Kendall
Jackson South Community Hospital
University of Miami - Richmond
Southland Mall
NW 36TH ST
NW 25TH ST
NW 20TH ST
NW 7TH ST
W FLAGLER ST
SW 8TH ST
SW 24TH ST
SW 40TH ST
SW 56TH ST
SW 72ND ST
SW 88TH ST
SW 104TH ST
SW 112TH ST
SW 120TH ST
SW 144TH ST
SW 152ND ST
SW 168TH ST
SW 184TH ST
SW 107TH AVE
SW 97TH AVE
SW 87TH AVE
SW 67TH AVE
SW 57TH AVE
SW 42ND AVE
SW 37TH AVE
SW 27TH AVE
GRANADA BLVD
S DIXIE HWY
OLD CUTLER RD
Fort Lauderdale
Davie
Pembroke Pines
Dania Beach
Miramar
Hollywood
Miami Gardens
Aventura
Hialeah
Miami Beach
Doral
Fountainebleau
Miami
Tamiami
Coral Gables
Kendall

A-3-41

The Falls

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Miami, Florida	Cut-off Date Principal Balance(4)		$70,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$178.68
Size (SF)	839,507	Percentage of Initial Pool Balance		6.6%
Total Occupancy as of 6/30/2016(1)	97.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2016(1)	97.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	1980 / 1996	Mortgage Rate		3.4500%
Appraised Value	$305,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$26,070,491
Underwritten Expenses	$7,632,799	Escrows
Underwritten Net Operating Income (NOI)	$18,437,693		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$17,642,511	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	49.2%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	49.2%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)(3)	3.51x / 3.36x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)(3)	12.3% / 11.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$150,000,000	100.0%	Loan Payoff	$102,791,929	68.5%
			Principal Equity Distribution	45,980,278	30.7
			Closing Costs	1,227,793	0.8

Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy includes (i) multiple temporary tenants, three tenants totaling 7,512 SF (Charming Charlie: 3,974 SF, Hanna Andersson: 1,905 SF and Motherhood Maternity: 1,633 SF) that have executed leases, but have not opened for business or begun paying rent, (ii) one tenant (A’Gaci: 7,559 SF) with a lease that is out for signature and has not opened for business or begun paying rent and (iii) one tenant (Aeropostale 4,503 SF), that has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that these five tenants will either take occupancy, begin paying rent, execute a lease or continue paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding these five tenants are both 95.2%.

(2)	Calculated based on the aggregate outstanding principal balance of The Falls Whole Loan. See “—The Mortgage Loan” below.

(3)	DSCR based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF includes Aeropostale, which has filed for bankruptcy but is currently in-place and paying rent. Excluding Aeropostale, DSCR based on Underwritten NOI / NCF are 3.43x and 3.28x, respectively, and Debt Yield based on Underwritten NOI / NCF are 12.0% and 11.5% respectively.

(4)	The Cut-off Date Principal Balance of $70,000,000 represents the non-controlling note A-4 of a $150,000,000 whole loan evidenced by four pari passu notes.

■	The Mortgage Loan. The mortgage loan (“The Falls Loan”) is part of a whole loan (“The Falls Whole Loan”) evidenced by four pari passu notes that are secured by a first mortgage encumbering the borrowers’ fee simple interests in a retail property located in Miami, Florida (“The Falls Property”). The Falls Loan (evidenced by note A-4), which represents a non-controlling interest in The Falls Whole Loan, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents approximately 6.6% of the Initial Pool Balance. The related companion loans (“The Falls Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000 and are evidenced by a controlling note A-1, non-controlling note A-2, and non-controlling note A-3, each of which is currently held by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and are expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The Falls Whole Loan was co-originated by UBS AG and Goldman Sachs Mortgage Company on August 15, 2016. The Falls Whole Loan has an outstanding principal balance as of the Cut-off Date of $150,000,000, and each note has an interest rate of 3.4500% per annum. The borrower utilized the proceeds of The Falls Whole Loan to refinance existing debt, pay origination costs, and return equity to the borrower sponsors.

The Falls Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Falls Loan requires interest only payments on each due date through the scheduled maturity date in September 2026. Voluntary prepayment of The Falls Loan is permitted on and after the due date in March 2026 without payment of any yield maintenance or prepayment premium. Provided that no event of default under The Falls Loan is continuing, at any time after the earlier to occur of (i) October 1, 2019 and (ii) the second anniversary of the closing date of the securitization into which the last piece of The Falls Whole Loan is deposited, The Falls Loan may be defeased in full with direct, non-callable obligations of the United States of America or, subject to Rating Agency Confirmation, certain other “government securities” that are not subject to prepayment, call or early redemption.

A-3-42

The Falls

■	The Mortgaged Property. The Falls Property is an 839,507 SF open-air, regional mall approximately 13.0 miles southwest of the Miami, Florida CBD. The Falls Property was built in 1980 and is occupied by approximately 94 tenants with a waterscape and tropical foliage extending down the middle of the mall. The Falls Property includes anchor tenants Bloomingdale’s (225,000 SF), Macy’s (230,000 SF) and Regal Cinemas (12 Screens) and other national tenants including the Apple Store, The Fresh Market (ground lease), American Girl, Love Culture and The Gap/Gap Kids. The largest tenant, Macy’s (27.4% of GLA and 3.2% of underwritten base rent), currently occupies 230,000 SF and has been a tenant at The Falls Property since October 1996. Excluding Macy’s and Bloomingdale’s, no tenant represents more than 4.7% of total GLA or 5.5% of underwritten base rent.

As of June 30, 2016, The Falls Property generated in-line comparable (less than 10,000 SF) sales of $617 per SF, resulting in an in-line comparable (less than 10,000 SF) occupancy cost of 12.8%. Excluding the Apple Store, The Falls Property generated in-line comparable (less than 10,000 SF) estimated sales of $460 per SF with an occupancy cost of 17.3%. As of June 30, 2016, Total Occupancy and Owned Occupancy were both 97.5%.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at The Falls Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Leased GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Anchors
Macy’s	NR / Baa2 / BBB	230,000	27.4%	Yes	$801,000	$3.48	7/31/2027	$140	2.5%	5, 10-year options
Bloomingdale’s(4)	NR / Baa2 / BBB	225,000	26.8	Yes	$241,368	$1.07	1/28/2022	$92	1.2%	NA
Regal Cinemas	B+ / B3 / B+	39,746	4.7	Yes	$888,772	$22.36	1/31/2019	$494,838	15.0%	1, 5-year option
Total Anchors		494,746	58.9%

Jr. Anchors
The Fresh Market(5)	NR / NR / NR	21,720	2.6%	Yes	$450,788	$20.75	8/31/2022	NA	NA	6, 5-year options
American Girl	BBB+ / Baa1 / BBB	15,840	1.9	Yes	$908,372	$57.35	2/28/2023	$455	12.0%	1, 5-year option
Love Culture	NR / NR / NR	12,152	1.4	Yes	$335,536	$27.61	6/30/2022	$105	25.2%	NA
Merrill Lynch	NR / NR / NR	12,000	1.4	Yes	$459,300	$38.28	6/30/2017	NA	NA	NA
The Gap/Gap Kids	BB+ / Baa2 / BB+	11,365	1.4	Yes	$840,190	$73.93	1/31/2018	$281	26.0%	NA
Total Jr. Anchors		73,077	8.7%

Occupied In-line(6)		243,884	29.1%		$19,519,250	$80.03
Occupied Other(7)		6,726	0.8%		$691,905	$74.97
Vacant Spaces		21,074	2.5%		$0	$0.00

Total Owned SF		839,507	100.0%
Total SF		839,507	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales are based off of the trailing twelve month period ending June 30, 2016, as provided by the borrower.

(3)	Sales for Regal Cinemas are on a per screen basis; the theater has 12 screens.

(4)	Bloomingdale’s has a lease termination option at any time with 18 months’ notice.

(5)	The Fresh Market is a ground lease tenant. The borrower owns the land, and the tenant owns the improvements.

(6)	Includes three tenants totaling 7,512 SF (Charming Charlie: 3,974 SF, Hanna Andersson: 1,905 SF and Motherhood Maternity: 1,633 SF) that have executed leases, but have not opened for business or begun paying rent, one tenant (A’Gaci: 7,559 SF) with a lease that is out for signature and has not opened for business or begun paying rent and one tenant (Aeropostale 4,503 SF), that has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that these five tenants will either take occupancy, begin paying rent, execute a lease or continue paying rent as anticipated or at all.

(7)	Includes two ground lease tenants (Red Robin Gourmet Burgers: 6,223 SF, $284,356 total rent and Sun Bank of Miami: 1 SF; $187,705 total rent). The borrower owns the land, and each respective tenant owns the improvements. Sun Bank of Miami is not included in the total rent per SF calculation.

A-3-43

The Falls

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Falls Property based on initial lease expiration dates:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Leased GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
American Girl	BBB+ / Baa1 / BBB	15,840	1.9%	$891,475	5.5%	$56.28	2/28/2023	$455	12.0%	1, 5-year option
Regal Cinemas	B+ / B3 / B+	39,746	4.7	554,854	3.4	13.96	1/31/2019	$494,838	15.0%	1, 5-year option
Macy’s	NR / Baa2 / BBB	230,000	27.4	525,000	3.2	2.28	7/31/2027	$140	2.5%	5, 10-year options
The Gap/Gap Kids	BB+ / Baa2 / BB+	11,365	1.4	511,425	3.1	45.00	1/31/2018	$281	26.0%	NA
Victoria’s Secret	NR / NR / NR	8,937	1.1	475,180	2.9	53.17	1/31/2023	$723	12.9%	NA
Brooks Brothers	NR / NR / NR	8,895	1.1	471,969	2.9	53.06	10/31/2025	$290	20.2%	NA
Merrill Lynch	NR / NR / A	12,000	1.4	459,000	2.8	38.25	6/30/2017	NA	NA	NA
Abercrombie & Fitch	NR / NR / BB-	7,400	0.9	407,000	2.5	55.00	1/31/2024	$303	29.7%	NA
A’Gaci(4)	NR / NR / NR	7,559	0.9	396,848	2.4	52.50	7/31/2027	NA	NA	NA
Apple Store(5)	NR / Aa1 / AA+	8,349	1.0	369,694	2.3	44.28	1/31/2022	$4,432	1.6%	NA
Ten Largest Owned Tenants		350,091	41.7%	$5,062,445	31.1%	$14.46
Remaining Owned Tenants(6)(7)		468,342	55.8	11,228,398	68.9	23.60
Vacant Spaces (Owned Space)		21,074	2.5	0	0.0	0.00
Total / Wtd. Avg All Owned Tenants		839,507	100.0%	$16,290,844	100.0%	$19.90

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales are based off of the trailing twelve month period ending June 30, 2016, as provided by the borrower.

(3)	Sales for Regal Cinemas are on a per screen basis; the theater has 12 screens.

(4)	A’Gaci has a lease that is out for signature and has not opened for business or begun paying rent. We cannot assure you that this tenant will execute a lease, take occupancy or begin paying rent as anticipated or at all.

(5)	The current lease for the Apple Store expires as of 1/31/2017. The tenant has a lease out for signature for renewal through 1/31/2022.

(6)	Includes three tenants totaling 7,512 SF (Charming Charlie: 3,974 SF, Hanna Andersson: 1,905 SF and Motherhood Maternity: 1,633 SF) that have executed leases, but have not opened for business or begun paying rent and one tenant (Aeropostale 4,503 SF), that has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that these tenants will take occupancy, begin paying rent or continue paying rent as anticipated or at all.

(7)	Includes three ground lease tenants (The Fresh Market: 21,720 SF, $365,000 underwritten base rent; Red Robin Gourmet Burgers: 6,223 SF, $247,489 underwritten base rent and Sun Bank of Miami: 1 SF; $177,100 underwritten base rent). The borrower owns the land, and each respective tenant owns its improvements. Sun Bank of Miami is not included in the underwritten base rent per SF calculation.

The following table presents certain information relating to the lease rollover schedule at The Falls Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	4,795	0.6	0.6%	317,249	1.9	66.16	3
2017	39,576	4.7	5.3%	2,020,023	12.4	51.04	11
2018	30,338	3.6	8.9%	1,627,043	10.0	53.63	9
2019	66,092	7.9	16.8%	1,923,999	11.8	29.11	14
2020(2)(3)	18,673	2.2	19.0%	1,116,523	6.9	59.79	8
2021	2,386	0.3	19.3%	97,191	0.6	40.73	2
2022	294,276	35.1	54.3%	2,292,456	14.1	7.79	15
2023	48,381	5.8	60.1%	2,418,071	14.8	49.98	11
2024	29,682	3.5	63.6%	1,459,860	9.0	49.18	8
2025	10,921	1.3	64.9%	641,085	3.9	58.70	3
2026(4)	10,366	1.2	66.2%	443,248	2.7	42.76	3
2027 & Thereafter(5)	262,947	31.3	97.5%	1,934,096	11.9	7.36	7
Vacant	21,074	2.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	839,507	100.0%		$16,290,844	100.0%	$19.90	94

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Includes 1 SF for Sun Bank of Miami. Excluding this tenant, UW Base Rent $ per SF is $50.31.

(3)	Includes Aeropostale 4,503 SF, which has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that this tenant will continue paying rent as anticipated or at all.

(4)	Includes Motherhood Maternity 1,633 SF, which has executed a lease, but has not opened for business or began paying rent. We cannot assure you that this tenant will execute a lease, take occupancy or begin paying rent as anticipated or at all.

(5)	Includes two tenants totaling 5,879 SF (Charming Charlie: 3,974 SF and Hanna Andersson: 1,905 SF) that have executed leases, but have not opened for business or begun paying rent and one tenant (A’Gaci: 7,559 SF) with a lease that is out for signature and has not opened for business or begun paying rent. We cannot assure you that these three tenants will take occupancy or begin paying rent as anticipated or at all or that A’Gaci will execute a lease.

A-3-44

The Falls

The following table presents certain information relating to historical occupancy and estimated tenant sales at The Falls Property:

Historical Leased %(1)

	2013	2014	2015	As of 6/30/2016(2)
Occupancy(3)	100.0%	96.9%	96.8%	97.5%
In-line Tenant (<10,000 SF) Sales per SF(4)	$735	$666	$631	$617
In-line Tenant (<10,000 SF) Sales per SF (excl. Apple Store)(4)	$534	$487	$469	$460

(1)	As provided by the borrower.

(2)	Occupancy includes (i) multiple temporary tenants, including three tenants totaling 7,512 SF (Charming Charlie: 3,974 SF, Hanna Andersson: 1,905 SF and Motherhood Maternity: 1,633 SF) that have executed leases, but have not opened for business or begun paying rent, (ii) one tenant (A’Gaci: 7,559 SF) with a lease that is out for signature and has not opened for business or begun paying rent and (iii) one tenant (Aeropostale 4,503 SF),that has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that these five tenants will either take occupancy, begin paying rent, execute a lease or continue paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding these five tenants are both 95.2%.

(3)	Reflects occupancy (including temporary tenants) as of December 31, unless specified otherwise.

(4)	In-line Tenant (<10,000 SF) Sales per SF reflect sales per leased SF for the tenants that occupy <10,000 SF and have reported sales consecutively for 2013, 2014, 2015 and the trailing-12 month period as of June 30, 2016, except for 2013, which excludes American Eagle Outfitters, Kay Jewelers and L’Occitane as they took occupancy of their respective spaces in 2014.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Falls Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten(2)	Underwritten $ per SF
In-Place Base Rent	$15,706,373	$15,680,772	$15,869,567	$16,137,986	$16,072,871	$19.15
Vacancy Gross Up	0	0	0	0	966,050	1.15
Rent Steps	0	0	0	0	217,973	0.26
Contractual Credit Rent Steps	0	0	0	0	118,299	0.14
Percentage Rent	639,974	574,971	528,048	409,738	133,861	0.16
Total Rent	$16,346,347	$16,255,743	$16,397,615	$16,547,724	$17,509,054	$20.86
Real Estate Tax Recoveries	1,768,719	2,121,730	2,182,608	1,961,108	2,183,618	2.60
Utilities Recoveries	428,829	449,867	477,203	507,735	495,455	0.59
CAM/Other Recoveries	5,963,427	6,293,631	6,420,257	6,450,260	6,166,564	7.35
Total Rent & Recoveries	$24,507,322	$25,120,971	$25,477,683	$25,466,827	$26,354,691	$31.39

In-Place Vacancy and Credit Loss	(4,771)	(15,498)	(21,281)	(172,862)	(966,050)	(1.15)
Underwriting Adjustment	0	0	0	0	(351,685)	(0.42)
Net Rev. Before Other Income	$24,502,551	$25,105,473	$25,456,402	$25,293,965	$25,036,956	$29.82

Temp and Other Rental Income	846,475	861,310	738,060	599,451	556,003	0.66
Other Non-Rental Income	264,639	339,458	397,687	484,230	465,000	0.55
Total Other Income	$1,111,114	$1,200,768	$1,135,747	$1,083,681	$1,021,003	$1.22

Effective Gross Income	$25,613,665	$26,306,241	$26,592,149	$26,377,646	$26,057,960	$31.04

Management Fee	$925,679	$957,749	$960,599	$963,099	$860,616	$1.03
CAM	1,409,173	1,375,129	1,348,812	1,310,291	1,368,000	1.63
Real Estate Taxes	2,278,288	2,638,630	2,605,083	2,361,582	2,817,852	3.36
Insurance	683,665	743,003	638,016	563,474	430,704	0.51
Utilities	255,062	281,491	274,350	272,691	268,000	0.32
Repairs & Maintenance	719,096	776,217	694,098	669,666	727,000	0.87
General & Administrative	539,134	537,050	501,884	527,093	509,000	0.61
Advertising & Marketing	687,689	633,774	710,012	713,586	575,000	0.68
Other	73,640	171,106	98,482	103,204	76,000	0.09
Total Expenses	$7,571,426	$8,114,149	$7,831,336	$7,484,686	$7,632,172	$9.09

Net Operating Income	$18,042,239	$18,192,092	$18,760,813	$18,892,960	$18,425,787	$21.95
TI/LC	0	0	0	0	618,885	0.74
Capital Expenditures	0	0	0	0	176,296	0.21
Net Cash Flow	$18,042,239	$18,192,092	$18,760,813	$18,892,960	$17,630,606	$21.00

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of June 30, 2016 and contractual rent steps through August 31, 2017 for investment grade tenants and April 30, 2017 for non- investment grade tenants.

A-3-45

The Falls

■	Appraisal. According to the appraisal, The Falls Property had an “as-is” appraised value of $305,000,000 as of July 14, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated July 22, 2016, there are no recommendations for further action related to any recognized environmental conditions at The Falls Property.

■	Market Overview and Competition. The Falls Property is located in Miami, Florida near Pinecrest and Palmetto Bay. The South Florida market has an average household income of $73,573 and a population of over 6 million residents. The Falls Property has access to U.S. 1 and public bus lines, which generate traffic near The Falls Property.

The following table presents certain information relating to the primary competition for The Falls Property:

Competitive Set(1)

	The Falls (Subject Property)	Dadeland Mall	The Village at Merrick Park	Southland Mall
Distance from Subject	-	3.6 miles	8.3 miles	5.0 miles
Property Type	Retail	Super-Regional Mall	Regional Center	Super-Regional Mall
Year Built	1980	1962	2002	1972
Total GLA	839,507	1,488,000	858,000	985,000
Total Occupancy	97.5%	94%	93%	79%
Sales per SF(2)	$617 (incl. Apple Store) $460 (excl. Apple Store)	$1,500 (Incl. Apple Store)	$600	$425
Anchors & Jr. Anchors	Bloomingdale’s, Macy’s, Regal Cinemas	JCPenney, Macy’s, Nordstrom, Saks Fifth Avenue	Nordstrom, Neiman Marcus	JCPenney, Macy’s, Sears, Regal Cinemas

(1)	Source: Appraisal.

(2)	Represents sales for comparable in-line tenants for most recent period reported by borrower sponsor and/or appraisal.

■	The Borrower. The borrower is The Falls Shopping Center Associates LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Falls Loan. The non-recourse carveout guarantor under The Falls Loan is Simon Property Group, L.P. (“Simon”), an indirect owner of the borrower. The liability of the non-recourse carve out guarantor is capped at $30,000,000.

Simon is the operating partnership of Simon Property Group, Inc., a retail real estate owner, manager and developer, and a S&P 100 company (Simon Property Group, NYSE: SPG). As of June 30, 2016, Simon owned or held an interest in 207 properties in the United States, including 108 malls, 71 Premium Outlets, 14 Mills, four lifestyle centers, and 10 other retail properties within 37 states and Puerto Rico. Internationally, as of June 30, 2016, the company has ownership interests in nine Premium Outlets in Japan, three Premium Outlets in South Korea, two Premium Outlets in Canada, one Premium Outlet in Mexico, and one Premium Outlet in Malaysia. Per its 2015 Annual Report, Simon reported total assets of approximately $30.7 billion, equity of approximately $5.2 billion and liquidity of approximately $701.1 million. As of June 30, 2016, Simon has an investment grade credit rating of A/A2/A by Fitch, Moody’s, and S&P Global Rating Services, respectively.

■	Escrows. On the origination date, no reserves were funded. On each due date during the continuance of a Falls Cash Sweep Period, the related loan documents require (i) a replacement reserve deposit equal to $13,992, capped at $335,803, (ii) a tenant improvements and leasing commissions reserve deposit equal to $87,449, capped at $2,098,768, and (iii) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of lender, borrower provides evidence of renewals of such policies and payment of related premiums.

A-3-46

The Falls

A “Falls Cash Sweep Period” means any period (i) commencing on the date on which the debt service coverage ratio (as calculated under the related loan documents) for the immediately preceding four calendar quarters is less than 1.40x for two consecutive calendar quarters and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.40x for two consecutive calendar quarters, (ii) during the continuance of an event of default under The Falls Loan or (iii) during any period when the assets of the property manager or the guarantor are subject to a bankruptcy action, unless replaced with a qualified property manager or replacement guarantor within 60 days in accordance with the terms of the loan documents.

■	Lockbox and Cash Management. The Falls Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and that all amounts received by the borrower or the property manager with respect to The Falls Property be deposited into such lockbox account within two business days of receipt. So long as no Falls Cash Sweep Period is continuing, all funds in the lockbox account will be swept on a specified business day of each week (or if not a business day, the prior business day) to a borrower controlled operating account. Upon the occurrence and during the continuance of a Falls Cash Sweep Period, the borrower will have no further access to the funds in the lockbox account and such funds (less a $25,000 minimum peg balance required under the lockbox account agreement) will be swept on a specified business day of each week (or if not a business day, the prior business day) into the lender controlled cash management account. On each due date during the continuance of a Falls Cash Sweep Period, the related loan documents require that all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses be reserved in an excess cash flow reserve account.

■	Property Management. The Falls Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, The Falls Property is required to remain managed by Simon Management Associates II, LLC, Simon Property Group, L.P. or an affiliate of Simon Property Group, L.P. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender (i) if the property manager becomes insolvent or a debtor in a bankruptcy, insolvency or similar action, (ii) during the continuance of an event of default under The Falls Loan after the expiration of all applicable notice and cure periods, or (iii) during the continuance of an event of default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods).

■	Release, Substitution and Addition of Collateral. The borrower may obtain the release of non-income producing portions of the property that are not material to the use and operation of The Falls Property as a retail shopping center, with the payment of lender’s reasonable out of pocket expenses incurred in connection with any such transfers, subject to the satisfaction of certain conditions set forth in the related loan documents, including, among others: (a) no event of default is continuing under The Falls Loan and (b) a determination is made that certain REMIC requirements will be met.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

A-3-47

The Falls

■	Terrorism Insurance. The insurance policies obtained by the borrower are not permitted to contain an exclusion for acts of terrorism or if TRIPRA (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect and such insurance policies obtained by the borrower contain an exclusion for acts of terrorism, the borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the insurance policies obtained by the borrower would have if such exclusion did not exist; provided, however, (a) in such event, the borrower is not required to pay annual insurance premiums in excess of 200% of the amount of the then annual premiums for the property, business income or rental income insurance policies required under the loan documents but excluding the wind and flood components of such premium, and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to The Falls Property and reasonable for the geographic region where The Falls Property is located, so long as in no event will such deductible exceed $5,000,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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A-3-49

HAMILTON PLACE

A-3-50

HAMILTON PLACE

A-3-51

HAMILTON PLACE

A-3-52

HAMILTON PLACE

MAP © 2016 CARTIFACT · DATA © OSM
CARTIFACT
Middle Valley
Walden
Harrison Bay
Hixson
Signal Mountain
Oak Park Town Center
Holcomb Garden Center
Northgate Mall
Harrison
RED BANK
LUPTON CITY
DAYTON BLVD
Tennessee River
Chattanooga Golf & Country Club
Volkswagen Chattanooga Plant
Chattanooga
The University of Tennessee at Chattanooga
Chattanooga Zoo
Memorial Hospital
Parkridge Medical Center
Moccasin Bend National Archeological District
Finley Stadium
DOWNTOWN
E MLK AVE
BAILEY AVE
E MAIN ST
E 20TH ST
E 23RD ST
TUNNEL BLVD
Hamilton Place
2100 Hamilton Place Boulevard
Chattanooga, TN 37421
CHATTANOOGA AIRPORT
Chattanooga School for the Liberal Arts
Brainerd Golf Club
Eastgate Town Center
SHALLOWFORD RD
JENKINS RD
IGOU GAP RD
EAST BRAINERD
EAST RIDGE
TENNESSEE
GEORGIA
Fort Oglethorpe
127
29
27
319
153
58
17
317
74
75
24
11
2
64
76
320
1
Madisonville
Bowling Green
Hopkinsville
KENTUCKY
Nashville
Knoxville
TENNESSEE
Chattanooga
Huntsville
GEORGIA
ALABAMA
Atlanta
Birmingham
65
40
59
85
20

A-3-53

HAMILTON PLACE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chattanooga, Tennessee	Cut-off Date Principal Balance(4)	$64,735,708
Property Type	Retail	Cut-off Date Principal Balance per SF(3)	$272.52
Size (SF)(1)	391,041	Percentage of Initial Pool Balance	6.1%
Total Occupancy as of 7/1/2016(2)	96.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2016(2)	90.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1987, 1995, 2006 / 2011	Mortgage Rate	4.3610%
Appraised Value	$229,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$21,931,258
Underwritten Expenses	$8,029,358	Escrows
Underwritten Net Operating Income (NOI)	$13,901,899	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,389,388	Taxes	$1,130,254	$226,051
Cut-off Date LTV Ratio(3)	46.4%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	37.2%	Replacement Reserves(5)	$0	$13,686
DSCR Based on Underwritten NOI / NCF(3)	2.17x / 2.09x	TI/LC(6)	$0	$32,587
Debt Yield Based on Underwritten NOI / NCF(3)	13.0% / 12.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$107,000,000	100.0%	Loan Payoff	$98,665,824	92.2%
Principal Equity Distribution	6,780,163	6.3
Reserves	1,130,254	1.1
Closing Costs	423,759	0.4

Total Sources	$107,000,000	100.0%	Total Uses	$107,000,000	100.0%

(1)	Size (SF) does not include 776,648 SF for anchors which are not part of the collateral. Total SF inclusive of the non-collateral spaces is 1,167,689 SF.

(2)	Total Occupancy and Owned Occupancy exclude Aeropostale and Pac Sun which have filed for bankruptcy and are excluded from the underwriting. Both tenants are currently in-place and have indicated to the borrower sponsor that they intend to stay at the Hamilton Place Property at a reduced rent as follows: Aeropostale ($124,852 until 6/30/2018 as compared to their original rent of $149,172) and Pac Sun ($88,000 until 3/31/2018 compared to their original rent of $107,916).

(3)	Calculated based on the aggregate outstanding principal balance of the Hamilton Place Whole Loan. See “—The Mortgage Loan” below.

(4)	The Cut-off Principal Balance of $64,735,708 represents the controlling note A-1 of a $107,000,000 whole loan evidenced by two pari passu notes.

(5)	Replacement reserves are capped at $328,474. See “—Escrows” below.

(6)	TI/LC reserves are capped at $782,082. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Hamilton Place Loan”) is part of a whole loan structure (the “Hamilton Place Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Chattanooga, Tennessee (the “Hamilton Place Property”). The Hamilton Place Loan (evidenced by note A-1), which represents a controlling interest in the Hamilton Place Whole Loan, has an outstanding principal balance as of the Cut-off Date of $64,735,708 and represents approximately 6.1% of the Initial Pool Balance. The related companion loan (the “Hamilton Place Companion Loan”) evidenced by note A-2, has an outstanding principal balance as of the Cut-off Date of $41,829,226. The Hamilton Place Companion Loan, currently held by Goldman Sachs Mortgage Company, represents a non-controlling interest in the Hamilton Place Whole Loan and is expected to be contributed to one or more future securitization transactions. The Hamilton Place Whole Loan was originated by Goldman Sachs Mortgage Company on June 1, 2016. The Hamilton Place Whole Loan has an original principal balance of $107,000,000 and each note has an interest rate of 4.3610% per annum. The borrower utilized the proceeds of the Hamilton Place Whole Loan to refinance the existing debt on the Hamilton Place Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Hamilton Place Loan had an initial term of 120 months and has a remaining term of 117 months. The Hamilton Place Loan requires monthly payments of interest and principal sufficient to amortize the Hamilton Place Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in June 2026. The Hamilton Place Loan may be voluntarily prepaid in whole on or after the first due date following the first anniversary of the origination date with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the Hamilton Place Loan is permitted on and after the due date in March 2026 without payment of any yield maintenance or prepayment premium.

A-3-54

HAMILTON PLACE

■	The Mortgaged Property. The Hamilton Place Property is an approximately 391,041 SF retail property located in Chattanooga, Tennessee. The Hamilton Place Property was initially built in 1987, with additional outparcels built in 1995 and 2006, and underwent an approximately $7.8 million renovation in 2011. The renovations included new entranceways, new interior décor, tile flooring and updated logo and signage. The Hamilton Place Property and surrounding (non-collateral) outparcels are located off Interstate 75. The anchors include Barnes & Noble, Belk, Dillard’s, JCPenney, Forever 21 (Belk Sublease) and Sears. The collateral is 391,041 SF, which does not include any square footage of anchor tenants that own their parcels (other than Barnes & Noble). The corporate headquarters of CBL & Associates Properties, Inc. (“CBL”), the parent of the non-recourse carve out guarantor are located along the ring road of the Hamilton Place Property, but are not collateral for the Hamilton Place Loan. The Hamilton Place Property, as of February 2016, generated estimated in-line comparable tenant (less than 10,000 SF, excluding kiosks) underwritten in-place sales of $423 per SF, resulting in an in-line comparable tenant (less than 10,000 SF, excluding kiosks) estimated occupancy cost of 13.5%. For the purposes of this calculation, comparable tenants include tenants that have a full year of sales for the trailing-12 month period ending February 2016.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Hamilton Place Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
JCPenney	NR / NR / B	157,799	13.5%	No	$63,120	$0.40	NA	$98	NA	NA
Sears	C / Caa3 / CCC+	151,557	13.0	No	$51,469	$0.34	NA	$85	NA	NA
Belk-Women	NR / NR / B+	130,875	11.2	No	$117,788	$0.90	NA	$155	NA	NA
Dillard’s-Women	BBB- / Baa3 / BBB-	128,897	11.0	No	$43,773	$0.34	NA	$119	NA	NA
Dillard’s-Men, Kids & Home	BBB- / Baa3 / BBB-	92,520	7.9	No	$50,886	$0.55	NA	$119	NA	NA
Belk-Men, Kids & Home	NR / NR / B+	57,500	4.9	No	$60,375	$1.05	NA	$155	NA	NA
Forever 21 (Belk Sublease)	NR / NR / B+	57,500	4.9	No	$60,375	$1.05	NA	$70	NA	NA
Barnes & Noble	NR / NR / NR	29,743	2.5	Yes	$612,771	$20.60	1/31/2019	$205	10.0%	2, 5-year options
Total Anchors		806,391	69.1%

Occupied In-line		288,102	24.7%	Yes	$15,932,905	$55.30
Occupied Kiosk		940	0.1%	Yes	$236,912	$0.82
Occupied Outparcel		28,890	2.5%	Yes	$780,838	$27.03
Occupied Other		7,180	0.6%	Yes	$0	$0.00
Vacant Spaces		36,186	3.1%	Yes	$0	$0.00

Total Owned SF		391,041	33.5%
Total SF		1,167,689	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the Hamilton Place Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. The borrower does not independently verify sale information because such information is self-reported.

A-3-55

HAMILTON PLACE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Hamilton Place Property based on initial lease expiration dates:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Barnes & Noble	NR / NR / NR	29,743	7.6%	$600,000	5.1%	$20.17	$205	10.0%	1/31/2019	2, 5-year options
American Eagle Outfitters	NR / NR / NR	8,813	2.3	390,416	3.3	44.30	$590	12.5%	1/31/2027	NA
Gap/Gap Kids	BB+ / Baa2 / BB+	9,834	2.5	324,522	2.8	33.00	$218	26.0%	1/31/2020	NA
Victoria’s Secret Beauty	NR / NR / NR	8,135	2.1	313,198	2.7	38.50	$583	10.2%	1/31/2025	NA
Hollister	NR / NR / NR	6,793	1.7	290,532	2.5	42.77	$277	24.3%	1/31/2023	NA
FootAction	NR / Ba2 / BB+	4,800	1.2	274,666	2.3	57.22	$818	10.0%	1/31/2025	NA
Rack Room	NR / NR / NR	5,493	1.4	264,045	2.3	48.07	$320	15.0%	1/31/2020	1, 5-year option
Finish Line	NR / NR / NR	7,026	1.8	251,551	2.1	35.80	$415	15.2%	1/31/2026	NA
Kay Jewelers	NR / NR / NR	1,622	0.4	228,160	1.9	140.67	$1,341	12.6%	12/31/2023	NA
Zales	NR / NR / NR	1,231	0.3	225,002	1.9	182.78	$1,417	15.0%	4/30/2017	NA
Ten Largest Owned Tenants		83,490	21.4%	$3,162,091	27.0%	$37.87
Remaining Owned Tenants		271,365	69.4	8,562,501	73.0	31.55
Vacant Spaces (Owned Space)		36,186	9.3	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		391,041	100.0%	$11,724,592	100.0%	$33.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the Hamilton Place Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. Because sales information is self-reported, such information is not independently verified by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Hamilton Place Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	15,336	3.9%	3.9%	$521,725	4.4%	$34.02	7
2016	17,124	4.4	8.3%	156,958	1.3	9.17	11
2017	24,032	6.1	14.4%	1,055,297	9.0	43.91	15
2018	47,007	12.0	26.5%	1,443,679	12.3	30.71	16
2019	65,105	16.6	43.1%	1,708,662	14.6	26.24	11
2020	23,530	6.0	49.1%	905,813	7.7	38.50	5
2021	30,981	7.9	57.1%	1,022,087	8.7	32.99	13
2022	25,365	6.5	63.5%	854,464	7.3	33.69	8
2023	23,259	5.9	69.5%	983,278	8.4	42.28	7
2024	14,775	3.8	73.3%	512,272	4.4	34.67	5
2025	29,149	7.5	80.7%	1,235,979	10.5	42.40	7
2026	24,334	6.2	86.9%	784,292	6.7	32.23	7
2027 & Thereafter	14,858	3.8	90.7%	540,088	4.6	36.35	3
Vacant	36,186	9.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	391,041	100.0%		$11,724,592	100.0%	$33.04	115

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

A-3-56

HAMILTON PLACE

The following table presents certain information relating to historical occupancy and estimated tenant sales at the Hamilton Place Property:

Historical Leased %(1)

	2013	2014	2015	As of 7/1/2016
Total Occupancy(2)(3)	99.0%	98.3%	95.6%	96.9%
Owned Occupancy(2)(3)	97.0%	95.0%	86.9%	90.7%
In-line Tenant (<10,000 SF) Sales per SF(3)	$405	$395	$402	$423(5)

(1)	As provided by the borrower.

(2)	Reflects average for the indicated year ended December 31 unless specified otherwise.

(3)	For the period reported as of 7/1/2016, total occupancy and owned occupancy excludes Aeropostale and Pac Sun which have filed for bankruptcy and are excluded from the underwriting. Both tenants are currently in-place and have indicated to the borrower sponsor that they intend to stay on at the Hamilton Place Property at a reduced rent as follows: Aeropostale ($124,852 until 6/30/2018) and Pac Sun ($88,000 until 3/31/2018).

(4)	For periods 2013, 2014 and 2015, represents sales for in-line tenants reported by the tenants to the borrower sponsor and not independently verified.

(5)	Represents underwritten in-line comparable tenant sales per SF estimated based on February 28, 2016 sales data, excluding kiosk tenants. For the purposes of this calculation, comparable tenants include tenants that have a full year of sales for the trailing-12 month period ending February 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hamilton Place Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 3/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$11,444,416	$11,575,860	$11,881,158	$11,984,294	$11,724,592	$29.98
Overage / Percentage Rent	346,726	177,166	239,079	268,422	258,210	0.66
Kiosks / Temporary / Specialty	1,768,662	1,698,077	1,579,610	1,597,828	1,597,828	4.09
Total Reimbursement Revenue	7,716,644	7,752,815	7,766,103	7,719,309	7,686,515	19.66
Gross Up Vacancy	0	0	0	0	1,839,462	4.70
Other Revenue	750,468	601,554	642,762	664,113	664,113	1.70
Gross Revenue	$22,026,917	$21,805,473	$22,108,711	$22,233,966	$23,770,720	$60.79
Vacancy Loss	0	0	0	0	(1,839,462)	(4.70)
Effective Gross Revenue	$22,026,917	$21,805,473	$22,108,711	$22,233,966	$21,931,258	$56.08

Real Estate Taxes	$2,604,182	$2,599,044	$2,601,613	$2,601,820	$2,586,117	$6.61
Insurance	302,978	285,814	297,760	295,053	294,857	0.75
Utilities	1,571,544	1,599,394	1,480,443	1,476,580	1,476,580	3.78
Repairs & Maintenance	1,404,905	1,322,135	1,247,506	1,223,325	1,223,325	3.13
Management Fee	1,058,700	1,060,683	1,084,303	1,065,178	657,938	1.68
Professional Fees	17,096	19,811	36,273	42,807	42,807	0.11
Payroll (Office, Security, Maintenance)	626,721	682,389	590,304	610,852	610,852	1.56
General and Administrative - Direct	935,236	926,768	917,856	905,691	905,691	2.32
Other Expenses	413,693	265,069	216,619	231,191	231,191	0.59
Total Operating Expenses	$8,935,053	$8,761,107	$8,472,677	$8,452,496	$8,029,358	$20.53

Net Operating Income	$13,091,863	$13,044,366	$13,636,034	$13,781,470	$13,901,899	$35.55
Tenant Improvements	0	0	0	0	180,390	0.46
Leasing Commissions	0	0	0	0	177,078	0.45
Replacement Reserves	0	0	0	0	155,044	0.40
Net Cash Flow	$13,091,863	$13,044,366	$13,636,034	$13,781,470	$13,389,388	$34.24

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of February 28, 2016 and contractual rent steps through June 1, 2017.

■	Appraisal. According to the appraisal, the Hamilton Place Property had an “as-is” appraised value of $229,500,000 as of May 6, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated May 6, 2016, there are no recognized environmental conditions or recommendations for further action at the Hamilton Place Property.

A-3-57

HAMILTON PLACE

■	Market Overview and Competition. According to the appraisal, the Hamilton Place Property is a super regional mall located in an established commercial area in the Chattanooga community of Hamilton County in the central portion of the Chattanooga metro area. The surrounding area consists of single-family and multi-family residential developments. Proximity to Interstate 75 and Interstate 24 gives good access to the neighborhood.

According to the appraisal, the Hamilton Place Property is located in the Chattanooga, Tennessee metropolitan statistical area. As of 2015, the average household income is approximately $66,100. There are approximately 548,000 people in the Chattanooga MSA, as of July 2015. Top employers in the Chattanooga, Tennessee MSA include BlueCross BlueShield of Tennessee, Tennessee Valley Authority, Erlanger Health System and Memorial Healthcare System.

The following table presents certain information relating to the primary competition for the Hamilton Place Property:

Competitive Set(1)

	Hamilton Place	Northgate Mall	Bradley Square Mall	Walnut Square	West Town Mall	Town Center at Cobb	Stones River Mall
Distance from Subject	-	8 miles	21 miles	23 miles	88 miles	79 miles	90 miles
Property Type	Retail	Regional Center	Regional Center	Regional Center	Super Regional Center	Super Regional Center	Regional Center
Year Built	1987, 1995, 2006	1972	1991	1980	1972	1986	1992
Total GLA	1,167,689	790,299	511,777	495,516	1,336,000	1,281,000	594,588
Total Occupancy	96.9%	94%	73%	72%	99%	97%	90%
Sales per SF(2)	$423	$326	$275	$264	$425	$425	$325
Anchors & Jr. Anchors	JCPenney, Sears, Belk, Dillard’s, Forever 21, Barnes & Noble	Sears Belk Burlington	Dunham Sports Belk Carmike Cinemas JCPenney	Sears Belk Gold’s Gym	Dillard’s Sears Belk JCPenney Regal Cinemas	Macy’s Belk JCPenney Macy’s Men & Furniture Sears	Dillard’s JCPenney Sears

(1)	Source: Appraisal.

(2)	Represents sales for comparable in-line tenants for most recent period from appraisal, or for the subject property, reported by the tenants to the borrower sponsor and not independently verified).

■	The Borrower. The borrower is Hamilton Place CMBS, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hamilton Place Loan. The non-recourse carve out guarantor under the Hamilton Place Loan is CBL & Associates Limited Partnership, an indirect owner of the borrower.

CBL, the parent of the non-recourse carve out guarantor, is a mall REIT in the United States and owns, holds interests in or manages more than 141 properties, including enclosed malls and open-air centers from throughout the United States. CBL is a developer of new regional malls, open-air centers, lifestyle and community centers. CBL is publicly traded on the NYSE.

■	Escrows. On the origination date, the borrower funded a tax reserve in the amount of $1,130,254.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; unless the Hamilton Place Property is insured under a blanket policy in accordance with the related loan documents and there is no continuing Hamilton Place Trigger Period or event of default, (ii) a tenant improvements and leasing commissions reserve in the amount of $32,587 (subject to a cap of $782,082, excluding any lease termination fees) and (iii) a capital expenditure reserve in the amount of $13,686 (subject to a cap of $328,474).

In addition, on each due date during the continuance of a Hamilton Place Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A-3-58

HAMILTON PLACE

A “Hamilton Place Trigger Period” means any period: (i) commencing as of the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.55x, and ending at the conclusion of the second consecutive fiscal quarter during which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than or equal to 1.55x, (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Hamilton Place Trigger Period is ongoing or (iii) during the continuation of a Two Anchor Event.

A “Two Anchor Event” means any period commencing when any two anchor tenants (i) become subject to a bankruptcy proceeding, (ii) deliver notice of an intent to vacate, (iii) vacate or go dark or (iv) default under their leases, and ending upon the date on which either (x) any and all co-tenancy rights of the tenants at the Hamilton Place Property triggered by such event have been waived in writing, or (y) a replacement anchor approved by the lender is (1) in occupancy of at least 75% of one of the two anchor parcels that was occupied by one of the anchors causing the Two Anchor Event, and (2) open for business at the Hamilton Place Property (or if such anchor parcel is owned by an affiliate of the borrower, such anchor tenant occupying such affiliate-owned parcel is required to have commenced paying rent). Additionally, the debt service coverage ratio (as calculated under the related loan documents), determined on a pro forma basis assuming each tenant with co-tenancy remedies under its lease exercises the most severe remedy available to it, must be at least 1.55x in order for a Two Anchor Event to cease.

■	Lockbox and Cash Management. The Hamilton Place Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Hamilton Place Property and all other money received by the borrower or property manager with respect to the Hamilton Place Property (other than tenant security deposits required to be held in escrow accounts) are required to be deposited into the lockbox account within one business day after receipt. For so long as no Hamilton Place Trigger Period or event of default under the Hamilton Place Loan is continuing, all amounts in the lockbox account will be swept on each business day into a borrower-controlled operating account. During a Hamilton Place Trigger Period or during the continuance of an event of default under the Hamilton Place Loan, all amounts in the lockbox account will be swept on each business day to a lender-controlled cash management account.

On each due date during a Hamilton Place Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the Hamilton Place Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and budgeted operating expenses, be held as additional collateral for the Hamilton Place Loan.

■	Property Management. The Hamilton Place Property is managed by CBL & Associates Management, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Hamilton Place Property is required to remain managed by CBL & Associates Management, Inc., any direct or indirect wholly-owned affiliate of CBL & Associates Management, Inc. and/or CBL & Associates Limited Partnership, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to require the borrower to replace the property manager with a property manager selected by the lender: (a) during the continuance of an event of default under the Hamilton Place Loan, (b) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable cure periods) or (c) if the property manager files for or is the subject of a petition in bankruptcy or similar event.

■	Release, Substitution and Addition of Collateral. The borrower may obtain the release of one or more non-income producing and vacant outparcels, subject to the satisfaction of certain conditions set forth in the related loan documents including, among others: (i) no event of default is continuing under the Hamilton Place Loan, (ii) the receipt of a Rating Agency Confirmation and (iii) delivery of a REMIC opinion.

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HAMILTON PLACE

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hamilton Place Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 month period following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Hamilton Place Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents excluding any premiums associated with buying the casualty and business interruption/rental loss deductible down below $100,000, and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hamilton Place Property are separately allocated to the Hamilton Place Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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A-3-61

PANORAMA CORPORATE CENTER

A-3-62

PANORAMA CORPORATE CENTER

E DRY CREEK RD
25
S CHESTER ST
E PANORAMA CIRCLE
E PANORAMA DRIVE
E PANORAMA CIRCLE
TRAVELPORT 120,847 SF
PROFESSIONALS MANAGEMENT GROUP 6,322 SF
CUMMINS INC. 4,712 SF
STARKEY MORTGAGE 3,406 SF
VACANT 3,130 SF
EVERWEST PROPERTY SERVICES 1,443 SF
COMCAST 144,095 SF
ULA 144,202 SF
ULA 106,213 SF
COMCAST 144,096 SF
ULA 48,980 SF
COMCAST 36,200 SF
VACANT 7,188 SF
BLACK COW DELI 3,328 SF
SIRIUS COMPUTER SOLUTIONS, INC 2,997 SF
ADECCO USA, INC. 1,989 SF
FITNESS CENTER 1,500 SF
VIII
IV
V
I
II
III
Land Parcel
6.31 Acres
N
Collateral

A-3-63

PANORAMA CORPORATE CENTER

CARTIFACT
Panorama Corporate Center
7630 and 7670 South Chester Street and 9200, 9401, 9501 and 9601 East Panorama Circle
Centennial, CO 80112
Boulder
Broomfield
Thornton
Westminster
Arvada
Denver
Golden
Aurora
Lakewood
Englewood
Centennial
Littleton
Highlands Ranch
Rose Medical Center
CHERRY CREEK
Cherry Creek Shopping Center
BAKER
Denver Country Club
SUNNY VALE
Common Ground Golf Course
Glendale
Fairmount Cemetery
Washington Park
Overland Golf Course
University of Denver
SOUTHEASTERN DENVER
Harvard Gulch Municipal Golf Course
Porter Adventist Hospital
Cherry Creek Country Club
James A. Bible Park
Paul A. Hentzel Park
KINGSBOROUGH
HEATHER GARDENS
Mamie Dowd Eisenhower Park
Wellshire Golf Club
Tamarac Square
Englewood City Center
Swedish Medical Center
E HAMPDEN AVE
Southmoor Park
Englewood
Cherry Hills Country Club
Cherry Hills Village
MEADOW HILLS
Cherry Creek Reservoir
PHEASANT RUN
DENVER TECH CENTER
Glenmoor Country Club
Cherry Creek State Park
SHENANDOAH
Cornerstone Park
E BELLEVIEW AVE
Greenwood Village
E ORCHARD RD
Littleton
Dekoevend Park
Valley Country Club
E ARAPAHOE RD
Cherry Knolls Park
South Suburban Family Sports
Centennial Medical Plaza
Cornerstar
E DRY CREEK RD
Cherrywood Square
Centennial
Inverness Golf Club
CENTENNIAL AIRPORT
Arapahoe County Community Park
South Suburban Golf Course
Festival Shopping Center
Willow Creek Shopping Center
The Promenade
David Lorenz Regional Park
Park Meadows
Walmart Supercenter
Lone Tree Town Center
Stem School & Academy
Links at Highlands Ranch
Northridge Park
Highlands Ranch Shopping Center
Home Depot
HIGHLANDS RANCH
Fox Creek Elementary
Eagle Ridge Elementary
Eldorado Elementary
Bear Canyon Elementary
Highland Heritage Regional Park
Lone Tree Golf Club
Lone Tree
Meridian Golf Club
Highlands Ranch Mansion
E LINCOLN AVE
Saddle Ranch Elementary
Sky Ridge Medical Center
Bluffs Regional Park
E WILDCAT RESERVE PKY
E HIGHLANDS RANCH PKY
S UNIVERSITY BLVD
S BROADWAY
S DOWNING ST
S COLORADO BLVD
COUNTY ROAD 29
S QUEBEC ST
S YOSEMITE ST
S TAMARAC DR
S HAVANA ST
S PEORIA ST
S CHAMBERS RD
E SYRACUSE WAY
HAPPY CANYON RD
25
225
470
85

A-3-64

PANORAMA CORPORATE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Centennial, Colorado	Cut-off Date Principal Balance(3)		$58,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$170.37
Size (SF)	780,648	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 6/30/2016(1)	93.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2016(1)	93.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1996, 1997, 1998, 2001, 2008 / NAP	Mortgage Rate		4.7815%
Appraised Value	$191,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$22,689,575
Underwritten Expenses	$9,761,747	Escrows
Underwritten Net Operating Income (NOI)	$12,927,827		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,307,183	Taxes	$0	$284,585
Cut-off Date LTV Ratio(2)	69.6%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	69.6%	Replacement Reserves(4)	$2,499,287	$13,011
DSCR Based on Underwritten NOI / NCF(2)	2.01x / 1.91x	TI/LC	$15,989,354	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.7% / 9.3%	Other(5)	$9,780,120	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$133,000,000	60.6%	Purchase Price	$190,620,000	86.8%
Principal’s New Cash Contribution	86,642,857	39.4	Reserves	28,268,761	12.9
			Closing Costs	754,096	0.3

Total Sources	$219,642,857	100.0%	Total Uses	$219,642,857	100.0%

(1)	Total Occupancy and Owned Occupancy include a portion of space leased by Comcast (144,095 SF) which has executed its lease but has not yet taken occupancy in the space. Comcast is anticipated to take occupancy in September 2016, Total Occupancy and Owned Occupancy excluding this portion of space is 74.6%. We cannot assure you that this tenant will take occupancy in this additional space or begin paying rent as anticipated or at all.
(2)	Calculated based on the aggregate outstanding principal balance of the Panorama Corporate Center Whole Loan. See “—The Mortgage Loan” below.
(3)	The Cut-off Principal Balance of $58,500,000 represents the non-controlling note A-2 of a $133,000,000 whole loan evidenced by two pari passu notes.
(4)	Replacement reserves are capped at $2,967,676. See “—Escrows” below.
(5)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Panorama Corporate Center Loan”) is part of a whole loan structure (the “Panorama Corporate Center Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in Centennial, Colorado (the “Panorama Corporate Center Property”). The Panorama Corporate Center Loan (evidenced by note A-2), which represents a non-controlling interest in the Panorama Corporate Center Whole Loan, has an outstanding principal balance as of the Cut-off Date of $58,500,000 and represents approximately 5.5% of the Initial Pool Balance. The related companion loan (the “Panorama Corporate Center Companion Loan”) evidenced by note A-1, has an outstanding principal balance as of the Cut-off Date of $74,500,000. The Panorama Corporate Center Companion Loan represents the controlling interest in the Panorama Corporate Center Whole Loan and was contributed to the GS Mortgage Securities Trust 2016-GS2 (“GSMS 2016-GS2”) transaction. The Panorama Corporate Center Whole Loan was originated by Goldman Sachs Mortgage Company on January 13, 2016. The Panorama Corporate Center Whole Loan has an original principal balance of $133,000,000 and each note has an interest rate of 4.7815% per annum. The borrower utilized the proceeds of the Panorama Corporate Center Whole Loan to acquire the Panorama Corporate Center Property, fund reserves and pay origination costs.

The Panorama Corporate Center Loan had an initial term of 120 months and has a remaining term of 113 months as of the Cut-off Date. The Panorama Corporate Center Loan requires interest only payments on each due date through the scheduled maturity date in February 2026. The voluntary prepayment of the Panorama Corporate Center Loan is not permitted prior to the due date in November 2025. At any time after the second anniversary of the securitization Closing Date, the Panorama Corporate Center Loan may be defeased in full (or partially defeased in connection with the release of one or more buildings comprising the Panorama Corporate Center Property) with direct, non-callable obligations of the United States of America.

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PANORAMA CORPORATE CENTER

■	The Mortgaged Property. The Panorama Corporate Center Property is a six building, Class A office complex consisting of 780,648 SF located in Centennial, Colorado. The Panorama Corporate Center Property is located west of the I-25 highway and south of East Dry Creek Road in the Southeast Denver submarket approximately 30 miles from Downtown Denver. The Panorama Corporate Center Property consists of six individual buildings known as Panorama Corporate Center I (“Building I”, 106,213 SF), Panorama Corporate Center II (“Building II”, 102,182 SF), Panorama Corporate Center III (“Building III”, 144,096 SF), Panorama Corporate Center IV (“Building IV”, 144,202 SF), Panorama Corporate Center V (“Building V”, 139,860 SF), and Panorama Corporate Center VIII (“Building VIII”, 144,095 SF). The individual buildings feature three or four floors and were constructed between 1996 and 2008.

The Panorama Corporate Center Property is leased to a number of investment grade tenants including Comcast and United Launch Alliance (“ULA”). Four of the six buildings are occupied by single tenants under triple net leases; Comcast (Buildings III and VIII) and ULA (Buildings I and IV). Comcast is currently occupying two suites in Building II; one of which is 24,389 SF ($19.00 base rent per SF) and the other suite is 11,811 SF ($0.00 base rent per SF) and 100% of Building III. Comcast has executed leases and taken possession of its space in Building VIII, totaling 144,095 SF ($19.00 base rent per SF) which is currently being built out. Comcast is expected to take occupancy of Building VIII in September 2016. Comcast’s rent will be abated until December 2016 in Building III and May 2017 in Building VIII. ULA occupies space in Buildings I, II, and IV. ULA occupies 100% of Buildings I and IV. ULA additionally occupies space in Building II (48,980 SF) which expires in November 2016. ULA intends to vacate 39,329 SF of its Building II space upon expiration. This space is treated as vacant in the underwriting. The borrower is currently in discussions and a lease amendment is out-for-signature with Comcast to take 34,372 SF of the space that will be vacated by ULA in Building II. We cannot assure you that Comcast will take occupancy or begin paying rent as anticipated or at all.

In addition to office space, the Panorama Corporate Center Property features on-site amenities including a deli with wifi-enabled outdoor seating, a newly constructed fitness center and unobstructed views of the Rocky Mountains. As of June 30, 2016 Total Occupancy and Owned Occupancy for the Panorama Corporate Center Property were both 93.0%. Comcast has taken possession of all of its leased space at Panorama Corporate Center Property. Comcast is completing the buildout of Building VIII and is expected to take occupancy in September 2016.

The following table presents certain information relating to the buildings at the Panorama Corporate Center Property:

Building Summary

Building	Allocated Loan Amount	Building Description	Occupancy	GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF
Building VIII	$32,000,000	4-story building	100.0%	144,095	18.5%	$2,737,824	21.8%	$19.00
Building III	31,500,000	4-story building	100.0%	144,096	18.5	2,665,776	21.2	18.50
Building IV	26,500,000	4-story building	100.0%	144,202	18.5	2,494,695	19.8	17.30
Building V	20,000,000	4-story building	94.4%	139,860	17.9	2,437,285	19.4	18.46
Building I	15,500,000	3-story building	100.0%	106,213	13.6	1,513,387	12.0	14.25
Building II(1)	7,500,000	3-story building	54.5%	102,182	13.1	732,454	5.8	13.16
Total / Weighted Average(2)	$133,000,000		93.0%	780,648	100.0%	$12,581,421	100.0%	$17.32

(1)	Building II occupancy and UW base rent $ per SF is based on ULA vacating 39,329 SF of its space in Building II. Total occupancy for Building II is 93.0% and UW base rent $ per SF is $15.37 including ULA as occupied and excluding the base rent adjustment.
(2)	Total occupancy assuming ULA is occupied is 98.1% and UW base rent is $17.38 per SF.

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PANORAMA CORPORATE CENTER

The following table presents certain information relating to the major tenants at the Panorama Corporate Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Comcast(2)	A- / A3 / A-	324,391	41.6%	$5,866,991	46.6%	$18.09	(3)	3, 5-year options
ULA(4)	A / A2 / A	260,066	33.3	4,154,999	33.0	15.98	(5)	2, 5-year options
Travelport	NR / NR / B	120,847	15.5	2,114,805	16.8	17.50	11/30/2025	1, 10-year option
Professionals Management Group	NR / NR / NR	6,322	0.8	180,177	1.4	28.50	1/31/2019	NA
Sirius Computer Solutions, Inc	NR / B1 / NR	2,997	0.4	67,433	0.5	22.50	3/31/2018	NA
Starkey Mortgage	NR / NR / NR	3,406	0.4	66,417	0.5	19.50	11/30/2018	2, 1-year options
Adecco USA, Inc.	NR / Baa1 / BBB+	1,989	0.3	51,714	0.4	26.00	3/31/2018	1, 3-year option
Sprint Antenna(6)	B+ / Caa1 / B	0	0.0	35,741	0.3	0.00	3/16/2025	1, 5-year option
Verizon Wireless Antenna(7)	NR / NR / NR	0	0.0	31,170	0.2	0.00	9/30/2017	2, 5-year option
XO Com Antenna	NR / NR / NR	0	0.0	5,976	0.0	0.00	(8)	(9)
Ten Largest Tenants		720,018	92.2%	$12,575,421	99.95%	$17.47
Remaining Owned Tenants(10)		6,271	0.8	6,000	0.05	0.96
Vacant Spaces (Owned Space)		54,359	7.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		780,648	100.0%	$12,581,421	100.0%	$17.32

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Comcast is currently occupying and paying rent on two suites in Building II, 24,389 SF ($19.00 base rent per SF) and 11,811 SF ($0.00 base rent per SF). Comcast is currently occupying but has not yet begun paying rent on four suites in Building III 144,096 SF ($18.50 base rent per SF). Comcast has also executed leases and taken possession of its space in Building VIII consisting of 144,095 SF ($19.00 base rent per SF), which is currently being built out. Comcast is expected to take occupancy of its space in Building VIII in September 2016. Comcast’s rent will be abated until 12/1/2016 in Building III and 5/16/2017 in Building VIII. An approximately $8.4 million rent gap/free rent reserve was held back at origination to fund the rent gap. Comcast has 3, 5-year extensions options on a majority of its leased spaces. We cannot assure you that Comcast will take occupancy or begin paying rent as anticipated or at all.
(3)	Comcast has three separate lease expirations, including 288,191 SF of space ($18.75 base rent per SF) expiring on February 28, 2029, 24,389 SF of space ($19.00 base rent per SF) expiring on December 31, 2025 and 11,811 SF ($0.00 base rent per SF) expiring on December 31, 2016. Comcast has the option to extend its lease on the 11,811 SF suite (“Suite 300”) to expire on 12/31/2025 with a beginning base rent of $19.00 per SF and with $0.50 annual escalations. If extended, the lease for Suite 300 will include three, five-year extension options. Comcast has not yet executed the extension. We cannot assure you that they will execute the extension.
(4)	ULA occupies space in Buildings I, II, and IV. ULA occupies 100% of Buildings I and IV. ULA’s Building II space (48,980 SF) expires in November 2016. ULA intends to vacate a portion of its Building II space (39,329 SF) upon expiration in November 2016. This space is treated as vacant in the underwriting, however, the borrower sponsor is negotiating a lease and a lease amendment is out-for-signature with Comcast to lease 34,372 SF of the space at $19.00 base rent per SF. We cannot assure you that Comcast will take occupancy or begin paying rent as anticipated or at all.
(5)	ULA has two separate lease expirations, including 250,415 SF of space ($16.01 base rent per SF) expiring on November 30, 2021 and 9,651 SF of space ($15.22 base rent per SF) expiring on November 30, 2016.
(6)	Sprint Antenna lease renews automatically. Sprint Antenna has the right to terminate its lease with 90 days written notice.
(7)	Verizon Wireless Antenna lease renews automatically.
(8)	XO Com Antenna has two separate lease expirations, including 0 SF of space ($1,800 annual rent) expiring on August 31, 2020 and 0 SF ($4,176 annual rent) expiring on April 18, 2018.
(9)	XO Com Antenna’s 0 SF of space ($1,800 annual rent) space has 2, 3-year options. XO Com Antenna’s and 0 SF ($4,176 annual rent) renews automatically until terminated by either tenant or landlord in accordance with lease.
(10)	Includes UW base rent of antennas at the property with no associated SF.

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PANORAMA CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Panorama Corporate Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(3)	3,328	0.4%	0.4%	$0	0.0%	$0.00	1
2016	21,462	2.7	3.2%	146,917	1.2	6.85	2
2017	0	0.0	3.2%	32,970	0.3	NA	2
2018	8,392	1.1	4.3%	192,140	1.5	22.90	6
2019	6,322	0.8	5.1%	181,977	1.4	28.78	2
2020	0	0.0	5.1%	1,800	0.0	NA	1
2021	250,415	32.1	37.1%	4,008,082	31.9	16.01	2
2022	0	0.0	37.1%	0	0.0	0.00	0
2023	0	0.0	37.1%	0	0.0	0.00	0
2024	0	0.0	37.1%	0	0.0	0.00	0
2025	145,236	18.6	55.7%	2,613,936	20.8	18.00	3
2026	0	0.0	55.7%	0	0.0	0.00	0
2027 & Thereafter	291,134	37.3	93.0%	5,403,600	42.9	18.56	5
Vacant	54,359	7.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	780,648	100.0%		$12,581,421	100.0%	$17.32	24

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	UW Base Rent includes $78,887 from antennas on the roof of the property, with zero associated GLA ($32,970 expiring in 2017; $6,576 expiring in 2018; $1,800 expiring in 2019; $1,800 expiring in 2020 and $35,741 expiring in 2025).
(3)	Includes Black Cow Deli (3,328 SF) with no base rent attributed. Black Cow Deli pays a percentage rent on sales.

The following table presents certain information relating to historical occupancy at the Panorama Corporate Center Property:

Historical Leased %(1)

2012	2013	2014	As of 11/1/2015	As of 6/30/2016
97.8%	92.0%	91.1%	93.1%	93.0%

(1)	As provided by the borrower and reflects occupancy for the indicated year ended December 31 unless specified otherwise.

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PANORAMA CORPORATE CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Panorama Corporate Center Property:

Cash Flow Analysis(1)

	2014	TTM 9/30/2015(2)	Annualized T6.5 7/31/2016(3)	Underwritten(4)	Underwritten $ per SF
Base Rental Revenue	$10,111,545	$7,883,745	$9,933,722	$12,581,421	$16.12
Contractual Credit Rent Steps(5)	0	0	0	1,345,540	1.72
Total Reimbursement Revenue	8,427,676	6,075,581	5,792,364	8,761,393	11.22
Gross Up Vacancy	0	0	0	1,654,144	2.12
Parking Revenue	2,835	405	1,221	1,221	0.00
Other Revenue(6)	7,938	8,833	0	0	0.00
Gross Revenue	$18,549,995	$13,968,564	$15,727,307	$24,343,719	$31.18
Vacancy Loss	0	0	(3,081,905)	(1,654,144)	(2.12)
Credit Loss	(32,207)	(64,049)	0	0	0.00
Effective Gross Revenue	$18,517,787	$13,904,515	$12,645,401	$22,689,575	$29.07

Total Operating Expenses	$9,203,888	$9,042,111	$7,869,088	$9,761,747	$12.50

Net Operating Income	$9,313,899	$4,862,404	$4,776,314	$12,927,827	$16.56
TI/LC	0	0	0	464,515	0.60
Capital Expenditures	0	0	0	156,130	0.20
Net Cash Flow(7)	$9,313,899	$4,862,404	$4,776,314	$12,307,183	$15.77

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The decline in TTM 9/30/2015 net cash flow represents termination of the Charles Schwab lease.
(3)	Annualized T6.5 7/31/2016 reimbursements exclude Regional Transportation District tenant reimbursement revenue held as a reserve; the borrower has not yet requested draw.
(4)	Underwritten cash flow based on contractual rents as of June 30, 2016 with contractual rent steps through October 31, 2017. Underwritten Base Rent includes base rent for Comcast, which has executed leases but has not yet taken occupancy or begun paying rent on a portion of its space. We cannot assure you that Comcast will take occupancy or begin paying rent as anticipated or at all.
(5)	The underwritten contractual credit rent steps line item represents the present value of future rent steps for investment-grade tenants at the Panorama Corporate Center Property, discounted at 7.0%.
(6)	Other revenue reflects income from late fees; excluded from underwriting.
(7)	Cash flows are not available prior to 2014 as the seller acquired the Panorama Corporate Center Property at year-end 2013.

■	Appraisal. According to the appraisal, the Panorama Corporate Center Property had an “as-is” appraised value of $191,000,000 as of December 3, 2015.

■	Environmental Matters. According to a Phase I environmental report, dated January 7, 2016, there are no recognized environmental conditions or recommendations for further action at the Panorama Corporate Center Property.

■	Market Overview and Competition. The Panorama Corporate Center Property is located in the Southeast Denver office submarket. According to the appraisal, as of 3Q 2015, the market included a total of approximately 34.2 million SF of office space, with direct vacancy at approximately 4.1 million SF or 12.0%. As of 3Q 2015, net absorption was slightly negative at 11,239 SF. Class A space in the Southeast Denver submarket recorded a lower negative absorption of 3,066 SF in 3Q 2015. Asking rents for Class A space increased to $27.05 per SF (FSG) as of 3Q 2015, representing a 2.9% year-over-year increase. The Panorama Corporate Center Property is, more specifically, located in the Panorama/Highland Office Micro Market. As of 3Q 2015, the micro market included approximately 2.5 million SF of office space. Vacancy in the micro market is estimated to be 9.4% and the average Class A asking rent as of 3Q 2015 was $31.07 per SF (FSG).

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PANORAMA CORPORATE CENTER

The following table presents certain information relating to the primary competition for the Panorama Corporate Center Property:

Competitive Set(1)

	Panorama Corporate Center	Village Center	Fiddler’s Green Center	Palazzo Verdi	The Point at Inverness	CoBank Center
Distance from Property	-	2.0 miles	2.0 miles	2.0 miles	2.1 miles	2.0 miles
Property Type	General Suburban	General Suburban	General Suburban	General Suburban	General Suburban	General Suburban
Year Built	Various	2008	1999	2008	2001	2015
Total GLA	780,648	233,958	413,208	311,305	186,945	274,287
Total Occupancy	93.0%	100%	100%	100%	96%	100%
Major Tenants	Comcast, ULA, Travelport	NA	Fidelity Investments	NA	NA	CoBank

(1)	Source: Appraisal.

■	The Borrower. The borrower is East Panorama Associates, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Panorama Corporate Center Loan. The non-recourse carveout guarantor under the Panorama Corporate Center Loan is EverWest, LLC, an indirect owner of the borrower.

East Panorama Associates, LLC is indirectly owned by EverWest, LLC (10.0%) and IAM WSN Panorama Portfolio LLC (90.0%), an entity which is controlled by Independencia S.A. EverWest, LLC (“EverWest”) is a real estate operating and investment company with headquarters in Denver, Colorado. EverWest was formed in 2013 as the successor entity to Alliance Commercial Partners and its affiliates, which had been in existence since 1996. As of March 31, 2016, EverWest’s portfolio consisted of 32 investments located across the United States with a combined net equity value of $206 million. Independencia S.A. (“Independencia”) is a Chilean pension fund manager which formed its first real estate investment fund in 1990, Rentas Inmobiliarias S.A. Independencia’s current real estate fund, Fondo de Inversion Rentas Inmobiliarias (Real Estate Income Producing Fund), is invested in 24 U.S. properties and an additional 81 international properties. More broadly, as of 2015, Independencia managed approximately $2.1 billion in assets across the real estate, education, and forestry industries. Independencia has been active in the United States since 2005 and the United States represents 12% of their overall portfolio as of year-end 2015.

■	Escrows. On the origination date, the borrower funded a replacement reserve of $2,499,287, an outstanding tenant improvement and leasing commissions reserve related to Comcast’s space of $15,989,354, a rent gap/free rent reserve of $8,382,085 for Comcast’s space in Building III and Building VIII, a Regional Transportation District (“RTD”) refurbishment credit reserve of $1,152,158 representing the current balance of RTD’s reserve for which RTD makes annual payments of their proportionate share of expenses for their use of the Building IV parking garage, and a capital projects reserve of $245,876.

On each due date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period provided, however, that reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the related loan documents, and there is no continuing event of default and the borrower has delivered satisfactory evidence of paid insurance coverage to the lender when and as required, (ii) a replacement reserve in the amount of $13,011, capped at $2,967,676 and (iii) during the continuance of a Panorama Corporate Center Trigger Period, a leasing reserve in the amount of $97,582.

A-3-70

PANORAMA CORPORATE CENTER

In addition, beginning on May 30, 2020, all excess cash flow (after the payment of debt service, required reserves and operating expenses as described below) is required to be reserved the (“ULA Roll Reserve”) up to an amount equal to product of $25 times the number of square feet covered by the lease with ULA that is not extended or renewed. The ULA Roll Reserve is to be used for tenant improvement and leasing costs and is required until the earlier of (i) the execution and delivery by ULA of extension options of no less than five years on all of such square footage or (ii) the leasing of the entirety of the square footage with respect to which such ULA has not exercised an extension option of at least five years pursuant to a lease meeting requirements set forth in the related loan documents.

A “Panorama Corporate Center Trigger Period” means any period (i) commencing upon the debt service coverage ratio (as calculated under the related loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below 1.20x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is equal to or greater than 1.20x and (ii) after the occurrence and during continuance of an event of default under the related loan documents.

■	Lockbox and Cash Management. The Panorama Corporate Center Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Panorama Corporate Center Property and all other money received by the borrower or the property manager with respect to the Panorama Corporate Center Property be deposited into such lockbox account on each business day. For so long as no Panorama Corporate Center Trigger Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Panorama Corporate Center Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis. On each due date during the continuance of a Panorama Corporate Center Trigger Period, the related loan documents require that all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, be reserved in an excess cash flow reserve account as additional collateral.

■	Property Management. The Panorama Corporate Center Property is currently managed by EverWest Property Services, LLC. Under the related loan documents, if the management agreement is terminated for any reason, the lender may require the manager to be replaced by a management company approved by the lender and with respect to which lender may require receipt of a Rating Agency Confirmation. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists an event of default under the Panorama Corporate Center Loan that remains uncured and is continuing; or (c) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Release of Collateral. Provided no event of default under the Panorama Corporate Center Loan has occurred and is continuing, the borrower has the right after the second anniversary of the securitization Closing Date to obtain release of certain buildings at the Panorama Corporate Center Property in conjunction with a transfer of such building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) the borrower defeases an amount equal to 115% of the allocated loan amount related to such building(s) being released, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Panorama Corporate Center Property remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) (a) 1.55x if neither Building III nor Building VIII is subject to the proposed release or have been previously released, (b) 1.65x if either Building III or Building VIII is subject to the proposed release or has been previously released and (c) 1.75x if both Building III and Building VIII are subject to the proposed release or have been previously released and (y) the debt service coverage ratio immediately prior to such release, (iii) the receipt of a Rating Agency Confirmation and (iv) compliance with REMIC requirements.

A-3-71

PANORAMA CORPORATE CENTER

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The property, loss of rents/business interruption, general liability and umbrella liability insurance policies required in the related loan documents are required to include Terrorism Coverage (as those terms are defined in TRIPRA or similar or subsequent statute). Such terrorism coverage is required to comply with each of the applicable requirements for policies set forth in the related loan documents (including, without limitation, those relating to deductibles); provided that, the lender may reasonably require the borrower to obtain or cause to be obtained the terrorism coverage with higher deductibles than set forth in the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgage Properties” in the Prospectus.

A-3-72

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-73

Veritas Multifamily Pool 1

A-3-74

Veritas Multifamily Pool 1

CARTIFACT
SAN FRANCISCO
San Francisco Bay
South Bay
Palace of Fine Arts
MARINA DISTRICT
FISHERMAN'S WHARF
NORTH BEACH
TELEGRAPH HILL
RUSSIAN HILL
COW HILL
NORTH FINANCIAL DISTRICT
CHINATOWN
NOB HILL
UNION SQUARE
SOUTH FINANCIAL DISTRICT
PACIFIC HEIGHTS
JAPANTOWN
TENDERLOIN
CIVIC CENTER
YERBA BUENA
SOUTH BEACH
AT&T Park
The Presidio
Presidio GC
Fort Miley
GEARY BLVD
BALBOA ST
FULTON ST
LINCOLN WAY
OUTER RICHMOND
CENTRAL RICHMOND
INNER RICHMOND
University of San Francisco
WESTERN ADDITION
HAYES VALLEY
SOUTH OF MARKET
MULTIMEDIA GULCH
MISSION BAY
Golden Gate Park
OUTER SUNSET
CENTRAL SUNSET
INNER SUNSET
MISSION DISTRICT
SHOWPLACE SQUARE
DOGPATCH
POTRERO HILL
NOE VALLEY
OUTER PARKSIDE
PARKSIDE
FOREST HILL
DIAMOND HEIGHTS
BERNAL HEIGHTS
CENTRAL WATERFRONT
India Basin
San Francisco Zoo
Stonestown Galleria
San Francisco State University
Lake Merced
SUNNYSIDE
INGLESIDE TERRACE
MISSION TERRACE
PORTOLA
JOHN F FORAN FWY
JAMES LICK FWY
FELTON ST
HUNTERS POINT
South Basin
EXCELSIOR
McLaren Park
INGLESIDE HEIGHTS
OUTER MISSION
VISITACION VALLEY
CANDLESTICK POINT
SAN FRANCISCO-OAKLAND BAY BRG

Veritas Multifamily Pool 1

#	Property Name	Address	City/State	Zip Code
1	645 Stockton Street	645 Stockton Street	San Francisco, CA	94108
2	400 Duboce Avenue	400 Duboce Avenue	San Francisco, CA	94117
3	950 Franklin Street	950 Franklin Street	San Francisco, CA	94109
4	1340-1390 Taylor Street	1340-1390 Taylor Street	San Francisco, CA	94108
5	601 O'Farrell Street	601 O'Farrell Street	San Francisco, CA	94109
6	2677 Larkin Street	2677 Larkin Street	San Francisco, CA	94109
7	1801 Gough Street	1801 Gough Street	San Francisco, CA	94109
8	845 California Street	845 California Street	San Francisco, CA	94108
9	1290 20th Avenue	1290 20th Avenue	San Francisco, CA	94122
10	78 Buchanan Street	78 Buchanan Street	San Francisco, CA	94102
11	1870 Pacific Avenue	1870 Pacific Avenue	San Francisco, CA	94109
12	500 Stanyan Street	500 Stanyan Street	San Francisco, CA	94117
13	540 Leavenworth Street	540 Leavenworth Street	San Francisco, CA	94109
14	1401 Jones Street	1401 Jones Street	San Francisco, CA	94109
15	676 Geary Street	676 Geary Street	San Francisco, CA	94102
16	100 Broderick Street	100 Broderick Street	San Francisco, CA	94115
17	2075 Market Street	2075 Market Street	San Francisco, CA	94114
18	621 Stockton Street	621 Stockton Street	San Francisco, CA	94108
19	1660 Bay Street	1660 Bay Street	San Francisco, CA	94123
20	655 Stockton Street	655 Stockton Street	San Francisco, CA	94108
21	2238 Hyde Street	2238 Hyde Street	San Francisco, CA	94109
22	2600 Van Ness Avenue	2600 Van Ness Avenue	San Francisco, CA	94109
23	355 Fulton Street	355 Fulton Street	San Francisco, CA	94102
24	1520 Gough Street	1520 Gough Street	San Francisco, CA	94109
25	1126 Bush Street	1126 Bush Street	San Francisco, CA	94109
26	1547 Clay Street	1547 Clay Street	San Francisco, CA	94109
27	840 California Street	840 California Street	San Francisco, CA	94108
28	925 Geary Street	925 Geary Street	San Francisco, CA	94109
29	691 O'Farrell Street	691 O'Farrell Street	San Francisco, CA	94109
30	2363 Van Ness Avenue	2363 Van Ness Avenue	San Francisco, CA	94109
31	1840 Clay Street	1840 Clay Street	San Francisco, CA	94109

#	Property Name	Address	City/State	Zip Code
32	1020 Post Street	1020 Post Street	San Francisco, CA	94109
33	2975 Van Ness Avenue	2975 Van Ness Avenue	San Francisco, CA	94109
34	755 O'Farrell Street	755 O'Farrell Street	San Francisco, CA	94109
35	106 Sanchez Street	106 Sanchez Street	San Francisco, CA	94114
36	709 Geary Street	709 Geary Street	San Francisco, CA	94109
37	1440 Sutter Street	1440 Sutter Street	San Francisco, CA	94109
38	1690 North Point	1690 North Point	San Francisco, CA	94123
39	1753 Mason Street	1753 Mason Street	San Francisco, CA	94133
40	915 Pierce Street	915 Pierce Street	San Francisco, CA	94115
41	520 Buchanan Street	520 Buchanan Street	San Francisco, CA	94102
42	3210 Gough Street	3210 Gough Street	San Francisco, CA	94123
43	124 Mason Street	124 Mason Street	San Francisco, CA	94102
44	50 Joice Street	50 Joice Street	San Francisco, CA	94108
45	2038 Divisadero Street	2038 Divisadero Street	San Francisco, CA	94115
46	340 Church Street	340 Church Street	San Francisco, CA	94114
47	411 15th Avenue	411 15th Avenue	San Francisco, CA	94118
48	1855 10th Avenue	1855 10th Avenue	San Francisco, CA	94122
49	1260 Broadway Street	1260 Broadway Street	San Francisco, CA	94109
50	449 O'Farrell Street	449 O'Farrell Street	San Francisco, CA	94102
51	235 Church Street	235 Church Street	San Francisco, CA	94114
52	4540 California Street	4540 California Street	San Francisco, CA	94118
53	2500 Van Ness Avenue	2500 Van Ness Avenue	San Francisco, CA	94109
54	346 Leavenworth Street	346 Leavenworth Street	San Francisco, CA	94102
55	3264-3274 Mission Street	3264-3274 Mission Street	San Francisco, CA	94110
56	3715 California Street	3715 California Street	San Francisco, CA	94118
57	325 9th Avenue	325 9th Avenue	San Francisco, CA	94118
58	1656 Leavenworth Street	1656 Leavenworth Street	San Francisco, CA	94109
59	252-258 Church Street	252-258 Church Street	San Francisco, CA	94114
60	500-506 Bartlett Street	500-506 Bartlett Street	San Francisco, CA	94110
61	1500-1514 Geneva Avenue	1500-1514 Geneva Avenue	San Francisco, CA	94112

A-3-75

Veritas Multifamily Pool 1

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	61		Loan Seller	GSMC
Location (City/State)	San Francisco, California		Cut-off Date Principal Balance(4)	$55,250,000
Property Type	Multifamily		Cut-off Date Principal Balance per Unit(3)	$133,400.93
Size (Units)	1,726		Percentage of Initial Pool Balance	5.2%
Total Occupancy as of 4/18/2016(1)	94.9%		Number of Related Mortgage Loans(5)	2
Owned Occupancy as of 4/18/2016(1)	94.9%		Type of Security	Fee Simple
Year Built / Latest Renovation	Various		Mortgage Rate	4.07546875%
Appraised Value(2)	$923,275,000		Original Term to Maturity (Months)	60
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	60

Underwritten Revenues	$48,002,153
Underwritten Expenses	$12,241,493	Escrows
Underwritten Net Operating Income (NOI)	$35,760,660		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$35,374,970	Taxes	$1,695,187	$290,399
Cut-off Date LTV Ratio(2)(3)	24.9%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	24.9%	Replacement Reserves	$19,000,000	$43,150
DSCR Based on Underwritten NOI / NCF(3)	3.76x / 3.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	15.5% / 15.4%	Other(6)	$658,722	$0

Sources and Uses

Sources	$	%	Uses	$	%
Senior Loan Amount	$230,250,000	34.0%	Loan Payoff	$523,218,409	77.3%
Subordinate Companion Loan Amount	249,750,000	36.9	Principal Equity Distribution	124,647,488	18.4
Mezzanine Loan Amount	196,500,000	29.0	Reserves	21,353,909	3.2
			Closing Costs	7,280,194	1.1

Total Sources	$676,500,000	100.0%	Total Uses	$676,500,000	100.0%

(1)	Total Occupancy and Owned Occupancy are calculated by dividing the number of units occupied by the total number of units at the Veritas Multifamily Pool 1 Properties. Total Occupancy and Owned Occupancy excluding admin and down units is 96.7%. Admin units are nonconforming units that are not available for leasing and down units are units that the borrower sponsor has elected to take off-line to renovate. Occupancy calculations do not include retail units.

(2)	The Appraised Value represents the aggregate “as-is” appraised value of the Veritas Multifamily Pool 1 Properties of $865,880,000 plus a 6.6% portfolio premium. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Veritas Multifamily Pool 1 Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium are both 26.6%. See “—Appraisals” below.

(3)	Calculated based on the aggregate outstanding principal balance of the Veritas Multifamily Pool 1 Senior Loans. See “—The Mortgage Loan” below.

(4)	The Cut-off Date Principal Balance of $55,250,000 represents the non-controlling note A-3 of a $480,000,000 whole loan evidenced by three senior pari passu notes and one subordinate note B.

(5)	Yat-Pang Au is the guarantor of the non-recourse carveouts under the Veritas Multifamily Pool 1 Loan and the Veritas Multifamily Pool 2 Loan.

(6)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Veritas Multifamily Pool 1 Loan”) is part of a whole loan structure (the “Veritas Multifamily Pool 1 Whole Loan”) comprised of three non-controlling senior pari passu notes (note A-1, note A-2 and note A-3, collectively the “Veritas Multifamily Pool 1 Senior Loans”) with an aggregate outstanding principal balance of $230,250,000 (note A-1 and note A-2, the “Veritas Multifamily Pool 1 Pari Passu Companion Loans”) and one controlling subordinate note B with an outstanding principal balance of $249,750,000 (the “Veritas Multifamily Pool 1 Subordinate Companion Loan” and, together with the Veritas Multifamily Pool 1 Pari Passu Companion Loans, the “Veritas Multifamily Pool 1 Companion Loans”). The Veritas Multifamily Pool 1 Whole Loan has an aggregate outstanding principal balance of $480,000,000 as of the Cut-off Date and is secured by borrowers’ fee simple interests in 61 multifamily properties located in San Francisco, California (the “Veritas Multifamily Pool 1 Properties”). The Veritas Multifamily Pool 1 Loan (evidenced by note A-3) has an outstanding balance as of the Cut-off Date of $55,250,000 and represents approximately 5.2% of the Initial Pool Balance. Note A-1 and the Veritas Multifamily Pool 1 Subordinate Companion Loan were contributed to the GS Mortgage Securities Corporation Trust 2016-RENT (“GSMS 2016-RENT”) transaction, and note A-2 was contributed to the GS Mortgage Securities Trust 2016-GS2 (“GSMS 2016-GS2”) transaction. The Veritas Multifamily Pool 1 Whole Loan was originated by GS Commercial Real Estate LP on January 29, 2016 and each note of the Veritas Multifamily Pool 1 Whole Loan has an interest rate of 4.07546875% per annum. The borrowers utilized the proceeds of the Veritas Multifamily Pool 1 Whole Loan to refinance existing debt on the Veritas Multifamily Pool 1 Properties, fund reserves, pay origination costs and return equity to the borrower sponsor. All calculations relating to the Veritas Multifamily Pool 1 Loan are calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Veritas Multifamily Pool 1 Senior Loans and exclude the Veritas Multifamily Pool 1 Subordinate Companion Loan unless otherwise specified.

A-3-76

Veritas Multifamily Pool 1

The Veritas Multifamily Pool 1 Loan had an initial term of 60 months and has a remaining term of 53 months as of the Cut-off Date. The Veritas Multifamily Pool 1 Loan requires interest only payments during its term. The scheduled maturity date of the Veritas Multifamily Pool 1 Loan is the due date in February 2021. The borrowers may prepay the Veritas Multifamily Pool 1 Loan, in whole or in part on or after the due date in August 2020, without payment of any prepayment premium or yield maintenance premium. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and on or after the first due date following the second anniversary of the securitization Closing Date, the Veritas Multifamily Pool 1 Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

Veritas Multifamily Pool 1 Total Debt

(1)	Cumulative Cut-off Date LTV Ratio is calculated by dividing the respective Cumulative Cut-off Date Balance by the aggregate “as-is” appraised value of the Veritas Multifamily Pool 1 Properties of $865,880,000 plus a 6.6% portfolio premium. The Cumulative Cut-off Date LTV Ratios for the Veritas Multifamily Pool 1 Senior Loans, Veritas Multifamily Pool 1 Subordinate Companion Loan, Mezzanine Loan A, Mezzanine Loan B and Mezzanine Loan C, calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium are 26.6%, 55.4%, 67.8%, 73.5% and 78.1%, respectively. See “—Appraisals” below.

A-3-77

Veritas Multifamily Pool 1

■	The Mortgaged Properties. The Veritas Multifamily Pool 1 Loan is secured by, among other things, first liens on the borrowers’ fee simple interests in 61 multifamily properties located in San Francisco, California consisting of 1,726 multifamily units. Each of the Veritas Multifamily Pool 1 Properties is subject to San Francisco’s rent control ordinance that limits annual rent increases to 60% of the Bay Area Consumer Price Index (“CPI”) that applies to all multifamily properties built prior to 1979. Each time an existing tenant vacates, the rent can be reset to market levels (with subsequent annual increases for that tenant limited to 60% of Bay Area CPI). As a result of rent control, in-place rents at the Veritas Multifamily Pool 1 Properties are approximately 34.4% below the borrowers’ estimate of current market rents in the aggregate, with approximately 88.2% of the multifamily units below the borrowers’ estimate of market rent levels as of April 18, 2016. Unless otherwise specified, market rents are as provided by the borrower sponsor. Cash flow growth at the Veritas Multifamily Pool 1 Properties reflects, in part, renovation of vacated units and re-leasing such units at higher rents. The Veritas Multifamily Pool 1 Properties achieved net cash flow growth of 8.3% in 2015 over the prior year and 2014 net cash flow was 19.2% greater than 2013.

For property level information on each of the Veritas Multifamily Pool 1 Properties, see “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” on Annex A-1 to the Prospectus.

Portfolio Summary by Neighborhood

Neighborhood	# of Properties	# of Residential Units(1)	# of Retail Units(1)	Occupancy(1)	Underwritten In-Place Rent(1)	% of Allocated Loan Amount	Aggregate Appraised Value	Underwritten In-Place Net Cash Flow
Nob Hill	8	293	0	90.4%	$7,628,404	18.5%	$157,630,000	$5,655,211
Downtown	9	367	16	97.5%	6,628,602	13.3	122,590,000	5,377,459
Russian Hill	7	159	0	90.6%	5,571,810	12.8	109,120,000	3,972,526
Pacific Heights	5	141	0	94.3%	4,279,782	9.5	81,240,000	3,474,540
Civic Center	4	164	3	97.0%	3,961,350	8.3	70,890,000	3,283,443
Marina	5	97	2	93.8%	2,743,219	6.7	58,060,000	2,206,940
Upper Market	2	97	0	100.0%	2,543,430	5.7	48,660,000	2,080,504
Hayes Valley	3	96	0	97.9%	2,598,797	5.3	45,600,000	2,014,798
Mission Dolores	3	44	9	100.0%	974,425	3.3	28,450,000	1,197,478
Central Sunset	1	38	1	92.1%	939,569	2.6	22,870,000	1,044,404
NOPA	1	36	0	97.2%	1,139,246	2.4	20,190,000	939,889
Ashbury Heights	1	35	0	94.3%	936,150	2.1	17,750,000	770,388
Mission	3	24	2	95.8%	683,793	1.8	15,890,000	628,646
Lower Nob Hill	1	33	0	100.0%	813,845	1.6	13,720,000	645,870
Inner Richmond	2	24	0	91.7%	591,576	1.3	11,400,000	446,509
Cathedral Hill	1	15	0	100.0%	514,950	1.1	9,820,000	450,135
North Beach	1	14	1	100.0%	321,017	1.0	8,800,000	327,003
Richmond	1	14	2	100.0%	404,870	0.9	8,140,000	329,437
Golden Gate Heights	1	18	0	83.3%	380,832	0.9	8,100,000	280,126
Laurel Heights	1	12	0	75.0%	226,485	0.6	5,150,000	165,747
Visitacion Valley	1	5	1	100.0%	94,108	0.2	1,810,000	83,918
Total / Wtd. Avg.	61	1,726	37	94.9%	$43,976,259	100.0%	$865,880,000	$35,374,970

(1)	Provided by the borrowers, as of April 18, 2016. Occupancy calculations do not include retail units.

The following table presents certain information relating to the units and rent at the Veritas Multifamily Pool 1 Properties:

Unit Mix(1)

Unit Type	# of Units	Occupancy	Underwritten In-Place Average Monthly Rent per Unit(2)	Average Monthly Market Rent per Unit(3)	% Below Market Rent	Annual Underwritten In-Place Rent(2)	Annual Market Rent(3)
Studio	830	96.0%	$1,797	$2,727	34.1%	$17,189,691	$27,156,806
One Bedroom	709	93.5%	$2,465	$3,788	34.9%	19,612,324	32,226,189
Two Bedroom	169	95.3%	$3,138	$4,742	33.8%	6,062,168	9,616,343
Three Bedroom	16	93.8%	$5,571	$7,940	29.8%	1,002,786	1,524,420
Four Bedroom	2	100.0%	$4,554	$6,995	34.9%	109,290	167,880
Total / Wtd. Avg.	1,726	94.9%	$2,237	$3,413	34.4%	$43,976,259	$70,691,637

(1)	Provided by the borrowers, as of April 18, 2016.

(2)	Annual Underwritten In-Place Rent is the underwritten net rental income excluding concession loss.

(3)	The Average Monthly Market Rent per Unit and Annual Market Rent are based on the borrower sponsor’s estimates. We cannot assure you that these Market Rents will be achieved.

A-3-78

Veritas Multifamily Pool 1

The following table presents certain information relating to historical leasing at the Veritas Multifamily Pool 1 Properties:

Historical Leased %(1)

	2013	2014	2015	As of 4/18/2016
Occupancy	89.9%	90.6%	92.8%	94.9%
Adjusted Occupancy(2)	93.3%	94.4%	94.8%	96.7%

(1)	As provided by the borrowers and reflects occupancy for the indicated period as of the rent roll dated November 30 unless otherwise specified.

(2)	Adjusted occupancy means, for the specified time period, the percentage of units occupied, which is calculated by dividing the number of units occupied by the total number of units, excluding admin units and units down for renovation. Admin units are nonconforming units that are not available for leasing and down units are units that the borrower sponsor has elected to take off-line to renovate.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Veritas Multifamily Pool 1 Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Borrowers’ 2016 Budget(2)	Underwritten In-Place(3)	Underwritten Year 5(4)	Underwritten Mark-To- Market(5)
Gross Potential Rent	$48,977,009	$55,408,309	$57,054,320	$62,937,582	$70,472,927	$70,691,637	$86,007,186	$70,691,637
Loss to Lease	(11,835,517)	(13,253,587)	(12,251,942)	(15,512,670)	(21,644,557)	(22,506,258)	(18,698,110)	0
Gross Scheduled Rent	$37,141,491	$42,154,722	$44,802,378	$47,424,912	$48,828,370	$48,185,379	$67,309,075	$70,691,637

Actual Vacancy	(2,495,930)	(2,871,018)	(4,062,994)	(4,113,190)	(2,949,565)	(2,793,780)	0	0
Renovation Vacancy	(1,300,294)	(2,027,515)	(1,289,242)	(1,130,432)	(2,312,131)	(1,240,500)	(723,475)	0
Non-Revenue Units	0	0	0	0	0	(174,840)	(212,720)	(174,840)
Concession Loss	(161,332)	(107,714)	(154,002)	(155,828)	(198,223)	(154,002)	(154,002)	(154,002)
Net Rental Income	$33,183,935	$37,148,475	$39,296,141	$42,025,462	$43,368,452	$43,822,258	$66,218,879	$70,362,796
Market Vacancy	0	0	0	0	0	0	(1,986,566)	(2,110,884)
Effective Rental Income	$33,183,935	$37,148,475	$39,296,141	$42,025,462	$43,368,452	$43,822,258	$64,232,312	$68,251,912
Other Residential Income	1,450,936	1,732,748	2,181,686	2,408,608	2,390,706	2,480,500	2,725,136	1,949,153
Retail Income(6)	1,408,158	1,447,432	1,545,012	1,582,693	1,830,392	1,699,395	1,970,065	1,699,395
Effective Gross Income	$36,043,029	$40,328,656	$43,022,839	$46,016,762	$47,589,550	$48,002,153	$68,927,513	$71,900,460
Payroll	970,337	1,377,921	1,441,139	1,530,240	1,557,238	1,557,238	1,752,685	1,557,238
General & Administrative	672,395	379,603	342,189	317,465	306,747	306,747	345,247	306,747
Repairs & Maintenance	1,851,960	1,397,882	1,230,305	1,553,585	1,287,413	1,287,413	1,448,995	1,287,413
Utilities	2,846,090	2,854,973	3,011,897	3,188,318	3,020,204	3,020,204	3,399,266	3,020,204
Management Fee	1,225,314	820,252	875,010	908,394	948,376	960,043	1,378,550	1,438,009
Real Estate Taxes(7)	3,287,925	3,356,939	3,388,343	3,435,673	3,433,997	4,663,016	5,047,399	4,663,016
Insurance	738,489	999,483	1,179,903	965,890	450,875	446,831	507,464	446,831
Total Expenses	$11,592,509	$11,187,055	$11,468,785	$11,899,565	$11,004,851	$12,241,493	$13,879,606	$12,719,459

Net Operating Income	$24,450,520	$29,141,601	$31,554,054	$34,117,198	$36,584,699	$35,760,660	$55,047,907	$59,181,001
Capital Expenditure Reserves	0	0	0	0	0	385,690	447,120	385,690
Net Cash Flow	$24,450,520	$29,141,601	$31,554,054	$34,117,198	$36,584,699	$35,374,970	$54,600,787	$58,795,311

(1)	Certain items such as interest expense, interest income, and any non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Borrowers’ 2016 budget cash flow is based on underwritten rent roll dated January 22, 2016.

(3)	Underwritten in-place cash flow is generally based on rent roll as of April 18, 2016 and borrower budgeted expenses (except for real estate taxes).

(4)	Underwritten year 5 cash flow is based on rent roll as of April 18, 2016, and assumes a growth rate of 4.0% on market rents, 1.8% on restricted rents and 3.0% on expenses. Occupancy is calculated based on market vacancy of 3.0%, ongoing concessions, non-revenue losses and renovation vacancy. Unless otherwise specified, market rents are as provided by the borrower sponsor.

(5)	Underwritten mark-to-market cash flow is based on number of units available and market rent, as provided by the borrower sponsor. Occupancy is calculated based on market vacancy of 3.0%, ongoing concessions, non-revenue losses and renovation vacancy. Unless otherwise specified, market rents are as provided by the borrower sponsor.

(6)	As of September 1, 2016, the borrower has indicated that the tenants for two retail units ($27,420 underwritten rent) have vacated.

(7)	Underwritten real estate taxes are based on actual tax bills, except for 12 properties with expected tax re-assessments, resulting in an increase of approximately $1.28 million over actual tax bills.

A-3-79

Veritas Multifamily Pool 1

■	Appraisals. According to an appraisal, the Veritas Multifamily Pool 1 Properties had an aggregate “as-is” portfolio appraised value, inclusive of an approximately 6.6% portfolio premium, of $923,275,000 as of January 22, 2016. The aggregate “as-is” value of the Veritas Multifamily Pool 1 Properties without the portfolio premium is $865,880,000.

■	Environmental Matters. According to Phase I environmental reports, dated between December 21, 2015 and January 8, 2016, there are no recognized environmental conditions or recommendations for further action at the Veritas Multifamily Pool 1 Properties except for at the 1660 Bay Street Property which reported that previously a manufactured gas plant had been located in a larger area that now encompasses the related property and other third-party owned parcels. Previous subsurface sampling in some areas of the former gas plant identified groundwater and/or soil vapor impacts above screening levels but that may be consistent with regional ambient levels. The extent of such impacts or ambient levels has not been confirmed. Therefore, the environmental consultant recommended further investigation. The borrowers are required to deliver to the lender the results of an investigation to identify any residual gas plant impacts or health risks at the 1660 Bay Street Property and cooperate with the responsible party identified by such investigation to implement any recommendations within a reasonable period of time. We cannot assure you that such an investigation will be completed or that any responsible party will implement to completion any further actions that might be recommended as a result of an investigation. The guarantor under the Veritas Multifamily Pool 1 Loan, together with the borrowers, has provided an environmental indemnity, as described under “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus. We cannot assure you that the net worth or liquidity of any guarantor will be sufficient to satisfy any claims against that guarantor under its environmental indemnity.

■	Market Overview and Competition. The Veritas Multifamily Pool 1 Properties are located in multiple submarkets throughout San Francisco. The largest submarket by appraised value among the Veritas Multifamily Pool 1 Properties is Nob Hill. These locations are generally densely populated and urban with limited space to construct competing housing units. The vacancy rate in the San Francisco metro area as of the third quarter of 2015 was 3.9% for multifamily properties according to the appraisals.

The following table presents an overview of the various submarkets in the San Francisco multifamily rental market as of the third quarter of 2015:

Submarket Metrics(1)

Submarket	Inventory (Buildings)	Inventory (Units)	Asking Rent ($ per Month)	Vacancy %
Russian Hill / Embarcadero	88	9,826	$3,295	2.0%
South of Market	113	18,063	$3,011	8.2%
Marina / Pacific Heights	218	8,084	$2,848	1.3%
Haight Ashbury	212	13,586	$2,775	5.5%
West San Francisco	130	19,522	$2,561	3.2%
Central San Mateo	124	15,289	$2,535	2.4%
North San Mateo	82	14,602	$2,230	3.8%
South Marin	54	7,306	$2,221	4.1%
South San Mateo	170	11,163	$2,117	2.2%
Civic Center / Downtown	232	17,097	$2,032	4.8%

(1)	Source: Appraisals.

A-3-80

Veritas Multifamily Pool 1

■	The Borrowers. The Veritas Multifamily Pool 1 Loan was made to 52, single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Veritas Multifamily Pool 1 Whole Loan. The borrowers are 100% indirectly owned and controlled by a joint venture between (i) entities controlled by Veritas Investments, Inc. (“Veritas”) and Yat-Pang Au and (ii) certain funds for which The Baupost Group, L.L.C. (“Baupost”) is the registered investment advisor. Veritas is the operating partner of the joint venture. Yat-Pang Au, the related non-recourse carveout guarantor, is the chief executive officer and founder of Veritas. Veritas is a vertically integrated multifamily and urban retail investment platform headquartered in San Francisco, California. Veritas was founded in 2007 and is one of the largest institutional owners of multifamily properties in San Francisco based on buildings owned. Currently, Veritas, together with its affiliates and capital partners, manages more than 4,000 units across 167 buildings in the Bay Area. Baupost is a Boston-based registered investment advisor for a certain value-oriented hedge fund founded in 1982 by Seth Klarman. With over $28 billion under management, Baupost is among the top 30 hedge funds globally based on gross assets under management.

■	Escrows. On the origination date, the borrowers funded (i) a tax reserve in the amount of $1,695,187, (ii) a capital expenditure reserve of $19,000,000 for renovating the units and (iii) a deferred maintenance and environmental reserve of $658,722 which is equal to 110% of the estimated amount required to fund structural, environmental or other issues at the Veritas Multifamily Pool 1 Properties.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; provided, however, that reserve deposits for insurance premiums are not required if the borrowers are maintaining a blanket policy in accordance with the related loan documents and (ii) a capital expenditure reserve in an amount equal to the product of (x) $25 times (y) the aggregate number of rental units at the Veritas Multifamily Pool 1 Properties that have not been released from the lien of the mortgage (as of the origination date, there are 1,726 rental units at the Veritas Multifamily Pool 1 Properties).

In addition, on each due date during the continuance of a Veritas Multifamily Pool 1 Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

In addition, the borrowers are expected to make an additional reserve deposit of $6,000,000 in connection with taxes, interest and penalty charges related to the reassessment of certain Veritas Multifamily Pool 1 Properties, as further described under “Risk Factors—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in the Prospectus.

■	Lockbox and Cash Management. The Veritas Multifamily Pool 1 Loan is structured with a soft lockbox and in-place cash management. The related loan documents require the borrowers to cause all cash revenues relating to the Veritas Multifamily Pool 1 Properties (other than tenant security deposits) be deposited into such lockbox account or a lender-controlled cash management account within three business days following receipt. On each business day, all amounts in the lockbox account are required to be remitted to the cash management account.

For so long as no Veritas Multifamily Pool 1 Trigger Period or event of default under the Veritas Multifamily Pool 1 Loan is continuing, on each business day, the lender will be required to remit to a borrower-controlled operating account all amounts in the cash management account in excess of the amount required to pay monthly reserves and debt service on the next due date. On each due date during the continuance of a Veritas Multifamily Pool 1 Trigger Period or, at the lender’s discretion, during an event of default under the Veritas Multifamily Pool 1 Loan agreement, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

A-3-81

Veritas Multifamily Pool 1

A “Veritas Multifamily Pool 1 Trigger Period” means any period (i) commencing upon the debt service coverage ratio (as calculated under the related loan documents) at the conclusion of two consecutive fiscal quarters (beginning with the second fiscal quarter of 2017) falling below (a) from January 29, 2017 to January 28, 2018, 1.05x until the debt service coverage ratio is greater than or equal to 1.05x for two consecutive fiscal quarters and (b) from and after January 29, 2018, 1.10x, until the debt service coverage ratio is greater than or equal to 1.10x for two consecutive fiscal quarters, (ii) commencing upon the borrowers’ failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Veritas Multifamily Pool 1 Trigger Period is ongoing and (iii) any period during the continuance of an event of default under the mezzanine loan.

■	Property Management. The Veritas Multifamily Pool 1 Properties are currently managed by Greentree Property Management, Inc. Under the related loan documents, the Veritas Multifamily Pool 1 Properties are required to remain managed by any management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the related loan documents, (ii) upon the occurrence of a material default by the property manager, (iii) if the property manager files for or is the subject of a petition in bankruptcy or (iv) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Veritas Multifamily Pool 1 Whole Loan is then continuing, at any time from and after the due date in August 2020, the borrowers may obtain the release of one or more of the related Veritas Multifamily Pool 1 Properties from the lien of the related loan documents, subject to the satisfaction of certain conditions set forth in the related loan documents, including among others: (i) prepayment in an amount equal to Release Price for each Veritas Multifamily Pool 1 Property being released; (ii) with respect to a partial release, after giving effect to the release, (1) the debt service coverage ratio (as calculated under the related loan documents) for the remaining Veritas Multifamily Pool 1 Properties for the 12-month period ended at the conclusion of the most recently ended fiscal quarter is no less than the greater of (a) 1.01x and (b) the debt service coverage ratio immediately prior to the release and (2) the debt yield (as calculated under the related loan documents) for the remaining Veritas Multifamily Pool 1 Properties for the 12-month period ended at the conclusion of most recently ended fiscal quarter is no less than the greater of (a) 5.29% and (b) the debt yield immediately prior to the release; (iii) delivery of Rating Agency Confirmation and (iv) delivery of a REMIC opinion (clauses (ii) through (iv), the “Veritas Pool 1 Release Conditions”).

Provided no event of default under the related loan is then continuing, at any time on or after the first due date following the second anniversary of the securitization Closing Date, the borrowers may obtain the release of one or more of the Veritas Multifamily Pool 1 Properties from the lien of the Veritas Multifamily Pool 1 Whole Loan documents, subject to the satisfaction of certain conditions, including among others: (i) delivery of defeasance collateral in an amount not less than the Release Price and (ii) the Veritas Pool 1 Release Conditions.

A-3-82

Veritas Multifamily Pool 1

“Release Price” means, with respect to any Veritas Multifamily Pool 1 Property as of the date of the proposed release of such Veritas Multifamily Pool 1 Property, the product of its allocated loan amount and the applicable percentage as may be adjusted based on the aggregate of all prior releases as a percentage of the original loan balance previously released set forth in the chart below:

Percentage	Aggregate Prior Release Percentage
105%	Less than or equal to 5%
110%	Greater than 5% but less than or equal to 20%
115%	Greater than 20%

■	Substitution. Provided no event of default under the related Veritas Multifamily Pool 1 Whole Loan is then continuing, at any time after July 29, 2016, the borrowers may substitute one or more of the Veritas Multifamily Pool 1 Properties with other multifamily residential properties, subject to the satisfaction of certain conditions, including among others, (i) delivery of a Rating Agency Confirmation and (ii) the aggregate of the allocated loan amounts of all replaced properties during the term of the Veritas Multifamily Pool 1 Whole Loan does not exceed 10% of the original principal balance of the Veritas Multifamily Pool 1 Whole Loan.

■	Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the Veritas Multifamily Pool 1 Whole Loan, GS Commercial Real Estate LP made a $107,000,000 mezzanine loan (the “Veritas Multifamily Pool 1 Mezzanine A Loan”) to the direct parent of the borrowers secured by a pledge of 100% of the equity interests in the borrowers. In addition, GS Commercial Real Estate LP made a $49,500,000 mezzanine loan (the “Veritas Multifamily Pool 1 Mezzanine B Loan”) to the direct parent of the borrower under the Veritas Multifamily Pool 1 Mezzanine A Loan secured by a pledge of 100% of equity interest in the borrower under the Veritas Multifamily Pool 1 Mezzanine A Loan. In addition, GS Commercial Real Estate LP made a $40,000,000 mezzanine loan (the “Veritas Multifamily Pool 1 Mezzanine C Loan”) to the direct parent of the borrower under the Veritas Multifamily Pool 1 Mezzanine B Loan secured by a pledge of 100% of equity interest in the borrower under the Veritas Multifamily Pool 1 Mezzanine B Loan. The Veritas Multifamily Pool 1 Mezzanine A Loan carries an interest rate of 6.7500% per annum. The Veritas Multifamily Pool 1 Mezzanine B Loan carries an interest rate of approximately 7.8000% per annum. The Veritas Multifamily Pool 1 Mezzanine C Loan carries an interest rate of 10.4875% per annum. Each of the mezzanine loans is coterminous with the others and the Veritas Multifamily Pool 1 Whole Loan. The lenders entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase defaulted loans. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Veritas Multifamily Pool 1 Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Veritas Multifamily Pool 1 Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $150,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Veritas Multifamily Pool 1 Properties are separately allocated to the Veritas Multifamily Pool 1 Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-83

Hilton Irvine

A-3-84

Hilton Irvine

Anaheim Convention Center
Angel Stadium Of Anaheim
Anaheim
E CHAPMAN AVE
UCI Medical Center
The Outlets At Orange
Children's Hospital
Chapman University
Orange Circle
Orange
Garden Grove
Garden Grove Hospital Med Ctr
Westfield Mainplace
N BRISTOL ST
N GRAND AVE
Fairhaven Memorial Park
Garden Grove Park
WESTMINSTER AVE
Bristol Marketplace
E 17TH ST
Santa Ana College
Willowick Golf Course
N EUCLID ST
N MAIN ST
Western Medical Center-Santa Ana
MAGNOLIA ST
BOLSA AVE
W 1ST ST
E 1ST ST
S HARBOR BLVD
S FAIRVIEW ST
Santa Ana
EDINGER AVE
E EDINGER AVE
S GRAND AVE
Mile Square Regional Park
Centennial Regional Park
Mile Square Golf Course
Memorial Park
WARNER AVE
W WARNER AVE
S BRISTOL ST
S FLOWER ST
S MAIN ST
Fountain Valley Regional Hospital
Thornton Park
W SEGERSTROM
Fountain Valley
Bristol Plaza
W MACARTHUR BLVD
FAIRVIEW RD
Orange Coast Memorial Medical Center
ELLIS AVE
South Coast Plaza
Metro Pointe At South Coast
Metro Center At South Coast
GARFIELD AVE
Mesa Verde Country Club
Costa Mesa
JOHN WAYNE-ORANGE COUNTY AIRPORT
MAIN ST
CAMPUS DR
ADAMS AVE
Orange Coast College
Tewinkle Memorial Park
Santa Ana Country Club
Fairview Park
Vanguard University Of Southern California
BROOKHURST ST
MAGNOLIA ST
VICTORIA ST
Upper Newport Bay Regional Park
Talbert Regional Park
22ND ST
Costa Mesa Courtyards
The Triangle Shopping Center
E 19TH ST
IRVINE AVE
Mariners Park
Westport Square Shopping Center
Westcliff Plaza Shopping Center
Hoag Memorial Hospital
Newport Beach
W COAST HWY
Newport Beach Pier
Balboa Pier
Pacific Ocean
Hilton Irvine
18800 MacArthur Boulevard
Irvine, CA 92612
JAMBOREE RD
MACARTHUR BLVD
University Of California-Irvine
Big Canyon Country Club
SAN JOAQUIN HILLS RD
Newport Beach Country Club
Fashion Island
SAN MIGUEL DR
Pacific View Memorial Park
NEWPORT COAST DR
Resort At Pelican Hill
Crystal Cove State Park
Laguna Coast Wilderness Park
Tustin Legacy (Future Development)
RED HILL AVE
Von Karman Plaza
The District At Tustin Legacy
Diamond Jamboree Shopping Center
BARRANCA PKY
Irvine Concourse
ALTON PKY
Westpark Plaza
Harvard Place Shopping Center
CULVER DR
Park Place Shopping Center
Rancho San Joaquin Golf Course
William R Mason Regional Park
Concordia University Irvine
Irvine
The Market Place
IRVINE BLVD
BRYAN AVE
Tustin
Harvard Park
Heritage Plaza Shopping Center
Heritage Park
Culver Plaza Shopping Center
IRVINE CENTER DR
Woodbridge Square Center
Oak Creek Golf Club
Irvine Valley College
JEFFREY RD
SAND CANYON AVE
PORTOLA PKWY
Hoag Irvine Medical Center
Kaiser Permanente Irvine Medical Center
Quail Hill Shopping Center
Strawberry Farms Golf Club
Irvine Spectrum Center
Los Olivos Marketplace
Irvine Meadows Amphitheatre
Shady Canyon Golf Club
EL TORO RD
LAGUNA CANYON RD
Aliso Viejo
Sawdust Art Festival
Festival Of Arts & Pageant Of The Masters
Laguna Beach
5
22
55
57
133
261
405
73
1
Burbank
Pasadena
Glendale
West Hollywood
Beverly Hills
Santa Monica
Los Angeles
San Dimas
Ontario
West Covina
Pomona
Culver City
Marina Del Rey
Huntington Park
Diamond Bar
Chino
Santa Fe Springs
El Segundo
Lynwood
Manhattan Beach
Fullerton
Torrance
Anaheim
Orange
Long Beach
Santa Ana
Tustin
Huntington Beach
Irvine
Newport Beach
Mission Viejo
Pacific Ocean
Laguna Beach
Dana Point
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS

A-3-85

Hilton Irvine

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Irvine, California	Cut-off Date Principal Balance		$55,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$179,738.56
Size (Rooms)	306	Percentage of Initial Pool Balance		5.1%
Total Occupancy as of 7/31/2016	74.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/31/2016	74.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1985 / 2015-2016	Mortgage Rate		4.4885%
Appraised Value	$82,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$19,417,906
Underwritten Expenses	$12,694,528
Underwritten Net Operating Income (NOI)	$6,723,377	Escrows
Underwritten Net Cash Flow (NCF)	$5,946,661		Upfront	Monthly
Cut-off Date LTV Ratio	67.1%	Taxes	$426,904	$74,228
Maturity Date LTV Ratio(1)	48.4%	Insurance	$17,554	$17,554
DSCR Based on Underwritten NOI / NCF	2.01x / 1.78x	FF&E(2)	$0	$31,373
Debt Yield Based on Underwritten NOI / NCF	12.2% / 10.8%	Other(2)	$367,536	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$55,000,000	67.0%	Purchase Price	$80,000,000	97.5%
Principal’s New Cash Contribution	27,067,791	33.0	Closing Costs	1,255,797	1.5
			Reserves	811,995	1.0

Total Sources	$82,067,791	100.0%	Total Uses	$82,067,791	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $91,900,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 54.2%. See “—Appraisal” below.

(2)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Hilton Irvine Loan”) is evidenced by a note in the original principal amount of $55,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a full service hotel property located in Irvine, California (the “Hilton Irvine Property”). The Hilton Irvine Loan was originated by Goldman Sachs Mortgage Company on September 1, 2016 and represents approximately 5.1% of the Initial Pool Balance. The note evidencing the Hilton Irvine Loan has an outstanding principal balance as of the Cut-off Date of $55,000,000 and an interest rate of 4.4885% per annum. The borrower utilized the proceeds of the Hilton Irvine Loan to acquire the Hilton Irvine Property, fund reserves and pay origination costs.

The Hilton Irvine Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Hilton Irvine Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Hilton Irvine Loan is the due date in September 2026. Voluntary prepayment of the Hilton Irvine Loan is prohibited prior to the due date in June 2026. Provided that no event of default under the Hilton Irvine Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

A-3-86

Hilton Irvine

■	The Mortgaged Property. The Hilton Irvine Property is a 10-story, 306 room full service hotel located in Irvine, California. The Hilton Irvine Property was recently renovated as of March 2016, adding guestrooms, updating corridors and creating additional outdoor meeting space. The Hilton Irvine Property is located on 6.63 acres in the Orange County, California business and retail district, and adjacent to John Wayne International Airport. It is proximate to major freeways including the Interstate-405, Interstate-5, U.S. Highway 55 and 73 and demand drivers such as The University of California at Irvine, Anaheim Convention Center, along with approximately 83 million SF of office space. The Hilton Irvine Property offers guests over 22,000 SF of meeting space, a fitness center, business center, outdoor pool, laundry room and outdoor event space.

The following table presents certain information relating to the 2015 demand analysis with respect to the Hilton Irvine Property based on market segmentation, as provided in the appraisal for the Hilton Irvine Property:

2015 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Corporate
Hilton Irvine	15%	30%	55%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Hilton Irvine Property and various market segments, as provided in a July 2016 travel research report for the Hilton Irvine Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM July 2016(2)	96.6%	100.3%	97.0%
TTM July 2015	109.4%	101.8%	111.5%
TTM July 2014	103.7%	103.4%	107.2%

(1)	Source: July 2016 travel research report.

(2)	Rooms were taken offline at the Hilton Irvine Property for a renovation that occurred between 2015 and 2016.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Irvine Property:

Hilton Irvine(1)

	TTM 7/31/2014	TTM 7/31/2015	TTM 7/31/2016
Occupancy	76.8%	79.9%	74.4%
ADR	$142.94	$149.88	$152.03
RevPAR	$109.74	$119.69	$113.13

(1)	Source: July 2016 travel research report.

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Hilton Irvine

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Irvine Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$11,060,147	$12,570,088	$12,775,235	$12,592,285	$12,989,842	$42,450
Food & Beverage Revenue	3,788,831	4,109,447	4,117,998	4,733,827	4,883,281	15,958
Other Revenue(2)	882,696	1,021,696	1,486,829	1,497,504	1,544,783	5,048
Total Revenue	$15,731,674	$17,701,231	$18,380,062	$18,823,617	$19,417,906	$63,457

Room Expense	$2,888,969	$3,165,093	$3,081,932	$3,076,727	$3,173,863	$10,372
Food & Beverage Expense	2,824,657	2,851,949	3,014,104	3,135,912	3,234,918	10,572
Other Expense	123,333	157,753	170,167	146,321	150,941	493
Total Departmental Expense	$5,836,959	$6,174,795	$6,266,203	$6,358,960	$6,559,722	$21,437
Total Undistributed Expense	5,251,218	5,759,644	4,827,348	4,935,228	4,997,665	16,332
Total Fixed Expense	1,015,368	1,179,563	813,946	850,381	1,137,141	3,716
Total Operating Expenses	$12,103,545	$13,114,002	$11,907,497	$12,144,570	$12,694,528	$41,485

Net Operating Income	$3,628,129	$4,587,229	$6,472,565	$6,679,047	$6,723,377	$21,972
FF&E	629,267	708,049	183,979	306,482	776,716	2,538
Net Cash Flow	$2,998,862	$3,879,180	$6,288,586	$6,372,565	$5,946,661	$19,434

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes parking, communications, gift shop, laundry and other miscellaneous revenue.

■	Appraisal. According to the appraisal, the Hilton Irvine Property had an “as-is” appraised value of $82,000,000 as of July 13, 2016 and an “as stabilized” appraised value of $91,900,000 as of August 1, 2020 based on an assumed stabilized level of operation, which assumes a 77.0% occupancy, $183.71 ADR, resulting in a RevPAR of $141.46.

■	Environmental Matters. According to a Phase I environmental report, dated June 16, 2016 there are no recognized environmental conditions or recommendations for further action at the Hilton Irvine Property, other than the implementation of an asbestos operations and maintenance plan.

■	Market Overview and Competition. The Hilton Irvine Property is located in the Orange County, California submarket. According to a July 2016 travel research report, the Hilton Irvine Property’s competitive set has an average occupancy of 77.0%, ADR of $151.51 and RevPAR of $116.67 as of the trailing 12-month period ended July 31, 2016.

The following table presents certain information relating to the primary competition for the Hilton Irvine Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM July 2016 Occupancy	TTM July 2016 ADR	TTM July 2016 RevPAR
Hilton Irvine	306	1985	74.4%	$152.03	$113.13

Competitive Set
Marriott Irvine	485	1983	NAV	NAV	NAV
Hotel Irvine Jamboree Center	536	1985	NAV	NAV	NAV
Fairmont Newport Beach	444	1983	NAV	NAV	NAV
Hilton Orange County Costa Mesa	486	1987	NAV	NAV	NAV
Total / Wtd. Avg. Competitive Set			77.0%	$151.51	$116.67

(1)	Source: July 2016 travel research report.

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Hilton Irvine

■	The Borrower. The borrower is 18800 MacArthur HMEJ LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Irvine Loan. The non-recourse carveout guarantors under the Hilton Irvine Loan are Bright Builder Int’l Inc. and Hengmao USA Inc., both indirect owners of the borrower.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $426,904, (ii) an insurance reserve in the amount of $17,554 and (iii) a deferred maintenance reserve of $367,536.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, and (ii) an FF&E reserve in the amount of (a) on each due date from October 2016 through and including December 2017, the monthly amount required to be reserved pursuant to the hotel management agreement, and (b) beginning on the due date in January 2018, the greater of (1) the monthly amount required to be reserved for the replacement of furniture, fixtures and equipment pursuant to the management agreement and (2) one-twelfth of 4% of the operating income for the Hilton Irvine Property for the previous 12-month period (as determined on September 30 of each year) (such amount, the “Monthly FF&E Expenditure Amount”), provided, however, that the borrower will not be required to deposit the Monthly FF&E Expenditure Amount into such FF&E reserve if so long as (x) the property manager has established a separate FF&E reserve account established under the management agreement (the “Approved FF&E Account”), and in the name of the borrower (which account is pledged to the lender and subject to account control agreements in favor of the lender) (y) the borrower provides the lender with satisfactory evidence that such amounts have been reserved with the property manager in the Approved FF&E Account, and (z) the management agreement is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by the borrower.

In addition, on each due date during the continuance of a Hilton Irvine Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Hilton Irvine Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.35x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.35x, (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Hilton Irvine Trigger Period is ongoing and (iii) any period from (i) the date on which the borrower sponsors collectively fail to maintain (A) a net worth in excess of $50,000,000 (including any net worth attributable to the Hilton Irvine Property) and (B) liquidity in excess of $3,000,000 (excluding any liquidity attributable to the Hilton Irvine Property) until the borrower sponsors comply with both the foregoing net worth and liquidity tests.

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Hilton Irvine

■	Lockbox and Cash Management. The Hilton Irvine Loan documents require that all cash proceeds received by the borrower or the property manager from credit card transactions, cash revenues and all other money received by the borrower or property manager with respect to the Hilton Irvine Property be deposited into an account established under the management agreement controlled by the property manager, pledged to the lender and subject to account control agreements (a “Manager Account”) or to the Approved FF&E Account (or, upon the effective date of the termination of the property manager is terminated, all such cash proceeds received from credit card transactions, cash revenues and other amounts are required to be deposited into the lockbox account or cash management account until a replacement property manager has been engaged and has established replacement Manager Accounts and a replacement Approved FF&E Account). Subject to the rights of the lender following the termination of the property manager or the occurrence of an event of default under the Hilton Irvine Loan documents giving rise to the right of the borrower to terminate the property manager, the property manager is permitted to pay all costs and expenses incurred in connection with the operation of the Hilton Irvine Property, including, but not limited to operating expenses and capital expenditures, and all other amounts required or permitted to be paid by the property manager in the performance of its duties and obligations with respect to the Hilton Irvine Property out of the Manager Accounts and the Approved FF&E Account.

In connection with the origination of the Hilton Irvine Loan, the borrower established a lender controlled lockbox account, subject to a lockbox account agreement which provides that the borrower will have no access to funds in the lockbox account and that all amounts in the lockbox account will be swept daily to a lender-controlled cash management account. The Hilton Irvine Loan documents require the borrower to cause all amounts otherwise required to be paid or remitted by the property manager to the borrower pursuant to the management agreement and all other cash revenues or other amounts received by the borrower with respect to the Hilton Irvine Property to be remitted directly to the cash management account or the lockbox account and, in the event that any such amounts or any other amounts in respect of the Hilton Irvine Property are paid directly to the borrower, such party is required to cause such amounts to be deposited into the cash management account or the lockbox account within one business day following receipt.

Provided that no Hilton Irvine Trigger Period or event of default under the Hilton Irvine Loan is continuing, on each business day (or less frequently at the borrower’s option) all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date are required to be remitted to an account controlled by the borrower. On each due date during a Hilton Irvine Trigger Period or, at the lender’s discretion, during an event of default under the Hilton Irvine Loan, the Hilton Irvine Loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service and required reserves, subject to the terms of the Hilton Irvine Loan documents, be reserved in an excess cash flow account as additional collateral for the Hilton Irvine Loan. Upon the termination of the Hilton Irvine Trigger Period, assuming no other ongoing event of default, amounts held by lender in the excess cash flow account are required to be remitted to the borrower. During the continuance of an event of default under the Hilton Irvine Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Hilton Irvine Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the Hilton Irvine Property, in such order of priority as the lender may determine.

■	Property Management. The Hilton Irvine Property is managed by Hilton Management LLC, pursuant to a management agreement. Under the related loan documents, the Hilton Irvine Property is required to remain managed by Hilton Management LLC, or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace Hilton Management LLC with a property manager selected by the lender following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, if the property manager has then committed or suffered to exist an event of default pursuant to the management agreement which remains uncured, for which the borrower, or a successor property owner, would have the right to terminate the management agreement pursuant to the terms thereof.

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Hilton Irvine

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hilton Irvine Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Hilton Irvine Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy if the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hilton Irvine Property are separately allocated to the Hilton Irvine Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LAREDO INDUSTRIAL PORTFOLIO

A-3-92

LAREDO INDUSTRIAL PORTFOLIO

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
San Antonio
Corpus Christi
Laredo
MEXICO
KILLAM INDUSTRIAL BLVD
MINES RD
RIVER BANK DR
WOLF CREEK
EMBARCADERO
SAN ISIDRO NORTHEAST
BOB BULLOCK LOOP
Mall del Norte
INTERNATIONAL BLVD
VILLAS SAN AGUSTIN
RANCHO VIEJO
DELLWOOD PARK
Divine Mercy Park
San Isidro Park
MCPHERSON RD
SHILOH RD
Laredo Country Club
WINFIELD
BENT TREE
INTERNATIONAL BLVD
UNITED STATES
TERRA HILLS
Plantation Centre
E DEL MAR BLVD
North Creek Plaza
W DEL MAR BLVD
Del Mar Shopping Plaza
Laredo
MEXICO
ADELAIDA
Regal Cinemas Laredo 14
Laredo Energy Arena
MCPHERSON ACRES
Plaza De Laredo
Mall del Norte
Laredo Children's Museum
MANDEL
LAREDO INTERNATIONAL AIRPORT
Lake Casa Blanca

Laredo Industrial Portfolio

#	Property Name	Address	City/State	Zip Code
1	11302 Eastpoint Drive Buildings A-C	11302 Eastpoint Drive Buildings A-C	Laredo, TX	78045
2	417 Union Pacific Boulevard	417 Union Pacific Boulevard	Laredo, TX	78045
3	418 Union Pacific Boulevard	418 Union Pacific Boulevard	Laredo, TX	78045
4	505 Union Pacific Boulevard	505 Union Pacific Boulevard	Laredo, TX	78045
5	11909 Hayter Road	11909 Hayter Road	Laredo, TX	78045
6	11921 Hayter Road	11921 Hayter Road	Laredo, TX	78045

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LAREDO INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	6	Loan Seller		GSMC
Location (City/State)	Laredo, Texas	Cut-off Date Principal Balance		$50,050,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$37.02
Size (SF)	1,352,048	Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 6/1/2016	94.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2016	94.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.1000%
Appraised Value	$75,580,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36

Underwritten Revenues	$7,294,363
Underwritten Expenses	$1,744,696	Escrows
Underwritten Net Operating Income (NOI)	$5,549,667		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,090,805	Taxes	$0	$0
Cut-off Date LTV Ratio	66.2%	Insurance	$0	$0
Maturity Date LTV Ratio	57.4%	Replacement Reserves(1)	$1,200,000	$13,520
DSCR Based on Underwritten NOI / NCF	1.91x / 1.75x	TI/LC(2)	$0	$28,168
Debt Yield Based on Underwritten NOI / NCF	11.1% / 10.2%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$50,050,000	68.4%	Purchase Price	$71,500,000	97.8%
Principal’s New Cash Contribution	23,071,513	31.6	Reserves	1,200,000	1.6
			Closing Costs	421,513	0.6

Total Sources	$73,121,513	100.0%	Total Uses	$73,121,513	100.0%

(1)	Replacement reserves are capped at $811,229, excluding the upfront reserve of $1,200,000. See “—Escrows” below.

(2)	TI/LC reserve is capped at $1,014,036. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Laredo Industrial Portfolio Loan”) is evidenced by a note in the original principal amount of $50,050,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest, as tenants in common, in a portfolio of industrial properties located in Laredo, Texas (the “Laredo Industrial Portfolio Properties”). The Laredo Industrial Portfolio Loan was originated by Goldman Sachs Mortgage Company on June 8, 2016 and represents approximately 4.7% of the Initial Pool Balance. The note evidencing the Laredo Industrial Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $50,050,000 and an interest rate of 4.1000% per annum. The borrowers utilized the proceeds of the Laredo Industrial Portfolio Loan to acquire the Laredo Industrial Portfolio Properties, fund reserves and pay origination costs.

The Laredo Industrial Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Laredo Industrial Portfolio Loan requires monthly payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Laredo Industrial Portfolio Loan is the due date in July 2026. Voluntary prepayment of the Laredo Industrial Portfolio Loan is prohibited prior to the due date in April 2026. Provided that no event of default under the Laredo Industrial Portfolio Loan is continuing, the Laredo Industrial Portfolio Loan may be defeased in full (or partially defeased in connection with the release of one or more buildings comprising the Laredo Industrial Portfolio Properties) with direct, non-callable obligations of the United States of America at any time after the second anniversary of the securitization Closing Date.

■	The Mortgaged Properties. The Laredo Industrial Portfolio is an 8-building, Class A, industrial portfolio comprised of 1,352,048 SF located in Laredo, Texas. The buildings were constructed at various times between 1994 and 2007 and have clear heights ranging from 24 – 28 feet. The Laredo Industrial Portfolio Properties are located in the Laredo industrial submarket, which has a submarket vacancy of 0.2%. The buildings are used primarily for warehouse and distribution use and consist mainly of third party logistical tenants. The Laredo Industrial Portfolio Properties are located approximately 5 miles from the US-Mexico border, with the closest building being approximately 3.5 miles.

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LAREDO INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the Laredo Industrial Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy	Property Class	Year Built	Appraised Value
11302 Eastpoint Drive Buildings A-C	Laredo	TX	$24,374,377	665,282	100.0%	A	2001, 2007	$36,380,000
417 Union Pacific Boulevard	Laredo	TX	7,612,343	199,540	100.0%	A	1994	10,950,000
11909 Hayter Road	Laredo	TX	4,889,233	144,976	50.0%	A	2004	8,000,000
505 Union Pacific Boulevard	Laredo	TX	4,483,217	105,205	100.0%	A	1996	6,800,000
418 Union Pacific Boulevard	Laredo	TX	4,420,310	136,500	100.0%	A	1998	6,600,000
11921 Hayter Road	Laredo	TX	4,270,520	100,545	100.0%	A	2004	6,850,000
Total / Wtd. Avg.			$50,050,000	1,352,048	94.6%			$75,580,000

The following table presents certain information relating to the major tenants at the Laredo Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
UPS Supply Chain Solutions(2)	NR / Aa3 / A+	199,540	14.8%	$852,036	14.9%	$4.27	2/29/2020	2, 5-year options
Transplace LLC	NR / NR / NR	159,000	11.8	686,880	12.0	4.32	3/31/2019	1, 2 or 3-year option
Remy Inc	NR / NR / NR	136,500	10.1	586,950	10.3	4.30	12/31/2017	2, 2-year options
Cree Inc	NR / NR / NR	100,545	7.4	542,943	9.5	5.40	11/30/2017	2, 3-year options
Robert Bosch LLC	NR / NR / NR	120,600	8.9	530,640	9.3	4.40	5/31/2018	NA
Inter Global Solutions Group	NR / NR / NR	105,205	7.8	525,609	9.2	5.00	8/31/2018	NA
Sony Electronics Inc(3)	NR / NR / NR	85,989	6.4	361,154	6.3	4.20	12/31/2020	1, 3-year option
Trade Unlimited Inc	NR / NR / NR	80,557	6.0	352,840	6.2	4.38	9/30/2018	NA
Welldex Logistics	NR / NR / NR	84,800	6.3	345,984	6.1	4.08	9/30/2016	NA
Gomsa Logistics USA	NR / NR / NR	72,488	5.4	339,244	5.9	4.68	10/31/2017	NA
Ten Largest Tenants		1,145,224	84.7%	$5,124,280	89.6%	$4.47
Remaining Owned Tenants		134,336	9.9	593,231	10.4	4.42
Vacant Spaces (Owned Space)		72,488	5.4	0	0.0	0.00
Total / Wtd. Avg. Tenants		1,352,048	100.0%	$5,717,511	100.0%	$4.47

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UPS Supply Chain Solutions has the right to terminate its lease on October 31, 2017, with notice no later than April 30, 2017.

(3)	Sony Electronics Inc has the right to terminate its lease with 275-days’ notice and payment of a termination fee (i) between 4/1/2017 and 6/30/17 or (ii) between 4/1/2019 and 6/30/19.

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LAREDO INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Laredo Industrial Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	84,800	6.3	6.3%	345,984	6.1	4.08	1
2017	309,533	22.9	29.2%	1,469,137	25.7	4.75	3
2018	306,362	22.7	51.8%	1,409,089	24.6	4.60	3
2019	159,000	11.8	63.6%	686,880	12.0	4.32	1
2020	285,529	21.1	84.7%	1,213,190	21.2	4.25	2
2021	134,336	9.9	94.6%	593,231	10.4	4.42	2
2022	0	0.0	94.6%	0	0.0	0.00	0
2023	0	0.0	94.6%	0	0.0	0.00	0
2024	0	0.0	94.6%	0	0.0	0.00	0
2025	0	0.0	94.6%	0	0.0	0.00	0
2026	0	0.0	94.6%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	94.6%	0	0.0	0.00	0
Vacant	72,488	5.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,352,048	100.0%		$5,717,511	100.0%	$4.47	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Laredo Industrial Portfolio Properties:

Historical Leased %(1)

2013	2014	2015	As of 6/1/2016
100%	100%	100%	94.6%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Laredo Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2014	2015	TTM 4/30/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$5,059,588	$5,631,635	$5,658,942	$5,717,511	$4.23
Total Reimbursement Revenue	1,786,444	1,560,155	1,744,214	1,574,168	1.16
Gross Up Vacancy	0	0	0	437,045	0.32
Other Revenue	2,609	8,093	2,684	2,684	0.00
Gross Revenue	$6,848,640	$7,199,882	$7,405,841	$7,731,408	$5.72
Vacancy Loss	0	0	0	(437,045)	(0.32)
Effective Gross Revenue	$6,848,640	$7,199,882	$7,405,841	$7,294,363	$5.40
Real Estate Taxes	877,444	884,163	900,647	885,000	0.65
Insurance	88,188	80,942	95,356	65,865	0.05
Utilities	198,346	139,188	113,666	115,000	0.09
Repairs & Maintenance	352,078	416,391	357,993	385,000	0.28
Management Fee	190,648	215,604	216,291	218,831	0.16
Other Expenses	7,501	51,972	43,972	75,000	0.06
Total Operating Expenses	$1,714,205	$1,788,259	$1,727,925	$1,744,696	$1.29

Net Operating Income	$5,134,436	$5,411,623	$5,677,915	$5,549,667	$4.10
TI/LC	0	0	0	256,055	0.19
Replacement Reserves	0	0	0	202,807	0.15
Net Cash Flow	$5,134,436	$5,411,623	$5,677,915	$5,090,805	$3.77

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 6/1/2016 and contractual rent steps through 9/30/2017.

■	Appraisal. According to the appraisals, each dated May 25, 2016, the Laredo Industrial Portfolio Properties had an aggregate “as-is” appraised value of $75,580,000 as of April 27, 2016.

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LAREDO INDUSTRIAL PORTFOLIO

■	Environmental Matters. According to the Phase I environmental reports, dated between March 4, 2016 and May 5, 2016, there are no recognized environmental conditions or recommendations for further action at the Laredo Industrial Portfolio Properties other than (i) obtaining additional information from the City of Laredo Fire Department, Fire Suppression/Haz-Mat division regarding remediation activities and location of the identified spill case at the 505 Union Pacific Boulevard property and (ii) recommendation regarding any future construction activities at the 11302 Eastpoint Drive Buildings A-C property, buildings A and C, due to identification of wetlands.

■	Market Overview and Competition. The Laredo Industrial Portfolio Properties are located in the Laredo industrial submarket of Laredo, Texas. The Laredo Industrial Portfolio Properties’ competitive set has an average rent of $4.89 per SF. The overall Laredo market contains over 36 million SF of inventory with a vacancy rate of 0.8%. The Laredo Industrial submarket contains approximately 9 million SF of inventory and has a vacancy rate of 0.2%.

The following table presents certain information relating to the primary competition for the Laredo Industrial Portfolio Properties:

Competitive Set(1)

Property	Property Type	Year Built	Total GLA	Rent per SF
El Portal Industrial Facility	Warehouse/Distribution	2000	124,019	$5.16
Embarcadaro #4	Warehouse/Distribution	2004	101,250	$5.04
Embarcadero #6	Warehouse/Distribution	2008	88,828	$4.80
Embarcadero #3	Warehouse/Distribution	2005	202,168	$4.56

(1)	Source: Appraisals.

■	The Borrowers. The borrowers are 9575, LLC, Card Border, LLC and Southwest Fidelity, LLC, each a single-purpose, single-asset entity. The borrowers own all of the Laredo Industrial Portfolio Properties as tenants-in-common, and have agreed to a waiver of their rights of partition. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Laredo Industrial Portfolio Loan. The non-recourse carveout guarantors under the Laredo Industrial Portfolio Loan are, as to (i) 9575, LLC, George Hicker, (ii) Card Border, LLC, George Hicker and Robert Wenrich, and (iii) Southwest Fidelity, LLC, Bruce E. Tabb.

■	Escrows. On the origination date, the borrowers funded a capital expenditure reserve in an amount equal to $1,200,000.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless the borrowers are maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default and reserve deposits for taxes are not required if there is no continuing event of default and borrower delivers proof of payment of all taxes at least 15 days prior to delinquency, (ii) a tenant improvements and leasing commissions reserve in the amount equal to $28,168, capped at $1,014,036, excluding any amounts attributable to termination fees and (iii) a capital expenditure reserve in an amount equal to $13,520, capped at $811,229, excluding the initial deposit.

In addition, on each due date during the continuance of a Laredo Industrial Portfolio Trigger Period, the related loan documents require an excess cash flow reserve as discussed under ”—Lockbox and Cash Management” below.

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A “Laredo Industrial Portfolio Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.25x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.25x, (ii) a UPS Trigger Period, or (iii) the period commencing upon the borrowers’ failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Laredo Industrial Portfolio Trigger Period is ongoing.

A “UPS Trigger Period” means any period commencing upon the occurrence of: (i) UPS Supply Chain Solutions, Inc. (“UPS”) notifying the borrowers of its lease termination, (ii) UPS going dark, discontinuing its operations or business in all or substantially all of its space or vacates or is otherwise not in occupancy of all or substantially all of its space, (iii) the filing of a bankruptcy petition by or against UPS under the Bankruptcy Code, or (iv) the date that is six months prior to the expiration date of the UPS lease, if UPS has not renewed or extended the its lease on or prior to such date and ending when: (1) with respect to clause (i), all of the UPS space is subject to one or more approved substitute leases, (2) with respect to clause (ii), either (a) the lender is provided with evidence reasonably satisfactory to the lender that UPS has recommenced its business and operations in all of its space, is paying rent and is otherwise in compliance with the terms of its lease, or (b) all of the UPS space is subject to one or more approved substitute leases, (3) with respect to clause (iii), either (a) UPS has affirmed its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease or (b) the UPS lease is terminated and all of the UPS space is subject to one or more approved substitute leases, or (4) with respect to clause (iv), (a) UPS has renewed or extended its lease pursuant to the terms of its lease or as otherwise approved by the lender in its sole discretion and UPS is in occupancy of all of its space, paying normal monthly, unabated rent, being open for business and providing a current estoppel certificate reasonably satisfactory to the lender, or (b) all of the UPS space is subject to one or more approved substitute leases.

■	Lockbox and Cash Management. The Laredo Industrial Portfolio Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all cash revenues relating to the Laredo Industrial Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Laredo Industrial Portfolio Properties be deposited into such lockbox account or a lender-controlled cash management account within one business day following receipt. On each business day that no Laredo Industrial Portfolio Cash Trigger Period or event of default under the loan agreement is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a Laredo Industrial Portfolio Cash Trigger Period or event of default under the loan agreement, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and if a Laredo Industrial Portfolio Trigger Period is continuing (or, at the lender’s discretion, during the continuance of an event of default under the related loan documents), be used to pay debt service, required reserves and operating expenses, with all remaining amounts reserved in an excess cash flow reserve account. During the continuance of an event of default under the Laredo Industrial Portfolio Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Laredo Industrial Portfolio Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the Laredo Industrial Portfolio Properties, in such order of priority as the lender may determine.

■	Property Management. The Laredo Industrial Portfolio Properties are managed by Longo Real Estate Services, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Laredo Industrial Portfolio Properties are required to remain managed by Longo Real Estate Services, Inc. or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Laredo Industrial Portfolio Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Laredo Industrial Portfolio Loan has occurred and is continuing, the borrowers have the right after the second anniversary of the securitization Closing Date to obtain release of one or more of the Laredo Industrial Portfolio Properties in conjunction with a transfer, subject to the satisfaction of certain conditions, including, among others: (i) the borrowers defease an amount equal to the

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lesser of (x) the sum of the Release Prices of the Laredo Industrial Portfolio Properties so released and (y) the portion of the Laredo Industrial Portfolio Loan balance that has not been defeased as of the date of such release, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Laredo Industrial Portfolio Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 1.91x and (y) the debt service coverage ratio immediately prior to such release, (iii) the receipt of a Rating Agency Confirmation and (iv) compliance with REMIC requirements.

“Release Price” means, with respect to any Laredo Industrial Portfolio Property, the greater of (i) 120% of its allocated loan amount set forth in the chart below or (ii) 90% of the sales price for such Laredo Industrial Portfolio Property:

Property	Allocated Loan Amount
11302 Eastpoint Drive Buildings A-C	$24,374,377
417 Union Pacific Boulevard	$7,612,343
11909 Hayter Road	$4,889,233
505 Union Pacific Boulevard	$4,483,217
418 Union Pacific Boulevard	$4,420,310
11921 Hayter Road	$4,270,520

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Laredo Industrial Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Laredo Industrial Portfolio Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Laredo Industrial Portfolio Properties are separately allocated to the Laredo Industrial Portfolio Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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Dog Waste Station
Dumpster
Gazebo
Grill
Fire Pit
Mail Boxes
Fitness Center
Office
Walking Trail
Closed due to Construction
Phase Two
Phase One
Pools
Playground
B-ball Court
Restaurant
Yellow Poplar Lane
Silver Maple Ridge
Black Willow Lane
Scarlet Oak Lane
Eagle View Way
219
205
169
139
119
93
69
43
15
16
30
42
56
25
37
47
59
89
99
125
149
175
60
600
500
490
90
100
110
120
130
150
170
85
105
145
190
170
150
310
280
260
250
340
360
430
450
455
465
470
480
317
289
249
20
37
21
179
50
76
75
45
55
220
230
240
250
315
305
115
40

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CARTIFACT
Eagle View Apartments
84 Silver Maple Ridge
Charleston, WV 25306
Charleston
DOWNTOWN CHARLESTON
YEAGER AIRPORT
Coonskin Park
Elk River
Cato Park Golf Course
Cato Park
Elk River
BIGLEY AVE
WASHINGTON ST W
LEE ST W
CAMC Women and Children's Hospital
Charleston Civic Center
St Francis Hospital
Charleston Town Center Mall
LEE ST E
Appalachian Power Park
Charleston Area Medical Center
Plaza East Shopping Center
WASHINGTON ST E
Spring Hill Cemetery
GREENBRIER ST
MACCORKLE AVE SE
Kanawha River
KANAWHA BLVD E
University of Charleston
35TH ST SE
MACCORKLE AVE SE
Kanawha River
The Shops at Kanawha
Malden
77
79
64
61
60
Cincinnati
OH
PA
MD
Baltimore
Washington DC
Charleston
WV
VA
Richmond
Greensboro
Raleigh
NC
Asheville
Charlotte
Spartanburg
Fayetteville

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Charleston, West Virginia	Cut-off Date Principal Balance	$50,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$149,253.73
Size (Units)	335	Percentage of Initial Pool Balance	4.7%
Total Occupancy as of 8/24/2016	97.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/24/2016	97.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2015-2016 / NAP	Mortgage Rate	4.2400%
Appraised Value	$70,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	18

Underwritten Revenues	$5,601,499
Underwritten Expenses	$1,356,262	Escrows
Underwritten Net Operating Income (NOI)	$4,245,236	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,178,236	Taxes	$17,059	$17,059
Cut-off Date LTV Ratio	71.4%	Insurance	$135,590	$15,066
Maturity Date LTV Ratio	59.8%	Replacement Reserves	$0	$6,980
DSCR Based on Underwritten NOI / NCF	1.44x / 1.42x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Loan Payoff	$45,130,496	90.3%
Principal Equity Distribution	3,840,245	7.7
Closing Costs	876,611	1.8
Reserves	152,648	0.3

Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

■	The Mortgage Loan. The mortgage loan (the “Eagle View Apartments Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multifamily property located in Charleston, West Virginia (the “Eagle View Apartments Property”). The Eagle View Apartments Loan was originated by GS Commercial Real Estate LP on August 26, 2016 and represents approximately 4.7% of the Initial Pool Balance. The note evidencing the Eagle View Apartments Loan has an outstanding principal balance as of the Cut-off Date of $50,000,000 and an interest rate of 4.2400% per annum. The borrower utilized the proceeds of the Eagle View Apartments Loan to refinance the existing debt on the Eagle View Apartments Property, pay origination costs, fund reserves and return equity to the borrower sponsor.

The Eagle View Apartments Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Eagle View Apartments Loan requires monthly payments of interest only for the initial 18 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Eagle View Apartments Loan is the due date in September 2026. Voluntary prepayment of the Eagle View Apartments Loan is prohibited prior to the due date in June 2026. Provided that no event of default under the Eagle View Apartments Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Eagle View Apartments Property is a 335 unit multifamily property located in Charleston, West Virginia. The Eagle View Apartments Property was constructed between May 2015 and April 2016, opening in stages along the way. The Eagle View Apartments Property is located on the top of a series of ridgelines, approximately six miles from downtown Charleston. Due to its location on the top of ridgelines, the Eagle View Apartments Property offers scenic, panorama views of the mountainsides and downtown Charleston. The Eagle View Apartments Property offers a variety of 1-, 2-, 3-, and 4-bedroom units for rent including 1-bedroom, 2-bedroom, and 3-bedroom furnished units (for a premium) across 13, 3-story residential buildings. Tenant amenities include walking trails, 24-hour fitness center, garage parking, gazebo grilling area with a fire pit, two swimming pools (one infinity pool), basketball courts, and a playground. In addition, the borrower sponsor is in the process of developing a restaurant venue (not part of the collateral) which is located adjacent to the Eagle View Apartments Property and may potentially serve the public.

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The following table presents certain information relating to the units and rent at the Eagle View Apartments Property:

Unit Mix(1)

Unit Type	# of Units	Total SF	Average SF per Unit	Average Rent per Unit(2)	Average Underwritten Monthly Rent per Unit	Underwritten Rent
1 BR / 1 BA	74	55,278	747	$1,247	$1,247	$1,107,600
2 BR / 2 BA	168	201,600	1,200	$1,289	$1,289	$2,599,200
2 BR / 2.5 BA	5	5,700	1,140	$1,325	$1,325	$79,500
3 BR / 2 BA	24	36,000	1,500	$2,000	$2,000	$576,000
3 BR / 2.5 BA	36	56,432	1,568	$1,642	$1,642	$709,200
4 BR / 3.5 BA	28	64,164	2,292	$1,994	$1,994	$669,900
Total / Wtd. Avg.	335	419,174	1,251	$1,428	$1,428	$5,741,400

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated August 24, 2016.

The following table presents certain information relating to the units and rent at the Eagle View Apartments Property:

Historical Leased %(1)

TTM 6/30/2016	As of 8/24/2016
82.0%	97.0%

(1)	As provided by the borrower. The Eagle View Apartments Property began construction in May 2015 and was built out in stages until it completed construction in April 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Eagle View Apartments Property:

Cash Flow Analysis(1)

	TTM 6/30/2016(2)	T-1 6/30/2016 Annualized(3)	Underwritten(4)	Underwritten $ per Unit
Potential Rent Revenue	$3,248,558	$4,820,636	$5,741,400	$17,139
Vacancy, Credit Loss and Concessions	0	0	(302,026)	(902)
Total Rent	$3,248,558	$4,820,636	$5,439,374	$16,237

Other Revenue(5)	179,772	202,958	162,125	484
Effective Gross Income	$3,428,331	$5,023,594	$5,601,499	$16,721

Total Operating Expenses	$1,033,892	$1,335,451	$1,356,262	$4,049

Net Operating Income	$2,394,439	$3,688,143	$4,245,236	$12,672
Replacement Reserves	0	0	67,000	200
Net Cash Flow	$2,394,439	$3,688,143	$4,178,236	$12,472

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TTM represents actual collections from the period July 2015 through June 2016. The property started construction in May 2015 and was built out in stages until April 2016.
(3)	Based on T-1 annualized revenues and 2016 budgeted expenses.

(4)	Underwritten net cash flow represents the in-place rents as of August 24, 2016.

(5)	Other revenue includes forfeited security deposits, pet fees, application fees, late fees and termination fees.

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■	Appraisal. According to the appraisal, the Eagle View Apartments Property had an “as-is” appraised value of $70,000,000 as of June 16, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated July 5, 2016, there are no recognized environmental conditions or recommendations for further action at the Eagle View Apartments Property.

■	Market Overview and Competition. Eagle View Apartments is located in the Charleston, West Virginia metropolitan statistical area, less than eight miles from the Charleston CBD. Charleston’s economy is driven by a variety of industries, including utilities, government, medicine, and education. Market vacancy for the Charleston market is 3.9% as of 1Q 2016, as compared to 4.2% in 4Q 2015. The national multifamily vacancy rate was 4.5% over the same timeframe.

According to appraisers, there are no comparable properties within the Charleston market and very few in the state of West Virginia. Additionally, the Eagle View Apartments Property benefits from limited new supply development within the Charleston market. Given the Eagle View Apartments Property’s high quality finish and location, the tenancy is generally comprised of people working in downtown Charleston in fields such as government, education or healthcare. Each of the top ten employers in the Charleston market area is part of the government, healthcare, education, or retail sectors. The largest employer in Kanawha County, Charleston Area Medical Center, Inc., has a hospital branch located 5.1 miles from the Eagle View Apartments Property.

In 2015, Charleston, West Virginia had a total population of 221,118 with an estimated median household income of $46,003. The estimated 2020 population within a 5-mile radius of the property is 36,917 with an estimated median household income in 2020 of $47,595. For one-bedroom apartments within the Charleston metro area, average first quarter 2016 asking rents, as reported by a market research report, were $660. One-bedroom units within the Eagle View Apartments Property’s competitive set averaged $841 per month. For two-bedroom apartments within the Charleston metro area, average first quarter 2016 asking rents, as reported in a market research report, were $834. Two-bedroom units within the Eagle View Apartments Property’s competitive set averaged $1,034 per month. For three-bedroom apartments within the Charleston metro area, average first quarter 2016 asking rents, as reported in a market research report were $836. Three-bedroom units within the Eagle View Apartments Property’s competitive set averaged $1,276 per month.

The following table presents certain information relating to the primary competition for the Eagle View Apartments Property:

Competitive Set(1)

	Eagle View Apartments	Presidio Apartments	Wexford Village at Devonshire	Waterford Village	Roxalana Hills Apartments
City	Charleston	Cross Lanes	Scott Depot	Barboursville	Dunbar
Distance from Property	-	14 miles	20.2 miles	41.3 miles	9.5 miles
Occupancy	97.0%	99.0%	97.0%	100.0%	97.0%
Units	335	159	168	210	292
Year Built	2015-2016	2006	2009	2005	1973
Monthly Rent / Unit	$1,452	$982	$1,172	$987	$853

(1)	Source: Appraisal.

■	The Borrower. The borrower is EAB DMM 2, LLC, a single-purpose, single-asset entity. The non-recourse carveout guarantor under the Eagle View Apartments Loan is Edward Allen Bell, an indirect owner of the borrower.

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■	Escrows. On the origination date, the borrower funded a tax reserve in an amount equal to $17,059 and an insurance reserve in an amount equal to $135,590.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period and (ii) a capital expenditure reserve in an amount equal to $6,980.

In addition, on each due date during the continuance of an Eagle View Apartments Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Eagle View Apartments Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt yield (as calculated under the related loan documents) is less than 7.6%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for the trailing twelve-month period (ending on the last day of any fiscal quarter) is greater than 7.6% or (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Eagle View Apartments Trigger Period is ongoing.

■	Lockbox and Cash Management. The Eagle View Apartments Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of an Eagle View Apartments Trigger Period or event of default under the Eagle View Apartments Loan, the related loan documents require the borrower to deliver notices to each tenant instructing them to remit all rents into a lender-controlled lockbox account and require that all cash revenues relating to the Eagle View Apartments Property and all other money received by the borrower or the property manager with respect to the Eagle View Apartments Property (other than tenant security deposits) be deposited into such lockbox account by the end of the first business day following receipt. On each business day during the continuance of an Eagle View Apartments Trigger Period or an event of default under the Eagle View Apartments Loan, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Eagle View Apartments Trigger Period or event of default under the Eagle View Apartments Loan is continuing, all funds in the cash management account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of an Eagle View Apartments Trigger Period or, at the lender’s discretion, during an event of default under the Eagle View Apartments Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and budgeted operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

During the continuance of an event of default under the Eagle View Apartments Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Eagle View Apartments Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the Eagle View Apartments Property, in such order of priority as the lender may determine.

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■	Property Management. The Eagle View Apartments Property is managed by EAB Management, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Eagle View Apartments Property is required to remain managed by EAB Management, LLC or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Eagle View Apartments Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Eagle View Apartments Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Eagle View Apartments Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provide evidence satisfactory to the lender that the insurance premiums for the Eagle View Apartments Property are separately allocated to the Eagle View Apartments Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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EMBASSY SUITES RALEIGH-DURHAM RESEARCH TRIANGLE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Cary, North Carolina	Cut-off Date Principal Balance	$37,520,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$137,435.90
Size (Rooms)	273	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 6/30/2016	73.8%	Number of Related Mortgage Loans(3)	3
Owned Occupancy as of 6/30/2016	73.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1997 / 2015	Mortgage Rate	4.2255%
Appraised Value	$46,800,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Borrower Sponsor(4)	Atrium Finance V, LLC
Underwritten Revenues	$14,257,154
Underwritten Expenses	$9,432,182
Underwritten Net Operating Income (NOI)	$4,824,973	Escrows
Underwritten Net Cash Flow (NCF)	$4,254,686	Upfront	Monthly
Cut-off Date LTV Ratio(1)	67.0%	Taxes	$31,266	$31,266
Maturity Date LTV Ratio(2)	53.2%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.18x / 1.93x	FF&E	$0	$16,351
Debt Yield Based on Underwritten NOI / NCF	12.9% / 11.3%	Other(5)	$10,500,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,520,000	99.8%	Loan Payoff(6)	$26,525,463	70.6%
Principal’s New Cash Contribution	75,852	0.2	Reserves	10,531,266	28.0
Closing Costs	539,123	1.4

Total Sources	$37,595,852	100.0%	Total Uses	$37,595,852	100.0%

(1)	The Cut-off Date LTV Ratio is calculated based on the “hypothetical as-is” appraised value of $56,000,000 which assumes the completion of a property improvement plan (“PIP”) for which $10,500,000 was reserved for at origination. The Cut-off Date LTV Ratio calculated based on the “as-is” appraised value of $46,800,000 is 80.2%.

(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $61,300,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $46,800,000 is 69.7% and based on the “hypothetical as-is” appraised value is 58.3%. The stabilization date set forth in the appraisal for the Embassy Suites Raleigh-Durham Research Triangle Property is July 15, 2018.

(3)	The borrower sponsor for the Embassy Suites Raleigh-Durham Research Triangle Loan is also the borrower sponsor for the Embassy Suites Portland Airport and Capitol Plaza Hotel Topeka Loans. Affiliates of the borrower sponsor are involved in certain litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

(4)	Atrium Leveraged Loan Fund, LLC is the non-recourse carveout guarantor under the Embassy Suites Raleigh-Durham Research Triangle Loan.

(5)	Other reserve represents a PIP reserve.
(6)	The Embassy Suites Raleigh-Durham Research Triangle Property was part of a portfolio with an outstanding principal balance of approximately $233 million as of July 1, 2016. The loan payoff amount for the Embassy Suites Raleigh-Durham Research Triangle Loan represents an estimated allocated amount used to pay off the prior debt balance as of July 1, 2016 and implied equity contribution.

2016 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure and Corporate
Embassy Suites Raleigh-Durham Research Triangle	40%	60%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Embassy Suites Raleigh-Durham Research Triangle Property and various market segments, as provided in a May 2016 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM May 2016	104.5%	109.3%	114.2%
TTM May 2015	103.5%	108.2%	112.0%
TTM May 2014	109.9%	110.3%	121.2%

(1)	Source: May 2016 travel research report.

A-3-108

EMBASSY SUITES RALEIGH-DURHAM RESEARCH TRIANGLE

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Embassy Suites Raleigh-Durham Research Triangle Property:

Embassy Suites Raleigh-Durham Research Triangle(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	71.8%	71.9%	74.2%	73.8%
ADR	$120.40	$127.04	$130.20	$135.04
RevPAR	$86.43	$91.32	$96.67	$99.70

(1)	As provided by the borrower and represents averages for the indicated periods.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Embassy Suites Raleigh-Durham Research Triangle Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$8,612,524	$9,074,941	$9,579,974	$9,862,263	$9,935,049	$36,392
Food & Beverage Revenue	4,122,666	3,844,756	4,143,761	4,128,090	4,158,556	15,233
Other Operating Departments Revenue	203,590	162,553	149,201	152,276	153,400	562
Other Revenue	27,263	21,485	18,170	10,075	10,149	37
Total Revenue	$12,966,043	$13,103,735	$13,891,106	$14,152,704	$14,257,154	$52,224

Room Expense	$2,110,118	$2,316,679	$2,441,220	$2,447,165	$2,465,226	$9,030
Food & Beverage Expense	2,108,858	2,027,095	2,139,012	2,153,347	2,169,239	7,946
Other Operating Departments Expense	126,196	161,691	158,177	160,935	162,123	594
Total Departmental Expense	$4,345,172	$4,505,465	$4,738,409	$4,761,447	$4,796,588	$17,570
Total Undistributed Expense	3,744,172	3,838,638	3,868,486	3,873,634	4,171,980	15,282
Total Fixed Expense	454,294	457,809	447,159	463,614	463,614	1,698
Total Operating Expenses	$8,543,638	$8,801,912	$9,054,054	$9,098,695	$9,432,182	$34,550

Net Operating Income	$4,422,405	$4,301,823	$4,837,052	$5,054,009	$4,824,973	$17,674
FF&E	0	0	0	0	570,286	2,089
Net Cash Flow	$4,422,405	$4,301,823	$4,837,052	$5,054,009	$4,254,686	$15,585

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

A-3-109

COOL SPRINGS COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Brentwood, Tennessee	Cut-off Date Principal Balance		$37,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$122.64
Size (SF)	301,697	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 5/17/2016	94.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/17/2016	94.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1983, 1990 / 2005	Mortgage Rate		4.1000%
Appraised Value	$58,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor(1)	Joshua L. Martin and Jay Schuminsky

Underwritten Revenues	$6,559,256
Underwritten Expenses	$2,335,516	Escrows
Underwritten Net Operating Income (NOI)	$4,223,740		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,876,222	Taxes	$248,693	$49,739
Cut-off Date LTV Ratio	63.2%	Insurance	$9,645	$4,823
Maturity Date LTV Ratio	63.2%	Replacement Reserves(2)	$70,400	$5,783
DSCR Based on Underwritten NOI / NCF	2.75x / 2.52x	TI/LC(3)	$0	$50,283
Debt Yield Based on Underwritten NOI / NCF	11.4% / 10.5%	Other(4)	$2,830,293	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,000,000	60.0%	Purchase Price	$58,265,000	94.5%
Principal’s New Cash Contribution(5)	24,661,304	40.0	Reserves	3,159,031	5.1
			Closing Costs	237,273	0.4

Total Sources	$61,661,304	100.0%	Total Uses	$61,661,304	100.0%

(1)	Joshua L. Martin and Jay Schuminsky are the non-recourse carveout guarantors under the Cool Springs Commons Loan.
(2)	Replacement reserves are capped at $208,171.
(3)	TI/LC reserves are capped at $2,111,879.
(4)	Other reserve represents a tenant improvements reserve for Community Health Systems Professional Services Corporation ($2,500,693) and a deferred maintenance reserve ($329,600).
(5)	Principal’s new cash contribution represents the borrower sponsor’s cash contribution plus a seller funded reserve for a critical tenant reserve.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Cool Springs Commons Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Community Health Systems(2)(3)	NR / NR / B	198,034	65.6%	$4,407,530	68.7%	$22.26	1/31/2021	1, 5-year option
Peak 10 RenTech(4)	NR / NR / NR	27,507	9.1	752,161	11.7	27.34	6/30/2025	Various
Windsor Management(5)	NR / NR / NR	17,789	5.9	444,725	6.9	25.00	12/31/2018	NA
Windsor Management (CHS Sublease)(6)	NR / NR / NR	17,194	5.7	358,495	5.6	20.85	12/31/2016	NA
Sodexho	NR / NR / NR	8,456	2.8	211,400	3.3	25.00	9/30/2021	1, 5-year option
Viva Life	NR / NR / NR	5,302	1.8	122,529	1.9	23.11	6/30/2020	NA
Service Jewelry Repair	NR / NR / NR	9,486	3.1	103,113	1.6	10.87	2/28/2020	NA
Ardent Health Services, Inc.	NR / NR / NR	1,582	0.5	18,984	0.3	12.00	10/31/2018	NA
Largest Tenants		285,350	94.6%	$6,418,937	100.0%	$22.49
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces		16,347	5.4	0	0.0	0.00
Totals / Wtd. Avg. Tenants		301,697	100.0%	$6,418,937	100.0%	$22.49

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Community Health Systems has a right of first refusal to lease vacant space in the Cool Springs Commons Property, subject to any existing rights of other existing tenants.
(3)	Community Health Systems has the right to terminate 6,073 SF of its space ($9.50 underwritten base rent per SF) any time after February 2021 upon 60 days’ notice.
(4)	Peak 10 RenTech has multiple renewal options. One, 10-year renewal option for 12,452 SF ($29.95 underwritten base rent per SF), two, 10-year renewal options for 7,789 SF ($22.66 underwritten base rent per SF), one, 10-year renewal options for 6,512 SF ($29.95 underwritten base rent per SF) and two, 10-year renewal options for 754 SF ($10.20 underwritten base rent per SF).
(5)	Windsor Management has a one-time right to terminate 17,558 SF of its space ($25.00 underwritten base rent per SF) upon 180 days’ notice.
(6)	Windsor Management subleases 17,194 SF ($20.85 underwritten base rent per SF) of its space to Community Health Systems for $22.90 per SF. Community Health Systems is in negotiations with the borrower sponsor for a direct lease.

A-3-110

COOL SPRINGS COMMONS

The following table presents certain information relating to the lease rollover schedule at the Cool Springs Commons Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	17,194	5.7	5.7%	358,495	5.6	20.85	1
2017	0	0.0	5.7%	0	0.0	0.00	0
2018	19,371	6.4	12.1%	463,709	7.2	23.94	2
2019	0	0.0	12.1%	0	0.0	0.00	0
2020	14,788	4.9	17.0%	225,642	3.5	15.26	2
2021	206,490	68.4	85.5%	4,618,930	72.0	22.37	2
2022	0	0.0	85.5%	0	0.0	0.00	0
2023	0	0.0	85.5%	0	0.0	0.00	0
2024	0	0.0	85.5%	0	0.0	0.00	0
2025	27,507	9.1	94.6%	752,161	11.7	27.34	1
2026	0	0.0	94.6%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	94.6%	0	0.0	0.00	0
Vacant	16,347	5.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	301,697	100.0%		$6,418,937	100.0%	$22.49	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Cool Springs Commons Property:

Historical Leased %(1)

2013	2014	2015	As of 5/17/2016
100.0%	100.0%	100.0%	94.6%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31, unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cool Springs Commons Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$5,521,191	$5,671,346	$5,837,935	$6,418,937	$21.28
Total Reimbursement Revenue	292,544	357,508	313,057	210,943	0.70
Gross Up Vacancy	0	0	0	383,483	1.27
Other Revenue	28,411	51,966	44,916	39,600	0.13
Gross Revenue	$5,842,146	$6,080,820	$6,195,908	$7,052,963	$23.38
Vacancy Loss	0	0	0	(493,707)	(1.64)
Effective Gross Revenue	$5,842,146	$6,080,820	$6,195,908	$6,559,256	$21.74

Total Operating Expenses	$2,099,413	$2,159,244	$2,075,058	$2,335,516	$7.74

Net Operating Income	$3,742,733	$3,921,576	$4,120,850	$4,223,740	$14.00
TI/LC	0	0	0	278,128	0.92
Capital Expenditures	0	0	0	69,390	0.23
Net Cash Flow	$3,742,733	$3,921,576	$4,120,850	$3,876,222	$12.85

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of May 17, 2016 and contractual rent steps through September 30, 2017.

A-3-111

MIDDLETOWN COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Louisville, Kentucky	Cut-off Date Principal Balance		$35,512,500
Property Type	Retail	Cut-off Date Principal Balance per SF		$150.26
Size (SF)	236,341	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 8/30/2016	99.3%	Number of Related Mortgage Loans(1)		4
Owned Occupancy as of 8/30/2016	99.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate		4.2000%
Appraised Value	$47,350,000	Original Term to Maturity (Months)(2)		121
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)(2)		37
		Borrower Sponsor(3)	George B. Tomlin
Underwritten Revenues	$3,795,160
Underwritten Expenses	$788,916	Escrows
Underwritten Net Operating Income (NOI)	$3,006,244		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,829,690	Taxes	$140,998	$11,171
Cut-off Date LTV Ratio	75.0%	Insurance	$0	$0
Maturity Date LTV Ratio	65.2%	Replacement Reserves(4)	$0	$2,954
DSCR Based on Underwritten NOI / NCF	1.44x / 1.36x	TI/LC(5)	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF	8.5% / 8.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,512,500	98.6%	Loan Payoff	$35,199,636	97.7%
Principal’s New Cash Contribution	510,160	1.4	Closing Costs	682,027	1.9
			Reserves	140,998	0.4

Total Sources	$36,022,660	100.0%	Total Uses	$36,022,660	100.0%

(1)	The borrower sponsor for the Middletown Commons Loan is also the borrower sponsor for the Strong Station Loan, Crossings of Hoover Loan and Vestavia Commons Loan.
(2)	Under the terms of the Middletown Commons Loan documents, the first due date for the related loan is November 6, 2016, however the initial and remaining loan term are based on an assumed first due date in October 2016, which results in a period that is one month longer than the actual term.
(3)	George B. Tomlin is the non-recourse carveout guarantor under the Middletown Commons Loan.
(4)	Replacement reserves are capped at $177,256.
(5)	TI/LC reserves are capped at $300,000.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Middletown Commons Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Anchor Tenant Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Anchors
Academy Sports	NR / NR / NR	71,824	30.4%	Yes	$718,240	$10.00	2/28/2030	NA	NA	4, 5-year options
Hobby Lobby	NR / NR / NR	55,000	23.3	Yes	$635,250	$11.55	2/28/2030	NA	NA	3, 5-year options
Total Anchors		126,824	53.7%

Jr. Anchors
Ross Dress for Less	NR / A3 / A-	25,000	10.6%	Yes	$388,357	$15.53	1/31/2026	NA	NA	4, 5-year options
Liquor Barn	NR / NR / NR	22,000	9.3	Yes	$368,500	$16.75	5/31/2025	NA	NA	3, 5-year options
Total Jr. Anchors		47,000	19.9%

Occupied In-line		60,917	25.8%		$1,645,248	$27.01
Vacant Spaces		1,600	0.7%		$0	$0.00

Total Owned SF		236,341	100.0%
Total SF		236,341	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

A-3-112

MIDDLETOWN COMMONS

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Middletown Commons Property based on underwritten base rent:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Academy Sports	NR / NR / NR	71,824	30.4%	$718,240	21.8%	$10.00	2/28/2030	NA	NA	4, 5-year options
Hobby Lobby	NR / NR / NR	55,000	23.3	495,000	15.0	9.00	2/28/2030	NA	NA	3, 5-year options
Ross Dress for Less	NR / A3 / A-	25,000	10.6	312,500	9.5	12.50	1/31/2026	NA	NA	4, 5-year options
Liquor Barn	NR / NR / NR	22,000	9.3	302,500	9.2	13.75	5/31/2025	NA	NA	3, 5-year options
Five Below	NR / NR / NR	8,000	3.4	132,000	4.0	16.50	3/31/2025	NA	NA	2, 5-year options
Joella’s	NR / NR / NR	5,000	2.1	125,000	3.8	25.00	6/30/2020	NA	NA	2, 5-year options
Rack Room Shoes	NR / NR / NR	6,000	2.5	103,500	3.1	17.25	3/31/2020	$119	17.1%	3, 5-year options
Yang Kee Noodle	NR / NR / NR	3,000	1.3	93,000	2.8	31.00	6/30/2020	NA	NA	3, 5-year options
Rue 21	NR / NR / NR	5,000	2.1	83,400	2.5	16.68	1/31/2021	NA	NA	3, 5-year options
Chipotle	NR / NR / NR	2,400	1.0	81,600	2.5	34.00	6/30/2025	NA	NA	4, 5-year options
Ten Largest Tenants		203,224	86.0%	$2,446,740	74.4%	$12.04
Remaining Owned Tenants		31,517	13.3	843,685	25.6	26.77
Vacant Spaces (Owned Space)		1,600	0.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		236,341	100.0%	$3,290,425	100.0%	$14.02

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Middletown Commons Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	36,400	15.4	15.4%	907,500	27.6	24.93	14
2021	14,117	6.0	21.4%	341,085	10.4	24.16	6
2022	0	0.0	21.4%	0	0.0	0.00	0
2023	0	0.0	21.4%	0	0.0	0.00	0
2024	0	0.0	21.4%	0	0.0	0.00	0
2025	32,400	13.7	35.1%	516,100	15.7	15.93	3
2026	25,000	10.6	45.7%	312,500	9.5	12.50	1
2027 & Thereafter	126,824	53.7	99.3%	1,213,240	36.9	9.57	2
Vacant	1,600	0.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	236,341	100.0%		$3,290,425	100.0%	$14.02	26

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Middletown Commons Property:

Historical Leased %(1)(2)

As of 8/30/2016
99.3%

(1)	Historical information for the Middletown Commons Property is unavailable because it was built in 2015.
(2)	As provided by the borrower.

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MIDDLETOWN COMMONS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Middletown Commons Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,290,425	$13.92
Gross Up Vacancy	46,400	0.20
Total Rent	$3,336,825	$14.12
Total Reimbursables	642,981	2.72
Other Revenue	15,100	0.06
Less Vacancy & Credit Loss	(199,745)	(0.85)
Effective Gross Income	$3,795,160	$16.06

Total Operating Expenses	$788,916	$3.34

Net Operating Income	$3,006,244	$12.72
TI/LC	141,103	0.60
Capital Expenditures	35,451	0.15
Net Cash Flow	$2,829,690	$11.97

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical information for the Middletown Commons Property is unavailable because it was built in 2015.
(3)	Underwritten cash flow based on contractual rents as of August 30, 2016 and contractual rent steps through September 1, 2017.

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A-3-115

SHOPPES AT RIO GRANDE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Edinburg, Texas	Cut-off Date Principal Balance		$32,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$70.62
Size (SF)	460,195	Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 5/1/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008, 2012, 2015 / NAP	Mortgage Rate		4.6040%
Appraised Value	$43,550,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
		Borrower Sponsor(4)	First Hartford Corporation
Underwritten Revenues	$4,320,933
Underwritten Expenses	$1,437,738	Escrows
Underwritten Net Operating Income (NOI)	$2,883,194		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,614,404	Taxes	$267,660	$24,982
Cut-off Date LTV Ratio(1)	72.3%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	57.9%	Replacement Reserves	$0	$5,923
DSCR Based on Underwritten NOI / NCF(3)	1.49x / 1.35x	TI/LC(5)	$0	$8,333
Debt Yield Based on Underwritten NOI / NCF(1)	9.2% / 8.3%	Other(6)	$1,100,000	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$32,500,000	98.6%	Loan Payoff	$31,030,767	94.2%
Principal’s New Cash Contribution	458,480	1.4	Reserves	1,367,660	4.1
			Closing Costs	560,052	1.7

Total Sources	$32,958,480	100.0%	Total Uses	$32,958,480	100.0%

(1)	The Cut-off Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF are calculated based on the loan amount without the earnout of $1,000,000. Inclusive of the earnout, the Cut-off Date LTV Ratio is 74.6% and the Debt Yield Based on Underwritten NOI / NCF are 8.9% and 8.0%, respectively.

(2)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $46,800,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 62.3%.

(3)	The DSCR Based on Underwritten NOI / NCF is calculated using the annual debt service for the mortgage loan calculated on the Cut-off-Date Balance net of the $1,000,000 earnout reserve taken at origination. The DSCR Based on Underwritten NOI / NCF without making this adjustment are 1.44x and 1.31x, respectively.

(4)	First Hartford Corporation and Neil H. Ellis are the non-recourse carveout guarantors under the Shoppes at Rio Grande Loan.

(5)	TI/LC reserve is capped at $500,000.

(6)	Other reserve represents an earnout and a potential yield maintenance reserve. Funds will be held in escrow until the borrower has achieved a debt yield of 8.3% on the fully funded amount and a lease renewal of no less than five years from both Burlington Coat Factory and TJMaxx for equal or greater rent. If such conditions are not satisfied by September 7, 2018, the reserve is required to be applied to prepay the mortgage loan and the related yield maintenance for such prepayment.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Shoppes at Rio Grande Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
JCPenney (GL)	NR / NR / B	103,507	22.5%	Yes	$127,526	$1.23	7/31/2038	NA	NA	7, 10-year options
Burlington Coat Factory	NR / NR / NR	80,241	17.4	Yes	$949,480	$11.83	1/31/2019	$180	6.6%	5, 5-year options
Academy Sports	NR / NR / NR	77,182	16.8	Yes	$666,581	$8.64	1/31/2024	NA	NA	3, 5-year options
Ross Dress for Less(3)	NR / A3 / A-	30,187	6.6	Yes	$259,315	$8.59	1/31/2020	$430	2.0%	4, 5-year options
Big Lots	NR / NR / BBB	30,000	6.5	Yes	$340,646	$11.35	1/31/2023	NA	NA	4, 5-year options
TJMaxx	NR / A2 / A+	26,000	5.6	Yes	$352,639	$13.56	10/31/2018	$336	4.0%	4, 5-year options
Total Anchors		347,117	75.4%

Jr. Anchors
Burke’s Outlet	NR / NR / NR	21,600	4.7%	Yes	$202,050	$9.35	1/31/2023	$41	22.9%	5, 5-year options
Petco	NR / NR / NR	12,625	2.7	Yes	$220,210	$17.44	1/31/2023	NA	NA	3, 5-year options
Party City	NR / NR / NR	12,000	2.6	Yes	$205,367	$17.11	1/31/2023	NA	NA	3, 5-year options
Melrose	NR / NR / NR	10,500	2.3	Yes	$118,832	$11.32	12/31/2017	NA	NA	3, 5-year options
Ulta	NR / NR / NR	10,089	2.2	Yes	$193,568	$19.19	11/30/2025	NA	NA	3, 5-year options
Total Jr. Anchors		66,814	14.5%

Occupied In-line		46,264	10.1%		$950,175	$20.54
Vacant Spaces		0	0.0%		$0	$0.00

Total Owned SF		460,195	100.0%
Total SF		460,195	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tenant sales per SF are as of June 30, 2016.

(3)	Ross Dress for Less is currently paying total rent based on 2% of gross sales until additional construction at the Shoppes at Rio Grande Property is complete.

A-3-116

SHOPPES AT RIO GRANDE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Shoppes at Rio Grande Property based on underwritten base rent:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Burlington Coat Factory	NR / NR / NR	80,241	17.4%	$682,049	19.6%	$8.50	1/31/2019	$180	6.6%	5, 5-year options
Academy Sports	NR / NR / NR	77,182	16.8	517,119	14.9	6.70	1/31/2024	NA	NA	3, 5-year options
TJMaxx	NR / A2 / A+	26,000	5.6	273,000	7.9	10.50	10/31/2018	$336	4.0%	4, 5-year options
Ross Dress for Less	NR / A3 / A-	30,187	6.6	259,315	7.5	8.59	1/31/2020	$430	2.0%	4, 5-year options
Big Lots	NR / NR / BBB	30,000	6.5	240,000	6.9	8.00	1/31/2023	NA	NA	4, 5-year options
Petco	NR / NR / NR	12,625	2.7	176,750	5.1	14.00	1/31/2023	NA	NA	3, 5-year options
Party City	NR / NR / NR	12,000	2.6	168,000	4.8	14.00	1/31/2023	NA	NA	3, 5-year options
Ulta	NR / NR / NR	10,089	2.2	161,424	4.6	16.00	11/30/2025	NA	NA	3, 5-year options
Shoe Department	NR / NR / NR	7,125	1.5	148,913	4.3	20.90	10/31/2018	$161	15.7%	2, 5-year options
Burke’s Outlet	NR / NR / NR	21,600	4.7	135,000	3.9	6.25	1/31/2023	$41	22.9%	5, 5-year options
Ten Largest Tenants		307,049	66.7%	$2,761,570	79.4%	$8.99
Remaining Owned Tenants		153,146	33.3	715,578	20.6	4.67
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		460,195	100.0%	$3,477,148	100.0%	$7.56

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The following table presents certain information relating to the lease rollover schedule at the Shoppes at Rio Grande Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	10,500	2.3	2.3%	84,000	2.4	8.00	1
2018	41,125	8.9	11.2%	528,313	15.2	12.85	3
2019	80,241	17.4	28.7%	682,049	19.6	8.50	1
2020	46,605	10.1	38.8%	499,313	14.4	10.71	3
2021	4,256	0.9	39.7%	68,096	2.0	16.00	1
2022	6,839	1.5	41.2%	115,546	3.3	16.90	2
2023	79,851	17.4	58.5%	821,278	23.6	10.29	5
2024	77,182	16.8	75.3%	517,119	14.9	6.70	1
2025	10,089	2.2	77.5%	161,424	4.6	16.00	1
2026	0	0.0	77.5%	0	0.0	0.00	0
2027 & Thereafter	103,507	22.5	100.0%	10	0.0	0.00	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	460,195	100.0%		$3,477,148	100.0%	$7.56	19

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Shoppes at Rio Grande Property:

Historical Leased %(1)

2014	2015	As of 5/1/2016
95.7%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

A-3-117

SHOPPES AT RIO GRANDE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shoppes at Rio Grande Property:

Cash Flow Analysis(1)

	2014	2015	TTM 4/30/2016	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,842,744	$2,962,175	$3,088,199	$3,477,148	$7.56
Total Reimbursables	1,048,925	1,253,350	1,231,297	1,109,241	2.41
Total Rent	$3,891,669	$4,215,525	$4,319,496	$4,586,389	$9.97
Less Vacancy & Credit Loss	0	0	0	(265,456)	(0.58)
Effective Gross Income	$3,891,669	$4,215,525	$4,319,496	$4,320,933	$9.39

Total Operating Expenses	$1,352,694	$1,411,682	$1,468,849	$1,437,738	$3.12

Net Operating Income	$2,538,976	$2,803,843	$2,850,647	$2,883,194	$6.27
TI/LC	0	0	0	197,711	0.43
Capital Expenditures	0	0	0	71,080	0.15
Net Cash Flow	$2,538,976	$2,803,843	$2,850,647	$2,614,404	$5.68

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of May 1, 2016 and contractual rent steps through September 30, 2017.

A-3-118

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A-3-119

EMBASSY SUITES PORTLAND AIRPORT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Portland, Oregon	Cut-off Date Principal Balance(3)		$30,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$229,561.75
Size (Rooms)	251	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 6/30/2016	84.0%	Number of Related Mortgage Loans(4)		3
Owned Occupancy as of 6/30/2016	84.0%	Type of Security		Leasehold
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate		3.9355%
Appraised Value	$86,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
		Borrower Sponsor(5)	Atrium Finance V, LLC
Underwritten Revenues	$17,835,906
Underwritten Expenses	$10,153,698
Underwritten Net Operating Income (NOI)	$7,682,208	Escrows
Underwritten Net Cash Flow (NCF)	$6,968,772		Upfront	Monthly
Cut-off Date LTV Ratio(1)	67.0%	Taxes	$389,616	$43,291
Maturity Date LTV Ratio(1)(2)	48.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.35x / 2.13x	FF&E	$0	$26,056
Debt Yield Based on Underwritten NOI / NCF(1)	13.3% / 12.1%	Other(6)	$62,500	$275,000

Sources and Uses

Sources	$	%	Uses	$	%
Whole Loan Amount	$57,620,000	99.8%	Loan Payoff(7)	$57,065,989	98.8%
Principal’s New Cash Contribution	141,258	0.2	Reserves	452,116	0.8
			Closing Costs	243,152	0.4

Total Sources	$57,761,258	100.0%	Total Uses	$57,761,258	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Embassy Suites Portland Airport Whole Loan.

(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $102,500,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $86,000,000 is 57.9%. The stabilization date set forth in the appraisal for the Embassy Suites Portland Airport Property is July 15, 2018.

(3)	The Cut-off Date Principal Balance of $30,000,000 represents the controlling note A-1 of a $57,620,000 whole loan evidenced by two pari passu notes.

(4)	The borrower sponsor for the Embassy Suites Portland Airport Whole Loan is also the borrower sponsor for the Embassy Suites Raleigh-Durham Research Triangle Loan and the Capitol Plaza Hotel Topeka Loan. Affiliates of the borrower sponsor are involved in certain litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

(5)	Atrium Leveraged Loan Fund, LLC is the non-recourse carveout guarantor under the Embassy Suites Portland Airport Whole Loan.

(6)	Upfront other reserve represents a ground lease reserve, and monthly other reserve represents a PIP reserve.

(7)	The Embassy Suites Portland Airport Property was part of a portfolio with an outstanding principal balance of approximately $233 million as of July 1, 2016. The loan payoff amount for the Embassy Suites Portland Airport Loan represents an estimated allocated amount used to pay off the prior debt balance as of July 1, 2016 and implied equity contribution.

2015 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Embassy Suites Portland Airport	55%	22%	23%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Embassy Suites Portland Airport Property and various market segments, as provided in a May 2016 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM May 2016	109.6%	125.5%	137.6%
TTM May 2015	115.0%	125.1%	143.8%
TTM May 2014	116.6%	126.5%	147.5%

(1)	Source: May 2016 travel research report.

A-3-120

EMBASSY SUITES PORTLAND AIRPORT

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Embassy Suites Portland Airport Property:

Embassy Suites Portland Airport(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	82.1%	82.8%	82.1%	84.0%
ADR	$136.71	$147.23	$160.34	$166.11
RevPAR	$112.28	$121.86	$131.58	$139.57

(1)	As provided by the borrower and represents averages for the indicated periods.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Embassy Suites Portland Airport Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$10,286,180	$11,133,721	$11,988,424	$12,716,286	$12,786,386	$50,942
Food & Beverage Revenue	4,209,088	4,348,229	4,653,606	4,573,756	4,598,969	18,323
Other Operating Departments Revenue	127,237	367,751	411,759	271,909	273,408	1,089
Other Revenue	99,271	49,600	85,921	176,172	177,143	706
Total Revenue	$14,721,776	$15,899,301	$17,139,710	$17,738,123	$17,835,906	$71,059

Room Expense	$2,130,037	$2,523,266	$2,535,626	$2,637,916	$2,652,458	$10,568
Food & Beverage Expense	1,917,136	1,922,230	1,964,269	1,922,099	1,932,695	7,700
Other Operating Departments Expense	182,001	165,871	180,722	184,064	185,079	737
Total Departmental Expense	$4,229,174	$4,611,367	$4,680,617	$4,744,079	$4,770,231	$19,005
Total Undistributed Expense	3,986,037	3,900,919	3,949,960	4,140,198	4,518,931	18,004
Total Fixed Expense	778,181	814,853	844,928	864,535	864,535	3,444
Total Operating Expenses	$8,993,392	$9,327,139	$9,475,505	$9,748,812	$10,153,698	$40,453

Net Operating Income	$5,728,384	$6,572,162	$7,664,205	$7,989,311	$7,682,208	$30,606
FF&E	0	0	0	0	713,436	2,842
Net Cash Flow	$5,728,384	$6,572,162	$7,664,205	$7,989,311	$6,968,772	$27,764

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

A-3-121

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	540 West Madison Special Servicer	Operating Advisor / Asset Representations Reviewer
GS Mortgage Securities Corporation II	Midland Loan Services, a Division of	Rialto Capital Advisors, LLC	Trimont Real Estate Advisors, LLC	Pentalpha Surveillance LLC
	PNC Bank, National Association	730 NW 107th Avenue, Suite 400	3500 Lenox Road	375 North French Road
200 West Street		Miami, FL 33172	Suite G1	Suite 100
New York, NY 10282	10851 Mastin Street, Suite 300		Atlanta, GA 30326	Amherst, NY 14228
Overland Park, KS 66210

Contact:
Contact: Leah Nivison	Contact: Heather Wagner	Thekla Salzman	Contact:	Contact: Don Simon
Phone Number: (212) 902-1000	Phone Number: (913) 253-9570	Phone Number: (305) 229-6465	Trustadvisor@trimontrea.com	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WM-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WM-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-WM		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2) The initial certificate balance of the Class A-S, Class B, and Class C certificates represents the certificate balance of such class without giving effect to any exchanges. For details on the current status and payments of Class PEZ, see page 4.

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
WM-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
WM-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-WM		0.00000000	0.00000000	0.00000000	0.00000000

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PEZ Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
PEZ		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-WM	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WM-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WM-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
Controlling Class Information			Reduction	ASER	App. Red.
Controlling Class:			Effected	Amount	Date
Effective as of: mm/dd/yyyy

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Represenations Reviewer Fee - Pentalpha Surveillance	0.00
Extension Interest	0.00		LLC
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Total Fees		0.00
			Additional Trust Fund Expenses:
Principal:			Reimbursement for Interest on Advances	0.00
Scheduled Principal	0.00		ASER Amount	0.00
Unscheduled Principal	0.00		Special Servicing Fee	0.00
Principal Prepayments	0.00		Rating Agency Expenses	0.00
Collection of Principal after Maturity Date	0.00		Attorney Fees & Expenses	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Bankruptcy Expense	0.00
Excess of Prior Principal Amounts paid	0.00		Taxes Imposed on Trust Fund	0.00
Curtailments	0.00		Non-Recoverable Advances	0.00
Negative Amortization	0.00		Other Expenses	0.00
Principal Adjustments	0.00		Total Additional Trust Fund Expenses		0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	GS Mortgage Securities Trust 2016-GS3 Commercial Mortgage Pass-Through Certificates Series 2016-GS3	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	10/12/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/6/16

Supplemental Reporting

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of [____] (the “Pooling and Servicing Agreement”), among [_______].
Transaction: GS Mortgage Securities Trust 2016-GS3, Commercial Mortgage Pass-Through Certificates, Series 2016-GS3
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: [_______]
Directing Holder: [_______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List applicable mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	[During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].]

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

a.	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented in this report, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus.

The MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, any Other PSA with respect to a Non-Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s

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realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy

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for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected

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pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the

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related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

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All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage

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Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de

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minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan)outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the

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related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a

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substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all

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rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b) The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e) The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f) The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice,

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would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h) The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j) Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use

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or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or the related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute

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(“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained in the Mortgage Loan Schedule.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan no Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex D-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

D-1-14

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(5) Lien; Valid Assignment	10 Hudson Yards (Loan No. 1)	The Mortgaged Property is encumbered by three payments in lieu of taxes (“PILOT”) mortgages, in the maximum aggregate amount of $475,000,000, which secure the related Mortgagor’s obligation to pay the payments in lieu of New York City real property taxes under the sublease with the New York City Industrial Development Agency. The PILOT mortgages are senior in priority to the related Mortgage. The PILOT mortgages also contain an assignment of leases and rents senior to the Assignment of Leases and rents with respect to the related Mortgage Loan.

(5) Lien; Valid Assignment	Shoppes at Rio Grande (Loan No. 14)	Protective Life Insurance Company has a right of first refusal in conjunction with the sale of the Mortgaged Property pursuant to the terms of an unrecorded document titled the Additional Interests Agreement. The related rights are not applicable in the context of a foreclosure or other transfer of the Mortgaged Property pursuant to the exercise of remedies under the related loan documents and shall not longer have any force and effect after a transfer as described above.

(6) Permitted Liens; Title Insurance	10 Hudson Yards (Loan No. 1)	See exception to Representation #5 above.

(6) Permitted Liens; Title Insurance	Shoppes at Rio Grande (Loan No. 14)	See exception to Representation #5 above.

(8) Assignment of Leases and Rents	10 Hudson Yards (Loan No. 1)	See exception to Representation #5 above.

(11) Taxes and Assessments	Shoppes at Rio Grande (Loan No. 14)	The tenant doing business as Academy Sports is entitled to pay taxes attributable to its leased premises directly to the taxing authority.

(13) Actions Concerning Mortgage Loan	Embassy Suites Raleigh-Durham Research Triangle (Loan No. 11) Embassy Suites Portland Airport (Loan No. 15) Capitol Plaza Hotel Topeka (Loan No. 28)	There is ongoing litigation between affiliates of the Mortgagor and the JQH Trust (which has filed for bankruptcy) relating to a portfolio of assets once jointly owned by such trust and such affiliates, which portfolio included each related Mortgaged Property. Neither the related Mortgagors nor the non-recourse guarantors are parties to such litigation.

D-2-1

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(16) Insurance

All Mortgage Loans Originated by GSMC and GSCRE except for:

10 Hudson Yards
(Loan No. 1)

540 West Madison
(Loan No. 2)

U.S. Industrial Portfolio
(Loan No. 3)

Hamilton Place
(Loan No. 5)

Panorama Corporate Center
(Loan No. 6)

South Valley Plaza (No. 22)

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the Mortgage Loan, instead of the then outstanding principal amount of the Mortgage Loan.

(16) Insurance

540 West Madison (Loan No. 2)

The Falls (Loan No. 4)

Embassy Suites Raleigh-Durham Research Triangle (Loan No. 11)

Embassy Suites Portland Airport (Loan No. 15)

Capitol Plaza Hotel Topeka (Loan No. 28)

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is a fixed amount, instead of the then outstanding principal amount of the Mortgage Loan.

(16) Insurance	540 West Madison (Loan No. 2)

All policies are required to be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such issuer, at least, “A:VIII” by AM Best) (provided that all such insurers are required to have ratings of not less than “BBB+” by S&P and, if such insurer is rated by Moody’s, “Baa1” by Moody’s). Notwithstanding the foregoing, the Mortgagor is permitted to continue to utilize Ironshore Indemnity Inc. (“Ironshore”), rated “Baa1” by Moody’s and “A: XIV” by A.M. Best, under the Mortgagor’s current policies as of the origination date provided that (1) neither of the ratings of Ironshore is withdrawn or downgraded below the origination date and (2) at renewal of the current policy term on December 31, 2016, the Mortgagor is required to replace Ironshore with an insurance company meeting the rating requirements set forth above.

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is $10,000,000 instead of 5% of the then outstanding principal amount of the Mortgage Loan.

(16) Insurance	U.S. Industrial Portfolio (Loan No. 3)	All policies are required to be issued by one or more insurers having a rating of at least “A-” by S&P, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such carriers have claims-paying ability ratings of not less than “BBB+” by S&P and “A: X” by A.M. Best.

D-2-2

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(16) Insurance	The Falls (Loan No. 4)	All policies are required to be issued (i) if there is only one insurance company issuing the policies, “A” or better with S&P, (ii) if there is more than one, but less than five, insurance companies collectively issuing the policies, 75% or more of the insured amount is required to have a claims paying ability rating of “A” or better with S&P and the remaining 25% (or lesser remaining amount) of which is required to have a claims paying ability rating of “BBB” or better with S&P or (iii) if there are five or more insurance companies collectively issuing the policies, 60% or more of the insured amount is required to have a claims paying ability rating of “A” or better and the remaining 40% (or lesser remaining amount) a rating of “BBB” or better with S&P. Notwithstanding the foregoing, the Mortgagor may continue to use Starr Surplus Lines Insurance Company in its respective position and participation amount within the syndicate, provided that, Starr Surplus Lines Insurance Company maintains a rating of “A: XV” or better with A.M. Best. In the event the rating of such insurer is withdrawn or downgraded below a rating of “A: XV” with A.M. Best, the Mortgagor is required to promptly notify the lender and replace such insurer with an insurance company meeting the rating requirements set forth under the Mortgage Loan documents. Notwithstanding anything to the contrary, the Mortgagor may maintain the insurance coverage described in and required by the Mortgage Loan documents with the insurer(s) under the policies substantially similar to those evidenced in the certificates of insurance delivered to and approved by the lender on the origination date, provided that such insurer(s) maintain no less than the claims paying ability rating applicable thereto by S&P as outlined above (or by A.M. Best to the extent permitted under the Mortgage Loan documents and in effect on the origination date).

(16) Insurance	Hamilton Place (Loan No. 5)

All policies are required to be issued by one or more insurers having a rating of at least “A: VIII” by A.M. Best and “A-” by S&P, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such carriers have claims-paying ability ratings of not less than “BBB+” by S&P.

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 7.5% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the then outstanding principal amount of the Mortgage Loan.

(16) Insurance	Veritas Multifamily Pool 1 (Loan No. 7) Veritas Multifamily Pool 2 (Loan No. 17)	All policies are required to be issued by one or more insurers having a rating of at least “A” by S&P, “A” by Fitch to the extent Fitch rates the Certificates and rates the insurance company, and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such insurers are required to have ratings of not less than “BBB+” by S&P, “BBB+” by Fitch to the extent Fitch rates the Certificates and rates the insurance company, and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best)).

(16) Insurance	Hilton Irvine (Loan No. 8) Eagle View Apartments (Loan No. 10) Shoppes at Rio Grande (Loan No. 14) Residence Inn and SpringHill Suites North Shore (Loan No. 16)	All policies are required to be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

D-2-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(16) Insurance	345 West 14th Street (Loan No. 19)	The Mortgagor may rely on the insurance provided by the condominium association.

(16) Insurance	South Valley Plaza (Loan No. 22)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 6% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the then outstanding principal amount of the Mortgage Loan.

(17) Access; Utilities; Separate Tax Lots	U.S. Industrial Portfolio (Loan No. 3)	One Mortgagor previously owned a vacant, non-income producing outparcel adjacent to the Mortgaged Property. The outparcel is not a separate tax lot however, (i) the Mortgagor is required to cause a separate tax lot to be established prior to any applicable deadline for accomplishing the same prior to the 2017 tax year, and (ii) the Mortgagor has reserved with the lender the amount of taxes payable with respect to such parcel over the ensuing 12 months. The lender may require that the Mortgagor replenish such escrow (in an amount reasonably estimated by the lender) on each subsequent anniversary of the origination date, until such evidence of separate tax parcel is delivered to the lender.

(24) Local Law Compliance	Veritas Multifamily Pool 1 (Loan No. 7)	Two Mortgaged Properties have units that are nonconforming as to use: • 2600 Van Ness Avenue • 124 Mason Street

(24) Local Law Compliance	Veritas Multifamily Pool 2 (Loan No. 17)	One Mortgaged Property has units that are nonconforming as to use: • 947 Bush Street

(25) Licenses and Permits	10 Hudson Yards (Loan No. 1)	As of the origination date of the Mortgage Loan, the Mortgagor had received temporary certificates of occupancy covering the core and shell of the building, and the premises currently leased and occupied by Coach, Inc., L’Oreal USA, Inc. and VaynerMedia. There are currently no certificates of occupancy (temporary or permanent) for the remaining leased premises, which are under construction.

(26) Recourse Obligations	10 Hudson Yards (Loan No. 1)	There is no guarantor related to the Mortgage Loan.

(26) Recourse Obligations	U.S. Industrial Portfolio (Loan No. 3)	Recourse carveouts do not include misappropriation of condemnation proceeds.

(26) Recourse Obligations	The Falls (Loan No. 4)	For so long as Simon Property Group, L.P. is the guarantor under the guaranty and indemnitor under the environmental indemnity, the recourse liability of guarantor under such documents is required to be limited to 20% of the Whole Loan as of the origination date and all of the reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty and the environmental indemnity.

(26) Recourse Obligations	Hamilton Place (Loan No. 5)	Recourse for prohibited transfers of the Mortgaged Property or equity interests in the Mortgagor is limited to actual damages (not full recourse).

(27) Mortgage Releases	Veritas Multifamily Pool 1 (Loan No. 7) Veritas Multifamily Pool 2 (Loan No. 17)	Defeasance and partial release prices are as follows: (i) 105% of the allocated loan amount until 5% of the original balance of the Mortgage Loan is defeased; then (ii) 110% of the allocated loan amount until 20% of the original balance of the Mortgage Loan is defeased and (iii) thereafter, 115% of the allocated loan amount. Any release must comply with REMIC requirements.

D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(29) Acts of Terrorism Exclusion	The Falls (Loan No. 4)	The terrorism cap amount under the Mortgage Loan Agreement is an amount equal to 200% of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan Agreement (without giving effect to the cost of wind and flood components of such casualty and business interruption/rental loss insurance).

(30) Due on Sale or Encumbrance	540 West Madison (Loan No. 2)	The Loan Agreement permits future preferred equity incurred by an entity above the related Mortgagor and the mezzanine borrowers.

(30) Due on Sale or Encumbrance	The Falls (Loan No. 4)	There is no explicit requirement in the Loan Agreement for the Mortgagor to pay Rating Agency fees incurred with respect to a permitted transfer of interests in the Mortgagor, and the Mortgagor is only required to pay reasonable Rating Agency fees incurred with respect to an assumption of the Mortgaged Property.

(30) Due on Sale or Encumbrance	Veritas Multifamily Pool 1 (Loan No. 7) Veritas Multifamily Pool 2 (Loan No. 17)	The Loan Agreement permits future preferred equity incurred by an entity above the related Mortgagor and the mezzanine borrowers.

(31) Single-Purpose Entity	U.S. Industrial Portfolio (Loan No. 3)	One Mortgagor previously owned a vacant, non-income producing outparcel adjacent to the Mortgaged Property. The outparcel is not a separate tax lot however, (i) the Mortgagor is required to cause a separate tax lot to be established prior to any applicable deadline for accomplishing the same prior to the 2017 tax year, and (ii) the Mortgagor has reserved with the lender the amount of taxes payable with respect to such parcel over the ensuing 12 months. The lender may require that the Mortgagor replenish such escrow (in an amount reasonably estimated by the lender) on each subsequent anniversary of the origination date, until such evidence of separate tax parcel is delivered to the lender.

(31) Single-Purpose Entity	Veritas Multifamily Pool 1 (Loan No. 7) South Congress (Loan No. 21) Central Parc at Heathrow (Loan No. 34)	The related Mortgagor previously owned one or more properties that are not part of the related Mortgaged Property.

(31) Single-Purpose Entity	Lincoln Corners (Loan No. 20)	The Mortgagor was previously an owner of the Mortgaged Property as a tenant in common and was subject to the terms of a related tenant-in-common agreement.

(31) Single-Purpose Entity	South Congress (Loan No. 21)	The Mortgagor previously owned certain real property prior to the origination date which is not collateral for the Mortgage Loan and does not comprise the Mortgaged Property.

(31) Single-Purpose Entity	Crossings of Hoover (Loan No. 27)	The Mortgagor previously owned two (2) lots located immediately adjacent to the Mortgaged Property.

(32) Defeasance	The Falls (Loan No. 4)	The Mortgagor is permitted to provide a certification from a defeasance consultant that defeasance collateral is sufficient to make all scheduled payments under the Note, rather than from an independent certified public accountant.

D-2-5

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(32) Defeasance	Veritas Multifamily Pool 1 (Loan No. 7) Veritas Multifamily Pool 2 (Loan No. 17)	Defeasance and partial release prices are as follows: (i) 105% of the allocated loan amount until 5% of the original balance of the Mortgage Loan is defeased; then (ii) 110% of the allocated loan amount until 20% of the original balance of the Mortgage Loan is defeased and (iii) thereafter, 115% of the allocated loan amount.

(34) Ground Leases	Embassy Suites Portland Airport (Loan No. 15)	(d) The ground lease under the Mortgage Loan may become subject to municipal bonds or ordinances or to agreements between the Port of Portland and the United States federal government.

(39) Organization of Mortgagor	Veritas Multifamily Pool 1 (Loan No. 7) Veritas Multifamily Pool 2 (Loan No. 17)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(39) Organization of Mortgagor	Embassy Suites Raleigh-Durham Research Triangle (Loan No. 11) Embassy Suites Portland Airport (Loan No. 15) Capitol Plaza Hotel Topeka (Loan No. 28)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(39) Organization of Mortgagor	Middletown Commons (Loan No. 13) Strong Station (Loan No. 23) Crossings of Hoover (Loan No. 27) Vestavia Commons (Loan No. 30)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(40) Environmental Conditions	10 Hudson Yards (Loan No. 1)	The Phase I environmental site assessment identified an above-ground storage tank at the Mortgaged Property that the Mortgagor is required to register with the New York State Department of Environmental Conservation, and recommended that the Mortgagor obtain a Notice of Satisfaction from the New York City Office of Environmental Remediation satisfying the “E-Designation” received by the Mortgaged Property in connection with the rezoning process.

(41) Appraisal	U.S. Industrial Portfolio (Loan No. 3)	The related appraisals are each dated December 15, 2015, which is more than 6 months prior to the Mortgage Loan origination date.

D-2-6

ANNEX E

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance ($)	Distribution Date	Balance ($)
Closing Date	57,066,000.00	06/10/2021	53,618,843.73
10/10/2016	57,066,000.00	07/10/2021	52,749,912.71
11/10/2016	57,066,000.00	08/10/2021	51,929,080.32
12/10/2016	57,066,000.00	09/10/2021	51,105,343.19
01/10/2017	57,066,000.00	10/10/2021	50,183,680.87
02/10/2017	57,066,000.00	11/10/2021	49,313,407.85
03/10/2017	57,066,000.00	12/10/2021	48,385,562.74
04/10/2017	57,066,000.00	01/10/2022	47,508,904.68
05/10/2017	57,066,000.00	02/10/2022	46,629,137.77
06/10/2017	57,066,000.00	03/10/2022	45,583,594.16
07/10/2017	57,066,000.00	04/10/2022	44,696,967.99
08/10/2017	57,066,000.00	05/10/2022	43,753,172.89
09/10/2017	57,066,000.00	06/10/2022	42,860,041.75
10/10/2017	57,066,000.00	07/10/2022	41,909,901.56
11/10/2017	57,066,000.00	08/10/2022	41,010,217.74
12/10/2017	57,066,000.00	09/10/2022	40,107,339.58
01/10/2018	57,066,000.00	10/10/2022	39,147,691.55
02/10/2018	57,066,000.00	11/10/2022	38,238,189.24
03/10/2018	57,066,000.00	12/10/2022	37,272,079.88
04/10/2018	57,066,000.00	01/10/2023	36,355,904.84
05/10/2018	57,066,000.00	02/10/2023	35,436,474.24
06/10/2018	57,066,000.00	03/10/2023	34,354,488.68
07/10/2018	57,066,000.00	04/10/2023	33,427,916.31
08/10/2018	57,066,000.00	05/10/2023	32,445,157.66
09/10/2018	57,066,000.00	06/10/2023	31,511,787.34
10/10/2018	57,066,000.00	07/10/2023	30,522,397.85
11/10/2018	57,066,000.00	08/10/2023	29,582,179.73
12/10/2018	57,066,000.00	09/10/2023	28,638,616.76
01/10/2019	57,066,000.00	10/10/2023	27,639,284.77
02/10/2019	57,066,000.00	11/10/2023	26,688,799.24
03/10/2019	57,066,000.00	12/10/2023	25,682,714.85
04/10/2019	57,066,000.00	01/10/2024	24,725,255.98
05/10/2019	57,066,000.00	02/10/2024	23,764,388.24
06/10/2019	57,066,000.00	03/10/2024	22,696,253.92
07/10/2019	57,066,000.00	04/10/2024	21,728,142.93
08/10/2019	57,066,000.00	05/10/2024	20,704,866.71
09/10/2019	57,066,000.00	06/10/2024	19,729,653.07
10/10/2019	57,066,000.00	07/10/2024	18,699,448.80
11/10/2019	57,066,000.00	08/10/2024	17,717,080.40
12/10/2019	57,066,000.00	09/10/2024	16,731,210.62
01/10/2020	57,066,000.00	10/10/2024	15,690,611.76
02/10/2020	57,066,000.00	11/10/2024	14,697,509.05
03/10/2020	57,066,000.00	12/10/2024	13,649,855.06
04/10/2020	57,066,000.00	01/10/2025	12,649,466.34
05/10/2020	57,066,000.00	02/10/2025	11,645,509.31
06/10/2020	57,066,000.00	03/10/2025	10,485,860.86
07/10/2020	57,066,000.00	04/10/2025	9,474,159.77
08/10/2020	57,066,000.00	05/10/2025	8,408,365.72
09/10/2020	57,066,000.00	06/10/2025	7,389,242.14
10/10/2020	57,066,000.00	07/10/2025	6,316,208.06
11/10/2020	57,066,000.00	08/10/2025	5,289,607.52
12/10/2020	57,066,000.00	09/10/2025	4,259,341.28
01/10/2021	57,066,000.00	10/10/2025	3,175,438.09
02/10/2021	57,065,899.30	11/10/2025	2,137,613.13
03/10/2021	56,105,802.11	12/10/2025	1,046,337.02
04/10/2021	55,296,860.60	01/10/2026	897.86
05/10/2021	54,433,708.94	02/10/2026 and thereafter	0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	19
Risk Factors	55
Description of the Mortgage Pool	133
Transaction Parties	246
Description of the Certificates	267
Description of the Mortgage Loan Purchase Agreement	307
Pooling and Servicing Agreement	317
Certain Legal Aspects of Mortgage Loans	425
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	442
Pending Legal Proceedings Involving Transaction Parties	443
Use of Proceeds	443
Yield, Prepayment and Maturity Considerations	443
Material Federal Income Tax Considerations	458
Certain State and Local Tax Considerations	472
Method of Distribution (Underwriter)	472
Incorporation of Certain Information by Reference	474
Where You Can Find More Information	474
Financial Information	474
Certain ERISA Considerations	475
Legal Investment	478
Legal Matters	479
Ratings	479
Index of Defined Terms	482

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$940,137,000
(Approximate)

GS Mortgage Securities
Corporation II

Depositor

GS Mortgage Securities Trust
2016-GS3

(Central Index Key Number 0001682405)

Issuing Entity

Commercial Mortgage Pass-Through

Certificates, Series 2016-GS3

Class A-1	$28,475,000
Class A-2	$77,052,000
Class A-3	$265,000,000
Class A-4	$320,243,000
Class A-AB	$57,066,000
Class X-A	$841,316,000
Class X-B	$53,417,000
Class A-S	$93,480,000
Class B	$53,417,000
Class PEZ	$192,301,000
Class C	$45,404,000

PROSPECTUS

Goldman, Sachs & Co.

Lead Manager and Sole Bookrunner

Academy Securities

Citigroup

Drexel Hamilton

Co-Managers

September 23, 2016